                                                Filed Pursuant to Rule 424(b)(5)
                                            Registration File No.: 333-105805-10

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 30, 2004)

                           $717,763,000 (APPROXIMATE)

                        [J.P. MORGAN CHASE LOGO OMITTED]

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                   DEPOSITOR

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-LN2

                              JPMORGAN CHASE BANK
                         NOMURA CREDIT & CAPITAL, INC.
                       LASALLE BANK NATIONAL ASSOCIATION
                              MORTGAGE LOAN SELLERS

                                ----------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2004-LN2 Commercial Mortgage Pass-Through Certificates,
which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 175 fixed rate mortgage loans secured by first liens on 208 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2004-LN2 certificates. The Series 2004-LN2 certificates are not obligations of J.P.
Morgan Chase Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the Series 2004-LN2 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                                ----------------

                                                                                   ASSUMED          EXPECTED
                       INITIAL CLASS     INITIAL APPROX.     PASS-THROUGH           FINAL           RATINGS       RATED FINAL
                        CERTIFICATE        PASS-THROUGH          RATE           DISTRIBUTION       (MOODY'S/     DISTRIBUTION
                        BALANCE (1)            RATE           DESCRIPTION         DATE (3)          S&P) (5)       DATE (3)
                      ---------------   -----------------   --------------   ------------------   -----------   --------------

Class A-1 .........    $222,090,000           4.4750%            Fixed       January 15, 2014      Aaa/AAA      July 15, 2041
Class A-2 .........    $430,265,000           5.1150%            Fixed        August 15, 2014      Aaa/AAA      July 15, 2041
Class B ...........    $ 29,589,000           5.2920%         Variable(6)     August 15, 2014      Aa2/AA       July 15, 2041
Class C ...........    $ 12,459,000           5.3320%         Variable(6)     August 15, 2014     Aa3/AA--      July 15, 2041
Class D ...........    $ 23,360,000           5.3910%         Variable(6)     August 15, 2014       A2/A        July 15, 2041

----------
(Footnotes to table on page S-7)

--------------------------------------------------------------------------------
 YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-30 OF THIS
 PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

 Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

 The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.
--------------------------------------------------------------------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE REGULATORS HAVE NOT
APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY
OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. J.P. MORGAN CHASE
COMMERCIAL MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON
ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES
ASSOCIATION.

     THE UNDERWRITERS, J.P. MORGAN SECURITIES INC., ABN AMRO INCORPORATED,
NOMURA SECURITIES INTERNATIONAL, INC. AND DEUTSCHE BANK SECURITIES INC. WILL
PURCHASE THE OFFERED CERTIFICATES FROM J.P. MORGAN CHASE COMMERCIAL MORTGAGE
SECURITIES CORP. AND WILL OFFER THEM TO THE PUBLIC AT NEGOTIATED PRICES, PLUS,
IN CERTAIN CASES, ACCRUED INTEREST, DETERMINED AT THE TIME OF SALE. J.P. MORGAN
SECURITIES INC., ABN AMRO INCORPORATED AND NOMURA SECURITIES INTERNATIONAL,
INC., ARE ACTING AS CO-LEAD MANAGERS FOR THIS OFFERING. DEUTSCHE BANK SECURITIES
INC. IS ACTING AS CO-MANAGER FOR THIS OFFERING. J.P. MORGAN SECURITIES INC. IS
ACTING AS SOLE BOOKRUNNER FOR THIS OFFERING.

     THE UNDERWRITERS EXPECT TO DELIVER THE OFFERED CERTIFICATES TO PURCHASERS
IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY
IN THE UNITED STATES AND CLEARSTREAM BANKING, SOCIeTe ANONYME AND EUROCLEAR
BANK, AS OPERATOR OF THE EUROCLEAR SYSTEM, IN EUROPE, AGAINST PAYMENT IN NEW
YORK, NEW YORK ON OR ABOUT AUGUST 20, 2004. WE EXPECT TO RECEIVE FROM THIS
OFFERING APPROXIMATELY 100.3% OF THE INITIAL CERTIFICATE BALANCE OF THE OFFERED
CERTIFICATES, PLUS ACCRUED INTEREST FROM AUGUST 1, 2004, BEFORE DEDUCTING
EXPENSES PAYABLE BY US.

JPMORGAN                     ABN AMRO INCORPORATED         [NOMURA LOGO OMITTED]

                           DEUTSCHE BANK SECURITIES

AUGUST 12, 2004

[MAP OF THE UNITED STATES OF AMERICA OMITTED]

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
         Commercial Mortgage Pass-Through Certificates, Series 2004-LN2

WASHINGTON             ALABAMA              NEW JERSEY
3 properties           1 property           4 properties
$17,790,623            $10,191,434          $16,688,576
1.4% of total          0.8% of total        1.3% of total

OREGON
1 property             TENNESSEE            CONNECTICUT
$3,550,000             2 properties         1 property
0.3% of total          $10,620,000          $3,990,828
                       0.9% of total        0.3% of total
CALIFORNIA
19 properties          KENTUCKY             MASSACHUSETTS
$129,145,756           1 property           1 property
10.4% of total         $3,259,710           $4,594,277
                       0.3% of total        0.4% of total
NEVADA
3 properties           FLORIDA              MAINE
$13,974,545            4 properties         4 properties
1.1% of total          $26,773,156          $9,675,000
                       2.1% of total        0.8% of total
HAWAII
1 property             GEORGIA              NEW YORK
$26,000,000            5 properties         11 properties
2.1% of total          $14,328,666          $124,758,205
                       1.2% of total        10.0% of total
ARIZONA
10 properties          SOUTH CAROLINA       PENNSYLVANIA
$74,206,319            2 properties         3 properties
6.0% of total          $16,650,000          $37,392,009
                       1.3% of total        3.0% of total
COLORADO
5 properties           NORTH CAROLINA       OHIO
$51,696,444            8 properties         16 properties
4.1% of total          $74,481,710          $37,441,241
                       6.0% of total        3.0% of total
TEXAS
24 properties          VIRGINIA             MICHIGAN
$72,889,035            4 properties         12 properties
5.9% of total          $85,683,583          $65,410,368
                       6.9% of total        5.3% of total
ARKANSAS
1 property             WEST VIRGINIA        INDIANA
$3,746,924             2 properties         5 properties
0.3% of total          $19,247,210          $44,793,891
                       1.5% of total        3.6% of total
LOUISIANA
1 property             MARYLAND             WISCONSIN
$5,100,000             5 properties         5 properties
0.4% of total          $57,735,223          $30,885,269
                       4.6% of total        2.5% of total
MISSISSIPPI
4 properties           DISTRICT OF COLUMBIA ILLINOIS
$12,620,291            1 property           5 properties
1.0% of total          $9,989,988           $31,071,847
                       0.8% of total        2.5% of total

                       DELAWARE             MINNESOTA
                       1 property           27 properties
                       $2,092,846           $54,500,000
                       0.2% of total        4.4% of total

                                            MISSOURI
                                            1 property
                                            $24,976,221
                                            2.0% of total

                                            UTAH
                                            3 properties
                                            $4,961,862
                                            0.4% of total

                                            IDAHO
                                            2 properties
                                            $12,960,000
                                            1.0% of total

                                [LEGEND OMITTED]

[2 PHOTOS OF JPI PORTFOLIO OMITTED]

JPI Portfolio - State College/Tucson    Various

[2 PHOTOS OF WORLD APPAREL CENTER OMITTED]

World Apparel Center      New York, NY

[2 PHOTOS OF EMBASSY SUITES - BWI AIRPORT OMITTED]

Embassy Suites - BWI Airport  Linthicum, MD

[2 PHOTOS OF CHESAPEAKE SQUARE OMITTED]

Chesapeake Square      Chesapeake, VA

[PHOTO OF HAMPTONS APARTMENTS OMITTED]

Hamptons Apartments     Durham, NC

[PHOTO OF STADIUM MARKETPLACE OMITTED]

Stadium Marketplace       Honolulu, HI

[PHOTO OF PLAZA MOBILE ESTATES OMITTED]

Plaza Mobile Estates    Santa Ana, CA

[PHOTO OF BELLEVIEW PROMENADE OMITTED]

Belleview Promenade    Greenwood Village, CO

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS
SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU
WITH INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS
SUPPLEMENT AND THE PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROSPECTUS
SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT.

     This prospectus supplement begins with several introductory sections describing the Series 2004-LN2 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-7 of this prospectus supplement, which sets forth important statistical information relating to the
Series 2004-LN2 certificates;

     Summary of Terms, commencing on page S-9 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2004-LN2 certificates and a description of the underlying mortgage loans; and

     Risk Factors, commencing on page S-30 of this prospectus supplement, which describe risks that apply to the Series 2004-LN2 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption
"Index of Principal Definitions" commencing on page S-160 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page 108 of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our"
refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                                      S-3

                                                 PAGE
                                                 ----

 SUMMARY OF TERMS ............................    S-9
 RISK FACTORS ................................   S-30
    Geographic Concentration Entails
       Risks .................................   S-30
    Risks to the Mortgaged Properties
       Relating to Terrorist Attacks and
       Foreign Conflicts .....................   S-31
    Risks Relating to Mortgage Loan
       Concentrations ........................   S-31
    Risks Relating to Enforceability of
       Cross-Collateralization ...............   S-33
    The Borrower's Form of Entity May
       Cause Special Risks ...................   S-33
    Ability to Incur Other Borrowings
       Entails Risk ..........................   S-34
    Borrower May Be Unable to Repay
       Remaining Principal Balance on
       Maturity Date or Anticipated
       Repayment Date ........................   S-37
    Commercial and Multifamily
       Lending Is Dependent Upon Net
       Operating Income ......................   S-38
    Tenant Concentration Entails Risk ........   S-39
    Certain Additional Risks Relating to
       Tenants ...............................   S-40
    Mortgaged Properties Leased to
       Multiple Tenants Also Have Risks ......   S-41
    Mortgaged Properties Leased to
       Borrowers or Borrower Affiliated
       Entities Also Have Risks ..............   S-41
    Tenant Bankruptcy Entails Risks ..........   S-41
    Mortgage Loans are Nonrecourse
       and are Not Insured or
       Guaranteed ............................   S-41
    Retail Properties Have Special Risks......   S-41
    Multifamily Properties Have Special
       Risks .................................   S-43
    Office Properties Have Special Risks......   S-45
    Industrial Properties Have Special
       Risks .................................   S-45
    Manufactured Housing
       Communities Have Special Risks ........   S-46
    Hotel Properties Have Special Risks ......   S-47
    Risks Relating to Affiliation with a
       Franchise or Hotel Management
       Company ...............................   S-48

                                                 PAGE
                                                 ----

    Lack of Skillful Property
       Management Entails Risks ..............   S-48
    Some Mortgaged Properties May
       Not Be Readily Convertible to
       Alternative Uses ......................   S-49
    Property Value May Be Adversely
       Affected Even When Current
       Operating Income Is Not ...............   S-49
    Mortgage Loans Secured By
       Leasehold Interests May Expose
       Investors To Greater Risks of
       Default and Loss ......................   S-49
    Limitations of Appraisals ................   S-50
    Your Lack of Control Over the Trust
       Fund Can Create Risks .................   S-51
    Potential Conflicts of Interest ..........   S-51
    Special Servicer May Be Directed to
       Take Actions ..........................   S-52
    Bankruptcy Proceedings Entail
       Certain Risks .........................   S-53
    Risks Relating to Prepayments and
       Repurchases ...........................   S-54
    Optional Early Termination of the
       Trust Fund May Result in an
       Adverse Impact on Your Yield or
       May Result in a Loss ..................   S-56
    Mortgage Loan Sellers May Not Be
       Able to Make a Required
       Repurchase or Substitution of a
       Defective Mortgage Loan ...............   S-56
    Risks Relating to Enforceability of
       Yield Maintenance Charges,
       Prepayment Premiums or
       Defeasance Provisions .................   S-56
    Risks Relating to Borrower Default .......   S-57
    Risks Relating to Interest on
       Advances and Special Servicing
       Compensation ..........................   S-57
    Risks of Limited Liquidity and
       Market Value ..........................   S-57
    Different Timing of Mortgage Loan
       Amortization Poses Certain Risks ......   S-58
    Subordination of Subordinate
       Offered Certificates ..................   S-58
    Limited Information Causes
       Uncertainty ...........................   S-58

                                      S-4

                                               PAGE
                                               -----

    Environmental Risks Relating to the
       Mortgaged Properties ................   S-58
    Tax Considerations Relating to
       Foreclosure .........................   S-59
    Risks Associated with One Action
       Rules ...............................   S-60
    Risks Relating to Enforceability .......   S-60
    Potential Absence of Attornment
       Provisions Entails Risks ............   S-60
    Property Insurance May Not Be
       Sufficient ..........................   S-61
    Zoning Compliance and Use
       Restrictions May Adversely Affect
       Property Value ......................   S-63
    Risks Relating to Costs of
       Compliance with Applicable Laws
       and Regulations .....................   S-63
    No Reunderwriting of the Mortgage
       Loans ...............................   S-64
    Litigation or Other Legal
       Proceedings Could Adversely
       Affect the Mortgage Loans ...........   S-64
    Risks Relating to Book-Entry
       Registration ........................   S-64
    Risks Relating to Inspections of
       Properties ..........................   S-64
    Other Risks ............................   S-64
 DESCRIPTION OF THE MORTGAGE

    The World Apparel Center Whole
       Loan ................................   S-68
    AB Mortgage Loan Pairs .................   S-69
    Top Ten Mortgage Loans or Groups
       of Cross-Collateralized Mortgage
       Loans ...............................   S-72
    ARD Loans ..............................   S-72
    Certain Terms and Conditions of the
       Mortgage Loans ......................   S-73
    Additional Mortgage Loan

                                               PAGE
                                               -----

    Underwriting Guidelines and
       Processes ...........................    S-83
    Representations and Warranties;
       Repurchases and Substitutions .......    S-85
    Repurchase or Substitution of
       Cross-Collateralized Mortgage

    Paying Agent, Certificate Registrar
       and Authenticating Agent ............    S-93
    Book-Entry Registration and
       Definitive Certificates .............    S-93
    Distributions ..........................    S-95
    Allocation of Yield Maintenance
       Charges .............................   S-109
    Assumed Final Distribution Date;
       Rated Final Distribution Date .......   S-110
    Subordination; Allocation of

    Reports to Certificateholders;
       Certain Available Information .......   S-118
    Voting Rights ..........................   S-122
    Termination; Retirement of
       Certificates ........................   S-122
    The Trustee ............................   S-123
 SERVICING OF THE MORTGAGE
    LOANS ..................................   S-124
    General ................................   S-124
    The Directing Certificateholder and
       the World Apparel Center
       Majority Holders ....................   S-127
    Limitation on Liability of Directing
       Certificateholder and the World

    Servicing and Other Compensation
       and Payment of Expenses .............   S-131
    Maintenance of Insurance ...............   S-134

                                      S-5

                                             PAGE
                                             -----

    Modifications, Waiver and
       Amendments ........................   S-136
    Realization Upon Defaulted
       Mortgage Loans ....................   S-137
    Inspections; Collection of Operating
       Information .......................   S-140
    Certain Matters Regarding the
       Servicer, the Special Servicer and

 YIELD AND MATURITY

                                             PAGE
                                             -----

 CERTAIN FEDERAL INCOME TAX

SCHEDULE I   CLASS X REFERENCE RATES

ANNEX A-1    CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
             PROPERTIES

ANNEX A-2    CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
             PROPERTIES

ANNEX A-3    DESCRIPTION OF TOP TEN MORTGAGE LOANS OR GROUPS OF CROSS
             COLLATERALIZED MORTGAGE LOANS

ANNEX B      CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED
             HOUSING LOANS

ANNEX C      WORLD APPAREL CENTER LOAN AMORTIZATION SCHEDULE

ANNEX D      STRUCTURAL AND COLLATERAL TERM SHEET

ANNEX E      FORM OF REPORT TO CERTIFICATEHOLDERS

                                      S-6

                            SUMMARY OF CERTIFICATES

                 INITIAL CLASS
                  CERTIFICATE
                   BALANCE OR     APPROXIMATE   PASS-THROUGH
                    NOTIONAL         CREDIT         RATE
     CLASS         AMOUNT(1)       SUPPORT(2)    DESCRIPTION
-------------- ----------------- ------------- --------------

Offered
Certificates
       A-1      $  222,090,000       13.875%       Fixed
       A-2      $  430,265,000       13.875%       Fixed
        B       $   29,589,000       11.500%     Variable(6)
        C       $   12,459,000       10.500%     Variable(6)
        D       $   23,360,000        8.625%     Variable(6)
Non-Offered
Certificates
       X-1      $1,245,873,055        N/A        Variable(7)
       X-2      $1,200,608,000        N/A        Variable(7)
      A-1A      $  420,653,000       13.875%      Fixed(9)
        E       $    9,344,000        7.875%     Variable(6)
        F       $   17,131,000        6.500%     Variable(6)
        G       $   12,459,000        5.500%     Variable(6)
        H       $   17,130,000        4.125%     Variable(8)
        J       $    6,230,000        3.625%      Fixed(9)
        K       $    6,229,000        3.125%      Fixed(9)
        L       $    4,672,000        2.750%      Fixed(9)
        M       $    4,672,000        2.375%      Fixed(9)
        N       $    4,672,000        2.000%      Fixed(9)
        P       $    7,787,000        1.375%      Fixed(9)
       NR       $   17,131,055        N/A         Fixed(9)

                     ASSUMED                         WEIGHTED    EXPECTED    PRINCIPAL OR
                      FINAL            INITIAL       AVERAGE      RATINGS      NOTIONAL
                  DISTRIBUTION      PASS-THROUGH       LIFE      (MOODY'S/    PRINCIPAL
     CLASS           DATE(3)       RATE (APPROX.)   (YRS.)(4)     S&P)(5)     WINDOW(4)
-------------- ------------------ ---------------- ----------- ------------ -------------

Offered
Certificates
       A-1     January 15, 2014         4.4750%    5.70          Aaa/AAA      9/04-1/14
       A-2      August 15, 2014         5.1150%    9.86          Aaa/AAA      1/14-8/14
        B       August 15, 2014         5.2920%    9.99          Aa2/AA       8/14-8/14
        C       August 15, 2014         5.3320%    9.99         Aa3/AA--      8/14-8/14
        D       August 15, 2014         5.3910%    9.99           A2/A        8/14-8/14
Non-Offered
Certificates
       X-1            N/A               0.0534%    N/A           Aaa/AAA         N/A
       X-2            N/A               0.8288%    N/A           Aaa/AAA         N/A
      A-1A            N/A               4.8380%    N/A           Aaa/AAA         N/A
        E             N/A               5.4900%    N/A           A3/A--          N/A
        F             N/A               5.6330%    N/A          Baa1/BBB+        N/A
        G             N/A               5.7530%    N/A          Baa2/BBB         N/A
        H             N/A               5.8040%    N/A         Baa3/BBB--        N/A
        J             N/A               5.2890%    N/A           Ba1/BB+         N/A
        K             N/A               5.2890%    N/A           Ba2/BB          N/A
        L             N/A               5.2890%    N/A          Ba3/BB--         N/A
        M             N/A               5.2890%    N/A            B1/B+          N/A
        N             N/A               5.2890%    N/A            B2/B           N/A
        P             N/A               5.2890%    N/A           B3/B--          N/A
       NR             N/A               5.2890%    N/A            NR/NR          N/A

----------
(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2)   The credit support percentages set forth for Class A-1, Class A-2 and
      Class A-1A certificates are represented in the aggregate.

(3)   The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date;
      Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is July 15, 2041.
      See "Description of the Certificates--Assumed Final Distribution Date;
      Rated Final Distribution Date" in this prospectus supplement.

(4)   The weighted average life and period during which distributions of principal would be received set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.

(5)   Ratings shown are those of Moody's Investors Service, Inc. and Standard &
      Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

(6)   The pass-through rates applicable to the Class B, Class C, Class D, Class
      E, Class F and Class G certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) minus
      0.5120%, 0.4720%, 0.4130%, 0.3140%, 0.1710% and 0.0510%, respectively.

(7)   The aggregate interest accrual amount on the Class X-1 and Class X-2 certificates will be calculated by reference to a notional amount equal to the aggregate of the class balances of all or some of the other classes of certificates, as applicable. The pass-through rates on the
      Class X-1 and Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-1 and Class X-2 certificates, which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of such components. See "Description of the
      Certificates--Distributions" in this prospectus supplement.

                                      S-7

(8)   The pass-through rate applicable to the Class H certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(9)   For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months)
      as of the first day of the related due period is less than the rate specified for any of the Class A-1A, Class J, Class K, Class L, Class M,
      Class N, Class P and Class NR certificates, then the pass-through rate for that class of certificates on the distribution date will equal the weighted average of the net interest rates on the mortgage loans.

     The Class S, Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

                                      S-8

                               SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                          RELEVANT PARTIES AND DATES

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly-owned subsidiary of
                                 JPMorgan Chase Bank, a New York banking
                                 corporation which is a wholly-owned subsidiary
                                 of J.P. Morgan Chase & Co., a Delaware
                                 corporation. The depositor's address is 270
                                 Park Avenue, New York, New York 10017, and its
                                 telephone number is (212) 834-9280. See "The
                                 Depositor" in the prospectus.

Mortgage Loan Sellers.........   JPMorgan Chase Bank, a New York banking
                                 corporation, Nomura Credit & Capital, Inc., a
                                 Delaware corporation, and LaSalle Bank National
                                 Association, a national banking association.
                                 JPMorgan Chase Bank is an affiliate of the
                                 depositor and J.P. Morgan Securities Inc., one
                                 of the underwriters. Nomura Credit & Capital,
                                 Inc., is an affiliate of Nomura Securities
                                 International, Inc., one of the underwriters.
                                 LaSalle Bank National Association is also
                                 acting as the paying agent, certificate
                                 registrar and authenticating agent and is an
                                 affiliate of ABN AMRO Incorporated, one of the
                                 underwriters. See "Description of the Mortgage
                                 Pool--The Mortgage Loan Sellers" in this
                                 prospectus supplement.

                         SELLERS OF THE MORTGAGE LOANS

                                                AGGREGATE                  % OF      % OF
                                                PRINCIPAL        % OF    INITIAL    INITIAL
                                 NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
                                  MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
             SELLER                LOANS          LOANS        BALANCE   BALANCE    BALANCE
------------------------------- ----------- ----------------- --------- --------- ----------

  JPMorgan Chase Bank .........      57     $  599,909,729       48.2%     50.8%      43.0%
  Nomura Credit & Capital,
    Inc. ......................      67        417,778,230       33.5      32.9       34.9
  LaSalle Bank National
    Association................      51        228,185,096       18.3      16.4       22.1
                                     --     --------------      -----     -----      -----
  Total .......................     175     $1,245,873,056      100.0%    100.0%     100.0%
                                    ===     ==============      =====     =====      =====

Servicer......................   GMAC Commercial Mortgage Corporation, a
                                 California corporation. The servicer's
                                 principal servicing offices are located at 200
                                 Witmer Road, Horsham, Pennsylvania 19044. See
                                 "Servicing of the Mortgage Loans--The Servicer"
                                 in this prospectus supplement.

Special Servicer..............   Lennar Partners, Inc., a Florida corporation.
                                 The special servicer's principal address is
                                 1601 Washington Avenue, Suite 800, Miami Beach,
                                 FL 33139, and its telephone

                                      S-9

                                 number is (305) 695-5600. The special servicer
                                 may be removed without cause under certain
                                 circumstances described in this prospectus
                                 supplement. See "Servicing of the Mortgage
                                 Loans--The Special Servicer" in this
                                 prospectus supplement.

Trustee.......................   Wells Fargo Bank, N.A., a national banking
                                 association. The corporate trust office of the
                                 trustee is located at 9062 Old Annapolis Road,
                                 Columbia, Maryland 21045, Attention: Corporate
                                 Trust Services (CMBS), J.P. Morgan Chase
                                 Commercial Mortgage Securities Corp.,
                                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2004-LN2 and its telephone number is
                                 (410) 884-2000. See "Description of the
                                 Certificates--The Trustee" in this prospectus
                                 supplement. Following the transfer of the
                                 mortgage loans into the trust, the trustee, on
                                 behalf of the trust, will become the mortgagee
                                 of record under each mortgage loan.

Paying Agent..................   LaSalle Bank National Association, a national
                                 banking association, with its principal offices
                                 located in Chicago, Illinois. LaSalle Bank
                                 National Association will also act as the
                                 certificate registrar and authenticating agent.
                                 The paying agent's address is 135 S. LaSalle
                                 Street, Suite 1625, Chicago, Illinois 60603,
                                 Attention: Asset-Backed Securities Trust
                                 Services Group, JPMorgan 2004-LN2, and its
                                 telephone number is (312) 904-0648. LaSalle
                                 Bank National Association is also a mortgage
                                 loan seller and an affiliate of one of the
                                 underwriters. See "Description of the
                                 Certificates--Paying Agent, Certificate
                                 Registrar and Authenticating Agent" in this
                                 prospectus supplement.

Cut-off Date..................   With respect to each mortgage loan, the
                                 related due date of the mortgage loan in August
                                 2004, or, with respect to those mortgage loans
                                 that were originated in July 2004 and have
                                 their first payment date in September 2004,
                                 August 1, 2004, or, with respect to those
                                 mortgage loans that were originated in August
                                 2004 and have their first payment date in
                                 October 2004, the origination date.

Closing Date..................   On or about August 20, 2004.

Distribution Date.............   The 15th day of each month or, if the 15th
                                 day is not a business day, on the next
                                 succeeding business day, beginning in September
                                 2004.

Interest Accrual Period.......   Interest will accrue on the offered
                                 certificates during the calendar month prior to
                                 the related distribution date and will be
                                 calculated assuming that each month has 30 days
                                 and each year has 360 days.

                                      S-10

Due Period....................   For any mortgage loan and any distribution
                                 date, the period commencing on the day
                                 immediately following the due date for the
                                 mortgage loan in the month preceding the month
                                 in which that distribution date occurs and
                                 ending on and including the due date for the
                                 mortgage loan in the month in which that
                                 distribution date occurs. However, in the event
                                 that the last day of a due period (or
                                 applicable grace period) is not a business day,
                                 any periodic payments received with respect to
                                 the mortgage loans relating to that due period
                                 on the business day immediately following that
                                 last day will be deemed to have been received
                                 during that due period and not during any other
                                 due period.

Determination Date............   For any distribution date, the fourth
                                 business day prior to the distribution date.

                               OFFERED SECURITIES

General.......................   We are offering the following classes of
                                 commercial mortgage pass-through certificates
                                 as part of Series 2004-LN2:

                                 o Class A-1

                                 o Class A-2

                                 o Class B

                                 o Class C

                                 o Class D

                                 Series 2004-LN2 will consist of the above
                                 classes and the following classes that are not
                                 being offered through this prospectus
                                 supplement and the accompanying prospectus:
                                 Class A-1A, Class X-1, Class X-2, Class E,
                                 Class F, Class G, Class H, Class J, Class K,
                                 Class L, Class M, Class N, Class P, Class NR,
                                 Class S, Class R and Class LR.

                                 The Series 2004-LN2 certificates will
                                 collectively represent beneficial ownership
                                 interests in a trust created by J.P. Morgan
                                 Chase Commercial Mortgage Securities Corp. The
                                 trust's assets will primarily be 175 mortgage
                                 loans secured by first liens on 208
                                 commercial, multifamily and manufactured
                                 housing community properties.

Certificate Balances..........   Your certificates will have the approximate
                                 aggregate initial certificate balance set forth
                                 below, subject to a variance of plus or minus
                                 10%:

                                 Class A-1 .........    $222,090,000
                                 Class A-2 .........    $430,265,000
                                 Class B ...........    $ 29,589,000
                                 Class C ...........    $ 12,459,000
                                 Class D ...........    $ 23,360,000

                                      S-11

PASS-THROUGH RATES

A. Offered Certificates.......   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate, which
                                 is set forth below for each class:

                                 Class A-1 .........     4.4750%
                                 Class A-2 .........     5.1150%
                                 Class B ...........     5.2920%(1)
                                 Class C ...........     5.3320%(1)
                                 Class D ...........     5.3910%(1)
                                 ----------
                                 (1)   The rate shown for the Class B, Class C
                                       and Class D certificates is, in each
                                       case, the approximate initial
                                       pass-through rate. The pass-through
                                       rates applicable to the Class B, Class C
                                       and Class D certificates on each
                                       distribution date will be equal to the
                                       weighted average of the net interest
                                       rates on the mortgage loans (in each
                                       case adjusted, if necessary, to accrue
                                       on the basis of a 360-day year
                                       consisting of twelve 30-day months) less
                                       0.5120%, 0.4720% and 0.4130%,
                                       respectively.

B. Interest Rate Calculation
    Convention................   Interest on your certificates will be
                                 calculated based on a 360-day year consisting
                                 of twelve 30-day months, or a "30/360 basis."
                                 For purposes of calculating the pass-through
                                 rates on the Class B, Class C and Class D
                                 certificates and each class of the non-offered
                                 certificates, the mortgage loan interest rates
                                 will not reflect any default interest rate, any
                                 rate increase occurring after an anticipated
                                 repayment date, any mortgage loan term
                                 modifications agreed to by the special servicer
                                 or any modifications resulting from a
                                 borrower's bankruptcy or insolvency. For
                                 purposes of calculating the pass-through rates
                                 on the certificates, the interest rate for each
                                 mortgage loan that accrues interest based on
                                 the actual number of days in each month and
                                 assuming a 360-day year, or an "actual/360
                                 basis", will be recalculated, if necessary, so
                                 that the amount of interest that would accrue
                                 at that recalculated rate in the applicable
                                 month, calculated on a 30/360 basis, will equal
                                 the amount of interest that is required to be
                                 paid on that mortgage loan in that month,
                                 subject to certain adjustments as described in
                                 "Description of the Certificates--Distributions
                                 --Pass-Through Rates" in this prospectus
                                 supplement. See also "Description of the
                                 Certificates--Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

                                      S-12

DISTRIBUTIONS

A. Amount and Order of
    Distributions.............   On each distribution date, funds available
                                 for distribution from the mortgage loans, net
                                 of specified trust fees, reimbursements and
                                 expenses, will be distributed in the following
                                 amounts and order of priority:

                                 First/Class A-1, Class A-2, Class A-1A, Class
                                 X-1 and Class X-2 certificates: To pay
                                 interest concurrently, (a) on the Class A-1
                                 and Class A-2 certificates, pro rata, from the
                                 portion of the funds available for
                                 distribution attributable to the mortgage
                                 loans in loan group 1, (b) on the Class A-1A
                                 certificates from the portion of the funds
                                 available for distribution attributable to the
                                 mortgage loans in loan group 2 and (c) on the
                                 Class X-1 and Class X-2 certificates from the
                                 funds available for distribution attributable
                                 to all mortgage loans, without regard to loan
                                 groups, in each case in accordance with their
                                 interest entitlements. However, if, on any
                                 distribution date, the funds available for
                                 distribution (or applicable portion) are
                                 insufficient to pay in full the total amount
                                 of interest to be paid to any of the classes
                                 described above, the funds available for
                                 distribution will be allocated among all those
                                 classes pro rata, without regard to loan
                                 groups, in accordance with their interest
                                 entitlements.

                                 Second/Class A-1, Class A-2 and Class A-1A
                                 certificates: To the extent of funds allocated
                                 to principal and available for distribution,
                                 (a) to principal on Class A-1 and Class A-2
                                 certificates, in sequential order, in an
                                 amount equal to the funds attributable to
                                 mortgage loans in loan group 1 and, after the
                                 Class A-1A certificates have been reduced to
                                 zero, the funds attributable to mortgage loans
                                 in loan group 2, until the certificate
                                 balances of the Class A-1 and Class A-2
                                 certificates have been reduced to zero and (b)
                                 to the Class A-1A certificates, in an amount
                                 equal to the funds attributable to mortgage
                                 loans in loan group 2 and, after the Class A-2
                                 certificates have been reduced to zero, the
                                 funds attributable to mortgage loans in loan
                                 group 1, until the certificate balance of the
                                 Class A-1A certificates has been reduced to
                                 zero. If the certificate balance of each and
                                 every class of certificates other than Class
                                 A-1, Class A-2 and Class A-1A certificates has
                                 been reduced to zero as a result of the
                                 allocation of mortgage loan losses to those
                                 certificates, funds available for
                                 distributions of principal will be distributed
                                 to Class A-1, Class A-2 and Class A-1A
                                 certificates, pro rata, rather than
                                 sequentially, without regard to loan groups.

                                      S-13

                                 Third/Class A-1, Class A-2, and Class A-1A
                                 certificates: To reimburse Class A-1, Class
                                 A-2 and Class A-1A certificates, pro rata, for
                                 any previously unreimbursed losses on the
                                 mortgage loans allocable to principal that
                                 were previously borne by those classes,
                                 without regard to loan groups.

                                 Fourth/Class B certificates: To the Class B
                                 certificates as follows: (a) first, to
                                 interest on Class B certificates in the amount
                                 of its interest entitlement, (b) second, to
                                 the extent of funds allocated to principal and
                                 available for distribution remaining after
                                 distributions in respect of principal to each
                                 class with a higher priority (in this case,
                                 the Class A-1, Class A-2 and Class A-1A
                                 certificates), to principal on Class B
                                 certificates until reduced to zero, and (c)
                                 third, to reimburse Class B certificates for
                                 any previously unreimbursed losses on the
                                 mortgage loans allocable to principal that
                                 were previously borne by that class.

                                 Fifth/Class C certificates: To the Class C
                                 certificates in a manner analogous to the
                                 Class B certificates allocations of priority
                                 Fourth above.

                                 Sixth/Class D certificates: To the Class D
                                 certificates in a manner analogous to the
                                 Class B certificates allocations of priority
                                 Fourth above.

                                 Seventh/Non-offered certificates (other than
                                 the Class A-1A, Class S and Class X-1 and
                                 Class X-2 certificates): In the amounts and
                                 order of priority described in "Description of
                                 the Certificates--Distributions--Priority" in
                                 this prospectus supplement.

                                 For purposes of making distributions to the
                                 Class A-1, Class A-2 and Class A-1A
                                 certificates, except in the event of
                                 insufficient funds, as described above, the
                                 pool of mortgage loans will be deemed to
                                 consist of two distinct groups, loan group 1
                                 and loan group 2. Loan group 1 will consist of
                                 113 mortgage loans, representing approximately
                                 66.2% of the aggregate principal balance of
                                 all the mortgage loans as of the cut-off date
                                 and loan group 2 will consist of 62 mortgage
                                 loans, representing approximately 33.8% of the
                                 aggregate principal balance of all the
                                 mortgage loans as of the cut-off date. Loan
                                 group 2 will include approximately 97.7% of
                                 all the mortgage loans secured by multifamily
                                 properties and approximately 70.5% of all the
                                 mortgage loans secured by manufactured housing
                                 community properties, in each case, as a
                                 percentage of the aggregate principal balance
                                 of all the mortgage loans as of the cut-off
                                 date. Annex A-1 to this prospectus supplement
                                 will set forth the loan group designation with
                                 respect to each mortgage loan.

                                      S-14

B. Interest and Principal
    Entitlements..............   A description of the interest entitlement of
                                 each class can be found in "Description of the
                                 Certificates-- Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 A description of the amount of principal
                                 required to be distributed to the classes
                                 entitled to principal on a particular
                                 distribution date also can be found in
                                 "Description of the Certificates--Distributions
                                 --Principal Distribution Amount" in this
                                 prospectus supplement.

C. Yield Maintenance
    Charges...................   Yield maintenance charges with respect to the
                                 mortgage loans will be allocated to the
                                 certificates as described in "Description of
                                 the Certificates--Allocation of Yield
                                 Maintenance Charges" in this prospectus
                                 supplement.

                                 For an explanation of the calculation of yield
                                 maintenance charges, see "Description of the
                                 Mortgage Pool--Certain Terms and Conditions of
                                 the Mortgage Loans--Prepayment Provisions" in
                                 this prospectus supplement.

D. General....................   The chart below describes the manner in which
                                 the payment rights of certain classes will be
                                 senior or subordinate, as the case may be, to
                                 the payment rights of other classes. The chart
                                 shows the entitlement to receive principal
                                 and/or interest (other than excess interest
                                 that accrues on the mortgage loans that have
                                 anticipated repayment dates) on any
                                 distribution date in descending order
                                 (beginning with the Class A-1, Class A-2, Class
                                 A-1A, Class X-1 and Class X-2 certificates). It
                                 also shows the manner in which mortgage loan
                                 losses are allocated in ascending order
                                 (beginning with the other classes of
                                 certificates (other than the Class S, Class R
                                 and Class LR certificates) that are not being
                                 offered by this prospectus supplement).
                                 Additionally, no principal payments or mortgage
                                 loan losses will be allocated to the Class S,
                                 Class R, Class LR, Class X-1 or Class X-2
                                 certificates, although principal payments and
                                 mortgage loan losses will reduce the notional
                                 amount

                                      S-15

                                 of the Class X-1 and/or Class X-2 certificates
                                 and, therefore, the amount of interest they
                                 accrue.

                                 ----------------------------------------------
                                        Class A-1, Class A-2, Class A-1A*,
                                             Class X-1* and Class X-2*
                                 ----------------------------------------------
                                                        |
                                          ------------------------------
                                                     Class B
                                          ------------------------------
                                                        |
                                          ------------------------------
                                                     Class C
                                          ------------------------------
                                                        |
                                          ------------------------------
                                                     Class D
                                          ------------------------------
                                                        |
                                          ------------------------------
                                            Non-offered certificates**
                                          ------------------------------

                                 ----------
                                 *     The Class X-1 and Class X-2 certificates
                                       are interest only certificates, and the
                                       Class A-1A, Class X-1 and Class X-2
                                       certificates are not offered by this
                                       prospectus supplement.

                                 **    Excluding the Class A-1A, Class X-1 and
                                       Class X-2 certificates.

                                 No other form of credit enhancement will be
                                 available for the benefit of the holders of
                                 the offered certificates.

                                 Principal losses on mortgage loans that are
                                 allocated to a class of certificates will
                                 reduce the certificate balance of that class.

                                 See "Description of the Certificates" in this
                                 prospectus supplement.
E. Shortfalls in
     Available Funds..........   The following types of shortfalls in available
                                 funds will reduce distributions to the classes
                                 of certificates with the lowest payment
                                 priorities: shortfalls resulting from the
                                 payment of special servicing fees and other
                                 additional compensation that the special
                                 servicer is entitled to receive; shortfalls
                                 resulting from interest on advances made by the
                                 servicer or the trustee (to the extent not
                                 covered by late payment charges or default
                                 interest paid by the related borrower);
                                 shortfalls resulting from extraordinary
                                 expenses of the trust; and shortfalls resulting
                                 from a modification of a mortgage loan's
                                 interest rate or principal balance or from
                                 other unanticipated or default-related expenses
                                 of the trust. In addition, prepayment interest
                                 shortfalls that are not

                                      S-16

                                 covered by certain compensating interest
                                 payments made by the servicer are required to
                                 be allocated to the certificates, on a pro
                                 rata basis, to reduce the amount of interest
                                 payable on the certificates. See "Description
                                 of the Certificates--Distributions--Priority"
                                 in this prospectus supplement.

ADVANCES

A. P&I Advances...............   The servicer is required to advance a
                                 delinquent periodic mortgage loan payment
                                 unless it (or the special servicer or the
                                 trustee) determines that the advance would be
                                 non-recoverable. The servicer will not be
                                 required to advance balloon payments due at
                                 maturity in excess of the regular periodic
                                 payment, interest in excess of a mortgage
                                 loan's regular interest rate, default interest
                                 or prepayment premiums or yield maintenance
                                 charges. The amount of the interest portion of
                                 any advance will be subject to reduction to the
                                 extent that an appraisal reduction of the
                                 related mortgage loan has occurred. See
                                 "Description of the Certificates--Advances" in
                                 this prospectus supplement. If the servicer
                                 fails to make a required advance, the trustee
                                 will be required to make the advance. Neither
                                 the servicer nor the trustee is required to
                                 advance amounts determined to be
                                 non-recoverable. See "Description of the
                                 Certificates--Advances" in this prospectus
                                 supplement. If an interest advance is made by
                                 the servicer, the servicer will not advance its
                                 servicing fee, but will advance the trustee's
                                 fee.

B. Property Protection
    Advances..................   The servicer may be required to make advances
                                 to pay delinquent real estate taxes,
                                 assessments and hazard insurance premiums and
                                 similar expenses necessary to:

                                  o protect and maintain the related mortgaged
                                    property;

                                  o maintain the lien on the related mortgaged
                                    property; or

                                  o enforce the related mortgage loan
                                    documents.

                                 If the servicer fails to make a required
                                 advance of this type, the trustee is required
                                 to make this advance. Neither the servicer nor
                                 the trustee is required to advance amounts
                                 determined to be non-recoverable. See
                                 "Description of the Certificates--Advances" in
                                 this prospectus supplement.

C. Interest on Advances.......   The servicer and the trustee, as applicable,
                                 will be entitled to interest on the above
                                 described advances at the "Prime Rate" as
                                 published in The Wall Street

                                      S-17

                                 Journal, as described in this prospectus
                                 supplement. Interest accrued on outstanding
                                 advances may result in reductions in amounts
                                 otherwise payable on the certificates. Neither
                                 the servicer nor the trustee will be entitled
                                 to interest on advances made with respect to
                                 principal and interest due on a mortgage loan
                                 until the related due date has passed and any
                                 grace period for late payments applicable to
                                 the mortgage loan has expired. See
                                 "Description of the Certificates--Advances"
                                 and "--Subordination; Allocation of Collateral
                                 Support Deficit" in this prospectus supplement
                                 and "Description of the Certificates--Advances
                                 in Respect of Delinquencies" and "Description
                                 of the Pooling Agreements--Certificate
                                 Account" in the prospectus.

THE MORTGAGE LOANS

The Mortgage Pool.............   The trust's primary assets will be 175 fixed
                                 rate mortgage loans, each evidenced by one or
                                 more promissory notes secured by first
                                 mortgages, deeds of trust or similar security
                                 instruments on the fee and/or leasehold estate
                                 of the related borrower in 208 commercial,
                                 multifamily and manufactured housing community
                                 properties.

                                 The World Apparel Center loan (identified as
                                 Loan No. 1 on Annex A-1 to this prospectus
                                 supplement) with a principal balance as of the
                                 cut-off date of $73,000,000 and representing
                                 approximately 5.9% of the aggregate principal
                                 balance of the pool of mortgage loans as of
                                 the cut-off date (approximately 8.8% of the
                                 aggregate principal balance of loan group 1 as
                                 of the cut off date), is one of four mortgage
                                 loans that is part of a split loan structure,
                                 and is secured by the same mortgage instrument
                                 on the related mortgaged property. The first
                                 of these mortgage loans is the World Apparel
                                 Center loan, which is included in the trust.
                                 The second, third and fourth of these mortgage
                                 loans, the World Apparel Center pari passu
                                 companion notes, are part of the split loan
                                 structure but are not included in the trust,
                                 are pari passu in right of payment with the
                                 World Apparel Center loan. The second, third
                                 and fourth mortgage loans have outstanding
                                 principal balances as of the cut-off date of
                                 $73,000,000, $37,230,000 and $35,770,000,
                                 respectively.

                                 The World Apparel Center loan and the World
                                 Apparel Center pari passu companion notes will
                                 be serviced in accordance with the pooling and
                                 servicing agreement by the servicer and
                                 special servicer, and in accordance with the
                                 servicing standards provided in the pooling
                                 and servicing agreement. In addition, the
                                 holders of each of the World Apparel Center
                                 pari passu companion

                                      S-18

                                 notes have the right, subject to certain
                                 conditions set forth in the related co-lender
                                 agreement, to advise and direct the servicer
                                 and/or special servicer with respect to
                                 various servicing matters or mortgage loan
                                 modifications affecting each of the mortgage
                                 loans in the related split loan structure,
                                 including the World Apparel Center loan that
                                 is included in the trust. See "Description of
                                 the Mortgage Pool--The World Apparel Center
                                 Whole Loan" in this prospectus supplement.

                                 The mortgage loan amount used in this
                                 prospectus supplement for purposes of
                                 calculating the loan-to-value ratios and debt
                                 service coverage ratios for the World Apparel
                                 Center loan is the aggregate principal balance
                                 of the World Apparel Center loan and the World
                                 Apparel Center pari passu companion notes.

                                 3 mortgage loans (known as the AB mortgage
                                 loans) are each evidenced by the senior of two
                                 notes secured by a single mortgage, the
                                 related subordinate note (known as a
                                 subordinate companion loan) of which is not
                                 included in the trust fund. These mortgage
                                 loans are secured by the mortgaged properties
                                 identified on Annex A-1 to this prospectus
                                 supplement as the Runaway Bay Apartments,
                                 North Creek Apartments and Mason Manor
                                 Apartments, representing in the aggregate
                                 approximately 2.3% of the aggregate principal
                                 balance of the pool of mortgage loans as of
                                 the cut-off date. The mortgage loan secured by
                                 the mortgaged property identified on Annex A-1
                                 as Runaway Bay Apartments represents
                                 approximately 3.1% of the aggregate principal
                                 balance of the mortgage loans in loan group 2.
                                 The mortgage loan secured by the mortgaged
                                 property identified on Annex A-1 as North
                                 Creek Apartments represents approximately 2.9%
                                 of the aggregate principal balance of the
                                 mortgage loans in loan group 2. The mortgage
                                 loan secured by the mortgaged property
                                 identified on Annex A-1 as Mason Manor
                                 Apartments represents approximately 0.9% of
                                 the aggregate principal balance of the
                                 mortgage loans in loan group 2.

                                 The AB mortgage loans and their related
                                 subordinate companion loans are each subject
                                 to an intercreditor agreement. The
                                 intercreditor agreement generally allocates
                                 collections in respect of the mortgage loan
                                 prior to a monetary event of default or
                                 material non-monetary event of default to the
                                 mortgage loan in the trust fund and the
                                 related subordinate companion loan on a pro
                                 rata basis. After a monetary event of default
                                 or material non-monetary event of default, the
                                 intercreditor agreement generally allocates
                                 collections in respect of such mortgage loans
                                 first to the mortgage

                                      S-19

                                 loan in the trust fund and second to the
                                 subordinate companion loan. The servicer and
                                 the special servicer will service and
                                 administer each AB mortgage loan and its
                                 subordinate companion loan pursuant to the
                                 pooling and servicing agreement and the
                                 intercreditor agreement so long as it is part
                                 of the trust fund. Amounts attributable to
                                 each subordinate companion loan will not be
                                 assets of the trust fund, and will be
                                 beneficially owned by the holder of the
                                 subordinate companion loan. See "Description
                                 of the Mortgage Pool--AB Mortgage Loan Pairs"
                                 in this prospectus supplement.

                                 The holder of each subordinate companion loan
                                 will have the right to purchase the related AB
                                 mortgage loan under certain limited
                                 circumstances as described under "Description
                                 of the Mortgage Pool--AB Mortgage Loan Pairs"
                                 in this prospectus supplement.

                                 The following tables set forth certain
                                 anticipated characteristics of the mortgage
                                 loans as of the cut-off date (unless otherwise
                                 indicated). Except as otherwise provided in
                                 this prospectus supplement, information
                                 presented in this prospectus supplement
                                 (including loan-to-value ratios and debt
                                 service coverage ratios) with respect to a
                                 mortgage loan with a subordinate companion
                                 loan is calculated without regard to the
                                 related subordinate companion loan. The sum of
                                 the numerical data in any column may not equal
                                 the indicated total due to rounding. Unless
                                 otherwise indicated, all figures presented in
                                 this "Summary of Terms" are calculated as
                                 described under "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" in
                                 this prospectus supplement and all percentages
                                 represent the indicated percentage of the
                                 aggregate principal balance of the pool of
                                 mortgage loans, the mortgage loans in loan
                                 group 1 or the mortgage loans in loan group 2,
                                 in each case, as of the cut-off date. The
                                 principal balance of each mortgage loan as of
                                 the cut-off date assumes the timely receipt of
                                 principal scheduled to be paid on or before
                                 the cut-off date and no defaults,
                                 delinquencies or prepayments on any mortgage
                                 loan on or prior to the cut-off date.

                                      S-20

                                 The mortgage loans will have the following
                                 approximate characteristics as of the cut-off
                                 date:

                   CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS

                                                  ALL MORTGAGE LOANS                LOAN GROUP 1                  LOAN GROUP 2
                                            -----------------------------  ----------------------------- ---------------------------

Aggregate outstanding
 principal balance(1) .....................                $1,245,873,056                   $825,219,562                $420,653,494
Number of mortgage loans ..................                           175                            113                          62
Number of mortgaged properties ............                           208                            143                          65
Number of crossed loan pools ..............                             3                              2                           1
Crossed loan pools as a percentage of
     the aggregate outstanding principal
     balance ..............................                          2.3%                           2.8%                        1.5%
Range of mortgage loan principal
 balances .................................       $650,000 to $73,000,000        $650,000 to $73,000,000   $1,078,213 to $50,740,000
Average mortgage loan principal
 balance ..................................                 $   7,119,275                    $ 7,302,828                 $ 6,784,734
Range of mortgage rates ...................            4.7300% to 6.7750%             4.7300% to 6.6500%          4.7300% to 6.7750%
Weighted average mortgage rate ............                       5.6692%                        5.6927%                     5.6232%
Range of original terms to maturity(2).....       60 months to 300 months        60 months to 300 months     60 months to 180 months
Weighted average original term to
 maturity(2) ..............................                    114 months                     122 months                   99 months
Range of remaining terms to
 maturity(2) ..............................       56 months to 299 months        58 months to 299 months     56 months to 179 months
Weighted average remaining term to
 maturity(2) ..............................                    113 months                     121 months                   98 months
Range of original amortization
 terms(3) .................................      120 months to 360 months       120 months to 360 months    180 months to 360 months
Weighted average original
 amortization term(3) .....................                    344 months                     341 months                  349 months
Range of remaining amortization
 terms(3) .................................      118 months to 360 months       118 months to 360 months    179 months to 360 months
Weighted average remaining
 amortization term(3) .....................                    343 months                     340 months                  348 months
Range of loan-to-value ratios(5)(6) .......                 4.8% to 83.2%                  4.8% to 83.2%              23.9% to 81.9%
Weighted average loan-to-value
 ratio(5)(6) ..............................                         70.4%                          68.5%                       74.2%
Range of loan-to-value ratios
 as of the maturity date(2)(4)(5) .........                 3.6% to 75.8%                  3.6% to 75.8%              31.4% to 75.2%
Weighted average loan-to-value
 ratio as of the maturity date(2)(4)(5) ...                         60.9%                          58.3%                       65.8%
Range of debt service coverage
 ratios(6) ................................               1.16x to 29.30x                1.16x to 29.30x              1.20x to 2.10x
Weighted average debt service
 coverage ratio(6) ........................                         1.59x                          1.70x                       1.36x
Percentage of aggregate outstanding
      principal balance consisting of:
Balloon mortgage loans
 (other than ARD loans)
 Balloon ..................................                         56.0%                          52.0%                       63.7%
 Partial Interest Only ....................                         33.3%                          34.6%                       30.8%
 Interest Only ............................                          3.3%                           2.9%                        4.1%
ARD Loans
 ARD ......................................                          2.4%                           3.6%                        0.0%
 Interest Only ............................                          1.3%                           2.0%                        0.0%
Fully Amortizing Loans ....................                          3.7%                           4.9%                        1.4%

----------
(1)   Subject to a permitted variance of plus or minus 10%.

(2)   In the case of the mortgage loans with anticipated repayment dates, as of the related anticipated repayment date.

(3)   Excludes the mortgage loans that pay interest only to maturity.

(4)   Excludes the fully amortizing mortgage loans.

                                      S-21

(5)   With respect to the calculation of loan-to-value ratios on certain of the mortgage loans, the respective appraisal values and appraisal dates are reflective of stabilized values as defined in the respective appraisals.

(6)   In the case of 5 mortgage loans (identified as Loan Nos. 53, 81, 107, 108 and 122 on Annex A-1 to this prospectus supplement) the debt service coverage ratios were calculated based on expected stabilized (and not actual) net operating income and net cash flow. See Annex A-1 for more information. 3 mortgage loans (identified as Loan Nos. 84, 126, 165 on
      Annex A-1 to the prospectus supplement), which represent approximately
      0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) are secured by residential cooperative properties and that have cut-off date loan-to-value ratios of 5.7%, 5.5% and 4.8%, respectively, and debt service coverage ratios of 14.65x, 19.83x and 29.30x, respectively.
      Excluding these mortgage loans, the pool of mortgage loans has a weighted average cut-off date loan-to-value ratio of 70.8% and a weighted average debt service coverage ratio of 1.47x.

                                 The mortgage loans accrue interest based on
                                 the following conventions:

                             INTEREST ACCRUAL BASIS

                                       AGGREGATE                  % OF       % OF
                                       PRINCIPAL        % OF    INITIAL    INITIAL
                        NUMBER OF      BALANCE OF     INITIAL     LOAN       LOAN
       INTEREST          MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
     ACCRUAL BASIS        LOANS          LOANS        BALANCE   BALANCE    BALANCE
---------------------- ----------- ----------------- --------- --------- -----------

  Actual/360 .........     172     $1,216,103,056     97.6%     96.4%        100.0%
  30/360 .............       3         29,770,000      2.4       3.6           0.0
                           ---     --------------    -----     -----         -----
  Total ..............     175     $1,245,873,056    100.0%    100.0%        100.0%
                           ===     ==============    =====     =====         =====

                                 See "Description of the Mortgage Pool--Certain
                                 Terms and Conditions of the Mortgage Loans" in
                                 this prospectus supplement.

                               AMORTIZATION TYPES

                                           AGGREGATE                  % OF      % OF
                                           PRINCIPAL        % OF    INITIAL    INITIAL
                            NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
          TYPE OF            MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
       AMORTIZATION           LOANS          LOANS        BALANCE   BALANCE    BALANCE
-------------------------- ----------- ----------------- --------- --------- ----------

  Balloon Loans
    Balloon ..............     129     $  697,360,763     56.0%     52.0%     67.3%
    Partial Interest
      Only ...............      22        414,750,000     33.3      34.6      30.8
   Interest Only .........       8     $   41,020,000      3.3       2.9       4.1
                               ---     --------------    -----     -----     -----
  Subtotal ...............     159     $1,153,130,763     92.6%     89.5%     98.6%
  ARD Loans
   ARD ...................       4     $   29,600,309      2.4%      3.6%      0.0%
   Interest Only .........       1         16,700,000      1.3       2.0       0.0
                               ---     --------------    -----     -----     -----
  Subtotal ...............       5     $   46,300,309      3.7%      5.6%      0.0%
  Fully Amortizing
    Loans ................      11     $   46,441,984      3.7%      4.9%      1.4%
                               ---     --------------    -----     -----     -----
  Total ..................     175     $1,245,873,056    100.0%    100.0%    100.0%
                               ===     ==============    =====     =====     =====

                                 5 mortgage loans, representing approximately
                                 3.7% of the aggregate principal balance of the
                                 pool of mortgage loans as of the cut-off date
                                 (approximately 5.6% of the aggregate principal
                                 balance of the mortgage loans in loan group 1
                                 as of the cut-off date), provide for an
                                 increase in the related interest rate after a
                                 certain date, referred to as the anticipated
                                 repayment date. The interest accrued in excess
                                 of the original rate, together with any
                                 interest on that accrued interest, will be
                                 deferred and will not be paid until the
                                 principal

                                      S-22

                                 balance of the mortgage loan has been paid, at
                                 which time the deferred interest will be paid
                                 to the Class S certificates. In addition,
                                 after the anticipated repayment date, cash
                                 flow in excess of that required for debt
                                 service and certain budgeted expenses with
                                 respect to the related mortgaged property will
                                 be applied towards the payment of principal
                                 (without payment of a yield maintenance
                                 charge) of the related mortgage loan until its
                                 principal balance has been reduced to zero. A
                                 substantial principal payment would be
                                 required to pay off these mortgage loans on
                                 their anticipated repayment dates. The
                                 amortization terms for these mortgage loans
                                 are significantly longer than the periods up
                                 to the related mortgage loans' anticipated
                                 repayment dates. See "Description of the
                                 Mortgage Pool--ARD Loans" in this prospectus
                                 supplement.

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information"
                                 and "--Certain Terms and Conditions of the
                                 Mortgage Loans" in this prospectus supplement.

                                 The following table contains general
                                 information regarding the prepayment
                                 provisions of the mortgage loans:

                       OVERVIEW OF PREPAYMENT PROTECTION

                                   AGGREGATE                  % OF      % OF
                                   PRINCIPAL        % OF    INITIAL    INITIAL
                    NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
    PREPAYMENT       MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
    PROTECTION        LOANS          LOANS        BALANCE   BALANCE    BALANCE
------------------ ----------- ----------------- --------- --------- ----------

  Lockout period
    with
    defeasance ...     163     $1,153,865,873     92.6%     91.9%     94.1%
  Lockout period
    followed by
    yield
    maintenance...      12         92,007,182      7.4       8.1       5.9
                       ---     --------------    -----     -----     -----
  Total ..........     175     $1,245,873,056    100.0%    100.0%    100.0%
                       ===     ==============    =====     =====     =====

                                 Defeasance permits the related borrower to
                                 substitute direct non-callable U.S. Treasury
                                 obligations or, in certain cases, other
                                 government securities for the related
                                 mortgaged property as collateral for the
                                 related mortgage loan.

                                      S-23

                                 The mortgage loans generally permit voluntary
                                 prepayment without payment of a yield
                                 maintenance charge or any prepayment premium
                                 during a limited "open period" immediately
                                 prior to and including the stated maturity
                                 date or anticipated repayment date as follows:

                            PREPAYMENT OPEN PERIODS

                                  AGGREGATE                  % OF      % OF
                                  PRINCIPAL        % OF    INITIAL    INITIAL
                   NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
   OPEN PERIOD      MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
    (PAYMENTS)       LOANS          LOANS        BALANCE   BALANCE    BALANCE
----------------- ----------- ----------------- --------- --------- ----------

  1 .............       2     $    7,548,856      0.6%      0.4%      1.1%
  2 .............       7         74,075,054      5.9       3.3      11.1
  3 .............      93        503,003,673     40.4      37.5      45.9
  4 .............      38        375,232,731     30.1      32.5      25.5
  6 .............      23        146,034,851     11.7      11.5      12.2
  7 .............       3         93,552,113      7.5      10.5       1.5
  13 ............       6         38,137,055      3.1       3.2       2.7
  25 ............       3          8,288,723      0.7       1.0       0.0
                       --     --------------    -----     -----     -----
  Total .........     175     $1,245,873,056    100.0%    100.0%    100.0%
                      ===     ==============    =====     =====     =====

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information"
                                 and "--Certain Terms and Conditions of the
                                 Mortgage Loans--Defeasance; Collateral
                                 Substitution" in this prospectus supplement.

                  CURRENT USES OF THE MORTGAGED PROPERTIES(1)

                                          AGGREGATE                  % OF      % OF
                                          PRINCIPAL        % OF    INITIAL    INITIAL
                           NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
                           MORTGAGED       MORTGAGE        POOL    GROUP 1    GROUP 2
       CURRENT USE        PROPERTIES        LOANS        BALANCE   BALANCE    BALANCE
------------------------ ------------ ----------------- --------- --------- ----------

  Retail(2) ............       66     $  417,863,826     33.5%     50.6%      0.0%
  Multifamily ..........       58        367,849,862     29.5       1.0      85.5
  Office ...............       19        205,680,935     16.5      24.9       0.0
  Industrial ...........       38        111,678,369      9.0      13.5       0.0
  Manufactured
    Housing Community ..       17         86,646,276      7.0       3.1      14.5
  Hotel ................        3         36,020,000      2.9       4.4       0.0
  Self-Storage .........        7         20,133,787      1.6       2.4       0.0
                               --     --------------    -----     -----     -----
  Total ................      208     $1,245,873,056    100.0%    100.0%    100.0%
                              ===     ==============    =====     =====     =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                                 (2)   In the case of one mortgage loan
                                       (identified as Loan No. 130 on Annex A-1
                                       to this prospectus supplement), the
                                       source of repayment of the loan is the
                                       ground rent payments made to the
                                       borrower--the improvements are not part
                                       of the collateral for the loan.

                                      S-24

                                 The mortgaged properties are located in 37
                                 states and the District of Columbia. The
                                 following table lists the states that have
                                 concentrations of mortgaged properties of 5%
                                 or more:

                     GEOGRAPHIC DISTRIBUTION--ALL LOANS(1)

                                             AGGREGATE
                                             PRINCIPAL        % OF
                              NUMBER OF      BALANCE OF      INITIAL
                              MORTGAGED       MORTGAGE        POOL
          LOCATION           PROPERTIES        LOANS         BALANCE
--------------------------- ------------ ----------------- ----------

  California ..............       19      $  129,145,756       10.4%
  New York ................       11         124,758,205       10.0
  Virginia ................        4          85,683,583        6.9
  North Carolina ..........        8          74,481,710        6.0
  Arizona .................       10          74,206,319        6.0
  Texas ...................       24          72,889,035        5.9
  Michigan ................       12          65,410,368        5.3
  Other Locations .........      120         619,298,081       49.7
                                 ---      --------------      -----
  Total ...................      208      $1,245,873,056      100.0%
                                 ===      ==============      =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                    GEOGRAPHIC DISTRIBUTION--LOAN GROUP 1(1)

                                            AGGREGATE
                                            PRINCIPAL       % OF
                              NUMBER OF     BALANCE OF     INITIAL
                              MORTGAGED      MORTGAGE       POOL
          LOCATION           PROPERTIES       LOANS        BALANCE
--------------------------- ------------ --------------- ----------

  New York ................        9      $120,062,113       14.5%
  California ..............       16        95,058,977       11.5
  Virginia ................        4        85,683,583       10.4
  Maryland ................        5        57,735,223        7.0
  Minnesota ...............       27        54,500,000        6.6
  Colorado ................        5        51,696,444        6.3
  Michigan ................        7        50,496,279        6.1
  Other Locations .........       70       309,986,942       37.6
                                  --      ------------      -----
  Total ...................      143      $825,219,562      100.0%
                                 ===      ============      =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                                      S-25

                    GEOGRAPHIC DISTRIBUTION--LOAN GROUP 2(1)

                                            AGGREGATE
                                            PRINCIPAL      % OF
                              NUMBER OF    BALANCE OF     INITIAL
                              MORTGAGED     MORTGAGE       POOL
          LOCATION           PROPERTIES       LOANS       BALANCE
--------------------------- ------------ -------------- ----------

  North Carolina ..........       4       $ 51,547,873      12.3%
  Arizona .................       5         47,323,310      11.2
  Texas ...................      12         47,110,628      11.2
  California ..............       3         34,086,778       8.1
  Pennsylvania ............       1         31,240,000       7.4
  Missouri ................       1         24,976,221       5.9
  Other Locations .........      39        184,368,683      43.8
                                 --       ------------     -----
  Total ...................      65       $420,653,494     100.0%
                                 ==       ============     =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                      ADDITIONAL ASPECTS OF CERTIFICATES

Denominations.................   The offered certificates will be offered in
                                 minimum denominations of $10,000 initial
                                 certificate balance. Investments in excess of
                                 the minimum denominations may be made in
                                 multiples of $1.

Registration, Clearance and
 Settlement...................   Each class of offered certificates will be
                                 registered in the name of Cede & Co., as
                                 nominee of The Depository Trust Company, or
                                 DTC.

                                 You may hold your offered certificates
                                 through: (1) DTC in the United States; or (2)
                                 Clearstream Banking, societe anonyme or
                                 Euroclear Bank, as operator of the Euroclear
                                 System. Transfers within DTC, Clearstream
                                 Banking, societe anonyme or Euroclear Bank, as
                                 operator of the Euroclear System, will be made
                                 in accordance with the usual rules and
                                 operating procedures of those systems.

                                 We may elect to terminate the book-entry
                                 system through DTC, Clearstream Banking,
                                 societe anonyme or Euroclear Bank, as operator
                                 of the Euroclear System, with respect to all
                                 or any portion of any class of the offered
                                 certificates.

                                 See "Description of the Certificates--
                                 Book-Entry Registration and Definitive
                                 Certificates" in this prospectus supplement and
                                 in the prospectus.

Information Available to
 Certificateholders...........   On each distribution date, the paying agent
                                 will prepare and make available to each
                                 certificateholder of record, initially expected
                                 to be Cede & Co., a statement as to

                                      S-26

                                 the distributions being made on that date.
                                 Additionally, under certain circumstances,
                                 certificateholders of record may be entitled
                                 to certain other information regarding the
                                 trust. See "Description of the
                                 Certificates--Reports to Certificateholders;
                                 Certain Available Information" in this
                                 prospectus supplement.

Deal Information/Analytics....   Certain information concerning the mortgage
                                 loans and the offered certificates may be
                                 available to subscribers through the following
                                 services:

                                  o Bloomberg, L.P.; and

                                  o the paying agent's website at
                                    www.etrustee.net.

Optional Termination..........   On any distribution date on which the
                                 aggregate principal balance of the pool of
                                 mortgage loans remaining in the trust is less
                                 than 1% of the aggregate principal balance of
                                 the mortgage loans as of the cut-off date,
                                 certain entities specified in this prospectus
                                 supplement will have the option to purchase all
                                 of the remaining mortgage loans (and all
                                 property acquired through exercise of remedies
                                 in respect of any mortgage loan) at the price
                                 specified in this prospectus supplement.
                                 Exercise of this option will terminate the
                                 trust and retire the then outstanding
                                 certificates. The trust fund may also be
                                 terminated in connection with a voluntary
                                 exchange of all the then outstanding
                                 certificates (other than the Class S, Class R
                                 and Class LR certificates), including the Class
                                 X-1 and Class X-2 certificates (provided,
                                 however, that the offered certificates are no
                                 longer outstanding and there is only one holder
                                 of the outstanding certificates), for the
                                 mortgage loans remaining in the trust.

                                 See "Description of the Certificates--
                                 Termination; Retirement of Certificates" in
                                 this prospectus supplement and "Description of
                                 the Certificates--Termination" in the
                                 prospectus.

Tax Status....................   Elections will be made to treat a portion of
                                 the trust (exclusive of the interest that is
                                 deferred after the anticipated repayment date
                                 on the mortgage loans that have anticipated
                                 repayment dates and the related distribution
                                 account for this deferred interest) as two
                                 separate REMICs--a lower-tier REMIC and an
                                 upper-tier REMIC--for federal income tax
                                 purposes. The portion of the trust representing
                                 the deferred interest described above will be
                                 treated as a grantor trust for federal income
                                 tax purposes. In the opinion of counsel, the
                                 portions of the trust referred to above will
                                 qualify for this treatment.

                                      S-27

                                 Pertinent federal income tax consequences of
                                 an investment in the offered certificates
                                 include:

                                 o Each class of offered certificates will
                                   represent "regular interests" in the
                                   upper-tier REMIC.

                                 o The regular interests will be treated as
                                   newly originated debt instruments for
                                   federal income tax purposes.

                                 o You will be required to report income on
                                   the regular interests represented by your
                                   certificates using the accrual method of
                                   accounting.

                                 o It is anticipated that the offered
                                   certificates will be issued at a premium
                                   for federal income tax purposes.

                                 See "Certain Federal Income Tax Consequences"
                                 in this prospectus supplement and in the
                                 prospectus.

Certain ERISA Considerations...  Subject to important considerations described under "Certain ERISA Considerations" in this
                                 prospectus supplement and in the prospectus,
                                 the offered certificates are eligible for
                                 purchase by persons investing assets of
                                 employee benefit plans or individual retirement
                                 accounts.

Legal Investment..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended. If your investment
                                 activities are subject to legal investment laws
                                 and regulations, regulatory capital
                                 requirements, or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership, and sale of the offered
                                 certificates.

                                 See "Legal Investment" in this prospectus
                                 supplement and in the prospectus.

                                      S-28

Ratings.......................   The offered certificates will not be issued
                                 unless each of the offered classes receives the
                                 following ratings from Moody's Investors
                                 Service, Inc. and Standard & Poor's Ratings
                                 Services, a division of The McGraw-Hill
                                 Companies, Inc.:

                                                         MOODY'S      S&P
                                                        ---------   ------
                                 Class A-1 ..........      Aaa        AAA
                                 Class A-2 ..........      Aaa        AAA
                                 Class B ............      Aa2        AA
                                 Class C ............      Aa3        AA--
                                 Class D.............       A2         A

                                 A rating agency may downgrade, qualify or
                                 withdraw a security rating at any time. A
                                 rating agency not requested to rate the
                                 offered certificates may nonetheless issue a
                                 rating and, if one does, it may be lower than
                                 those stated above. The security ratings do
                                 not address the frequency of prepayments
                                 (whether voluntary or involuntary) of mortgage
                                 loans, the degree to which prepayments might
                                 differ from those originally anticipated, the
                                 likelihood of collection of excess interest,
                                 default interest or yield maintenance charges,
                                 or the tax treatment of the certificates. See
                                 "Yield and Maturity Considerations", "Risk
                                 Factors" and "Description of the
                                 Certificates--Advances" in this prospectus
                                 supplement and "Yield and Maturity
                                 Considerations" in the prospectus.

                                 See "Ratings" in this prospectus supplement
                                 and "Rating" in the prospectus for a
                                 discussion of the basis upon which ratings are
                                 given and the conclusions that may not be
                                 drawn from a rating.

                                      S-29

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in California, New York, Virginia, North
Carolina, Arizona, Texas and Michigan secure mortgage loans representing approximately 10.4%, 10.0%, 6.9%, 6.0%, 6.0%, 5.9% and 5.3%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Mortgaged properties located in New York, California, Virginia, Maryland,
Minnesota, Colorado and Michigan secure mortgage loans representing approximately 14.5%, 11.5%, 10.4%, 7.0%, 6.6%, 6.3% and 6.1%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

     Mortgaged properties located in North Carolina, Arizona, Texas,
California, Pennsylvania and Missouri secure mortgage loans representing approximately 12.3%, 11.2%, 11.2%, 8.1%, 7.4%, and 5.9%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date.

     With respect to the mortgaged properties located in California, 15 of the mortgaged properties securing mortgage loans representing approximately 8.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 9.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 8.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount are in southern California, and 4 of the mortgaged properties securing mortgage loans representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount are in northern California. For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County are
included in northern California and mortgaged properties located in or south of those counties are included in southern California. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United
States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors -- e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies -- also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than mortgaged properties in other parts of the country.

                                      S-30

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN
CONFLICTS

     The terrorist attacks on the World Trade Center and the Pentagon on
September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur, (ii) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns, which could adversely impact leasing revenue, mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

     With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in
Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

     The United States continues to maintain a military presence in Iraq and
Afghanistan. It is uncertain what effect the activities of the United States in
Iraq, Afghanistan or any future conflict with any other country will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

RISKS RELATING TO MORTGAGE LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

     o    The largest mortgage loan represents approximately 5.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1 represents approximately 8.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 12.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). See "Description of the Mortgage Pool--Top Ten Mortgage
          Loans or Groups of Cross-Collateralized Mortgage Loans" in this prospectus supplement.

     o    The 3 largest mortgage loans (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other)
          represent, in the aggregate, approximately 15.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
          (the 3 largest mortgage loans in loan group 1 represent approximately
          20.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 23.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     o    The 10 largest mortgage loans (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other)
          represent, in the aggregate, approximately 28.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
          (the 10 largest mortgage loans in loan group 1 represent approximately
          36.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 49.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

                                      S-31

     Each of the other mortgage loans represents no more than 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents no more than
1.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents no more than 2.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of
5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%(1)

                                          AGGREGATE
                                          PRINCIPAL
                          NUMBER OF       BALANCE OF                       % OF INITIAL     % OF INITIAL
                          MORTGAGED        MORTGAGE       % OF INITIAL     LOAN GROUP 1     LOAN GROUP 2
    PROPERTY TYPE        PROPERTIES         LOANS         POOL BALANCE        BALANCE         BALANCE
---------------------   ------------   ---------------   --------------   --------------   -------------

Retail(2) ...........       66          $417,863,826           33.5%            50.6%            0.0%
Multifamily .........       58          $367,849,862           29.5%             1.0%           85.5%
Office ..............       19          $205,680,935           16.5%            24.9%            0.0%
Industrial ..........       38          $111,678,369            9.0%            13.5%            0.0%
Manufactured Housing
 Community ..........       17          $ 86,646,276            7.0%             3.1%           14.5%

----------
(1)   Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

(2)   In the case of one mortgage loan (identified as Loan No. 130 on Annex A-1 to this prospectus supplement), the source of repayment of the loan is the ground rent payments made to the borrower--the improvements are not part of the collateral for the loan.

     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

     o    12 groups of mortgage loans have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than approximately 4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
          (approximately 7.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 2.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     o    3 groups of mortgage loans are cross-collateralized and
          cross-defaulted, and represent, in the aggregate, approximately 2.3%
          of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 1.5% of the aggregate principal balance of the mortgage loans in loan group 2). See "--Risks Relating to
          Enforceability of Cross-Collateralization" below.

     o    10 mortgage loans, representing approximately 10.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
          (8 mortgage loans in loan group 1, representing approximately 8.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 13.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are secured by more than one mortgaged property.

                                      S-32

     See "Description of the Mortgage Pool--Additional Mortgage Loan
Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

     o    have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o    have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above and on Annex A-1 to this prospectus supplement, 3 groups of mortgage loans are cross-collateralized and cross-defaulted and represent, in the aggregate, approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately
2.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 1.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).
Cross-collateralization arrangements may be terminated with respect to such mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by a borrower could be avoided if a court were to determine that:

     o    the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

     o    the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

     o    subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

     o    recover payments made under that mortgage loan; or

     o    take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for

                                      S-33

them to be viewed under standard rating agency criteria as "special purpose entities." In general, but not in all cases, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. See "Certain Legal Aspects of
Mortgage Loans--Bankruptcy Laws" in the prospectus. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a
"single purpose entity." The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

     o    operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

     o    individuals that have personal liabilities unrelated to the property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of the borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage
Loans--Bankruptcy Laws" in the prospectus.

     With respect to a number of mortgage loans, the related borrowers own the related mortgaged property as tenants in common. As a result, if a borrower exercises its right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, particularly if the tenant in common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are special purpose entities.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for

                                      S-34

bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

     However, the World Apparel Center loan, representing approximately 5.9% of the aggregate principal balance of the mortgage loans in the trust
(approximately 8.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut off date), is part of a split loan structure, which is secured by the same mortgage instrument on the related mortgaged property.
The first of these mortgage loans is the World Apparel Center loan, which is included in the trust and is pari passu in the right of payment with the World
Apparel Center pari passu companion notes. The second, third and fourth mortgage loans in the split loan structure are the World Apparel Center pari passu companion notes, which are not included in the trust. See "Description of the Mortgage Pool--The World Apparel Center Whole Loan" in this prospectus supplement.

     In addition to the World Apparel Center loan, 3 mortgage loans representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are senior loans in a split loan structure with subordinate companion loans. Each pair of senior and subordinate companion loans is secured by a single mortgage instrument on the related mortgaged property. The subordinate companion loans will not be included as assets of the trust fund. However, the subordinate companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Subject to the restrictions described under "--Special Servicer May Be Directed to Take
Actions," the holder of each subordinate companion loan will also have certain rights with respect to the related senior loan and the related mortgaged property, including the right, under certain conditions, to direct, to consent, or provide advice with respect to, certain actions proposed to be taken by the special servicer with respect to the related mortgaged property, make cure payments on the related senior loan or purchase the related senior loan if the senior loan is in default. In exercising such rights, the holder of the subordinate companion loan does not have any obligation to consider the interests of, or the impact of such exercise on, the trust or the certificates.
See "Description of the Mortgage Pool--Additional Debt--AB Loans" in this prospectus supplement.

     Although the World Apparel Center pari passu companion notes and the subordinate companion loans are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these other obligations. As a result, the trust fund is subject to additional risks, including:

     o    the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may decline as a result; and

     o    the risk that it may be more difficult for the related borrower to refinance the World Apparel Center loan or an AB mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations (including pari passu obligations, as applicable) and the subordinate obligations, as applicable, upon the maturity of the World Apparel Center loan or an
          AB mortgage loan.

                                      S-35

     See "Description of the Mortgage Pool--General," "--Additional Debt",
"--The World Apparel Center Whole Loan" and "--AB Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate
Financing" in the prospectus.

     The mortgage loan sellers have informed us that they are aware of certain permitted existing secured debt and provisions in the mortgage loan documents with respect to certain of the mortgage loans that allow the related borrower to incur additional debt that is secured by the related mortgaged property in the future. In the case of 1 mortgage loan (identified as Loan No. 89 on Annex
A-1 to this prospectus supplement) the related mortgaged property is additionally encumbered by the lien of a secured subordinate mortgage loan, in the amount of $837,000. In the case of 1 mortgage loan (identified as Loan No.
8 on Annex A-1 to this prospectus supplement), the related mortgaged property is additionally encumbered by the lien of a secured subordinate mortgage loan, originally in the amount of $6,470,000, subject to increase in accordance with the terms of that secured subordinate mortgage loan. However, pursuant to a subordination agreement, the junior lender has agreed that payments may be made on account of the junior indebtedness only if and to the extent that, among other things, all amounts then presently due and payable and all other payments required to be made under the mortgage loan have been paid. The mortgage loan documents with respect to 4 mortgage loans, representing approximately 2.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1 mortgage loan in loan group 1 representing approximately 1.5% of the aggregate principal balance of the mortgage loans in loan group 1 and 3 mortgage loans in loan group 2 representing approximately 5.8% of the aggregate principal balance of the mortgage loans in loan group 2) specifically permit the incurrence of secured subordinate debt under certain circumstances. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See "Description of the Mortgage Pool--Additional Debt" in
this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See "Risk Factors--The Borrower's Form of Entity May Cause
Special Risks" in this prospectus supplement. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, in the future subject to criteria set forth in the mortgage loan documents.

     As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that the mortgage loan documents with respect to 10 mortgage loans, representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (6 mortgage loans in loan group 1 representing approximately 4.9% of the

                                      S-36

aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 4 mortgage loans in loan group 2 representing approximately
6.5% of the aggregate principal balance of the pool of loan group 2)
specifically permit the incurrence of mezzanine indebtedness under certain circumstances.

     Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or the option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

     Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt.
Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR
ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at the anticipated repayment date of the related mortgage loan involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o    the availability of, and competition for, credit for commercial real estate projects;

     o    the prevailing interest rates;

     o    the fair market value of the related mortgaged property;

     o    the borrower's equity in the related mortgaged property;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the mortgaged property;

     o    reductions in applicable government assistance/rent subsidy programs;

     o    the tax laws; and

     o    the prevailing general and regional economic conditions.

     164 of the mortgage loans, representing approximately 96.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (105 mortgage loans in loan

                                      S-37

group 1, representing approximately 95.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 59 mortgage loans in loan group 2, representing 98.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates. This includes 22 mortgage loans, representing approximately 33.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (14 mortgage loans in loan group 1, representing approximately 34.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 8 mortgage loans in loan group 2, representing approximately 30.8% of the principal balance of the mortgage loans in loan group 2 as of the cut-off date), all of which pay interest only for the first 11 to 60 months of their respective terms and 9 mortgage loans, representing approximately 4.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (6 mortgage loans in loan group 1, representing approximately 4.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 3 mortgage loans in loan group 2, representing approximately 4.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest only for their entire terms.

     129 of the mortgage loans, representing approximately 69.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (84 mortgage loans in loan group 1, representing approximately 76.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 45 mortgage loans in loan group 2, representing approximately
56.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), mature or have an anticipated repayment date in the year 2014.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the
Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May
Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o    the age, design and construction quality of the properties;

     o    perceptions regarding the safety, convenience and attractiveness of the properties;

     o    the proximity and attractiveness of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    increases in operating expenses at the mortgaged property and in relation to competing properties;

     o    an increase in the capital expenditures needed to maintain the properties or make improvements;

                                      S-38

     o    dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o    a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o    national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

     o    demographic factors;

     o    consumer confidence;

     o    consumer tastes and preferences;

     o    retroactive changes in building codes;

     o    changes or continued weakness in specific industry segments; and

     o    the public perception of safety for customers and clients.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    tenant defaults;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o    the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier's business operations are negatively impacted or if such a tenant or tenants fail to renew their leases.
This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space;
and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 23 mortgaged properties, securing 23 mortgage loans, representing approximately 10.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately
15.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured solely by properties that are wholly or

                                      S-39

significantly owner occupied or leased to a single tenant. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property.
Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans. We cannot assure you that the tenant will re-lease the premises.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail
Properties Have Special Risks" below.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o    space in the mortgaged properties could not be leased or re-leased;

     o    leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

     o    substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     o    tenants were unwilling or unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations.
Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase

                                      S-40

all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO
HAVE RISKS

     If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan.
Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 65 mortgage loans representing approximately
33.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 50.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     The quality and success of a retail property's tenants significantly affect the property's market value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

                                      S-41

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

     o    an anchor tenant's or shadow anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's or shadow anchor tenant's lease; or
          if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

     o    the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

     o    the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued
          payment of rent).

     38 of the mortgaged properties, securing mortgage loans representing approximately 24.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 36.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant." 13 of the mortgaged properties, securing mortgage loans representing approximately 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "shadow anchored." 15 of the mortgaged properties, securing mortgage loans representing approximately 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 7.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences. In this regard, see
"--Tenant Bankruptcy Entails Risks" and "--Certain Additional Risks Relating to
Tenants" above.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks;
internet websites; and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property.

                                      S-42

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Multifamily properties secure 55 mortgage loans representing approximately
29.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgaged properties securing mortgage loans in loan group
1, representing approximately 1.0% of the aggregate principal balance of the mortgage loans in loan group 1 and 55 mortgaged properties securing mortgage loans in loan group 2, representing approximately 85.5% of the aggregate principal balance of the mortgage loans in loan group 2) by allocated loan amount. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o    the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

     o    the location of the property, for example, a change in the neighborhood over time;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the types of services or amenities that the property provides;

     o    the property's reputation;

     o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the presence of competing properties;

     o    the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     o    in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

     o    dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o    adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

     o    state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment;
          and

     o    government assistance/rent subsidy programs.

     Certain states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more

                                      S-43

significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     Certain of the mortgage loans are secured by mortgaged properties that are eligible (or become eligible in the future) for and have received low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the
Section 8 Tenant-Based Assistance Rental Certificate Program of the United
States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. We can give you no assurance that such programs will be continued in their present form or that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies in the future or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

     Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

     3 of the mortgage loans, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 1.0% of the aggregate principal balance of the mortgage loans in loan group 1), are mortgage loans made to residential cooperative corporations and secured by residential cooperative properties.

     A number of factors may adversely affect the value and successful operation of a cooperative property. Some of these factors include:

     o    the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and stabilization laws;

     o    the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

     o    the failure of a borrower to qualify for favorable tax treatment as a
          "cooperative housing corporation" each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

     o    the possibility that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

     A residential cooperative building and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the

                                      S-44

cooperate corporation's mortgage loan, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

     With respect to the JPI Portfolio -- State College/Tucson loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 4.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 12.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) the borrower has informed the related mortgage loan seller that on August 6, 2004,
Allen & O'Hara entered into a contract with JPI Investment Company, L.P. to purchase its student housing assets in the JPI Portfolio. We cannot assure you that such a sale will or will not be completed.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Office properties secure 19 mortgage loans representing approximately
16.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 24.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     A large number of factors may adversely affect the value of office properties, including:

     o    the quality of an office building's tenants;

     o    an economic decline in the business operated by the tenants;

     o    the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

     o    the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

     o    the diversity of an office building's tenants (or reliance on a single or dominant tenant);

     o    the desirability of the area as a business location;

     o    the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

     o    an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.
See "--Risks Relating to Mortgage Loan Concentrations" above.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 11 of the mortgage loans representing approximately 9.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 13.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount. Significant factors determining the value of industrial properties are:

     o    the quality of tenants;

     o    reduced demand for industrial space because of a decline in a particular industry segment;

     o    property becoming functionally obsolete;

     o    building design and adaptability;

                                      S-45

     o    unavailability of labor sources;

     o    changes in access, energy prices, strikers, relocation of highways, the construction of additional highways or other factors;

     o    changes in proximity of supply sources;

     o    the expenses of converting a previously adapted space to general use;
          and

     o    the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

     In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

MANUFACTURED HOUSING COMMUNITIES HAVE SPECIAL RISKS

     Manufactured housing community properties secure 16 mortgage loans representing approximately 7.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (6 mortgage loans in loan group 1, representing approximately 3.1% of the aggregate principal balance of the mortgage loans in loan group 1 and 10 mortgage loans in loan group 2, representing approximately 14.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount.

     Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

     o    other manufactured housing community properties;

     o    apartment buildings; and

     o    site-built single family homes.

     Other factors may also include:

                                      S-46

     o    the physical attributes of the community, including its age and appearance;

     o    location of the manufactured housing community property;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the types of services or amenities it provides;

     o    the property's reputation; and

     o    state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose"
properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

     Some manufactured housing communities are either recreational vehicle resorts or a significant component of the communities are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

HOTEL PROPERTIES HAVE SPECIAL RISKS

     Hotel properties secure 3 of the mortgage loans representing approximately
2.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     Various factors may adversely affect the economic performance of a hotel, including:

     o    adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    the construction of competing hotels or resorts;

     o    continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o    a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o    changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.
Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected the occupancy rates, and accordingly, the financial performance of hotel properties. See "--Risks to the
Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts"
above.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location.
This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as

                                      S-47

limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

     The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.
There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     All of the hotel properties that secure the mortgage loans are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

     o    the continued existence and financial strength of the franchisor or hotel management company;

     o    the public perception of the franchise or hotel chain service mark;
          and

     o    the duration of the franchise licensing or management agreements.

     The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor.
Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                      S-48

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates.
Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties. Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See
"--Zoning Compliance and Use Restrictions May Adversely Affect Property Value"
below. See also "--Industrial Properties Have Special Risks" and
"--Manufactured Housing Communities Have Special Risks" above.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

     o    the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

     o    potential environmental legislation or liabilities or other legal liabilities;

     o    the availability of refinancing; and

     o    changes in interest rate levels.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER
RISKS OF DEFAULT AND LOSS

     2 mortgage loans, representing approximately 2.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 4.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) are secured by a first mortgage lien on a leasehold interest on the related mortgaged property. In addition, 1 mortgage loan, representing approximately 5.9% of the aggregate principal balance of the pool of mortgage loan as of the cut-off date (approximately 8.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) is secured by a first mortgage lien on both a fee parcel and a leasehold interest in a separate parcel.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would

                                      S-49

lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right.
If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated may not be enforceable. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

     Further, in a decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537
(7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C.  Section  363(f))
upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the
Bankruptcy Code (11 U.S.C.  Section  363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the
Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section
363(f)(1) (4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recoup the full value of the leasehold interest in bankruptcy court.

     See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Risks" and "--Bankruptcy Laws" in the prospectus.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.
Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained

                                      S-50

from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the servicer, the trustee, or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates.
See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     Notwithstanding the foregoing, the servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates. These relationships may create conflicts of interest. If the special servicer or the entity managed by its affiliate holds the Series
2004-LN2 non-offered certificates, it might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to Series 2004-LN2 non-offered certificates. See
"--Special Servicer May Be Directed to Take Actions" in this prospectus supplement.

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust.
Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the servicer or the special servicer.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest.

                                      S-51

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under "Description of the Mortgage Pool--Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement.

     LaSalle Bank National Association is one of the mortgage loan sellers and is also acting as paying agent, certificate registrar and authenticating agent and is an affiliate of ABN AMRO Incorporated, one of the underwriters.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o    a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o    these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o    affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

     The World Apparel Center pari passu companion notes will not be included as assets of the trust fund, but will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. The holders of the World Apparel Center notes have certain rights with respect to the World Apparel Center loan and the related mortgaged property, including the right, under certain conditions to consent to, or provide advice with respect to, certain actions with respect to the mortgaged property proposed by the special servicer. In exercising such rights, the holders of the World Apparel
Center notes do not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates.

     3 mortgage loans, representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 6.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are each evidenced by one of two notes secured by a single mortgage and a single assignment of a lease. The subordinate companion loans will not be included as assets of the trust fund.
However, each subordinate companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. The holders of the subordinate companion loans will also have certain rights with respect to the related senior loan and the related mortgaged property, including the right, under certain conditions to purchase the related senior loan if such senior loan is in default. In exercising such rights, the holders of the subordinate companion loans do not have any obligation to consider the interests of, or the impact of the exercise of such right on, the trust or the certificates.

SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. Similarly, the special servicer may, at the direction of the majority of the holders of the World Apparel Center notes, take actions with respect to the World Apparel Center loan that could adversely affect the holders of some or all of the classes of offered certificates. See "Servicing of the Mortgage Loans--The Directing Certificateholder and the World Apparel
Center Majority Holders" in this prospectus supplement. The directing certificateholder will be controlled by the controlling class certificateholders. Each of the directing certificateholder and the majority of the holders of the World Apparel Center notes may have interests in conflict with those of the certificateholders of the classes of the offered certificates. As a result, it is possible that the directing certificateholder or the majority holders of the World Apparel Center notes may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or the

                                      S-52

terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See "Servicing of the Mortgage Loans--General," "--The
Special Servicer" and "--The Directing Certificateholder and the World Apparel
Center Majority Holders" in this prospectus supplement.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.
In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property
(subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3)
change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R.
325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for
the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans may have sponsors that have previously filed bankruptcy, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

                                      S-53

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1 and Class A-2 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     The yield on each of the Class B, Class C and Class D certificates would be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate based upon the weighted average net mortgage rate of the mortgage loans. The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See "Yield and Maturity Considerations" in this prospectus supplement.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be. However, 35 mortgage loans representing approximately 23.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (23 mortgage loans in loan group 1, representing approximately 26.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 12 mortgage loans in loan group 2, representing approximately
16.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) permit voluntary prepayment without payment of a yield maintenance charge at any time on or after a date ranging from 5 months to 24 months prior to the stated maturity date. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the related anticipated repayment date. See "Description of the Mortgage
Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

                                      S-54

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lockout period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges and prepayment premiums;

     o    the servicer's or special servicer's ability to enforce those charges or premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions"
below. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. Additionally, mezzanine lenders and holders of subordinate companion loans may have options to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

     5 mortgage loans (identified as Loan Nos. 53, 81, 107, 108 and 122 on
Annex A-1 to this prospectus supplement), representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4 mortgage loans in loan group 1 representing approximately 2.3% of the aggregate principal balance of the mortgage loans in loan group 1 and 1 mortgage loan in loan group 2 representing approximately 0.6% of the aggregate principal balance of the mortgage loans in loan group 2), are secured by letters of credit or cash reserves that in each such case:

     (i) will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

     (ii) if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     In the case of 1 of the mortgage loans (identified as Loan No. 146 on
Annex A-1 to this prospectus supplement), representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.3% of the aggregate principal

                                      S-55

balance of the mortgage loans in loan group 1), if the borrower does not satisfy the performance conditions and qualifies for the release of the reserve, the reserve, less a yield maintenance charge or prepayment premium, will be applied against the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan will be re-amortized over the remaining amortization term.

     Additionally with respect to 1 mortgage loan (identified as Loan No. 66 on
Annex A-1 to this prospectus supplement), representing approximately 0.5% of the aggregrate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.5% of the aggregate principal balance of the mortgage loans in loan group 2), in connection with the partial release of the related mortgaged property, the mortgage loan may be partially prepaid at any time. See "Description of the Mortgage Pool--Certain Terms and Conditions of
the Mortgage Loans--Partial Releases" in this prospectus supplement.

OPTIONAL EARLY TERMINATION OF THE TRUST FUND MAY RESULT IN AN ADVERSE IMPACT ON
YOUR YIELD OR MAY RESULT IN A LOSS

     The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See "Description of the Certificates--
Termination; Retirement of Certificates" in this prospectus supplement.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--The Mortgage
Loan Sellers" and "--Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement and "Description of the Pooling
Agreements--Representations and Warranties; Repurchases" in the prospectus.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT
PREMIUMS OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court

                                      S-56

would not interpret those provisions as requiring a yield maintenance charge or prepayment premiums. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o    the aggregate amount of distributions on the offered certificates;

     o    their yield to maturity;

     o    their rate of principal payments; and

     o    their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure"
in the prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no

                                      S-57

secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority.
This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are
Class A-1 or Class A-2 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and to the Class A-1A, Class X-1 and Class X-2 certificates.

     See "Description of the Certificates--Distributions--Priority" and
"Description of the Certificates--Subordination; Allocation of Collateral
Support Deficit" in this prospectus supplement.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan
(or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or
(ii) subject to a secured creditor environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

     o    that will be remediated or abated in all material respects by the closing date;

                                      S-58

     o    for which an escrow for the remediation was established;

     o    for which an environmental insurance policy was obtained from a third party insurer;

     o    for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

     o    for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

     o    for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

     o    as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation; or

     o    that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage
Loans" in this prospectus supplement and "Risk Factors--Failure to Comply with
Environmental Law May Result in Additional Losses" and "Certain Legal Aspects
of Mortgage Loans--Environmental Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan became imminent. Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged

                                      S-59

properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

RISKS ASSOCIATED WITH ONE ACTION RULES

     The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including
California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in the prospectus.

RISKS RELATING TO ENFORCEABILITY

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property
(unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

                                      S-60

PROPERTY INSURANCE MAY NOT BE SUFFICIENT

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 10.4% and 5.9% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 11.5% and 3.1%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 8.1% and 11.2%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in California and Texas, respectively, which states have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.
Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

     Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the
Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance
Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The Treasury Department established procedures for the
Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002.
Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk
Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage or, if any have, that they will continue to maintain the coverage.

     Through December 2005, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

                                      S-61

     However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance
Program.

     Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

     Finally, the Terrorism Insurance Program terminates on December 31, 2005.
There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its expiration.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust.

     Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

     With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its "all-risk"
policy or under a stand-alone policy.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the servicer or special servicer, as applicable, has determined, based on inquiry consistent with the servicing standards and after consultation with the directing certificateholder (or, with respect to the
World Apparel Center loan, the World Apparel Center majority holders for that mortgage loan), that either (a) such insurance is not available at any rate or
(b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies

                                      S-62

covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificate.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS MAY ADVERSELY AFFECT PROPERTY VALUE

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with
Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans--Americans with
Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

                                      S-63

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached.
See "Description of the Mortgage Pool--Representations and Warranties;
Repurchases and Substitutions" in this prospectus supplement.

LITIGATION OR OTHER LEGAL PROCEEDINGS COULD ADVERSELY AFFECT THE MORTGAGE LOANS

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates.
In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. In this respect, see "Description of the Top Ten
Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Mortgaged
Properties--Stadium Marketplace" on Annex A-3 to this prospectus supplement for more information with respect to the principal of the borrower of one of the mortgage loans. We cannot assure you that any litigation or other legal proceedings will not have a material adverse effect on your investment.

RISKS RELATING TO BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk
Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay
Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS RELATING TO INSPECTIONS OF PROPERTIES

     Except in the case of 1 mortgage loan (identified as Loan No. 130 on Annex
A-1 to this prospectus supplement), representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. In the case of the 1 mortgage loan referred to in the preceding sentence, a preliminary construction review was performed on an unfinished structure (the security for the related mortgage loan is a landlord's fee interest in a ground-leased property; the improvements on the fee interest are not part of the collateral). However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                                      S-64

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The trust will consist primarily of 175 fixed rate mortgage loans secured by 208 commercial, multifamily and manufactured housing community Mortgaged
Properties with an aggregate principal balance of approximately $1,245,873,056 as of the cut-off date (the "Initial Pool Balance"). All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool
Balance.

     The pool of mortgage loans will be deemed to consist of two loan groups
("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups") for the purpose of principal and interest distributions on the Class A
Certificates. Loan Group 1 will consist of 113 mortgage loans, representing approximately 66.2% of the Initial Pool Balance (the "Initial Loan Group 1
Balance"). Loan Group 2 will consist of 62 mortgage loans, representing approximately 33.8% of the Initial Pool Balance (the "Initial Loan Group 2
Balance"). Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.

     The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the cut-off date, after application of all payments due on or before that date, whether or not received. Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, loan-to-value ratios and debt service coverage ratios ("DSCR") with respect to each mortgage loan with a subordinate companion loan is calculated without regard to the related subordinate companion loan. The mortgage loan amount used in this prospectus supplement for purposes of calculating the loan-to-value ratios and DSCR's for the World Apparel Center Loan is the aggregate of the principal balances of the
World Apparel Center Loan and the World Apparel Center Pari Passu Companion
Notes. See "--The World Apparel Center Whole Loan" below.

     Each mortgage loan is evidenced by a promissory note (a "Mortgage Note")
and secured by a mortgage, deed of trust or other similar security instrument
(a "Mortgage") that creates a first mortgage lien:

          (1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

          (2) with respect to 2 mortgaged properties securing mortgage loans
     (identified as Loan Nos. 4 and 34 on Annex A-1 to this prospectus supplement) representing approximately 2.9% of the Initial Pool Balance
     (approximately 4.4% of the Initial Loan Group 1 Balance), on a leasehold estate in one or more commercial properties; or

          (3) with respect to 1 mortgaged property securing a mortgage loan
     (identified as Loan No. 2, on Annex A-1 to this prospectus supplement)
     representing approximately 5.9% of the Initial Pool Balance (approximately
     8.8% of the Initial Loan Group 1 Balance), on a fee simple estate in a portion of the related property and a leasehold estate in the remaining portion of one or more commercial properties (each of the fee and/or leasehold estates described in clauses (1) through (3), a "Mortgaged
     Property");

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the
prospectus.

     On or about August 20, 2004 (the "Closing Date"), J.P. Morgan Chase
Commercial Mortgage Securities Corp. (the "Depositor") will acquire the mortgage loans from JPMorgan Chase Bank, Nomura Credit & Capital, Inc. and
LaSalle Bank National Association (each, a "Mortgage Loan Seller") pursuant to three mortgage loan purchase agreements (the "Purchase Agreements"), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign

                                      S-65

its interests in the mortgage loans, without recourse, to Wells Fargo Bank,
N.A., as trustee (the "Trustee"), for the benefit of the holders of the
Certificates (the "Certificateholders"). See "--The Mortgage Loan Sellers"
below and "Description of the Pooling Agreements--Assignment of Mortgage Loans;
Repurchases" in the prospectus. In addition, on the Closing Date, the applicable Mortgage Loan Sellers will be required to remit to the Paying Agent an amount that will be sufficient to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of certain mortgage loans not having their first due date until September 2004. This amount will be distributed to Certificateholders on the first Distribution Date as part of their regular interest distribution.

     The mortgage loans were originated in the period between March 2004 and
August 2004.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan
Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

     Borrowers under certain of the mortgage loans may receive subsidies or other assistance from government programs to the extent that certain conditions are met. Such conditions include, among other things, that the Mortgaged
Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant must regularly meet certain income tests for the related Mortgaged Property. There is no certainty that such government program will continue or that the borrower will continue to comply with the requirements of such program to enable it to receive such subsidies in the future. These restrictions could reduce the market value of the related
Mortgaged Property and the ability of the related borrower to repay the related mortgage loan.

ADDITIONAL DEBT

     General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

     The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     Pari Passu Loans. The World Apparel Center Loan is part of a split loan structure with the World Apparel Center Pari Passu Companion Notes (which are pari passu with the World Apparel Center loan and are not included in the trust). See "--The World Apparel Center Whole Loan" below.

     AB Loans. 3 mortgage loans (each, an "AB Mortgage Loan") (identified as
Loan Nos. 20, 23 and 100 on Annex A-1 to this prospectus supplement), representing approximately 2.3% of the Initial Pool Balance (approximately 6.9%
of the Initial Loan Group 2 Balance), are each a senior loan in a split loan structure with a subordinate companion loan (with respect to each AB Mortgage
Loan, the "Subordinate Companion Loan" and, together with the related AB
Mortgage Loan, the "AB Mortgage Loan Pair"). No Subordinate Companion Loan is
an asset of the trust. Each such pair of senior and subordinate loans is evidenced by two notes that are both secured by a single mortgage instrument on the related Mortgaged Property.

     The first such AB Mortgage Loan (the "Runaway Bay Apartments AB Mortgage
Loan") (identified as Loan No. 20 on Annex A-1 to this prospectus supplement)
has a principal balance as of the cut-off date of $13,100,000. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $600,000. The second such AB Mortgage Loan (the "North
Creek Apartments AB Mortgage Loan") (identified as Loan No. 23 on Annex A-1

                                      S-66

to this prospectus supplement) has a principal balance as of the cut-off date of $12,250,000. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $450,000. The third such AB
Mortgage Loan (the "Mason Manor Apartments AB Mortgage Loan") (identified as
Loan No. 100 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut-off date of $3,752,982. The related Subordinate Companion
Loan, which is not included in the trust, has an initial principal balance of
$235,000. In the event that certain defaults exist under any of these AB
Mortgage Loans or the related Subordinate Companion Loans, the holder of the related Subordinate Companion Loan will have the right to purchase the related
AB Mortgage Loan for a price generally equal to the outstanding principal balance of the related AB Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to that AB
Mortgage Loan. Until the expiration of the period of time that the holder of the related Subordinate Companion Loan has the right to purchase the related AB
Mortgage Loan (generally 30 days after notice of certain defaults under the related AB Mortgage Loan or the related Subordinate Companion Loan), the
Servicer and the Special Servicer generally will not be able to work out or modify that AB Mortgage Loan without the consent of the holder of the related
Subordinate Companion Loan.

     Other Secured Subordinate Indebtedness. The Mortgaged Property securing 1 mortgage loan (identified as Loan No. 89 on Annex A-1 to this prospectus supplement), representing approximately 0.3% of the Initial Pool Balance
(approximately 1.0% of the Initial Loan Group 2 Balance) secures subordinated indebtedness in the amount of $837,000, which indebtedness is subject to a subordination and/or standstill agreement in favor of the holder of the senior mortgage loan.

     The Mortgaged Property securing 1 mortgage loan (identified as Loan No. 8 on Annex A-1 to this prospectus supplement), representing approximately 1.7% of the Initial Pool Balance (approximately 5.0% of the Initial Loan Group 2
Balance) secures subordinated indebtedness in the amount of up to $6,470,000, which indebtedness is subject to a subordination agreement in favor of the holder of the senior mortgage loan.

     In addition to the outstanding secured indebtedness discussed above, with respect to the mortgage loans identified as Loan Nos. 8, 24, 132 and 170 on
Annex A-1 to this prospectus supplement, representing approximately 2.9% of the
Initial Pool Balance (1 mortgage loan in Loan Group 1 representing approximately 1.5% of the Initial Loan Group 1 Balance and 3 mortgage loans in
Loan Group 2 representing approximately 5.8% of the Initial Loan Group 2
Balance), the borrower may incur secured subordinated indebtedness, subject to the satisfaction of certain predetermined conditions.

     Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower.
However, certain of the mortgage loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. Holders of mezzanine loans generally have the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses related to, such mortgage loan. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower. As of the cut-off date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following mezzanine indebtedness with respect to the mortgage loans:

                                      S-67

     o    In the case of 1 mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 4.1% of the
          Initial Pool Balance (approximately 12.1% of the Initial Loan Group 2
          Balance), a mezzanine loan with a principal balance of approximately
          $10,202,000 as of the date of the origination of the related mortgage loan has been made to an owner of the mortgage borrower. The mezzanine lender and mortgage lender have entered into a subordination and standstill agreement whereby the mezzanine lender acknowledges and agrees that (i) the mezzanine lender has no claim for payment against the mortgage borrower, other than the right to receive any excess cash flow distributed by the mortgage borrower to the mezzanine borrower with respect to the mezzanine borrower's ownership interests in the mortgage borrower (i.e., out of excess cash flow from the related mortgaged property after payment of all mortgage loan reserves and debt service and all property operating expenses) and (ii) for so long as the mortgage loan is outstanding, the mezzanine lender has no right to pursue any enforcement action against the direct and indirect interests pledged to the mezzanine lender or against the mortgaged property.

     o    In the case of 10 mortgage loans (identified as Loan Nos. 12, 44, 46,
          50, 66, 69, 77, 87, 110 and 141 on Annex A-1 to this prospectus supplement), representing in the aggregate approximately 5.4% of the
          Initial Pool Balance (6 mortgage loans in Loan Group 1, representing in the aggregate approximately 4.9% of the Initial Loan Group 1
          Balance and 4 mortgage loans in Loan Group 2, representing in the aggregate approximately 6.5% of the Initial Loan Group 2 Balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt.
          The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include the consent of the mortgage lender and loan-to-value ratio and DSCR tests.

     Unsecured Subordinate Indebtedness. In general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt. In addition, the applicable Mortgage Loan Sellers have informed us that they are aware of the following unsecured subordinate indebtedness with respect to the mortgage loans:

     o    In the case of 1 mortgage loan (identified as Loan No. 50 on Annex A-1 to this prospectus supplement), representing approximately 0.6% of the
          Initial Pool Balance (approximately 1.9% of the Initial Loan Group 2
          Balance), the related borrower is indebted to one of its equity owners for unsecured loans having an aggregate outstanding balance of approximately $718,149 as of the time of origination of the related mortgage loan.

     o    In the case of 1 mortgage loan (identified as Loan No. 38 on Annex A-1 to this prospectus supplement), representing approximately 0.8% of the
          Initial Pool Balance (approximately 1.2% of the Initial Loan Group 1
          Balance) the related borrower is indebted to one of its equity owners for unsecured officer's loans having an aggregate balance of approximately $6,500,000 as of the time of origination of the related mortgage loan. Further, the related borrower is entitled to obtain unsecured financing from its direct and indirect owners subject to a subordination and standstill agreement acceptable to the lender.

     o    In the case of 5 mortgage loans (identified as Loan Nos. 19, 48, 84,
          126 and 165 on Annex A-1 to this prospectus supplement), representing approximately 2.4% of the Initial Pool Balance (4 mortgage loans in
          Loan Group 1, representing approximately 2.0% of the Initial Loan
          Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 3.2% of the Initial Loan Group 2 Balance), the related borrowers are permitted to incur unsecured subordinate debt. With respect to Loan Nos. 19, 48, 85, 126 and 165, the related borrower is entitled to obtain unsecured financing in an amount not to exceed
          $405,000, $600,000, $500,000, $1,250,000 and $1,000,000, respectively.

THE WORLD APPAREL CENTER WHOLE LOAN

     The Loans. One mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement) (the "World Apparel Center Loan"), representing approximately 5.9% of the Initial

                                      S-68

Pool Balance (approximately 8.8% of the Initial Loan Group 1 Balance), is one
of four mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the same underlying Mortgaged
Property (the "World Apparel Center Mortgaged Property"). The World Apparel
Center Loan is evidenced by promissory note A1. The mortgage loans evidenced by promissory notes A2, A3 and A4 are referred to in this prospectus supplement as the "World Apparel Center Pari Passu Companion Notes." The mortgage loans evidenced by promissory notes A2, A3 and A4 have outstanding principal balances of $73,000,000, $37,230,000 and $35,770,000, respectively. The World Apparel
Center Pari Passu Companion Notes are not included in the trust. The World
Apparel Center Loan and the World Apparel Center Pari Passu Companion Notes are
pari passu with each other and are referred to in this prospectus supplement as the "World Apparel Center Notes." Only the World Apparel Center Loan is
included in the trust. The World Apparel Center Loan and the World Apparel
Center Pari Passu Companion Notes are collectively referred to in this prospectus supplement as the "World Apparel Center Whole Loan."

     The holders of the World Apparel Center Notes (the "World Apparel Center
Noteholders") have entered into a co-lender agreement that sets forth the respective rights of each World Apparel Center Noteholder (the "World Apparel
Center Co-Lender Agreement"). Pursuant to the terms of the World Apparel Center
Co-Lender Agreement, the World Apparel Center Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Servicer
and Special Servicer, as applicable, according to the Servicing Standards. The
World Apparel Center Co-Lender Agreement provides that expenses, losses and shortfalls relating to the World Apparel Center Whole Loan will be allocated, on a pro rata and pari passu basis, to the World Apparel Noteholders.

     As described under "Servicing of the Mortgage Loans--The Directing
Certificateholder and the World Apparel Center Majority Holders" in this prospectus supplement, the majority holders (the "World Apparel Center Majority
Holders") of the World Apparel Center Loan (the Directing Certificateholder
will be the holder of the World Apparel Center Loan for this purpose) and the
World Apparel Center Pari Passu Companion Notes (or if any such loan has been securitized, a representative appointed by the controlling class of that securitization) will have such rights.

     Servicing. The World Apparel Center Co-Lender Agreement generally provides that the World Apparel Center Whole Loan will be serviced by the Servicer and the Special Servicer according to the Servicing Standards under the Pooling and
Servicing Agreement.

     Distributions. Under the terms of the World Apparel Center Co-Lender
Agreement, any payment (whether principal or interest (including default interest and late payment charges)) or prepayment under the World Apparel
Center Notes, or proceeds relating to the World Apparel Center Mortgaged
Property (in each case, subject to the rights of the Servicer, the Special
Servicer, the Depositor, the Trustee, the Paying Agent and any related sub-servicer to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the World
Apparel Center Loan and the World Apparel Center Pari Passu Companion Notes on
a pro rata and pari passu basis according to their respective outstanding principal balances.

AB MORTGAGE LOAN PAIRS

     General. The Runaway Bay Apartments AB Mortgage Loan, the North Creek
Apartments AB Mortgage Loan and the Mason Manor Apartments AB Mortgage Loan are
each evidenced by one of two notes secured by a single Mortgage and a single assignment of a lease. The Subordinate Companion Loan relating to each AB
Mortgage Loan, which is in each case the second of the two notes, is not part of the trust fund. The Runaway Bay Apartments AB Mortgage Loan has a Cut-off
Date Balance of $13,100,000, representing approximately 1.1% of the Initial
Pool Balance (approximately 3.1% of the Initial Loan Group 2 Balance), and the
related Subordinate Companion Loan has an unpaid principal balance, as of the
Cut-off Date, of $600,000. The North Creek Apartments AB Mortgage Loan has a
Cut-off Date Balance of $12,250,000, representing

                                      S-69

approximately 1.0% of the Initial Pool Balance (approximately 2.9% of the
Initial Loan Group 2 Balance), and the related Subordinate Companion Loan has an unpaid principal balance, as of the Cut-off Date, of $450,000. The Mason
Manor Apartments AB Mortgage Loan has a Cut-off Date Balance of $3,752,982,
representing approximately 0.3% of the Initial Pool Balance (approximately 0.9%
of the Initial Loan Group 2 Balance), and the related Subordinate Companion
Loan has an unpaid principal balance, as of the Cut-off Date, of $235,000. A third party not affiliated with us or the related borrower is the holder of the
Subordinate Companion Loans.

     Each AB Mortgage Loan and the related Subordinate Companion Loan are cross-defaulted. For purposes of the information presented in this prospectus supplement with respect to each AB Mortgage Loan, the LTV Ratio and DSCR reflects only the AB Mortgage Loan and does not take into account the related
Subordinate Companion Loan.

     The trust, as the holder of each AB Mortgage Loan, and the holder of the related Subordinate Companion Loan will be parties to a separate intercreditor agreement (the "Intercreditor Agreement"). The Servicer will be required to collect payments with respect to a Subordinate Companion Loan prior to the inclusion of that Subordinate Companion Loan in a separate securitization and after the occurrence of certain events of default as described under
"--Servicing of the AB Mortgage Loan Pairs" below. The following discussion is a description of certain provisions of the Intercreditor Agreements. This discussion does not purport to be complete and is subject, and qualified by reference to the actual provisions of each Intercreditor Agreement.

     Application of Payments on the AB Mortgage Loan Pairs. The right of the holder of each Subordinate Companion Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related AB Mortgage Loan. Pursuant to the related Intercreditor Agreement, but prior to the occurrence of (i) the acceleration of an AB Mortgage Loan or its
Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower (each a "Material AB
Loan Default"), the borrower will make separate monthly payments of principal and interest to the Servicer and the servicer of the Subordinate Companion
Loan. Any escrow and reserve payments required in respect of an AB Mortgage
Loan or its Subordinate Companion Loan will be paid to the Servicer. Following the occurrence and during the continuance of a Material AB Loan Default, and subject to certain rights of the holder of the Subordinate Companion Loan to purchase the AB Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on a Subordinate Companion Loan will be subordinated to all payments due on the related AB Mortgage Loan and the amounts with respect to each of the AB Mortgage Loan and the Subordinate Companion Loan will be paid:
first, to the Servicer, Special Servicer, Paying Agent or Trustee, up to the
amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon; second, to the Servicer and the
Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity; third, to the trust, in an amount equal to interest due with respect to the AB Mortgage Loan; fourth, to the trust, in an amount equal to the principal balance of the AB Mortgage Loan until paid in full; fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the AB Mortgage Loan; sixth, to the holder of the
Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the Subordinate Companion Loan; seventh, to the holders of the Subordinate Companion Loan, in an amount equal to interest due with respect to the Subordinate Companion Loan; eighth, to the holder of the
Subordinate Companion Loan, in an amount equal to the principal balance of the
Subordinate Companion Loan until paid in full; ninth, to the holder of the
Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Subordinate Companion Loan; tenth, to the trust and the holder of the Subordinate Companion Loan, in an amount equal to any unpaid default interest accrued on the AB Mortgage Loan and the
Subordinate Companion Loan, respectively; eleventh, any amounts that represent late payment charges, excluding prepayment premiums or default interest, that

                                      S-70

are not required to be returned to the borrower or paid to the servicers, pro rata; and twelfth, any excess, to the trust as holder of the AB Mortgage Loan and the holder of the Subordinate Companion Loan, pro rata, based upon their initial principal balances.

     Servicing of the AB Mortgage Loan Pairs. The AB Mortgage Loans and the
related Mortgaged Properties will be serviced and administered by the Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing
Agreement, in the manner described under "Servicing of the Mortgage Loans" in this prospectus supplement. The Servicer and Special Servicer will service and administer the related Subordinate Companion Loans to the extent described below. The Servicing Standards set forth in the Pooling and Servicing Agreement will require the Servicer and the Special Servicer to take into account the interests of both the Certificateholders and the holders of the Subordinate
Companion Loans when servicing the AB Mortgage Loan Pairs as a collective whole.

     The Servicer and the Special Servicer have the initial authority to service and administer, and to exercise the rights and remedies with respect to, the AB Mortgage Loan Pairs. Subject to certain limitations with respect to modifications and certain rights of the holder of a Subordinate Companion Loan to purchase the related AB Mortgage Loan, the holder of the related Subordinate
Companion Loan has no voting, consent or other rights with respect to the
Servicer's or Special Servicer's administration of, or the exercise of its rights and remedies with respect to, the AB Mortgage Loan Pairs.

     Prior to a securitization of a Subordinate Companion Loan, the Servicer will be required to service the Subordinate Companion Loan or cause such
Subordinate Companion Loan to be serviced. When a Subordinate Companion Loan is included within a securitization, primary and master servicers of the
Subordinate Companion Loan will be designated, and such servicers will be responsible for collecting from the related borrower and distributing payments in respect of the related Subordinate Companion Loan. The Servicer will otherwise administer the AB Mortgage Loan Pairs unless: (i) there shall occur and be continuing a Material AB Loan Pair Default, in which case the Servicer and the Special Servicer will collect and distribute such payments with respect to the AB Mortgage Loan Pair, subject to the terms of the Intercreditor
Agreement, or (ii) the holder of the related Subordinate Companion Loan purchases the related AB Mortgage Loan pursuant to the terms of the
Intercreditor Agreement, in which case the servicers designated to service the related Subordinate Companion Loan will assume all responsibility with respect to the servicing of the AB Mortgage Loan Pair.

     Modifications. The holders of the Subordinate Companion Loans may exercise certain approval rights relating to modifications of the subject Subordinate
Companion Loan and/or the related AB Mortgage Loan that materially and adversely affect the holder of such Subordinate Companion Loan prior to the expiration of the repurchase period described in the following paragraph.
Unless the trust (as the holder of the related AB Mortgage Loan) shall first have obtained the written consent of the holder of the related Subordinate
Companion Loan, the lien priority of the AB Mortgage Loan Pair may not be adversely affected and no such modification may violate any of the related provisions more specifically set forth in the Intercreditor Agreement.

     Purchases of the AB Mortgage Loans by the Holders of the Related
Subordinate Companion Loans. In the event that (i) any payment of principal or interest on an AB Mortgage Loan or its Subordinate Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of an AB Mortgage Loan or its
Subordinate Companion Loan has been accelerated, (iii) the principal balance of the AB Mortgage Loan or its Subordinate Companion Loan is not paid at maturity,
(iv) the borrower under an AB Mortgage Loan or its Subordinate Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or
(v) any other event where the cash flow payment under a Subordinate Companion
Loan has been interrupted and payments are made in a default scenario, the holder of the Subordinate Companion Loan will be entitled to purchase the related AB Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the related

                                      S-71

Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related AB Mortgage Loan, together with all unpaid interest on the AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances, in each such case, for which the borrower under the AB Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing an AB
Mortgage Loan, no prepayment consideration will be payable in connection with the purchase of the AB Mortgage Loan.

     If, after the expiration of the right of the holder of a Subordinate
Companion Loan to purchase the related AB Mortgage Loan, the AB Mortgage Loan or the related Subordinate Companion Loan is modified in connection with a work-out so that, with respect to that AB Mortgage Loan or Subordinate
Companion Loan, (a) the outstanding principal balance is decreased, (b)
payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of that mortgage loan, then all payments to the trust (as the holder of the subject AB Mortgage Loan) will be made as though that work-out did not occur and the payment terms of the subject
AB Mortgage Loan will remain the same. In that case, the holder of the related
Subordinate Companion Loan will bear the economic effect of all waivers, reductions or deferrals of amounts due on either the related AB Mortgage Loan or that Subordinate Companion Loan attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon and any other amounts due, of the related Subordinate Companion Loan).

     Application of Amounts Paid to the Trust in Respect of the AB Mortgage
Loans. Amounts payable to the trust as holder of an AB Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available
Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related
Subordinate Companion Loan will be distributed to such holder net of fees and expenses on the related Subordinate Companion Loan.

TOP TEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

     The following table shows certain information regarding the ten largest mortgage loans or groups of cross-collateralized mortgage loans by Cut-off Date
Balance:

                                                      % OF
                                                    INITIAL                                   CUT-OFF
                              LOAN   CUT-OFF DATE     POOL     LOAN PER                         DATE             PROPERTY
         LOAN NAME           GROUP      BALANCE     BALANCE      UNIT         UW DSCR        LTV RATIO             TYPE
--------------------------- ------- -------------- --------- ------------ --------------- --------------- ---------------------

World Apparel Center ......    1    $ 73,000,000       5.9%       190(1)        1.98x(1)       55.4%(1)                  Office
Chesapeake Square .........    1      73,000,000       5.9        138           1.41x          70.2%                     Retail
JPI Portfolio -- State
 College/Tucson ...........    2      50,740,000       4.1     25,319           1.33x          72.8%                Multifamily
Stadium Marketplace .......    1      26,000,000       2.1        122           1.28x          72.2%                     Retail
Countryside Apartments.....    2      24,976,221       2.0     35,629           1.45x          79.8%                Multifamily
Embassy Suites -- BWI
 Airport ..................    1      24,120,000       1.9     96,096           1.89x          60.0%                      Hotel
Plaza Mobile Estates ......    2      22,700,000       1.8     95,781           1.21x          78.3%       Manufactured Housing
Hamptons Apartments .......    2      21,000,000       1.7     73,684           1.24x          76.4%                Multifamily
Latco Portfolio ...........    1      20,233,712       1.6        117           1.36x          76.6%                     Retail
Belleview Promenade .......    1      18,900,000       1.5        189           1.59x          70.0%                     Retail
                                    ------------      ----                    ---------      -------
TOTAL .....................         $354,669,933      28.5%       N/A           1.53x          68.9%
                                    ============      ====                    =========      =======

----------
(1)   Calculated based upon the aggregate principal balance of the World
      Apparel Center Loan and the World Apparel Center Pari Passu Companion
      Notes as of the cut-off date.

     For more information regarding the top ten mortgage loans and/or loan concentrations and related Mortgaged Properties, see Annex A-3 to this prospectus supplement.

ARD LOANS

     5 mortgage loans (the "ARD Loans"), representing approximately 3.7% of the
Initial Pool Balance (approximately 5.6% of the Initial Loan Group 1 Balance), provided that, if after a certain

                                      S-72

date (each, an "Anticipated Repayment Date"), the borrower has not prepaid the respective ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (which rate may continue to increase annually after the Anticipated Repayment Date) (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The Anticipated Repayment Date
for each ARD Loan is generally 7-10 years after the closing of such ARD Loan.
The Revised Rate for each ARD Loan is generally equal to the greater of the
Initial Rate plus at least 2% or the then-current treasury rate corresponding to a term equal to the remaining amortization period of such ARD Loan plus at least 2% per annum. After the Anticipated Repayment Date, these ARD Loans further require that all cash flow available from the related Mortgaged
Property after payment of the Periodic Payments required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents be used to accelerate amortization of principal on the respective ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their Anticipated
Repayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the respective ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class S Certificates.

     Additionally, an account was established at the origination of each ARD
Loan into which the related borrower, property manager and/or tenants is required to directly deposit rents or other revenues from the related Mortgaged
Property. In certain instances, the lockbox structure does not come into effect
(i.e., spring) until immediately prior to, or on the respective Anticipated
Repayment Date. See "--Lockbox Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrower on or about their Anticipated
Repayment Dates. However, we cannot assure you that the ARD Loans will be prepaid on their respective Anticipated Repayment Dates.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Loans. The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

                             OVERVIEW OF DUE DATES

                                      AGGREGATE
                    NUMBER OF     PRINCIPAL BALANCE   % OF INITIAL POOL   % OF INITIAL LOAN   % OF INITIAL LOAN
    DUE DATE     MORTGAGE LOANS   OF MORTGAGE LOANS        BALANCE         GROUP 1 BALANCE     GROUP 2 BALANCE
--------------- ---------------- ------------------- ------------------- ------------------- ------------------

1st ...........        108          $  707,823,021           56.8%               58.7%               53.1%
6th ...........         10              75,088,230            6.0                 4.8                 8.5
7th ...........          2             123,740,000            9.9                 8.8                12.1
11th ..........         55             339,221,804           27.2                27.7                26.4
                       ---          --------------          -----               -----               -----
Total .........        175          $1,245,873,056          100.0%              100.0%              100.0%
                       ===          ==============          =====               =====               =====

                                      S-73

   The mortgage loans have grace periods as set forth in the following table:

                           OVERVIEW OF GRACE PERIODS

                                        AGGREGATE
                      NUMBER OF     PRINCIPAL BALANCE   % OF INITIAL POOL   % OF INITIAL LOAN   % OF INITIAL LOAN
   GRACE PERIOD    MORTGAGE LOANS   OF MORTGAGE LOANS        BALANCE         GROUP 1 BALANCE     GROUP 2 BALANCE
----------------- ---------------- ------------------- ------------------- ------------------- ------------------

0 days ..........         66          $  531,722,117           42.7%               41.5%               44.9%
5 days ..........         54             237,981,210           19.1                16.5                24.1
7 days ..........         52             386,669,729           31.0                31.9                29.4
10 days .........          3              89,500,000            7.2                10.1                 1.5
                          --          --------------          -----               -----               -----
Total ...........        175          $1,245,873,056          100.0%              100.0%              100.0%
                         ===          ==============          =====               =====               =====

     In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

     The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis") or accrue interest on the basis of twelve 30-day months, assuming a 360-day year ("30/360
Basis"), as set forth in the following table:

                             INTEREST ACCRUAL BASIS

                                               AGGREGATE
                             NUMBER OF     PRINCIPAL BALANCE   % OF INITIAL POOL   % OF INITIAL LOAN   % OF INITIAL LOAN
 INTEREST ACCRUAL BASIS   MORTGAGE LOANS   OF MORTGAGE LOANS        BALANCE         GROUP 1 BALANCE     GROUP 2 BALANCE
------------------------ ---------------- ------------------- ------------------- ------------------- ------------------

Actual/360 .............        172          $1,216,103,056           97.6%               96.4%              100.0%
30/360 .................          3              29,770,000            2.4                 3.6                 0.0
                                ---          --------------          -----               -----               -----
Total ..................        175          $1,245,873,056          100.0%              100.0%              100.0%
                                ===          ==============          =====               =====               =====

     The mortgage loans have the amortization characteristics set forth in the following table:

                               AMORTIZATION TYPES

                                                AGGREGATE
                              NUMBER OF     PRINCIPAL BALANCE   % OF INITIAL POOL   % OF INITIAL LOAN   % OF INITIAL LOAN
   TYPE OF AMORTIZATION    MORTGAGE LOANS   OF MORTGAGE LOANS        BALANCE         GROUP 1 BALANCE     GROUP 2 BALANCE
------------------------- ---------------- ------------------- ------------------- ------------------- ------------------

Balloon Loans
 Balloon ................        129          $  697,360,763           56.0%               52.0%               67.3%
 Partial Interest
   Only .................         22             414,750,000           33.3                34.6                30.8
 Interest Only ..........          8              41,020,000            3.3                 2.9                 4.1
                                 ---          --------------          -----               -----               -----
Subtotal ................        159          $1,153,130,763           92.6%               89.5%               98.6%
ARD Loans
 ARD ....................          4          $   29,600,309            2.4%                3.6%                0.0%
 Interest Only ..........          1              16,700,000            1.3                 2.0                 0.0
                                 ---          --------------          -----               -----               -----
Subtotal ................          5          $   46,300,309            3.7%                5.6%                0.0%
Fully Amortizing
 Loans ..................         11          $   46,441,984            3.7%                4.9%                1.4%
                                 ---          --------------          -----               -----               -----
Total ...................        175          $1,245,873,056          100.0%              100.0%              100.0%
                                 ===          ==============          =====               =====               =====

     Prepayment Provisions. Each mortgage loan prohibits any prepayments or
Defeasance for a specified period of time after its date of origination (a
"Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

                                      S-74

                       OVERVIEW OF PREPAYMENT PROTECTION

                           NUMBER OF         AGGREGATE
                            MORTGAGE     PRINCIPAL BALANCE     % OF INITIAL POOL     % OF INITIAL LOAN     % OF INITIAL LOAN
 PREPAYMENT PROTECTION       LOANS       OF MORTGAGE LOANS          BALANCE           GROUP 1 BALANCE       GROUP 2 BALANCE
-----------------------   -----------   -------------------   -------------------   -------------------   ------------------

Lockout period with
 defeasance ...........       163       $1,153,865,873                92.6%                 91.9%                 94.1%
Lockout period
 followed by yield
 maintenance ..........        12           92,007,182                 7.4                   8.1                   5.9
                              ---       --------------               -----                 -----                 -----
Total .................       175       $1,245,873,056               100.0%                100.0%                100.0%
                              ===       ==============               =====                 =====                 =====

     With respect to 4 mortgage loans (identified as Loan Nos. 8, 84, 126 and
165 on Annex A-1 to this prospectus supplement), representing approximately
2.4% of the Initial Pool Balance (3 mortgage loans in Loan Group 1 representing approximately 1.0% of the Initial Loan Group 1 Balance and 1 mortgage loan in
Loan Group 2 representing approximately 5.0% of the Initial Loan Group 2
Balance), "Yield Maintenance Charge" will generally be equal to: the greater of
(A) one percent (1.0%) of the principal amount being prepaid, and (B) the positive excess of (i) the present value ("PV") of all future installments of principal and interest due under this note including the principal amount due at maturity (collectively, "All Future Payments"), discounted at an interest rate per annum equal to the Treasury Constant Maturity Yield Index published during the second full week preceding the date on which such premium is payable for instruments having a maturity coterminous with the remaining term of this note, over (ii) the principal amount of this note outstanding immediately before such prepayment ((PV of All Future Payments) -- (principal balance at time of prepayment) = prepayment fee). "Treasury Constant Maturity Yield Index"
shall mean the average yield for "This Week" as reported by the Federal Reserve
Board in Federal Reserve Statistical Release H.15 (519). If there is no
Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of this note, then the index shall be equal to the weighted average yield to maturity of the Treasury Constant Maturity
Yield Indices with maturities next longer and shorter than such remaining average life to maturity, calculated by averaging (rounded upward to the nearest 1/8 of 1% per annum) the yields of the relevant Treasury Constant
Maturity Yield indices (rounded upward to the nearest 1/8 of 1% per annum). In the event that there is no Treasury Constant Maturity Index available, lender may select an alternate index as may be reasonable based on the available indices.

     With respect to 8 mortgage loans (identified as Loan Nos. 9, 12, 43, 48,
98, 139, 142 and 147 on Annex A-1 to this prospectus supplement), representing approximately 5.0% of the Initial Pool Balance (7 mortgage loans in Loan Group
1 representing approximately 7.1% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2 representing approximately 0.9% of the Initial
Loan Group 2 Balance), the "Yield Maintenance Charge" will generally be equal to the greater of (i) 1% of the principal amount being prepaid and (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or anticipated repayment date, if applicable (including any date that a balloon payment is due) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" means the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually, and the term "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal
Reserve Statistical Release H.15-Selected Interest Rates ("Release H.15") under the heading U.S. Government Securities/Treasury Constant Maturities for the
week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date or anticipated repayment date, if applicable of the mortgage loan. In the event Release H.15 is no longer published, the Servicer will select a comparable publication to determine the Treasury Rate.

                                      S-75

     The term "Treasury Yield" has the meaning set forth in the related mortgage loan documents. The term "Amount Payable" means each scheduled payment of principal and interest on the related mortgage note being prepaid that would otherwise have become due on and after the date of such determination if the related mortgage note was not being prepaid.

     Yield Maintenance Charges and any prepayment premiums are distributable as described in this prospectus supplement under "Description of the
Certificates--Allocation of Yield Maintenance Charges."

     The mortgage loans permit voluntary prepayment without the payment of a
Yield Maintenance Charge or any prepayment premium during an "open period"
immediately prior to and including the stated maturity date or Anticipated
Repayment Date set forth in the following table:

                            PREPAYMENT OPEN PERIODS

                                               AGGREGATE
                             NUMBER OF     PRINCIPAL BALANCE   % OF INITIAL POOL   % OF INITIAL LOAN   % OF INITIAL LOAN
 OPEN PERIOD (PAYMENTS)   MORTGAGE LOANS   OF MORTGAGE LOANS        BALANCE         GROUP 1 BALANCE     GROUP 2 BALANCE
------------------------ ---------------- ------------------- ------------------- ------------------- ------------------

1 ......................          2          $    7,548,856            0.6%                0.4%                1.1%
2 ......................          7              74,075,054            5.9                 3.3                11.1
3 ......................         93             503,003,673           40.4                37.5                45.9
4 ......................         38             375,232,731           30.1                32.5                25.5
6 ......................         23             146,034,851           11.7                11.5                12.2
7 ......................          3              93,552,113            7.5                10.5                 1.5
13 .....................          6              38,137,055            3.1                 3.2                 2.7
25 .....................          3               8,288,723            0.7                 1.0                 0.0
                                 --          --------------          -----               -----               -----
Total ..................        175          $1,245,873,056          100.0%              100.0%              100.0%
                                ===          ==============          =====               =====               =====

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged
Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The
Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield
Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to
Certificates affected by a prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance
Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and/or
Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified

                                      S-76

period of time following the date of the application of proceeds or award.
Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of Insurance and Condemnation Proceeds to pay the related unpaid principal balance. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of certain holdbacks, if such holdbacks are not used for their specified purpose, to pay the related unpaid principal balance of such mortgage loan. Such application of the holdback requires a payment of a corresponding amount of a yield maintenance charge or prepayment premium based upon the amount of the principal being paid. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield
Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premiums is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance
Charge will be enforceable under applicable state law. See "Certain Legal
Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in
the prospectus.

     Defeasance; Collateral Substitution. The terms of 163 of the mortgage loans, representing approximately 92.6% of the Initial Pool Balance (103 mortgage loans in Loan Group 1, representing approximately 91.9% of the Initial
Loan Group 1 Balance and 60 mortgage loans in Loan Group 2, representing approximately 94.1% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the "Defeasance Lockout
Period") to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance"). The Defeasance Lockout
Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

          (a) pays or delivers to the Servicer on any due date (the "Release
     Date") (1) all interest accrued and unpaid on the principal balance of the
     Mortgage Note due through and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. obligations providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date (or, in some cases, the first day of the open period)
     including the balloon payment (or the Anticipated Repayment Date, including all amounts due and outstanding on the ARD Loan), assuming, in the case of each ARD Loan, that the mortgage loan is prepaid on the related Anticipated
     Repayment Date (or, in some cases, the first day of the open period for such ARD Loan) and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. obligations; and

          (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The mortgage loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties without releasing all such
Mortgaged Properties by means of partial defeasance generally require that either (or, in some cases, both) (1) prior to the release of a related
Mortgaged Property, a specified percentage (generally between 110% and 125%) of the allocated loan amount for the Mortgaged Property be defeased and/or (2)
certain debt service coverage ratio and LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Servicer, will be responsible for purchasing the U.S. obligations on behalf of the

                                      S-77

borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required to do so under the mortgage loan documents, established or designated by the Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

     Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     Partial Releases. Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property for no consideration upon the satisfaction of certain requirements other than pursuant to Defeasance.

     Additionally, in the case of 1 mortgage loan, representing approximately
0.5% of the Initial Pool Balance (approximately 1.5% of the Initial Loan Group
2 Balance), notwithstanding any lockout period, the borrower is entitled at any time to obtain a partial release of two improved portions of the related
Mortgaged Property from the lien of the Mortgage in connection with a sale of that portion, subject to, among other things, the following conditions: (i) the
Mortgage Loan not being in default; (ii) the partial prepayment of the Mortgage
Loan in an aggregate amount of $700,000, if both portions are being released
(or a lesser amount if one of those two portions is being released); and (iii)
and payment of a yield maintenance amount.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. The transfer of a
Mortgaged Property to a new unaffiliated entity will likely involve the termination of any applicable cross-collateralization arrangement under the related loan documents. Certain of the mortgage loans permit or, within a specified time period, require the tenants in common borrowers to transfer ownership to other tenants in common or into a special purpose entity. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--Additional Debt" above and "Risk Factors-- Multifamily
Properties Have Special Risks" in this prospectus supplement.

     The Servicer with respect to non-Specially Serviced Mortgage Loans and the
Special Servicer with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, (i)
with respect to all non-Specially Serviced Mortgage Loans, the Servicer has
obtained the prior written consent (or deemed consent) of the Special Servicer,
(ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage Loans, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and (iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater

                                      S-78

than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding or (z) that is one of the ten largest mortgage loans (by
Stated Principal Balance) outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates.

     With respect to a mortgage loan with a "due-on-encumbrance" clause, the
Servicer, with respect to non-Specially Serviced Mortgage Loans and the Special
Servicer, with respect to Specially Serviced Mortgage Loans will be required
(a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the Servicer has made a recommendation and obtained the consent (or deemed consent) of the Special Servicer and (ii) the Special Servicer has obtained (a)
the consent of the Directing Certificateholder and (b) from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding
Certificates if such mortgage loan (1) has an outstanding principal balance
(together with any cross-collateralized mortgage loan) that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans
(provided, however, if the mortgage loan is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans, but less than
$5,000,000, a confirmation from each Rating Agency will not be required) or (2)
has an LTV Ratio greater than 85% (including any proposed debt) or (3) a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) has a principal balance over $20,000,000. Any confirmation required will be at the related borrower's expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Servicer or Special
Servicer will use reasonable efforts to have the related borrower bear such costs and expenses.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage
Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the
prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of
(a) the outstanding principal balance of the related mortgage loan and (b) 100%
of the replacement cost of the improvements located on the related Mortgaged
Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion and smoke, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related
Mortgaged Property in an amount

                                      S-79

generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in
California) do not require earthquake insurance. 25 of the Mortgaged
Properties, securing mortgage loans representing approximately 12.8% of the
Initial Pool Balance (17 of the Mortgaged Properties, securing mortgage loans in Loan Group 1, representing approximately 11.7% of the Initial Loan Group 1
Balance and 8 of the Mortgaged Properties, securing mortgage loans in Loan
Group 2, representing approximately 15.0% of the Initial Loan Group 2 Balance), are located in areas that are considered a high earthquake risk (seismic zones
3 or 4). These areas include all or parts of the States of California,
Washington, Oregon and Utah. No Mortgaged Property has a probable maximum loss
("PML") in excess of 20%.

     See "Risk Factors--Property Insurance May Not Be Sufficient" in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged
Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1)
all scheduled principal and/or interest payments due on or before the cut-off date will be made and (2) there will be no principal prepayments on or before the cut-off date.

     Prior to the issuance of the Certificates, one or more mortgage loans
(including mortgage loans specifically described in this prospectus supplement)
may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the
Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of
Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     With respect to mortgage loans secured by more than one Mortgaged
Property, the information presented in this prospectus supplement with respect to debt service coverage ratios and LTV Ratios assumes that the debt service coverage ratio and LTV Ratio with respect to each Mortgaged Property is the debt service coverage ratio or LTV Ratio of the mortgage loan in the aggregate.

     For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information do not include any Subordinate Companion Loan. With respect to the World Apparel Center Loan, the loan amount used in this prospectus supplement for purposes of calculating the individual loan-to-value ratios and DSCR is the principal balance of the
World Apparel Center Loan and the World Apparel Center Pari Passu Companion
Notes.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the
Securities and Exchange Commission. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

                                      S-80

     The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for
any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 attached to this prospectus supplement, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt
Service Coverage Ratio is the ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group.

     "Underwritten Cash Flow" or "UW NCF" means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage
Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged
Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating
Income" or "NOI," for a Mortgaged Property equals the operating revenues
(consisting principally of rental and related revenue) for that Mortgaged
Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged
Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing Net Operating Income, Underwritten NOI and
Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the
Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and
Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented on
Annex A-1 and Annex A-2 were derived principally from operating statements obtained from the respective borrowers (the "Operating Statements"). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers' projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating
Statements and rent rolls, in some instances, adjustments were made to such
Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected Net
Operating Income at the Mortgaged Property, as determined by the appraisal obtained in connection with

                                      S-81

the origination of the related mortgage loan, assuming that the Mortgaged
Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. In the case of 5 mortgage loans (identified as Loan Nos.
53, 81, 107, 108 and 122 on Annex A-1 to this prospectus supplement), the debt service coverage ratios were calculated based on expected stabilized (and not actual) UW NCF and UW NOI.

     The tables presented in Annex A-2 that are entitled "Cut-off Date LTV
Ratios" and "Maturity Date LTV Ratios" set forth the range of LTV Ratios of the mortgage loans as of the cut-off date and the stated maturity dates or
Anticipated Repayment Date of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV
Ratio as of the mortgage loan maturity date or Anticipated Repayment Date, as the case may be, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated
Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated
Repayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus supplement, in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

     The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under"--Underwriting Guidelines and Processes" and in the prospectus under "Description of the Trust Funds-- Mortgage Loans" and
"Certain Legal Aspects of Mortgage Loans."

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase Bank, Nomura Credit &
Capital, Inc. and LaSalle Bank National Association. JPMorgan Chase Bank is an
affiliate of the Depositor and one of the Underwriters. Nomura Credit &
Capital, Inc. is an affiliate of one of the Underwriters. LaSalle Bank National
Association is the paying agent, authenticating agent and certificate registrar and is also an affiliate of one of the Underwriters.

JPMORGAN CHASE BANK

     JPMorgan Chase Bank is a wholly-owned bank subsidiary of J.P. Morgan Chase
& Co., a Delaware corporation whose principal office is located in New York,
New York. JPMorgan Chase Bank is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. As of June 30, 2004, JPMorgan Chase Bank had total

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assets of $654.6 billion, total net loans of $184.8 billion, total deposits of
$341.7 billion, and total stockholder's equity of $37.5 billion. As of December
31, 2003, JPMorgan Chase Bank had total assets of $628.7 billion, total net loans of $181.1 billion, total deposits of $326.7 billion, and total stockholder's equity of $37.5 billion.

     Effective July 1, 2004, Banc One Corporation merged with and into J.P.
Morgan Chase & Co., the surviving corporation in the merger, pursuant to the
Agreement and Plan of Merger dated as of January 14, 2004.

     JPMorgan Chase Bank is an affiliate of JP Morgan Chase Commercial Mortgage
Securities Corp., which is the Depositor, and is an affiliate of J.P. Morgan
Securities Inc., which is an Underwriter.

NOMURA CREDIT & CAPITAL, INC.

     Nomura Credit & Capital, Inc. is a Delaware corporation whose principal offices are located in New York, New York. Nomura Credit & Capital, Inc. is a
subsidiary of Nomura Holding America Inc., and an indirect subsidiary of Nomura
Holdings, Inc., one of the largest global investment banking and securities firms, with a market capitalization of approximately $26 billion. Nomura Credit
& Capital, Inc. is a HUD-approved mortgagee primarily engaged in the business of originating and acquiring mortgage loans and other assets. An affiliate of
Nomura Credit & Capital, Inc., Nomura Securities International, Inc., is acting as an Underwriter.

LASALLE BANK NATIONAL ASSOCIATION

     LaSalle Bank National Association ("LaSalle") is a national banking association whose principal offices are located in Chicago, Illinois. LaSalle offers a variety of banking services to customers including commercial and retail banking, trust services and asset management. LaSalle's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the office of the Comptroller of the Currency. LaSalle is a subsidiary of LaSalle Bank Corporation, which is a subsidiary of ABN AMRO North America Holding Company, which is a subsidiary of
ABN AMRO Bank N.V., a bank organized under the laws of The Netherlands. As of
December 31, 2003, LaSalle had total assets of approximately $61 billion.
LaSalle is also acting as the Paying Agent, the Authenticating Agent and the
Certificate Registrar. LaSalle is an affiliate of ABN AMRO Incorporated, which is acting as an Underwriter for this transaction.

     The information set forth in this prospectus supplement concerning the
Mortgage Loan Sellers and their underwriting standards has been provided by the
Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally underwritten in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller where it was determined not to adversely affect the mortgage loan underwritten by it in any material respect.

     Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is

                                      S-83

located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in
this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal must be based on the highest and best use of the Mortgaged Property and must include an estimate of the current market value of the property in its current condition.
The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

     Evaluation of Borrower. The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

     Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination, the related Mortgage
Loan Seller either (i) obtains or updates an environmental site assessment
("ESA") for a Mortgaged Property prepared by a qualified environmental firm or
(ii) obtains an environmental insurance policy for a Mortgaged Property. If an
ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the
ESA identifies such violations, the related Mortgage Loan Seller requires the borrower to carry out satisfactory remediation activities prior to the origination of the mortgage loan, to establish an operations and maintenance plan, to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of time, to obtain an environmental insurance policy for the Mortgaged Property or to execute an indemnity agreement with respect to such condition.

     Certain of the mortgage loans may also have secured creditor or other environmental policies. See "--Certain Terms and Conditions of the Mortgage
Loans--Hazard, Liability and Other Insurance" above.

     Physical Assessment Report. At origination, the related Mortgage Loan
Seller obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm (with the exception of the
Mortgaged Property securing Loan No. 130, where the Mortgage Loan Seller received a preliminary construction review in lieu of a PAR). The related
Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately,

                                      S-84

the related Mortgage Loan Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in most but not all cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each
Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (b) the policy must be in an amount equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located and (e)
the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

     Property Insurance. The borrower is required to provide, and the related
Mortgage Loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2)
an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan
Seller may require based on the specific characteristics of the Mortgaged
Property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage
Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

          (a) the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) and has not been 30 days or more past due, without giving effect to any applicable notice and grace period;

          (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

          (c) the Mortgage, together with any separate security agreements, UCC
     Financing Statement or similar agreement, if any, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower's personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC
     Financing Statement, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

          (d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

          (e) to the Mortgage Loan Seller's actual knowledge, there are no mechanics' or other similar liens affecting the Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy;

          (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

          (g) the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien, subject only to certain permitted encumbrances;

                                      S-85

          (h) no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

          (i) at the time of the assignment of the mortgage loan to the
     Depositor, the Mortgage Loan Seller had good and marketable title to and was the sole owner of the mortgage loan, free and clear of any pledge, lien, encumbrance or security interest (other than the rights to servicing and related compensation) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien, encumbrance or security interest;

          (j) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

          (k) the Mortgage Loan Seller's endorsement of the related Mortgage
     Note constitutes the legal, valid, binding and enforceable (except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) assignment of the Mortgage Note, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

          (l) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws relating to creditors' rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

          (m) the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

          (n) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

          (o) except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, none of the mortgage loan documents is subject to any valid right of rescission or set-off or valid counterclaim or defense, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws relating to creditors' rights and general equitable principles;

          (p) each mortgage loan document complied in all material respects with all applicable local, state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

          (q) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller's actual knowledge, as of the
     Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to the Mortgaged Property and applicable zoning laws and all

                                      S-86

     inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the
     Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with applicable zoning laws is insured by an ALTA lender's title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the mortgage loan or the rights of a holder of the related mortgage loan;

          (r) to the Mortgage Loan Seller's knowledge, (i) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and
     (ii) no condemnation proceedings are pending;

          (s) as of the date of origination of the mortgage loan, and to the
     Mortgage Loan Seller's actual knowledge, as of the Closing Date, the
     Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

          (t) all amounts required to be deposited by the borrower at origination have been deposited; and

          (u) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged
     Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower to pay principal, interest and other amounts due under the mortgage loan.

     If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the related
Mortgaged Property or the interests of any Certificateholder, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following the earlier of its receipt of that notice and its discovery of the breach or defect (the "Initial Resolution Period"), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective
Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial Resolution Period (or with respect to certain document defects, an extended cure period), at a price
(the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase,
(2) all accrued and unpaid interest on the mortgage loan (or the related REO
Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination
Date for the Due Period of purchase, (3) all related unreimbursed Servicing
Advances plus accrued and unpaid interest on all related Advances at the
Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO
Loan, if any, (4) solely in the case of a repurchase or substitution by a
Mortgage Loan Seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor or the
Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such mortgage loan (or related REO Loan), and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of

                                      S-87

substitution and the stated principal balance of the Qualified Substitute
Mortgage Loan as of the date of substitution; provided, that the applicable
Mortgage Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or default if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the Servicer, the Special Servicer, the Trustee and the
Directing Certificateholder an officer's certificate that describes the reasons that a cure was not effected within the Initial Resolution Period.
Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the
Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the
Code. Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under "--Repurchase or Substitution of Cross-Collateralized Mortgage
Loans" below.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan;
(d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);
(e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a "value" for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute ("MAI"); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders)
in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that will be delivered as a part of the related mortgage file; (i) have a then-current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) constitute a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel
(provided at the applicable Mortgage Loan Seller's expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m)
not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any class of Certificates then rated by such Rating Agency, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; and (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the
Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on either
REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (a) through (p), except (z) the rates described in clause
(b) above and the remaining term to stated maturity referred to in clause (e)
above are

                                      S-88

required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, (i) the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing
Certificateholder and (ii) such Qualified Substitute Mortgage Loan will become a part of the same Loan Group as the deleted mortgage loan.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the
Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan
Seller's representations and warranties regarding the mortgage loans or any uncured document defect. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan
Seller to the Depositor, and none of the Depositor, the Servicer, the Special
Servicer, the other Mortgage Loan Sellers, the Trustee, the Paying Agent, the
Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan
Seller's representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the
Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a Mortgage Loan
Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and
Warranties; Repurchases" in the prospectus.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a "Crossed Loan"), such document omission or defect or breach of a representation or warranty will be deemed to affect all such
Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed
Loans meet the criteria listed below, repurchase only the affected mortgage loan in the manner described above in "--Representations and Warranties;
Repurchases and Substitutions". The Mortgage Loan Seller may (in its
discretion) repurchase or substitute for only the affected mortgage loan if (i)
the weighted average debt service coverage ratio for all the remaining Crossed
Loans for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, and (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties at the time of repurchase or substitution, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan at the time of repurchase or substitution and (y) 75% and (iii) the related Mortgage Loan
Seller causes the related mortgage loans to become not cross-collateralized and cross-defaulted with each other prior to such repurchase and provides the trustee with certain REMIC opinions.

                                      S-89

LOCKBOX ACCOUNTS

     With respect to 45 mortgage loans (the "Lockbox Loans"), representing approximately 37.1% of the Initial Pool Balance (38 mortgage loans in Loan
Group 1, representing approximately 46.5% of the Initial Loan Group 1 Balance and 7 mortgage loans in Loan Group 2, representing approximately 18.7% of the
Initial Loan Group 2 Balance), one or more accounts (collectively, the "Lockbox
Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 16 Lockbox Loans, representing approximately 11.6% of the Initial Pool Balance (15 mortgage loans in Loan Group 1 representing approximately 11.4% of the Initial Loan Group 1
Balance and 1 mortgage loan in Loan Group 2 representing approximately 12.1% of the Initial Loan Group 2 Balance), the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox
Loans, all debt service and required reserve account deposits have been made.
Pursuant to the terms of 8 Lockbox Loans, representing approximately 15.8% of the Initial Pool Balance (approximately 23.9% of the Initial Loan Group 1
Balance), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 3 Lockbox Loans, representing approximately 3.0% of the Initial Pool Balance
(2 mortgage loans in Loan Group 1 representing approximately 4.1% of the Inital
Loan Group 1 Balance and 1 mortgage loan in Loan Group 2 representing approximately 0.8% of the Initial Loan Group 2 Balance), the borrower is required to deposit rents or other revenues into the related Lockbox Accounts.
Pursuant to the terms of 18 Lockbox Loans, representing approximately 6.7% of the Initial Pool Balance (13 mortgage loans in Loan Group 1, representing approximately 7.2% of the Initial Loan Group 1 Balance and 5 mortgage loans in
Loan Group 2, representing approximately 5.7% of the Initial Loan Group 2
Balance), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) the date 3 months prior to the Anticipated Repayment Date or (iii) the related Anticipated
Repayment Date). Except as set forth above, the agreements governing the
Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox Accounts will not be assets of either REMIC.

                                      S-90

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Servicer, the Special Servicer, the Trustee
and the Paying Agent (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the cut-off date (exclusive of payments of principal and/or interest due on or before the cut-off date); (2) any REO
Property but, in the case of any mortgage loan with a split loan structure, only to the extent of the trust fund's interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the
Distribution Accounts, the Interest Reserve Account, the Excess Interest
Distribution Account, the Gain on Sale Reserve Account or the REO Account, if
established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; and (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan
Seller regarding the mortgage loans it sold to the Depositor.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series
2004-LN2 (the "Certificates") will consist of the following classes (each, a
"Class"): the Class A-1, Class A-2 and Class A-1A Certificates (collectively, the "Class A Certificates"), the Class X-1 and Class X-2 Certificates
(collectively, the "Class X Certificates"), Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class
P, Class NR, Class S, Class R and Class LR Certificates. The Class A
Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the "Senior Certificates." The Class B, Class C, Class
D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class P and Class NR Certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates." The Class B, Class C
and Class D Certificates are referred to in this prospectus supplement as the
"Subordinate Offered Certificates." The Class R and Class LR Certificates are
referred to collectively in this prospectus supplement as the "Residual
Certificates."

     Only the Class A-1, Class A-2, Class B, Class C and Class D Certificates
are offered hereby (collectively, the "Offered Certificates"). The Class X-1,
Class X-2, Class A-1A, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class P, Class NR, Class S, Class R and Class LR
Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any Class of Certificates (other than the
Class S Certificates, Class X Certificates and Residual Certificates)
outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each
Distribution Date, the Certificate Balance of each Class of Certificates will be reduced by any distributions of principal actually made on, and any
Collateral Support Deficit actually allocated to, that Class of Certificates on that Distribution Date. The initial Certificate Balance of each Class of
Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class S Certificates, the Class X-1
Certificates, the Class X-2 Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will not have a Certificate Balance, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their notional amount (the "Notional
Amount"). The Notional Amount of the Class X-1 Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class X-1, Class X-2, Class S, Class R and Class LR Certificates) (the
"Principal Balance Certificates") outstanding from time-to-time. The initial
Notional Amount of the Class X-1 Certificates will be approximately
$1,245,873,055.

                                      S-91

     The Notional Amount of the Class X-2 Certificates will equal:

          (1) up to and including the Distribution Date in August 2005, the sum of (a) the lesser of $214,636,000 and the Certificate Balance of the Class
     A-1 Certificates, (b) the lesser of $417,104,000 and the Certificate
     Balance of the Class A-1A Certificates and (c) the aggregate of the
     Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E,
     Class F, Class G, Class H, Class J, Class K and Class L Certificates;

          (2) after the Distribution Date in August 2005 through and including the Distribution Date in August 2006, the sum of (a) the lesser of
     $174,421,000 and the Certificate Balance of the Class A-1 Certificates, (b)
     the lesser of $396,996,000 and the Certificate Balance of the Class A-1A
     Certificates and (c) the aggregate of the Certificate Balances of the Class
     A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
     J, Class K and Class L Certificates;

          (3) after the Distribution Date in August 2006 through and including the Distribution Date in August 2007, the sum of (a) the lesser of
     $132,490,000 and the Certificate Balance of the Class A-1 Certificates, (b)
     the lesser of $375,722,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate of the Certificate Balances of the Class
     A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J
     and (d) the lesser of $3,731,000 and the Certificate Balance of the Class K
     Certificates;

          (4) after the Distribution Date in August 2007 through and including the Distribution Date in August 2008, the sum of (a) the lesser of
     $92,115,000 and the Certificate Balance of the Class A-1 Certificates, (b)
     the lesser of $355,588,000 and the Certificate Balance of the Class A-1A
     Certificates and (c) the aggregate of the Certificate Balances of the Class
     A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates
     and (c) the lesser of $7,683,000 and the Certificate Balance of the Class H
     Certificates;

          (5) after the Distribution Date in August 2008 through and including the Distribution Date in August 2009, the sum of (a) the lesser of
     $37,552,000 and the Certificate Balance of the Class A-1 Certificates, (b)
     the lesser of $248,405,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate of the Certificate Balances of the Class
     A-2, Class B, Class C, Class D, Class E and Class F Certificates and (d)
     the lesser of $2,250,000 and the Certificate Balance of the Class G
     Certificates;

          (6) after the Distribution Date in August 2009 through and including the Distribution Date in August 2010, the sum of (a) the lesser of
     $420,206,000 and the Certificate Balance of the Class A-2 Certificates, (b)
     the lesser of $219,535,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate of the Certificate Balance of the Class B,
     Class C, Class D and Class E Certificates and (d) the lesser of $5,139,000 and the Certificate Balance of the Class F Certificates;

          (7) after the Distribution Date in August 2010 through and including the Distribution Date in August 2011, the sum of (a) the lesser of
     $361,294,000 and the Certificate Balance of the Class A-2 Certificates, (b)
     the lesser of $208,025,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate of the Certificate Balance of the Class B,
     Class C and Class D Certificates; and (d) the lesser of $1,389,000 and the
     Certificate Balance of the Class E Certificates; and

          (8) after the Distribution Date in August 2011, $0.

     The initial Notional Amount of the Class X-2 Certificates will be approximately $1,200,608,000.

     The Class A-1A, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class P and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $528,110,055.

     The Class S Certificates will not have a Certificate Balance and will be entitled to receive only Excess Interest received on the ARD Loans.

                                      S-92

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "Percentage Interest"
evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial
Certificate Balance or Notional Amount of the Class to which it belongs.

     The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered
Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under
"--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the
Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations
(together with Clearstream Banking, societe anonyme ("Clearstream") and
Euroclear Bank, as operator of the Euroclear System ("Euroclear"), participating organizations (the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered
Certificates, for distribution to Certificate Owners through DTC and its
Participants in accordance with DTC procedures. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

     Until definitive certificates are issued, interests in any Class of
Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     LaSalle Bank National Association, a national banking association, one of the Mortgage Loan Sellers, will serve as paying agent (in that capacity, the
"Paying Agent"). LaSalle Bank National Association is also an affiliate of one of the underwriters. In addition, LaSalle Bank National Association will initially serve as certificate registrar (in that capacity, the "Certificate
Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the
Certificates (in that capacity, the "Authenticating Agent"). The Paying Agent's address is 135 S. LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Asset-Backed Securities Trust Services Group-JPMorgan 2004-LN2 and
its telephone number is (312) 904-0648. As compensation for the performance of its routine duties, the Paying Agent will be paid a fee (the "Paying Agent
Fee"). The Paying Agent Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "Paying Agent Fee
Rate"), which, together with the rate at which the Trustee Fee accrues, is equal to the Trustee Fee Rate and will be calculated as described under "--The
Trustee" below. In addition, the Paying Agent will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Paying Agent in accordance with any of the provisions of the
Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Paying Agent under the Pooling and Servicing Agreement, and not including any expense or disbursement as may arise from its willful misfeasance, negligence or bad faith. The Pooling and
Servicing Agreement will also provide for the indemnification of the Paying
Agent from the trust fund for comparable losses, liabilities and expenses to those subject to indemnification for the Trustee as described under
"Description of the Pooling Agreements--Certain Matters Regarding the Trustee"
in the prospectus.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are
Participants in that system, or indirectly through organizations that are
Participants in those systems. Clearstream and Euroclear will hold

                                      S-93

omnibus positions on behalf of the Clearstream Participants and the Euroclear
Participants, respectively, through customers' securities accounts in
Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New
York Banking Law, a "banking organization" within the meaning of the New York
Banking Law, a member of the Federal Reserve System, a "clearing corporation"
within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of
1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between
Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct
Participants"). Indirect access to the DTC system also is available to others
(such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures.
If the transaction complies with all relevant requirements, Euroclear or
Clearstream, as the case may be, will then deliver instructions to the
Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC
Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear
Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a
Euroclear Participant to a DTC Participant will be received with value on the
DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect
Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate
Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates.
Except as otherwise provided under "--Reports to Certificateholders; Certain
Available Information" below, Certificate Owners will not be recognized by the
Trustee, the Paying Agent, the Special Servicer or the Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of
Certificateholders only indirectly through DTC and its Direct and Indirect
Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered

                                      S-94

Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although
Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which
Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the
Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of
Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the
Certificates, may be limited due to the lack of a physical certificate for the
Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Servicer, the Underwriters, the Special
Servicer, the Trustee or the Paying Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or
Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to
Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry
Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered
Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or
Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Servicer
will recognize the holders of those definitive certificates as
Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the
15thday of each month or, if the 15th day is not a business day, then on the next succeeding business day, commencing in September

                                      S-95

2004 (each, a "Distribution Date"). The "Determination Date" for any
Distribution Date will be the fourth business day prior to the related
Distribution Date. All distributions (other than the final distribution on any
Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date.
With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the
Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record Date
(which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the
Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the
Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of
Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

     The Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the
"Certificate Account") as described in the Pooling and Servicing Agreement. The
Servicer is required to deposit in the Certificate Account on a daily basis
(and in no event later than the business day following receipt in available funds) all payments and collections due after the cut-off date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation
Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.
Notwithstanding the foregoing, Insurance and Condemnation Proceeds and
Liquidation Proceeds will be limited, in the case of any loan in a split loan structure, to the portion of such amounts that are payable to the holder of the mortgage loan included in the trust pursuant to the related intercreditor or co-lender agreement.

     The Paying Agent is required to establish and maintain accounts (the
"Upper-Tier Distribution Account" and the "Lower-Tier Distribution Account,"
each of which may be sub-accounts of a single account (collectively, the
"Distribution Account")), in the name of the Trustee and for the benefit of the
Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Servicer from the Certificate
Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and
Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the
Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain an "Interest
Reserve Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Servicer Remittance Date occurring each February and on any Servicer
Remittance Date occurring in any January which occurs in a year that is not a leap year, the Paying Agent will be required to deposit amounts remitted by the
Servicer or P&I Advances made on the related mortgage loans into the Interest
Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the "Withheld
Loans"), an amount equal to one day's interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date
in the month preceding the month in which the related Servicer Remittance Date occurs, to the

                                      S-96

extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and
February, "Withheld Amounts"). On the Servicer Remittance Date occurring each
March, the Paying Agent will be required to withdraw from the Interest Reserve
Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier
Distribution Account.

     The Paying Agent is required to establish and maintain an "Excess Interest
Distribution Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class S
Certificates. Prior to the applicable Distribution Date, the Servicer is required to remit to the Paying Agent for deposit into the Excess Interest
Distribution Account an amount equal to the Excess Interest received prior to the related Determination Date.

     The Paying Agent is required to establish and maintain an account (the
"Gain on Sale Reserve Account"), which may be a sub-account of the Distribution
Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the
Certificates, such gains will be held and applied to offset future Collateral
Support Deficits, if any.

     The Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies ("Permitted
Investments"). The Servicer will be entitled to retain any interest or other income earned on such funds and the Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. Funds held in the Lower-Tier Distribution Account, the
Upper-Tier Distribution Account, the Interest Reserve Account, the Gain on Sale
Reserve Account and the Excess Interest Distribution Account will not be invested.

     The aggregate amount available for distribution to Certificateholders
(other than the holders of the Class S Certificates) on each Distribution Date
(the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

          (x) the total amount of all cash received on the mortgage loans and any REO Properties that are on deposit in the Certificate Account, the
     Lower-Tier Distribution Account and, without duplication, the REO Account, as of the related Servicer Remittance Date, exclusive of (without duplication):

               (1) all scheduled payments of principal and/or interest (the
          "Periodic Payments") and balloon payments collected but due on a due date subsequent to the related Due Period;

               (2) all unscheduled payments of principal (including
          prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related Determination Date, the related due date);

               (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

               (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

               (5) Excess Interest;

               (6) all Yield Maintenance Charges;

               (7) all amounts deposited in the Certificate Account, the
          Lower-Tier Distribution Account and without duplication, the REO
          Account in error; and

               (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the

                                      S-97

          related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

          (y) all P&I Advances made by the Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders).
     See "Description of the Pooling Agreements--Certificate Account" in the
     prospectus; and

          (z) with respect to the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier
     Distribution Account pursuant to the Pooling and Servicing Agreement.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs.

     Notwithstanding the foregoing, in the event that the last day of a Due
Period (or applicable grace period) is not a business day, any Periodic
Payments received with respect to the mortgage loans relating to the related
Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     Priority. On each Distribution Date, for so long as the Certificate
Balances of the Certificates have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     First, to pay interest, concurrently, (i) on the Class A-1 and Class A-2
Certificates, pro rata, from the Available Distribution Amount for such
Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those Classes;
(ii) on the Class A-1A Certificates from the portion of the Available
Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution
Amount for such Class; and (iii) on the Class X-1 and Class X-2 Certificates,
pro rata, from the portion of the Available Distribution Amount for such
Distribution Date up to an amount equal to the aggregate Interest Distribution
Amount for those Classes, without regard to Loan Group, in each case based upon their respective entitlements to interest for that Distribution Date; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion of the Available Distribution Amount) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above
Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class of Certificates for such Distribution Date;

     Second, to the Class A-1, Class A-2 and Class A-1A Certificates, in
reduction of the Certificate Balances of those Classes: (i)(A) to the Class A-1
Certificates, in an amount equal to the Group 1 Principal Distribution Amount and, after the Class A-1A Certificates have been reduced to zero, the Group 2
Principal Distribution Amount remaining after payments to the Class A-1A
Certificates have been made on such Distribution Date, until the Class A-1
Certificates are reduced to zero and (B) to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates) and, after the
Class A-1A Certificates have been reduced to zero, the Group 2 Principal
Distribution Amount remaining after payments to the Class A-1A and Class A-1
Certificates have been made on such Distribution Date, until the Class A-2
Certificates are reduced to zero, and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount and, after the
Class A-2 Certificates have been reduced to zero, the

                                      S-98

Group 1 Principal Distribution Amount remaining after payments to the Class A-1 and Class A-2 Certificates have been made on such Distribution Date, until the
Class A-1A Certificates are reduced to zero;

     Third, to the Class A-1, Class A-2 and Class A-1A Certificates, pro rata
(based upon the aggregate unreimbursed Collateral Support Deficit allocated to each Class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

     Fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fifth, following reduction of the Certificate Balances of the Class A
Certificates to zero, to the Class B Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Sixth, to the Class B Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     Seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eighth, following reduction of the Certificate Balances of the Class A and
Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A and Class B
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Ninth, to the Class C Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     Tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eleventh, following reduction of the Certificate Balances of the Class A,
Class B and Class C Certificates to zero, to the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A, Class B and Class C Certificates on that Distribution Date), until the
Certificate Balance of that Class is reduced to zero;

     Twelfth, to the Class D Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fourteenth, following reduction of the Certificate Balances of the Class
A, Class B, Class C and Class D Certificates to zero, to the Class E
Certificates, in reduction of their Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C and Class D Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Fifteenth, to the Class E Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     Sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Seventeenth, following reduction of the Certificate Balances of the Class
A, Class B, Class C, Class D and Class E Certificates to zero, to the Class F
Certificates, in reduction of their Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining

                                      S-99

after distributions on the Class A, Class B, Class C, Class D and Class E
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Eighteenth, to the Class F Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     Nineteenth, to the Class G Certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

     Twentieth, following reduction of the Certificate Balances of the Class A,
Class B, Class C, Class D, Class E and Class F Certificates to zero, to the
Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E and
Class F Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twenty-first, to the Class G Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-third, following reduction of the Certificate Balances of the Class
A, Class B, Class C, Class D, Class E, Class F and Class G Certificates to
zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class
E, Class F and Class G Certificates on that Distribution Date), until the
Certificate Balance of that Class is reduced to zero;

     Twenty-fourth, to the Class H Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-fifth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-sixth, following reduction of the Certificate Balances of the Class
A, Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates to zero, to the Class J Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class
C, Class D, Class E, Class F, Class G and Class H Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twenty-seventh, to the Class J Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-eighth, the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-ninth, following reduction of the Certificate Balances of the Class
A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J
Certificates to zero, to the Class K Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class
C, Class D, Class E, Class F, Class G, Class H and Class J Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirtieth, to the Class K Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

                                     S-100

     Thirty-first, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-second, following reduction of the Certificate Balances of the
Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J
and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Thirty-third, to the Class L Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-fourth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-fifth, following reduction of the Certificate Balances of the Class
A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
Class K and Class L Certificates to zero, to the Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K and Class L Certificates on that Distribution Date), until the
Certificate Balance of that Class is reduced to zero;

     Thirty-sixth, to the Class M Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-seventh, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-eighth, following reduction of the Certificate Balances of the
Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L and Class M Certificates to zero, to the Class N
Certificates, in reduction of their Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F,
Class G, Class H, Class J, Class K, Class L and Class M Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirty-ninth, to the Class N Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     Fortieth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-first, following reduction of the Certificate Balances of the Class
A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
Class K, Class L, Class M and Class N Certificates to zero, to the Class P
Certificates, in reduction of their Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F,
Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates
on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Forty-second, to the Class P Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-third, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-fourth, following reduction of the Certificate Balances of the Class
A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
Class K, Class L, Class M, Class N and Class P

                                     S-101

Certificates to zero, to the Class NR Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class
C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N and Class P Certificates on that Distribution Date), until the
Certificate Balance of that Class is reduced to zero;

     Forty-fifth, to the Class NR Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

     Forty-sixth, to the Class R Certificates, the amount, if any, of the
Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount remaining in the Lower-Tier
Distribution Account with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the
Subordinate Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those certificates (that date, the
"Cross-Over Date"), the Principal Distribution Amount will be distributed, pro rata (based upon their respective Certificate Balances), among the Classes of
Class A-1, Class A-2 and Class A-1A Certificates without regard to the priorities set forth above.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each class of Certificates (other than the Residual Certificates) for any
Distribution Date will equal the rates set forth below:

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 4.4750%.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 5.1150%.

     The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to 4.8380%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class B Certificates is a per annum rate equal to the WAC Rate minus 0.5120%.

     The Pass-Through Rate on the Class C Certificates is a per annum rate equal to the WAC Rate minus 0.4720%.

     The Pass-Through Rate on the Class D Certificates is a per annum rate equal to the WAC Rate minus 0.4130%.

     The Pass-Through Rate on the Class E Certificates is a per annum rate equal to the WAC Rate minus 0.3140%.

     The Pass-Through Rate on the Class F Certificates is a per annum rate equal to the WAC Rate minus 0.1710%.

     The Pass-Through Rate on the Class G Certificates is a per annum rate equal to the WAC Rate minus 0.0510%.

     The Pass-Through Rate on the Class H Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class J Certificates is a per annum rate equal to 5.2890%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class K Certificates is a per annum rate equal to 5.2890%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class L Certificates is a per annum rate equal to 5.2890%, subject to a maximum rate equal to the WAC Rate.

                                     S-102

     The Pass-Through Rate on the Class M Certificates is a per annum rate equal to 5.2890%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class N Certificates is a per annum rate equal to 5.2890%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class P Certificates is a per annum rate equal to 5.2890%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to 5.2890%, subject to a maximum rate equal to the WAC Rate.

     The Pass Through Rate applicable to the Class X-1 and Class X-2
Certificates for the initial Distribution Date will equal approximately 0.0534%
and 0.8288% per annum, respectively.

     The Pass-Through Rate for the Class X-1 Certificates for each Distribution
Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the
"Class X-1 Components") of the Class X-1 Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution
Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Principal Balance
Certificates. In general, the Certificate Balance of each Class of Principal
Balance Certificates will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate
Balance will also represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates,
and the remaining portion of the Certificate Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates. For each Distribution Date through and including the Distribution Date in August 2011, the "Class X-1 Strip Rate" for each Class
X-1 Component will be calculated as follows:

          (1) if such Class X-1 Component consists of the entire Certificate
     Balance of any Class of Principal Balance Certificates, and if the
     Certificate Balance also constitutes, in its entirety, a Class X-2
     Component immediately prior to the Distribution Date, then the applicable
     Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the Class B, Class C,
     Class D, Class E, Class F, Class G and Class H Certificates, the sum of (i)
     the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii)
     the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates and (y) for each other
     Class of Principal Balance Certificates, the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the
     Pass-Through Rate in effect for the Distribution Date for the applicable
     Class of Principal Balance Certificates;

          (2) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance
     Certificates, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution
     Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the Class B, Class C, Class D, Class E, Class F, Class G and
     Class H Certificates, the sum of (i) the Class X-2 Strip Rate for the
     applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance
     Certificates and (y) for each other Class of Principal Balance
     Certificates, the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the Pass-Through Rate in effect for the
     Distribution Date for the applicable Class of Principal Balance
     Certificates;

          (3) if such Class X-1 Component consists of the entire Certificate
     Balance of any Class of Principal Balance Certificates, and if the
     Certificate Balance does not, in whole or in part, also

                                     S-103

     constitute a Class X-2 Component immediately prior to the Distribution
     Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the
     Pass-Through Rate in effect for the Distribution Date for the Class of
     Principal Balance Certificates; and

          (4) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance
     Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-2 Component immediately prior to the
     Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the
     Pass-Through Rate in effect for the Distribution Date for the applicable
     Class of Principal Balance Certificates.

     For each Distribution Date after the Distribution Date in August 2011, the
Certificate Balance of each Class of Principal Balance Certificates will constitute one or more separate Class X-1 Components, and the applicable Class
X-1 Strip Rate with respect to each such Class X-1 Component for each
Distribution Date will equal the excess, if any, of (a) the WAC Rate for the
Distribution Date, over (b) the Pass-Through Rate in effect for the
Distribution Date for the Class of Principal Balance Certificates whose
Certificate Balance makes up the applicable Class X-1 Component.

     The Pass-Through Rate for the Class X-2 Certificates, for each
Distribution Date through and including the Distribution Date in August 2011, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each, a
"Class X-2 Component") of the Class X-2 Certificates outstanding immediately prior to the Distribution Date (weighted on the basis of the balances of the applicable Class X-2 Components immediately prior to the Distribution Date).
Each Class X-2 Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Principal Balance Certificates.
If all or a designated portion of the Certificate Balance of any Class of
Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of that Certificate Balance) will represent one or more separate Class X-2
Components for purposes of calculating the Pass-Through Rate of the Class X-2
Certificates. For each Distribution Date through and including the Distribution
Date in August 2011, the "Class X-2 Strip Rate" for each Class X-2 Component will equal:

     (x) with respect to the Class B, Class C, Class D, Class E, Class F, Class
G and Class H Certificates, the lesser of:

          (1) the Class X-2 Fixed Strip Rate (as defined in the table below),
     and

          (2) the WAC Rate for such Distribution Date less the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance
     Certificates whose Certificate Balance, or a designated portion of that
     Certificate Balance, comprises such Class X-2 Component, and

     (y) with respect to each other Class of Principal Balance Certificates, the excess, if any, of:

          (1) the lesser of (a) the reference rate specified on Schedule I for such Distribution Date and (b) the WAC Rate for such Distribution Date, over

          (2) the Pass-Through Rate in effect on such Distribution Date for the
     Class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2
     Component.

     After the Distribution Date in August 2011, the Class X-2 Certificates
will cease to accrue interest and will have a 0% Pass-Through Rate.

                                     S-104

CLASS X-2 COMPONENT RELATING TO THE             CLASS X-2
FOLLOWING PRINCIPAL BALANCE CERTIFICATE      FIXED STRIP RATE
-----------------------------------------   -----------------

Class B .................................         0.4820%
Class C .................................         0.4420%
Class D .................................         0.3830%
Class E .................................         0.2840%
Class F .................................         0.1410%
Class G .................................         0.0210%
Class H .................................         0.0000%

     The Pass-Through Rate on each Class of Offered Certificates for the first
Distribution Date is expected to be as set forth on page S-7 of this prospectus supplement.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the
Closing Date, in the case of the first Distribution Date, or, for all other
Distribution Dates, the preceding Distribution Date.

     The Pass-Through Rate on each Class of Offered Certificates for the first
Distribution Date is expected to be as set forth on page S-7 of this prospectus supplement.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related
Mortgage Rate in effect from time to time, less the related Administrative Cost
Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.
Notwithstanding the foregoing, for mortgage loans that do not accrue on a
30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a
360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate;
provided, however, that with respect to each Withheld Loan, the Net Mortgage
Rate for the one month period (1) prior to the due dates in January and
February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in
March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

     "Administrative Cost Rate" as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage
Note in each case without giving effect to any default rate or an increased interest rate.

     "Excess Interest" with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each Class of
Certificates (other than the Class S and Residual Certificates) during the related Interest Accrual Period. The "Interest Distribution Amount" of any
Class of Certificates (other than the Class S and Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate
Interest in respect of that Class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Interest Accrual Period" in respect of each Class of Certificates
(other than the Class S and Residual Certificates) for each Distribution Date will be the calendar month prior to the

                                     S-105

calendar month in which that Distribution Date occurs and will be calculated assuming that each month has 30 days and each year has 360 days.

     The "Distributable Certificate Interest" in respect of each Class of
Certificates (other than the Class S and Residual Certificates) for each
Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that Class of Certificates for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or
Notional Amount, as the case may be, outstanding immediately prior to that
Distribution Date, reduced (other than in the case of the Class X Certificates)
(to not less than zero) by such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Servicer's Compensating Interest
Payment for the related Distribution Date (the aggregate of the Prepayment
Interest Shortfalls that are not so covered, as to the related Distribution
Date, the "Net Aggregate Prepayment Interest Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to each Class of Certificates (other than the Class S Certificates, the Residual Certificates and the Class X
Certificates) will equal the product of (a) the Net Aggregate Prepayment
Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of
Certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than the Class S Certificates, the Residual Certificates and the Class X Certificates) for the related Distribution Date.

     Principal Distribution Amount. So long as both the Class A-2 and Class
A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis.
On each Distribution Date after the Certificate Balance of either the Class A-2 or Class A-1A Certificates has been reduced to zero, a single Principal
Distribution Amount will be calculated in the aggregate for both Loan Groups.
The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b)
the Scheduled Principal Distribution Amount for that Distribution Date and (c)
the Unscheduled Principal Distribution Amount for that Distribution Date;
provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date and (ii) Workout-Delayed
Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such
Distribution Date (provided, that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution
Date related to the period in which such recovery occurs).

     The "Group 1 Principal Distribution Amount" for any Distribution Date is
an amount equal to the sum of (a) the Group 1 Principal Shortfall for that
Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan
Group 1 for that Distribution Date and (c) the Unscheduled Principal
Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the
Group 1 Principal Distribution Amount for that Distribution Date, (ii)
Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the
Group 1 Principal Distribution Amount for

                                     S-106

that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of
Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement
Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of Group 2 Principal Distribution Amount had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that
Distribution Date (provided, further, that, in the case of clauses (i), (ii)
and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will be applied to increase the Group 1 Principal
Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Group 2 Principal Distribution Amount" for any Distribution Date is
an amount equal to the sum of (a) the Group 2 Principal Shortfall for that
Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan
Group 2 for that Distribution Date and (c) the Unscheduled Principal
Distribution Amount for Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the
Group 2 Principal Distribution Amount for that Distribution Date, (ii)
Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the
Group 2 Principal Distribution Amount for that Distribution Date and (iii)
following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed
Reimbursement Amounts, plus interest on such Nonrecoverable Advances and
Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of Group 1 Principal Distribution
Amount had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the
Distribution Date related to the period in which such recovery occurs).

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments
(excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to
Certificateholders on a preceding Distribution Date, prior to the related Due
Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination
Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable) or advanced by the Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Servicer as of the business day preceding the related Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a

                                     S-107

delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the
Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the related Servicer Remittance
Date; and (b) any other collections (exclusive of payments by borrowers)
received on the mortgage loans and any REO Properties on or prior to the business day immediately preceding the related Servicer Remittance Date, whether in the form of Liquidation Proceeds, Insurance and Condemnation
Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided that all such
Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on
Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution
Amount.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b)
interest on the Stated Principal Balance of that mortgage loan at its Mortgage
Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution
Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class
F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and
Class NR Certificates on the preceding Distribution Date. There will be no
Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 1 Principal Distribution
Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1 and Class A-2 Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1 and Class A-2
Certificates on the preceding Distribution Date. There will be no Group 1
Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 2 Principal Distribution
Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated
Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the
Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related

                                     S-108

borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy
Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of
Collateral Support Deficit to the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO
Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO
Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Servicer or Special
Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Paying Agent is required to distribute any Excess Interest received with respect to ARD Loans on or prior to the related Determination Date to the Class S Certificates.

ALLOCATION OF YIELD MAINTENANCE CHARGES

     On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the Paying Agent to the holders of each Class of Offered
Certificates and the Class A-1A, Class E, Class F, Class G and Class H
Certificates in the following manner: the holders of each Class of Offered
Certificates and the Class A-1A, Class E, Class F, Class G and Class H
Certificates will be entitled to receive, with respect to the related Loan
Group, as applicable, on each Distribution Date an amount of Yield Maintenance
Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the
Certificates representing principal payments in respect of mortgage loans in
Loan Group 1 or Loan Group 2, as applicable, on such Distribution Date, (b) the
Base Interest Fraction for the related principal prepayment and such Class of
Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates entitled to distributions of principal with respect to the related Loan Group on any particular Distribution Date on which Yield
Maintenance Charges are distributable, the aggregate amount of such Yield
Maintenance Charges will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. Any Yield Maintenance
Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-2,
Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates is a fraction (A) whose numerator is the greater of (x) zero and
(y) the difference between (i) the Pass-Through Rate on such Class of
Certificates and (ii) the Discount Rate used in calculating the Yield
Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield

                                     S-109

Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

     Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related mortgage loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X-1 Certificates entirely.

     For a description of Yield Maintenance Charges, see "Description of the
Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this prospectus supplement. See also "Risk Factors--Risks
Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or
Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the
prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered
Certificates is the Distribution Date on which the aggregate Certificate
Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

  CLASS DESIGNATION     ASSUMED FINAL DISTRIBUTION DATE
--------------------   --------------------------------

Class A-1 ..........           January 15, 2014
Class A-2 ..........           August 15, 2014
Class B ............           August 15, 2014
Class C ............           August 15, 2014
Class D ............           August 15, 2014

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the
Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment
(including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered
Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.
Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be July 15, 2041, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this

                                     S-110

prospectus supplement, to the rights of holders of the Senior Certificates.
Moreover, to the extent described in this prospectus supplement:

     o    the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class P Certificates,

     o    the rights of the holders of the Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class N
          Certificates,

     o    the rights of the holders of the Class N, Class P and Class NR
          Certificates will be subordinated to the rights of the holders of the
          Class M Certificates,

     o    the rights of the holders of the Class M, Class N, Class P and Class
          NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

     o    the rights of the holders of the Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

     o    the rights of the holders of the Class K, Class L, Class M, Class N,
          Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

     o    the rights of the holders of the Class J, Class K, Class L, Class M,
          Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o    the rights of the holders of the Class H, Class J, Class K, Class L,
          Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

     o    the rights of the holders of the Class G, Class H, Class J, Class K,
          Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

     o    the rights of the holders of the Class F, Class G, Class H, Class J,
          Class K, Class L, Class M, Class N, Class P and Class NR Certificates
          will be subordinated to the rights of the holders of the Class E
          Certificates,

     o    the rights of the holders of the Class E, Class F, Class G, Class H,
          Class J, Class K, Class L, Class M, Class N, Class P and Class NR
          Certificates will be subordinated to the rights of the holders of the
          Class D Certificates,

     o    the rights of the holders of the Class D, Class E, Class F, Class G,
          Class H, Class J, Class K, Class L, Class M, Class N, Class P and
          Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

     o    the rights of the holders of the Class C, Class D, Class E, Class F,
          Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P
          and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates, and

     o    the rights of the holders of the Class B, Class C, Class D, Class E,
          Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class
          N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A
Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the
Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B Certificates, the holders of the Class C
Certificates and the holders of the Class D Certificates of principal equal to the entire Certificate Balance of each of those Classes of Certificates.

                                     S-111

     The protection afforded to the holders of the Class D Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate
Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class C Certificates by the subordination of the Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B
Certificates by the subordination of the Class C and Class D Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior
Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each
Distribution Date in accordance with the order of priority described under
"--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2 and Class A-1A Certificates that are still outstanding, pro rata, without regard to Loan Groups, until their Certificate
Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first to the Class A-1
Certificates until their Certificate Balances have been reduced to zero and second to the Class A-2 Certificates until their Certificate Balances have been reduced to zero , and then, if the Class A-1A Certificates are still outstanding, to the Class A-1A Certificates until their Certificate Balances have been reduced to zero and (ii) with respect to Loan Group 2, to the Class
A-1A Certificates until their Certificate Balances have been reduced to zero and then, if any of the Class A-1 and Class A-2 Certificates are still outstanding, first to the Class A-1 Certificates until their Certificate
Balances have been reduced to zero and second to the Class A-2 Certificates until their Certificate Balances have been reduced to zero. Allocation to the
Class A-1, Class A-2 and Class A-1A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-1A
Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline.
Therefore, as principal is distributed to the holders of the Class A-1, Class
A-2 and Class A-1A Certificates, the percentage interest in the trust fund evidenced by the Class A-1, Class A-2 and Class A-1A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2 and Class A-1A Certificates by the Subordinate
Certificates.

     Following retirement of the Class A-1, Class A-2 and Class A-1A
Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B Certificates, the Class
C Certificates and the Class D Certificates, in that order, for so long as they are outstanding, will provide a similar benefit to that Class of Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class S Certificates, the Class X Certificates and the Residual Certificates) with later alphabetical Class designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal
Balance (for purposes of this calculation only, the aggregate Stated Principal
Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the Servicer, the Special Servicer or the Trustee from general collections of principal on the mortgage loans for
Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans including any REO loans expected to be outstanding immediately following that
Distribution Date is less than (2) the aggregate Certificate Balance of the
Certificates (other than the Class S, Class X and Residual Certificates) after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral Support Deficit"). The Paying Agent will be required to allocate any Collateral Support Deficit

                                     S-112

among the respective Classes of Certificates as follows: to the Class NR, Class
P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F,
Class E, Class D, Class C and Class B Certificates, in that order, and in each case in respect of and until the remaining Certificate Balance of that Class has been reduced to zero. Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the Classes of Class
A-1, Class A-2 and Class A-1A Certificates, pro rata, without regard to Loan
Groups (based upon their respective Certificate Balances), until the remaining
Certificate Balances of the Class A-1, Class A-2 and Class A-1A Certificates
have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of the Class in proportion to the Percentage Interests evidenced by those Certificates.

     Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class S, Class R or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amount of the
Class X Certificates may be reduced if the related Class of Certificates are reduced by such loan losses or such Collateral Support Deficits.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans,
Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the
Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters
Regarding the Trustee" in the prospectus, certain reimbursements to the Paying
Agent as described under "Description of the Certificates--The Paying Agent,
Certificate Registrar and Authenticating Agent" in this prospectus supplement, certain reimbursements to the Servicer and the Depositor as described under
"Description of the Pooling Agreements--Certain Matters Regarding the Master
Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the
REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral
Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A Class of Offered Certificates will be considered outstanding until its
Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated
Collateral Support Deficits are required thereafter to be made to a Class of
Offered Certificates in accordance with the payment priorities set forth in
"--Distributions--Priority" above.

ADVANCES

     On the business day immediately preceding each Distribution Date (the
"Servicer Remittance Date"), the Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances (each, a "P&I
Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the
Certificate Account that are not required to be part of the Available
Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of: (1) all Periodic
Payments (net of any applicable Servicing Fees), other than balloon payments that were due on the mortgage loans and any REO Loan during the related Due
Period and not received as of the Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The Servicer's

                                     S-113

obligations to make P&I Advances in respect of any mortgage loan or REO Loan will continue, except if a determination as to non recoverability is made, through and up to liquidation of the mortgage loan or disposition of the related REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related
Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Servicer Remittance Date. To the extent that the Servicer fails to make a P&I Advance that it is required to make under the Pooling and
Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

     Neither the Servicer nor the Trustee will be required to make a P&I
Advance for default interest, Yield Maintenance Charges, prepayment premiums or
Excess Interest.

     If an Appraisal Reduction has been made with respect to any mortgage loan and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related
Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related
Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated
Principal Balance of that mortgage loan immediately prior to the related
Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related
Distribution Date.

     In addition to P&I Advances, the Servicer will also be obligated (subject to the limitations described in this prospectus supplement) to make advances
("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Servicer fails to make a Servicing Advance that it is required to make under the Pooling and
Servicing Agreement and the Trustee has notice of this failure, the Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Servicer or the Trustee, as applicable, will be entitled to recover any Servicing Advance made out of its own funds from any amounts collected in respect of a mortgage loan (including, with respect to a Servicing Advance made for the World Apparel Center Loan, in accordance with the World Apparel Center
Co-Lender Agreement, the World Apparel Center Pari Passu Companion Notes, and,
with respect to a Servicing Advance made with respect to an AB Mortgage Loan, in accordance with the related Intercreditor Agreement, the related Subordinate
Companion Loan), as to which that Servicing Advance was made, and to recover any P&I Advance made out of its own funds from any amounts collected in respect of a mortgage loan, whether in the form of late payments, Insurance and
Condemnation Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan ("Related Proceeds"). Notwithstanding the foregoing, neither the
Servicer nor the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable
(including interest on the Advance) out of Related Proceeds (a "Nonrecoverable
Advance"). Each of the Servicer and the Trustee will be entitled to recover any
Advance made by it that it subsequently determines to be a Nonrecoverable
Advance out of general funds relating to the mortgage loans on deposit in the
Certificate Account (first from principal collections and then from interest collections). The Trustee will be entitled to rely conclusively on any non-recoverability determination of the

                                     S-114

Servicer. If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months provided that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. Each of the Servicer and the Trustee will be entitled to recover any Advance (together with interest on that Advance) that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a
"Workout-Delayed Reimbursement Amount") out of principal collections on the mortgage loans in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable
Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable
Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable
Advances that are related to such other Loan Group). In addition, the Special
Servicer may, at its option, in consultation with the Directing
Certificateholder, make a determination in accordance with the Servicing
Standards that any P&I Advance or Servicing Advance, if made, would be a
Nonrecoverable Advance and may deliver to the Servicer and the Trustee notice of such determination, which determination will be conclusive and binding on the Servicer and the Trustee. Further, with respect to the World Apparel Center
Loan, if any servicer in connection with a subsequent securitization of either
World Apparel Center Pari Passu Companion Note determines that any P&I Advance with respect to that World Apparel Center Pari Passu Companion Note, if made, would be non-recoverable, such determination will not be binding on the
Servicer and the Trustee as it relates to any proposed P&I Advance with respect to the World Apparel Center Loan. In making such non-recoverability determination, such person will be entitled to consider (among other things)
only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related
Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations (but not reverse any other person's determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph (except for a non-recoverability determination made by a servicer in connection with a subsequent securitization of a World Apparel Center Pari Passu Companion Note)
will be conclusive and binding on the Certificateholders. The Servicer will be

                                     S-115

entitled to rely conclusively on any non-recoverability determination of the
Special Servicer and the Trustee shall be entitled to rely conclusively on any non-recoverability determination of the Servicer or the Special Servicer.
Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. No P&I Advances will be made by the Servicer or the
Trustee with respect to delinquent amounts in respect of monthly payments or the balloon payment due on any Subordinate Companion Loan or the World Apparel
Center Pari Passu Companion Notes. No Servicing Advances will be made with respect to any Subordinate Companion Loan if the related AB Mortgage Loan is no longer part of the trust. Any requirement of the Servicer or Trustee to make an
Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See "Description of the Certificates--Advances in
Respect of Delinquencies" and "Description of the Pooling
Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Servicer and the Trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate Account, interest at the
Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the
Servicer nor the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The "Prime Rate" will be the prime rate, for any day, set forth in
The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the
Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See
"Description of the Certificates--Reports to Certificateholders; Certain
Available Information" in this prospectus supplement and "Description of the
Certificates--Reports to Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred with respect to a mortgage loan (including the World Apparel Center Whole Loan), an Appraisal Reduction is
required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

          (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

          (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special
     Servicer;

          (3) the date on which a receiver has been appointed;

          (4) 60 days after a borrower declares bankruptcy;

          (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

          (6) 90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan, except where a refinancing is anticipated within 120 days after the maturity date of the mortgage loan, in which case 120 days after such uncured delinquency; and

          (7) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate
Certificate Balance of all Classes of Certificates (other than the Class A
Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Special Servicer, in consultation with the Directing
Certificateholder, as of the first Determination Date following

                                     S-116

the date the Special Servicer receives or performs such appraisal equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related
Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the
Servicer as an Advance), or (B) by an internal valuation performed by the
Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the Special Servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation, over (2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the Servicer or the Trustee all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special
Servicing Fees and all other amounts due and unpaid under that mortgage loan
(which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Servicer, the Special Servicer or the Trustee, as
applicable).

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of the MAI appraisal or the completion of the valuation, the Special Servicer will be required to calculate in consultation with the Directing Certificateholder and report to the Directing Certificateholder (and, in the case of the World
Apparel Center Whole Loan, the World Apparel Center Companion Holders), the
Servicer and the Trustee, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required MAI appraisal within 60 days after the Appraisal
Reduction Event (or, in the case of an appraisal in connection with an
Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of
Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class P Certificates, then to the Class N Certificates, then to the
Class M Certificates, then to the Class L Certificates, then to the Class K
Certificates, then to the Class J Certificates, then to the Class H
Certificates, then to the Class G Certificates, then to the Class F
Certificates, then to the Class E Certificates, then to the Class D
Certificates, then to the Class C Certificates and then to the Class B
Certificates). See "--Advances" above.

     With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive
Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal
(which may be an update of a prior appraisal), the cost of which will be a
Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Special Servicer is required to redetermine in consultation with the Directing Certificateholder and report to the Directing Certificateholder (and, in the case of the World Apparel Center
Whole Loan, the World Apparel Center Companion Holders), the Servicer and the
Trustee, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. The Directing Certificateholder will

                                     S-117

have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction; provided, however, that if the Directing
Certificateholder fails to approve any calculation of the recalculated
Appraisal Reduction within such 10 business days, such consent will be deemed to be given. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Reduction Event to the extent the Special
Servicer has obtained an appraisal or valuation with respect to the related
Mortgaged Property within the 12-month period prior to the occurrence of the
Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

     The World Apparel Center Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction with respect to the mortgage loans that comprise such whole loan. Any Appraisal Reduction in respect of the World Apparel Center Whole Loan will be allocated to the World
Apparel Center Notes on a pro rata basis.

     With respect to any AB Mortgage Loan, Appraisal Reductions will be calculated based on the aggregate outstanding principal balance of such AB
Mortgage Loan and the related Subordinate Companion Loan. Any resulting
Appraisal Reductions will be allocated to the related Subordinate Companion
Loan prior to being allocated to the AB Mortgage Loan.

     Any mortgage loan previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the Servicer, the
Underwriters, the Special Servicer, the Directing Certificateholder, the
holders of the World Apparel Center Pari Passu Companion Notes, each Rating
Agency, the Trustee and certain assignees of the Depositor, including a financial market publisher (which is anticipated to initially be Bloomberg,
L.P.), if any, a statement (a "Statement to Certificateholders") based upon information provided by the Servicer in accordance with the Commercial Mortgage
Securities Association (or any successor organization reasonably acceptable to the Servicer and the Paying Agent) guidelines setting forth, among other things:

          (1) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate
     Balance of the Certificates;

          (2) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable
     Certificate Interest;

          (3) the aggregate amount of P&I Advances made in respect of the
     Distribution Date;

          (4) the amount of compensation paid to the Trustee and the Paying
     Agent and servicing compensation paid to the Servicer and the Special
     Servicer with respect to the Due Period for the Distribution Date;

          (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the
     Distribution Date;

          (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution
     Date;

          (7) the number and aggregate principal balance of mortgage loans (A)
     delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but

                                     S-118

     specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

          (8) the value of any REO Property included in the trust fund as of the
     Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

          (9) the Available Distribution Amount for the Distribution Date;

          (10) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance
     Charges;

          (11) the Pass-Through Rate for each Class of Certificates for the
     Distribution Date and the next succeeding Distribution Date;

          (12) the Scheduled Principal Distribution Amount and the Unscheduled
     Principal Distribution Amount for the Distribution Date;

          (13) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the
     Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the
     Distribution Date;

          (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional
     Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates and the Class S Certificates) immediately following the Distribution Date;

          (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal
     Reduction effected in connection with such Distribution Date;

          (16) the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) on a loan-by-loan basis;

          (17) the amount of any remaining unpaid interest shortfalls for each
     Class of Certificates as of the Distribution Date;

          (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) and the amount and the type of principal prepayment occurring;

          (19) a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first
     Distribution Date, as of the cut-off date);

          (20) all deposits into, withdrawals from, and the balance of the
     Interest Reserve Account on the related Servicer Remittance Date;

          (21) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral
     Support Deficit;

          (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

          (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first
     Distribution Date, as of the cut-off date) (other than a payment in full),
     (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

                                     S-119

          (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with the Servicing
     Standards, that all payments or recoveries with respect to the Mortgaged
     Property have been ultimately recovered since the previous Determination
     Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

          (25) the aggregate amount of interest on P&I Advances paid to the
     Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

          (26) the aggregate amount of interest on Servicing Advances paid to the Servicer, the Special Servicer and the Trustee since the previous
     Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

          (27) the original and then-current credit support levels for each
     Class of Certificates;

          (28) the original and then-current ratings for each Class of
     Certificates;

          (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates; and

          (30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution
     Date, as of the cut-off date).

     The Paying Agent will make available the Statements to Certificateholders through its website, which is initially located at www.etrustee.net. In addition, the Paying Agent may make certain other information and reports
(including the collection of reports specified by The Commercial Mortgage
Securities Association (or any successor organization reasonably acceptable to the Paying Agent and the Servicer) known as the "CMSA Investor Reporting
Package") related to the mortgage loans available, to the extent that the
Paying Agent receives such information and reports from the Servicer, and direction from the Depositor, or is otherwise directed to do so under the
Pooling and Servicing Agreement. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Paying Agent's website, the Paying Agent may require registration and acceptance of a disclaimer. The Paying Agent will not be liable for the dissemination of information made in accordance with the Pooling and Servicing
Agreement.

     In the case of information furnished pursuant to clauses (1), (2), (10),
(17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1) and (2) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

     The Paying Agent will be required to provide or make available to a financial market publisher, which is anticipated initially to be Bloomberg,
L.P., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers' annual Operating

                                     S-120

Statements and occupancy rates, to the extent it has received the information from the Servicer pursuant to the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7) below, which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the
Special Servicer, the Servicer, the Directing Certificateholder, the holders of the World Apparel Center Pari Passu Companion Notes, each Rating Agency, any designee of the Depositor or any other person to whom the Paying Agent or the
Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

          (1) the Pooling and Servicing Agreement and any amendments to that agreement;

          (2) all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

          (3) all officer's certificates delivered to the Trustee and the Paying
     Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (4) all accountants' reports delivered to the Trustee and the Paying
     Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (5) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer and delivered to the Paying
     Agent in respect of each Mortgaged Property;

          (6) copies of the mortgage loan documents;

          (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Servicer or the Special Servicer and delivered to the Trustee; and

          (8) any and all statements and reports delivered to, or collected by, the Servicer or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the
Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Servicer will be required to use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as Operating
Statements, rent rolls and financial statements.

     The Pooling and Servicing Agreement will require the Servicer and the
Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing
Agreement, to provide certain of the reports or, in the case of the Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Servicer or the Paying Agent, as the case may be, to any Certificateholder, the
Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any
prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information. However, the Paying Agent and the
Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time

                                     S-121

definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of
Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate
Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Servicer, the Special Servicer, the
Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the
Offered Certificates will be Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata between the Class X-1 and
Class X-2 Certificates based upon their Notional Amounts), and (2) in the case of any other Class of Certificates (other than the Class S Certificates and the
Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all
Classes of Certificates (other than the Class S Certificates), each determined as of the prior Distribution Date. None of the Class S, Class R or the Class LR
Certificates will be entitled to any Voting Rights. For purposes of determining
Voting Rights, the Certificate Balance of each Class (other than the Class S
Certificates) will not be reduced by the amount allocated to that Class of any
Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a
Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective
Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Servicer, the
Special Servicer, nor the Depositor will be entitled to exercise any Voting
Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive an Event of Default under the
Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates (other than the Class S and the Residual Certificates) for the mortgage loans remaining in the trust
(provided, however, that (a) the Offered Certificates are no longer outstanding, (b) there is only one holder of the then outstanding Certificates
(other than the Class S and the Residual Certificates) and (c) the Servicer
consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the
Special Servicer, the Servicer or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and
Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the
Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Servicer
and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be

                                     S-122

made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2)
the aggregate fair market value of the trust fund's portion of all REO
Properties then included in the trust fund (which fair market value for any REO
Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Servicer and the Trustee, plus the reasonable out-of-pocket expenses of the Servicer related to such purchase, unless the Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the
Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The voluntary exchange of Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit, but is limited to each
Class of outstanding Certificates being held by one Certificateholder who must voluntarily participate.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling
Agreements--Certificate Account" in the prospectus), will be applied generally as described above under "--Distributions--Priority" in this prospectus supplement.

     Any optional termination by the holders of the Controlling Class, the
Special Servicer, the Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other
Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

THE TRUSTEE

     Wells Fargo Bank, N.A., a national banking association, will act as
Trustee on behalf of the Certificateholders. The corporate trust office of the
Trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn:
Corporate Trust Services (CMBS), J.P. Morgan Chase Commercial Mortgage
Securities Corp., Series 2004-LN2. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee
Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0018% per annum
(the "Trustee Fee Rate") and the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan.
The Trustee Fee includes the Paying Agent Fee, and the Trustee Fee Rate includes the Paying Agent Fee Rate. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. The Trustee will not be entitled to any fee with respect to the
World Apparel Center Pari Passu Companion Notes. See "Description of the
Pooling Agreements--The Trustee," "--Duties of the Trustee", "--Certain Matters
Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the
prospectus.

     The Trustee and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the Certificates and the mortgage loans.

                                     S-123

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans (including the World Apparel Center
Whole Loan) and any REO Properties will be governed by the Pooling and
Servicing Agreement. The following summaries describe certain provisions of the
Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and
Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     Each of the Servicer (directly or through one or more sub-servicers) and the Special Servicer (directly or through one or more sub-servicers) will be required to service and administer the mortgage loans (including the World
Apparel Center Whole Loan) for which it is responsible. The Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party subservicers (although the Servicer will remain primarily responsible for the servicing of those mortgage loans).

     The Servicer will be required to service and administer the mortgage loans
(including the World Apparel Center Whole Loan) for which it is obligated to service and administer, as an independent contractor, pursuant to the Pooling and Servicing Agreement on behalf of the trust and in the best interests of and for the benefit of Certificateholders (as determined by the Servicer in its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loan documents (and in the case of the World Apparel Center Loan, a mezzanine loan or a Subordinate Companion Loan, the terms of the related co-lender or intercreditor agreement) and, to the extent consistent with the foregoing, further as follows: (1) with the same skill, care and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the mortgage loans, (2) with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and (3) without regard to:

          (A) any relationship that the Servicer or any of its affiliates, as the case may be, may have with the related borrower;

          (B) the ownership of any Certificate by the Servicer or any of its affiliates, as the case may be;

          (C) the Servicer's obligation to make Advances; and

          (D) the right of the Servicer to receive compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction (the foregoing, collectively referred to as the "Servicer
     Servicing Standards").

     The Special Servicer will be required to service and administer the mortgage loans (including the World Apparel Center Whole Loan) for which it is responsible in accordance with applicable law, the terms of the Pooling and
Servicing Agreement and the mortgage loan documents (and in the case of the
World Apparel Center Whole Loan, the terms of the World Apparel Center
Co-Lender Agreement, and in the case of each AB Mortgage Loan, the terms of the related AB Mortgage Loan intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Special Servicer services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Special Servicer services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Special Servicer

                                     S-124

with a view to the maximization of recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders
(and in the case of the World Apparel Center Loan, the holders of the World
Apparel Center Pari Passu Companion Notes (as a collective whole), and in the case of an AB Mortgage Loan, the holder of the related Subordinate Companion
Loan (as a collective whole)), but without regard to:

          (A) any relationship that the Special Servicer, or any of its affiliates may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the Pooling and Servicing
     Agreement;

          (B) the ownership of any Certificate by the Special Servicer or any of
     its affiliates;

          (C) the Special Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

          (D) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Special Servicer; and

          (E) any debt that the Special Servicer or any of its affiliates has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the "Special Servicer Servicing Standards").

     "Servicing Standards" means (i) with respect to the Servicer, the Servicer
Servicing Standards and (ii) with respect to the Special Servicer, the Special
Servicer Servicing Standards.

     Except as otherwise described under "--Inspections; Collection of
Operating Information" below, the Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans
(including the World Apparel Center Whole Loan). The Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (including the World Apparel Center Whole Loan):

          (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; provided that in the case of a balloon payment, such payment is delinquent; provided, however, if (w) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Servicer (who shall promptly deliver a copy to the
     Special Servicer and the Directing Certificateholder) within 30 days after the default), (x) the related borrower continues to make its Assumed
     Scheduled Payment, (y) no other special servicing transfer event has occurred with respect to that mortgage loan and (z) the Directing
     Certificateholder consents, a special servicing transfer event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the Servicer (who shall promptly deliver a copy to the Special Servicer and the Directing
     Certificateholder), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Directing
     Certificateholder, and the borrower continues to make its Assumed Scheduled
     Payments (and no other special servicing transfer event has occurred with respect to that Mortgage), a special servicing transfer event will not occur until the earlier of (1) 120 days beyond the related maturity date and (2) the termination of the refinancing commitment;

          (2) as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of an AB Mortgage Loan, the holder of the related Subordinate
     Companion Loan cures such delinquency);

          (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days, that mortgage

                                     S-125

     loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

          (4) as to which the Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

          (5) as to which, in the judgment of the Servicer or Special Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days;

          (6) as to which a default that the Servicer or Special Servicer (in the case of the Special Servicer with the consent of the Directing
     Certificateholder) has notice (other than a failure by the related borrower to pay principal or interest) and the Servicer or Special Servicer determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to the World Apparel Center Loan, each holder of the World Apparel Center
     Pari Passu Companion Notes and, with respect to each AB Mortgage Loan, the holder of the related Subordinate Companion Loan) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days); or

          (7) as to which the Servicer or Special Servicer (in the case of the
     Special Servicer, with the consent of the Directing Certificateholder)
     determines that (i) a default (other than as described in clause (5) above)
     under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or otherwise materially adversely affect the interests of
     Certificateholders (and, with respect to the World Apparel Center Loan, each holder of the World Apparel Center Pari Passu Companion Notes and,
     with respect to each AB Mortgage Loan, the holder of the related
     Subordinate Companion Loan), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for
     30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer (with the consent of the Directing Certificateholder) as described under "Servicing of the Mortgage Loans--Maintenance of Insurance" in this prospectus supplement.

     However, the Servicer will be required to continue to (w) receive payments on the mortgage loan (including the World Apparel Center Whole Loan) (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the
Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan
(including the World Apparel Center Whole Loan) (upon acquisition, an "REO
Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans (including the World Apparel
Center Whole Loan and any Subordinate Companion Loans) serviced by the Special
Servicer and any mortgage loans (including the World Apparel Center Whole Loan and any Subordinate Companion Loans) that have become REO Properties are referred to in this prospectus supplement as the "Specially Serviced Mortgage
Loans." If any of the World Apparel Center Pari Passu Companion Notes becomes specially serviced, then the World Apparel Center Whole Loan will become a
Specially Serviced Mortgage Loan. If any of the Subordinate Companion Loans
become specially serviced, then the related AB Mortgage Loan will become a
Specially Serviced Mortgage Loan. If any AB Mortgage Loan becomes a Specially
Serviced Mortgage Loan, then the related Subordinate

                                     S-126

Companion Loan will become a Specially Serviced Mortgage Loan. The Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a
Specially Serviced Mortgage Loan.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the
Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Servicer.

     The Special Servicer will be required to prepare a report (an "Asset
Status Report") for each mortgage loan that becomes a Specially Serviced
Mortgage Loan not later than 60 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder, the Servicer, the
applicable Mortgage Loan Seller(s), the Trustee and each Rating Agency. If the
Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing
Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the
Directing Certificateholder disapproves the Asset Status Report and the Special
Servicer has not made the affirmative determination described above, the
Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status
Report until the Directing Certificateholder fails to disapprove the revised
Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the
Certificateholders; provided, however, in the event that the Directing
Certificateholder and the Special Servicer have not agreed upon an Asset Status
Report with respect to a Specially Serviced Mortgage Loan within 90 days of the
Directing Certificateholder's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer.
Notwithstanding the foregoing, the Asset Status Report approval or delayed approval will not substitute for or supercede any specific required approval that the Special Servicer must obtain from the Directing Certificateholder.

     With respect to the World Apparel Center Whole Loan, the World Apparel
Center Majority Holders, instead of the Directing Certificateholder, will have all of the rights of the Directing Certificateholder described in the immediately preceding paragraph, solely with respect to the World Apparel
Center Whole Loan.

THE DIRECTING CERTIFICATEHOLDER AND THE WORLD APPAREL CENTER MAJORITY HOLDERS

     The Directing Certificateholder will be entitled to advise the Servicer or the Special Servicer, as applicable, with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement.
Except as otherwise described in the succeeding paragraphs below, the Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action (provided that if such written objection has not been received by the
Servicer or the Special Servicer, as applicable, within the ten day period, the
Directing Certificateholder will be deemed to have approved such action):

          (i) any proposed or actual foreclosure upon or comparable conversion
     (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

                                     S-127

          (ii) any modification, consent to a modification or waiver of any monetary term or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of such mortgage loan;

          (iii) any sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under
     "Description of the Certificates--Termination; Retirement of Certificates"
     in this prospectus supplement) for less than the applicable Purchase Price
     (other than in connection with the exercise of the Purchase Option described under "--Realization Upon Defaulted Mortgage Loans" below);

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

          (v) any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan;

          (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a mortgage loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt;

          (vii) any property management company changes or franchise changes with respect to a mortgage loan;

          (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the mortgage loan with no material lender discretion;

          (ix) any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan;

          (x) any determination of an Acceptable Insurance Default;

          (xi) with respect to the World Apparel Center Whole Loan, any approval of a material capital expenditure, if lenders' approval is required under the loan documents; and

          (xii) with respect to the World Apparel Center Whole Loan, any adoption or approval of a plan in bankruptcy of the borrower.

Notwithstanding the foregoing, in the event that the Servicer or the Special
Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Servicer or the Special
Servicer, as applicable, may take any such action without waiting for the
Directing Certificateholder's response.

     In addition, the Directing Certificateholder may direct the Servicer and/or the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided that the Servicer and/or the Special
Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the related mortgage loan documents, the Pooling and Servicing Agreement, including the Servicing Standards or the REMIC
Provisions.

     Furthermore, the Servicer or the Special Servicer, as applicable, will not be obligated to seek approval from the Directing Certificateholder, as contemplated above, for any actions to be taken by the Servicer or Special
Servicer, as applicable, with respect to a mortgage loan if: (i) the Servicer or the Special Servicer, as applicable, has, as described above, notified the
Directing Certificateholder in writing of various actions that the Servicer or
Special Servicer, as applicable, proposes to take with respect to the workout or liquidation of such mortgage loan and (ii) for 60 days following the first such notice, the Directing Certificateholder has objected to all of those proposed actions but has failed to suggest any alternative actions that do not violate the Servicing Standard.

                                     S-128

     With respect to the World Apparel Center Whole Loan only, the Directing
Certificateholder will not be entitled to exercise the above-described rights, but such rights will be exercisable by the World Apparel Center Majority
Holders. In the event that the World Apparel Center Majority Holders cannot agree on a course of action within 30 days after a receipt of a request for consent to any action, the Servicer and/or the Special Servicer will implement any action or inaction that it deems appropriate in accordance with the
Servicing Standards.

     The "Directing Certificateholder" will be the Controlling Class
Certificateholder selected by more than 50% of the Controlling Class
Certificateholders, by Certificate Balance, as certified by the Certificate
Registrar from time to time; provided, however, that (1) absent that selection,
(2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by
Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing
Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate
Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial
Certificate Balance of that Class. For purposes of determining the identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The
Controlling Class as of the Closing Date will be the Class NR Certificates.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder or the
World Apparel Center Majority Holders that would cause the Special Servicer to violate applicable law, the Pooling and Servicing Agreement, including the
Servicing Standards, the World Apparel Center Co-Lender Agreement or the REMIC
Provisions.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER AND THE WORLD APPAREL
CENTER MAJORITY HOLDERS

     The Directing Certificateholder (and, with respect to the World Apparel
Center Whole Loan, the World Apparel Center Majority Holders) will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the
Directing Certificateholder (and, with respect to the World Apparel Center
Whole Loan, the World Apparel Center Majority Holders) will not be protected against any liability to the Controlling Class Certificateholders (or with respect to the World Apparel Center Whole Loan, the World Apparel Center
Majority Holders) that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its
Certificates, that the Directing Certificateholder (and, with respect to the
World Apparel Center Whole Loan, the World Apparel Center Majority Holders):

          (a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

          (b) may act solely in the interests of the holders of the Controlling
     Class (or, with respect to the World Apparel Center Majority Holders, the holders of the World Apparel Center Notes),

          (c) does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class (or, with respect to the
     World Apparel Center Majority Holders, the holders of the World Apparel
     Center Notes),

                                     S-129

          (d) may take actions that favor the interests of the holders of the
     Controlling Class (or, with respect to the World Apparel Center Majority
     Holders, and the holders of the World Apparel Center Notes) over the interests of the holders of one or more other Classes of Certificates,

          (e) absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class (or, with respect to the World Apparel
     Center Majority Holders, the holders of the World Apparel Center Notes),
     and

          (f) will have no liability whatsoever for having so acted and that no
     Certificateholder may take any action whatsoever against the Directing
     Certificateholder (and, with respect to the World Apparel Center Whole
     Loan, the World Apparel Center Majority Holders) or any director, officer, employee, agent or principal of the Directing Certificateholder (and, with respect to the World Apparel Center Whole Loan, the World Apparel Center
     Majority Holders) for having so acted. The taking of, or refraining from taking, any action by the Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate any law or the accepted servicing practices or the provisions of the Pooling and Servicing Agreement, will not result in any liability on the part of the Servicer or the Special Servicer.

THE SERVICER

     GMAC Commercial Mortgage Corporation (the "Servicer") is a California
corporation with its principal offices located at 200 Witmer Road, Horsham
Pennsylvania 19044. As of June 30, 2004, GMAC Commercial Mortgage Corporation
was the servicer of a portfolio of multifamily and commercial loans totaling approximately $197.1 billion in aggregate outstanding principal balance.

     The information set forth in this prospectus supplement concerning the
Servicer has been provided by the Servicer, and neither the Depositor nor the
Underwriters make any representation or warranty as to the accuracy or completeness of that information. The Servicer makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the
Certificates, the mortgage loans, this prospectus supplement or related documents.

THE SPECIAL SERVICER

     Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR
Property Corporation ("LNR"), will initially be appointed as the Special
Servicer of the mortgage loans. The principal executive offices of the Special
Servicer are located at 1601 Washington Avenue, Miami Beach, Florida 33139, and
its telephone number is (305) 695-5600. LNR, its subsidiaries and affiliates are involved in the real estate investment, finance and management business and engage principally in (i) acquiring, developing, repositioning, managing and selling commercial and multi-family residential real estate properties, (ii)
investing in high-yielding real estate loans, and (iii) investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities. The Special Servicer and its affiliates have regional offices located across the United States in Florida, Georgia, Oregon,
Texas, Massachusetts, North Carolina and California, and in Europe in London,
England and Paris, France. As of May 31, 2004, the Special Servicer and its
affiliates were managing a portfolio which included an original count of approximately 16,700 assets in all 50 states and in Europe with an original face value of over $125 billion, most of which are commercial real estate assets. Included in this managed portfolio are $122 billion of commercial real estate assets representing 126 securitization transactions, for which the
Special Servicer acts as special servicer. The Special Servicer and its affiliates own and are in the Business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular

                                     S-130

circumstances, including the nature and location of such assets, complete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth in this prospectus supplement concerning the
Special Servicer has been provided by the Special Servicer, and neither the
Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information. The Special Servicer makes no representations as to the validity or sufficiency of the Pooling and Servicing
Agreement, the Certificates, the mortgage loans, this prospectus supplement or related documents.

     It is anticipated that LNR will enter into a sub-servicing agreement with
Allied Capital Corporation, a Maryland corporation ("Allied Capital") under which Allied Capital will perform LNR's duties with respect to REO Properties.
It is anticipated that Allied Capital or one of its affiliates will be the initial Directing Certificateholder. The following information has been provided by Allied Capital. None of the Depositor, the Trustee, the
Underwriters, or any of their respective affiliates takes any responsibility for that information or makes any representation or warranty as to the accuracy or completeness of the information.

     The principal executive offices of Allied Capital are located at 1919
Pennsylvania Avenue N.W., Washington, D.C. 20006 and its telephone number is
(202) 331-1112. Allied Capital and certain of its subsidiaries are involved in the real estate investment, finance and management business. As of December 31,
2003, Allied Capital's CMBS portfolio included an original count of 5,944 assets as underlying collateral in most states across the country with an original face value of $38.6 billion, all of which are secured by commercial real estate assets. Included in this managed portfolio are approximately $5.29 billion of commercial real estate assets representing 822 loans within 6 securitization transactions, for which Allied Capital acts as special servicer.
Allied Capital and its subsidiaries own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of the special servicer may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided that each
Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans, and will accrue at a rate
(the "Servicing Fee Rate"), equal to a per annum rate ranging from 0.0400% to
0.1200%. As of the cut-off date the weighted average Servicing Fee Rate will be
0.0466% per annum. In addition to the Servicing Fee, the Servicer will be entitled to retain, as additional servicing compensation, (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special Servicer is not required for the related transaction, (2) a specified percentage of all assumption (subject to certain subservicing agreements), extension, material modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans that are not Specially Serviced Mortgage Loans, but arise from a transaction that requires the approval of the Special Servicer and (3)
late payment charges and default interest paid by the borrowers (that were collected while the related mortgage loans were not Specially Serviced Mortgage
Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan since the Closing
Date. The Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments,

                                     S-131

and the Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans. The Servicing Fee for each mortgage loan is included in the
Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any
Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a
30/360 Basis for purposes of calculating the Net Mortgage Rate.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the
Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially
Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special
Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly from the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected
Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of
1% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan (including the World Apparel Center Loan and any
Subordinate Companion Loans) for so long as it remains a Corrected Mortgage
Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced
Mortgage Loan, but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced
Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially
Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not, as of the time the Special Servicer resigned or was terminated, become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected
Mortgage Loan as a result of the borrower making such three consecutive timely
Periodic Payments.

     A "Liquidation Fee" will be payable with respect to each Specially
Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any
Specially Serviced Mortgage Loan or REO Property as to which the Special
Servicer receives any Liquidation Proceeds or Insurance and Condemnation
Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate"
of 1% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period provided for such repurchases, (ii) the

                                     S-132

purchase of any Specially Serviced Mortgage Loan by the majority holder of the
Controlling Class (or with respect to an AB Mortgage Loan, the holder of the related Subordinate Companion Loan or with respect to a mortgage loan that is subject to mezzanine indebtedness, the holder of the related mezzanine loan, provided, that with respect to an AB Mortgage Loan or a mortgage loan that is subject to mezzanine indebtedness, the purchase occurs within the time period provided in the underlying intercreditor agreement), the Special Servicer or the Servicer, or (iii) the purchase of all of the mortgage loans and REO
Properties in connection with an optional termination of the trust fund. The
Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

     Any Liquidation Fees in respect of the World Apparel Center Whole Loan will be payable out of, and based on, collections on the World Apparel Center
Whole Loan.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all application, assumption, extension, material modification, waiver, consent and earnout fees received with respect to all mortgage loans that are not Specially Serviced Mortgage Loans and for which the Special
Servicer's consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and collected while the related mortgage loans were Specially Serviced Mortgage
Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing
Date. The Special Servicer will not be entitled to retain any portion of Excess
Interest paid on the ARD Loans.

     Although the Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the
Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under
"Description of the Certificates--Advances," the Servicer will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing
Agreement. Neither the Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it, except as expressly provided in the Pooling and Servicing Agreement. The Servicer or Special Servicer, as
applicable, will be responsible for all fees payable to any sub-servicers. See
"Description of the Certificates-- Distributions--Method, Timing and Amount" in
this prospectus supplement and "Description of the Pooling Agreements--
Certificate Account" and "--Servicing Compensation and Payment of Expenses" in
the prospectus.

     If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess."
Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the business day preceding the Servicer Remittance Date in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month's interest (net of related Servicing Fees)
on such prepayment will constitute a "Prepayment Interest Shortfall."
Prepayment Interest Excesses (to the extent not offset by Prepayment Interest
Shortfalls) collected on the mortgage loans will be retained by the Servicer as additional servicing compensation.

                                     S-133

     The Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment")
in an amount equal to the lesser of (i) the aggregate amount of Prepayment
Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.02% per annum, and (B) all Prepayment Interest Excesses and to the extent earned on principal prepayments, net investment earnings received by the Servicer during such Due Period. If a Prepayment Interest Shortfall occurs as a result of the Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments
(other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the related
Distribution Date, the amount in clause (ii) above shall be the aggregate of
(A) all Servicing Fees for such Due Period, (B) all Prepayment Interest
Excesses and (C) to the extent earned on principal prepayments, net investment earnings received by the Servicer during such Due Period. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment
Interest Shortfalls be cumulative.

MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the
Servicing Standards, the Servicer or the Special Servicer will be required to use efforts consistent with the Servicing Standards, to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default. This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the Servicer (with respect to mortgage loans) or the Special Servicer (with respect to REO Properties), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the Trustee has an insurable interest, as determined by the Special Servicer in accordance with the Servicing Standard; provided that the Servicer will be obligated to maintain insurance against property damage resulting from terrorist or similar acts unless the borrower's failure is an Acceptable Insurance Default. The coverage described in the immediately preceding sentence will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Servicer determines that a Mortgaged
Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Servicer will be required to use efforts consistent with the Servicing Standards to (1)
cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to
(2) itself maintain to the extent the Trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the Servicer in accordance with the Servicing
Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

     Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain "all risk" property insurance (and do not expressly permit an exclusion

                                     S-134

for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Servicer will be required to (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September
11, 2001 ("Additional Exclusions"), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and
(C) with respect to Specially Serviced Mortgage Loans, notify the Special
Servicer if any insurance policy contains Additional Exclusions or if any borrower fails to purchase the insurance requested to be purchased by the
Servicer pursuant to clause (B) above. If the Servicer or Special Servicer, as applicable, determines in accordance with the Servicing Standards that such failure is not an Acceptable Insurance Default (the Special Servicer with respect to Specially Serviced Mortgage Loans will be required to notify the
Servicer of such default), the Servicer will be required to cause such insurance to be maintained. If the Servicer or Special Servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5%
of the outstanding principal balance of the mortgage loans then included in the trust.

     "Acceptable Insurance Default" means, with respect to any mortgage loan, a default under the related mortgage loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of
August 20, 2004, in each case, as to which default the Servicer and the Special
Servicer may forbear taking any enforcement action; provided that the Servicer or Special Servicer, as applicable, has determined based on inquiry consistent with the Servicing Standards and after consultation with the Directing
Certificateholder (or, with respect to the World Apparel Center Whole Loan, the
World Apparel Center Majority Holders), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder (or, with respect to the World Apparel Center Whole Loan, the World Apparel Center Majority
Holders) will not have more than 30 days to respond to the Servicer's or
Special Servicer's request for consultation; provided, further, that upon the
Servicer's or Special Servicer's determination consistent with the Servicing
Standards, that exigent circumstances do not allow the Servicer or the Special
Servicer to consult with the Directing Certificateholder (or, with respect to the World Apparel Center Whole Loan, the World Apparel Center Majority
Holders), as applicable, the Servicer or the Special Servicer will not be required to do so. Each of the Servicer and the Special Servicer will be entitled to rely on insurance consultants in making the determinations described above. The cost of such expense shall be paid from the Certificate
Account as a Servicing Advance.

     During the period that the Special Servicer is evaluating the availability of such insurance, the Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the
REO Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In

                                     S-135

addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing
Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

     The Pooling and Servicing Agreement provides that the Servicer and the
Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Servicer or
Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Servicer as a
Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the
Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement. All costs and expenses incurred by the Special
Servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the Servicer to the
Special Servicer as a Servicing Advance.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to
FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the
Servicer) may not waive, modify or amend (or consent to waive, modify or amend)
any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and
Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations
Section 1.860G-2(b). The Servicer will not be permitted under the Pooling and
Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The
Special Servicer, subject to any required Directing Certificateholder consent described in this prospectus supplement, will have the sole authority to approve any assumptions, transfers of interest, material modifications, property management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage

                                     S-136

Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special
Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially
Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage
Loan, subject to the restrictions and limitations described below (and with respect to the World Apparel Center Loan and each AB Mortgage Loan, subject to any rights of the World Apparel Center Majority Holders or the holder of the related Subordinate Companion Loan, as applicable, to consent to such modification, waiver or amendment).

     The Special Servicer will use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the
Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced
Mortgage Loan if that modification, waiver or amendment would extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend.

     In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and
Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or
Classes (other than the Class S Certificates and the Class X Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

     The Special Servicer or the Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder (and in the case of the
World Apparel Center Loan, each holder of the World Apparel Center Pari Passu
Companion Notes), the applicable Mortgage Loan Seller, each Rating Agency, the
Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, all as set forth in the Pooling and Servicing
Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the
Trustee. See "Description of the Certificates--Reports to Certificateholders;
Certain Available Information" in this prospectus supplement.

     Any modification, extension, waiver or amendment of the payment terms of the World Apparel Center Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the World Apparel Center Co-Lender Agreement, such that neither the trust as holder of the World Apparel Center Loan nor the holders of each
World Apparel Center Pari Passu Companion Note gains a priority over the other such holder that is not reflected in the related loan documents and the World
Apparel Center Co-Lender Agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan has become a Specially Serviced
Mortgage Loan, the Special Servicer will be required to order an appraisal
(which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special
Servicer will be permitted to change, from time to time thereafter, its determination of the fair

                                     S-137

value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

     In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the
Special Servicer will each have an assignable option (a "Purchase Option") to purchase the mortgage loan in default from the trust fund ((i) subject to, with respect to each AB Mortgage Loan, the purchase right of the holder of the related Subordinate Companion Loan and (ii) in the case of any mortgage loan, subject to any purchase rights of any holders of mezzanine debt as described under "Description of the Mortgage Pool--General" in this prospectus supplement) at a price (the "Option Price") equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a)
the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), plus (d) all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special
Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class will have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing
Agreement, including workout and foreclosure, consistent with the Servicing
Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off
(full or discounted) of the mortgage loan in default in connection with a workout. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase
Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, the Special
Servicer, or any of their respective affiliates (in other words, the Purchase
Option has not been assigned to another unaffiliated person) and (b) the Option
Price is based on the Special Servicer's determination of the fair value of the mortgage loan in default, then the Servicer (or, if the Servicer is an affiliate of the Special Servicer, an independent third party appointed by the
Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination not to exceed $2,500 per mortgage loan plus reasonable out-of-pocket costs and expenses; provided, however, with respect to any mortgage loan, the $2,500 fee shall be collectible once in any six month period.

     If title to any Mortgaged Property is acquired by the trust fund, the
Special Servicer, on behalf of the trust fund, will be required to sell the
Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the
"IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either of the Upper-Tier
REMIC or the Lower-Tier REMIC or cause the trust fund (or either of the

                                     S-138

Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and
Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code
Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and
Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the
Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged
Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a
Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to
Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain
Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the Servicer, Special Servicer or the Trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed
Servicing Advances and unpaid and accrued interest on all Advances) incurred with respect to the

                                     S-139

mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to
Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed
Advances (including interest thereon) made with respect to the mortgage loan.
In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Servicer, the Special Servicer or the Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Servicer, as the case may be, for its expenses and (2) the Servicer has not determined that the advance would be a Nonrecoverable Advance.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a
Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2005, unless a physical inspection has been performed by the Special Servicer within the last calendar year and the Servicer has no knowledge of a material change in the Mortgaged
Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related
Mortgaged Property as soon as practicable after the mortgage loan becomes a
Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the Special Servicer on the related mortgage loan and then from the Certificate Account as an expense of the trust fund, and, in the case of the World Apparel Center Whole Loan, also as an expense of each holder of the World Apparel Center Pari Passu Companion Notes).
The Special Servicer or the Servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged
Property of which it has knowledge, of any sale, transfer or abandonment of the
Mortgaged Property, of any material change in the condition of the Mortgaged
Property, or of any material waste committed on the Mortgaged Property.

     With respect to each mortgage loan that requires the borrower to deliver
Operating Statements, the Special Servicer or the Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual
Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property
Operating Statements. However, we cannot assure you that any Operating
Statements required to be delivered will in fact be delivered, nor is the
Special Servicer or the Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above that are delivered to the Directing Certificateholder and the Paying
Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the
Certificates--Reports to Certificateholders; Certain Available Information" in
this prospectus supplement.

                                     S-140

CERTAIN MATTERS REGARDING THE SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Servicer and the Special
Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any
Class of Certificates, and the approval of such successor by the Directing
Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Servicer or
Special Servicer, as the case may be, under the Pooling and Servicing
Agreement.

     The Pooling and Servicing Agreement will provide that none of the
Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and
Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the
Servicer, the Special Servicer (or the Special Servicer's members and managers), the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing
Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the
Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing
Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders
(and in the case of each AB Mortgage Loan, the rights of the Certificateholders and the holder of the related Subordinate Companion Mortgage Loan (as a collective whole) and in the case of the World Apparel Center Whole Loan, the rights of the Certificateholders and the holders of the World Apparel Center
Pari Passu Companion Notes (as a collective whole)) under the Pooling and
Servicing Agreement; provided, however, that if the World Apparel Center Whole
Loan and/or holders of the World Apparel Center Pari Passu Companion Notes are
involved, such expenses, costs and liabilities will be payable out of funds related to the World Apparel Center Whole Loan and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to such whole loan are insufficient therefor but, if the amount relates to the
World Apparel Center Loan, then any subsequent recovery on that mortgage loan will be used to reimburse the trust for the reimbursement that the trust made.
In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the
Certificateholders, the Servicer, the Special Servicer or the Depositor, as the
case may be, will be entitled to charge the Certificate Account for the expenses.

                                     S-141

     Pursuant to the Pooling and Servicing Agreement, the Servicer and Special
Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the
Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the
Pooling and Servicing Agreement are met.

     Any person into which the Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer, the Special Servicer or the Depositor is a
party, or any person succeeding to the business of the Servicer, the Special
Servicer or the Depositor, will be the successor of the Servicer, the Special
Servicer or the Depositor, as the case may be, under the Pooling and Servicing
Agreement. The Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a) (i) any failure by the Servicer to make a required deposit to the
     Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Servicer to deposit into, or remit to the Paying Agent for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

          (b) any failure by the Special Servicer to deposit into the REO
     Account within two business days after the day such deposit is required to be made, or to remit to the Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing
     Agreement;

          (c) any failure by the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of the
     Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by
     Certificateholders of any Class, evidencing as to that Class, Percentage
     Interests aggregating not less than 25% or with respect to the World
     Apparel Center Loan, by the holders of the World Apparel Center Pari Passu
     Companion Notes; provided, however, if that failure is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (d) any breach on the part of the Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of any Class of
     Certificateholders and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Servicer or the Special Servicer, as the case may be, by the Depositor, the Paying Agent or the Trustee, or to
     the Servicer, the Special Servicer, the Depositor, the Paying Agent and the
     Trustee by the Certificateholders of any Class, evidencing as to that
     Class, Percentage Interests aggregating not less than 25% or with respect to the World

                                     S-142

     Apparel Center Loan, by the holders of the World Apparel Center Pari Passu
     Companion Notes; provided, however, if that breach is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Servicer or the Special Servicer, and certain actions by or on behalf of the Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) a servicing officer of the Servicer or the Special Servicer, as applicable, obtains actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of
     Certificates, or (ii) has placed one or more Classes of Certificates on
     "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clause (i) or (ii), cited servicing concerns with the Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action; or

          (g) the Trustee has received written notice from S&P to the effect that the Servicer or the Special Servicer has been removed from S&P's approved master servicer list or S&P's approved special servicer list, respectively, and any of the ratings assigned to the Certificates have been qualified, downgraded or withdrawn in connection with such removal.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Servicer or the Special
Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than
51% of the Voting Rights or the Directing Certificateholder, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee, or the Servicer with respect to a termination of the Special Servicer, will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as
Servicer or Special Servicer, as applicable, under the Pooling and Servicing
Agreement and will be entitled to similar compensation arrangements. If the
Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than
51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and that has been approved by the Directing
Certificateholder, which approval shall not be unreasonably withheld.

     Notwithstanding anything to the contrary contained in this section, if (i)
an Event of Default on the part of the Servicer materially and adversely affects only the World Apparel Center Pari Passu Companion Notes, (ii) the
Servicer fails to make any payment on any of the World Apparel Center Pari
Passu Companion Notes when required under the terms of the Pooling and
Servicing Agreement or (iii) any qualification, downgrade or withdrawal by any rating agency of certificates backed by a World Apparel Center Pari Passu
Companion Note occurs as a result of the Servicer, the World Apparel Center
Majority Holders may direct the Trustee, and the Trustee will be required to appoint a replacement servicer that will be responsible for all of the servicing obligations of the Servicer with respect to the World Apparel Center
Loan under the terms of the Pooling and Servicing Agreement and the World
Apparel Center Co-Lender Agreement.

     No Certificateholder will have any right under the Pooling and Servicing
Agreement to institute any proceeding with respect to the Certificates or the
Pooling and Servicing Agreement

                                     S-143

unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the
Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties to the
Pooling and Servicing Agreement, without the consent of any of the holders of
Certificates, World Apparel Center Pari Passu Companion Notes or Subordinate
Companion Loans:

          (a) to cure any ambiguity to the extent the cure does not materially and adversely affect the interests of any Certificateholder, holders of the
     World Apparel Center Pari Passu Companion Notes or Subordinate Companion
     Loans;

          (b) to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this prospectus supplement with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder, holders of the
     World Apparel Center Pari Passu Companion Notes or Subordinate Companion
     Loans;

          (c) to change the timing and/or nature of deposits in the Certificate
     Account, the Distribution Accounts or the REO Account, provided that (A)
     the Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any
     Certificateholder or the holders of the World Apparel Center Pari Passu
     Companion Notes or Subordinate Companion Loans, if applicable, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of
     Certificates by either Rating Agency, as evidenced by a letter from each
     Rating Agency;

          (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either of the
     Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, World Apparel Center Pari
     Passu Companion Notes or Subordinate Companion Loans or (ii) to restrict
     (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain
     Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
     Certificates--Taxation of Residual Certificates--Tax-Related Restrictions
     on Transfer of Residual Certificates" in the prospectus);

          (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will

                                     S-144

     not adversely affect in any material respect the interests of any
     Certificateholder, holder of a World Apparel Center Pari Passu Companion
     Note or Subordinate Companion Loan, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to (i) any Class of
     Certificates by either Rating Agency or (ii) any class of certificates backed by a World Apparel Center Pari Passu Companion Note by any
     applicable rating agency;

          (f) to amend or supplement any provision of the Pooling and Servicing
     Agreement to the extent necessary to maintain the ratings assigned to each
     Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to (i) any Class of
     Certificates by such Rating Agency or (ii) any class of certificates backed by a World Apparel Center Pari Passu Companion Note by any applicable rating agency; and

          (g) to modify the provisions generally described under the third to last paragraph of the Section "Description of the Certificates--Advances"
     if (1) the Depositor, the Servicer, the Trustee and the Directing
     Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or of the
     grantor trust portion of the Trust Fund as a grantor trust, as evidenced by an opinion of counsel and (3) each Rating Agency has delivered written confirmation that such modification would not cause the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates.

     In addition, with respect to the World Apparel Center Loan, the Pooling and Servicing Agreement may be amended, without the consent of any of the holders of Certificates, to add provisions to provide for the appointment of a primary servicer solely with respect to the World Apparel Center Loan, as described in "--Rights Upon Event of Default" above, which primary servicer will be required to assume all of the rights, duties and servicing obligations of the Servicer with respect to the World Apparel Center Loan under the Pooling and Servicing Agreement and the World Apparel Center Co-Lender Agreement,
provided that such amendment: (1) is approved by the parties to the Pooling and
Servicing Agreement, the Directing Certificateholder and the holders of the
World Apparel Center Pari Passu Companion Notes, and (2) as evidenced by a written confirmation, would not result in the downgrade, qualification or withdrawal of the ratings assigned to (a) any Class of Certificates by either
Rating Agency or (b) any class of certificates backed by a World Apparel Center
Pari Passu Companion Note by any applicable rating agency.

     Notwithstanding the foregoing, no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase
Agreement without the consent of the applicable Mortgage Loan Seller.

     The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of
Certificates of each Class affected by such amendment evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the
Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or that are required to be distributed to a holder of the
World Apparel Center Pari Passu Companion Notes or a Subordinate Companion Loan
without the consent of such holder, (2) reduce such percentage of Certificates of any Class, the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the World Apparel Center Pari Passu
Companion Notes or a Subordinate Companion Loan without the consent of the holders of all Certificates of that Class

                                     S-145

then outstanding or the holders of the World Apparel Center Pari Passu
Companion Notes or a Subordinate Companion Loan, as applicable, (3) adversely affect the Voting Rights of any Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase
Agreement without the consent of the applicable Mortgage Loan Seller, or (5)
amend the Servicing Standards without, in each case, the consent of 100% of the holders of Certificates and all the holders of the World Apparel Center Pari
Passu Companion Notes or the Subordinate Companion Loans or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to (i) any Class of
Certificates by either Rating Agency or (ii) any class of certificates backed by a World Apparel Center Pari Passu Companion Note by any applicable rating agency.

     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Servicer, the Special
Servicer, the Depositor, the Trustee, the Paying Agent or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either of the Upper-Tier REMIC or
Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                                     S-146

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the
Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the
Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a Class of Offered Certificates.

     Pass-Through Rate. The Pass-Through Rate applicable to each class of
Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates"
in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered
Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining
Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero and second, in respect of the Class A-2 Certificates until their Certificate Balance is reduced to zero;
and the Group 2 Principal Distribution Amount (and, after the Class A-2
Certificates have been reduced to zero, any remaining Group 1 Principal
Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining
Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class B, Class C and
Class D Certificates and then the Non-Offered Certificates (other than the
Class A-1A, Class X-1 and Class X-2 Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.
Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods,
Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2 and Class A-1A Certificates
will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1 and Class
A-2 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD
Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and
Servicing Agreement, neither the Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the Servicer or the Special
Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD
Loan documents. See "Risk Factors--Borrower May Be Unable to Repay Remaining
Principal Balance on Maturity Date or Anticipated Repayment Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the

                                     S-147

Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the
Offered Certificates), while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and
Amendments" and "--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure"
in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the
Class A-1, Class A-2 and Class A-1A Certificates, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the
Certificates. An investor should consider, in the case of any Offered
Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered
Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Principal prepayments on the mortgage loans would also affect the yield on the Class B, Class C and Class D Certificates to the extent the WAC Rate is reduced as a result of those prepayments for one or more future periods. The
Pass-Through Rates on Classes of Certificates based upon the WAC Rate may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the
Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class
G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the
Class of Certificates. In the event of the reduction of the Certificate
Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout
Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the
Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and
"Description of the Mortgage Pool" in this prospectus supplement and "Risk
Factors" and "Yield and Maturity Considerations--Yield and Prepayment
Considerations" in the prospectus.

                                     S-148

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield
Maintenance Charges. See "Description of the Mortgage Pool--Certain Terms and
Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield
Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period, the effective yield to the holders of the
Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that Class, the shortfall will be distributable to holders of that Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the Class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and
Liquidation Proceeds. As described in this prospectus supplement, the Group 1
Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each
Distribution Date will generally be distributable first, in respect of the
Class A-1 Certificates until their Certificate Balance is reduced to zero and second, in respect of the Class A-2 Certificates until their Certificate
Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-2 Certificates have been reduced to zero, any remaining Group
1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class B, Class C and
Class D Certificates and then the

                                     S-149

Non-Offered Certificates (other than the Class A-1A, Class X-1 and Class X-2
Certificates), in that order, in each case until the Certificate Balance of each such Class of Certificates is reduced to zero.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment
Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date or Anticipated Repayment
Date, as the case may be. The columns headed "3% CPR," "6% CPR," "9% CPR" and
"12% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate
Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

     (a) scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in September 2004;

     (b) the Mortgage Rate in effect for each mortgage loan as of the cut-off date will remain in effect to the maturity date or the Anticipated Repayment
Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

     (c) no Mortgage Loan Seller will be required to repurchase any mortgage loan, none of the holders of the Controlling Class (or any other
Certificateholder), the Special Servicer, the Servicer or the holders of the
Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund, no holder of any Subordinate Companion Loan will exercise its option to purchase the related
AB Mortgage Loan and no holder of any mezzanine indebtedness will exercise its option to purchase the related mortgage loan;

     (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout
Period and/or Defeasance Period at the respective levels of CPR set forth in the tables;

     (e) no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

     (f) the Closing Date is August 20, 2004;

     (g) the ARD Loans prepay in full on their Anticipated Repayment Dates;

     (h) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Certificates are as described in this prospectus supplement; and

     (i) the Administrative Cost Rate is calculated on the Stated Principal
Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered
Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial
Certificate Balances (and

                                     S-150

weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the Class of the
Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------

Initial Percentage ...................        100             100             100             100             100
August 15, 2005 ......................         96              96              96              96              96
August 15, 2006 ......................         92              92              92              92              92
August 15, 2007 ......................         87              87              86              86              86
August 15, 2008 ......................         81              80              80              79              78
August 15, 2009 ......................         58              57              56              56              55
August 15, 2010 ......................         52              50              49              47              46
August 15, 2011 ......................         19              18              17              17              16
August 15, 2012 ......................         12              11              10               9               8
August 15, 2013 ......................          4               3               2               1               1
August 15, 2014 ......................          0               0               0               0               0
August 15, 2015 ......................          0               0               0               0               0
Weighted Average Life (years)(1)......       5.70            5.63            5.56            5.50            5.45
Estimated Month of First
 Principal ...........................     9/15/2004       9/15/2004       9/15/2004       9/15/2004       9/15/2004
Estimated Month of Maturity ..........     1/15/2014       1/15/2014      12/15/2013      10/15/2013       9/15/2013

----------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                                     S-151

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                 DATE                        0% CPR          3% CPR          6% CPR           9% CPR          12% CPR
--------------------------------------   -------------   -------------   --------------   --------------   -------------

Initial Percentage ...................       100             100              100              100             100
August 15, 2005 ......................       100             100              100              100             100
August 15, 2006 ......................       100             100              100              100             100
August 15, 2007 ......................       100             100              100              100             100
August 15, 2008 ......................       100             100              100              100             100
August 15, 2009 ......................       100             100              100              100             100
August 15, 2010 ......................       100             100              100              100             100
August 15, 2011 ......................       100             100              100              100             100
August 15, 2012 ......................       100             100              100              100             100
August 15, 2013 ......................       100             100              100              100             100
August 15, 2014 ......................         0               0                0                0               0
August 15, 2015 ......................         0               0                0                0               0
Weighted Average Life (years)(1)......      9.86            9.85             9.85             9.84            9.84
Estimated Month of First
 Principal ...........................     1/15/2014       1/15/2014       12/15/2013       10/15/2013       9/15/2013
Estimated Month of Maturity ..........     8/15/2014       8/15/2014        8/15/2014        8/15/2014       8/15/2014

----------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                     DATE                           0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
---------------------------------------------   -------------   -------------   -------------   -------------   -------------

Initial Percentage ..........................        100             100             100             100             100
August 15, 2005 .............................        100             100             100             100             100
August 15, 2006 .............................        100             100             100             100             100
August 15, 2007 .............................        100             100             100             100             100
August 15, 2008 .............................        100             100             100             100             100
August 15, 2009 .............................        100             100             100             100             100
August 15, 2010 .............................        100             100             100             100             100
August 15, 2011 .............................        100             100             100             100             100
August 15, 2012 .............................        100             100             100             100             100
August 15, 2013 .............................        100             100             100             100             100
August 15, 2014 .............................          0               0               0               0               0
August 15, 2015 .............................          0               0               0               0               0
Weighted Average Life (years)(1) ............       9.99            9.99            9.99            9.99            9.99
Estimated Month of First Principal ..........     8/15/2014       8/15/2014       8/15/2014       8/15/2014       8/15/2014
Estimated Month of Maturity .................     8/15/2014       8/15/2014       8/15/2014       8/15/2014       8/15/2014

(1)   The weighted average life of the Class B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

                                     S-152

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------

Initial Percentage ...................        100             100             100             100             100
August 15, 2005 ......................        100             100             100             100             100
August 15, 2006 ......................        100             100             100             100             100
August 15, 2007 ......................        100             100             100             100             100
August 15, 2008 ......................        100             100             100             100             100
August 15, 2009 ......................        100             100             100             100             100
August 15, 2010 ......................        100             100             100             100             100
August 15, 2011 ......................        100             100             100             100             100
August 15, 2012 ......................        100             100             100             100             100
August 15, 2013 ......................        100             100             100             100             100
August 15, 2014 ......................          0               0               0               0               0
August 15, 2015 ......................          0               0               0               0               0
Weighted Average Life (years)(1)......       9.99            9.99            9.99            9.99            9.99
Estimated Month of First
 Principal ...........................     8/15/2014       8/15/2014       8/15/2014       8/15/2014       8/15/2014
Estimated Month of Maturity ..........     8/15/2014       8/15/2014       8/15/2014       8/15/2014       8/15/2014

(1)   The weighted average life of the Class C Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------

Initial Percentage ...................        100             100             100             100             100
August 15, 2005 ......................        100             100             100             100             100
August 15, 2006 ......................        100             100             100             100             100
August 15, 2007 ......................        100             100             100             100             100
August 15, 2008 ......................        100             100             100             100             100
August 15, 2009 ......................        100             100             100             100             100
August 15, 2010 ......................        100             100             100             100             100
August 15, 2011 ......................        100             100             100             100             100
August 15, 2012 ......................        100             100             100             100             100
August 15, 2013 ......................        100             100             100             100             100
August 15, 2014 ......................          0               0               0               0               0
August 15, 2015 ......................          0               0               0               0               0
Weighted Average Life (years)(1)......       9.99            9.99            9.99            9.99            9.99
Estimated Month of First
 Principal ...........................     8/15/2014       8/15/2014       8/15/2014       8/15/2014       8/15/2014
Estimated Month of Maturity ..........     8/15/2014       8/15/2014       8/15/2014       8/15/2014       8/15/2014

(1)   The weighted average life of the Class D Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

                                     S-153

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP,
special counsel to the Depositor, will deliver its opinion that, assuming (1)
the making of appropriate elections, (2) compliance with the provisions of the
Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC
Provisions, for federal income tax purposes, designated portions of the trust fund will qualify as two separate real estate mortgage investment conduits (the
"Upper-Tier REMIC" and the "Lower-Tier REMIC", respectively, and each, a
"REMIC") within the meaning of Sections 860A through 860G (the "REMIC
Provisions") of the Code, and (1) the Class A-1, Class A-2, Class A-1A, Class
X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates
will evidence the "regular interests" in the Upper-Tier REMIC and (2) the Class
R Certificates will represent the sole class of "residual interest" in the
Upper-Tier REMIC and the Class LR Certificates will represent the sole class of
"residual interests" in the Lower-Tier REMIC, within the meaning of the REMIC
Provisions. The Certificates (other than the Class S, Class R and Class LR
Certificates) are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest
Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class S
Certificates will represent undivided beneficial interests in the grantor trust.

     The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the Trust's allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue certain uncertificated classes of regular interests (the "Lower-Tier REMIC
Regular Interests") and the Class LR Certificates, which will represent the sole class of residual interest in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R certificates as the sole class of residual interest in the
Upper-Tier REMIC.

     Because they represent regular interests, each Class of Offered
Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the Offered Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loans prepay on their Anticipated Repayment Dates (the "Prepayment
Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates" in the prospectus.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates as described under
"Description of the Certificates--Allocation of Yield Maintenance Charges" in
this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the
Servicer's actual receipt of a Yield Maintenance Charge. Yield Maintenance
Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial

                                     S-154

retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

     Except as provided below, the Offered Certificates will be treated as
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT" and interest (including
OID, if any) on the Offered Certificates will be interest described in Section
856(c)(3)(B) of the Code, and the Offered Certificates will be treated as
"loans secured by an interest in real property which is residential real property" under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing properties. As of the cut-off date, mortgage loans representing approximately 36.5% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the
Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a
"financial asset securitization investment trust" within the meaning of Section
860L(c) of the Code. See "Certain Federal Income Tax Consequences--Federal
Income Tax Consequences for REMIC Certificates" in the prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement"), among the Depositor, J.P. Morgan
Securities Inc., for itself and as representative of ABN AMRO Incorporated,
Nomura Securities International, Inc. and Deutsche Bank Securities Inc.
(collectively, the "Underwriters"), the Depositor has agreed to sell to the
Underwriters, and the Underwriters have severally, but not jointly, agreed to purchase from the Depositor the respective Certificate Balances of each Class of Offered Certificates set forth below subject in each case to a variance of
10%.

                                                                            DEUTSCHE BANK
CLASS                   JPMORGAN     ABN AMRO INCORPORATED      NOMURA       SECURITIES
------------------- --------------- ----------------------- -------------- --------------

Class A-1 ......... $122,090,000          $50,000,000       $50,000,000    $         0
Class A-2 ......... $255,265,000          $75,000,000       $75,000,000    $25,000,000
Class B ........... $ 29,589,000          $         0       $         0    $         0
Class C ........... $ 12,459,000          $         0       $         0    $         0
Class D ........... $ 23,360,000          $         0       $         0    $         0

     In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter(s) may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor and the Mortgage Loan Sellers
have severally agreed to indemnify the Underwriters, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered
Certificates will be 100.3% of the initial aggregate Certificate Balance of the
Offered Certificates, plus accrued interest on the Offered Certificates from
August 1, 2004, before deducting expenses payable by the Depositor estimated to be approximately $2,900,000. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to

                                     S-155

make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the
Certificates--Reports to Certificateholders; Certain Available Information," we
cannot assure you that any additional information regarding the Offered
Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered
Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

     J.P. Morgan Securities Inc., one of the Underwriters, is an affiliate of the Depositor and JPMorgan Chase Bank, one of the Mortgage Loan Sellers. ABN
AMRO Incorporated, one of the Underwriters, is an affiliate of the Paying Agent and is also an affiliate of LaSalle Bank National Association, one of the
Mortgage Loan Sellers. Nomura Securities International, Inc., one of the
Underwriters, is an affiliate of Nomura Credit & Capital, Inc., one of the
Mortgage Loan Sellers.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by
Cadwalader, Wickersham & Taft LLP, and for the Underwriters by Thacher Proffitt
& Wood LLP. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody's Investors Service, Inc. ("Moody's")
and Standard & Poor's Ratings Services, a division of The McGraw-Hill
Companies, Inc. ("S&P" and, together with Moody's, the "Rating Agencies"):

                          CLASS     MOODY'S     S&P
                         -------   ---------   ------
                           A-1       Aaa        AAA
                           A-2       Aaa        AAA
                            B        Aa2        AA
                            C        Aa3        AA-
                            D         A2         A

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final
Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates.
The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, payment of Excess Interest,
Yield Maintenance Charges or net default interest. In addition, S&P's rating on the respective Classes of Certificates does not address (i) the tax attributes of the Offered Certificates or of the trust, (ii) whether or to what extent the interest payable on any Class of Certificates may be reduced in connection with
Net Aggregate Prepayment Interest Shortfalls or (iii) the yield to maturity that investors in the Offered Certificates may experience.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of
Offered Certificates and, if so, what the

                                     S-156

rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the
Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.

                         CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section
3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code
(collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under
ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979
(March 28, 2002) (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of
ERISA, and the excise taxes imposed on the prohibited transactions pursuant to
Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

                                     S-157

     The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered
Certificates to be eligible for exemptive relief. First, the acquisition of the
Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered
Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's, Fitch or S&P. Third, the
Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Servicer, the Special Servicer, any
sub-servicer, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and
Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange
Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered
Certificates. A fiduciary of a Plan contemplating purchasing an Offered
Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of
Moody's, Fitch or S&P for at least one year prior to the Plan's acquisition of
Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of
Offered Certificates in the initial issuance of Certificates between the
Depositor or the Underwriters and a Plan when the Depositor, any of the
Underwriters, the Trustee, the Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2)
the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an
Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded
Plan" is a Plan sponsored by any member of the Restricted Group.

                                     S-158

     If certain specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by
Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections
4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A
REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT
MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS
GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR
PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                     S-159

                         INDEX OF PRINCIPAL DEFINITIONS

                                                  PAGE
                                                  ----

30/360 Basis ................................     S-74
AB Mortgage Loan ............................     S-66
AB Mortgage Loan Pair .......................     S-66
Acceptable Insurance Default ................    S-135
Actual/360 Basis ............................     S-74
Additional Exclusions .......................    S-135
Administrative Cost Rate ....................    S-105
Advances ....................................    S-114
All Future Payments .........................     S-75
Allied Capital ..............................    S-131
Amount Payable ..............................     S-76
Anticipated Repayment Date ..................     S-73
Appraisal Reduction .........................    S-116
Appraisal Reduction Event ...................    S-116
ARD Loans ...................................     S-72
Asset Status Report .........................    S-127
Assumed Final Distribution Date .............    S-110
Assumed Scheduled Payment ...................    S-108
Authenticating Agent ........................     S-93
Available Distribution Amount ...............     S-97
Base Interest Fraction ......................    S-109
Certificate Account .........................     S-96
Certificate Balance .........................     S-91
Certificate Owner ...........................     S-93
Certificate Registrar .......................     S-93
Certificateholders ..........................     S-66
Certificates ................................     S-91
Class .......................................     S-91
Class X Certificates ........................     S-91
Class A Certificates ........................     S-91
Class X-1 Components ........................    S-103
Class X-1 Strip Rate ........................    S-103
Class X-2 Component .........................    S-104
Class X-2 Strip Rate ........................    S-104
Clearstream .................................     S-93
Closing Date ................................     S-65
Code ........................................    S-154
Collateral Support Deficit ..................    S-112
Compensating Interest Payment ...............    S-134
Constant Prepayment Rate ....................    S-150
Controlling Class ...........................    S-129
Controlling Class Certificateholder .........    S-129
Corrected Mortgage Loan .....................    S-127
CPR .........................................    S-150
Crossed Loan ................................     S-89
Cross-Over Date .............................    S-102
Cut-off Date Balance ........................     S-65
Cut-off Date LTV Ratios .....................     S-82

                                                  PAGE
                                                 -----

Defeasance ..................................     S-77
Defeasance Lockout Period ...................     S-77
Depositor ...................................     S-65
Depositories ................................     S-94
Determination Date ..........................     S-96
Direct Participants .........................     S-94
Directing Certificateholder .................    S-129
Discount Rate ...............................     S-75
Distributable Certificate Interest ..........    S-106
Distribution Account ........................     S-96
Distribution Date ...........................     S-96
DSCR ........................................     S-65
DTC .........................................     S-93
Due Period ..................................     S-98
Effective Gross Income ......................     S-81
ERISA .......................................    S-157
ERISA Plan ..................................    S-157
ESA .........................................     S-84
Euroclear ...................................     S-93
Events of Default ...........................    S-142
Excess Interest .............................    S-105
Excess Interest Distribution
   Account ..................................     S-97
Excluded Plan ...............................    S-158
Exemption ...................................    S-157
FIRREA ......................................     S-84
Form 8-K ....................................     S-80
Gain on Sale Reserve Account ................     S-97
Group 1 Principal Distribution
   Amount ...................................    S-106
Group 1 Principal Shortfall .................    S-108
Group 2 Principal Distribution
   Amount ...................................    S-107
Group 2 Principal Shortfall .................    S-108
Indirect Participants .......................     S-94
Initial Loan Group 1 Balance ................     S-65
Initial Loan Group 2 Balance ................     S-65
Initial Pool Balance ........................     S-65
Initial Rate ................................     S-73
Initial Resolution Period ...................     S-87
Insurance and Condemnation
   Proceeds .................................     S-96
Intercreditor Agreement .....................     S-70
Interest Accrual Period .....................    S-105
Interest Distribution Amount ................    S-105
Interest Reserve Account ....................     S-96
IRS .........................................    S-138
LaSalle .....................................     S-83
Liquidation Fee .............................    S-132

                                     S-160

                                             PAGE
                                             -----

Liquidation Fee Rate ....................    S-132
Liquidation Proceeds ....................     S-96
LNR .....................................    S-130
Loan Groups .............................     S-65
Loan Group 1 ............................     S-65
Loan Group 2 ............................     S-65
Lockbox Accounts ........................     S-90
Lockbox Loans ...........................     S-90
Lockout Period ..........................     S-74
Lower-Tier Distribution Account .........     S-96
Lower-Tier REMIC ........................    S-154
Lower-Tier REMIC Regular Interests.......    S-154
LTV Ratio ...............................     S-82
MAI .....................................     S-88
Mason Manor Apartments AB
   Mortgage Loan ........................     S-67
Material AB Loan Default ................     S-70
Maturity Date LTV Ratios ................     S-82
Moody's .................................    S-156
Mortgage ................................     S-65
Mortgage Loan Seller ....................     S-65
Mortgage Note ...........................     S-65
Mortgage Rate ...........................    S-105
Mortgaged Property ......................     S-65
Net Aggregate Prepayment Interest
   Shortfall ............................    S-106
Net Mortgage Rate .......................    S-105
Net Operating Income ....................     S-81
NOI .....................................     S-81
Non-Offered Certificates ................     S-91
Non-Offered Subordinate
   Certificates .........................    S-112
Nonrecoverable Advance ..................    S-114
North Creek Apartments AB
   Mortgage Loan ........................     S-66
Notional Amount .........................     S-91
Offered Certificates ....................     S-91
Operating Statements ....................     S-81
Option Price ............................    S-138
PAR .....................................     S-84
Participants ............................     S-93
Pass-Through Rate .......................    S-102
Paying Agent ............................     S-93
Paying Agent Fee ........................     S-93
Paying Agent Fee Rate ...................     S-93
Percentage Interest .....................     S-93
Periodic Payments .......................     S-97
Permitted Investments ...................     S-97
P&I Advance .............................    S-113
Plan ....................................    S-157

                                             PAGE
                                             -----

PML .....................................     S-80
Pooling and Servicing Agreement .........     S-91
Prepayment Assumption ...................    S-154
Prepayment Interest Excess ..............    S-133
Prepayment Interest Shortfall ...........    S-133
                                             S-57,
Prime Rate ..............................    S-116
Principal Balance Certificates ..........     S-91
Principal Distribution Amount ...........    S-106
Principal Shortfall .....................    S-108
Purchase Agreements .....................     S-65
Purchase Option .........................    S-138
Purchase Price ..........................     S-87
PV ......................................     S-75
Qualified Substitute Mortgage
   Loan .................................     S-88
Rated Final Distribution Date ...........    S-110
Rating Agencies .........................    S-156
Record Date .............................     S-96
Regular Certificates ....................    S-154
Reimbursement Rate ......................    S-116
REIT ....................................    S-155
Related Proceeds ........................    S-114
Release Date ............................     S-77
Release H.15 ............................     S-75
REMIC ...................................    S-154
REMIC Provisions ........................    S-154
REO Account .............................    S-136
REO Loan ................................    S-109
REO Property ............................    S-126
Residual Certificates ...................     S-91
Restricted Group ........................    S-158
Revised Rate ............................     S-73
Rules ...................................     S-94
Runaway Bay Apartments AB
   Mortgage Loan ........................     S-66
Scheduled Principal Distribution
   Amount ...............................    S-107
Senior Certificates .....................     S-91
Servicer ................................    S-130
Servicer Remittance Date ................    S-113
Servicer Servicing Standards ............    S-124
Servicing Advances ......................    S-114
Servicing Fee ...........................    S-131
Servicing Fee Rate ......................    S-131
Servicing Standards .....................    S-125
Similar Law .............................    S-157
S&P .....................................    S-156
Special Servicer Servicing Standards.....    S-125
Special Servicing Fee ...................    S-132

                                     S-161

                                           PAGE
                                           -----

Special Servicing Fee Rate ............    S-132
Specially Serviced Mortgage Loans......    S-126
Stated Principal Balance ..............    S-108
Statement to Certificateholders .......    S-118
Subordinate Certificates ..............     S-91
Subordinate Companion Loan ............     S-66
Subordinate Offered Certificates ......     S-91
Treasury Constant Maturity Yield
   Index ..............................     S-75
Treasury Rate .........................     S-75
Treasury Yield ........................     S-76
Trustee ...............................     S-66
Trustee Fee ...........................    S-123
Trustee Fee Rate ......................    S-123
Underwriters ..........................    S-155
Underwriting Agreement ................    S-155
Underwritten Cash Flow ................     S-81
Underwritten Cash Flow Debt
   Service Coverage Ratio .............     S-81
Underwritten NOI ......................     S-81
Unscheduled Principal Distribution
   Amount .............................    S-108
Upper-Tier Distribution Account .......     S-96
Upper-Tier REMIC ......................    S-154
UW DSCR ...............................     S-81

                                           PAGE
                                           -----

UW NCF ................................     S-81
UW NOI ................................     S-81
Voting Rights .........................    S-122
WAC Rate ..............................    S-105
Withheld Amounts ......................     S-97
Withheld Loans ........................     S-96
Workout Fee ...........................    S-132
Workout Fee Rate ......................    S-132
Workout-Delayed Reimbursement
   Amount .............................    S-115
World Apparel Center Co-Lender
   Agreement ..........................     S-69
World Apparel Center Loan .............     S-68
World Apparel Center Majority
   Holders ............................     S-69
World Apparel Center Mortgaged
   Property ...........................     S-69
World Apparel Center Noteholders.......     S-69
World Apparel Center Notes. ...........     S-69
World Apparel Center Pari Passu

                                     S-162

                                  SCHEDULE I
                            CLASS X REFERENCE RATES

 DISTRIBUTION DATE   REFERENCE RATE
------------------- ---------------

   September 2004        5.77397%
    October 2004         5.59079%
   November 2004         5.77386%
   December 2004         5.59068%
    January 2005         5.59062%
   February 2005         5.59057%
     March 2005          5.59094%
     April 2005          5.77355%
      May 2005           5.59039%
     June 2005           5.77343%
     July 2005           5.59031%
    August 2005          5.77336%
   September 2005        5.77332%
    October 2005         5.59021%
   November 2005         5.77324%
   December 2005         5.59013%
    January 2006         5.59009%
   February 2006         5.59006%
     March 2006          5.59050%
     April 2006          5.77300%
      May 2006           5.58992%
     June 2006           5.77291%
     July 2006           5.58984%
    August 2006          5.77282%
   September 2006        5.77279%
    October 2006         5.58974%
   November 2006         5.77270%
   December 2006         5.58965%
    January 2007         5.58961%
   February 2007         5.58957%
     March 2007          5.59015%
     April 2007          5.77244%
      May 2007           5.58943%
     June 2007           5.77234%
     July 2007           5.58934%
    August 2007          5.77224%
   September 2007        5.77221%
    October 2007         5.58923%
   November 2007         5.77212%
   December 2007         5.58916%
    January 2008         5.77203%
   February 2008         5.58908%
     March 2008          5.58928%
     April 2008          5.77189%
      May 2008           5.58896%
     June 2008           5.77179%
     July 2008           5.58888%

                                      S-1

 DISTRIBUTION DATE   REFERENCE RATE
------------------- ---------------

    August 2008          5.77169%
   September 2008        5.77165%
    October 2008         5.58876%
   November 2008         5.77155%
   December 2008         5.58867%
    January 2009         5.58862%
   February 2009         5.58858%
     March 2009          5.58930%
     April 2009          5.77128%
      May 2009           5.59235%
     June 2009           5.77886%
     July 2009           5.60424%
    August 2009          5.80394%
   September 2009        5.80432%
    October 2009         5.62122%
   November 2009         5.80428%
   December 2009         5.62119%
    January 2010         5.62118%
   February 2010         5.62117%
     March 2010          5.62203%
     April 2010          5.80418%
      May 2010           5.62111%
     June 2010           5.80414%
     July 2010           5.62108%
    August 2010          5.80410%
   September 2010        5.80408%
    October 2010         5.62104%
   November 2010         5.80403%
   December 2010         5.62101%
    January 2011         5.62099%
   February 2011         5.62097%
     March 2011          5.62190%
     April 2011          5.80391%
      May 2011           5.62090%
     June 2011           5.80385%
     July 2011           5.62002%
    August 2011          5.80506%

                                      S-2

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN #       ORIGINATOR   PROPERTY NAME                                           STREET ADDRESS
------       ----------   -------------                                           --------------

  1            JPMCB      World Apparel Center                                    1411 Broadway
  2            JPMCB      Chesapeake Square                                       4200 Portsmouth Boulevard
  3            JPMCB      JPI Portfolio - State College/Tucson                    Various
 3.1           JPMCB      Jefferson at State College                              501 Vairo Boulevard
 3.2           JPMCB      Jefferson at Star Ranch                                 41 South Shannon Road
  4             NCCI      Stadium Marketplace                                     4561 Salt Lake Blvd
  5            JPMCB      Countryside Apartments                                  1630 Rosado Drive
  6            JPMCB      Embassy Suites - BWI Airport                            1300 Concourse Drive
  7            JPMCB      Plaza Mobile Estates                                    3101 South Fairview Street
  8             NCCI      Hamptons Apartments                                     300 Seaforth Drive
  9            JPMCB      Belleview Promenade                                     8000 East Belleview Avenue
  10           JPMCB      The Preserve at Grande Oaks                             111 Grande Oaks Drive
  11            NCCI      University Courtyard Apts                               2101 Sixth Avenue
  12           JPMCB      Brylane Distribution Facility                           3003 Reeves Road
  13            NCCI      Palazzo Townhomes                                       886 North Cofco Center Court
  14           JPMCB      Woodmont Place                                          1451 Rockville Pike
  15          LaSalle     North Academy Home Center                               5605-5783 North Academy Boulevard
  16            NCCI      Twin Cities Industrial Portfolio - Pool 3               Various
 16.1           NCCI      Cliff Road                                              1420-1464 East Cliff Road
 16.2           NCCI      Larc I                                                  1201 East Cliff Road
 16.3           NCCI      Larc IV                                                 1333 Larc Industrial Boulevard
 16.4           NCCI      Larc V                                                  1350 Larc Industrial Boulevard
 16.5           NCCI      Larc VI                                                 1351 Larc Industrial Boulevard
 16.6           NCCI      Edina Interchange IV                                    7370 Ohms Lane
 16.7           NCCI      Edina Interchange V                                     5182 76th Street West
 16.8           NCCI      Edina Interchange VII                                   7385 Bush Lake Road
  17           JPMCB      Ball Corporation Building                               2900 McLane Drive
  18            NCCI      Lincoln Park Center                                     8888-8998 Knott Avenue
  19          LaSalle     Crestmont Apartments                                    34 Woodcross Drive
  20           JPMCB      Runaway Bay Apartments                                  2030 Runaway Bay Drive
  21          LaSalle     26-34 South State Street                                26-34 South State Street
  22          LaSalle     Oakland Pointe Shopping Center                          254-550 North Telegraph Road
  23            NCCI      North Creek Apartments                                  11401 3rd Ave SE
  24           JPMCB      1140 Broadway                                           1140 Broadway
  25            NCCI      Twin Cities Industrial Portfolio - Pool 4               Various
 25.1           NCCI      Penn Corporate                                          9655 Penn Avenue South
 25.2           NCCI      Larc III                                                1300 Larc Industrial Boulevard
 25.3           NCCI      Larc VII                                                11925 Larc Industrial Boulevard
 25.4           NCCI      University Center I & II                                7920 - 7968 University Avenue NE
 25.5           NCCI      Bass Lake                                               5701 International Parkway
 25.6           NCCI      Cahill Business Center                                  7671 Cahill Road
  26          LaSalle     Palomar Hts Corporate Center                            5857 Owens Avenue
  27            NCCI      Twin Cities Industrial Portfolio - Pool 2               Various
 27.1           NCCI      Larc II                                                 11931 12th Avenue South
 27.2           NCCI      Pakwa I                                                 5221 Edina Industrial Boulevard
 27.3           NCCI      Pakwa II                                                5221 Edina Industrial Boulevard
 27.4           NCCI      Pakwa III                                               5221 Edina Industrial Boulevard
 27.5           NCCI      Encore Park                                             11501 K-Tel Drive
  28           JPMCB      Island Vista Estates                                    3000 North Tamiami Trail
  29            NCCI      Garden Plaza                                            217 - 219 East Gutierrez Street
  30            NCCI      Foxwood MHP                                             4444 U.S. Hwy 98 N
  31            NCCI      Dayton Portfolio                                        Various
 31.1           NCCI      5749 Executive Blvd                                     5749 Executive Blvd
 31.2           NCCI      6094 Executive Blvd                                     6094 Executive Blvd
 31.3           NCCI      6202 Executive Blvd                                     6202 Executive Blvd
 31.4           NCCI      6230 Executive Blvd                                     6230 Executive Blvd
 31.5           NCCI      6268 Executive Blvd                                     6268 Executive Blvd
 31.6           NCCI      8119 Uehling Lane                                       8119 Uehling Lane
 31.7           NCCI      2200 Sandridge Road                                     2200 Sandridge Road
  32            NCCI      Twin Cities Industrial Portfolio - Pool 1               Various
 32.1           NCCI      Professional Plaza I                                    1601 East Highway 13
 32.2           NCCI      Professional Plaza II                                   1501 East Highway 13
 32.3           NCCI      Professional Plaza III                                  1500 East 122nd Street
 32.4           NCCI      Sibley Industrial Center I                              3107 Sibley Memorial Highway
 32.5           NCCI      Sibley Industrial Center II                             3103 Sibley Memorial Highway
 32.6           NCCI      Sibley Industrial Center III                            3771 Sibley Memorial Highway
  33           JPMCB      Forest Ridge Apartments                                 6147 Winged Elm Court
  34          LaSalle     Mission Gorge Shopping Center                           6501-6585 Mission Gorge Road
  35           JPMCB      T-Mobile                                                Southeast Corner of Eagle and Overland Road
  36           JPMCB      College Station Properties                              1306 University Boulevard
  37          LaSalle     Clybourn Commons                                        2000 North Clybourn Avenue
  38           JPMCB      218-220 Fifth Avenue                                    220 Fifth Avenue
  39           JPMCB      1146 19th Street                                        1146 19th Street, NW
  40            NCCI      Kohl's - Surprise                                       14020 West Bell Rd
  41            NCCI      Plaza 173                                               17300 W. Bluemound Road
  42            NCCI      Flagstone Garden Apartments                             77 East Edgebrook Drive
  43            NCCI      University Crossing Shopping Center                     155 University Drive East
  44          LaSalle     One International Plaza                                 20445 Emerald Parkway
  45            NCCI      Church Street Medical                                   1126 North Church Street
  46           JPMCB      The Pointe Apartments                                   5525 North Stanton
  47            NCCI      West Allis Industrial Complex                           6600 West Washington Street
  48           JPMCB      7220 Wisconsin Avenue                                   7220 Wisconsin Avenue
  49            NCCI      Cedar Plaza                                             7006-7090 N. Cedar Avenue
  50          LaSalle     Plantation Manor Apartments                             500 Manor View Drive
  51          LaSalle     Singh Office Centre                                     7125 Orchard Lake Road
  52          LaSalle     Travelier MHP                                           777 Gentry Way
  53            NCCI      Centennial Commons                                      4685-4705 Centennial Boulevard
  54            NCCI      La Paloma Corporate Center                              3561-3567 East Sunset Drive
  55           JPMCB      26 Journal Square                                       26 Journal Square
  56            NCCI      North Pointe                                            1424-1542 N Ben Maddox Way
  57           JPMCB      Weddington & Carolina Self-Storage Portfolio            Various
 57.1          JPMCB      Carolina Climate Controlled                             4555 South Boulevard
 57.2          JPMCB      Shurgard of Weddington                                  1620 Providence Road
  58           JPMCB      Westgate on Wendover                                    206,207,300, & 305-319 South Westgate Drive
  59           JPMCB      Peachtree Square Shopping Center                        2274 - 2298 Peachtree Road
  60           JPMCB      Embassy Suites Troy                                     850 Tower Drive
  61           JPMCB      Hamlin Square                                           50 West Hamlin Road
  62           JPMCB      16640 Devonshire Street                                 16640 Devonshire Street
  63            NCCI      Cedar Square                                            Various (21)
  64           JPMCB      Flower Hill Shopping Center                             18200 Flower Hill Way
  65           JPMCB      Algonac Shopping Center                                 2600-2658 Point Tremble Road
  66            NCCI      Gage Place Apartments                                   9874 Dale Crest
  67          LaSalle     Telegraph Office Building                               3910 Telegraph Road
  68           JPMCB      Chesterfield Town Court                                 1300 Huguenot Road
  69            NCCI      The Shops at Lee's Hill                                 10601 - 10635 Spotsylvania Ave
  70           JPMCB      Central Plaza                                           14455 Wax Road
  71            NCCI      Huron Shores Estates                                    144 Shoreline Drive
  72          LaSalle     Atlantic Townhouse Apartments                           84 Drayton Road
  73          LaSalle     Lake Pointe Apartments Phase 1                          1600 Toronto Road
  74           JPMCB      Doubletree Hotel Denver                                 13696 East Iliff Avenue
  75           JPMCB      Main Line Shopping Center                               1432 Route 130
  76          LaSalle     Sundance 1 MHP & RV                                     1920 North Thornton Road
  77            NCCI      French Quarter Apartments                               9627, 9701, 9707, 9723, 9743 National Avenue
  78            NCCI      Orange Avenue MHP                                       15325 Orange Avenue
  79            NCCI      California Plaza                                        6640-6680 N. Blackstone Avenue
  80          LaSalle     Central Self Storage Montague                           700 Montague Expressway
  81            NCCI      Seaside Village                                         1802-1820 Pacific Coast Highway
  82          LaSalle     Bangor Apartment Portfolio                              Various
 82.1         LaSalle     Cedar Woods Apartments                                  818-830 Ohio Street
 82.2         LaSalle     Ledgewood Village Apartments                            682 Ohio Street
 82.3         LaSalle     Park Place Apartments                                   95 Park Street
  83          LaSalle     10-18 Brainerd Road                                     10-18 Brainerd Road
  84            NCCI      1001 Fifth Avenue                                       1001 Fifth Avenue
  85            NCCI      Verandah Apartments                                     1805 IH 35
  86            NCCI      Walgreens - Fullerton                                   1826 W. Orangethorpe Avenue
  87          LaSalle     Parker Valley Center                                    11280 South Twenty Mile Road
  88          LaSalle     Ocotillo Apartments                                     1780 West Missouri Avenue
  89            NCCI      Westwick Apartments                                     348 Flag Chapel Road
  90           JPMCB      Willowbrook III                                         17335 Tomball Parkway
  91          LaSalle     Woodland Heights Apartments                             547 Plyley's Lane
  92           JPMCB      Terre Haute Shopping Center                             3370 South U.S. Highway 41
  93           JPMCB      Arlington Acres                                         North Stonington Road
  94            NCCI      Avalon Apartments                                       1703 Interstate Highway 35N
  95            NCCI      Sara Villa Apartments                                   23700 Saravilla Drive
  96            NCCI      Timber Park Apartments                                  2700 North Buckner Boulevard
  97            NCCI      Cambridge Woods                                         3365 Airport Highway
  98            NCCI      Forest Creek Apartments                                 24802 99th Place South
  99            NCCI      Walgreens - Phoenix                                     2420 E. Baseline Road
 100            NCCI      Mason Manor Apartments                                  1137 Gunter Street
 101            NCCI      Walgreens - Van Buren                                   1601 Fayetteville Road
 102           JPMCB      Silverado Self Storage                                  8250 South Maryland Parkway
 103          LaSalle     Tupelo Market                                           2230 Rabbit Drive
 104            NCCI      Hillsdale Heights                                       6108-6146 SW 18th Drive
 105          LaSalle     Spring Valley Apartments                                21-23 Koritz Street and 26-28 Stern Street
 106          LaSalle     Summerhill Estates                                      3313 West Mount Hope Avenue
 107            NCCI      Victory Village                                         1420 & 1450 109th Avenue NE
 108            NCCI      Douglas Square                                          660 Douglas Drive
 109            NCCI      Eckerd - Wellsboro, PA                                  24 East Avenue
 110           JPMCB      Shops of Fort Wright                                    3445-3449 Valley Plaza Parkway
 111          LaSalle     Huntington Professional Center                          18700 Main Street
 112           JPMCB      Bay Pointe Apartments                                   3155 Shattuck Boulevard
 113          LaSalle     Walgreens- Greenville, SC                               2323 North East Street
 114           JPMCB      Eastpoint Business Center                               7900 East Baltimore Street
 115           JPMCB      Market at Uvalde and 610 N Shepherd                     Various
115.1          JPMCB      The Market at Uvalde                                    13702 East Freeway
115.2          JPMCB      610 North Shepherd Center                               2802 North Shepherd Drive
 116          LaSalle     Raymond Road Shopping Center                            2101 Raymond Road
 117            NCCI      Walgreens - Gilbert                                     2431 South Higley Road
 118            NCCI      Food City Grocery Store                                 1450 North Dysart Road
 119           JPMCB      Progress Haddington Plaza                               5601-5655 Vine Street
 120           JPMCB      Modern Business Park                                    519-523 Lovell Road and 11142-11164 Outlet Drive
 121           JPMCB      Boca Park                                               8780 West Charleston Boulevard
 122            NCCI      Tara MHP                                                10630 County Road 44
 123           JPMCB      Walgreens - Jordan, UT                                  3863 West 9000 South
 124           JPMCB      Golden Triangle Mall                                    2201 South Interstate 35 East
 125           JPMCB      Walgreen's - Eagle, ID                                  3213 East Chinden Boulevard
 126            NCCI      179 E 70th Street                                       179 E 70th Street
 127          LaSalle     Chateau Royale Apartments                               2500-2600 Valley View Avenue
 128            NCCI      Lexington Plaza Shopping Center                         16103 Lexington Blvd.
 129            NCCI      Briar Cliff Woods                                       3235 Airport Highway
 130            NCCI      CVS - Voorhees                                          Kresson Road and Centennial Blvd
 131          LaSalle     Mountain View Estates & Country Village                 Various
131.1         LaSalle     Mountain View Estates                                   1500 North Angle Street
131.2         LaSalle     Country Village                                         1200 North Church Street
 132          LaSalle     New Indian Valley Apartments                            1928 Mohawk Place
 133            NCCI      Polo Green Apartments                                   43225 Polo Circle
 134            NCCI      Northlake Forest                                        15210 Spring Cypress Road
 135            NCCI      Lakeside Mobile Home Community                          3779 Grant Road
 136          LaSalle     Walgreens - Pittsburgh, CA                              2901 Railroad Avenue
 137            NCCI      Teal Run Shopping Center                                12307 Highway 6
 138            NCCI      Sun Valley Apartments                                   12440 North 113th Avenue
 139           JPMCB      Galena Square Shopping Center                           971-995 Galena Square Drive
 140           JPMCB      1020 North Fairfax Street                               1020 North Fairfax Street
 141           JPMCB      Pine Valley Marketplace                                 909 - 939 East Dupont Road
 142           JPMCB      Ed Carey Retail Plaza                                   1306 North Ed Carey Drive
 143            NCCI      Timbercrest                                             18420-18456 Kenrick Ave.
 144           JPMCB      Spencer Gardens Shopping Center                         1618 Spencer Highway
 145          LaSalle     Walkers Mill/Walkers Meadow MHP                         11408 Second Street
 146          LaSalle     Melrose Office Building                                 450 South Melrose Drive
 147            NCCI      Mount Pleasant Outlot                                   5658-5720 Washington Ave.
 148            NCCI      Clifton Park Self-Storage                               1772 Route 9
 149          LaSalle     Walgreens - Keller, TX                                  4500 North Tarrant Parkway
 150          LaSalle     Crosslake Cove Apartments                               1968-1974 Lewis Street
 151          LaSalle     Westgrove Plaza                                         10240 Westminster Blvd
 152          LaSalle     Pinewood Apartments                                     1000 West Mitchell Street
 153          LaSalle     North Pointe Apartments                                 1242 Haslett Road
 154          LaSalle     Westgate Apartments                                     5030 West Mountain Street
 155          LaSalle     Cimeron Apartments                                      320 & 500 Beaty Road
 156          LaSalle     Turtle Bend Shopping Center                             163 Turtle Creek Drive
 157           JPMCB      3633 US Route 9                                         3633 US Route 9 North
 158            NCCI      Morningside MHP                                         105 North Cesar Chavez Road
 159          LaSalle     Mobile Manor MHC                                        3314 96th Street South
 160           JPMCB      Silverlake Shopping Center                              10201 Broadway Street
 161          LaSalle     Brookview Townhomes                                     1514 Northwest Drive
 162           JPMCB      Bear Gardens Apartments                                 1500, 1504, and James Aveue and 1521 Bagby Avenue
 163          LaSalle     Sweetwater Apartments                                   200 McElroy Avenue
 164          LaSalle     Ohio Savings Bank Building                              2618 North Moreland Boulevard
 165            NCCI      205 East 69th Street                                    205-11 East 69th Street
 166            NCCI      Walgreens - Chillicothe                                 850 North Bridge Street
 167          LaSalle     Southwind Villa MHC                                     1056 Smith Road
 168           JPMCB      Lock Box Self Storage                                   5488 Wade Green Road
 169          LaSalle     101-103 Crosby Street                                   101-103 Crosby Street
 170          LaSalle     Indian Valley III Apts                                  1928 Mohawk Place
 171          LaSalle     Ayres Self Storage                                      1880 Whittier Avenue
 172          LaSalle     Elmwood Apartments                                      201 Main Street
 173            NCCI      Diboll MHC                                              925 Denman Street
 174          LaSalle     Washington Mutual - Rolling Meadows                     1155 Golf Road
 175            NCCI      6 Executive Park                                        6 Executive Park Drive

                                                                                   NUMBER OF   PROPERTY
    LOAN #     CITY                   STATE     ZIP CODE   COUNTY                 PROPERTIES   TYPE
    ------     ----                   -----     --------   ------                 ----------   ----

      1        New York                 NY       10018     New York                    1       Office
      2        Chesapeake               VA       23321     Chesapeake City             1       Retail
      3        Various               Various    Various    Various                     2       Multifamily
     3.1       State College            PA       16801     Centre                      1       Multifamily
     3.2       Tucson                   AZ       85745     Pima                        1       Multifamily
      4        Honolulu                 HI       96818     Honolulu                    1       Retail
      5        St. Louis                MO       63138     St. Louis                   1       Multifamily
      6        Linthicum                MD       21090     Anne Arundel                1       Hotel
      7        Santa Ana                CA       92704     Orange                      1       Manufactured Housing
      8        Durham                   NC       27713     Durham                      1       Multifamily
      9        Greenwood Village        CO       80111     Arapahoe                    1       Retail
      10       Fayetteville             NC       28314     Cumberland                  1       Multifamily
      11       Huntington               WV       25703     Cabell                      1       Multifamily
      12       Plainfield               IN       46168     Hendricks                   1       Industrial
      13       Phoenix                  AZ       85008     Maricopa                    1       Multifamily
      14       Rockville                MD       20850     Montgomery                  1       Office
      15       Colorado Springs         CO       80918     El Paso                     1       Retail
      16       Various                  MN      Various    Various                     8       Industrial
     16.1      Burnsville               MN       55337     Dakota                      1       Industrial
     16.2      Burnsville               MN       55337     Dakota                      1       Industrial
     16.3      Burnsville               MN       55337     Dakota                      1       Industrial
     16.4      Burnsville               MN       55337     Dakota                      1       Industrial
     16.5      Burnsville               MN       55337     Dakota                      1       Industrial
     16.6      Edina                    MN       55439     Hennepin                    1       Industrial
     16.7      Edina                    MN       55439     Hennepin                    1       Industrial
     16.8      Edina                    MN       55439     Hennepin                    1       Industrial
      17       Baldwinsville            NY       13027     Onondaga                    1       Industrial
      18       Buena Park               CA       90620     Orange                      1       Retail
      19       Columbia                 SC       29212     Richland                    1       Multifamily
      20       Indianapolis             IN       46224     Marion                      1       Multifamily
      21       Chicago                  IL       60603     Cook                        1       Retail
      22       Pontiac                  MI       48341     Oakland                     1       Retail
      23       Everett                  WA       98208     Snohomish                   1       Multifamily
      24       New York                 NY       10001     New York                    1       Office
      25       Various                  MN      Various    Various                     6       Industrial
     25.1      Bloomington              MN       55431     Hennepin                    1       Industrial
     25.2      Burnsville               MN       55337     Dakota                      1       Industrial
     25.3      Burnsville               MN       55337     Dakota                      1       Industrial
     25.4      Fridley                  MN       55432     Anoka                       1       Industrial
     25.5      New Hope                 MN       55428     Hennepin                    1       Industrial
     25.6      Edina                    MN       55439     Hennepin                    1       Industrial
      26       Carlsbad                 CA       92009     San Diego                   1       Office
      27       Various                  MN      Various    Various                     5       Industrial
     27.1      Burnsville               MN       55337     Dakota                      1       Industrial
     27.2      Edina                    MN       55439     Hennepin                    1       Industrial
     27.3      Edina                    MN       55439     Hennepin                    1       Industrial
     27.4      Edina                    MN       55439     Hennepin                    1       Industrial
     27.5      Minnetonka               MN       55343     Hennepin                    1       Industrial
      28       North Fort Myers         FL       33903     Lee                         1       Manufactured Housing
      29       Santa Barbara            CA       93101     Santa Barbara               1       Retail
      30       Lakeland                 FL       33809     Polk                        1       Manufactured Housing
      31       Various                  OH      Various    Montgomery                  7       Industrial
     31.1      Huber Heights            OH       45424     Montgomery                  1       Industrial
     31.2      Huber Heights            OH       45424     Montgomery                  1       Industrial
     31.3      Huber Heights            OH       45424     Montgomery                  1       Industrial
     31.4      Huber Heights            OH       45424     Montgomery                  1       Industrial
     31.5      Huber Heights            OH       45424     Montgomery                  1       Industrial
     31.6      Huber Heights            OH       45424     Montgomery                  1       Industrial
     31.7      Moraine                  OH       45439     Montgomery                  1       Industrial
      32       Various                  MN      Various    Dakota                      6       Industrial
     32.1      Burnsville               MN       55337     Dakota                      1       Industrial
     32.2      Burnsville               MN       55337     Dakota                      1       Industrial
     32.3      Burnsville               MN       55337     Dakota                      1       Industrial
     32.4      Eagan                    MN       55121     Dakota                      1       Industrial
     32.5      Eagan                    MN       55121     Dakota                      1       Industrial
     32.6      Eagan                    MN       55122     Dakota                      1       Industrial
      33       Charlotte                NC       28212     Mecklenburg                 1       Multifamily
      34       San Diego                CA       92120     San Diego                   1       Retail
      35       Meridian                 ID       83642     Ada                         1       Office
      36       Tuscaloosa               AL       35401     Tuscaloosa                  1       Multifamily
      37       Chicago                  IL       60614     Cook                        1       Retail
      38       New York                 NY       10017     New York                    1       Office
      39       Washington               DC       20036     District of Columbia        1       Office
      40       Surprise                 AZ       85374     Maricopa                    1       Retail
      41       Brookfield               WI       53045     Waukesha                    1       Retail
      42       Houston                  TX       77034     Harris                      1       Multifamily
      43       Mishawaka                IN       46545     St. Joseph                  1       Retail
      44       Cleveland                OH       44135     Cuyahoga                    1       Office
      45       Greensboro               NC       27401     Guilford                    1       Office
      46       El Paso                  TX       79912     El Paso                     1       Multifamily
      47       West Allis               WI       53214     Milwaukee                   1       Industrial
      48       Bethesda                 MD       20814     Montgomery                  1       Office
      49       Fresno                   CA       93720     Fresno                      1       Retail
      50       Knoxville                TN       37923     Knox                        1       Multifamily
      51       West Bloomfield          MI       48322     Oakland                     1       Office
      52       Reno                     NV       89502     Washoe                      1       Manufactured Housing
      53       Colorado Springs         CO       80919     El Paso                     1       Retail
      54       Tucson                   AZ       85718     Pima                        1       Office
      55       Jersey City              NJ       07306     Hudson                      1       Office
      56       Visalia                  CA       93292     Tulare                      1       Retail
      57       Various                  NC      Various    Various                     2       Self Storage
     57.1      Charlotte                NC       28209     Mecklenburg                 1       Self Storage
     57.2      Waxhaw                   NC       28173     Union                       1       Self Storage
      58       Greensboro               NC       27407     Guilford                    1       Industrial
      59       Atlanta                  GA       30309     Fulton                      1       Retail
      60       Troy                     MI       48098     Oakland                     1       Hotel
      61       Rochester Hills          MI       48307     Oakland                     1       Retail
      62       Granada Hills            CA       91344     Los Angeles                 1       Multifamily
      63       Milwaukee                WI       53233     Milwaukee                   1       Multifamily
      64       Gaithersburg             MD       20879     Montgomery                  1       Retail
      65       Clay                     MI       48001     St. Clair                   1       Retail
      66       Dallas                   TX       75220     Dallas                      1       Multifamily
      67       Bloomfield Hills         MI       48302     Oakland                     1       Office
      68       Midlothian               VA       23113     Chesterfield                1       Retail
      69       Fredericksburg           VA       22408     Spotsylvania                1       Retail
      70       Baton Rouge              LA       70818     East Baton Rouge            1       Retail
      71       Port Sanilac             MI       48469     Sanilac                     1       Manufactured Housing
      72       Bath                     ME       04530     Sagadahoc                   1       Multifamily
      73       Springfield              IL       62712     Sangamon                    1       Multifamily
      74       Aurora                   CO       80014     Arapahoe                    1       Hotel
      75       Cinnaminson              NJ       08077     Burlington                  1       Retail
      76       Casa Grande              AZ       85222     Pinal                       1       Manufactured Housing
      77       West Allis               WI       53227     Milwaukee                   1       Multifamily
      78       Paramount                CA       90723     Los Angeles                 1       Manufactured Housing
      79       Fresno                   CA       93710     Fresno                      1       Retail
      80       Milpitas                 CA       95035     Santa Clara                 1       Self Storage
      81       Redondo Beach            CA       90277     Los Angeles                 1       Retail
      82       Bangor                   ME      Various    Penobscot                   3       Multifamily
     82.1      Bangor                   ME       04401     Penobscot                   1       Multifamily
     82.2      Bangor                   ME       04401     Penobscot                   1       Multifamily
     82.3      Orono                    ME       04473     Penobscot                   1       Multifamily
      83       Boston                   MA       02134     Suffolk                     1       Multifamily
      84       New York                 NY       10028     New York                    1       Multifamily
      85       San Marcos               TX       78666     Hays                        1       Multifamily
      86       Fullerton                CA       92833     Orange                      1       Retail
      87       Parker                   CO       80134     Douglas                     1       Retail
      88       Phoenix                  AZ       85015     Maricopa                    1       Multifamily
      89       Jackson                  MS       39209     Hinds                       1       Multifamily
      90       Houston                  TX       77064     Harris                      1       Retail
      91       Chillicothe              OH       45601     Ross                        1       Multifamily
      92       Terre Haute              IN       47802     Vigo                        1       Retail
      93       Stonington               CT       06378     New London                  1       Manufactured Housing
      94       San Marcos               TX       78666     Hays                        1       Multifamily
      95       Clinton                  MI       48035     Macomb                      1       Multifamily
      96       Dallas                   TX       75228     Dallas                      1       Multifamily
      97       Toledo                   OH       43609     Lucas                       1       Multifamily
      98       Kent                     WA       98030     King                        1       Multifamily
      99       Phoenix                  AZ       85042     Maricopa                    1       Retail
     100       Austin                   TX       78721     Travis                      1       Multifamily
     101       Van Buren                AR       72956     Crawford                    1       Retail
     102       Las Vegas                NV       89123     Clark                       1       Self Storage
     103       Tupelo                   MS       38801     Lee                         1       Retail
     104       Portland                 OR       97239     Multnomah                   1       Multifamily
     105       Spring Valley            NY       10977     Rockland                    1       Multifamily
     106       Lansing                  MI       48911     Ingham                      1       Multifamily
     107       Blaine                   MN       55434     Anoka                       1       Retail
     108       Oceanside                CA       92054     San Diego                   1       Retail
     109       Wellsboro                PA       16901     Tioga                       1       Retail
     110       Fort Wright              KY       41017     Kenton                      1       Retail
     111       Huntington Beach         CA       92648     Orange                      1       Office
     112       Saginaw                  MI       48603     Saginaw                     1       Multifamily
     113       Greenville               SC       29607     Greenville                  1       Retail
     114       Baltimore                MD       21224     Baltimore                   1       Industrial
     115       Houston                  TX      Various    Harris                      2       Retail
    115.1      Houston                  TX       77015     Harris                      1       Retail
    115.2      Houston                  TX       77008     Harris                      1       Retail
     116       Jackson                  MS       39212     Hinds                       1       Retail
     117       Gilbert                  AZ       85297     Maricopa                    1       Retail
     118       Avondale                 AZ       85323     Maricopa                    1       Retail
     119       Philadelphia             PA       19139     Philadelphia                1       Retail
     120       Knoxville                TN       37932     Knox                        1       Industrial
     121       Las Vegas                NV       89117     Clark                       1       Retail
     122       Leesburg                 FL       34788     Lake                        1       Manufactured Housing
     123       West Jordan              UT       84088     Salt Lake                   1       Retail
     124       Denton                   TX       76205     Denton                      1       Retail
     125       Eagle                    ID       83616     Ada                         1       Retail
     126       New York                 NY       10021     New York                    1       Multifamily
     127       Morgantown               WV       26505     Monongalia                  1       Multifamily
     128       Sugar Land               TX       77479     Fort Bend                   1       Retail
     129       Toledo                   OH       43609     Lucas                       1       Multifamily
     130       Voorhees                 NJ       08043     Camden                      1       Retail
     131       Layton                   UT       84041     Davis                       2       Manufactured Housing
    131.1      Layton                   UT       84041     Davis                       1       Manufactured Housing
    131.2      Layton                   UT       84041     Davis                       1       Manufactured Housing
     132       Kent                     OH       44240     Portage                     1       Multifamily
     133       Sterling Heights         MI       48313     Macomb                      1       Multifamily
     134       Cypress                  TX       77429     Harris                      1       Retail
     135       Ellenwood                GA       30294     Clayton                     1       Manufactured Housing
     136       Pittsburgh               CA       94565     Contra Costa                1       Retail
     137       Fresno                   TX       77545     Fort Bend                   1       Retail
     138       Youngtown                AZ       85363     Maricopa                    1       Multifamily
     139       Galena                   IL       61036     Jo Daviess                  1       Retail
     140       Alexandria               VA       22314     Alexandria City             1       Office
     141       Fort Wayne               IN       46825     Allen                       1       Retail
     142       Harlingen                TX       78550     Cameron                     1       Retail
     143       Lakeville                MN       55044     Dakota                      1       Retail
     144       South Houston            TX       77587     Harris                      1       Retail
     145       Bridgeville              DE       19933     Sussex                      1       Manufactured Housing
     146       Vista                    CA       92081     San Diego                   1       Office
     147       Mount Pleasant           WI       53406     Racine                      1       Retail
     148       Clifton Park             NY       12065     Saratoga                    1       Self Storage
     149       Keller                   TX       76248     Tarrant                     1       Retail
     150       Fort Walton Beach        FL       32547     Okaloosa                    1       Multifamily
     151       Garden Grove             CA       92843     Orange                      1       Retail
     152       Arlington                TX       76013     Tarrant                     1       Multifamily
     153       East Lansing             MI       48823     Ingham                      1       Multifamily
     154       Stone Mountain           GA       30083     Dekalb                      1       Multifamily
     155       Mt. Holly                NC       28120     Gaston                      1       Multifamily
     156       Hattiesburg              MS       39402     Lamar                       1       Retail
     157       Freehold                 NJ       07728     Monmouth                    1       Retail
     158       San Juan                 TX       78589     Hidalgo                     1       Manufactured Housing
     159       Tacoma                   WA       98499     Pierce                      1       Manufactured Housing
     160       Pearland                 TX       77584     Brazoria                    1       Retail
     161       Atlanta                  GA       30318     Fulton                      1       Multifamily
     162       Waco                     TX       76706     McLennan                    1       Multifamily
     163       Wharton                  TX       77488     Wharton                     1       Multifamily
     164       Cleveland                OH       44120     Cyahoga                     1       Office
     165       New York                 NY       10021     New York                    1       Multifamily
     166       Chillicothe              OH       45601     Ross                        1       Retail
     167       Columbus                 OH       43207     Franklin                    1       Manufactured Housing
     168       Acworth                  GA       30102     Cherokee                    1       Self Storage
     169       New York                 NY       10012     New York                    1       Multifamily
     170       Kent                     OH       44240     Portage                     1       Multifamily
     171       Costa Mesa               CA       92627     Orange                      1       Self Storage
     172       Little Elm               TX       75068     Denton                      1       Multifamily
     173       Diboll                   TX       75941     Angelinea                   1       Manufactured Housing
     174       Rolling Meadows          IL       60008     Cook                        1       Retail
     175       Clifton Park             NY       12065     Saratoga                    1       Office

               PROPERTY                                                               YEAR
    LOAN #     SUBTYPE                                 YEAR BUILT                   RENOVATED                    UNITS
    ------     -------                                 ----------                   ---------                    -----

      1        CBD                                        1970                        1999                   1,150,705
      2        Regional Mall                              1989                        1999                     530,158
      3        Garden                                    Various                                                 2,004
     3.1       Garden                                     2000                                                     984
     3.2       Garden                                     1999                                                   1,020
      4        Anchored                                   1993                                                 212,446
      5        Garden                                     1970                        2003                         701
      6        Full Service                               1987                        2001                         251
      7        Manufactured Housing                       1970                                                     237
      8        Garden                                     1998                                                     285
      9        Unanchored                                 1999                                                 100,102
      10       Garden                                     2004                                                     240
      11       Garden                                     1999                                                     224
      12       Warehouse/Distribution                     2004                                                 741,221
      13       Garden                                     2001                                                     214
      14       Suburban                                   1983                        1994                     105,825
      15       Shadow Anchored                            1983                        2000                     224,410
      16       Flex                                      Various                                               409,284
     16.1      Flex                                       1971                                                  49,608
     16.2      Flex                                       1977                                                  67,200
     16.3      Flex                                       1974                                                  13,800
     16.4      Flex                                       1978                                                  22,880
     16.5      Flex                                       1975                                                  63,600
     16.6      Flex                                       1974                                                  22,440
     16.7      Flex                                       1974                                                 139,101
     16.8      Flex                                       1970                                                  30,655
      17       Warehouse/Distribution                     1989                        2002                     496,200
      18       Anchored                                   1957                        1997                     127,976
      19       Garden                                     2002                                                     250
      20       Garden                                     2002                                                     192
      21       Anchored                                   1925                        2003                      88,840
      22       Anchored                                   1986                                                 214,512
      23       Garden                                     1986                                                     264
      24       CBD                                        1915                        2003                     135,179
      25       Flex                                      Various                                               270,920
     25.1      Flex                                       1977                                                  40,844
     25.2      Flex                                       1980                                                  30,800
     25.3      Flex                                       1973                                                  41,088
     25.4      Flex                                       1979                                                  50,417
     25.5      Flex                                       1981                                                  47,689
     25.6      Flex                                       1980                                                  60,082
      26       Suburban                                   2000                                                  64,829
      27       Flex                                      Various                                               259,371
     27.1      Flex                                       1976                                                  54,180
     27.2      Flex                                       1979                                                  38,196
     27.3      Flex                                       1979                                                  21,254
     27.4      Flex                                       1979                                                  18,883
     27.5      Flex                                       1979                                                 126,858
      28       Manufactured Housing                       1974                                                     617
      29       Anchored                                   1998                                                  50,000
      30       Manufactured Housing                       1986                                                     354
      31       Flex                                      Various                                               342,746
     31.1      Flex                                       1975                                                  12,000
     31.2      Flex                                       1975                                                  43,200
     31.3      Flex                                       1996                                                  64,000
     31.4      Flex                                       1979                                                  84,000
     31.5      Flex                                       1989                                                  60,800
     31.6      Flex                                       1978                                                  20,000
     31.7      Flex                                       1983                                                  58,746
      32       Flex                                      Various                                               235,898
     32.1      Flex                                       1986                                                  38,662
     32.2      Flex                                       1984                                                  35,619
     32.3      Flex                                       1985                                                  36,395
     32.4      Flex                                       1973                                                  54,612
     32.5      Flex                                       1972                                                  37,800
     32.6      Flex                                       1967                                                  32,810
      33       Garden                                     1988                                                     330
      34       Anchored                                   1968                        2004                      88,825
      35       Suburban                                   2004                                                  77,484
      36       Garden                                     1980                                                     267
      37       Anchored                                   1999                                                  32,334
      38       CBD                                        1912                        1988                     158,644
      39       CBD                                        1985                                                  45,422
      40       Anchored                                   2004                                                  88,408
      41       Anchored                                   1970                        1992                      94,126
      42       Garden                                     1978                        2003                         292
      43       Anchored                                   2003                                                 136,422
      44       CBD                                        2001                                                  87,470
      45       Suburban                                   2003                                                  69,071
      46       Garden                                     1985                        2004                         238
      47       Warehouse/Distribution                     1950                        1999                     351,316
      48       Suburban                                   1960                        2000                      40,398
      49       Unanchored                                 1989                                                  57,136
      50       Garden                                     1981                                                     194
      51       Suburban                                   1985                        2004                      59,072
      52       Manufactured Housing                       1960                                                     236
      53       Unanchored                                 1997                                                  57,640
      54       Suburban                                   1985                                                  60,459
      55       CBD                                        1927                        1998                      96,240
      56       Anchored                                   1993                                                  76,062
      57       Self Storage                              Various                      2000                       1,125
     57.1      Self Storage                               1960                        2000                         679
     57.2      Self Storage                               1999                                                     446
      58       Flex                                       1984                        1986                     138,464
      59       Anchored                                   1985                        2003                      35,415
      60       Full Service                               1987                        2001                         251
      61       Anchored                                   1986                        2003                      58,424
      62       Garden                                     2004                                                      48
      63       Garden                                   1860-1963                     2003                         205
      64       Anchored                                   1987                        2001                      93,840
      65       Anchored                                   2002                                                  69,305
      66       Garden                                     1972                        2003                         216
      67       Suburban                                   2003                                                  36,514
      68       Anchored                                   1994                        2003                      60,160
      69       Anchored                                   1995                                                  53,350
      70       Shadow Anchored                            2002                                                  48,845
      71       Manufactured Housing                       1969                                                     189
      72       Garden                                     1939                        2001                         143
      73       Garden                                     2003                                                     100
      74       Full Service                               1982                        1999                         248
      75       Anchored                                   1965                        1994                      76,538
      76       Manufactured Housing                       1998                                                     711
      77       Garden                                     1967                                                     156
      78       Manufactured Housing                       1949                                                     117
      79       Unanchored                                 1987                                                  39,190
      80       Self Storage                               1997                                                     869
      81       Unanchored                                 2002                                                  20,191
      82       Garden                                    Various                     Various                       153
     82.1      Garden                                     1975                        1987                         112
     82.2      Garden                                     1989                                                      24
     82.3      Garden                                     1984                                                      17
      83       Mid/High Rise                              1910                        2002                          28
      84       Coop                                       1978                                                      75
      85       Garden                                     1982                                                     156
      86       Anchored                                   2001                                                  15,120
      87       Shadow Anchored                            2003                                                  22,910
      88       Garden                                     1973                                                     173
      89       Garden                                     1972                        2003                         200
      90       Shadow Anchored                            2002                                                  25,705
      91       Garden                                     1978                        2004                         146
      92       Anchored                                   1973                        1995                      84,184
      93       Manufactured Housing                       1955                                                     149
      94       Garden                                     1982                                                     136
      95       Garden                                     1989                                                     136
      96       Garden                                     1968                        2003                         158
      97       Garden                                     1971                                                     132
      98       Garden                                     1988                                                      92
      99       Anchored                                   2002                                                  14,490
     100       Garden                                     1966                        2000                         140
     101       Anchored                                   2003                                                  14,259
     102       Self Storage                               2003                                                     623
     103       Shadow Anchored                            2003                                                  37,656
     104       Garden                                     1992                                                      69
     105       Garden                                     2003                                                      36
     106       Garden                                     1973                        2003                         128
     107       Shadow Anchored                            2004                                                  16,385
     108       Unanchored                                 1989                        2003                      29,326
     109       Anchored                                   2003                                                  13,813
     110       Shadow Anchored                            2004                                                  18,960
     111       Suburban                                   1969                                                  34,797
     112       Garden                                     1973                        1997                         220
     113       Anchored                                   2003                                                  14,560
     114       Warehouse/Distribution                     1974                                                  81,416
     115       Unanchored                                 2003                                                  16,340
    115.1      Unanchored                                 2003                                                   9,690
    115.2      Unanchored                                 2003                                                   6,650
     116       Anchored                                   1982                        2000                      62,345
     117       Anchored                                   2004                                                  14,490
     118       Anchored                                   1987                                                  42,559
     119       Anchored                                   1979                                                  62,580
     120       Flex                                       1997                        2002                      63,950
     121       Shadow Anchored                            2001                                                   8,500
     122       Manufactured Housing                       1972                        2002                         131
     123       Anchored                                   2004                                                  14,560
     124       Anchored                                   1979                        2003                      29,579
     125       Anchored                                   2004                                                  13,673
     126       Coop                                       1959                                                      47
     127       Garden                                     2004                                                      48
     128       Shadow Anchored                            1986                                                  20,050
     129       Garden                                     1979                                                     108
     130       Anchored                                   2004                                                  13,013
     131       Manufactured Housing                      Various                                                   146
    131.1      Manufactured Housing                       1973                                                      84
    131.2      Manufactured Housing                       1974                                                      62
     132       Garden                                     1972                                                     190
     133       Garden                                     1987                                                      88
     134       Unanchored                                 2003                                                  20,340
     135       Manufactured Housing                       1988                                                     166
     136       Anchored                                   2004                                                  14,490
     137       Shadow Anchored                            2004                                                  20,000
     138       Garden                                     1978                                                      70
     139       Anchored                                   1993                                                  48,515
     140       Suburban                                   1976                        1996                      15,367
     141       Unanchored                                 2003                                                  12,240
     142       Unanchored                                 2000                                                  23,130
     143       Shadow Anchored                            2004                                                  10,594
     144       Unanchored                                 2003                                                  13,300
     145       Manufactured Housing                       1983                        2001                         249
     146       Suburban                                   2000                                                  17,817
     147       Shadow Anchored                            2004                                                  10,784
     148       Self Storage                               2000                                                  38,338
     149       Anchored                                   2004                                                  14,490
     150       Garden                                     2001                                                      40
     151       Unanchored                                 1965                        2003                      33,074
     152       Garden                                     1971                                                     111
     153       Garden                                     1963                        2002                          69
     154       Garden                                     1970                                                      64
     155       Garden                                     1961                        2002                          78
     156       Shadow Anchored                            2003                                                  21,987
     157       Unanchored                                 1964                        1998                      14,940
     158       Manufactured Housing                       1975                        2003                         504
     159       Manufactured Housing                       1964                                                     114
     160       Unanchored                                 2003                                                  10,507
     161       Garden                                     1969                                                      40
     162       Garden                                     2001                                                      19
     163       Garden                                     1983                        2001                          56
     164       Suburban                                   1962                        2004                      15,768
     165       Coop                                       1928                                                      68
     166       Anchored                                   2003                                                  14,259
     167       Manufactured Housing                       1960                                                     126
     168       Self Storage                               1994                        1997                         323
     169       Mid/High Rise                              1907                        2000                           6
     170       Garden                                     1973                                                      98
     171       Self Storage                               1985                                                     295
     172       Garden                                     2001                                                      24
     173       Manufactured Housing                       1975                                                      99
     174       Anchored                                   1980                        2003                       4,300
     175       CBD                                        2003                                                   9,100

                     UNIT OF                             OCCUPANCY          APPRAISED     APPRAISAL         CURRENT
    LOAN #          MEASURE           OCCUPANCY %           DATE          VALUE ($)(17)    DATE(17)       LTV %(1,2)
    ------          --------          -----------           ----          -------------    --------       ----------

      1           Square Feet            97.9             05/01/04          395,000,000    05/01/04          55.4
      2           Square Feet            94.5             05/05/04          104,000,000    07/01/04          70.2
      3               Beds               88.4             05/11/04           69,700,000    Various           72.8
     3.1              Beds               94.0             05/11/04           39,900,000    05/13/04          72.8
     3.2              Beds               83.0             05/11/04           29,800,000    05/11/04          72.8
      4           Square Feet            100.0            04/26/04           36,000,000    05/05/04          72.2
      5              Units               94.2             05/31/04           31,300,000    05/06/04          79.8
      6              Units               74.8             03/31/04           40,200,000    06/03/04          60.0
      7               Pads               100.0            05/31/04           29,000,000    03/29/04          78.3
      8              Units               89.1             05/07/04           27,500,000    05/17/04          76.4
      9           Square Feet            94.2             05/01/04           27,000,000    05/28/04          70.0
      10             Units               91.3             05/31/04           22,800,000    03/26/04          79.4
      11             Units               96.0             04/27/04           22,500,000    04/13/04          74.4
      12          Square Feet            100.0            04/23/04           22,300,000    03/16/04          74.9
      13             Units               93.9             06/02/04           22,730,000    06/16/04          71.3
      14          Square Feet            100.0            06/01/04           24,100,000    03/24/04          66.3
      15          Square Feet            98.6             06/30/04           19,925,000    05/08/04          79.8
      16          Square Feet            84.7             05/17/04           19,630,000    01/01/04          79.7
     16.1         Square Feet            99.5             05/17/04            2,320,000    01/01/04          79.7
     16.2         Square Feet            78.6             05/17/04            2,750,000    01/01/04          79.7
     16.3         Square Feet            59.5             05/17/04              600,000    01/01/04          79.7
     16.4         Square Feet            100.0            05/17/04            1,000,000    01/01/04          79.7
     16.5         Square Feet            70.1             05/17/04            2,600,000    01/01/04          79.7
     16.6         Square Feet            75.0             05/17/04            1,600,000    01/01/04          79.7
     16.7         Square Feet            100.0            05/17/04            7,300,000    01/01/04          79.7
     16.8         Square Feet            42.4             05/17/04            1,460,000    01/01/04          79.7
      17          Square Feet            100.0            07/14/04           17,800,000    02/19/04          78.9
      18          Square Feet            96.8             01/14/04           18,900,000    03/24/04          73.9
      19             Units               89.6             06/24/04           16,904,000    05/11/04          79.9
      20             Units               89.1             05/25/04           16,000,000    02/02/04          81.9
      21          Square Feet            100.0            08/01/04           17,700,000    05/01/04          72.4
      22          Square Feet            94.8             06/30/04           16,300,000    10/07/03          75.4
      23             Units               91.7             06/07/04           16,470,000    06/23/04          74.4
      24          Square Feet            90.6             06/03/04           25,200,000    04/14/04          47.6
      25          Square Feet            85.0             05/17/04           14,530,000    01/01/04          79.9
     25.1         Square Feet            100.0            05/17/04            1,980,000    01/01/04          79.9
     25.2         Square Feet            100.0            05/17/04            1,250,000    01/01/04          79.9
     25.3         Square Feet            38.6             05/17/04            1,300,000    01/01/04          79.9
     25.4         Square Feet            69.4             05/17/04            3,400,000    01/01/04          79.9
     25.5         Square Feet            100.0            05/17/04            2,330,000    01/01/04          79.9
     25.6         Square Feet            100.0            05/17/04            4,270,000    01/01/04          79.9
      26          Square Feet            100.0            01/31/04           15,200,000    10/10/03          74.7
      27          Square Feet            80.0             05/17/04           13,950,000    01/01/04          79.6
     27.1         Square Feet            62.3             05/17/04            2,500,000    01/01/04          79.6
     27.2         Square Feet            63.0             05/17/04            2,300,000    01/01/04          79.6
     27.3         Square Feet            100.0            05/17/04            1,450,000    01/01/04          79.6
     27.4         Square Feet            87.2             05/17/04            1,500,000    01/01/04          79.6
     27.5         Square Feet            88.2             05/17/04            6,200,000    01/01/04          79.6
      28              Pads               84.9             01/28/04           14,400,000    12/23/03          77.1
      29          Square Feet            100.0            03/01/04           14,800,000    03/20/04          74.7
      30              Pads               86.4             03/30/04           13,900,000    05/26/04          79.1
      31          Square Feet            87.7             06/17/04           13,400,000    05/19/04          79.9
     31.1         Square Feet            50.0             06/17/04              469,152    05/19/04          79.9
     31.2         Square Feet            100.0            06/17/04            1,688,948    05/19/04          79.9
     31.3         Square Feet            100.0            06/17/04            2,502,144    05/19/04          79.9
     31.4         Square Feet            57.1             06/17/04            3,284,065    05/19/04          79.9
     31.5         Square Feet            100.0            06/17/04            2,377,037    05/19/04          79.9
     31.6         Square Feet            100.0            06/17/04              781,920    05/19/04          79.9
     31.7         Square Feet            100.0            06/17/04            2,296,734    05/19/04          79.9
      32          Square Feet            83.6             05/17/04           13,290,000    01/01/04          80.0
     32.1         Square Feet            83.9             05/17/04            4,000,000    01/01/04          80.0
     32.2         Square Feet            68.9             05/17/04            2,150,000    01/01/04          80.0
     32.3         Square Feet            41.5             05/17/04            2,150,000    01/01/04          80.0
     32.4         Square Feet            100.0            05/17/04            2,150,000    01/01/04          80.0
     32.5         Square Feet            100.0            05/17/04            1,360,000    01/01/04          80.0
     32.6         Square Feet            100.0            05/17/04            1,480,000    01/01/04          80.0
      33             Units               92.7             06/15/04           14,650,000    04/19/04          71.7
      34          Square Feet            96.6             05/05/04           13,750,000    06/02/04          76.4
      35          Square Feet            100.0            07/20/04           14,100,000    06/01/04          74.2
      36             Units               100.0            06/01/04           12,900,000    04/30/04          79.0
      37          Square Feet            95.0             05/01/04           13,020,000    05/22/04          77.3
      38          Square Feet            94.1             05/18/04           31,300,000    05/26/04          31.9
      39          Square Feet            100.0            06/01/04           12,000,000    06/14/04          83.2
      40          Square Feet            100.0            08/11/04           12,300,000    05/03/04          79.6
      41          Square Feet            100.0            03/01/04           12,075,000    05/17/04          75.8
      42             Units               91.1             06/08/04           11,100,000    02/09/04          79.7
      43          Square Feet            97.8             07/06/04           17,200,000    06/03/04          51.2
      44          Square Feet            88.9             03/16/04           11,100,000    09/01/04          78.4
      45          Square Feet            89.9             06/16/04           10,750,000    05/15/04          79.1
      46             Units               92.4             05/26/04           11,000,000    04/28/04          75.5
      47          Square Feet            100.0            02/02/04           11,000,000    11/21/03          74.2
      48          Square Feet            100.0            06/01/04           12,000,000    05/13/04          66.6
      49          Square Feet            100.0            08/10/04           10,400,000    03/20/04          76.6
      50             Units               99.0             06/30/04            9,800,000    10/17/03          80.0
      51          Square Feet            100.0            05/14/04           10,750,000    05/04/04          71.6
      52             Units               96.2             06/01/04            9,610,000    05/04/04          79.9
      53          Square Feet            85.9             05/11/04           10,800,000    03/22/04          69.4
      54          Square Feet            98.3             05/24/04           10,500,000    04/28/04          71.4
      55          Square Feet            96.2             04/26/04           12,700,000    05/07/04          59.0
      56          Square Feet            91.9             08/10/04            9,400,000    03/22/04          76.6
      57             Units               97.0             Various            10,950,000    Various           66.6
     57.1            Units               98.1             04/28/04            6,400,000    05/24/04          66.6
     57.2            Units               95.3             05/18/04            4,550,000    05/24/04          66.6
      58          Square Feet            99.2             06/16/04            8,925,000    05/26/04          80.0
      59          Square Feet            100.0            05/01/04            8,900,000    05/10/04          79.8
      60             Units               65.0             03/31/04           19,500,000    05/24/04          35.4
      61          Square Feet            92.5             05/18/04            8,375,000    05/07/04          79.9
      62             Units               97.9             05/24/04            9,400,000    04/05/04          69.1
      63             Units               85.3             06/21/04            9,500,000    02/27/04          68.4
      64          Square Feet            100.0            03/31/04           14,200,000    05/08/04          45.7
      65          Square Feet            85.9             06/30/04            8,525,000    05/25/04          75.4
      66             Units               93.5             06/01/04            8,350,000    02/24/04          74.0
      67          Square Feet            95.9             07/01/04            7,000,000    06/21/04          77.1
      68          Square Feet            100.0            04/01/04            8,400,000    04/18/04          64.0
      69          Square Feet            100.0            02/25/04            6,400,000    03/23/04          79.9
      70          Square Feet            100.0            06/11/04            6,620,000    06/08/04          77.0
      71              Pads               87.3             04/25/04            6,400,000    04/05/04          79.6
      72             Units               97.9             06/23/04            6,280,000    05/27/04          80.0
      73             Units               98.0             07/09/04            6,275,000    06/06/04          79.8
      74             Units               62.4             03/31/04           11,100,000    06/01/04          45.0
      75          Square Feet            100.0            07/01/04            7,500,000    05/10/04          66.7
      76              Pads               43.0             06/01/04            6,900,000    04/27/04          72.5
      77             Units               94.4             06/03/04            7,300,000    05/19/04          68.5
      78              Pads               99.1             04/02/04            6,300,000    03/10/04          77.6
      79          Square Feet            78.7             08/10/04            6,600,000    03/20/04          76.6
      80             Units               61.7             03/31/04            9,280,000    02/16/04          51.6
      81          Square Feet            89.2             05/18/04            7,550,000    04/27/04          62.9
      82             Units               98.0             Various             5,880,000    05/27/04          79.1
     82.1            Units               97.3             06/22/04            4,020,000    05/27/04          79.1
     82.2            Units               100.0            05/22/04            1,060,000    05/27/04          79.1
     82.3            Units               100.0            06/22/04              800,000    05/27/04          79.1
      83             Units               100.0            05/01/04            8,000,000    05/11/04          57.4
      84             Units               100.0            12/08/03           78,800,000    01/30/04           5.7
      85             Units               98.7             04/08/04            6,100,000    04/02/04          72.8
      86          Square Feet            100.0            08/11/04            5,910,000    04/06/04          75.0
      87          Square Feet            93.5             06/07/04            5,825,000    05/20/04          75.5
      88             Units               91.3             04/26/04            5,900,000    04/14/04          74.2
      89             Units               97.0             06/07/04            6,200,000    06/15/04          67.7
      90          Square Feet            97.9             07/15/04            6,600,000    03/05/04          62.0
      91             Units               90.4             04/30/04            6,000,000    06/21/04          66.7
      92          Square Feet            84.7             03/23/04            7,500,000    04/01/04          53.3
      93              Pads               98.0             05/01/04            5,800,000    03/30/04          68.8
      94             Units               98.5             04/08/04            5,400,000    04/02/04          73.2
      95             Units               93.4             06/01/04            6,900,000    06/03/04          56.4
      96             Units               98.7             05/31/04            5,200,000    04/12/04          74.2
      97             Units               98.2             05/01/04            5,150,000    05/26/04          74.9
      98             Units               94.6             06/20/04            5,850,000    04/12/04          65.7
      99          Square Feet            100.0            08/11/04            4,980,000    03/27/04          76.2
     100             Units               92.9             03/30/04            4,700,000    03/24/04          79.9
     101          Square Feet            100.0            08/11/04            4,925,000    03/29/04          76.1
     102             Units               92.9             05/17/04            5,200,000    04/21/04          69.1
     103          Square Feet            100.0            07/14/04            4,500,000    10/31/03          79.5
     104             Units               91.4             06/01/04            5,140,000    05/14/04          69.1
     105             Units               100.0            04/01/04            4,900,000    04/27/04          71.4
     106             Units               95.3             04/30/04            5,600,000    05/13/04          62.5
     107          Square Feet            100.0            05/24/04            4,350,000    06/01/04          78.2
     108          Square Feet            91.3             05/01/04            4,750,000    04/18/04          69.5
     109          Square Feet            100.0            08/11/04            4,365,000    02/08/04          74.8
     110          Square Feet            100.0            05/12/04            4,100,000    04/15/04          79.5
     111          Square Feet            100.0            06/01/04            5,300,000    04/07/04          60.3
     112             Units               85.0             03/31/04            6,500,000    04/24/04          49.1
     113          Square Feet            100.0            08/01/04            5,860,000    06/22/04          53.8
     114          Square Feet            100.0            05/11/04            3,930,000    05/13/04          79.9
     115          Square Feet            100.0            Various             4,485,000    Various           66.9
    115.1         Square Feet            100.0            05/31/04            2,585,000    05/02/04          66.9
    115.2         Square Feet            100.0            05/25/04            1,900,000    05/06/04          66.9
     116          Square Feet            100.0            06/30/04            3,800,000    03/22/04          77.8
     117          Square Feet            100.0            08/11/04            5,060,000    05/14/04          57.3
     118          Square Feet            100.0            08/11/04            4,960,000    04/11/04          58.3
     119          Square Feet            100.0            06/09/04            4,100,000    12/12/03          70.5
     120          Square Feet            94.5             04/16/04            3,475,000    04/20/04          80.0
     121          Square Feet            100.0            06/03/04            4,250,000    05/18/04          63.5
     122              Pads               84.0             06/07/04            3,400,000    04/28/04          78.8
     123          Square Feet            100.0            05/18/04            4,150,000    04/06/04          62.4
     124          Square Feet            100.0            04/01/04            3,700,000    04/10/04          70.0
     125          Square Feet            100.0            03/31/04            4,750,000    07/02/04          52.6
     126             Units               100.0            05/07/04           43,500,000    05/14/04           5.5
     127             Units               100.0            06/01/04            3,200,000    05/17/04          78.1
     128          Square Feet            100.0            05/23/04            3,575,000    03/23/04          69.7
     129             Units               95.4             05/01/04            3,250,000    05/26/04          74.9
     130          Square Feet            100.0            08/11/04            3,200,000    04/28/04          75.0
     131              Pads               94.5             04/01/04            3,620,000    03/22/04          65.6
    131.1             Pads               90.5             04/01/04            2,090,000    03/22/04          65.6
    131.2             Pads               100.0            04/01/04            1,530,000    03/22/04          65.6
     132             Units               94.2             05/01/04            5,660,000    05/25/04          41.5
     133             Units               96.6             06/01/04            4,500,000    06/03/04          51.9
     134          Square Feet            100.0            04/28/04            3,450,000    04/25/04          67.2
     135              Pads               90.4             03/12/04            3,350,000    04/02/04          68.7
     136          Square Feet            100.0            04/15/04            4,340,000    04/05/04          52.8
     137          Square Feet            100.0            05/10/04            3,420,000    04/25/04          66.5
     138             Units               95.7             03/01/04            3,100,000    03/16/04          72.4
     139          Square Feet            95.8             05/17/04            3,200,000    05/26/04          68.8
     140          Square Feet            100.0            05/21/04            3,000,000    05/04/04          73.3
     141          Square Feet            89.4             04/20/04            2,750,000    05/04/04          79.9
     142          Square Feet            100.0            04/09/04            3,400,000    05/17/04          64.6
     143          Square Feet            100.0            05/24/04            2,720,000    06/01/04          77.2
     144          Square Feet            100.0            04/01/04            2,700,000    05/01/04          77.7
     145              Pads               92.8             03/31/04            5,100,000    05/10/04          41.0
     146          Square Feet            100.0            11/30/03            3,050,000    10/09/03          68.6
     147          Square Feet            100.0            05/17/04            3,925,000    05/01/04          52.7
     148             Units               97.5             05/24/04            2,815,000    05/13/04          72.9
     149          Square Feet            100.0            05/27/04            4,800,000    05/08/04          42.3
     150             Units               100.0            03/31/04            2,930,000    05/26/04          68.3
     151          Square Feet            100.0            06/01/04            3,670,000    05/26/04          54.5
     152             Units               93.7             06/08/04            2,500,000    05/14/04          79.9
     153             Units               100.0            05/21/04            2,700,000    04/15/04          74.0
     154             Units               100.0            04/01/04            2,700,000    05/02/04          73.9
     155             Units               97.4             05/31/04            2,700,000    04/12/04          72.1
     156          Square Feet            78.2             03/02/04            2,400,000    02/25/04          78.7
     157          Square Feet            100.0            04/01/04            2,400,000    04/01/04          74.8
     158              Pads               34.5             06/04/04            2,650,000    06/23/04          64.2
     159             Units               95.6             05/01/04            2,850,000    05/18/04          59.5
     160          Square Feet            100.0            04/27/04            2,450,000    03/01/04          68.9
     161             Units               100.0            04/01/04            2,100,000    04/08/04          77.9
     162             Units               100.0            05/19/04            1,880,000    05/05/04          79.6
     163             Units               96.4             04/30/04            1,875,000    03/04/04          79.8
     164          Square Feet            100.0            04/27/04            2,000,000    05/13/04          73.8
     165             Units               100.0            02/09/04           29,100,000    03/02/04           4.8
     166          Square Feet            100.0            08/11/04            4,500,000    04/03/04          31.1
     167             Units               86.5             06/25/04            2,100,000    05/13/04          64.8
     168             Units               77.7             05/07/04            1,770,000    05/13/04          73.4
     169             Units               100.0            05/31/04            5,000,000    04/01/04          23.9
     170             Units               99.0             04/22/04            2,850,000    05/25/04          40.8
     171             Units               96.9             06/29/04            2,190,000    06/15/04          50.2
     172             Units               91.7             03/01/04            1,400,000    03/01/04          77.0
     173              Pads               94.9             03/01/04            1,250,000    03/23/04          79.9
     174          Square Feet            100.0            08/01/04            2,200,000    05/04/04          44.9
     175          Square Feet            100.0            05/24/04              900,000    05/13/04          72.9

                                       ORIGINAL                                                    CURRENT           LOAN
                    ORIGINAL            BALANCE             CURRENT           % OF INITIAL         BALANCE          GROUP
    LOAN #     BALANCE ($)(3,19)    PER UNIT ($)(2)    BALANCE ($)(3,19)      POOL BALANCE     PER UNIT ($)(2)      1 OR 2
    ------     -----------------    ---------------    -----------------      ------------     ---------------      ------

      1                73,000,000                 190        73,000,000.00        5.9%                     190        1
      2                73,000,000                 138        73,000,000.00        5.9%                     138        1
      3                50,740,000              25,319        50,740,000.00        4.1%                  25,319        2
     3.1               31,240,000              31,748        31,240,000.00        2.5%                  31,748        2
     3.2               19,500,000              19,118        19,500,000.00        1.6%                  19,118        2
      4                26,000,000                 122        26,000,000.00        2.1%                     122        1
      5                25,000,000              35,663        24,976,221.19        2.0%                  35,629        2
      6                24,120,000              96,096        24,120,000.00        1.9%                  96,096        1
      7                22,700,000              95,781        22,700,000.00        1.8%                  95,781        2
      8                21,000,000              73,684        21,000,000.00        1.7%                  73,684        2
      9                18,900,000                 189        18,900,000.00        1.5%                     189        1
      10               18,100,000              75,417        18,100,000.00        1.5%                  75,417        2
      11               16,800,000              75,000        16,749,506.04        1.3%                  74,775        2
      12               16,700,000                  23        16,700,000.00        1.3%                      23        1
      13               16,200,000              75,701        16,200,000.00        1.3%                  75,701        2
      14               16,000,000                 151        15,986,209.45        1.3%                     151        1
      15               15,900,000                  71        15,900,000.00        1.3%                      71        1
      16               15,654,000                  38        15,654,000.00        1.3%                      38        1
     16.1               1,850,091                  37         1,850,091.00        0.1%                      37        1
     16.2               2,192,995                  33         2,192,995.00        0.2%                      33        1
     16.3                 478,472                  35           478,472.00        0.0%                      35        1
     16.4                 797,453                  35           797,453.00        0.1%                      35        1
     16.5               2,073,377                  33         2,073,377.00        0.2%                      33        1
     16.6               1,275,925                  57         1,275,925.00        0.1%                      57        1
     16.7               5,821,406                  42         5,821,406.00        0.5%                      42        1
     16.8               1,164,281                  38         1,164,281.00        0.1%                      38        1
      17               14,080,000                  28        14,052,113.34        1.1%                      28        1
      18               14,000,000                 109        13,963,537.71        1.1%                     109        1
      19               13,500,000              54,000        13,500,000.00        1.1%                  54,000        2
      20               13,100,000              68,229        13,100,000.00        1.1%                  68,229        2
      21               12,825,000                 144        12,815,165.51        1.0%                     144        1
      22               12,300,000                  57        12,288,100.48        1.0%                      57        1
      23               12,250,000              46,402        12,250,000.00        1.0%                  46,402        2
      24               12,000,000                  89        12,000,000.00        1.0%                      89        1
      25               11,604,000                  43        11,604,000.00        0.9%                      43        1
     25.1               1,581,275                  39         1,581,275.00        0.1%                      39        1
     25.2                 998,279                  32           998,279.00        0.1%                      32        1
     25.3               1,038,211                  25         1,038,211.00        0.1%                      25        1
     25.4               2,715,320                  54         2,715,320.00        0.2%                      54        1
     25.5               1,860,793                  39         1,860,793.00        0.1%                      39        1
     25.6               3,410,122                  57         3,410,122.00        0.3%                      57        1
      26               11,400,000                 176        11,353,984.27        0.9%                     175        1
      27               11,110,000                  43        11,110,000.00        0.9%                      43        1
     27.1               1,991,039                  37         1,991,039.00        0.2%                      37        1
     27.2               1,831,756                  48         1,831,756.00        0.1%                      48        1
     27.3               1,154,803                  54         1,154,803.00        0.1%                      54        1
     27.4               1,194,624                  63         1,194,624.00        0.1%                      63        1
     27.5               4,937,778                  39         4,937,778.00        0.4%                      39        1
      28               11,150,000              18,071        11,104,288.65        0.9%                  17,997        2
      29               11,100,000                 222        11,062,753.59        0.9%                     221        1
      30               11,000,000              31,073        10,990,978.51        0.9%                  31,048        1
      31               10,700,000                  31        10,700,000.00        0.9%                      31        1
     31.1                 374,621                  31           374,621.44        0.0%                      31        1
     31.2               1,348,637                  31         1,348,637.18        0.1%                      31        1
     31.3               1,997,981                  31         1,997,981.01        0.2%                      31        1
     31.4               2,622,350                  31         2,622,350.08        0.2%                      31        1
     31.5               1,898,082                  31         1,898,081.96        0.2%                      31        1
     31.6                 624,369                  31           624,369.07        0.1%                      31        1
     31.7               1,833,959                  31         1,833,959.26        0.1%                      31        1
      32               10,632,000                  45        10,632,000.00        0.9%                      45        1
     32.1               3,200,000                  83         3,200,000.00        0.3%                      83        1
     32.2               1,720,000                  48         1,720,000.00        0.1%                      48        1
     32.3               1,720,000                  47         1,720,000.00        0.1%                      47        1
     32.4               1,720,000                  31         1,720,000.00        0.1%                      31        1
     32.5               1,088,000                  29         1,088,000.00        0.1%                      29        1
     32.6               1,184,000                  36         1,184,000.00        0.1%                      36        1
      33               10,500,000              31,818        10,500,000.00        0.8%                  31,818        2
      34               10,500,000                 118        10,500,000.00        0.8%                     118        1
      35               10,460,000                 135        10,460,000.00        0.8%                     135        1
      36               10,200,000              38,202        10,191,434.18        0.8%                  38,170        2
      37               10,060,000                 311        10,060,000.00        0.8%                     311        1
      38               10,000,000                  63        10,000,000.00        0.8%                      63        1
      39               10,000,000                 220         9,989,987.96        0.8%                     220        1
      40                9,815,000                 111         9,794,702.46        0.8%                     111        1
      41                9,150,000                  97         9,150,000.00        0.7%                      97        1
      42                8,880,000              30,411         8,851,346.41        0.7%                  30,313        2
      43                8,800,000                  65         8,800,000.00        0.7%                      65        1
      44                8,700,000                  99         8,700,000.00        0.7%                      99        1
      45                8,500,000                 123         8,500,000.00        0.7%                     123        1
      46                8,300,000              34,874         8,300,000.00        0.7%                  34,874        2
      47                8,200,000                  23         8,165,268.74        0.7%                      23        1
      48                8,000,000                 198         7,993,175.81        0.6%                     198        1
      49                7,900,000                 138         7,874,620.12        0.6%                     138        1
      50                7,840,000              40,412         7,840,000.00        0.6%                  40,412        2
      51                7,700,000                 130         7,693,406.10        0.6%                     130        1
      52                7,680,000              32,542         7,680,000.00        0.6%                  32,542        2
      53                7,500,000                 130         7,500,000.00        0.6%                     130        1
      54                7,500,000                 124         7,500,000.00        0.6%                     124        1
      55                7,500,000                  78         7,493,299.51        0.6%                      78        1
      56                7,500,000                  99         7,474,833.51        0.6%                      98        1
      57                7,300,000               6,489         7,293,837.44        0.6%                   6,483        1
     57.1               4,266,667               6,284         4,263,064.81        0.3%                   6,278        1
     57.2               3,033,333               6,801         3,030,772.63        0.2%                   6,795        1
      58                7,140,000                  52         7,140,000.00        0.6%                      52        1
      59                7,100,000                 200         7,100,000.00        0.6%                     200        1
      60                6,900,000              27,490         6,900,000.00        0.6%                  27,490        1
      61                6,700,000                 115         6,694,044.62        0.5%                     115        1
      62                6,500,000             135,417         6,500,000.00        0.5%                 135,417        2
      63                6,500,000              31,707         6,500,000.00        0.5%                  31,707        2
      64                6,500,000                  69         6,494,850.83        0.5%                      69        1
      65                6,425,000                  93         6,425,000.00        0.5%                      93        1
      66                6,200,000              28,704         6,178,469.29        0.5%                  28,604        2
      67                5,400,000                 148         5,400,000.00        0.4%                     148        1
      68                5,400,000                  90         5,374,703.25        0.4%                      89        1
      69                5,120,000                  96         5,110,422.20        0.4%                      96        1
      70                5,100,000                 104         5,100,000.00        0.4%                     104        1
      71                5,100,000              26,984         5,095,728.29        0.4%                  26,962        1
      72                5,025,000              35,140         5,025,000.00        0.4%                  35,140        2
      73                5,020,000              50,200         5,009,439.46        0.4%                  50,094        2
      74                5,000,000              20,161         5,000,000.00        0.4%                  20,161        1
      75                5,000,000                  65         5,000,000.00        0.4%                      65        1
      76                5,000,000               7,032         5,000,000.00        0.4%                   7,032        2
      77                5,000,000              32,051         5,000,000.00        0.4%                  32,051        2
      78                4,900,000              41,880         4,886,778.46        0.4%                  41,767        2
      79                4,900,000                 125         4,884,258.05        0.4%                     125        1
      80                4,800,000               5,524         4,787,035.43        0.4%                   5,509        1
      81                4,750,000                 235         4,746,697.55        0.4%                     235        1
      82                4,650,000              30,392         4,650,000.00        0.4%                  30,392        2
     82.1               3,182,000              28,411         3,182,000.00        0.3%                  28,411        2
     82.2                 848,000              35,333           848,000.00        0.1%                  35,333        2
     82.3                 620,000              36,471           620,000.00        0.0%                  36,471        2
      83                4,600,000             164,286         4,594,277.13        0.4%                 164,081        2
      84                4,500,000              60,000         4,500,000.00        0.4%                  60,000        1
      85                4,455,000              28,558         4,442,788.87        0.4%                  28,479        2
      86                4,435,000                 293         4,431,410.65        0.4%                     293        1
      87                4,400,000                 192         4,396,443.72        0.4%                     192        1
      88                4,390,000              25,376         4,377,973.27        0.4%                  25,306        2
      89                4,200,000              21,000         4,200,000.00        0.3%                  21,000        2
      90                4,100,000                 160         4,092,124.40        0.3%                     159        1
      91                4,000,000              27,397         4,000,000.00        0.3%                  27,397        2
      92                4,000,000                  48         3,995,729.33        0.3%                      47        1
      93                4,000,000              26,846         3,990,827.72        0.3%                  26,784        1
      94                3,966,000              29,162         3,955,129.21        0.3%                  29,082        2
      95                3,895,000              28,640         3,895,000.00        0.3%                  28,640        2
      96                3,860,000              24,430         3,860,000.00        0.3%                  24,430        2
      97                3,862,500              29,261         3,859,179.47        0.3%                  29,236        2
      98                3,850,000              41,848         3,845,947.15        0.3%                  41,804        2
      99                3,800,000                 262         3,796,924.57        0.3%                     262        1
     100                3,760,000              26,857         3,752,981.89        0.3%                  26,807        2
     101                3,750,000                 263         3,746,924.49        0.3%                     263        1
     102                3,600,000               5,778         3,594,544.56        0.3%                   5,770        1
     103                3,577,999                  95         3,577,998.91        0.3%                      95        1
     104                3,550,000              51,449         3,550,000.00        0.3%                  51,449        2
     105                3,500,000              97,222         3,500,000.00        0.3%                  97,222        2
     106                3,500,000              27,344         3,497,225.88        0.3%                  27,322        2
     107                3,400,000                 208         3,400,000.00        0.3%                     208        1
     108                3,300,000                 113         3,300,000.00        0.3%                     113        1
     109                3,275,000                 237         3,263,327.97        0.3%                     236        1
     110                3,262,500                 172         3,259,709.78        0.3%                     172        1
     111                3,200,000                  92         3,195,891.67        0.3%                      92        1
     112                3,200,000              14,545         3,189,292.15        0.3%                  14,497        2
     113                3,150,000                 216         3,150,000.00        0.3%                     216        1
     114                3,144,000                  39         3,140,987.37        0.3%                      39        1
     115                3,000,000                 184         3,000,000.00        0.2%                     184        1
    115.1               1,760,000                 182         1,760,000.00        0.1%                     182        1
    115.2               1,240,000                 186         1,240,000.00        0.1%                     186        1
     116                2,960,000                  47         2,954,578.67        0.2%                      47        1
     117                2,900,000                 200         2,900,000.00        0.2%                     200        1
     118                2,900,000                  68         2,891,381.43        0.2%                      68        1
     119                2,900,000                  46         2,888,681.22        0.2%                      46        1
     120                2,780,000                  43         2,780,000.00        0.2%                      43        1
     121                2,700,000                 318         2,700,000.00        0.2%                     318        1
     122                2,680,000              20,458         2,677,888.36        0.2%                  20,442        2
     123                2,600,000                 179         2,588,722.98        0.2%                     178        1
     124                2,600,000                  88         2,588,195.84        0.2%                      88        1
     125                2,500,000                 183         2,500,000.00        0.2%                     183        1
     126                2,400,000              51,064         2,400,000.00        0.2%                  51,064        1
     127                2,500,000              52,083         2,497,703.58        0.2%                  52,035        2
     128                2,500,000                 125         2,492,247.15        0.2%                     124        1
     129                2,437,500              22,569         2,435,404.52        0.2%                  22,550        2
     130                2,400,000                 184         2,400,000.00        0.2%                     184        1
     131                2,375,000              16,267         2,373,138.76        0.2%                  16,254        1
    131.1               1,371,202              16,324         1,370,127.07        0.1%                  16,311        1
    131.2               1,003,798              16,190         1,003,011.69        0.1%                  16,178        1
     132                2,353,649              12,388         2,350,503.73        0.2%                  12,371        2
     133                2,335,000              26,534         2,335,000.00        0.2%                  26,534        2
     134                2,321,000                 114         2,319,136.53        0.2%                     114        1
     135                2,300,000              13,855         2,300,000.00        0.2%                  13,855        2
     136                2,300,000                 159         2,292,431.40        0.2%                     158        1
     137                2,275,000                 114         2,275,000.00        0.2%                     114        1
     138                2,250,000              32,143         2,245,336.99        0.2%                  32,076        2
     139                2,200,000                  45         2,200,000.00        0.2%                      45        1
     140                2,200,000                 143         2,198,457.25        0.2%                     143        1
     141                2,200,000                 180         2,198,162.12        0.2%                     180        1
     142                2,200,000                  95         2,198,059.42        0.2%                      95        1
     143                2,100,000                 198         2,100,000.00        0.2%                     198        1
     144                2,100,000                 158         2,098,367.59        0.2%                     158        1
     145                2,100,000               8,434         2,092,845.92        0.2%                   8,405        1
     146                2,100,000                 118         2,091,523.42        0.2%                     117        1
     147                2,070,000                 192         2,070,000.00        0.2%                     192        1
     148                2,060,000                  54         2,060,000.00        0.2%                      54        1
     149                2,030,000                 140         2,028,388.41        0.2%                     140        1
     150                2,000,000              50,000         2,000,000.00        0.2%                  50,000        2
     151                2,000,000                  60         2,000,000.00        0.2%                      60        1
     152                2,000,000              18,018         1,998,483.08        0.2%                  18,004        2
     153                2,000,000              28,986         1,997,570.50        0.2%                  28,950        2
     154                2,000,000              31,250         1,995,004.54        0.2%                  31,172        2
     155                1,950,000              25,000         1,947,872.78        0.2%                  24,973        2
     156                1,900,000                  86         1,887,712.95        0.2%                      86        1
     157                1,800,000                 120         1,795,276.17        0.1%                     120        1
     158                1,700,000               3,373         1,700,000.00        0.1%                   3,373        2
     159                1,700,000              14,912         1,694,676.23        0.1%                  14,866        2
     160                1,700,000                 162         1,687,762.92        0.1%                     161        1
     161                1,640,000              41,000         1,635,291.80        0.1%                  40,882        2
     162                1,500,000              78,947         1,497,292.39        0.1%                  78,805        2
     163                1,500,000              26,786         1,495,923.21        0.1%                  26,713        2
     164                1,475,000                  94         1,475,000.00        0.1%                      94        1
     165                1,400,000              20,588         1,400,000.00        0.1%                  20,588        1
     166                1,400,000                  98         1,398,195.58        0.1%                      98        1
     167                1,360,000              10,794         1,360,000.00        0.1%                  10,794        2
     168                1,300,000               4,025         1,298,369.83        0.1%                   4,020        1
     169                1,200,000             200,000         1,196,091.79        0.1%                 199,349        2
     170                1,162,958              11,867         1,162,958.00        0.1%                  11,867        2
     171                1,100,000               3,729         1,100,000.00        0.1%                   3,729        1
     172                1,080,000              45,000         1,078,213.41        0.1%                  44,926        2
     173                1,000,000              10,101           999,124.67        0.1%                  10,092        1
     174                1,000,000                 233           987,242.09        0.1%                     230        1
     175                  650,000                  71           650,000.00        0.1%                      71        1

                     % OF             % OF                                                                           NET
                     LOAN             LOAN          CROSSED         RELATED        INTEREST         ADMIN.         MORTGAGE
    LOAN #         GROUP 1          GROUP 2         LOAN(4)       BORROWER(5)       RATE %          FEE %         RATE %(6)
    ------         -------          -------         -------       -----------       ------          -----         ---------

      1              8.8%             0.0%                                          5.50200        0.04180         5.46020
      2              8.8%             0.0%                                          5.84000        0.04180         5.79820
      3              0.0%            12.1%                                          5.48000        0.04180         5.43820
     3.1             0.0%             7.4%                                          5.48000        0.04180         5.43820
     3.2             0.0%             4.6%                                          5.48000        0.04180         5.43820
      4              3.2%             0.0%                                          5.74000        0.04180         5.69820
      5              0.0%             5.9%                                          5.46000        0.09180         5.36820
      6              2.9%             0.0%                             1            6.40000        0.04180         6.35820
      7              0.0%             5.4%                                          5.75000        0.04180         5.70820
      8              0.0%             5.0%                                          5.66000        0.09180         5.56820
      9              2.3%             0.0%                                          5.50000        0.04180         5.45820
      10             0.0%             4.3%                                          4.73000        0.04180         4.68820
      11             0.0%             4.0%                                          5.48000        0.04180         5.43820
      12             2.0%             0.0%                                          5.00000        0.04180         4.95820
      13             0.0%             3.9%                                          5.27000        0.09180         5.17820
      14             1.9%             0.0%                                          5.85000        0.04180         5.80820
      15             1.9%             0.0%                                          5.96000        0.04180         5.91820
      16             1.9%             0.0%                            12            5.04000        0.04180         4.99820
     16.1            0.2%             0.0%                                          5.04000        0.04180         4.99820
     16.2            0.3%             0.0%                                          5.04000        0.04180         4.99820
     16.3            0.1%             0.0%                                          5.04000        0.04180         4.99820
     16.4            0.1%             0.0%                                          5.04000        0.04180         4.99820
     16.5            0.3%             0.0%                                          5.04000        0.04180         4.99820
     16.6            0.2%             0.0%                                          5.04000        0.04180         4.99820
     16.7            0.7%             0.0%                                          5.04000        0.04180         4.99820
     16.8            0.1%             0.0%                                          5.04000        0.04180         4.99820
      17             1.7%             0.0%                                          5.64000        0.04180         5.59820
      18             1.7%             0.0%                                          6.10000        0.04180         6.05820
      19             0.0%             3.2%                                          6.05000        0.04180         6.00820
      20             0.0%             3.1%                                          5.57000        0.04180         5.52820
      21             1.6%             0.0%                                          6.29000        0.04180         6.24820
      22             1.5%             0.0%                                          5.39100        0.04180         5.34920
      23             0.0%             2.9%                                          5.68000        0.04180         5.63820
      24             1.5%             0.0%                                          5.57000        0.04180         5.52820
      25             1.4%             0.0%                            12            5.04000        0.04180         4.99820
     25.1            0.2%             0.0%                                          5.04000        0.04180         4.99820
     25.2            0.1%             0.0%                                          5.04000        0.04180         4.99820
     25.3            0.1%             0.0%                                          5.04000        0.04180         4.99820
     25.4            0.3%             0.0%                                          5.04000        0.04180         4.99820
     25.5            0.2%             0.0%                                          5.04000        0.04180         4.99820
     25.6            0.4%             0.0%                                          5.04000        0.04180         4.99820
      26             1.4%             0.0%                             4            5.57500        0.04180         5.53320
      27             1.3%             0.0%                            12            5.04000        0.04180         4.99820
     27.1            0.2%             0.0%                                          5.04000        0.04180         4.99820
     27.2            0.2%             0.0%                                          5.04000        0.04180         4.99820
     27.3            0.1%             0.0%                                          5.04000        0.04180         4.99820
     27.4            0.1%             0.0%                                          5.04000        0.04180         4.99820
     27.5            0.6%             0.0%                                          5.04000        0.04180         4.99820
      28             0.0%             2.6%                                          5.22000        0.04180         5.17820
      29             1.3%             0.0%                             6            4.98000        0.04180         4.93820
      30             1.3%             0.0%                                          6.04000        0.04180         5.99820
      31             1.3%             0.0%                            12            6.08000        0.04180         6.03820
     31.1            0.0%             0.0%                                          6.08000        0.04180         6.03820
     31.2            0.2%             0.0%                                          6.08000        0.04180         6.03820
     31.3            0.2%             0.0%                                          6.08000        0.04180         6.03820
     31.4            0.3%             0.0%                                          6.08000        0.04180         6.03820
     31.5            0.2%             0.0%                                          6.08000        0.04180         6.03820
     31.6            0.1%             0.0%                                          6.08000        0.04180         6.03820
     31.7            0.2%             0.0%                                          6.08000        0.04180         6.03820
      32             1.3%             0.0%                            12            5.04000        0.04180         4.99820
     32.1            0.4%             0.0%                                          5.04000        0.04180         4.99820
     32.2            0.2%             0.0%                                          5.04000        0.04180         4.99820
     32.3            0.2%             0.0%                                          5.04000        0.04180         4.99820
     32.4            0.2%             0.0%                                          5.04000        0.04180         4.99820
     32.5            0.1%             0.0%                                          5.04000        0.04180         4.99820
     32.6            0.1%             0.0%                                          5.04000        0.04180         4.99820
      33             0.0%             2.5%                                          5.50000        0.09180         5.40820
      34             1.3%             0.0%                                          5.80000        0.04180         5.75820
      35             1.3%             0.0%                                          6.01000        0.04180         5.96820
      36             0.0%             2.4%                                          5.95000        0.04180         5.90820
      37             1.2%             0.0%                                          6.13500        0.04180         6.09320
      38             1.2%             0.0%                                          5.36000        0.04180         5.31820
      39             1.2%             0.0%                                          5.25000        0.04180         5.20820
      40             1.2%             0.0%                                          5.44000        0.04180         5.39820
      41             1.1%             0.0%                                          5.91000        0.04180         5.86820
      42             0.0%             2.1%                                          5.16000        0.04180         5.11820
      43             1.1%             0.0%                                          5.02000        0.04180         4.97820
      44             1.1%             0.0%                                          5.56000        0.04180         5.51820
      45             1.0%             0.0%                                          5.94000        0.10180         5.83820
      46             0.0%             2.0%                                          5.79000        0.04180         5.74820
      47             1.0%             0.0%                                          5.35000        0.04180         5.30820
      48             1.0%             0.0%                                          5.89000        0.04180         5.84820
      49             1.0%             0.0%             A               6            5.18000        0.04180         5.13820
      50             0.0%             1.9%                                          6.03000        0.04180         5.98820
      51             0.9%             0.0%                                          5.87500        0.04180         5.83320
      52             0.0%             1.8%                                          5.98000        0.04180         5.93820
      53             0.9%             0.0%                                          5.91000        0.04180         5.86820
      54             0.9%             0.0%                                          5.92000        0.04180         5.87820
      55             0.9%             0.0%                                          5.71000        0.04180         5.66820
      56             0.9%             0.0%             A               6            4.98000        0.04180         4.93820
      57             0.9%             0.0%                                          5.93000        0.04180         5.88820
     57.1            0.5%             0.0%                                          5.93000        0.04180         5.88820
     57.2            0.4%             0.0%                                          5.93000        0.04180         5.88820
      58             0.9%             0.0%                                          5.48000        0.04180         5.43820
      59             0.9%             0.0%                                          5.75000        0.09180         5.65820
      60             0.8%             0.0%                             1            6.40000        0.04180         6.35820
      61             0.8%             0.0%                                          5.73000        0.04180         5.68820
      62             0.0%             1.5%                                          4.76000        0.04180         4.71820
      63             0.0%             1.5%                                          5.74000        0.04180         5.69820
      64             0.8%             0.0%                                          6.17000        0.12180         6.04820
      65             0.8%             0.0%                                          6.00000        0.04180         5.95820
      66             0.0%             1.5%                                          4.82000        0.04180         4.77820
      67             0.7%             0.0%                                          5.63000        0.04180         5.58820
      68             0.7%             0.0%                             2            5.09000        0.04180         5.04820
      69             0.6%             0.0%                                          5.90000        0.04180         5.85820
      70             0.6%             0.0%                                          5.77000        0.04180         5.72820
      71             0.6%             0.0%                                          5.96000        0.09180         5.86820
      72             0.0%             1.2%                             3            5.74800        0.04180         5.70620
      73             0.0%             1.2%                                          5.36000        0.04180         5.31820
      74             0.6%             0.0%                             1            5.85000        0.04180         5.80820
      75             0.6%             0.0%                                          5.67000        0.04180         5.62820
      76             0.0%             1.2%                                          5.96500        0.04180         5.92320
      77             0.0%             1.2%                                          5.39000        0.04180         5.34820
      78             0.0%             1.2%                                          5.95000        0.04180         5.90820
      79             0.6%             0.0%             A               6            5.18000        0.04180         5.13820
      80             0.6%             0.0%                                          6.05500        0.04180         6.01320
      81             0.6%             0.0%                                          6.64000        0.04180         6.59820
      82             0.0%             1.1%                             3            5.74800        0.04180         5.70620
     82.1            0.0%             0.8%                                          5.74800        0.04180         5.70620
     82.2            0.0%             0.2%                                          5.74800        0.04180         5.70620
     82.3            0.0%             0.1%                                          5.74800        0.04180         5.70620
      83             0.0%             1.1%                                          6.13000        0.04180         6.08820
      84             0.5%             0.0%                                          5.11000        0.09180         5.01820
      85             0.0%             1.1%                             8            5.97000        0.09180         5.87820
      86             0.5%             0.0%                             7            6.09000        0.04180         6.04820
      87             0.5%             0.0%                                          6.09500        0.08180         6.01320
      88             0.0%             1.0%                                          5.97300        0.04180         5.93120
      89             0.0%             1.0%                                          6.10000        0.04180         6.05820
      90             0.5%             0.0%                                          5.78000        0.04180         5.73820
      91             0.0%             1.0%                                          6.01000        0.04180         5.96820
      92             0.5%             0.0%                                          4.98000        0.04180         4.93820
      93             0.5%             0.0%                                          4.95000        0.04180         4.90820
      94             0.0%             0.9%                             8            5.97000        0.09180         5.87820
      95             0.0%             0.9%                            11            5.68000        0.04180         5.63820
      96             0.0%             0.9%                                          6.06000        0.04180         6.01820
      97             0.0%             0.9%             C                            5.86000        0.09180         5.76820
      98             0.0%             0.9%                                          5.04000        0.04180         4.99820
      99             0.5%             0.0%                             7            6.09000        0.04180         6.04820
     100             0.0%             0.9%                                          5.91000        0.04180         5.86820
     101             0.5%             0.0%                             7            6.04000        0.04180         5.99820
     102             0.4%             0.0%                                          5.09000        0.12180         4.96820
     103             0.4%             0.0%                                          6.05700        0.10180         5.95520
     104             0.0%             0.8%                                          5.82000        0.04180         5.77820
     105             0.0%             0.8%                                          6.39300        0.04180         6.35120
     106             0.0%             0.8%                                          6.16800        0.04180         6.12620
     107             0.4%             0.0%                             9            6.38000        0.04180         6.33820
     108             0.4%             0.0%                                          5.96000        0.04180         5.91820
     109             0.4%             0.0%                                          6.65000        0.04180         6.60820
     110             0.4%             0.0%                                          5.88000        0.04180         5.83820
     111             0.4%             0.0%                                          5.97000        0.04180         5.92820
     112             0.0%             0.8%                                          5.77000        0.04180         5.72820
     113             0.4%             0.0%                                          5.78900        0.04180         5.74720
     114             0.4%             0.0%                                          5.43000        0.09180         5.33820
     115             0.4%             0.0%                                          6.31000        0.04180         6.26820
    115.1            0.2%             0.0%                                          6.31000        0.04180         6.26820
    115.2            0.2%             0.0%                                          6.31000        0.04180         6.26820
     116             0.4%             0.0%                                          5.99500        0.04180         5.95320
     117             0.4%             0.0%                                          5.06000        0.11180         4.94820
     118             0.4%             0.0%                                          5.53000        0.04180         5.48820
     119             0.4%             0.0%                                          5.73000        0.04180         5.68820
     120             0.3%             0.0%                                          5.73000        0.04180         5.68820
     121             0.3%             0.0%                                          6.12000        0.04180         6.07820
     122             0.0%             0.6%                                          6.19000        0.04180         6.14820
     123             0.3%             0.0%                                          5.70000        0.04180         5.65820
     124             0.3%             0.0%                             2            5.34000        0.04180         5.29820
     125             0.3%             0.0%                                          6.09000        0.04180         6.04820
     126             0.3%             0.0%                                          5.56000        0.09180         5.46820
     127             0.0%             0.6%                                          5.60000        0.08180         5.51820
     128             0.3%             0.0%                                          5.34000        0.11180         5.22820
     129             0.0%             0.6%             C                            5.86000        0.09180         5.76820
     130             0.3%             0.0%                                          6.03000        0.04180         5.98820
     131             0.3%             0.0%                                          6.21000        0.04180         6.16820
    131.1            0.2%             0.0%                                          6.21000        0.04180         6.16820
    131.2            0.1%             0.0%                                          6.21000        0.04180         6.16820
     132             0.0%             0.6%                             5            5.76300        0.04180         5.72120
     133             0.0%             0.6%                            11            5.68000        0.04180         5.63820
     134             0.3%             0.0%                            10            6.12000        0.11180         6.00820
     135             0.0%             0.5%                                          6.14000        0.04180         6.09820
     136             0.3%             0.0%                                          4.88000        0.04180         4.83820
     137             0.3%             0.0%                            10            5.77000        0.11180         5.65820
     138             0.0%             0.5%                                          5.43000        0.04180         5.38820
     139             0.3%             0.0%                                          5.75000        0.04180         5.70820
     140             0.3%             0.0%                                          6.61000        0.04180         6.56820
     141             0.3%             0.0%                                          5.97000        0.04180         5.92820
     142             0.3%             0.0%                                          5.76000        0.04180         5.71820
     143             0.3%             0.0%                             9            6.46000        0.04180         6.41820
     144             0.3%             0.0%                                          6.24000        0.04180         6.19820
     145             0.3%             0.0%                                          5.58500        0.04180         5.54320
     146             0.3%             0.0%                             4            5.57500        0.04180         5.53320
     147             0.3%             0.0%                                          5.17000        0.04180         5.12820
     148             0.2%             0.0%             B                            6.27000        0.04180         6.22820
     149             0.2%             0.0%                                          6.16200        0.04180         6.12020
     150             0.0%             0.5%                                          5.84000        0.04180         5.79820
     151             0.2%             0.0%                                          6.11000        0.04180         6.06820
     152             0.0%             0.5%                                          6.33000        0.04180         6.28820
     153             0.0%             0.5%                                          6.25000        0.07180         6.17820
     154             0.0%             0.5%                                          6.50000        0.04180         6.45820
     155             0.0%             0.5%                                          6.77500        0.04180         6.73320
     156             0.2%             0.0%                                          5.67000        0.04180         5.62820
     157             0.2%             0.0%                                          6.22000        0.04180         6.17820
     158             0.0%             0.4%                                          5.83000        0.04180         5.78820
     159             0.0%             0.4%                                          6.44300        0.04180         6.40120
     160             0.2%             0.0%                                          5.25000        0.04180         5.20820
     161             0.0%             0.4%                                          5.70000        0.04180         5.65820
     162             0.0%             0.4%                                          6.06000        0.09180         5.96820
     163             0.0%             0.4%                                          6.01900        0.04180         5.97720
     164             0.2%             0.0%                                          6.36000        0.04180         6.31820
     165             0.2%             0.0%                                          4.73000        0.09180         4.63820
     166             0.2%             0.0%                                          5.95000        0.04180         5.90820
     167             0.0%             0.3%                                          5.93000        0.04180         5.88820
     168             0.2%             0.0%                                          6.09000        0.04180         6.04820
     169             0.0%             0.3%                                          6.04700        0.04180         6.00520
     170             0.0%             0.3%                             5            5.80000        0.04180         5.75820
     171             0.1%             0.0%                                          5.87500        0.04180         5.83320
     172             0.0%             0.3%                                          6.44300        0.09180         6.35120
     173             0.1%             0.0%                                          5.79000        0.04180         5.74820
     174             0.1%             0.0%                                          5.01500        0.04180         4.97320
     175             0.1%             0.0%             B                            6.62000        0.04180         6.57820

                                         MONTHLY DEBT            ANNUAL DEBT                             FIRST
    LOAN #        ACCRUAL TYPE    SERVICE ($)(7,8,18,19,22)     SERVICE ($)(9)       NOTE DATE       PAYMENT DATE         REM. TERM
    ------        ------------    -------------------------     --------------       ---------       ------------         ---------

      1            Actual/360                     414,577.58         4,974,930.96    06/18/04          08/07/04              119
      2            Actual/360                     430,191.00         5,162,292.00    07/12/04          09/01/04              120
      3            Actual/360                     287,459.76         3,449,517.12    06/30/04          08/07/04              59
     3.1           Actual/360                     176,985.47         2,123,825.64    06/30/04          08/07/04              59
     3.2           Actual/360                     110,474.29         1,325,691.48    06/30/04          08/07/04              59
      4            Actual/360                     215,767.42         2,589,209.04    07/30/04          09/06/04              180
      5            Actual/360                     141,320.47         1,695,845.64    06/09/04          08/01/04              59
      6            Actual/360                     161,356.02         1,936,272.24    07/19/04          09/01/04              120
      7            Actual/360                     132,471.04         1,589,652.48    07/23/04          09/01/04              120
      8            Actual/360                     121,352.30         1,456,227.60    07/28/04          09/06/04              60
      9              30/360                       107,312.12         1,287,745.44    06/28/04          08/01/04              83
      10           Actual/360                      94,200.09         1,130,401.08    06/17/04          08/01/04              119
      11           Actual/360                      95,177.85         1,142,134.20    05/11/04          06/11/04              117
      12           Actual/360                      70,549.77           846,597.24    05/21/04          07/01/04              58
      13           Actual/360                      89,657.78         1,075,893.36    08/06/04          09/11/04              84
      14           Actual/360                      94,390.55         1,132,686.60    06/08/04          08/01/04              119
      15           Actual/360                      97,404.02         1,168,848.24    06/25/04          08/01/04              119
      16           Actual/360                      84,417.16         1,013,005.92    04/12/04          06/11/04              117
     16.1          Actual/360                       9,976.96           119,723.52    04/12/04          06/11/04              117
     16.2          Actual/360                      11,826.14           141,913.68    04/12/04          06/11/04              117
     16.3          Actual/360                       2,580.25            30,963.00    04/12/04          06/11/04              117
     16.4          Actual/360                       4,300.42            51,605.04    04/12/04          06/11/04              117
     16.5          Actual/360                      11,181.08           134,172.96    04/12/04          06/11/04              117
     16.6          Actual/360                       6,880.67            82,568.04    04/12/04          06/11/04              117
     16.7          Actual/360                      31,393.03           376,716.36    04/12/04          06/11/04              117
     16.8          Actual/360                       6,278.61            75,343.32    04/12/04          06/11/04              117
      17           Actual/360                      81,185.82           974,229.84    05/28/04          07/01/04              166
      18           Actual/360                      84,839.27         1,018,071.24    05/05/04          06/11/04              117
      19           Actual/360                      81,373.80           976,485.60    06/30/04          08/01/04              119
      20           Actual/360                      74,956.72           899,480.64    07/13/04          09/01/04              84
      21           Actual/360                      79,299.68           951,596.16    06/17/04          08/01/04              83
      22           Actual/360                      68,999.20           827,990.40    06/07/04          08/01/04              119
      23           Actual/360                      70,943.87           851,326.44    08/05/04          09/11/04              120
      24           Actual/360                      68,662.64           823,951.68    06/10/04          08/01/04              179
      25           Actual/360                      62,576.76           750,921.12    04/12/04          06/11/04              117
     25.1          Actual/360                       8,527.32           102,327.84    04/12/04          06/11/04              117
     25.2          Actual/360                       5,383.41            64,600.92    04/12/04          06/11/04              117
     25.3          Actual/360                       5,598.74            67,184.88    04/12/04          06/11/04              117
     25.4          Actual/360                      14,642.88           175,714.56    04/12/04          06/11/04              117
     25.5          Actual/360                      10,034.68           120,416.16    04/12/04          06/11/04              117
     25.6          Actual/360                      18,389.73           220,676.76    04/12/04          06/11/04              117
      26           Actual/360                      65,265.40           783,184.80    03/11/04          05/01/04              116
      27           Actual/360                      59,912.78           718,953.36    04/12/04          06/11/04              117
     27.1          Actual/360                      10,737.06           128,844.72    04/12/04          06/11/04              117
     27.2          Actual/360                       9,878.09           118,537.08    04/12/04          06/11/04              117
     27.3          Actual/360                       6,227.50            74,730.00    04/12/04          06/11/04              117
     27.4          Actual/360                       6,442.23            77,306.76    04/12/04          06/11/04              117
     27.5          Actual/360                      26,627.90           319,534.80    04/12/04          06/11/04              117
      28           Actual/360                      61,380.39           736,564.68    03/10/04          05/01/04              56
      29           Actual/360                      59,451.60           713,419.20    04/29/04          06/11/04              117
      30           Actual/360                      66,233.71           794,804.52    07/08/04          08/11/04              119
      31           Actual/360                      64,703.28           776,439.36    06/16/04          08/11/04              119
     31.1          Actual/360                       2,265.35            27,184.20    06/16/04          08/11/04              119
     31.2          Actual/360                       8,155.26            97,863.12    06/16/04          08/11/04              119
     31.3          Actual/360                      12,081.86           144,982.32    06/16/04          08/11/04              119
     31.4          Actual/360                      15,857.44           190,289.28    06/16/04          08/11/04              119
     31.5          Actual/360                      11,477.77           137,733.24    06/16/04          08/11/04              119
     31.6          Actual/360                       3,775.58            45,306.96    06/16/04          08/11/04              119
     31.7          Actual/360                      11,090.02           133,080.24    06/16/04          08/11/04              119
      32           Actual/360                      57,335.07           688,020.84    04/12/04          06/11/04              117
     32.1          Actual/360                      17,256.60           207,079.20    04/12/04          06/11/04              117
     32.2          Actual/360                       9,275.42           111,305.04    04/12/04          06/11/04              117
     32.3          Actual/360                       9,275.43           111,305.16    04/12/04          06/11/04              117
     32.4          Actual/360                       9,275.43           111,305.16    04/12/04          06/11/04              117
     32.5          Actual/360                       5,867.25            70,407.00    04/12/04          06/11/04              117
     32.6          Actual/360                       6,384.94            76,619.28    04/12/04          06/11/04              117
      33           Actual/360                      48,793.40           585,520.80    06/18/04          08/01/04              59
      34           Actual/360                      61,609.07           739,308.84    08/03/04          10/01/04              120
      35           Actual/360                      62,780.25           753,363.00    07/28/04          09/01/04              180
      36           Actual/360                      60,826.65           729,919.80    06/21/04          08/01/04              119
      37           Actual/360                      61,190.69           734,288.28    07/14/04          09/01/04              120
      38           Actual/360                      68,000.42           816,005.04    07/26/04          09/01/04              120
      39           Actual/360                      55,220.37           662,644.44    06/30/04          08/01/04              119
      40           Actual/360                      55,359.57           664,314.84    06/04/04          07/11/04              118
      41           Actual/360                      45,689.64           548,275.68    07/22/04          09/11/04              60
      42           Actual/360                      48,541.85           582,502.20    04/20/04          06/11/04              57
      43             30/360                        36,813.33           441,759.96    08/11/04          09/11/04              84
      44           Actual/360                      49,725.65           596,707.80    07/15/04          09/01/04              120
      45           Actual/360                      50,634.37           607,612.44    07/16/04          09/11/04              120
      46           Actual/360                      48,647.66           583,771.92    06/04/04          08/01/04              179
      47           Actual/360                      45,789.92           549,479.04    03/19/04          05/11/04              116
      48           Actual/360                      47,399.74           568,796.88    06/28/04          08/01/04              119
      49           Actual/360                      43,282.21           519,386.52    04/29/04          06/11/04              117
      50           Actual/360                      47,156.08           565,872.96    07/14/04          09/01/04              120
      51           Actual/360                      45,548.41           546,580.92    06/30/04          08/01/04              119
      52           Actual/360                      45,946.77           551,361.24    08/02/04          10/01/04              120
      53           Actual/360                      44,533.24           534,398.88    07/19/04          09/11/04              120
      54           Actual/360                      44,581.27           534,975.24    07/21/04          09/11/04              120
      55           Actual/360                      43,577.57           522,930.84    06/15/04          08/01/04              119
      56           Actual/360                      40,170.00           482,040.00    04/29/04          06/11/04              117
      57           Actual/360                      43,439.20           521,270.40    06/16/04          08/01/04              119
     57.1          Actual/360                      25,389.12           304,669.44    06/16/04          08/01/04              119
     57.2          Actual/360                      18,050.08           216,600.96    06/16/04          08/01/04              119
      58           Actual/360                      40,450.59           485,407.08    07/20/04          09/01/04              84
      59           Actual/360                      41,433.67           497,204.04    07/02/04          09/01/04              120
      60           Actual/360                      46,159.06           553,908.72    07/19/04          09/01/04              120
      61           Actual/360                      39,014.30           468,171.60    06/02/04          08/01/04              119
      62           Actual/360                      33,946.27           407,355.24    05/26/04          07/01/04              118
      63           Actual/360                      37,890.95           454,691.40    07/15/04          09/11/04              120
      64           Actual/360                      39,684.03           476,208.36    06/28/04          08/01/04              179
      65           Actual/360                      38,521.12           462,253.44    07/14/04          09/01/04              120
      66           Actual/360                      32,604.25           391,251.00    04/14/04          06/11/04              117
      67           Actual/360                      33,581.26           402,975.12    07/28/04          09/01/04              120
      68           Actual/360                      35,906.63           430,879.56    05/18/04          07/01/04              118
      69           Actual/360                      30,368.59           364,423.08    06/04/04          07/11/04              118
      70           Actual/360                      29,827.04           357,924.48    07/16/04          09/01/04              84
      71           Actual/360                      30,446.04           365,352.48    06/16/04          08/06/04              119
      72           Actual/360                      31,606.52           379,278.24    07/09/04          09/01/04              120
      73           Actual/360                      28,063.63           336,763.56    05/06/04          07/01/04              118
      74           Actual/360                      31,758.17           381,098.04    07/19/04          09/01/04              60
      75           Actual/360                      28,925.04           347,100.48    07/28/04          09/01/04              120
      76           Actual/360                      29,865.11           358,381.32    07/15/04          09/01/04              120
      77           Actual/360                      22,770.25           273,243.00    06/25/04          08/11/04              119
      78           Actual/360                      29,220.65           350,647.80    05/03/04          06/11/04              117
      79           Actual/360                      26,845.93           322,151.16    04/29/04          06/11/04              117
      80           Actual/360                      31,088.05           373,056.60    05/03/04          07/01/04              118
      81           Actual/360                      30,461.90           365,542.80    06/30/04          08/11/04              119
      82           Actual/360                      29,247.83           350,973.96    07/09/04          09/01/04              120
     82.1          Actual/360                      20,014.32           240,171.84    07/09/04          09/01/04              120
     82.2          Actual/360                       5,333.80            64,005.60    07/09/04          09/01/04              120
     82.3          Actual/360                       3,899.71            46,796.52    07/09/04          09/01/04              120
      83           Actual/360                      30,004.48           360,053.76    06/29/04          08/01/04              59
      84           Actual/360                      29,972.14           359,665.68    07/09/04          09/06/04              120
      85           Actual/360                      28,621.99           343,463.88    05/26/04          07/06/04              118
      86           Actual/360                      26,847.23           322,166.76    07/02/04          08/11/04              119
      87           Actual/360                      26,649.56           319,794.72    06/23/04          08/01/04              119
      88           Actual/360                      28,212.42           338,549.04    05/26/04          07/01/04              58
      89           Actual/360                      27,317.98           327,815.76    07/23/04          09/11/04              120
      90           Actual/360                      24,004.68           288,056.16    05/28/04          07/01/04              118
      91           Actual/360                      25,796.51           309,558.12    07/29/04          09/01/04              120
      92           Actual/360                      21,424.00           257,088.00    06/14/04          08/01/04              119
      93           Actual/360                      21,350.80           256,209.60    05/14/04          07/01/04              118
      94           Actual/360                      25,480.31           305,763.72    05/26/04          07/06/04              118
      95           Actual/360                      24,339.20           292,070.40    07/12/04          09/11/04              120
      96           Actual/360                      23,291.76           279,501.12    05/14/04          07/11/04              118
      97           Actual/360                      22,811.13           273,733.56    06/30/04          08/06/04              119
      98           Actual/360                      20,761.85           249,142.20    06/30/04          08/11/04              119
      99           Actual/360                      23,003.26           276,039.12    07/02/04          08/11/04              119
     100           Actual/360                      22,326.00           267,912.00    05/25/04          07/11/04              118
     101           Actual/360                      22,579.67           270,956.04    07/02/04          08/11/04              119
     102           Actual/360                      21,234.44           254,813.28    06/03/04          08/01/04              59
     103           Actual/360                      21,735.31           260,823.72    08/04/04          09/01/04              113
     104           Actual/360                      20,874.97           250,499.64    07/22/04          09/11/04              120
     105           Actual/360                      21,876.67           262,520.04    08/06/04          10/01/04              120
     106           Actual/360                      21,363.79           256,365.48    06/14/04          08/01/04              119
     107           Actual/360                      22,702.75           272,433.00    07/23/04          09/11/04              180
     108           Actual/360                      21,181.33           254,175.96    07/13/04          09/11/04              120
     109           Actual/360                      22,420.98           269,051.76    04/27/04          06/11/04              117
     110           Actual/360                      19,309.35           231,712.20    06/08/04          08/01/04              119
     111           Actual/360                      20,559.00           246,708.00    06/03/04          08/01/04              119
     112           Actual/360                      26,607.41           319,288.92    06/30/04          08/01/04              179
     113           Actual/360                      18,460.66           221,527.92    07/23/04          09/01/04              120
     114           Actual/360                      17,713.45           212,561.40    06/07/04          08/01/04              83
     115           Actual/360                      22,032.89           264,394.68    07/09/04          09/01/04              240
    115.1          Actual/360                      12,925.96           155,111.52    07/09/04          09/01/04              240
    115.2          Actual/360                       9,106.93           109,283.16    07/09/04          09/01/04              240
     116           Actual/360                      17,737.18           212,846.16    05/19/04          07/01/04              82
     117           Actual/360                      15,674.34           188,092.08    08/01/04          09/11/04              60
     118           Actual/360                      16,520.50           198,246.00    05/11/04          06/11/04              117
     119           Actual/360                      16,886.79           202,641.48    03/31/04          05/01/04              116
     120           Actual/360                      16,188.02           194,256.24    07/23/04          09/01/04              120
     121           Actual/360                      19,531.02           234,372.24    07/16/04          09/01/04              240
     122           Actual/360                      16,396.78           196,761.36    06/23/04          08/11/04              119
     123           Actual/360                      18,180.03           218,160.36    05/20/04          07/01/04              238
     124           Actual/360                      17,650.93           211,811.16    05/18/04          07/01/04              118
     125           Actual/360                      16,245.35           194,944.20    08/03/04          10/01/04              180
     126           Actual/360                      11,274.44           135,293.28    07/29/04          09/06/04              120
     127           Actual/360                      14,351.97           172,223.64    06/15/04          08/01/04              119
     128           Actual/360                      13,944.78           167,337.36    05/03/04          06/11/04              117
     129           Actual/360                      14,395.37           172,744.44    06/30/04          08/06/04              119
     130           Actual/360                      15,507.28           186,087.36    07/27/04          09/11/04              120
     131           Actual/360                      14,561.55           174,738.60    06/03/04          08/01/04              119
    131.1          Actual/360                       8,407.08           100,884.96    06/03/04          08/01/04              119
    131.2          Actual/360                       6,154.47            73,853.64    06/03/04          08/01/04              119
     132           Actual/360                      14,825.45           177,905.40    06/29/04          08/01/04              119
     133           Actual/360                      14,591.02           175,092.24    07/12/04          09/11/04              120
     134           Actual/360                      14,095.14           169,141.68    06/24/04          08/11/04              119
     135           Actual/360                      15,016.39           180,196.68    08/03/04          09/11/04              120
     136           Actual/360                      13,285.26           159,423.12    05/07/04          07/01/04              118
     137           Actual/360                      13,305.20           159,662.40    07/20/04          09/11/04              120
     138           Actual/360                      12,676.61           152,119.32    05/13/04          07/11/04              118
     139           Actual/360                      12,838.60           154,063.20    07/08/04          09/01/04              120
     140           Actual/360                      14,065.03           168,780.36    06/22/04          08/01/04              179
     141           Actual/360                      13,147.71           157,772.52    06/02/04          08/01/04              119
     142           Actual/360                      12,852.58           154,230.96    06/18/04          08/01/04              119
     143           Actual/360                      14,126.91           169,522.92    07/23/04          09/11/04              180
     144           Actual/360                      12,916.41           154,996.92    06/09/04          08/01/04              119
     145           Actual/360                      17,253.62           207,043.44    06/25/04          08/01/04              119
     146           Actual/360                      12,022.57           144,270.84    03/12/04          05/01/04              116
     147             30/360                         8,918.25           107,019.00    07/01/04          08/11/04              83
     148           Actual/360                      12,710.58           152,526.96    07/23/04          09/11/04              120
     149           Actual/360                      12,383.11           148,597.32    07/01/04          08/01/04              119
     150           Actual/360                      11,786.05           141,432.60    08/05/04          10/01/04              120
     151           Actual/360                      16,996.22           203,954.64    07/16/04          09/01/04              180
     152           Actual/360                      12,418.59           149,023.08    06/15/04          08/01/04              59
     153           Actual/360                      13,193.39           158,320.68    06/04/04          08/01/04              119
     154           Actual/360                      13,504.14           162,049.68    05/28/04          07/01/04              118
     155           Actual/360                      13,503.57           162,042.84    06/25/04          08/01/04              119
     156           Actual/360                      13,252.96           159,035.52    04/23/04          06/01/04              117
     157           Actual/360                      11,840.69           142,088.28    05/18/04          07/01/04              118
     158           Actual/360                       8,373.88           100,486.56    08/04/04          09/11/04              60
     159           Actual/360                      14,755.61           177,067.32    06/15/04          08/01/04              179
     160           Actual/360                      13,665.92           163,991.04    05/14/04          07/01/04              178
     161           Actual/360                      10,267.85           123,214.20    05/28/04          07/01/04              118
     162           Actual/360                       9,051.20           108,614.40    05/26/04          07/01/04              118
     163           Actual/360                       9,681.95           116,183.40    05/24/04          07/01/04              58
     164           Actual/360                       9,830.66           117,967.92    07/08/04          09/01/04              120
     165           Actual/360                       5,594.98            67,139.76    03/31/04          05/06/04              116
     166           Actual/360                       8,977.48           107,729.76    06/10/04          08/01/04              299
     167           Actual/360                       8,704.40           104,452.80    07/19/04          09/01/04              120
     168           Actual/360                       8,447.58           101,370.96    06/04/04          08/01/04              119
     169           Actual/360                      10,156.78           121,881.36    06/25/04          08/01/04              179
     170           Actual/360                       7,351.42            88,217.04    07/12/04          09/01/04              120
     171           Actual/360                       7,003.50            84,042.00    07/27/04          09/01/04              120
     172           Actual/360                       6,785.90            81,430.80    05/21/04          07/01/04              118
     173           Actual/360                       5,861.16            70,333.92    06/21/04          08/11/04              59
     174           Actual/360                      10,613.88           127,366.56    05/26/04          07/01/04              118
     175           Actual/360                       4,159.87            49,918.44    07/23/04          09/11/04              120

                                                                        PAYMENT      GRACE         MATURITY/
    LOAN #         REM. AMORT       I/O PERIOD(10)      SEASONING      DUE DATE      PERIOD      ARD DATE (11)       ARD LOAN
    ------         ----------       --------------      ---------      --------      ------      -------------       --------

      1                360                36                1              7           0           07/07/14             No
      2                360                24                0              1           10          08/01/14             No
      3                360                24                1              7           0           07/07/09             No
     3.1               360                24                1              7           0           07/07/09             No
     3.2               360                24                1              7           0           07/07/09             No
      4                180                 0                0              6           0           08/06/19             No
      5                359                 0                1              1           7           07/01/09             No
      6                300                 0                0              1           7           08/01/14             No
      7                360                 0                0              1           7           08/01/14             No
      8                360                 0                0              6           0           08/06/09             No
      9                360                60                1              1           7           07/01/11             No
      10               360                60                1              1           7           07/01/14             No
      11               357                 0                3             11           0           05/11/14             No
      12                0                 60                2              1           7           06/01/09            Yes
      13               360                24                0             11           0           08/11/11             No
      14               359                 0                1              1           7           07/01/14             No
      15               336                24                1              1           5           07/01/14             No
      16               360                12                3             11           0           05/11/14             No
     16.1              360                12                3             11           0           05/11/14             No
     16.2              360                12                3             11           0           05/11/14             No
     16.3              360                12                3             11           0           05/11/14             No
     16.4              360                12                3             11           0           05/11/14             No
     16.5              360                12                3             11           0           05/11/14             No
     16.6              360                12                3             11           0           05/11/14             No
     16.7              360                12                3             11           0           05/11/14             No
     16.8              360                12                3             11           0           05/11/14             No
      17               358                 0                2              1           7           06/01/18            Yes
      18               357                 0                3             11           0           05/11/14             No
      19               360                11                1              1           5           07/01/14             No
      20               360                 0                0              1           7           08/01/11             No
      21               359                 0                1              1           5           07/01/11             No
      22               359                 0                1              1           5           07/01/14             No
      23               360                36                0             11           0           08/11/14             No
      24               360                24                1              1           7           07/01/19             No
      25               360                12                3             11           0           05/11/14             No
     25.1              360                12                3             11           0           05/11/14             No
     25.2              360                12                3             11           0           05/11/14             No
     25.3              360                12                3             11           0           05/11/14             No
     25.4              360                12                3             11           0           05/11/14             No
     25.5              360                12                3             11           0           05/11/14             No
     25.6              360                12                3             11           0           05/11/14             No
      26               356                 0                4              1           5           04/01/14             No
      27               360                12                3             11           0           05/11/14             No
     27.1              360                12                3             11           0           05/11/14             No
     27.2              360                12                3             11           0           05/11/14             No
     27.3              360                12                3             11           0           05/11/14             No
     27.4              360                12                3             11           0           05/11/14             No
     27.5              360                12                3             11           0           05/11/14             No
      28               356                 0                4              1           7           04/01/09             No
      29               357                 0                3             11           0           05/11/14             No
      30               359                 0                1             11           0           07/11/14             No
      31               360                12                1             11           0           07/11/14             No
     31.1              360                12                1             11           0           07/11/14             No
     31.2              360                12                1             11           0           07/11/14             No
     31.3              360                12                1             11           0           07/11/14             No
     31.4              360                12                1             11           0           07/11/14             No
     31.5              360                12                1             11           0           07/11/14             No
     31.6              360                12                1             11           0           07/11/14             No
     31.7              360                12                1             11           0           07/11/14             No
      32               360                12                3             11           0           05/11/14             No
     32.1              360                12                3             11           0           05/11/14             No
     32.2              360                12                3             11           0           05/11/14             No
     32.3              360                12                3             11           0           05/11/14             No
     32.4              360                12                3             11           0           05/11/14             No
     32.5              360                12                3             11           0           05/11/14             No
     32.6              360                12                3             11           0           05/11/14             No
      33                0                 60                1              1           7           07/01/09             No
      34               360                35                0              1           5           09/01/14             No
      35               360                 0                0              1           7           08/01/19            Yes
      36               359                 0                1              1           7           07/01/14             No
      37               360                24                0              1           5           08/01/14             No
      38               240                 0                0              1           10          08/01/14             No
      39               359                 0                1              1           7           07/01/14             No
      40               358                 0                2             11           0           06/11/14             No
      41                0                 60                0             11           0           08/11/09             No
      42               357                 0                3             11           0           05/11/09             No
      43                0                 84                0             11           0           08/11/11             No
      44               360                 0                0              1           5           08/01/14             No
      45               360                 0                0             11           0           08/11/14             No
      46               360                18                1              1           7           07/01/19             No
      47               356                 0                4             11           0           04/11/14             No
      48               359                 0                1              1           7           07/01/14             No
      49               357                 0                3             11           0           05/11/14             No
      50               360                 0                0              1           5           08/01/14             No
      51               359                 0                1              1           5           07/01/14             No
      52               360                 0                0              1           5           09/01/14             No
      53               360                 0                0             11           0           08/11/14             No
      54               360                 0                0             11           0           08/11/14             No
      55               359                 0                1              1           7           07/01/14             No
      56               357                 0                3             11           0           05/11/14             No
      57               359                 0                1              1           7           07/01/14             No
     57.1              359                 0                1              1           7           07/01/14             No
     57.2              359                 0                1              1           7           07/01/14             No
      58               360                24                0              1           7           08/01/11             No
      59               360                 0                0              1           7           08/01/14             No
      60               300                 0                0              1           7           08/01/14             No
      61               359                 0                1              1           7           07/01/14             No
      62               360                24                2              1           10          06/01/14             No
      63               360                 0                0             11           0           08/11/14             No
      64               359                 0                1              1           7           07/01/19             No
      65               360                 0                0              1           7           08/01/14             No
      66               357                 0                3             11           0           05/11/14             No
      67               300                 0                0              1           5           08/01/14             No
      68               238                 0                2              1           7           06/01/14             No
      69               358                 0                2             11           0           06/11/14             No
      70               360                23                0              1           7           08/01/11             No
      71               359                 0                1              6           0           07/06/14             No
      72               300                 0                0              1           5           08/01/14             No
      73               358                 0                2              1           5           06/01/14             No
      74               300                 0                0              1           7           08/01/09             No
      75               360                 0                0              1           7           08/01/14             No
      76               360                 0                0              1           5           08/01/14             No
      77                0                 120               1             11           0           07/11/14             No
      78               357                 0                3             11           0           05/11/14             No
      79               357                 0                3             11           0           05/11/14             No
      80               298                 0                2              1           5           06/01/14             No
      81               359                 0                1             11           0           07/11/14             No
      82               300                 0                0              1           5           08/01/14             No
     82.1              300                 0                0              1           5           08/01/14             No
     82.2              300                 0                0              1           5           08/01/14             No
     82.3              300                 0                0              1           5           08/01/14             No
      83               299                 0                1              1           5           07/01/09             No
      84               240                 0                0              6           0           08/06/14             No
      85               298                 0                2              6           5           06/06/14             No
      86               359                 0                1             11           0           07/11/14             No
      87               359                 0                1              1           5           07/01/14             No
      88               298                 0                2              1           5           06/01/09             No
      89               300                 0                0             11           0           08/11/14             No
      90               358                 0                2              1           7           06/01/14             No
      91               300                 0                0              1           5           08/01/14             No
      92               359                 0                1              1           7           07/01/14             No
      93               358                 0                2              1           7           06/01/14             No
      94               298                 0                2              6           5           06/06/14             No
      95               300                 0                0             11           0           08/11/14             No
      96               360                24                2             11           0           06/11/14             No
      97               359                 0                1              6           0           07/06/14             No
      98               359                 0                1             11           0           07/11/14             No
      99               359                 0                1             11           0           07/11/14             No
     100               358                 0                2             11           0           06/11/14             No
     101               359                 0                1             11           0           07/11/14             No
     102               299                 0                1              1           7           07/01/09             No
     103               353                 0                0              1           5           01/01/14             No
     104               360                 0                0             11           0           08/11/14             No
     105               360                 0                0              1           5           09/01/14             No
     106               359                 0                1              1           5           07/01/14             No
     107               300                 0                0             11           0           08/11/19             No
     108               300                 0                0             11           0           08/11/14             No
     109               297                 0                3             11           0           05/11/14             No
     110               359                 0                1              1           7           07/01/14             No
     111               299                 0                1              1           5           07/01/14             No
     112               179                 0                1              1           7           07/01/19             No
     113               360                 0                0              1           5           08/01/14             No
     114               359                 0                1              1           7           07/01/11             No
     115               240                 0                0              1           7           08/01/24             No
    115.1              240                 0                0              1           7           08/01/24             No
    115.2              240                 0                0              1           7           08/01/24             No
     116               358                 0                2              1           5           06/01/11             No
     117               360                 0                0             11           0           08/11/09             No
     118               357                 0                3             11           0           05/11/14             No
     119               356                 0                4              1           7           04/01/14             No
     120               360                 0                0              1           7           08/01/14             No
     121               240                 0                0              1           7           08/01/24             No
     122               359                 0                1             11           0           07/11/14             No
     123               238                 0                2              1           7           06/01/24             No
     124               238                 0                2              1           7           06/01/14            Yes
     125               300                 0                0              1           7           09/01/19            Yes
     126                0                 120               0              6           0           08/06/14             No
     127               359                 0                1              1           5           07/01/14             No
     128               357                 0                3             11           0           05/11/14             No
     129               359                 0                1              6           0           07/06/14             No
     130               300                 0                0             11           0           08/11/14             No
     131               359                 0                1              1           5           07/01/14             No
    131.1              359                 0                1              1           5           07/01/14             No
    131.2              359                 0                1              1           5           07/01/14             No
     132               299                 0                1              1           5           07/01/14             No
     133               300                 0                0             11           0           08/11/14             No
     134               359                 0                1             11           0           07/11/14             No
     135               300                 0                0             11           0           08/11/14             No
     136               298                 0                2              1           5           06/01/14             No
     137               360                 0                0             11           0           08/11/14             No
     138               358                 0                2             11           0           06/11/14             No
     139               360                 0                0              1           7           08/01/14             No
     140               359                 0                1              1           7           07/01/19             No
     141               359                 0                1              1           7           07/01/14             No
     142               359                 0                1              1           7           07/01/14             No
     143               300                 0                0             11           0           08/11/19             No
     144               359                 0                1              1           7           07/01/14             No
     145               179                 0                1              1           5           07/01/14             No
     146               356                 0                4              1           5           04/01/14             No
     147                0                 84                1              1           0           07/11/11             No
     148               360                 0                0             11           0           08/11/14             No
     149               359                 0                1              1           5           07/01/14             No
     150               360                 0                0              1           5           09/01/14             No
     151               180                 0                0              1           5           08/01/19             No
     152               359                 0                1              1           5           07/01/09             No
     153               299                 0                1              1           5           07/01/14             No
     154               298                 0                2              1           5           06/01/14             No
     155               299                 0                1              1           5           07/01/14             No
     156               237                 0                3              1           5           05/01/14             No
     157               298                 0                2              1           7           06/01/14             No
     158                0                 60                0             11           0           08/11/09             No
     159               179                 0                1              1           5           07/01/19             No
     160               178                 0                2              1           7           06/01/19             No
     161               298                 0                2              1           5           06/01/14             No
     162               358                 0                2              1           7           06/01/14             No
     163               298                 0                2              1           5           06/01/09             No
     164               300                 0                0              1           5           08/01/14             No
     165                0                 120               4              6           0           04/06/14             No
     166               299                 0                1              1           5           07/01/29             No
     167               300                 0                0              1           5           08/01/14             No
     168               299                 0                1              1           7           07/01/14             No
     169               179                 0                1              1           5           07/01/19             No
     170               300                 0                0              1           5           08/01/14             No
     171               300                 0                0              1           5           08/01/14             No
     172               358                 0                2              1           5           06/01/14             No
     173               359                 0                1             11           0           07/11/09             No
     174               118                 0                2              1           5           06/01/14             No
     175               360                 0                0             11           0           08/11/14             No

                                                                                                 REMAINING
                   FINAL          MATURITY/ARD            MATURITY                              PREPAYMENT
    LOAN #       MAT DATE       BALANCE ($)(12)           LTV %(1,2,12)                  PROVISION (PAYMENTS)(13)
    ------       --------       ---------------           -------------                  ------------------------

      1                                  65,323,742       49.6                              L(24),Def(91),O(4)
      2                                  64,462,694       62.0                              L(24),Def(89),O(7)
      3                                  48,696,726       69.9                              L(24),Def(31),O(4)
     3.1                                 29,981,981       69.9                              L(24),Def(31),O(4)
     3.2                                 18,714,745       69.9                              L(24),Def(31),O(4)
      4                                     331,759       0.9                               L(24),Def(150),O(6)
      5                                  23,213,019       74.2                              L(24),Def(33),O(2)
      6                                  18,925,532       47.1                              L(24),Def(92),O(4)
      7                                  19,106,142       65.9                              L(24),Def(92),O(4)
      8                                  19,553,292       71.1                           L(12),Grtr1%orYM(42),O(6)
      9                                  18,376,439       68.1                           L(46),Grtr1%orYM(33),O(4)
      10                                 16,623,911       72.9                              L(24),Def(91),O(4)
      11                                 14,025,347       62.3                              L(24),Def(90),O(3)
      12         06/01/34                16,700,000       74.9                           L(24),Grtr1%orYM(32),O(2)
      13                                 15,000,619       66.0                              L(24),Def(57),O(3)
      14                                 13,508,827       56.1                              L(24),Def(91),O(4)
      15                                 13,774,549       69.1                              L(24),Def(92),O(3)
      16                                 13,231,982       67.4                              L(24),Def(90),O(3)
     16.1                                 1,563,841       67.4                              L(24),Def(90),O(3)
     16.2                                 1,853,690       67.4                              L(24),Def(90),O(3)
     16.3                                   404,442       67.4                              L(24),Def(90),O(3)
     16.4                                   674,069       67.4                              L(24),Def(90),O(3)
     16.5                                 1,752,580       67.4                              L(24),Def(90),O(3)
     16.6                                 1,078,511       67.4                              L(24),Def(90),O(3)
     16.7                                 4,920,707       67.4                              L(24),Def(90),O(3)
     16.8                                   984,141       67.4                              L(24),Def(90),O(3)
      17         06/01/29                10,026,997       56.3                              L(24),Def(135),O(7)
      18                                 11,908,139       63.0                              L(24),Def(90),O(3)
      19                                 11,707,302       69.3                              L(34),Def(82),O(3)
      20                                 11,735,482       73.3                              L(24),Def(57),O(3)
      21                                 11,652,865       65.8                              L(24),Def(56),O(3)
      22                                 10,239,824       62.8                              L(24),Def(92),O(3)
      23                                 11,001,136       66.8                              L(24),Def(93),O(3)
      24                                  9,212,044       36.6                             L(24),Def(142),O(13)
      25                                  9,808,606       67.5                              L(24),Def(90),O(3)
     25.1                                 1,336,617       67.5                              L(24),Def(90),O(3)
     25.2                                   843,823       67.5                              L(24),Def(90),O(3)
     25.3                                   877,577       67.5                              L(24),Def(90),O(3)
     25.4                                 2,295,200       67.5                              L(24),Def(90),O(3)
     25.5                                 1,572,887       67.5                              L(24),Def(90),O(3)
     25.6                                 2,882,501       67.5                              L(24),Def(90),O(3)
      26                                  9,544,522       62.8                              L(31),Def(82),O(3)
      27                                  9,391,039       67.3                              L(24),Def(90),O(3)
     27.1                                 1,682,982       67.3                              L(24),Def(90),O(3)
     27.2                                 1,548,343       67.3                              L(24),Def(90),O(3)
     27.3                                   976,130       67.3                              L(24),Def(90),O(3)
     27.4                                 1,009,789       67.3                              L(24),Def(90),O(3)
     27.5                                 4,173,795       67.3                              L(24),Def(90),O(3)
      28                                 10,319,408       71.7                              L(24),Def(30),O(2)
      29                                  9,120,004       61.6                              L(24),Def(87),O(6)
      30                                  9,339,751       67.2                              L(24),Def(92),O(3)
      31                                  9,304,627       69.4                              L(24),Def(92),O(3)
     31.1                                   325,768       69.4                              L(24),Def(92),O(3)
     31.2                                 1,172,763       69.4                              L(24),Def(92),O(3)
     31.3                                 1,737,427       69.4                              L(24),Def(92),O(3)
     31.4                                 2,280,373       69.4                              L(24),Def(92),O(3)
     31.5                                 1,650,556       69.4                              L(24),Def(92),O(3)
     31.6                                   542,946       69.4                              L(24),Def(92),O(3)
     31.7                                 1,594,795       69.4                              L(24),Def(92),O(3)
      32                                  8,986,996       67.6                              L(24),Def(90),O(3)
     32.1                                 2,704,890       67.6                              L(24),Def(90),O(3)
     32.2                                 1,453,878       67.6                              L(24),Def(90),O(3)
     32.3                                 1,453,878       67.6                              L(24),Def(90),O(3)
     32.4                                 1,453,878       67.6                              L(24),Def(90),O(3)
     32.5                                   919,662       67.6                              L(24),Def(90),O(3)
     32.6                                 1,000,809       67.6                              L(24),Def(90),O(3)
      33                                 10,500,000       71.7                              L(24),Def(33),O(2)
      34                                  9,437,858       68.6                              L(23),Def(94),O(3)
      35         08/01/34                 7,634,521       54.1                             L(24),Def(143),O(13)
      36                                  8,637,552       67.0                              L(24),Def(91),O(4)
      37                                  8,943,112       68.7                              L(24),Def(93),O(3)
      38                                  6,393,171       20.4                              L(24),Def(92),O(4)
      39                                  8,288,027       69.1                              L(24),Def(91),O(4)
      40                                  8,183,012       66.5                              L(24),Def(91),O(3)
      41                                  9,150,000       75.8                              L(24),Def(33),O(3)
      42                                  8,209,393       74.0                              L(24),Def(30),O(3)
      43                                  8,800,000       51.2                          L (36), Grtr1%orYM(44),O(4)
      44                                  7,280,292       65.6                              L(24),Def(93),O(3)
      45                                  7,195,055       66.9                              L(24),Def(93),O(3)
      46                                  6,321,865       57.5                             L(24),Def(142),O(13)
      47                                  6,817,421       62.0                              L(24),Def(89),O(3)
      48                                  6,762,486       56.4                           L(59),Grtr1%orYM(56),O(4)
      49                                  6,533,035       63.4                              L(24),Def(87),O(6)
      50                                  6,654,007       67.9                              L(24),Def(93),O(3)
      51                                  6,505,982       60.5                              L(24),Def(92),O(3)
      52                                  6,507,922       67.7                              L(35),Def(82),O(3)
      53                                  6,342,931       58.7                              L(24),Def(90),O(6)
      54                                  6,344,815       60.4                              L(24),Def(93),O(3)
      55                                  6,305,595       49.7                              L(24),Def(91),O(4)
      56                                  6,162,165       63.4                              L(24),Def(87),O(6)
      57                                  6,178,114       56.4                              L(24),Def(91),O(4)
     57.1                                 3,610,952       56.4                              L(24),Def(91),O(4)
     57.2                                 2,567,161       56.4                              L(24),Def(91),O(4)
      58                                  6,631,459       74.3                              L(24),Def(57),O(3)
      59                                  5,975,930       67.1                              L(24),Def(92),O(4)
      60                                  5,414,020       27.8                              L(24),Def(92),O(4)
      61                                  5,636,416       67.3                              L(24),Def(91),O(4)
      62                                  5,589,895       59.5                              L(24),Def(87),O(7)
      63                                  5,469,268       57.6                              L(24),Def(93),O(3)
      64                                  4,782,568       33.7                              L(24),Def(151),O(4)
      65                                  5,448,257       63.9                              L(24),Def(92),O(4)
      66                                  5,067,213       60.7                              L(24),Def(90),O(3)
      67                                  4,128,608       59.0                              L(24),Def(93),O(3)
      68                                  3,415,243       40.7                              L(24),Def(90),O(4)
      69                                  4,328,927       67.6                              L(24),Def(88),O(6)
      70                                  4,750,007       71.8                              L(24),Def(57),O(3)
      71                                  4,320,055       67.5                              L(24),Def(89),O(6)
      72                                  3,857,591       61.4                              L(24),Def(90),O(6)
      73                                  4,174,821       66.5                              L(33),Def(82),O(3)
      74                                  4,510,233       40.6                              L(24),Def(34),O(2)
      75                                  4,198,200       56.0                              L(24),Def(92),O(4)
      76                                  4,235,515       61.4                              L(24),Def(93),O(3)
      77                                  5,000,000       68.5                              L(24),Def(92),O(3)
      78                                  4,149,515       65.9                              L(24),Def(90),O(3)
      79                                  4,052,136       63.4                              L(24),Def(87),O(6)
      80                                  3,723,606       40.1                              L(24),Def(91),O(3)
      81                                  4,102,464       54.3                              L(24),Def(92),O(3)
      82                                  3,569,710       60.7                              L(24),Def(90),O(6)
     82.1                                 2,442,756       60.7                              L(24),Def(90),O(6)
     82.2                                   650,992       60.7                              L(24),Def(90),O(6)
     82.3                                   475,961       60.7                              L(24),Def(90),O(6)
      83                                  4,167,492       52.1                              L(24),Def(34),O(1)
      84                                  2,848,248       3.6                            L(24),Grtr1%orYM(93),O(3)
      85                                  3,446,092       56.5                              L(24),Def(88),O(6)
      86                                  3,771,131       63.8                              L(24),Def(89),O(6)
      87                                  3,741,916       64.2                              L(24),Def(92),O(3)
      88                                  3,967,571       67.2                              L(24),Def(31),O(3)
      89                                  3,262,974       52.6                              L(24),Def(93),O(3)
      90                                  3,454,094       52.3                              L(24),Def(90),O(4)
      91                                  3,098,221       51.6                              L(24),Def(93),O(3)
      92                                  3,286,428       43.8                              L(24),Def(91),O(4)
      93                                  3,282,998       56.6                              L(24),Def(90),O(4)
      94                                  3,067,834       56.8                              L(24),Def(88),O(6)
      95                                  2,983,111       43.2                              L(24),Def(93),O(3)
      96                                  3,425,752       65.9                              L(24),Def(91),O(3)
      97                                  3,262,091       63.3                              L(24),Def(89),O(6)
      98                                  3,169,389       54.2                           L(59),Grtr1%orYM(56),O(4)
      99                                  3,231,183       64.9                              L(24),Def(89),O(6)
     100                                  3,180,001       67.7                              L(24),Def(91),O(3)
     101                                  3,184,006       64.6                              L(24),Def(89),O(6)
     102                                  3,207,845       61.7                              L(24),Def(33),O(2)
     103                                  3,057,777       68.0                              L(36),Def(74),O(3)
     104                                  2,994,267       58.3                              L(24),Def(90),O(6)
     105                                  3,001,366       61.3                              L(35),Def(82),O(3)
     106                                  2,982,844       53.3                              L(34),Def(82),O(3)
     107                                  2,078,283       47.8                              L(24),Def(153),O(3)
     108                                  2,551,723       53.7                              L(24),Def(90),O(6)
     109                                  2,591,050       59.4                              L(24),Def(90),O(3)
     110                                  2,757,004       67.2                              L(24),Def(91),O(4)
     111                                  2,475,551       46.7                              L(24),Def(92),O(3)
     112                                     41,886       0.6                              L(24),Def(142),O(13)
     113                                  2,654,412       45.3                              L(24),Def(93),O(3)
     114                                  2,808,572       71.5                              L(24),Def(55),O(4)
     115                                     77,855       1.7                              L(24),Def(191),O(25)
    115.1                                    45,675       1.7                              L(24),Def(191),O(25)
    115.2                                    32,180       1.7                              L(24),Def(191),O(25)
     116                                  2,674,243       70.4                              L(24),Def(57),O(1)
     117                                  2,676,892       52.9                              L(24),Def(33),O(3)
     118                                  2,424,801       48.9                              L(24),Def(90),O(3)
     119                                  2,439,510       59.5                              L(24),Def(88),O(4)
     120                                  2,338,457       67.3                              L(24),Def(92),O(4)
     121                                     65,904       1.6                              L(24),Def(191),O(25)
     122                                  2,285,460       67.2                              L(24),Def(92),O(3)
     123                                     55,383       1.3                              L(24),Def(189),O(25)
     124         06/01/24                 1,660,955       44.9                              L(24),Def(90),O(4)
     125         09/01/29                 1,503,175       31.6                             L(23),Def(144),O(13)
     126                                  2,400,000       5.5                            L(24),Grtr1%orYM(93),O(3)
     127                                  2,094,816       65.5                              L(34),Def(82),O(3)
     128                                  2,077,970       58.1                              L(24),Def(90),O(3)
     129                                  2,058,601       63.3                              L(24),Def(89),O(6)
     130                                  1,860,184       58.1                              L(24),Def(93),O(3)
     131                                  2,026,530       56.0                              L(34),Def(82),O(3)
    131.1                                 1,170,013       56.0                              L(34),Def(82),O(3)
    131.2                                   856,517       56.0                              L(34),Def(82),O(3)
     132                                  1,807,998       31.9                              L(34),Def(82),O(3)
     133                                  1,788,335       39.7                              L(24),Def(93),O(3)
     134                                  1,975,299       57.3                              L(24),Def(89),O(6)
     135                                  1,789,255       53.4                              L(24),Def(93),O(3)
     136                                  1,712,015       39.4                              L(33),Def(82),O(3)
     137                                  1,915,979       56.0                              L(24),Def(90),O(6)
     138                                  1,875,296       60.5                              L(24),Def(88),O(6)
     139                                  1,851,697       57.9                           L(60),Grtr1%orYM(58),O(2)
     140                                  1,653,106       55.1                              L(24),Def(151),O(4)
     141                                  1,864,104       67.8                              L(24),Def(91),O(4)
     142                                  1,852,444       54.5                           L(59),Grtr1%orYM(56),O(4)
     143                                  1,289,327       47.4                              L(24),Def(153),O(3)
     144                                  1,793,426       66.4                              L(24),Def(91),O(4)
     145                                    919,154       18.0                              L(34),Def(82),O(3)
     146                                  1,758,202       57.6                              L(31),Def(82),O(3)
     147                                  2,070,000       52.7                           L(35),Grtr1%orYM(44),O(4)
     148                                  1,760,572       62.5                              L(24),Def(93),O(3)
     149                                  1,729,749       36.0                              L(35),Def(81),O(3)
     150                                  1,687,746       57.6                              L(35),Def(82),O(3)
     151                                     28,419       0.8                               L(24),Def(153),O(3)
     152                                  1,879,027       75.2                              L(24),Def(32),O(3)
     153                                  1,561,781       57.8                              L(34),Def(82),O(3)
     154                                  1,574,449       58.3                              L(24),Def(91),O(3)
     155                                  1,548,874       57.4                              L(24),Def(92),O(3)
     156                                  1,229,894       51.2                              L(32),Def(82),O(3)
     157                                  1,404,059       58.5                              L(24),Def(90),O(4)
     158                                  1,700,000       64.2                              L(24),Def(33),O(3)
     159                                     26,979       0.9                               L(24),Def(152),O(3)
     160                                     18,758       0.8                              L(24),Def(141),O(13)
     161                                  1,256,949       59.9                              L(33),Def(82),O(3)
     162                                  1,274,240       67.8                              L(24),Def(90),O(4)
     163                                  1,356,619       72.4                              L(33),Def(22),O(3)
     164                                  1,155,831       57.8                              L(35),Def(82),O(3)
     165                                  1,400,000       4.8                            L(24),Grtr1%orYM(89),O(3)
     166                                     52,058       1.2                               L(24),Def(272),O(3)
     167                                  1,050,551       50.0                              L(35),Def(82),O(3)
     168                                  1,009,764       57.0                              L(24),Def(91),O(4)
     169                                     17,029       0.3                               L(34),Def(142),O(3)
     170                                    894,374       31.4                              L(35),Def(82),O(3)
     171                                    848,125       38.7                              L(24),Def(93),O(3)
     172                                    927,582       66.3                              L(33),Def(82),O(3)
     173                                    932,819       74.6                              L(24),Def(32),O(3)
     174                                      5,562       0.3                               L(33),Def(82),O(3)
     175                                    561,007       62.5                              L(24),Def(93),O(3)

                                                           MOST RECENT   MOST RECENT
    LOAN #            2002 NOI ($)       2003 NOI ($)           NOI ($)    NOI DATE                 UW NOI ($)(20)
    ------            ------------       ------------           -------    --------                 --------------

      1                25,270,513         31,044,676        30,769,118     03/31/04                31,797,533
      2                 6,908,618          6,923,416         7,113,654     03/31/04                 7,566,313
      3                 5,134,453          4,511,734         4,448,241     03/31/04                 4,851,536
     3.1                2,517,779          2,728,259         2,705,217     03/31/04                 2,816,885
     3.2                2,616,674          1,783,475         1,743,024     03/31/04                 2,034,651
      4                 4,252,174          4,412,492         4,338,465     03/31/04                 3,526,734
      5                 2,363,378          2,717,089         2,797,790     03/31/04                 2,644,883
      6                 4,120,790          4,429,439         4,522,084     04/30/04                 4,191,505
      7                 1,904,869          1,948,398         2,362,559     05/31/04                 1,930,411
      8                 1,775,512          1,796,732         1,723,844     03/31/04                 1,883,280
      9                 1,965,080          2,016,912         2,016,912     12/31/03                 2,188,244
      10                        0            821,573         1,142,527     03/31/04                 1,683,357
      11                1,654,144          1,436,452         1,548,836     03/31/04                 1,602,312
      12                        0                  0                 0       NAP                    1,667,048
      13                1,058,803          1,001,291         1,209,622     04/30/04                 1,349,727
      14                  996,556            996,771           996,771     12/31/03                 1,927,510
      15                2,109,623          1,441,052         1,403,887     04/30/04                 1,861,376
      16                1,922,761          1,857,578         1,739,197     04/30/04                 1,699,409
     16.1                       0                  0                 0       NAP                            0
     16.2                       0                  0                 0       NAP                            0
     16.3                       0                  0                 0       NAP                            0
     16.4                       0                  0                 0       NAP                            0
     16.5                       0                  0                 0       NAP                            0
     16.6                       0                  0                 0       NAP                            0
     16.7                       0                  0                 0       NAP                            0
     16.8                       0                  0                 0       NAP                            0
      17                  752,119          1,193,870         1,193,870     12/31/03                 1,382,025
      18                1,387,214          1,429,099         1,429,099     11/30/03                 1,482,750
      19                        0          1,008,180         1,141,970     05/31/04                 1,273,443
      20                        0                  0         1,068,286     06/30/04                 1,128,531
      21                        0                  0           809,245     03/31/04                 1,239,322
      22                1,505,037                  0         1,272,661     06/30/03                 1,399,118
      23                1,229,632          1,072,180         1,113,080     06/30/04                 1,087,592
      24                1,752,716          1,525,940         1,857,540     02/29/04                 1,971,304
      25                1,284,726          1,303,483         1,301,346     04/30/04                 1,180,513
     25.1                       0                  0                 0       NAP                            0
     25.2                       0                  0                 0       NAP                            0
     25.3                       0                  0                 0       NAP                            0
     25.4                       0                  0                 0       NAP                            0
     25.5                       0                  0                 0       NAP                            0
     25.6                       0                  0                 0       NAP                            0
      26                1,224,477          1,334,773         1,334,773     12/31/03                 1,241,151
      27                1,408,828          1,424,973         1,225,584     04/30/04                 1,103,501
     27.1                       0                  0                 0       NAP                            0
     27.2                       0                  0                 0       NAP                            0
     27.3                       0                  0                 0       NAP                            0
     27.4                       0                  0                 0       NAP                            0
     27.5                       0                  0                 0       NAP                            0
      28                  660,089            849,104           849,104     12/31/03                 1,039,961
      29                  856,878            892,612           892,612     12/31/03                   905,123
      30                        0            927,146           975,730     04/30/04                   988,765
      31                1,174,035          1,231,784         1,136,774     04/30/04                 1,197,722
     31.1                       0                  0                 0       NAP                            0
     31.2                       0                  0                 0       NAP                            0
     31.3                       0                  0                 0       NAP                            0
     31.4                       0                  0                 0       NAP                            0
     31.5                       0                  0                 0       NAP                            0
     31.6                       0                  0                 0       NAP                            0
     31.7                       0                  0                 0       NAP                            0
      32                1,233,409          1,202,282         1,136,172     04/30/04                 1,028,031
     32.1                       0                  0                 0       NAP                            0
     32.2                       0                  0                 0       NAP                            0
     32.3                       0                  0                 0       NAP                            0
     32.4                       0                  0                 0       NAP                            0
     32.5                       0                  0                 0       NAP                            0
     32.6                       0                  0                 0       NAP                            0
      33                1,217,779            797,700           894,846     05/31/04                   976,747
      34                  869,947            875,103           833,064     06/30/04                 1,008,918
      35                        0                  0                 0       NAP                    1,037,370
      36                1,034,217          1,093,871         1,072,506     03/31/04                 1,016,609
      37                  915,007            762,930           762,930     12/31/03                   895,002
      38                1,676,838          1,778,787         1,778,787     12/31/03                 1,968,497
      39                  766,614            769,024         1,020,494     04/30/04                   945,545
      40                        0                  0                 0       NAP                      814,748
      41                  840,064            936,471           936,471     12/31/03                   910,963
      42                        0          1,031,724         1,025,623     03/31/04                   971,909
      43                        0                  0         1,293,361     05/31/04                 1,432,326
      44                   76,771            610,768           625,089     04/30/04                   873,826
      45                        0                  0                 0       NAP                      880,484
      46                  956,072            955,150           961,439     04/30/04                   926,455
      47                  883,471            739,055           739,055     02/29/04                   893,822
      48                  754,853            873,659           873,659     12/31/03                   815,758
      49                  814,423            865,882           865,882     12/31/03                   821,933
      50                  553,888            625,676           679,667     03/31/04                   768,304
      51                  919,007            832,630           692,818     03/31/04                   856,294
      52                  457,618            552,137           649,515     04/30/04                   821,497
      53                  732,714            699,656           699,656     12/31/03                   826,427
      54                  881,898            945,174           897,652     03/31/04                   837,041
      55                1,056,184            980,775           980,775     12/31/03                   972,716
      56                  709,929            717,426           717,426     12/31/03                   725,984
      57                  829,074            951,953           973,261     04/31/04                   942,359
     57.1                 576,114            594,736           574,370     04/30/04                   550,288
     57.2                 252,960            357,217           398,891     04/30/04                   392,071
      58                  830,207            899,455           899,455     12/31/03                   864,170
      59                        0                  0                 0       NAP                      718,962
      60                1,788,100          1,549,298         1,506,495     04/30/04                 1,357,036
      61                  650,921            479,890           479,890     12/31/03                   709,679
      62                        0                  0                 0       NAP                      606,377
      63                  917,531            784,329           784,329     03/31/03                   749,426
      64                1,029,994          1,083,260         1,083,260     12/31/03                 1,025,934
      65                   41,211            564,888           622,195     04/30/04                   692,993
      66                  304,020            486,036           850,231     05/31/04                   695,437
      67                        0                  0                 0       NAP                      562,698
      68                        0                  0                 0       NAP                      601,312
      69                  557,747            558,174           558,174     12/31/03                   537,961
      70                        0            230,946           230,946     12/31/03                   522,556
      71                  465,548            454,050           470,250     02/29/04                   503,851
      72                  263,656            454,481           423,205     04/30/04                   526,730
      73                        0                  0                 0       NAP                      465,031
      74                1,166,413            895,260         1,119,894     04/30/04                   993,025
      75                  721,043            677,823           677,823     12/31/03                   614,235
      76                  392,365            483,141           551,501     04/30/04                   582,337
      77                  611,390            620,473           626,750     03/31/04                   616,939
      78                        0            425,122           395,863     01/31/04                   451,850
      79                  511,639            489,269           489,269     12/31/03                   409,531
      80                  746,691            604,504           573,365     04/30/04                   571,935
      81                        0                  0                 0       NAP                      524,716
      82                        0            328,154           382,876     03/31/04                   515,334
     82.1                       0            214,901           239,434     04/30/04                   357,249
     82.2                       0             77,806            95,730     04/30/04                    97,553
     82.3                       0             35,447            47,712     03/31/04                    60,532
      83                        0            506,773           676,599     04/30/04                   481,498
      84                        0                  0                 0       NAP                    5,308,356
      85                  494,511            494,502           494,502     02/29/04                   454,304
      86                        0                  0                 0       NAP                      387,230
      87                        0                  0                 0       NAP                      444,240
      88                  413,373            357,884           352,623     03/31/04                   460,965
      89                        0                  0           501,559     05/31/04                   560,383
      90                        0                  0                 0       NAP                      451,196
      91                        0                  0           387,769     04/30/04                   469,731
      92                  485,234            691,432           540,204     03/31/04                   595,348
      93                  449,378            513,236           513,236     12/31/03                   471,181
      94                  405,317            417,421           417,421     02/29/04                   403,689
      95                  520,316            546,786           505,906     05/31/04                   559,340
      96                        0            328,110           442,534     03/31/04                   405,025
      97                  418,288            422,581           422,581     12/31/03                   403,704
      98                  363,764            347,284           361,449     04/30/04                   383,408
      99                        0                  0                 0       NAP                      331,911
     100                        0            447,225           461,646     02/29/04                   392,905
     101                        0                  0                 0       NAP                      334,165
     102                        0            132,986           473,798     08/31/04                   413,924
     103                        0                  0                 0       NAP                      386,564
     104                  424,077            413,074           397,081     05/31/04                   339,553
     105                        0            305,878           462,931     04/30/04                   403,975
     106                  281,368            258,080           297,916     04/30/04                   372,907
     107                        0                  0                 0       NAP                      348,053
     108                        0            251,202           265,177     04/30/04                   348,309
     109                        0                  0                 0       NAP                      337,878
     110                        0                  0                 0       NAP                      321,504
     111                  334,941            326,733           298,931     03/31/04                   362,910
     112                  492,341            537,976           537,976     12/31/03                   484,410
     113                        0                  0                 0       NAP                      397,700
     114                  347,440            362,667           362,667     12/31/03                   338,485
     115                        0                  0                 0       NAP                      342,309
    115.1                       0                  0                 0       NAP                      202,044
    115.2                       0                  0                 0       NAP                      140,265
     116                  295,078            290,023           339,740     03/31/04                   327,419
     117                        0                  0                 0       NAP                      334,516
     118                        0                  0                 0       NAP                      368,139
     119                  359,369            283,371           283,371     12/31/03                   375,462
     120                  298,019            273,867           303,340     04/30/04                   303,826
     121                        0            325,719           325,719     12/31/03                   286,275
     122                  178,498            222,803           254,621     04/30/04                   252,944
     123                        0                  0                 0       NAP                      266,168
     124                        0                  0                 0       NAP                      301,245
     125                        0                  0                 0       NAP                      303,243
     126                        0                  0                 0       NAP                    2,700,028
     127                        0                  0                 0     05/31/04                   258,454
     128                        0                  0                 0       NAP                      292,408
     129                  299,613            283,430           283,430     12/31/03                   256,140
     130                        0                  0                 0       NAP                      215,600
     131                  119,052            250,479           255,153     01/31/04                   271,149
    131.1                       0                  0                 0       NAP                            0
    131.2                       0                  0                 0       NAP                            0
     132                  136,109             92,765           195,262     03/31/04                   341,038
     133                  358,672            354,600           346,627     05/31/04                   364,929
     134                        0                  0                 0       NAP                      296,368
     135                  261,982            229,866           229,866     02/29/04                   247,414
     136                        0                  0                 0       NAP                      302,394
     137                        0                  0                 0       NAP                      293,622
     138                  212,308            202,269           202,269     12/31/03                   211,969
     139                        0                  0                 0       NAP                      273,344
     140                  120,373            221,400           262,442     03/31/04                   231,335
     141                        0                  0           119,990     03/31/04                   232,573
     142                  189,302            214,981           214,981     12/31/03                   271,323
     143                        0                  0                 0       NAP                      216,060
     144                        0                  0                 0       NAP                      210,177
     145                  333,002            364,002           375,912     03/31/04                   375,166
     146                  137,361            283,169           283,169     11/30/03                   224,739
     147                        0                  0                 0       NAP                      294,950
     148                  225,099            245,815           278,719     06/10/04                   239,171
     149                        0                  0                 0       NAP                      323,272
     150                  250,799            250,374           249,335     04/30/04                   226,632
     151                  275,644            290,730           281,444     04/30/04                   295,494
     152                  323,024            263,590           253,167     04/30/04                   222,970
     153                  224,656            248,023           248,023     12/31/03                   216,269
     154                  289,621            207,664           197,476     04/30/04                   218,931
     155                  111,205            162,564           186,198     05/31/04                   229,093
     156                        0                  0            65,641     03/31/04                   216,020
     157                  196,109            191,664           193,719     03/31/04                   201,465
     158                  124,152            204,612           185,747     04/30/04                   189,760
     159                  266,130            222,868           222,046     04/30/04                   220,655
     160                        0                  0                 0       NAP                      217,343
     161                  204,112            195,982           195,982     12/31/03                   184,637
     162                  249,262            247,816           252,239     04/30/04                   160,640
     163                  131,331            146,504           167,342     04/30/04                   167,368
     164                        0                  0           151,057     03/31/04                   178,010
     165                        0                  0                 0       NAP                    1,984,189
     166                        0                  0                 0       NAP                      297,920
     167                  197,243            195,539           178,313     04/30/04                   172,750
     168                  131,685            140,952           135,842     03/31/04                   136,643
     169                  145,819            141,417           163,575     01/31/04                   218,370
     170                   98,011             64,158            91,050     03/31/04                   181,840
     171                  211,392            211,756           213,959     04/30/04                   187,191
     172                        0            137,159           135,858     02/28/04                   108,259
     173                        0             99,730           104,421     02/29/04                   113,933
     174                        0                  0                 0       NAP                      162,669
     175                        0                  0                 0       NAP                       78,153

                                            UW
    LOAN #                  UW NCF ($)(20)  DSCR(1,2,14,20)           TITLE TYPE     PML %
    ------                  --------------  ----                      ----------     -----

      1                    29,608,161       1.98                         Fee
      2                     7,264,470       1.41                    Fee/Leasehold
      3                     4,601,036       1.33                         Fee
     3.1                    2,693,885       1.33                         Fee
     3.2                    1,907,151       1.33                         Fee
      4                     3,324,633       1.28                      Leasehold      11.4
      5                     2,450,591       1.45                         Fee
      6                     3,663,212       1.89                         Fee
      7                     1,918,048       1.21                         Fee         14.0
      8                     1,811,780       1.24                         Fee
      9                     2,046,503       1.59                         Fee
      10                    1,635,357       1.45                         Fee
      11                    1,526,152       1.34                         Fee
      12                    1,533,134       1.81                         Fee
      13                    1,312,277       1.22                         Fee
      14                    1,789,937       1.58                         Fee
      15                    1,685,019       1.44                         Fee
      16                    1,498,798       1.48                         Fee
     16.1                           0       1.48                         Fee
     16.2                           0       1.48                         Fee
     16.3                           0       1.48                         Fee
     16.4                           0       1.48                         Fee
     16.5                           0       1.48                         Fee
     16.6                           0       1.48                         Fee
     16.7                           0       1.48                         Fee
     16.8                           0       1.48                         Fee
      17                    1,282,785       1.32                         Fee
      18                    1,394,068       1.37                         Fee         15.0
      19                    1,210,943       1.24                         Fee
      20                    1,090,131       1.21                         Fee
      21                    1,195,723       1.26                         Fee
      22                    1,252,602       1.51                         Fee
      23                    1,021,592       1.20                         Fee         13.3
      24                    1,672,830       2.03                         Fee
      25                    1,027,895       1.37                         Fee
     25.1                           0       1.37                         Fee
     25.2                           0       1.37                         Fee
     25.3                           0       1.37                         Fee
     25.4                           0       1.37                         Fee
     25.5                           0       1.37                         Fee
     25.6                           0       1.37                         Fee
      26                    1,150,209       1.47                         Fee         14.0
      27                      970,307       1.35                         Fee
     27.1                           0       1.35                         Fee
     27.2                           0       1.35                         Fee
     27.3                           0       1.35                         Fee
     27.4                           0       1.35                         Fee
     27.5                           0       1.35                         Fee
      28                    1,009,111       1.37                         Fee
      29                      871,054       1.22                         Fee         14.0
      30                      971,065       1.22                         Fee
      31                    1,042,413       1.34                         Fee
     31.1                           0       1.34                         Fee
     31.2                           0       1.34                         Fee
     31.3                           0       1.34                         Fee
     31.4                           0       1.34                         Fee
     31.5                           0       1.34                         Fee
     31.6                           0       1.34                         Fee
     31.7                           0       1.34                         Fee
      32                      906,624       1.32                         Fee
     32.1                           0       1.32                         Fee
     32.2                           0       1.32                         Fee
     32.3                           0       1.32                         Fee
     32.4                           0       1.32                         Fee
     32.5                           0       1.32                         Fee
     32.6                           0       1.32                         Fee
      33                      889,046       1.52                         Fee
      34                      951,122       1.29                      Leasehold      15.0
      35                      990,881       1.32                         Fee
      36                      929,834       1.27                         Fee
      37                      881,946       1.20                         Fee
      38                    1,665,947       2.04                         Fee
      39                      861,514       1.30                         Fee
      40                      805,907       1.21                         Fee
      41                      835,067       1.52                         Fee
      42                      898,909       1.54                         Fee
      43                    1,330,458       3.01                         Fee
      44                      777,823       1.30                         Fee
      45                      792,365       1.30                         Fee
      46                      848,391       1.45                         Fee
      47                      759,430       1.38                         Fee
      48                      757,181       1.33                         Fee
      49                      770,200       1.36                         Fee          7.0
      50                      719,804       1.27                         Fee
      51                      784,225       1.43                         Fee
      52                      809,747       1.47                         Fee          5.0
      53                      764,183       1.43                         Fee
      54                      728,647       1.36                         Fee
      55                      816,882       1.56                         Fee
      56                      661,269       1.36                         Fee          8.0
      57                      910,753       1.75                         Fee
     57.1                     532,918       1.75                         Fee
     57.2                     377,835       1.75                         Fee
      58                      761,707       1.57                         Fee
      59                      694,712       1.40                         Fee
      60                      996,579       1.80                         Fee
      61                      644,239       1.38                         Fee
      62                      596,777       1.47                         Fee         14.0
      63                      680,546       1.50                         Fee
      64                      951,535       2.00                         Fee
      65                      647,833       1.40                         Fee
      66                      641,437       1.64                         Fee
      67                      533,103       1.32                         Fee
      68                      570,185       1.32                         Fee
      69                      500,373       1.37                         Fee
      70                      479,274       1.34                         Fee
      71                      494,401       1.35                         Fee
      72                      490,980       1.29                         Fee
      73                      440,031       1.31                         Fee
      74                      712,813       1.87                         Fee
      75                      548,329       1.58                         Fee
      76                      546,787       1.53                         Fee
      77                      573,415       2.10                         Fee
      78                      446,000       1.27                         Fee         17.0
      79                      372,997       1.36                         Fee          7.0
      80                      556,198       1.49                         Fee         13.0
      81                      502,708       1.38                         Fee         17.1
      82                      477,084       1.36                         Fee
     82.1                     329,249       1.36                         Fee
     82.2                      91,553       1.36                         Fee
     82.3                      56,282       1.36                         Fee
      83                      474,498       1.32                         Fee
      84                    5,270,260       14.65                        Fee
      85                      411,404       1.20                         Fee
      86                      385,037       1.20                         Fee         13.0
      87                      427,104       1.34                         Fee
      88                      417,715       1.23                         Fee
      89                      510,383       1.56                         Fee
      90                      429,286       1.49                         Fee
      91                      431,522       1.39                         Fee
      92                      539,505       2.10                         Fee
      93                      462,400       1.80                         Fee
      94                      366,289       1.20                         Fee
      95                      514,188       1.76                         Fee
      96                      365,525       1.31                         Fee
      97                      367,404       1.33                         Fee
      98                      357,188       1.43                         Fee         11.0
      99                      330,462       1.20                         Fee
     100                      357,905       1.34                         Fee
     101                      332,026       1.23                         Fee
     102                      401,358       1.58                         Fee
     103                      354,977       1.36                         Fee
     104                      320,933       1.28                         Fee         11.0
     105                      394,975       1.50                         Fee
     106                      340,907       1.33                         Fee
     107                      332,178       1.22                         Fee
     108                      321,912       1.27                         Fee          7.0
     109                      335,806       1.25                         Fee
     110                      301,596       1.30                         Fee
     111                      315,096       1.28                         Fee         15.0
     112                      418,410       1.31                         Fee
     113                      395,516       1.79                         Fee
     114                      298,903       1.41                         Fee
     115                      319,259       1.21                         Fee
    115.1                     189,251       1.21                         Fee
    115.2                     130,007       1.21                         Fee
     116                      299,070       1.41                         Fee
     117                      332,343       1.77                         Fee
     118                      343,802       1.73                         Fee
     119                      337,130       1.66                         Fee
     120                      273,130       1.41                         Fee
     121                      276,245       1.18                         Fee
     122                      246,394       1.25                         Fee
     123                      262,761       1.20                         Fee
     124                      284,385       1.34                         Fee
     125                      301,429       1.55                         Fee
     126                    2,682,196       19.83                        Fee
     127                      241,654       1.40                         Fee
     128                      272,163       1.63                         Fee
     129                      226,440       1.33                         Fee
     130                      215,600       1.16                         Fee
     131                      263,749       1.51                         Fee        Various
    131.1                           0       1.51                         Fee          8.0
    131.2                           0       1.51                         Fee
     132                      288,788       1.62                         Fee
     133                      332,017       1.90                         Fee
     134                      272,300       1.61                         Fee
     135                      239,114       1.33                         Fee
     136                      300,221       1.88                         Fee         15.2
     137                      271,715       1.70                         Fee
     138                      194,469       1.28                         Fee
     139                      241,945       1.57                         Fee
     140                      212,283       1.26                         Fee
     141                      219,109       1.39                         Fee
     142                      252,033       1.63                         Fee
     143                      206,924       1.22                         Fee
     144                      195,195       1.26                         Fee
     145                      362,716       1.75                         Fee
     146                      199,909       1.39                         Fee         12.0
     147                      280,905       2.62                         Fee
     148                      233,399       1.50                         Fee
     149                      321,098       2.16                         Fee
     150                      216,632       1.53                         Fee
     151                      272,180       1.33                         Fee         14.0
     152                      195,220       1.31                         Fee
     153                      192,119       1.21                         Fee
     154                      202,931       1.25                         Fee
     155                      209,188       1.29                         Fee
     156                      199,027       1.25                         Fee
     157                      185,507       1.31                         Fee
     158                      164,560       1.64                         Fee
     159                      214,955       1.21                         Fee          5.0
     160                      203,195       1.24                         Fee
     161                      171,411       1.39                         Fee
     162                      154,940       1.43                         Fee
     163                      149,190       1.28                         Fee
     164                      158,740       1.35                         Fee
     165                    1,967,189       29.30                        Fee
     166                      296,494       2.75                         Fee
     167                      166,450       1.59                         Fee
     168                      130,305       1.29                         Fee
     169                      215,366       1.77                         Fee
     170                      154,584       1.75                         Fee
     171                      181,788       2.16                         Fee          5.0
     172                      102,259       1.26                         Fee
     173                      108,983       1.55                         Fee
     174                      161,827       1.27                         Fee
     175                       69,756       1.50                         Fee

                                                       UPFRONT ESCROW(15)
          ------------------------------------------------------------------------------------------------------------------------

          UPFRONT CAPEX    UPFRONT ENGIN.    UPFRONT ENVIR.     UPFRONT TI/LC     UPFRONT RE TAX    UPFRONT INS.    UPFRONT OTHER
LOAN #       RESERVE ($)       RESERVE ($)       RESERVE ($)       RESERVE ($)        RESERVE ($)     RESERVE ($)      RESERVE ($)
------       -----------       -----------       -----------       -----------        -----------     -----------      -----------

  1
  2
  3                                13,875                                                400,669
 3.1
 3.2
  4                                 3,125                           1,000,000             33,448          59,398          116,796
  5             333,000            45,000                                                200,078          97,631
  6                               151,250                                                 26,198
  7                                50,625                                                 58,826
  8                                                                                      235,733          32,921          317,638
  9                                                                                      188,671          12,759
  10                                                                                      51,205          13,930
  11                               10,000                                                 65,654          22,944          400,000
  12
  13                                                                                     118,415          12,416
  14                                                                  291,665            190,681
  15            400,000                                               700,000             35,624           7,800
  16            120,000            13,875             2,000           100,000             83,177          28,863
 16.1
 16.2
 16.3
 16.4
 16.5
 16.6
 16.7
 16.8
  17              1,875
  18                                                                                      26,245           4,180
  19                                                                                     132,714          38,018
  20                                                                                      34,700           9,085
  21                               23,750             7,500                              109,767           4,132
  22                                4,188                                                324,071          22,360
  23                                                                                      65,539          15,335
  24
  25                               20,338                             100,000             62,218          20,109
 25.1
 25.2
 25.3
 25.4
 25.5
 25.6
  26                                                                  600,000             22,960           9,171          147,447
  27                                9,538                             100,000             69,331          18,357
 27.1
 27.2
 27.3
 27.4
 27.5
  28                              275,000                                                 43,175          24,529
  29                                                                                      26,311          12,451
  30                                                                                      43,917           1,607
  31                               71,625                             212,000             87,500           6,177
 31.1
 31.2
 31.3
 31.4
 31.5
 31.6
 31.7
  32                                8,750             1,875           100,000             55,700          19,116
 32.1
 32.2
 32.3
 32.4
 32.5
 32.6
  33                                                                                     190,159          11,694
  34                                                                                      31,633           6,701
  35
  36                               18,750                                                112,981          61,710
  37                                5,544                                                 71,032           2,373
  38
  39                                                                                      78,450
  40
  41                                                                   60,000             27,198          18,712
  42                               40,125                                                 84,229          12,811
  43
  44                                                                                      31,107           8,531
  45                                                                                      85,548          12,976
  46                                                                                     117,018
  47                              131,175                                                 53,899          42,488
  48                                                                                      81,836           2,387
  49                               15,625                                                 18,622           6,281
  50                               37,125                                                 34,467           1,094
  51                                                                                      61,247
  52                                                                                                       1,818
  53                                                                                      13,576          12,625
  54                                                                                      67,935          12,432
  55                                                                                      57,841          20,932
  56                               17,500                                                 15,687           5,963
  57                               84,088
 57.1
 57.2
  58                               78,286
  59              6,539                                               290,000             84,783
  60                                2,500             8,750                              168,994
  61                                3,625                                                 59,169
  62                                                                                      18,167
  63                               14,688                                                 72,500          18,333
  64                               11,250                                                121,636          10,834
  65                                                                                      10,778          11,667          110,000
  66                                                                                      61,930          47,676
  67                                                                                       4,443           5,550
  68                                                                                       4,823
  69                                                                                       8,561             750
  70                                                                                      13,621           1,978
  71                              550,938                                                 12,911          16,260
  72                               60,250                                                 77,268          20,695
  73                                3,125                                                  5,144          43,615
  74                                2,500                                                 55,501
  75                              163,863                             120,000             12,281          12,578
  76                                                                                      17,182           7,850
  77                                                                                      91,762           8,568
  78                                                                                      21,559           4,469
  79                               11,250             2,500                               14,836           3,896
  80                                                                                      22,537
  81                                  263                                                 26,400           2,170          100,000
  82                               18,750                                                                 28,368
 82.1
 82.2
 82.3
  83                                6,250                                                                 17,680
  84
  85                               21,450                                                 60,237          37,535
  86
  87                                                                                       7,004             672          106,000
  88                                                                                      23,498           9,905
  89                                                                                      44,188           9,034
  90                                                                                      54,171           4,664           50,000
  91                                8,625                                                 12,260          15,106
  92                               34,625                                                 66,139
  93                                                 50,000                               36,027          50,000
  94                               16,563                                                 50,797          33,049
  95                               49,388
  96                               28,594                                                 39,822          37,363
  97                                2,125                                                 13,958          11,694
  98                               34,373                                                 23,580           2,526
  99
 100                               24,525                                                 52,001           4,523
 101
 102                                                                                      20,838           1,890
 103
 104                                4,375                                                  7,119           1,027           62,625
 105                               19,750                                                 45,808          16,825
 106                                                                                      63,814          28,187
 107                                                                                                       3,905
 108                                  750                                                  9,380           5,215
 109
 110                                                                                       8,390           1,910
 111                                3,313                                                 13,662
 112                              112,500
 113
 114                                                                                      31,078           3,600
 115                                                                                      87,885           4,461          139,650
115.1
115.2
 116                               10,312                                                  7,595                           53,770
 117
 118
 119                               21,125               500           225,000             17,359          24,959
 120                                                                   35,000             19,414           1,139
 121                                                                                       7,584             501
 122                                                                                      25,458             431
 123
 124                                                                                      14,210
 125
 126
 127                                5,000                                                 16,966           4,391
 128                                8,250                                                 19,736           1,149
 129                                                                                       9,871           9,909
 130
 131                                                                                      12,565           9,516
131.1
131.2
 132                               85,250                                                  5,777          15,084
 133                                6,200
 134                                                                                       5,019           7,944
 135                                                                                      22,083           1,624
 136
 137                                                                                      28,333           5,761
 138                               20,625                                                  3,915             967
 139                                1,875                             100,000             28,719           3,704
 140                               48,538                                                  6,607           1,321
 141                                                                                       1,243           2,813
 142              2,500                                                                   22,869           1,075
 143                                                                                                       4,637
 144                                                                                      25,736           7,135
 145                                                                                       8,935           5,521
 146                                                                   50,000              8,782           4,864
 147
 148                                                                                      27,604           1,109
 149
 150                                                                                      26,559           5,558
 151                                                                                      18,210           5,156
 152                                                                                      29,328
 153                                                                                                       5,584
 154                               16,250                                                 18,534           3,928           40,000
 155                               61,619                                                 28,053           5,706
 156                                                                                       8,575           6,925
 157                               11,166                              50,000              7,491           6,179
 158                                4,375                                                 38,000           3,870           80,000
 159                                                                                      18,019             369
 160                                                                                      18,698           5,275
 161                               23,113                                                 13,738             662
 162                                                                                      30,158           2,483
 163                                                                                      17,968           2,345
 164                                5,000                                                  4,901           2,920
 165
 166
 167                                                                                       4,500             745
 168                                1,250                                                 12,573           1,001
 169                                                                                       4,380           1,172
 170                               10,000                                                  6,063           8,393
 171                                                                                       9,395           3,046
 172                                1,875                                                  5,859           2,782
 173                                                                                       3,403             533
 174
 175                                                                                      11,409           1,813

                                                                   MONTHLY ESCROW(16)
                    --------------------------------------------------------------------------------------------------------------

                    MONTHLY CAPEX    MONTHLY ENVIR.      MONTHLY TI/LC         MONTHLY RE TAX      MONTHLY INS.     MONTHLY OTHER
    LOAN #             RESERVE ($)       RESERVE ($)        RESERVE ($)            RESERVE ($)       RESERVE ($)       RESERVE ($)
    ------             -----------       -----------        -----------            -----------       -----------       -----------

      1
      2
      3                    20,875                                                      58,347
     3.1
     3.2
      4                     2,656                                7,743                 33,448             8,415
      5                    13,875                                                      22,231            13,947
      6                    39,242                                                      26,198
      7                     1,030                                                      11,765
      8                     5,958                                                      23,573             6,115
      9                       834                                                      37,734             1,579
      10                                                                                5,121             4,643
      11                    5,600                                                      21,885             7,648
      12
      13                    3,567                                                      19,736             2,069
      14                    1,750                               58,333                 17,335
      15                    3,083                               11,563                 11,875             3,900
      16                    3,411                               14,325                 41,588             4,811
     16.1
     16.2
     16.3
     16.4
     16.5
     16.6
     16.7
     16.8
      17
      18                    2,453                               10,665                 13,122             4,180
      19                    2,882                                                      18,959             3,802
      20                    1,969                                                      17,350             3,028
      21                    1,570                                                      21,953             4,132
      22                                                                               30,933             3,727
      23                    5,500                                                      13,108             3,834
      24
      25                    2,260                                9,491                 31,109             3,352
     25.1
     25.2
     25.3
     25.4
     25.5
     25.6
      26                      811                                6,766                 11,480             1,146
      27                    2,172                                9,121                 34,666             3,059
     27.1
     27.2
     27.3
     27.4
     27.5
      28                    2,571                                                      10,794             2,453
      29                      674                                                       8,770             1,556
      30                                                                                8,783             1,607
      31                    2,917                               10,417                 12,500             3,088
     31.1
     31.2
     31.3
     31.4
     31.5
     31.6
     31.7
      32                    2,171                                9,121                 27,850             3,186
     32.1
     32.2
     32.3
     32.4
     32.5
     32.6
      33                    7,308                                                      15,847             5,847
      34                    1,035                                                       5,272             1,340
      35
      36                    6,625                                                      11,298             6,171
      37                      405                                  674                 11,839             1,187
      38
      39                      568                               10,000                 16,197
      40
      41                    1,177                                6,275                 13,599             1,701
      42                    6,083                                                      14,038             6,406
      43
      44                      729                                                      15,554               853
      45                      576                                3,454                  9,505             1,180
      46                                                                               16,717             3,429
      47                    2,928                                8,783                 13,475             4,249
      48                                                                                7,092               796
      49                      643                                                       6,207             1,256
      50                    4,042                                                       4,308             1,094
      51                    1,009                                4,982                 10,208
      52                      980                                                       6,540               909
      53                      721                                4,804                  3,394             1,263
      54                    1,008                                6,953                  9,705             2,486
      55                    5,000                                5,000                 21,282             2,617
      56                      951                                                       5,229             1,193
      57                    1,976
     57.1
     57.2
      58                    2,783                                5,769
      59                      466                                2,500                  6,310               602
      60                   26,766                                                      42,240
      61                      730                                5,700                  9,862
      62                      418                                                       9,083
      63                    5,125                                                      12,083             6,111
      64                                                                               10,136             2,708
      65                      338                                1,667                 10,778             1,667
      66                    4,500                                                      10,322             4,768
      67                      549                                1,928                  4,443               555
      68                      752                                  833                  4,823
      69                      445                                1,042                  4,280               750
      70                    2,250                                2,461                  1,513             1,978
      71                      788                                                       1,360             1,355
      72                    2,979                                                       7,024             3,449
      73                    2,083                                                       5,144             3,965
      74                   20,811                                                      13,875
      75                    1,411                                4,085                  6,386             2,174
      76                    2,963                                                       4,295             1,308
      77                                                                               13,109             2,448
      78                                                                                5,390               894
      79                      490                                                       4,945               779
      80                    1,312                                                       7,512             1,298
      81                      252                                1,598                  6,600               362
      82                    3,188                                                                         4,053
     82.1
     82.2
     82.3
      83                      584                                                       2,963             1,607
      84
      85                    3,575                                                       8,605             3,520
      86                      183
      87                      286                                1,146                  1,167               134
      88                    3,605                                                       4,700             2,476
      89                    4,167                                                       6,313             2,258
      90                      166                                1,660                  7,739               583
      91                    3,184                                                       4,087             1,888
      92                                                                                6,614
      93                      732                                                       3,673               629
      94                    3,117                                                       7,257             3,098
      95
      96                    3,292                                                       5,689             4,151
      97                    2,750                                                       6,979               975
      98                    2,193                                                       5,895             1,263
      99
     100                    2,917                                                       7,429             2,261
     101
     102                                                                                3,473               945
     103                      471                                2,158                  3,467             1,999
     104                    1,552                                                       7,119             1,027
     105                      750
     106                    2,667                                                       6,381             3,132
     107                      683                                  683                  4,266               651
     108                      538                                2,444                  1,876             1,043
     109                      173                                  575
     110                       90                                1,422                    932
     111                      652                                3,625                  2,277               979
     112
     113
     114                    1,000                                                       2,590             1,200
     115                      238                                  942                  4,067               446
    115.1
    115.2
     116                      780                                1,577                  1,519
     117
     118                                                           887
     119                      982                                6,250                  5,786             2,269
     120                                                         2,000                  2,427
     121                                                         1,700                  1,896               250
     122                                                                                3,182               431
     123
     124                      425                                  833                  2,368
     125
     126
     127                    1,400                                                       2,828               549
     128                                                                                3,289               575
     129                    2,250                                                       4,936               826
     130
     131                      617                                                       1,571               793
    131.1
    131.2
     132                    4,355                                                       5,777             1,257
     133
     134                      254                                1,695                    627               993
     135                                                                                2,208               812
     136
     137                      250                                1,667                  2,833             2,880
     138                    1,458                                                         979               483
     139                      506                                                       4,787               926
     140                      298                                1,667                  2,202               330
     141                       70                                  918                    124               313
     142                                                                                4,545             1,075
     143                      442                                  442                  2,500               773
     144                      138                                1,116                  3,747               649
     145                    1,038                                                         745               460
     146                      286                                1,785                  2,927               608
     147
     148                      484                                                       2,452               277
     149
     150                      834                                                       2,656             2,779
     151                                                                                3,035               644
     152                    2,313                                                       4,190             1,926
     153                    2,013                                                       6,706             2,792
     154                    1,334                                                       2,317             1,662
     155                    1,659                                                       2,550               951
     156                      275                                1,141                  1,715               630
     157                      353                                  969                  2,497             1,030
     158                                                                                4,750             1,290
     159                      475                                                       4,505               185
     160                      158                                                       2,671               754
     161                    1,103                                                       1,526               662
     162                      475                                                       3,770             1,241
     163                    1,515                                                       2,246             1,173
     164                      285                                1,321                  4,901               365
     165
     166
     167                      525                                                       1,500               372
     168                      194                                                       1,397               334
     169                      146                                                       4,380             1,172
     170                    2,271                                                       3,031               699
     171                                                                                1,044               305
     172                      500                                                         976             1,391
     173                                                                                  567               533
     174
     175                      114                                  948                  1,033               227

                                                                  LARGEST TENANT
                          --------------------------------------------------------------------------------------------------------

                 SINGLE                                                                                                    LEASE
    LOAN #       TENANT   LARGEST TENANT                                                                  UNIT SIZE     EXPIRATION
    ------       ------   --------------                                                                  ---------     ----------

      1            No     Jones Apparel                                                                     254,987      04/30/12
      2            No     Hecht's (Ground Lease)                                                             95,000      01/31/20
      3            No
     3.1           No
     3.2           No
      4            No     Kmart Corporation                                                                 119,537      07/31/21
      5            No
      6            No
      7            No
      8            No
      9            No     Vectra Bank                                                                        21,862      03/21/09
      10           No
      11           No
      12          Yes     Brylane, Inc.                                                                     741,221      09/30/16
      13           No
      14          Yes     FDA (GSA)                                                                         105,825      02/07/09
      15           No     Family Entertainment                                                               17,041      08/31/08
      16           No     Lifetouch Portrait Studio                                                          33,697      07/31/09
     16.1          No     Bob's Wood Specialities                                                            16,631      07/31/10
     16.2          No     Leeann Chin, Inc.                                                                  19,200      08/31/06
     16.3          No     Sections, Inc.                                                                      8,211      05/31/08
     16.4          No     Atrix International, Inc.                                                          22,880      05/31/08
     16.5          No     Showcraft, Inc.                                                                    11,800      06/30/06
     16.6          No     Barr Engineering Co.                                                               11,220      10/31/05
     16.7          No     Lifetouch Portrait Studio                                                          33,697      07/31/09
     16.8          No     Refrigeration Equipment                                                             5,033      09/30/08
      17          Yes     Ball Corporation                                                                  496,200      04/30/18
      18           No     Grocery Outlet                                                                     20,892      01/31/08
      19           No
      20           No
      21          Yes     Forever 21                                                                         88,840      12/14/14
      22           No     Big Lots Stores, Inc.                                                              27,060      01/31/07
      23           No
      24           No     B. Robinson Optical Inc.                                                           18,913      02/28/07
      25           No     Systems Design Advantage, LLC                                                      40,844      06/30/06
     25.1         Yes     Systems Design Advantage, LLC                                                      40,844      06/30/06
     25.2          No     The Stichery Studio                                                                15,400      07/31/07
     25.3          No     Diane's Custom Candies                                                             15,860      05/31/06
     25.4          No     Onan Corporation                                                                    4,796      12/31/04
     25.5          No     Dynamic Packaging, Inc.                                                            15,050      04/30/09
     25.6          No     Narco Medical Services                                                             17,716      05/31/05
      26           No     Genesys Telecommunications Lab                                                     22,247      09/30/07
      27           No     Quality Assured Label Inc.                                                         30,845      07/31/07
     27.1          No     Modular Concepts, Inc.                                                             21,600      11/30/10
     27.2          No     Intelligent Lighting                                                                6,645      07/31/07
     27.3          No     Midwest Group, Inc.                                                                 4,554      08/31/05
     27.4          No     Captovation, Inc.                                                                   3,341      08/31/04
     27.5          No     Quality Assured Label Inc.                                                         30,845      07/31/07
      28           No
      29           No     OfficeMax                                                                          30,000      03/14/13
      30           No
      31           No     Day-Pak, Inc.                                                                      45,966      05/31/06
     31.1          No     Microtek Laboratories                                                               6,000      12/31/04
     31.2          No     Nissin International Transport                                                     14,400      08/31/06
     31.3          No     Composite One                                                                      25,600      08/31/05
     31.4          No     FedEx Ground Package                                                               32,000      10/31/08
     31.5          No     PVS Plastics                                                                       12,800      05/31/05
     31.6          No     Brenda Ketter                                                                       6,000      09/30/05
     31.7          No     Day-Pak, Inc.                                                                      45,966      05/31/06
      32           No     Water Heater Innovations                                                           54,612      06/01/05
     32.1          No     Burnsville Physical Rehab                                                           3,099      12/01/06
     32.2          No     Bolton & Menk                                                                      10,056      03/01/05
     32.3          No     C.D.C. Centers, Inc.                                                                4,381      03/01/05
     32.4         Yes     Water Heater Innovations                                                           54,612      06/01/05
     32.5          No     Best Brands Corp.                                                                  18,900      12/01/04
     32.6          No     Neupak Inc.                                                                        19,130      12/01/09
      33           No
      34           No     Vons                                                                               35,172      03/31/08
      35          Yes     VoiceStream PCS Holding, LLC                                                       77,484      06/29/19
      36           No
      37           No     PetCo                                                                              15,467      05/30/14
      38           No     Crystal Clear Industries, Inc                                                      19,281      12/31/15
      39           No     March of Dimes Foundation                                                           5,557      07/31/11
      40          Yes     Kohl's                                                                             88,408      01/31/25
      41           No     CompUSA                                                                            23,836      02/28/07
      42           No
      43           No     Marshall's                                                                         28,260      04/30/13
      44           No     Medical Life Insurance Company                                                     23,382      03/31/13
      45           No     LeBauer Heartcare                                                                  23,817      03/22/09
      46           No
      47           No     Steelwind Industries, Inc.                                                        127,257      05/31/16
      48           No     SCAN                                                                               13,500      12/31/04
      49           No     Tahoe Joe's                                                                         5,703      01/31/07
      50           No
      51           No     Century 21 - Town & Country                                                        18,220      05/31/14
      52           No
      53           No     World Gym                                                                          13,140      04/01/09
      54           No     Wachovia Securities                                                                 8,268      03/31/06
      55           No     Standard Data Corp.                                                                11,926      08/31/10
      56           No     Savemart Supermarket (FoodMaxx)                                                    49,950      06/22/08
      57           No
     57.1          No
     57.2          No
      58           No     Ansco & Associates, Inc.                                                           12,099      04/12/07
      59           No     Office Depot                                                                       12,889      06/30/19
      60           No
      61           No     Staples                                                                            21,480      05/31/07
      62           No
      63           No
      64           No     Giant Food of Maryland                                                             55,330      04/30/17
      65           No     Farmer Jack                                                                        47,865      11/30/22
      66           No
      67           No     Lipson, Neilson, Cole, Seltzer & Garin, P.C.                                       17,268      01/31/14
      68           No     DSW                                                                                32,265      04/30/19
      69           No     Food Lion                                                                          33,000      12/31/15
      70           No     Dollar Tree                                                                         9,975      11/01/07
      71           No
      72           No
      73           No
      74           No
      75           No     Branchbrook                                                                        22,500      01/31/10
      76           No
      77           No
      78           No
      79           No     Mattress Land                                                                       4,824      11/30/09
      80           No
      81           No     MamoYama Japanese                                                                   5,165      10/31/12
      82           No
     82.1          No
     82.2          No
     82.3          No
      83           No
      84           No
      85           No
      86          Yes     Walgreen's                                                                         15,120      01/09/24
      87           No     Fitness 19 Health Club                                                              6,953      07/20/13
      88           No
      89           No
      90           No     Denny's (Ground Lease)                                                              5,787      09/30/23
      91           No
      92           No     Old Navy                                                                           26,125      10/31/05
      93           No
      94           No
      95           No
      96           No
      97           No
      98           No
      99          Yes     Walgreen's                                                                         14,490      06/07/24
     100           No
     101          Yes     Walgreen's                                                                         14,259      03/31/29
     102          NAP
     103           No     Dollar Tree                                                                         6,000      03/31/13
     104           No
     105           No
     106           No
     107           No     Hollywood Video                                                                     6,304      04/20/14
     108           No     Rafat Mikhail                                                                       7,570      05/31/06
     109          Yes     Eckerd                                                                             13,813      12/01/23
     110           No     Buffalo Wild Wings                                                                  5,400      01/31/14
     111           No     Skin Care Spa HPDERM                                                                3,281      03/31/07
     112           No
     113          Yes     Walgreens                                                                          14,560      12/31/29
     114           No     P&H Auto-Electric                                                                  17,102      05/31/08
     115           No
    115.1          No     Bank One                                                                            3,990      01/31/19
    115.2          No     Sprint                                                                              2,450      03/31/09
     116           No     The Kroger Company                                                                 42,130      10/31/07
     117          Yes     Walgreens                                                                          14,490      04/30/29
     118          Yes     Food City                                                                          42,559      09/28/12
     119           No     Sunshine Food Market                                                               28,875      06/30/12
     120           No     OASIS Micro Networks                                                                8,000      11/30/04
     121           No     Verizon Wireless                                                                    2,800      01/16/06
     122           No
     123          Yes     Walgreens                                                                          14,560      12/31/29
     124          Yes     DSW                                                                                29,579      02/28/19
     125          Yes     Walgreens                                                                          13,673      03/31/29
     126           No
     127           No
     128           No     Walden School                                                                       7,009      12/31/07
     129           No
     130          Yes     CVS                                                                                13,013      03/01/26
     131           No
    131.1          No
    131.2          No
     132           No
     133           No
     134           No     Anytime Fitness                                                                     4,573      11/30/08
     135           No
     136          Yes     Walgreens                                                                          14,490      06/14/24
     137           No     Bearrington School                                                                  4,000      06/30/09
     138           No
     139           No     Dick's Supermarket                                                                 32,338      11/30/18
     140           No     Public Affairs Support Services                                                     7,254      12/31/07
     141           No     Blockbuster Video                                                                   5,184      03/31/13
     142           No     The Blue Shell                                                                      5,400      05/01/07
     143           No     Hollywood Video                                                                     5,811      04/20/14
     144           No     Bank One                                                                            3,500      10/31/13
     145           No
     146           No     Lozano Smith                                                                        8,217      11/30/06
     147           No     Chipotle Mexican Grill                                                              2,585      12/31/14
     148           No
     149          Yes     Walgreens                                                                          14,490      09/30/28
     150           No
     151           No     Jerry's Liquor                                                                      3,000      01/31/05
     152           No
     153           No
     154           No
     155           No
     156           No     Head Over Heels                                                                     5,187      06/30/06
     157           No     David's Bridal                                                                     11,820      08/31/08
     158           No
     159           No
     160           No     Washington Mutual                                                                   4,187      01/31/14
     161           No
     162           No
     163           No
     164           No     River Stone                                                                         4,744      01/03/13
     165           No
     166          Yes     Walgreens                                                                          14,259      02/28/29
     167           No
     168           No
     169           No
     170           No
     171           No
     172           No
     173           No
     174          Yes     Washington Mutual                                                                   4,300      12/31/14
     175           No     McGinn Smith and Co.                                                                4,082      03/31/09

                                         2ND LARGEST TENANT
               ------------------------------------------------------------------------------

                                                                                      LEASE
    LOAN #     2ND LARGEST TENANT                                     UNIT SIZE    EXPIRATION
    ------     ------------------                                     ---------    ----------

      1        Chase Manhattan Bank                                      72,383     10/31/09
      2        Sears                                                     88,784     10/03/09
      3
     3.1
     3.2
      4        Foodland Supermarkets, Inc.                               53,000     07/31/21
      5
      6
      7
      8
      9        Cool River Restaurant                                     17,545     04/30/10
      10
      11
      12
      13
      14
      15       Betka Ent. Inc/Amish Showcase                             16,114     06/30/07
      16       Hypoguard                                                 32,483     10/31/05
     16.1      Speec, Inc.                                                8,919     05/31/10
     16.2      Interstate Brands Corp.                                   16,800     12/31/06
     16.3
     16.4
     16.5      La Van Flooring Covering                                  10,600     11/30/04
     16.6      Stonemasters & Sons, Inc.                                  5,610     01/31/08
     16.7      Hypoguard                                                 32,483     10/31/05
     16.8      Macbirdie Golf Gifts, Inc.                                 4,094     07/31/08
      17
      18       24 Hour Fitness                                           19,665     10/31/04
      19
      20
      21
      22       A.J. Wright                                               23,000     10/30/13
      23
      24       American Lawyer Media, Inc.                                8,500     08/31/10
      25       Narco Medical Services                                    17,716     05/31/05
     25.1
     25.2      HOM Furniture, Inc.                                       15,400     09/30/05
     25.3
     25.4      Connolly Consulting Associates                             3,608     07/31/06
     25.5      Viper Motorcycle Co.                                      13,365     05/31/06
     25.6      McLeodUSA Telecommunications                              15,936     09/30/09
      26       Kinzan.com                                                21,844     02/28/06
      27       Modular Concepts, Inc.                                    21,600     11/30/10
     27.1      Game Room Gallery                                         10,980     08/31/04
     27.2      March of Dimes Foundation                                  4,638     05/31/10
     27.3      Ingersol-Rand Company                                      3,486     10/31/06
     27.4      US Investigation Services                                  1,976     07/31/07
     27.5      Pathfinder Computer Technologies                          11,040     05/31/07
      28
      29       Smart & Final                                             20,000     12/31/17
      30
      31       FedEx Ground Package                                      32,000     10/31/08
     31.1
     31.2      North American Expediting                                 10,730     12/31/05
     31.3      Material Management                                       12,800     11/30/06
     31.4      Gary and Constance Harmon                                  8,000     07/31/10
     31.5      SPI Flooring                                              12,800     05/31/07
     31.6      Microtek Laboratories                                      4,000     12/31/04
     31.7      Sound Waves, Inc.                                         12,780     02/28/07
      32       Neupak Inc.                                               19,130     12/01/09
     32.1      TX Relief of Minnesota                                     2,812     07/01/04
     32.2      Core Resources Inc.                                        4,079     10/01/06
     32.3      E. F. Engineering, Inc.                                    4,020     02/01/06
     32.4
     32.5      Eagan Logistics, Inc.                                     18,900     03/31/11
     32.6      Pipeline Supply Inc.                                      13,680     05/31/09
      33
      34       Rite Aid                                                  20,100     05/31/05
      35
      36
      37       Chicago Home Fitness                                       4,080     05/30/12
      38       Global Works                                              15,000     12/31/12
      39       Center for Reproductive Law & Policy                       5,557     04/30/11
      40
      41       Dunham's Sporting Goods                                   18,786     12/31/05
      42
      43       Babies R Us                                               24,779     01/31/14
      44       Electrolux Home Products, Inc.                            19,243     08/31/09
      45       Guilford Neurology                                        12,977     10/22/10
      46
      47       Advance Boiler and Tank                                   97,266     05/31/08
      48       First Financial Group                                     11,140     05/31/09
      49       Majesty Book and Gifts                                     4,416     04/30/12
      50
      51       Singh Development Co., Ltd.                               14,019     12/31/07
      52
      53       Veda Salon                                                 7,480     02/28/10
      54       Prudential                                                 5,918     07/31/05
      55       Morgan Funding Corp.                                       8,158     03/31/08
      56       Rent A Center                                              3,704     11/30/06
      57
     57.1
     57.2
      58       Performance Oriented Solutions                             7,116     04/30/08
      59       Pier I Imports                                             9,869     07/31/09
      60
      61       Outback                                                    6,500     12/31/13
      62
      63
      64       Super Trak/Advance Auto                                    7,800     07/31/09
      65       Blockbuster                                                4,500     12/31/07
      66
      67       Comerica                                                  11,916     02/08/24
      68       Office Depot                                              27,895     11/30/10
      69       Dollar Store (CVS)                                         8,450     01/31/11
      70       Shoe Show                                                  4,875     11/01/08
      71
      72
      73
      74
      75       Portobello Farm Market                                    17,185     10/31/06
      76
      77
      78
      79       Bright Now Dental                                          4,567     11/30/13
      80
      81       Frascatl                                                   4,500     09/10/13
      82
     82.1
     82.2
     82.3
      83
      84
      85
      86
      87       B.B.'s Fine Dining                                         3,537     07/30/09
      88
      89
      90       Pro Golf Discount of Willowbrook                           5,000     05/30/09
      91
      92       Office Max                                                23,000     07/31/10
      93
      94
      95
      96
      97
      98
      99
     100
     101
     102
     103       Hibbett Sports                                             5,000     05/31/08
     104
     105
     106
     107       Camille's Sidewalk Cafe                                    2,800     07/05/04
     108       Equilon Enterprise                                         3,000     09/14/14
     109
     110       Complete Petmart                                           4,650     01/31/09
     111       LINDORA                                                    2,172     04/30/06
     112
     113
     114       Baltimore International Warehouse                         10,723     05/31/05
     115
    115.1      Sprint                                                     2,500     12/31/08
    115.2      Fred Loya Insurance                                        1,400     04/30/09
     116       More For Your Dollar                                       7,215     05/31/08
     117
     118
     119       Dollar Crazy                                               9,600     09/30/06
     120       ASAP Distribution                                          5,250     02/28/07
     121       Baja Fresh                                                 2,500     12/31/10
     122
     123
     124
     125
     126
     127
     128       Lennar (North American Title)                              4,136     05/31/06
     129
     130
     131
    131.1
    131.2
     132
     133
     134       All Star Martial Arts, Inc.                                2,567     06/30/09
     135
     136
     137       Ali Cleaners                                               2,500     04/30/14
     138
     139       Clingman's Pharmacy                                        4,065     06/30/09
     140       Patrick Sweet                                              3,610     09/14/07
     141       In Touch Salon & Spa                                       1,872     10/31/08
     142       Therapy To Go, Inc.                                        2,970     03/01/09
     143       Caribou Coffee                                             1,948     05/07/14
     144       Rent 2 Own                                                 3,500     11/30/08
     145
     146       Sprotte & Watson Architecture                              4,447     07/31/06
     147       Noodles & Company                                          2,585     01/13/14
     148
     149
     150
     151       Restaurant 54                                              2,550     11/30/04
     152
     153
     154
     155
     156       As Seen On TV Superstore                                   2,400     06/30/06
     157       Dunkin Donuts                                              3,120     07/31/08
     158
     159
     160       Today's Vision                                             2,160     02/28/09
     161
     162
     163
     164       Ohio Savings Bank                                          4,052     01/31/11
     165
     166
     167
     168
     169
     170
     171
     172
     173
     174
     175       Theraplay                                                  2,744     08/31/08

                                              3RD LARGEST TENANT
               -------------------------------------------------------------------------------------

                                                                                            LEASE
    LOAN #     3RD LARGEST TENANT                                         UNIT SIZE       EXPIRATION
    ------     ------------------                                         ---------       ----------

      1        Levi Strauss & Company                                        43,004        01/31/12
      2        J.C. Penney                                                   87,265        02/28/10
      3
     3.1
     3.2
      4        Ross Stores, Inc.                                             34,234        11/05/04
      5
      6
      7
      8
      9        Il Fornaio                                                     7,500        12/10/10
      10
      11
      12
      13
      14
      15       Ben & Dawn Wardern/Hearthstone                                11,942        12/31/05
      16       Filmtec Corp                                                  30,412        11/30/04
     16.1      Aladdin Distributions Inc.                                     8,080        03/31/07
     16.2      Stormchaser                                                    7,200        10/31/08
     16.3
     16.4
     16.5      Delanghe Enterprise, Inc.                                     10,600        06/30/04
     16.6
     16.7      Filmtec Corp                                                  30,412        11/30/04
     16.8      The Print Shop                                                 3,886        08/31/06
      17
      18       Rite Aid                                                      17,784        05/31/10
      19
      20
      21
      22       North Oakland Dialysis                                        13,698        01/31/10
      23
      24       Black Mountain Management Inc.                                 8,500        01/31/11
      25       McLeodUSA Telecommunications                                  15,936        09/30/09
     25.1
     25.2
     25.3
     25.4      Rug Doctor, LP                                                 3,070        08/31/05
     25.5      Chippewa Graphics                                             13,255        10/31/05
     25.6      Interlink Communications Corp.                                 9,862        08/31/04
      26       Wells Fargo Bank                                               7,583        05/31/07
      27       Pathfinder Computer Technologies                              11,040        05/31/07
     27.1      Minnesota Corporate C.U.                                       1,200        12/31/04
     27.2      MW Marketing Group, Inc                                        3,824        09/30/07
     27.3      Richard J. Raming/Midwest Interiors                            3,413        01/31/09
     27.4      BK Financial Group                                             1,206        06/30/05
     27.5      Sillker Laboratories Group                                    10,122        10/31/06
      28
      29
      30
      31       Composite One                                                 25,600        08/31/05
     31.1
     31.2      Meyer Plastics                                                 9,600        08/31/05
     31.3      Spectra Precision                                             12,800        09/20/04
     31.4      The Scooter Store                                              4,000        03/31/06
     31.5      Prolift Industrial                                             9,600        06/30/05
     31.6      Huber Heights Corps                                            2,000        12/31/04
     31.7
      32       Best Brands Corp.                                             18,900        12/01/04
     32.1      Dr. TL Franks & Assoc.                                         2,804        07/01/04
     32.2      On-Belay of Minnesota, Inc.                                    2,909        10/01/06
     32.3      General Telecommunications                                     2,360        03/31/07
     32.4
     32.5
     32.6
      33
      34       Kaiser Foundation                                              7,380        08/31/04
      35
      36
      37       Palm Beach Tan                                                 3,260        04/30/14
      38       Noonan Russo Communications                                   15,000        12/31/06
      39       Key Bank National Association                                  5,557        09/30/09
      40
      41       Famous Footwear                                               16,183        12/31/06
      42
      43       Petco                                                         14,455        06/30/13
      44       Transportation Security Administration                        13,701        06/30/10
      45       Bertrand Breast and Osteo Center                               6,688        05/24/09
      46
      47       Avalon Rail                                                   59,019        05/31/05
      48       R.A. Ponte                                                     8,262        03/31/05
      49       Casa Corona                                                    4,416        03/31/05
      50
      51       Robert W. Baird & Co.                                          8,701        06/30/08
      52
      53       Daffodils Floral                                               5,600        04/30/13
      54       Mission Management & Trust                                     5,423        10/31/06
      55       Hudson County College                                          6,773        06/15/08
      56       99 Variety Store                                               2,800        03/31/14
      57
     57.1
     57.2
      58       Geodax Technology, Inc.                                        5,760        03/31/07
      59       Panera Bread Company                                           4,408        09/30/09
      60
      61       Dollar Corner                                                  4,546        06/30/06
      62
      63
      64       Blockbuster                                                    6,600        04/30/06
      65       Little Ceasars                                                 1,470        05/31/09
      66
      67       Bloomfield Family Physicans                                    2,467        06/27/09
      68
      69       Chinamax                                                       3,600        02/28/06
      70       Hallmark                                                       3,975        02/28/09
      71
      72
      73
      74
      75       Rite Aid                                                      10,000        06/30/06
      76
      77
      78
      79       Imperial Garden                                                3,782        12/31/12
      80
      81       Birkam Yoga College                                            2,400        12/31/08
      82
     82.1
     82.2
     82.3
      83
      84
      85
      86
      87       Blue Iguana Burrito Co.                                        2,163        11/30/08
      88
      89
      90       Cafe Empress                                                   4,400        03/31/14
      91
      92       Books-A-Million                                               22,212        02/14/09
      93
      94
      95
      96
      97
      98
      99
     100
     101
     102
     103       Cato                                                           3,900        03/31/08
     104
     105
     106
     107       Caffvino                                                       1,873        06/30/14
     108       Dr. Lilliane Shepard                                           2,278        07/31/05
     109
     110       Payless Shoesource                                             2,910        02/28/09
     111       Chiropractor: Basil                                            1,773        06/30/06
     112
     113
     114       Bauer's Custom Cabinets                                        6,416        09/30/04
     115
    115.1      Philly Connection                                              1,700        04/30/09
    115.2      Wingstop Restaurants                                           1,400        03/31/09
     116       New Plan Realty                                                3,100        05/31/08
     117
     118
     119       Spectrum Health Services                                       9,229        12/31/05
     120       Digital AV                                                     5,250        05/31/06
     121       Starbucks Corporation                                          1,800        12/20/10
     122
     123
     124
     125
     126
     127
     128       Sugar Land Pediatric                                           3,436        12/31/06
     129
     130
     131
    131.1
    131.2
     132
     133
     134       Master Cleaners                                                2,500        10/31/13
     135
     136
     137       Ladies Workout Express                                         1,800        06/30/09
     138
     139       Los Aztecas Restaurant                                         4,032        03/31/08
     140       American Society of Transplant Surgeons                        1,855        10/31/06
     141       The UPS Store                                                  1,296        01/31/09
     142       Rio Respritory Services                                        2,200        02/01/09
     143       Quizno's                                                       1,547        06/10/14
     144       Game Stop, Inc.                                                1,400        09/30/08
     145
     146       Winresources Computing Inc.                                    3,073        02/28/04
     147       Kinko's                                                        2,413        04/15/09
     148
     149
     150
     151       Saigon Digital Photo Lab                                       1,500        04/30/05
     152
     153
     154
     155
     156       Drew Middleton, D.M.D., PLLC                                   2,400        08/31/08
     157
     158
     159
     160       Nextel                                                         1,600        01/31/09
     161
     162
     163
     164       Zin Restaurant                                                 3,810        11/30/13
     165
     166
     167
     168
     169
     170
     171
     172
     173
     174
     175       DeMaria Financial                                              2,274        04/30/09

                            FOOTNOTES TO ANNEX A-1
                            ----------------------

(1)      With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR, Current LTV % and Maturity LTV % are calculated on an aggregate basis.

(2)      With regard to World Apparel Center (Loan Number 1), the following fields were calculated using the aggregate Current Balance($) for the entire senior component (including the World Apparel Center pari passu companion loans): (i) Current LTV %, (ii) Original Balance per Unit
         ($), (iii) Current Balance per Unit ($), (iv) Maturity LTV %, and (v)
         UW DSCR.

(3)      For Mortgage Loans secured by multiple Mortgaged Properties, each
         Mortgage Loan's Original Balance and Current Balance is allocated to the respective Mortgaged Properties based on the Mortgage Loan documentation or the Mortgage Loan Seller's determination of the appropriate allocation.

(4)      Each letter identifies a group of cross-collateralized, cross-defaulted mortgaged loans.

(5)      Each number identifies a group of related borrowers.

(6)      For each Mortgage Loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the
         "Admin Fee").

(7)      The Monthly Debt Service for Loan Numbers 12, 33, 41, 77, 126, 158, and
         165 were calculated as 1/12th of the product of (i) the Current
         Balance, (ii) the Interest Rate and (iii) 365/360.

         The Monthly Debt Service for Loan Numbers 43 and 147 were calculated as
         1/12th of the product of (I) the Current Balance and (ii) the Interest
         Rate.

(8)      With respect to World Apparel Center (Loan Number 1), please refer to
         Annex C for the complete amortization schedule.

(9)      Annual Debt Service is calculated by multiplying the Monthly Debt
         Service by 12.

(10)     For Mortgage Loans with an I/O component, the I/O Period reflects the initial interest only period as of the respective Note Date of the
         Mortgage Loan.

(11)     For ARD Loans, the related Anticipated Repayment Date.

(12)     For ARD Loans, calculated as of the related Anticipated Repayment Date.

(13)     The "L" component of the prepayment provision represents remaining lockout payments.

         Runaway Bay Apartments, Mason Manor Apartments and North Creek
         Apartments (Loan numbers 20, 23, and 100) allow for defeasance the earlier of: (1) the later of (a) two years from securitization of note
         A or (b) two years from securitization of note B or (2) four years from the first payment date.

         The World Apparel Center (Loan Number 1) allows for defeasence the earlier of 3 years from the note date, or the date that is 2 years from the securitization of the last component of the loan. The lockout period and defeasence period will vary depending on when the A-2, A-3 and A-4 component is securitized.

(14)     The UW DSCR for all partial interest-only loans were calculated based on the first principal and interest payment made into the trust during the term of the loan.

(15)     Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(16)     Represents the monthly amounts required to be deposited by the borrower. The amount required to be deposited in such account may be capped pursuant to the loan documents.

(17)     With respect to certain of the mortgage loans, the respective appraised values and appraisal dates are reflective of stabilized values as defined in their respective appraisals.

(18)     With respect to the Ball Corporation Building (Loan Number 17), the
         monthly debt service from the first payment date through June 1, 2013 will be $81,185.82. Beginning on July 1, 2013 and through the the loan's Anticipated Repayment Date on June 1, 2018, the monthly debt service payment will increase to $87,644.65.

(19)     At origination, the initial principal balance of the Island Vista
         Estates (Loan Number 28) was $10,500,000 and the initial monthly debt service was $57,786.44. An earnout funding was advanced on July 28,
         2004 in the amount of $650,000, which increased the principal balance of the loan to $11,104,288.65 (after giving effect to the August 1,
         2004 monthly debt service payment). The Original Balance, Current
         Balance, Maturity Balance, Monthly Debt Service and Annual Debt Service
         shown in Annex A-1 are calculated after giving effect to the earnout funding.

(20)     With respect to Loan Number 53, $200,000 has been escrowed until certain conditions under the loan documents are satisfied. The UW NOI,
         UW NCF and UW DSCR were calculated assuming these conditions have been met.

         With respect to Loan Number 81, $450,000 has been escrowed until certain conditions under the loan documents are satisfied. The UW NOI,
         UW NCF and UW DSCR were calculated assuming these conditions have been met.

         With respect to Loan Number 107, $400,000 has been escrowed until certain conditions under the loan documents are satisfied. The UW NOI,
         UW NCF and UW DSCR were calculated assuming these conditions have been met.

         With respect to Loan Number 108, $450,000 has been escrowed until certain conditions under the loan documents are satisfied. The UW NOI,
         UW NCF and UW DSCR were calculated assuming these conditions have been met.

         With respect to Loan Number 122, $240,000 has been escrowed until certain conditions under the loan documents are satisfied. The UW NOI,
         UW NCF and UW DSCR were calculated assuming these conditions have been met.

(21)     The Cedar Square loan (Loan Number 63) is secured by 21 properties. The property addresses are as follows: 903-914, 923 North 14th Street, 920,
         928, 936, 942, 925, 929, 933, 939, 941-943, 945-947, 945 A North 15th
         Street, 1422-1432, 1503, 1505, 1416, 1425, 1435 Kilbourn Avenue, 930,
         952-954 North 16th Street and 945-947 North 17th Street.

(22)     With respect to Loan Numbers 34, 52, 105, 125 and 150 the applicable
         Mortgage Loan Seller will remit to the Trustee an amount that will be sufficient to cover the interest shortfall that would otherwise occur on the first Distribution Date as a result of the mortgage loan not having its first due date until October 2004.

                                                                       ANNEX A-2

                              CUT-OFF DATE BALANCES

                                                                                   WEIGHTED AVERAGES
                                                                -----------------------------------------------------------
                                      AGGREGATE         % OF                  STATED                CUT-OFF
                          NUMBER OF    CUT-OFF        INITIAL                REMAINING               DATE      LTV RATIO
                          MORTGAGE      DATE            POOL     MORTGAGE      TERM        UW         LTV         AT
CUT-OFF DATE BALANCES       LOANS      BALANCE        BALANCE      RATE      (MOS.)(1)   DSCR(2)   RATIO(2)   MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------

$650,000 - $2,999,999           60      $120,959,217      9.7%    5.8654%      127       2.19x      64.4%       47.4%
$3,000,000 - $3,999,999         24        85,317,622      6.8     5.8279%      124       1.41x      69.3%       53.8%
$4,000,000 - $4,999,999         14        62,989,788      5.1     5.9142%      110       2.30x      64.7%       53.5%
$5,000,000 - $6,999,999         18       101,807,658      8.2     5.6674%      118       1.54x      68.2%       56.7%
$7,000,000 - $9,999,999         21       170,834,478     13.7     5.6105%      112       1.49x      74.2%       63.7%
$10,000,000 - $14,999,999       22       254,238,356     20.4     5.6470%      118       1.38x      73.9%       62.8%
$15,000,000 - $24,999,999       12       226,985,937     18.2     5.5401%      97        1.48x      74.1%       66.1%
$25,000,000 - $49,999,999        1        26,000,000      2.1     5.7400%      180       1.28x      72.2%        0.9%
$50,000,000 - $73,000,000        3       196,740,000     15.8     5.6217%      104       1.60x      65.4%       59.4%
                          -------------------------------------------------------------------------------------------------
TOTAL:                         175    $1,245,873,056    100.0%    5.6692%      113       1.59X      70.4%       58.6%
                          =================================================================================================

                                 MORTGAGE RATES

                                                                                        WEIGHTED AVERAGES
                                                                  -----------------------------------------------------------------
                                      AGGREGATE        % OF                     STATED                    CUT-OFF
                       NUMBER OF       CUT-OFF       INITIAL                   REMAINING                   DATE        LTV RATIO
                       MORTGAGE         DATE           POOL        MORTGAGE      TERM           UW          LTV           AT
MORTGAGE RATES           LOANS         BALANCE       BALANCE         RATE      (MOS.)(1)      DSCR(2)    RATIO(2)     MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

4.7300% - 4.9999%             9       $60,995,045         4.9%       4.8547%     118          2.14x          71.4%           61.2%
5.0000% - 5.4999%            34       318,694,707        25.6        5.2769%     92           1.67x          72.4%           63.9%
5.5000% - 5.9999%            78       619,240,354        49.7        5.7430%     119          1.56x          69.6%           56.8%
6.0000% - 6.4999%            48       232,141,590        18.6        6.1635%     126          1.41x          69.6%           55.6%
6.5000% - 6.7750%             6        14,801,360         1.2        6.6358%     127          1.31x          70.2%           56.9%
                   ----------------------------------------------------------------------------------------------------------------
TOTAL:                      175    $1,245,873,056       100.0%       5.6692%     113          1.59X          70.4%           58.6%
                   ================================================================================================================

                       ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                            WEIGHTED AVERAGES
                                                                       ------------------------------------------------------------
                                          AGGREGATE        % OF                     STATED                  CUT-OFF
                           NUMBER OF       CUT-OFF       INITIAL                   REMAINING                 DATE      LTV RATIO
ORIGINAL TERM TO           MORTGAGE         DATE           POOL        MORTGAGE      TERM          UW         LTV         AT
MATURITY IN MONTHS(1)        LOANS         BALANCE       BALANCE         RATE      (MOS.)(1)     DSCR(2)   RATIO(2)   MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

60 - 84                          27      $269,902,914        21.7%       5.5102%     67          1.48x         73.1%         69.1%
85 - 120                        129       869,009,979        69.8        5.6943%     119         1.64x         70.1%         59.2%
121 - 240                        18       105,561,967         8.5        5.8656%     182         1.43x         66.5%         28.4%
241 - 300                         1         1,398,196         0.1        5.9500%     299         2.75x         31.1%          1.2%
                       ------------------------------------------------------------------------------------------------------------
TOTAL:                          175    $1,245,873,056       100.0%       5.6692%     113         1.59X         70.4%         58.6%
                       ============================================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.
(2) Includes 3 mortgage loans (identified as Loan Nos. 84, 126 and 165 on Annex
A-1), which represent approximately 0.7% of the aggregate principal balance as of the cut-off date. The loans are secured by residential cooperative properties and have cut-off date loan-to-value ratios of 5.7%, 5.5% and 4.8%, respectively and debt service coverage ratios of 14.65x, 19.83x and 29.03x, respectively.
Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 70.8% and a weighted average debt service coverage ratio of 1.47x.

                                      A-2-1

                      REMAINING TERM TO MATURITY IN MONTHS

                                                                                        WEIGHTED AVERAGES
                                                                    ----------------------------------------------------------------
                                         AGGREGATE       % OF                      STATED                CUT-OFF
                        NUMBER OF         CUT-OFF      INITIAL                    REMAINING               DATE        LTV RATIO
REMAINING TERM TO       MORTGAGE           DATE          POOL        MORTGAGE       TERM        UW         LTV           AT
MATURITY IN MONTHS(2)     LOANS           BALANCE      BALANCE         RATE       (MOS.)(2)   DSCR(3)   RATIO(3)     MATURITY(2)
-----------------------------------------------------------------------------------------------------------------------------------

56 - 84                       27        $269,902,914       21.7%       5.5102%       67        1.48x         73.1%           69.1%
85 - 120                     129         869,009,979       69.8        5.6943%       119       1.64x         70.1%           59.2%
121 - 299                     19         106,960,163        8.6        5.8667%       184       1.45x         66.1%           28.0%
                      -------------------------------------------------------------------------------------------------------------
TOTAL:                       175      $1,245,873,056      100.0%       5.6692%       113       1.59X         70.4%           58.6%
                      =============================================================================================================

                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)

                                                                                           WEIGHTED AVERAGES
                                                                     ---------------------------------------------------------------
                                           AGGREGATE        % OF                     STATED                 CUT-OFF
                          NUMBER OF         CUT-OFF       INITIAL                   REMAINING                DATE      LTV RATIO
ORIGINAL AMORTIZATION     MORTGAGE           DATE           POOL       MORTGAGE       TERM         UW         LTV         AT
TERM IN MONTHS              LOANS           BALANCE       BALANCE        RATE       (MOS.)(2)    DSCR(3)   RATIO(3)   MATURITY(2)
------------------------------------------------------------------------------------------------------------------------------------

120 - 240                       16         $71,487,246         6.0%      5.6262%       163        2.24x         56.9%         10.2%
241 - 300                       38         137,040,366        11.5       6.0555%       116        1.53x         63.7%         49.6%
331 - 360                      112         979,625,444        82.4       5.6390%       112        1.44x         72.7%         63.1%
                      --------------------------------------------------------------------------------------------------------------
TOTAL:                         166      $1,188,153,056       100.0%      5.6862%       115        1.50X         70.7%         58.3%
                      ==============================================================================================================

                    REMAINING AMORTIZATION TERM IN MONTHS(1)

                                                                                            WEIGHTED AVERAGES
                                                                   ----------------------------------------------------------------
                                        AGGREGATE        % OF                      STATED                CUT-OFF
                          NUMBER OF      CUT-OFF       INITIAL                    REMAINING               DATE        LTV RATIO
REMAINING AMORTIZATION    MORTGAGE        DATE           POOL        MORTGAGE       TERM         UW        LTV           AT
TERM IN MONTHS              LOANS        BALANCE       BALANCE         RATE       (MOS.)(2)    DSCR(3)  RATIO(3)     MATURITY(2)
-----------------------------------------------------------------------------------------------------------------------------------

118 - 240                       16      $71,487,246         6.0%       5.6262%       163        2.24x        56.9%           10.2%
241 - 300                       38      137,040,366        11.5        6.0555%       116        1.53x        63.7%           49.6%
331 - 360                      112      979,625,444        82.4        5.6390%       112        1.44x        72.7%           63.1%
                        -----------------------------------------------------------------------------------------------------------
TOTAL:                         166   $1,188,153,056       100.0%       5.6862%       115        1.50X        70.7%           58.3%
                        ===========================================================================================================

(1) Does not include the mortgage loans that are interest-only for their entire term.
(2) For the ARD loans, the Anticipated Repayment Date.
(3) Includes 3 mortgage loans (identified as Loan Nos. 84, 126 and 165 on Annex
A-1), which represent approximately 0.7% of the aggregate principal balance as of the cut-off date. The loans are secured by residential cooperative properties and have cut-off date loan-to-value ratios of 5.7%, 5.5% and 4.8%, respectively and debt service coverage ratios of 14.65x, 19.83x and 29.03x, respectively.
Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 70.8% and a weighted average debt service coverage ratio of 1.47x.

                                      A-2-2

                               AMORTIZATION TYPES

                                                                                          WEIGHTED AVERAGES
                                                                      --------------------------------------------------------------
                                             AGGREGATE       % OF                     STATED               CUT-OFF
                               NUMBER OF      CUT-OFF      INITIAL                   REMAINING              DATE        LTV RATIO
                               MORTGAGE        DATE          POOL       MORTGAGE       TERM        UW        LTV           AT
AMORTIZATION TYPES               LOANS        BALANCE      BALANCE        RATE       (MOS.)(1)   DSCR(2)  RATIO(2)     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Balloon                          129     $697,360,763         56%      5.7577%       111       1.52x        71.0%           59.6%
   Partial Interest Only             22      414,750,000       33.3       5.5440%       111       1.50x        70.6%           63.0%
   Interest Only                      8       41,020,000        3.3       5.4493%       79        3.99x        60.4%           60.4%
                           ---------------------------------------------------------------------------------------------------------
SUBTOTAL                            159   $1,153,130,763       92.6%      5.6699%       109       1.60x        70.5%           60.9%

ARD LOANS
   ARD                                4      $29,600,309        2.4%      5.7825%       168       1.34x        74.2%           52.4%
   Interest Only                      1       16,700,000        1.3       5.0000%       58        1.81x        74.9%           74.9%
                           ---------------------------------------------------------------------------------------------------------
SUBTOTAL                              5      $46,300,309        3.7%      5.5003%       128       1.51x        74.5%           60.5%

FULLY AMORTIZING LOANS               11      $46,441,984        3.7%      5.8213%       193       1.32x        64.8%            1.0%

                           ---------------------------------------------------------------------------------------------------------
TOTAL:                              175   $1,245,873,056      100.0%      5.6692%       113       1.59X        70.4%           58.6%
                           =========================================================================================================

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                        WEIGHTED AVERAGES
                                                                   --------------------------------------------------------------
UNDERWRITTEN                         AGGREGATE           % OF                     STATED               CUT-OFF
CASH FLOW           NUMBER OF         CUT-OFF          INITIAL                   REMAINING              DATE        LTV RATIO
DEBT SERVICE        MORTGAGE           DATE              POOL       MORTGAGE       TERM        UW        LTV           AT
COVERAGE RATIOS       LOANS           BALANCE          BALANCE        RATE       (MOS.)(1)   DSCR(2)  RATIO(2)     MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------

1.16x - 1.19x              2          $5,100,000            0.4%      6.0776%       184       1.17x        68.9%           28.2%
1.20x - 1.29x             45         292,356,305           23.5       5.8336%       118       1.24x        75.5%           57.4%
1.30x - 1.39x             48         337,883,071           27.1       5.6200%       110       1.34x        75.0%           63.0%
1.40x - 1.49x             21         235,778,281           18.9       5.6191%       114       1.44x        74.2%           64.6%
1.50x - 1.59x             22         132,245,764           10.6       5.6733%       98        1.55x        70.6%           63.1%
1.60x - 1.69x              7          20,127,097            1.6       5.4629%       113       1.63x        66.5%           56.1%
1.70x - 1.99x             17         161,195,374           12.9       5.6465%       110       1.89x        57.4%           49.8%
2.00x - 2.99x              9          44,087,164            3.5       5.5650%       148       2.10x        46.2%           36.4%
3.00x - 29.30x             4          17,100,000            1.4       5.0957%       101      10.59x        29.0%           28.5%
                  ---------------------------------------------------------------------------------------------------------------
TOTAL:                   175      $1,245,873,056          100.0%      5.6692%       113       1.59X        70.4%           58.6%
                  ===============================================================================================================

                             CUT-OFF DATE LTV RATIOS

                                                                                       WEIGHTED AVERAGES
                                                                 ----------------------------------------------------------------
                                    AGGREGATE           % OF                    STATED                 CUT-OFF
                   NUMBER OF         CUT-OFF          INITIAL                  REMAINING                DATE        LTV RATIO
CUT-OFF DATE       MORTGAGE           DATE              POOL      MORTGAGE       TERM         UW         LTV           AT
LTV RATIOS           LOANS           BALANCE          BALANCE       RATE       (MOS.)(1)    DSCR(2)   RATIO(2)     MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------

4.8% - 49.9%             16         $63,100,369            5.1%    5.7094%       140        4.11x         36.3%           24.1%
50.0% - 59.9%            17         129,498,830           10.4     5.5341%       115        1.95x         55.1%           46.9%
60.0% - 64.9%            11          55,573,425            4.5     6.1084%       129        1.60x         61.7%           44.4%
65.0% - 69.9%            25         110,993,351            8.9     5.6978%       121        1.53x         67.7%           54.8%
70.0% - 74.9%            39         388,065,660           31.1     5.6886%       108        1.38x         72.5%           59.9%
75.0% - 79.9%            60         442,134,433           35.5     5.6467%       110        1.35x         78.4%           67.2%
80.0% - 83.2%             7          56,506,988            4.5     5.4899%       106        1.32x         81.0%           69.5%
               -----------------------------------------------------------------------------------------------------------------
TOTAL:                  175      $1,245,873,056          100.0%    5.6692%       113        1.59X         70.4%           58.6%
               =================================================================================================================

(1) For ARD loans, the Anticipated Repayment Date.
(2) Includes 3 mortgage loans (identified as Loan Nos. 84, 126 and 165 on Annex
A-1), which represent approximately 0.7% of the aggregate principal balance as of the cut-off date. The loans are secured by residential cooperative properties and have cut-off date loan-to-value ratios of 5.7%, 5.5% and 4.8%, respectively and debt service coverage ratios of 14.65x, 19.83x and 29.03x, respectively.
Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 70.8% and a weighted average debt service coverage ratio of 1.47x.

                                      A-2-3

                           MATURITY DATE LTV RATIOS(2)

                                                                                          WEIGHTED AVERAGES
                                                                    ---------------------------------------------------------------
                                       AGGREGATE           % OF                     STATED               CUT-OFF
                      NUMBER OF         CUT-OFF          INITIAL                   REMAINING              DATE        LTV RATIO
MATURITY DATE         MORTGAGE           DATE              POOL       MORTGAGE       TERM        UW        LTV           AT
LTV RATIOS(1)           LOANS           BALANCE          BALANCE        RATE       (MOS.)(1)   DSCR(6)  RATIO(6)     MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

3.6% - 49.9%                29        $204,548,215           17.1%      5.7055%       126       2.54x        51.6%           41.6%
50.0% - 59.9%               48        $203,362,024           17.0       5.8008%       124       1.51x        68.7%           55.9%
60.0% - 69.9%               71        $635,209,880           53.0       5.6714%       110       1.36x        75.6%           65.6%
70.0% - 74.9%               14        $145,162,470           12.1       5.3513%       72        1.44x        78.0%           73.0%
75.0% - 75.8%                2         $11,148,483            0.9       5.9853%       60        1.48x        76.5%           75.7%
                 ------------------------------------------------------------------------------------------------------------------
TOTAL:                     164      $1,199,431,072          100.0%      5.6634%       110       1.60X        70.6%           60.9%
                 ==================================================================================================================

                         TYPE OF MORTGAGED PROPERTIES(3)

                                                                                                WEIGHTED AVERAGES
                                                                               -----------------------------------------------------
                                                   AGGREGATE           % OF                        CUT-OFF
                                  NUMBER OF         CUT-OFF          INITIAL                        DATE
                                  MORTGAGED          DATE              POOL          UW              LTV
PROPERTY TYPE                    PROPERTIES         BALANCE          BALANCE       DSCR(6)         RATIO(6)        OCCUPANCY (4),(5)
------------------------------------------------------------------------------------------------------------------------------------

RETAIL
   Anchored                           37        $227,110,249           18.2%       1.47x             70.6%               97.9%
   Regional Mall                       1          73,000,000            5.9        1.41x             70.2%               94.5%
   Unanchored                         15          64,502,340            5.2        1.44x             70.5%               93.4%
   Shadow Anchored                    13          53,251,237            4.3        1.44x             74.6%               98.1%
                           --------------------------------------------------------------------------------------------------------
SUBTOTAL                              66        $417,863,826           33.5%       1.45x             71.0%               96.6%

MULTIFAMILY
   Garden                             53        $353,759,493           28.4%       1.37x             74.3%               93.2%
   Coop                                3           8,300,000            0.7        18.62x             5.5%              100.0%
   Mid/High Rise                       2           5,790,369            0.5        1.41x             50.5%              100.0%
                           --------------------------------------------------------------------------------------------------------
SUBTOTAL                              58        $367,849,862           29.5%       1.76x             72.3%               93.5%

OFFICE
   CBD                                 7        $121,833,287            9.8%       1.86x             56.9%               96.3%
   Suburban                           12          83,847,648            6.7        1.40x             71.5%               98.6%
                           --------------------------------------------------------------------------------------------------------
SUBTOTAL                              19        $205,680,935           16.5%       1.67x             62.9%               97.2%

INDUSTRIAL
   Flex                               34         $69,620,000            5.6%       1.40x             79.8%               86.4%
   Warehouse/Distribution              4          42,058,369            3.4        1.53x             76.5%              100.0%
                           --------------------------------------------------------------------------------------------------------
SUBTOTAL                              38        $111,678,369            9.0%       1.45x             78.6%               91.5%

MANUFACTURED HOUSING                  17         $86,646,276            7.0%       1.36x             75.3%               89.1%

HOTEL                                  3         $36,020,000            2.9%       1.87x             53.2%                 NAP

SELF STORAGE                           7         $20,133,787            1.6%       1.62x             63.7%               86.7%
                           --------------------------------------------------------------------------------------------------------
TOTAL                                208      $1,245,873,056          100.0%       1.59X             70.4%               94.6%
                           =========================================================================================================

(1) For ARD loans, the Anticipated Repayment Date.
(2) Excludes fully amortizing mortgage loans.
(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averaged presented at the mortgage loan level in other tables in this prospectus.
(4) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.
(5) Excludes mortgage loans secured by hotels.
(6) Includes 3 mortgage loans (identified as Loan Nos. 84, 126 and 165 on Annex
A-1), which represent approximately 0.7% of the aggregate principal balance as of the cut-off date. The loans are secured by residential cooperative properties and have cut-off date loan-to-value ratios of 5.7%, 5.5% and 4.8%, respectively and debt service coverage ratios of 14.65x, 19.83x and 29.03x, respectively.
Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 70.8% and a weighted average debt service coverage ratio of 1.47x.

                                      A-2-4

                       MORTGAGED PROPERTIES BY LOCATION(1)

                                                                                             WEIGHTED AVERAGES
                                                                        ----------------------------------------------------------
                                              AGGREGATE       % OF                     STATED                CUT-OFF
                             NUMBER OF         CUT-OFF      INITIAL                   REMAINING               DATE     LTV RATIO
                             MORTGAGED          DATE          POOL        MORTGAGE      TERM         UW        LTV        AT
LOCATION                    PROPERTIES         BALANCE      BALANCE         RATE      (MOS.)(2)    DSCR(3)   RATIO(3)  MATURITY(2)
----------------------------------------------------------------------------------------------------------------------------------

California                        19        $129,145,756       10.4%       5.6223%       119        1.34x      72.7%     60.4%
New York                          11         124,758,205       10.0        5.5397%       131        3.00x      52.6%     43.9%
Virginia                           4          85,683,583        6.9        5.8163%       121        1.40x      70.5%     60.8%
North Carolina                     8          74,481,710        6.0        5.4817%       91         1.42x      76.0%     69.7%
Arizona                           10          74,206,319        6.0        5.5503%       90         1.33x      72.3%     64.9%
Texas                             24          72,889,035        5.9        5.7174%       119        1.45x      72.5%     57.4%
Michigan                          12          65,410,368        5.3        5.8267%       122        1.48x      67.7%     53.8%
Maryland                           5          57,735,223        4.6        6.0985%       124        1.71x      62.1%     50.7%
Minnesota                         27          54,500,000        4.4        5.1783%       123        1.37x      79.6%     65.4%
Colorado                           5          51,696,444        4.1        5.7854%       100        1.53x      71.0%     64.1%
Indiana                            5          44,793,891        3.6        5.2164%       79         1.88x      70.6%     66.7%
Ohio                              16          37,441,241        3.0        5.8868%       126        1.43x      71.1%     58.3%
Pennsylvania                       3          37,392,009        3.0        5.6014%       68         1.35x      72.8%     68.2%
Illinois                           5          31,071,847        2.5        6.0111%       104        1.27x      74.1%     64.2%
Wisconsin                          5          30,885,269        2.5        5.5924%       99         1.65x      71.1%     65.6%
Florida                            4          26,773,156        2.1        5.7000%       93         1.31x      77.4%     68.3%
Hawaii                             1          26,000,000        2.1        5.7400%       180        1.28x      72.2%      0.9%
Missouri                           1          24,976,221        2.0        5.4600%       59         1.45x      79.8%     74.2%
West Virginia                      2          19,247,210        1.5        5.4956%       117        1.35x      74.9%     62.7%
Washington                         3          17,790,623        1.4        5.6143%       125        1.25x      71.1%     57.8%
New Jersey                         4          16,688,576        1.3        5.7989%       119        1.48x      65.3%     53.7%
South Carolina                     2          16,650,000        1.3        6.0006%       119        1.34x      75.0%     64.8%
Georgia                            5          14,328,666        1.2        5.9421%       119        1.36x      76.4%     61.9%
Nevada                             3          13,974,545        1.1        5.7781%       127        1.44x      74.0%     53.4%
Idaho                              2          12,960,000        1.0        6.0254%       180        1.36x      70.0%     49.8%
Mississippi                        4          12,620,291        1.0        5.9989%       109        1.42x      75.1%     60.9%
Tennessee                          2          10,620,000        0.9        5.9515%       120        1.31x      80.0%     67.7%
Alabama                            1          10,191,434        0.8        5.9500%       119        1.27x      79.0%     67.0%
District of Columbia               1           9,989,988        0.8        5.2500%       119        1.30x      83.2%     69.1%
Maine                              4           9,675,000        0.8        5.7480%       120        1.32x      79.6%     61.1%
Louisiana                          1           5,100,000        0.4        5.7700%       84         1.34x      77.0%     71.8%
Utah                               3           4,961,862        0.4        5.9439%       181        1.35x      63.9%     27.5%
Massachusetts                      1           4,594,277        0.4        6.1300%       59         1.32x      57.4%     52.1%
Connecticut                        1           3,990,828        0.3        4.9500%       118        1.80x      68.8%     56.6%
Arkansas                           1           3,746,924        0.3        6.0400%       119        1.23x      76.1%     64.6%
Oregon                             1           3,550,000        0.3        5.8200%       120        1.28x      69.1%     58.3%
Kentucky                           1           3,259,710        0.3        5.8800%       119        1.30x      79.5%     67.2%
Delaware                           1           2,092,846        0.2        5.5850%       119        1.75x      41.0%     18.0%
                            ---------------------------------------------------------------------------------------------------
TOTAL:                           208      $1,245,873,056      100.0%       5.6692%       113        1.59X      70.4%     58.6%
                            ===================================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2) For the ARD loans, the Anticipated Repayment Date.
(3) Includes 3 mortgage loans (identified as Loan Nos. 84, 126 and 165 on Annex
A-1), which represent approximately 0.7% of the aggregate principal balance as of the cut-off date. The loans are secured by residential cooperative properties and have cut-off date loan-to-value ratios of 5.7%, 5.5% and 4.8%, respectively and debt service coverage ratios of 14.65x, 19.83x and 29.03x, respectively.
Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 70.8% and a weighted average debt service coverage ratio of 1.47x.

                                      A-2-5

                       CURRENT OCCUPANCY RATES (1),(3),(5)

                                                                                         WEIGHTED AVERAGES
                                                                  -----------------------------------------------------------------
                                       AGGREGATE        % OF                     STATED                   CUT-OFF
                        NUMBER OF       CUT-OFF       INITIAL                   REMAINING                  DATE        LTV RATIO
CURRENT                 MORTGAGED        DATE           POOL        MORTGAGE      TERM          UW          LTV           AT
OCCUPANCY RATES        PROPERTIES       BALANCE       BALANCE         RATE      (MOS.)(4)     DSCR(6)    RATIO(6)     MATURITY(4)
-----------------------------------------------------------------------------------------------------------------------------------

34.5% - 70.0%                13       $27,143,086         2.2%      5.5537%       114         1.43x          72.5%           61.5%
70.1% - 80.0%                 6        13,612,638         1.1       5.2777%       117         1.39x          77.8%           62.7%
80.1% - 90.0%                21       159,416,167        13.2       5.7005%       98          1.33x          75.3%           65.6%
90.1% - 95.0%                35       341,695,204        28.2       5.5578%       104         1.46x          70.8%           62.9%
95.1% - 100.0%              130       667,985,961        55.2       5.6962%       122         1.71x          69.7%           55.4%
                  -----------------------------------------------------------------------------------------------------------------
TOTAL:                      205    $1,209,853,056       100.0%      5.6498%       113         1.58X          70.9%           59.1%
                  =================================================================================================================

                          YEARS BUILT/RENOVATED(2),(3)

                                                                                     WEIGHTED AVERAGES
                                                               -----------------------------------------------------------------
                                    AGGREGATE        % OF                      STATED                 CUT-OFF
                   NUMBER OF         CUT-OFF       INITIAL                    REMAINING                DATE        LTV RATIO
YEARS              MORTGAGED          DATE           POOL        MORTGAGE       TERM         UW         LTV           AT
BUILT/RENOVATED   PROPERTIES         BALANCE       BALANCE         RATE       (MOS.)(4)    DSCR(6)   RATIO(6)     MATURITY(4)
--------------------------------------------------------------------------------------------------------------------------------

1928 - 1959               4         $12,677,606         1.0%       5.4266%       118        8.05x         53.1%           44.8%
1960 - 1969               8          26,845,588         2.2        5.8333%       123        1.52x         73.2%           59.7%
1970 - 1979              38         108,007,848         8.7        5.4894%       107        1.91x         73.5%           63.1%
1980 - 1989              32         159,998,108        12.8        5.5801%       113        1.42x         72.4%           61.2%
1990 - 1999              30         387,158,745        31.1        5.6777%       114        1.52x         67.8%           55.4%
2000 - 2004              96         551,185,161        44.2        5.7220%       114        1.47x         71.3%           59.6%
                 ---------------------------------------------------------------------------------------------------------------
TOTAL:                  208      $1,245,873,056       100.0%       5.6692%       113        1.59X         70.4%           58.6%
                 ===============================================================================================================

                              PREPAYMENT PROTECTION

                                                                                          WEIGHTED AVERAGES
                                                                   -----------------------------------------------------------------
                                         AGGREGATE       % OF                      STATED                  CUT-OFF
                        NUMBER OF         CUT-OFF      INITIAL                    REMAINING                 DATE        LTV RATIO
                        MORTGAGE           DATE          POOL        MORTGAGE       TERM          UW         LTV           AT
PREPAYMENT PROTECTION     LOANS           BALANCE      BALANCE         RATE       (MOS.)(4)     DSCR(6)   RATIO(6)     MATURITY(4)
------------------------------------------------------------------------------------------------------------------------------------

Defeasance                   163      $1,153,865,873       92.6%       5.6915%       116         1.46x         70.9%           58.5%
Yield Maintenance             12          92,007,182        7.4        5.3900%        83         3.22x         63.7%           60.1%
                      --------------------------------------------------------------------------------------------------------------
TOTAL:                       175      $1,245,873,056      100.0%       5.6692%       113         1.59X         70.4%           58.6%
                      ==============================================================================================================

(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.
(2) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.
(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly fromweighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(4) For the ARD loans, the Anticipated Repayment Date.
(5) Excludes mortgage loans secured by hotels.
(6) Includes 3 mortgage loans (identified as Loan Nos. 84, 126 and 165 on Annex
A-1), which represent approximately 0.7% of the aggregate principal balance as of the cut-off date. The loans are secured by residential cooperative properties and have cut-off date loan-to-value ratios of 5.7%, 5.5% and 4.8%, respectively and debt service coverage ratios of 14.65x, 19.83x and 29.03x, respectively.
Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 70.8% and a weighted average debt service coverage ratio of 1.47x.

                                      A-2-6

              CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                             WEIGHTED AVERAGES
                                                                        ------------------------------------------------------------
                                           AGGREGATE         % OF                      STATED                CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                    REMAINING                DATE     LTV RATIO
                             MORTGAGE        DATE        LOAN GROUP 1     MORTGAGE      TERM         UW        LTV         AT
CUT-OFF DATE BALANCES          LOANS        BALANCE        BALANCE          RATE      (MOS.)(1)    DSCR(2)   RATIO(2)  MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

$650,000 - $2,999,999              39      $81,358,002            9.9%    5.7932%       132        2.56x         62.8%        44.3%
$3,000,000 - $3,999,999            14       48,412,866            5.9     5.8023%       123        1.44x         70.4%        54.3%
$4,000,000 - $4,999,999             7       31,837,970            3.9     5.8495%       119        3.25x         58.5%        48.8%
$5,000,000 - $6,999,999            11       62,594,749            7.6     5.8543%       118        1.53x         65.3%        53.5%
$7,000,000 - $9,999,999            17      138,163,132           16.7     5.5843%       111        1.50x         73.1%        63.0%
$10,000,000 - $14,999,999          16      183,592,633           22.2     5.6380%       127        1.41x         72.5%        60.1%
$15,000,000 - $24,999,999           6      107,260,209           13.0     5.6778%       103        1.65x         70.8%        62.7%
$25,000,000 - $49,999,999           1       26,000,000            3.2     5.7400%       180        1.28x         72.2%         0.9%
$50,000,000 - $73,000,000           2      146,000,000           17.7     5.6710%       120        1.70x         62.8%        55.8%
                           ---------------------------------------------------------------------------------------------------------
TOTAL:                            113     $825,219,562          100.0%    5.6927%       121        1.70X         68.5%        55.5%
                           =========================================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                     ---------------------------------------------------------------
                                      AGGREGATE         % OF                       STATED                CUT-OFF
                     NUMBER OF         CUT-OFF        INITIAL                     REMAINING                DATE        LTV RATIO
                     MORTGAGE           DATE        LOAN GROUP 1      MORTGAGE      TERM         UW        LTV            AT
MORTGAGE RATES         LOANS           BALANCE        BALANCE           RATE      (MOS.)(1)    DSCR(2)   RATIO(2)     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

4.7300% - 4.9999%           6         $30,216,576            3.7%      4.9569%       117        2.80x         66.7%           54.7%
5.0000% - 5.4999%          24         173,972,621           21.1       5.1798%       106        1.91x         70.6%           59.6%
5.5000% - 5.9999%          48         438,957,935           53.2       5.7343%       123        1.65x         67.7%           54.3%
6.0000% - 6.4999%          31         171,213,948           20.7       6.1775%       130        1.45x         68.6%           54.1%
6.5000% - 6.6500%           4          10,858,483            1.3       6.6357%       131        1.32x         69.2%           56.5%
                   -----------------------------------------------------------------------------------------------------------------
TOTAL:                    113        $825,219,562          100.0%      5.6927%       121        1.70X         68.5%           55.5%
                   =================================================================================================================

       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                        WEIGHTED AVERAGES
                                                                 -----------------------------------------------------------------
                                      AGGREGATE        % OF                      STATED                CUT-OFF
                         NUMBER OF     CUT-OFF       INITIAL                    REMAINING                DATE        LTV RATIO
ORIGINAL TERM TO         MORTGAGE       DATE       LOAN GROUP 1     MORTGAGE      TERM         UW        LTV            AT
MATURITY IN MONTHS(1)      LOANS       BALANCE       BALANCE          RATE      (MOS.)(1)    DSCR(2)   RATIO(2)     MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------

60 - 84                        14     $99,264,401          12.0%     5.5240%       74         1.72x         69.7%           66.7%
85 - 120                       84     633,375,059          76.8      5.6941%       119        1.73x         68.6%           57.8%
121 - 240                      14      91,181,907          11.0      5.8628%       183        1.44x         67.0%           27.6%
241 - 300                       1       1,398,196           0.2      5.9500%       299        2.75x         31.1%            1.2%
                        ----------------------------------------------------------------------------------------------------------
TOTAL:                        113    $825,219,562         100.0%     5.6927%       121        1.70X         68.5%           55.5%
                        ==========================================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.
(2) Includes 3 mortgage loans (identified as Loan Nos. 84, 126 and 165 on Annex
A-1), which represent approximately 1.0% of the aggregate principal balance as of the cut-off date of mortgage loans in Loan Group 1. The loans are secured by residential cooperative properties and have cut-off date loan-to-value ratios of
5.7%, 5.5% and 4.8%, respectively and debt service coverage ratios of 14.65x,
19.83x and 29.30x, respectively. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 69.1%
and a weighted average debt service coverage ratio of 1.53x.

                                      A-2-7

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                       WEIGHTED AVERAGES
                                                                 ----------------------------------------------------------------
                                     AGGREGATE         % OF                     STATED                CUT-OFF
                        NUMBER OF     CUT-OFF        INITIAL                   REMAINING                DATE        LTV RATIO
REMAINING TERM TO       MORTGAGE       DATE        LOAN GROUP 1    MORTGAGE      TERM        UW         LTV            AT
MATURITY IN MONTHS(2)     LOANS       BALANCE        BALANCE         RATE      (MOS.)(2)   DSCR(3)    RATIO(3)     MATURITY(2)
---------------------------------------------------------------------------------------------------------------------------------

58 - 84                       14     $99,264,401           12.0%    5.5240%       74        1.72x          69.7%           66.7%
85 - 120                      84     633,375,059           76.8     5.6941%       119       1.73x          68.6%           57.8%
121 - 299                     15      92,580,103           11.2     5.8641%       185       1.46x          66.5%           27.2%
                       ----------------------------------------------------------------------------------------------------------
TOTAL:                       113    $825,219,562          100.0%    5.6927%       121       1.70X          68.5%           55.5%
                       ==========================================================================================================

    ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                                          WEIGHTED AVERAGES
                                                                    ---------------------------------------------------------------
                                      AGGREGATE         % OF                      STATED                 CUT-OFF
                         NUMBER OF     CUT-OFF        INITIAL                    REMAINING                 DATE        LTV RATIO
ORIGINAL AMORTIZATION    MORTGAGE       DATE        LOAN GROUP 1     MORTGAGE      TERM          UW        LTV            AT
TERM IN MONTHS             LOANS       BALANCE        BALANCE          RATE      (MOS.)(2)     DSCR(3)   RATIO(3)     MATURITY(2)
-----------------------------------------------------------------------------------------------------------------------------------

120 - 240                      13     $65,407,186            8.3%    5.5903%       162         2.33x         57.9%           11.1%
241 - 300                      19      79,320,073           10.1     6.1181%       122         1.63x         60.4%           46.2%
331 - 360                      75     639,972,304           81.6     5.6790%       120         1.49x         70.9%           60.7%
                      -------------------------------------------------------------------------------------------------------------
TOTAL:                        107    $784,699,562          100.0%    5.7160%       123         1.58X         68.8%           55.1%
                      =============================================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                                          WEIGHTED AVERAGES
                                                                      --------------------------------------------------------------
                                        AGGREGATE         % OF                       STATED               CUT-OFF
                          NUMBER OF      CUT-OFF        INITIAL                     REMAINING               DATE        LTV RATIO
REMAINING AMORTIZATION    MORTGAGE        DATE        LOAN GROUP 1      MORTGAGE      TERM         UW       LTV            AT
TERM IN MONTHS              LOANS        BALANCE        BALANCE           RATE      (MOS.)(2)    DSCR(3)  RATIO(3)     MATURITY(2)
------------------------------------------------------------------------------------------------------------------------------------

118 - 240                       13      $65,407,186            8.3%     5.5903%       162        2.33x        57.9%           11.1%
241 - 300                       19       79,320,073           10.1      6.1181%       122        1.63x        60.4%           46.2%
331 - 360                       75      639,972,304           81.6      5.6790%       120        1.49x        70.9%           60.7%
                        ------------------------------------------------------------------------------------------------------------
TOTAL:                         107     $784,699,562          100.0%     5.7160%       123        1.58X        68.8%           55.1%
                        ============================================================================================================

(1) Does not include the mortgage loans that are interest-only for their entire term.
(2) For the ARD loans, the Anticipated Repayment Date.
(3) Includes 3 mortgage loans (identified as Loan Nos. 84, 126 and 165 on Annex
A-1), which represent approximately 1.0% of the aggregate principal balance as of the cut-off date of mortgage loans in Loan Group 1. The loans are secured by residential cooperative properties and have cut-off date loan-to-value ratios of
5.7%, 5.5% and 4.8%, respectively and debt service coverage ratios of 14.65x,
19.83x and 29.30x, respectively. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 69.1%
and a weighted average debt service coverage ratio of 1.53x.

                                      A-2-8

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                      --------------------------------------------------------------
                                        AGGREGATE         % OF                      STATED                 CUT-OFF
                           NUMBER OF     CUT-OFF        INITIAL                    REMAINING                 DATE        LTV RATIO
                           MORTGAGE       DATE        LOAN GROUP 1     MORTGAGE      TERM         UW         LTV            AT
AMORTIZATION TYPES           LOANS       BALANCE        BALANCE          RATE      (MOS.)(1)    DSCR(2)    RATIO(2)     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS

   Balloon                       81    $429,437,329           52.0%    5.7835%       117        1.62x          68.5%           56.6%
   Partial Interest Only         14     285,300,000           34.6     5.5966%       118        1.58x          68.8%           60.7%
   Interest Only                  5      23,820,000            2.9     5.4123%       80         5.64x          53.4%           53.4%
                          ----------------------------------------------------------------------------------------------------------
SUBTOTAL                        100    $738,557,329           89.5%    5.6993%       116        1.73x          68.1%           58.1%

ARD LOANS
   ARD                            4     $29,600,309            3.6%    5.7825%       168        1.34x          74.2%           52.4%
   Interest Only                  1      16,700,000            2.0     5.0000%       58         1.81x          74.9%           74.9%
                          ----------------------------------------------------------------------------------------------------------
SUBTOTAL                          5     $46,300,309            5.6%    5.5003%       128        1.51x          74.5%           60.5%

FULLY AMORTIZING LOANS            8     $40,361,924            4.9%    5.7926%       195        1.31x          67.5%            1.0%
                          ----------------------------------------------------------------------------------------------------------
TOTAL:                          113    $825,219,562          100.0%    5.6927%       121        1.70X          68.5%           55.5%
                          ==========================================================================================================

             UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR
                           LOAN GROUP 1 MORTGAGE LOANS

                                                                                 WEIGHTED AVERAGES
                                                            ----------------------------------------------------------------
UNDERWRITTEN                    AGGREGATE        % OF                      STATED                CUT-OFF
CASH FLOW          NUMBER OF     CUT-OFF       INITIAL                    REMAINING                DATE        LTV RATIO
DEBT SERVICE       MORTGAGE       DATE       LOAN GROUP 1     MORTGAGE      TERM         UW        LTV            AT
COVERAGE RATIOS      LOANS       BALANCE       BALANCE          RATE      (MOS.)(1)    DSCR(2)   RATIO(2)     MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------

1.16x - 1.19x             2      $5,100,000           0.6%    6.0776%       184        1.17x         68.9%           28.2%
1.20x - 1.29x            23     134,204,715          16.3     5.8821%       136        1.24x         74.2%           47.3%
1.30x - 1.39x            32     214,507,701          26.0     5.6259%       124        1.34x         76.3%           62.4%
1.40x - 1.49x            13     162,381,116          19.7     5.7612%       118        1.43x         72.8%           62.9%
1.50x - 1.59x            14      90,334,417          10.9     5.6675%       101        1.56x         69.9%           62.4%
1.60x - 1.69x             4       9,898,124           1.2     5.7298%       118        1.63x         68.2%           57.5%
1.70x - 1.99x            13     152,606,324          18.5     5.6409%       109        1.90x         57.9%           50.7%
2.00x - 2.99x             8      39,087,164           4.7     5.5874%       152        2.10x         43.3%           32.3%
3.00x - 29.30x            4      17,100,000           2.1     5.0957%       101       10.59x         29.0%           28.5%
                 ----------------------------------------------------------------------------------------------------------
TOTAL:                  113    $825,219,562         100.0%    5.6927%       121        1.70X         68.5%           55.5%
                 ==========================================================================================================

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                  ---------------------------------------------------------------
                                   AGGREGATE          % OF                      STATED                CUT-OFF
                  NUMBER OF         CUT-OFF         INITIAL                    REMAINING                DATE        LTV RATIO
CUT-OFF DATE      MORTGAGE           DATE         LOAN GROUP 1     MORTGAGE      TERM         UW        LTV            AT
LTV RATIOS          LOANS           BALANCE         BALANCE          RATE      (MOS.)(1)    DSCR(2)   RATIO(2)     MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------

4.8% - 49.9%            12         $55,201,523             6.7%     5.6944%       139        4.48x         35.5%           25.5%
50.0% - 59.9%           13         116,979,877            14.2      5.4897%       117        1.99x         54.9%           47.6%
60.0% - 64.9%            8          49,016,199             5.9      6.1187%       132        1.62x         61.4%           42.9%
65.0% - 69.9%           16          73,097,404             8.9      5.7692%       122        1.53x         67.5%           53.3%
70.0% - 74.9%           21         235,831,424            28.6      5.7482%       120        1.41x         72.1%           56.1%
75.0% - 79.9%           39         264,551,147            32.1      5.6809%       119        1.35x         78.2%           65.9%
80.0% - 83.2%            4          30,541,988             3.7      5.2744%       110        1.38x         81.0%           69.6%
                -----------------------------------------------------------------------------------------------------------------
TOTAL:                 113        $825,219,562           100.0%     5.6927%       121        1.70X         68.5%           55.5%
                =================================================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.
(2) Includes 3 mortgage loans (identified as Loan Nos. 84, 126 and 165 on Annex
A-1), which represent approximately 1.0% of the aggregate principal balance as of the cut-off date of mortgage loans in Loan Group 1. The loans are secured by residential cooperative properties and have cut-off date loan-to-value ratios of
5.7%, 5.5% and 4.8%, respectively and debt service coverage ratios of 14.65x,
19.83x and 29.30x, respectively. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 69.1%
and a weighted average debt service coverage ratio of 1.53x.

                                      A-2-9

          MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS (2)

                                                                                  WEIGHTED AVERAGES
                                                              ----------------------------------------------------------------
                              AGGREGATE         % OF                        STATED                  CUT-OFF
                 NUMBER OF     CUT-OFF         INITIAL                     REMAINING                  DATE        LTV RATIO
MATURITY DATE    MORTGAGE       DATE         LOAN GROUP 1      MORTGAGE      TERM          UW         LTV            AT
LTV RATIOS(1)      LOANS       BALANCE         BALANCE           RATE      (MOS.)(1)     DSCR(6)    RATIO(6)     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------

3.6% - 29.9%           6     $27,292,846             3.5%      5.5842%       120         7.00x          25.5%           17.2%
30.0% - 49.9%         19     167,511,907            21.3       5.7247%       127         1.86x          55.9%           45.8%
50.0% - 59.9%         30     136,740,916            17.4       5.7916%       125         1.58x          68.5%           55.8%
60.0% - 64.9%         19     194,362,011            24.8       5.6921%       118         1.39x          72.9%           62.4%
65.0% - 69.9%         24     213,765,268            27.2       5.6493%       113         1.35x          78.2%           67.7%
70.0% - 75.8%          7      45,184,691             5.8       5.4595%       69          1.60x          76.8%           74.1%
                --------------------------------------------------------------------------------------------------------------
TOTAL:               105    $784,857,639           100.0%      5.6876%       117         1.72X          68.5%           58.3%
                ==============================================================================================================

        TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS (3)

                                                                                              WEIGHTED AVERAGES
                                                                            ---------------------------------------------------
                                             AGGREGATE           % OF                         CUT-OFF
                              NUMBER OF       CUT-OFF          INITIAL                         DATE
                              MORTGAGED        DATE          LOAN GROUP 1        UW             LTV
PROPERTY TYPE                PROPERTIES       BALANCE          BALANCE         DSCR(6)        RATIO(6)         OCCUPANCY(4),(5)
-------------------------------------------------------------------------------------------------------------------------------

RETAIL
   Anchored                        37      $227,110,249            27.5%        1.47x             70.6%             97.9%
   Regional Mall                    1        73,000,000             8.8         1.41x             70.2%             94.5%
   Unanchored                      15        64,502,340             7.8         1.44x             70.5%             93.4%
   Shadow Anchored                 13        53,251,237             6.5         1.44x             74.6%             98.1%
                            ---------------------------------------------------------------------------------------------------
SUBTOTAL                           66      $417,863,826            50.6%        1.45x             71.0%             96.6%

OFFICE
   CBD                              7      $121,833,287            14.8%        1.86x             56.9%             96.3%
   Suburban                        12        83,847,648            10.2         1.40x             71.5%             98.6%
                            ---------------------------------------------------------------------------------------------------
SUBTOTAL                           19      $205,680,935            24.9%        1.67x             62.9%             97.2%

INDUSTRIAL
   Flex                            34       $69,620,000             8.4%        1.40x             79.8%             86.4%
   Warehouse/Distribution           4        42,058,369             5.1         1.53x             76.5%            100.0%
                            ---------------------------------------------------------------------------------------------------
SUBTOTAL                           38      $111,678,369            13.5%        1.45x             78.6%             91.5%

HOTEL                               3       $36,020,000             4.4%        1.87x             53.2%               NAP

MANUFACTURED HOUSING                7       $25,542,644             3.1%        1.42x             73.2%             90.0%

SELF STORAGE                        7       $20,133,787             2.4%        1.62x             63.7%             86.7%

MULTIFAMILY
   Coop                             3        $8,300,000             1.0%        18.62x             5.5%            100.0%
                            ---------------------------------------------------------------------------------------------------
SUBTOTAL                            3        $8,300,000             1.0%        18.62x             5.5%            100.0%

                            ---------------------------------------------------------------------------------------------------
Total                             143      $825,219,562           100.0%        1.70x             68.5%             95.6%
                            ===================================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.
(2) Excludes fully amortizing mortgage loans.
(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averaged presented at the mortgage loan level in other tables in this prospectus.
(4) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.
(5) Excludes mortgage loans secured by hotels.
(6) Includes 3 mortgage loans (identified as Loan Nos. 84, 126 and 165 on Annex
A-1), which represent approximately 1.0% of the aggregate principal balance as of the cut-off date of mortgage loans in Loan Group 1. The loans are secured by residential cooperative properties and have cut-off date loan-to-value ratios of
5.7%, 5.5% and 4.8%, respectively and debt service coverage ratios of 14.65x,
19.83x and 29.30x, respectively. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 69.1%
and a weighted average debt service coverage ratio of 1.53x.

                                     A-2-10

      MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                                              WEIGHTED AVERAGES
                                                                         ----------------------------------------------------------
                                          AGGREGATE          % OF                     STATED                  CUT-OFF
                         NUMBER OF         CUT-OFF         INITIAL                   REMAINING                 DATE     LTV RATIO
                         MORTGAGED          DATE         LOAN GROUP 1     MORTGAGE     TERM           UW        LTV         AT
LOCATION                PROPERTIES         BALANCE         BALANCE          RATE     (MOS.)(2)      DSCR(3)   RATIO(3)  MATURITY(2)
-----------------------------------------------------------------------------------------------------------------------------------

New York                       9        $120,062,113            14.5%     5.5098%       131          3.05x      52.4%        43.8%
California                    16          95,058,977            11.5      5.6339%       119          1.37x      71.4%        58.8%
Virginia                       4          85,683,583            10.4      5.8163%       121          1.40x      70.5%        60.8%
Maryland                       5          57,735,223             7.0      6.0985%       124          1.71x      62.1%        50.7%
Minnesota                     27          54,500,000             6.6      5.1783%       123          1.37x      79.6%        65.4%
Colorado                       5          51,696,444             6.3      5.7854%       100          1.53x      71.0%        64.1%
Michigan                       7          50,496,279             6.1      5.8080%       119          1.47x      70.6%        58.5%
Indiana                        4          31,693,891             3.8      5.0703%       77           2.15x      65.9%        63.9%
Arizona                        5          26,883,008             3.3      5.6344%       112          1.37x      72.1%        61.2%
Illinois                       4          26,062,408             3.2      6.1363%       102          1.26x      72.9%        63.8%
Hawaii                         1          26,000,000             3.2      5.7400%       180          1.28x      72.2%         0.9%
Texas                         12          25,778,407             3.1      5.8162%       134          1.52x      66.1%        44.6%
North Carolina                 4          22,933,837             2.8      5.7936%       108          1.53x      75.4%        65.9%
Ohio                          10          22,273,196             2.7      5.8873%       131          1.41x      75.8%        62.9%
Wisconsin                      3          19,385,269             2.3      5.5951%       86           1.58x      72.7%        67.5%
New Jersey                     4          16,688,576             2.0      5.7989%       119          1.48x      65.3%        53.7%
Idaho                          2          12,960,000             1.6      6.0254%       180          1.36x      70.0%        49.8%
Florida                        1          10,990,979             1.3      6.0400%       119          1.22x      79.1%        67.2%
District of Columbia           1           9,989,988             1.2      5.2500%       119          1.30x      83.2%        69.1%
Mississippi                    3           8,420,291             1.0      5.9485%       103          1.35x      78.7%        65.1%
Georgia                        2           8,398,370             1.0      5.8026%       120          1.38x      78.8%        65.5%
Nevada                         2           6,294,545             0.8      5.5318%       137          1.41x      66.7%        35.9%
Pennsylvania                   2           6,152,009             0.7      6.2180%       117          1.44x      72.8%        59.4%
Louisiana                      1           5,100,000             0.6      5.7700%       84           1.34x      77.0%        71.8%
Utah                           3           4,961,862             0.6      5.9439%       181          1.35x      63.9%        27.5%
Connecticut                    1           3,990,828             0.5      4.9500%       118          1.80x      68.8%        56.6%
Arkansas                       1           3,746,924             0.5      6.0400%       119          1.23x      76.1%        64.6%
Kentucky                       1           3,259,710             0.4      5.8800%       119          1.30x      79.5%        67.2%
South Carolina                 1           3,150,000             0.4      5.7890%       120          1.79x      53.8%        45.3%
Tennessee                      1           2,780,000             0.3      5.7300%       120          1.41x      80.0%        67.3%
Delaware                       1           2,092,846             0.3      5.5850%       119          1.75x      41.0%        18.0%
                       ------------------------------------------------------------------------------------------------------------
TOTAL:                       143        $825,219,562           100.0%     5.6927%       121          1.70X      68.5%        55.5%
                       ============================================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2) For the ARD loans, the Anticipated Repayment Date.
(3) Includes 3 mortgage loans (identified as Loan Nos. 84, 126 and 165 on Annex
A-1), which represent approximately 1.0% of the aggregate principal balance as of the cut-off date of mortgage loans in Loan Group 1. The loans are secured by residential cooperative properties and have cut-off date loan-to-value ratios of
5.7%, 5.5% and 4.8%, respectively and debt service coverage ratios of 14.65x,
19.83x and 29.30x, respectively. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 69.1%
and a weighted average debt service coverage ratio of 1.53x.

                                     A-2-11

       CURRENT OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS (1),(3),(5)

                                                                                    WEIGHTED AVERAGES
                                                             ---------------------------------------------------------------
                                  AGGREGATE      % OF                     STATED                 CUT-OFF
                   NUMBER OF       CUT-OFF     INITIAL                   REMAINING                 DATE        LTV RATIO
CURRENT            MORTGAGED        DATE     LOAN GROUP 1    MORTGAGE      TERM         UW         LTV            AT
OCCUPANY RATES    PROPERTIES       BALANCE     BALANCE         RATE      (MOS.)(4)    DSCR(6)    RATIO(6)     MATURITY(4)
----------------------------------------------------------------------------------------------------------------------------

38.6% - 70.0%           11       $20,443,086         2.6%    5.4301%       118        1.39x          73.2%           61.3%
70.1% - 80.0%            6        13,612,638         1.7     5.2777%       117        1.39x          77.8%           62.7%
80.1% - 90.0%           12        67,484,698         8.6     5.7801%       119        1.38x          75.1%           63.5%
90.1% - 95.0%           15       168,950,065        21.4     5.6876%       118        1.51x          67.7%           58.6%
95.1% - 100.0%          96       518,709,076        65.7     5.6605%       123        1.81x          68.5%           53.9%
                 ----------------------------------------------------------------------------------------------------------
TOTAL:                 140      $789,199,562       100.0%    5.6639%       121        1.69X          69.2%           56.0%
                 ==========================================================================================================

          YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(2),(3)

                                                                                         WEIGHTED AVERAGES
                                                                    --------------------------------------------------------------
                                      AGGREGATE         % OF                    STATED                 CUT-OFF
                     NUMBER OF         CUT-OFF        INITIAL                  REMAINING                 DATE        LTV RATIO
YEARS                MORTGAGED          DATE        LOAN GROUP 1    MORTGAGE     TERM          UW        LTV            AT
BUILT/RENOVATED     PROPERTIES         BALANCE        BALANCE         RATE     (MOS.)(4)     DSCR(6)   RATIO(6)     MATURITY(4)
----------------------------------------------------------------------------------------------------------------------------------

1928 - 1959                3          $7,790,828            0.9%    5.0984%       118        12.30x         37.8%           31.6%
1960 - 1969                3           9,475,620            1.1     5.8484%       119         1.32x         73.1%           60.5%
1970 - 1979               28          53,778,716            6.5     5.2674%       114         2.53x         72.4%           61.7%
1980 - 1989               19          93,792,809           11.4     5.4568%       116         1.47x         72.1%           60.3%
1990 - 1999               24         318,169,946           38.6     5.6944%       120         1.56x         66.7%           53.5%
2000 - 2004               66         342,211,643           41.5     5.8320%       124         1.53x         69.1%           55.4%
                  ----------------------------------------------------------------------------------------------------------------
TOTAL:                   143        $825,219,562          100.0%    5.6927%       121         1.70X         68.5%           55.5%
                  ================================================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                              WEIGHTED AVERAGES
                                                                          ----------------------------------------------------------
                                            AGGREGATE         % OF                     STATED               CUT-OFF
                           NUMBER OF         CUT-OFF        INITIAL                  REMAINING               DATE        LTV RATIO
                           MORTGAGE           DATE        LOAN GROUP 1    MORTGAGE     TERM        UW        LTV            AT
PREPAYMENT PROTECTION        LOANS           BALANCE        BALANCE         RATE     (MOS.)(4)   DSCR(6)   RATIO(6)     MATURITY(4)
------------------------------------------------------------------------------------------------------------------------------------

Defeasance                     103        $758,058,327           91.9%    5.7253%       124       1.50x         69.3%          55.3%
Yield Maintenance               10          67,161,235            8.1     5.3257%       88        3.94x         59.6%          57.1%
                          ----------------------------------------------------------------------------------------------------------
TOTAL:                         113        $825,219,562          100.0%    5.6927%       121       1.70X         68.5%          55.5%
                          ==========================================================================================================

(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.
(2) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.
(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(4) For the ARD loans, the Anticipated Repayment Date.
(5) Excludes mortgage loans secured by hotels.
(6) Includes 3 mortgage loans (identified as Loan Nos. 84, 126 and 165 on Annex
A-1), which represent approximately 1.0% of the aggregate principal balance as of the cut-off date of mortgage loans in Loan Group 1. The loans are secured by residential cooperative properties and have cut-off date loan-to-value ratios of
5.7%, 5.5% and 4.8%, respectively and debt service coverage ratios of 14.65x,
19.83x and 29.30x, respectively. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 69.1%
and a weighted average debt service coverage ratio of 1.53x.

                                     A-2-12

           CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------
                                             AGGREGATE          % OF                     STATED             CUT-OFF
                              NUMBER OF       CUT-OFF         INITIAL                   REMAINING            DATE       LTV RATIO
                              MORTGAGE          DATE        LOAN GROUP 2   MORTGAGE       TERM        UW      LTV          AT
CUT-OFF DATE BALANCES           LOANS         BALANCE         BALANCE        RATE        (MOS.)      DSCR    RATIO      MATURITY
------------------------------------------------------------------------------------------------------------------------------------

$1,078,213 - $2,999,999            21         $39,601,215           9.4%     6.0138%      116       1.42x       67.7%         53.7%
$3,000,000 - $3,999,999            10          36,904,756           8.8      5.8615%      124       1.38x       67.9%         53.2%
$4,000,000 - $4,999,999             7          31,151,818           7.4      5.9804%      102       1.33x       70.9%         58.3%
$5,000,000 - $6,999,999             7          39,212,909           9.3      5.3691%      119       1.55x       72.9%         61.9%
$7,000,000 - $9,999,999             4          32,671,346           7.8      5.7216%      118       1.44x       78.8%         66.9%
$10,000,000 - $14,999,999           6          70,645,723          16.8      5.6702%      94        1.29x       77.5%         70.0%
$15,000,000 - $24,999,999           6         119,725,727          28.5      5.4168%      91        1.32x       77.0%         69.1%
$25,000,000 - $50,740,000           1          50,740,000          12.1      5.4800%      59        1.33x       72.8%         69.9%
                              ------------------------------------------------------------------------------------------------------
TOTAL:                             62        $420,653,494         100.0%     5.6232%      98        1.36X       74.2%         64.9%
                              ======================================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                              WEIGHTED AVERAGES
                                                                     ---------------------------------------------------------------
                                   AGGREGATE             % OF                         STATED               CUT-OFF
                      NUMBER OF     CUT-OFF            INITIAL                       REMAINING              DATE         LTV RATIO
                      MORTGAGE        DATE           LOAN GROUP 2       MORTGAGE       TERM        UW        LTV            AT
MORTGAGE RATES          LOANS       BALANCE            BALANCE            RATE        (MOS.)      DSCR      RATIO        MATURITY
------------------------------------------------------------------------------------------------------------------------------------

4.7300% - 4.9999%            3         $30,778,469            7.3%         4.7544%      118       1.49x       76.1%           67.6%
5.0000% - 5.4999%           10         144,722,086           34.4          5.3938%      75        1.38x       74.7%           69.0%
5.5000% - 5.9999%           30         180,282,419           42.9          5.7642%      108       1.34x       74.2%           63.0%
6.0000% - 6.4999%           17          60,927,642           14.5          6.1240%      114       1.33x       72.3%           59.8%
6.5000% - 6.7750%            2           3,942,877            0.9          6.6359%      118       1.27x       73.0%           57.9%
                    ----------------------------------------------------------------------------------------------------------------
TOTAL:                      62        $420,653,494          100.0%         5.6232%      98        1.36X       74.2%           64.9%
                    ================================================================================================================

       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                      -----------------------------------------------------------
                                    AGGREGATE             % OF                      STATED                 CUT-OFF
                      NUMBER OF      CUT-OFF            INITIAL                    REMAINING                DATE       LTV RATIO
ORIGINAL TERM TO      MORTGAGE         DATE           LOAN GROUP 2    MORTGAGE       TERM         UW         LTV          AT
MATURITY IN MONTHS      LOANS        BALANCE            BALANCE         RATE        (MOS.)       DSCR       RATIO      MATURITY
---------------------------------------------------------------------------------------------------------------------------------

60 - 120                   58         $406,273,433           96.6%      5.6139%      96         1.36x        74.6%         66.0%
121 - 180                   4           14,380,060            3.4       5.8839%      179        1.42x        63.5%         33.5%

                    -------------------------------------------------------------------------------------------------------------
TOTAL:                     62         $420,653,494          100.0%      5.6232%      98         1.36X        74.2%         64.9%
                    =============================================================================================================

                                     A-2-13

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                     --------------------------------------------------------------
                                       AGGREGATE          % OF                      STATED               CUT-OFF
                      NUMBER OF         CUT-OFF         INITIAL                    REMAINING              DATE         LTV RATIO
REMAINING TERM TO     MORTGAGE            DATE        LOAN GROUP 2    MORTGAGE       TERM         UW       LTV            AT
MATURITY IN MONTHS      LOANS           BALANCE         BALANCE         RATE        (MOS.)       DSCR     RATIO        MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

56 - 120                   58         $406,273,433           96.6%      5.6139%      96         1.36x        74.6%           66.0%
121 - 179                   4           14,380,060            3.4       5.8839%      179        1.42x        63.5%           33.5%
                    ---------------------------------------------------------------------------------------------------------------
TOTAL:                     62         $420,653,494          100.0%      5.6232%      98         1.36X        74.2%           64.9%
                    ===============================================================================================================

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                           WEIGHTED AVERAGES
                                                                        ------------------------------------------------------------
                                      AGGREGATE             % OF                      STATED              CUT-OFF
                        NUMBER OF      CUT-OFF            INITIAL                    REMAINING             DATE         LTV RATIO
ORIGINAL AMORTIZATION   MORTGAGE         DATE           LOAN GROUP 2     MORTGAGE      TERM        UW       LTV            AT
TERM IN MONTHS            LOANS        BALANCE            BALANCE          RATE       (MOS.)      DSCR     RATIO        MATURITY
------------------------------------------------------------------------------------------------------------------------------------

180 - 300                    22          $63,800,353           15.8%       5.9735%      115       1.39x      66.2%           49.3%
331 - 360                    37          339,653,140           84.2        5.5636%      96        1.34x      75.9%           67.5%
                      --------------------------------------------------------------------------------------------------------------
TOTAL:                       59         $403,453,494          100.0%       5.6284%      99        1.35X      74.4%           64.6%
                      ==============================================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                             WEIGHTED AVERAGES
                                                                         -----------------------------------------------------------
                                       AGGREGATE            % OF                      STATED               CUT-OFF
                          NUMBER OF     CUT-OFF           INITIAL                    REMAINING              DATE         LTV RATIO
REMAINING AMORTIZATION    MORTGAGE        DATE          LOAN GROUP 2     MORTGAGE      TERM        UW        LTV            AT
TERM IN MONTHS              LOANS       BALANCE           BALANCE          RATE       (MOS.)      DSCR      RATIO        MATURITY
------------------------------------------------------------------------------------------------------------------------------------

179 - 300                      22         $63,800,353          15.8%       5.9735%      115       1.39x       66.2%           49.3%
331 - 360                      37         339,653,140          84.2        5.5636%      96        1.34x       75.9%           67.5%
                         -----------------------------------------------------------------------------------------------------------
TOTAL:                         59        $403,453,494         100.0%       5.6284%      99        1.35X       74.4%           64.6%
                         ===========================================================================================================

(1) Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-14

            AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                          ----------------------------------------------------------
                                        AGGREGATE            % OF                      STATED               CUT-OFF
                            NUMBER OF    CUT-OFF           INITIAL                    REMAINING              DATE        LTV RATIO
                            MORTGAGE       DATE          LOAN GROUP 2     MORTGAGE      TERM         UW       LTV           AT
AMORTIZATION TYPES            LOANS      BALANCE           BALANCE          RATE       (MOS.)       DSCR     RATIO       MATURITY
------------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Balloon                       48       $267,923,433          63.7%       5.7164%      100        1.36x        75.0%         64.5%
   Partial Interest Only          8        129,450,000          30.8        5.4282%      95         1.33x        74.5%         68.0%
   Interest Only                  3         17,200,000           4.1        5.5006%      77         1.70x        70.0%         70.0%
                          ----------------------------------------------------------------------------------------------------------
SUBTOTAL                         59       $414,573,433          98.6%       5.6175%      97         1.36x        74.6%         65.8%

FULLY AMORTIZING                  3         $6,080,060           1.4%       6.0121%      179        1.37x        47.0%          0.6%
                          ----------------------------------------------------------------------------------------------------------
TOTAL                            62       $420,653,494         100.0%       5.6232%      98         1.36X        74.2%         64.9%
                          ==========================================================================================================

             UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR
                           LOAN GROUP 2 MORTGAGE LOANS

                                                                                       WEIGHTED AVERAGES
                                                                     -----------------------------------------------------------
UNDERWRITTEN                    AGGREGATE             % OF                        STATED             CUT-OFF
CASH FLOW           NUMBER OF    CUT-OFF            INITIAL                      REMAINING            DATE         LTV RATIO
DEBT SERVICE        MORTGAGE       DATE           LOAN GROUP 2       MORTGAGE      TERM       UW       LTV            AT
COVERAGE RATIOS       LOANS      BALANCE            BALANCE            RATE       (MOS.)     DSCR     RATIO        MATURITY
--------------------------------------------------------------------------------------------------------------------------------

1.20x - 1.29x            22       $158,151,590           37.6%         5.7925%      103      1.23x        76.6%           66.0%
1.30x - 1.39x            16        123,375,370           29.3          5.6098%      87       1.34x        72.7%           64.1%
1.40x - 1.49x             8         73,397,164           17.4          5.3047%      105      1.45x        77.5%           68.5%
1.50x - 1.59x             8         41,911,346           10.0          5.6858%      91       1.53x        72.2%           64.6%
1.60x - 1.69x             3         10,228,973            2.4          5.2045%      108      1.64x        64.9%           54.7%
1.70x - 1.99x             4          8,589,050            2.0          5.7474%      128      1.80x        48.5%           34.7%
2.00x - 2.10x             1          5,000,000            1.2          5.3900%      119      2.10x        68.5%           68.5%
                   -------------------------------------------------------------------------------------------------------------
TOTAL:                   62       $420,653,494          100.0%         5.6232%      98       1.36X        74.2%           64.9%
                   =============================================================================================================

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                    -----------------------------------------------------------
                               AGGREGATE              % OF                       STATED             CUT-OFF
                 NUMBER OF      CUT-OFF             INITIAL                     REMAINING            DATE         LTV RATIO
CUT-OFF DATE     MORTGAGE         DATE            LOAN GROUP 2      MORTGAGE      TERM       UW       LTV            AT
LTV RATIOS         LOANS        BALANCE             BALANCE           RATE       (MOS.)     DSCR     RATIO        MATURITY
-------------------------------------------------------------------------------------------------------------------------------

23.9% - 49.9%          4           $7,898,846             1.9%        5.8143%      152      1.54x       41.8%           14.4%
50.0% - 59.9%          4           12,518,953             3.0         5.9484%      106      1.55x       56.3%           40.1%
60.0% - 64.9%          3            6,557,226             1.6         6.0310%      104      1.46x       63.4%           55.4%
65.0% - 69.9%          9           37,895,947             9.0         5.5601%      119      1.53x       68.1%           57.6%
70.0% - 74.9%         18          152,234,235            36.2         5.5962%      89       1.33x       73.1%           65.9%
75.0% - 79.9%         21          177,583,286            42.2         5.5957%      98       1.35x       78.6%           69.2%
80.0% - 81.9%          3           25,965,000             6.2         5.7433%      102      1.24x       81.0%           69.4%
               ----------------------------------------------------------------------------------------------------------------
TOTAL:                62         $420,653,494           100.0%        5.6232%      98       1.36X       74.2%           64.9%
               ================================================================================================================

                                     A-2-15

         MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
                               AGGREGATE             % OF                        STATED                 CUT-OFF
                   NUMBER OF    CUT-OFF            INITIAL                      REMAINING                DATE         LTV RATIO
MATURITY DATE      MORTGAGE       DATE           LOAN GROUP 2       MORTGAGE      TERM        UW          LTV            AT
LTV RATIOS           LOANS      BALANCE            BALANCE            RATE       (MOS.)      DSCR        RATIO        MATURITY
--------------------------------------------------------------------------------------------------------------------------------

31.4% - 49.9%            4         $9,743,462            2.4%         5.7143%      120       1.76x        49.9%           38.2%
50.0% - 59.9%           18         66,621,108           16.1          5.8197%      122       1.38x        69.2%           56.0%
60.0% - 64.9%           10         51,342,896           12.4          5.6165%      116       1.41x        74.6%           61.8%
65.0% - 75.2%           27        286,865,968           69.2          5.5674%      87        1.34x        76.7%           69.7%
                 ---------------------------------------------------------------------------------------------------------------
TOTAL:                  59       $414,573,433          100.0%         5.6175%      97        1.36X        74.6%           65.8%
                 ===============================================================================================================

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                         WEIGHTED AVERAGES
                                                                               -------------------------------------
                                          AGGREGATE              % OF                      CUT-OFF
                         NUMBER OF         CUT-OFF             INITIAL                      DATE
                         MORTGAGED           DATE            LOAN GROUP 2        UW          LTV
PROPERTY TYPE           PROPERTIES         BALANCE             BALANCE          DSCR        RATIO      OCCUPANCY(2)
--------------------------------------------------------------------------------------------------------------------

MULTIFAMILY
   Garden                     53            $353,759,493            84.1%      1.37x          74.3%           93.2%
   Mid/High Rise               2               5,790,369             1.4       1.41x          50.5%          100.0%
                       ---------------------------------------------------------------------------------------------
SUBTOTAL                      55            $359,549,862            85.5%      1.37x          73.9%           93.4%

MANUFACUTERED HOUSING         10             $61,103,632            14.5%      1.33x          76.2%           88.7%
                       ---------------------------------------------------------------------------------------------
TOTAL                         65            $420,653,494           100.0%      1.36X          74.2%           92.7%
                       =============================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2)  Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.

                                     A-2-16

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                             WEIGHTED AVERAGES
                                                                         ----------------------------------------------------------
                                  AGGREGATE              % OF                         STATED               CUT-OFF
                    NUMBER OF      CUT-OFF             INITIAL                       REMAINING              DATE         LTV RATIO
                    MORTGAGED        DATE            LOAN GROUP 2        MORTGAGE      TERM       UW         LTV            AT
LOCATION           PROPERTIES      BALANCE             BALANCE             RATE       (MOS.)     DSCR       RATIO        MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

North Carolina            4          $51,547,873            12.3%          5.3430%      83       1.37x       76.3%           71.3%
Arizona                   5           47,323,310            11.2           5.5026%      77       1.30x       72.4%           67.0%
Texas                    12           47,110,628            11.2           5.6633%      111      1.42x       76.0%           64.4%
California                3           34,086,778             8.1           5.5899%      119      1.27x       76.4%           64.7%
Pennsylvania              1           31,240,000             7.4           5.4800%      59       1.33x       72.8%           69.9%
Missouri                  1           24,976,221             5.9           5.4600%      59       1.45x       79.8%           74.2%
West Virginia             2           19,247,210             4.6           5.4956%      117      1.35x       74.9%           62.7%
Washington                3           17,790,623             4.2           5.6143%      125      1.25x       71.1%           57.8%
Florida                   3           15,782,177             3.8           5.4632%      75       1.37x       76.3%           69.1%
Ohio                      6           15,168,046             3.6           5.8862%      119      1.45x       64.0%           51.7%
Michigan                  5           14,914,089             3.5           5.8900%      132      1.51x       57.9%           37.9%
South Carolina            1           13,500,000             3.2           6.0500%      119      1.24x       79.9%           69.3%
Indiana                   1           13,100,000             3.1           5.5700%      84       1.21x       81.9%           73.3%
Wisconsin                 2           11,500,000             2.7           5.5878%      120      1.76x       68.4%           62.3%
Alabama                   1           10,191,434             2.4           5.9500%      119      1.27x       79.0%           67.0%
Maine                     4            9,675,000             2.3           5.7480%      120      1.32x       79.6%           61.1%
Tennessee                 1            7,840,000             1.9           6.0300%      120      1.27x       80.0%           67.9%
Nevada                    1            7,680,000             1.8           5.9800%      120      1.47x       79.9%           67.7%
Georgia                   3            5,930,296             1.4           6.1398%      119      1.32x       73.0%           56.8%
Illinois                  1            5,009,439             1.2           5.3600%      118      1.31x       79.8%           66.5%
New York                  2            4,696,092             1.1           6.3049%      135      1.57x       59.3%           45.8%
Massachusetts             1            4,594,277             1.1           6.1300%      59       1.32x       57.4%           52.1%
Mississippi               1            4,200,000             1.0           6.1000%      120      1.56x       67.7%           52.6%
Oregon                    1            3,550,000             0.8           5.8200%      120      1.28x       69.1%           58.3%
                 ------------------------------------------------------------------------------------------------------------------
TOTAL:                   65         $420,653,494           100.0%          5.6232%      98       1.36X       74.2%           64.9%
                 ==================================================================================================================

         CURRENT OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                                          WEIGHTED AVERAGES
                                                                      ------------------------------------------------------------
                                   AGGREGATE             % OF                      STATED              CUT-OFF
                     NUMBER OF      CUT-OFF            INITIAL                    REMAINING             DATE         LTV RATIO
CURRENT              MORTGAGED        DATE           LOAN GROUP 2     MORTGAGE      TERM        UW       LTV            AT
OCCUPANY RATES      PROPERTIES      BALANCE            BALANCE          RATE       (MOS.)      DSCR     RATIO        MATURITY
----------------------------------------------------------------------------------------------------------------------------------

34.5% - 70.0%              2           $6,700,000            1.6%       5.9307%      105       1.56x        70.4%           62.1%
80.1% - 85.0%              4           36,471,469            8.7        5.4783%      73        1.33x        72.5%           64.2%
85.1% - 90.0%              5           55,460,000           13.2        5.7497%      89        1.27x        77.3%           69.1%
90.1% - 95.0%             20          172,745,139           41.1        5.4308%      90        1.42x        73.9%           67.2%
95.1% - 100.0%            34          149,276,885           35.5        5.8203%      118       1.33x        74.0%           60.9%
                 -----------------------------------------------------------------------------------------------------------------
TOTAL:                    65         $420,653,494          100.0%       5.6232%      98        1.36X        74.2%           64.9%
                 =================================================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2)  Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrwers as of the dates set forth on Annex A-1 to this prospectus supplement.

                                     A-2-17

       YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                                              WEIGHTED AVERAGES
                                                                      -------------------------------------------------------------
                                  AGGREGATE             % OF                       STATED                   CUT-OFF
                    NUMBER OF      CUT-OFF            INITIAL                     REMAINING                  DATE       LTV RATIO
YEARS               MORTGAGED        DATE           LOAN GROUP 2      MORTGAGE      TERM          UW          LTV          AT
BUILT/RENOVATED    PROPERTIES      BALANCE            BALANCE           RATE       (MOS.)        DSCR        RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

1949 - 1959               1           $4,886,778            1.2%        5.9500%      117         1.27x         77.6%         65.9%
1960 - 1969               5           17,369,968            4.1         5.8251%      125         1.63x         73.3%         59.3%
1970 - 1979              10           54,229,132           12.9         5.7096%      99          1.30x         74.6%         64.5%
1980 - 1989              13           66,205,299           15.7         5.7548%      110         1.36x         72.9%         62.5%
1990 - 1999               6           68,988,798           16.4         5.6008%      86          1.32x         73.0%         64.0%
2000 - 2004              30          208,973,517           49.7         5.5420%      96          1.38x         74.9%         66.4%
                 ------------------------------------------------------------------------------------------------------------------
TOTAL:                   65         $420,653,494          100.0%        5.6232%      98          1.36X         74.2%         64.9%
                 ==================================================================================================================

           PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                         ----------------------------------------------------------
                                      AGGREGATE             % OF                      STATED                 CUT-OFF
                         NUMBER OF     CUT-OFF            INITIAL                    REMAINING                DATE      LTV RATIO
                         MORTGAGE        DATE           LOAN GROUP 2     MORTGAGE      TERM          UW        LTV         AT
PREPAYMENT PROTECTION      LOANS       BALANCE            BALANCE          RATE       (MOS.)        DSCR      RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

Defeasance                    60        $395,807,546           94.1%       5.6269%      100         1.37x       74.2%        64.6%
Yield Maintenance              2          24,845,947            5.9        5.5640%      69          1.27x       74.7%        68.5%
                        -----------------------------------------------------------------------------------------------------------
TOTAL:                        62        $420,653,494          100.0%       5.6232%      98          1.36X       74.2%        64.9%
                        ===========================================================================================================

(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent recent renovation date with respect to each Mortgaged Property.
(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-18

                                                                       ANNEX A-3

                    DESCRIPTION OF TOP TEN MORTGAGE LOANS OR
                 GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                     A-3-1

                              WORLD APPAREL CENTER

                   [3 PHOTOS OF WORLD APPAREL CENTER OMITTED]

                                      A-3-2

                              WORLD APPAREL CENTER

                         MORTGAGE LOAN INFORMATION
---------------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:   $73,000,000 (Pari Passu)
 CUT-OFF PRINCIPAL BALANCE:    $73,000,000 (Pari Passu)
 % OF POOL BY IPB:             5.9%
 SHADOW RATING (M/S):          A2/A+
 LOAN SELLER:                  JPMorgan Chase Bank
 BORROWER:                     1411 Trizechahn-Swig, L.L.C.
 SPONSOR:                      Trizec Properties, Inc., Swig Investment
                               Company
 ORIGINATION DATE:             06/18/04
 INTEREST RATE:                5.5020%
 INTEREST ONLY PERIOD:         36 Months
 MATURITY DATE:                07/07/14
 AMORTIZATION TYPE:            Balloon
 ORIGINAL AMORTIZATION:        360 Months
 REMAINING AMORTIZATION:       360 Months
 CALL PROTECTION:              L(24), Def(91), O(4)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     Cash Management Agreement
 ADDITIONAL DEBT:              $146,000,000
 ADDITIONAL DEBT TYPE:         Three Pari Passu Notes ($73,000,000,
                               $37,230,000, and $35,770,000)
 LOAN PURPOSE:                 Refinance

                                     ESCROWS
--------------------------------------------------------------------------------

All reserve requirements are waived prior to any of (a) the occurrence of an event of default, (b) the net operating income falls to below 80% of what it was at loan closing or (c) Whether or not a Trigger Event has occurred and is continuing, commencing on 04/07/2011 and continuing for the next 12 succeeding monthly payment dates, the borrower is required to make a monthly deposit in an amount equal to the product of $20 times the rentable square footage of the space demised at such time under the Jones Apparel Group Lease divided by 12, so long as Jones Apparel Group has not renewed its lease or entered into a new lease pursuant to the loan agreement on or before 04/07/2011; provided, however, the borrower is not required to make such monthly deposits in the event that as of 04/07/2011, the Jones Apparel Group Lease demises less than 30,000 square feet of space and the borrower has relet the approximately 222,867 remaining square feet. To the extent one of these trigger events occurs, reserves for taxes, insurance, CapEx and TI/LC will be required.

            PROPERTY INFORMATION
--------------------------------------------

 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Fee
 PROPERTY TYPE:            Office -- CBD
 SQUARE FOOTAGE:           1,150,705
 LOCATION:                 New York, NY
 YEAR BUILT/RENOVATED:     1970/1999
 OCCUPANCY:                97.9%
 OCCUPANCY DATE:           05/01/04
 NUMBER OF TENANTS:        136
 HISTORICAL NOI:
   2002:                   $ 25,270,513
   2003:                   $ 31,044,676
   TTM AS OF 03/31/04:     $ 30,769,118
 UW NOI:                   $ 31,797,533
 UW NET CASH FLOW:         $ 29,608,161
 APPRAISED VALUE:          $395,000,000
 APPRAISAL DATE:           05/01/04

        FINANCIAL INFORMATION
------------------------------------

  CUT-OFF DATE LOAN/SF:    $190
  CUT-OFF DATE LTV:        55.4%
  MATURITY DATE LTV:       49.6%
  UW DSCR:                 1.98x

                                                    SIGNIFICANT TENANTS
                                                                                                       BASE        LEASE
                                                               MOODY'S/                                RENT      EXPIRATION
 TENANT NAME               PARENT COMPANY                       S&P(2)     SQUARE FEET    % OF GLA      PSF         YEAR
------------------------- ---------------------------------- ----------- -------------- ----------- ----------- -----------

 JONES APPAREL            Jones Apparel Group Inc.             Baa2/BBB       254,987      22.2%      $ 38.63       2012
 CHASE MANHATTAN BANK(1)  JPMorgan Chase & Co. (NYSE: JPM)      Aa3/A+         72,383       6.3%      $ 21.47       2009
 LEVI STRAUSS & COMPANY   Levi Strauss & Company                Ca/CCC         43,004       3.7%      $ 50.71       2012
 URBAN MENSWEAR           Urban Menswear                        NR/NR          35,675       3.1%      $ 45.10       2009
 ALARMEX HOLDINGS, LLC    Alarmex Holdings, LLC                 NR/NR          35,080       3.0%      $ 38.76       2012
 TECHNICOLOR              Thomson                              NR/BBB+         24,588       2.1%      $ 58.12       2011
 KELLWOOD                 Kellwood                             Ba1/BBB-        18,814       1.6%      $ 45.62       2006

(1)  Chase Manhattan Bank's total occupancy includes 43,002 square feet of office space, and 29,381 square feet of retail space. The aggregate leasehold of 72,383 square feet is held under two separate leases.

(2)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company quarantees the lease.

                                     A-3-3

                              WORLD APPAREL CENTER

THE LOAN. The World Apparel Center loan is secured by an approximately
1,150,705 square feet office building located in midtown Manhattan in New York,
New York. The World Apparel Center secures a $219 million loan that is split into four pari passu notes (A-1, A-2, A-3, A-4) with balances of $73 million,
$73 million, $37.230 million, and $35.770 million, respectively. The $73 million A-1 pari passu note is included in the trust. All other notes are held outside the trust.

With respect to terrorism insurance coverage on the World Apparel Center, the
Loan documents require the borrower to obtain from an insurer meeting the qualifications set forth in the Loan documents (A) coverage through a policy or policies covering multiple locations with a deductible of not greater than
$250,000 or (B) a stand-alone policy or policies that covers solely the World
Apparel Center against losses that result from terrorist acts with a deductible not greater than $5,000,000; provided that the borrower is not required to pay annual premiums for such stand-alone policy in excess of $750,000 (i.e., if the cost exceeds $750,000, the borrower will be required to obtain as much coverage as is available at a cost of $750,000).

Additionally, if certain conditions are satisfied, the insurance described in the preceding paragraph may be maintained from Concord Insurance Limited, a wholly owned subsidiary of the sponsor of the borrower, which is not rated by any rating agency. The conditions include: (i) the policy issued by Concord has
(a) no aggregate limit, (b) a per occurrence limit of no less than $500,000,000 and (c) a deductible of no greater than $100,000, (ii) other than the $100,000 deductible, the portion of such insurance that is not reinsured under the
Terrorism Risk Insurance Act of 2002, as amended ("TRIA"), is reinsured by an insurance carrier rated no less than "A" (or its equivalent) by all of the rating agencies rating the securities issued in connection with a securitization of any of the World Apparel Center notes, (iii) TRIA or a similar federal statute is in effect and provides that the federal government must reinsure that portion of any terrorism insurance claim above (a) the applicable deductible payable by Concord and (b) those amounts which are reinsured pursuant to clause (ii) or authority or any governmental unit issues any statement, finding or decree that insurers of perils of terrorism similar to Concord do not qualify for the payments or benefits of TRIA. The terrorism insurance coverage on the World Apparel Center is currently through Concord and the reinsurance required under clause (ii) of the immediately preceding sentence is through Lexington Insurance Company.

THE BORROWER. The property is owned through 1411 Trizechahn-Swig, L.L.C., an entity controlled by Trizec Properties, Inc., ("Trizec")
and Swig Investment Company, on behalf of Swig Investment Company ("Swig").

Swig owns a 50.01% interest in the property since Benjamin H. Swig developed the building with Jack Weiler in the early 1970s. Trizec acquired a 49.9%
interest in 1997 from the Weiler-Arnow Investment Company. Trizec has leased and managed the property since that time while the Weiler-Arnow Investment
Company retained the remaining 0.09%.

Trizec, a publicly traded real estate investment trust ("REIT"), is one of the largest owners and managers of commercial property in North America. This large, fully integrated, self-managed REIT has ownership interests in and manages portfolio of 64 office properties totaling approximately 43 million square feet in major markets throughout the U.S.

Swig, a closely held real estate investment company with more than sixty years of operating history, has significant interests in a portfolio of quality commercial property assets in major cities across the U.S. The real estate portfolio includes interests in downtown and suburban office buildings, full service luxury hotels and credit leased commercial buildings. Swig currently owns more than seven million square feet of downtown and suburban office space, four commercial development sites and approximately 1,600 full service hotel rooms.

THE PROPERTY. The World Apparel Center is a 40--story multi-tenant office building located at 1411 Broadway in New York, New York, bounded by Broadway,
Seventh Avenue, 39th Street and 40th Street. The World Apparel Center was built in 1970 and includes approximately 1,150,705 square feet (approximately
1,113,899 square feet of office space and approximately 36,806 square feet of retail space). The World Apparel Center's amenities include a two-story lobby with elegant travertine and modern granite, 22 renovated and modernized high speed passenger elevators, three freight elevators, 24/7 building access and security, on site Trizec management, a 155 car underground garage, on-site bank and ATM facilities, a greeting card store, and advanced communications systems, including high speed internet access.

The property is approximately 97.9% leased to 136 tenants. Major tenants include Jones Apparel (approximately 254,987 square feet or approximately 22.2%
of net rentable area), Chase Manhattan Bank (approximately 72,383 square feet or approximately 6.3% of net rentable area)(1), and Levi Strauss & Company
(approximately 43,004 square feet or approximately 3.7% of net rentable area).
Average year-end occupancy since 1997 is approximately 98.0%.

THE MARKET(2). The World Apparel Center is located in New York, New York in midtown Manhattan on Broadway between 39th and 40th streets within the Times
Square South submarket which consists of approximately 28.6 million square feet. The Times Square South submarket (formerly known as the Textile/Garment submarket) is comprised mostly of older, renovated and non-renovated office and garment/manufacturing space. The Class A inventory for the Times Square South submarket consists of approximately 4 million square feet with a direct vacancy rate of approximately 8.9% and an overall vacancy rate of approximately 10.6%.
The average rental rate for Class A space is approximately $38.10 per square feet. As of fourth quarter 2003, the Times Square South submarket had negative absorption of approximately 284,082 square feet. New construction for the submarket includes the approximately 850,000 square feet Milstein project at
Times Square Plaza (640 Eighth Avenue), which is scheduled for completion in
2008 as well as the approximately 1.667 million square feet 620 Eighth Avenue project being co-developed by Forest City Ratner, which is approximately 53%
pre-leased to The New York Times.

PROPERTY MANAGEMENT. Trizec Holdings, Inc., an affiliate of Trizec Properties,
Inc., is the manager of the property.
-------------------------------------------------------------------------------

1  Chase Manhattan Bank's total occupancy includes 43,002 square feet of office space, and 29,381 square feet of retail space. The aggregate leasehold of
   72,383 square feet is held under two separate leases.

2  Certain information from the World Apparel Center's appraisal dated May 1,
   2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-4

                              WORLD APPAREL CENTER

                    LEASE ROLLOVER SCHEDULE

                 NUMBER      SQUARE       % OF
               OF LEASES      FEET        GLA       BASE RENT
 YEAR           EXPIRING    EXPIRING   EXPIRING     EXPIRING
------------- ----------- ----------- ---------- --------------

 VACANT          NAP         24,424       2.1%             NAP
 2004 & MTM       37         60,577       5.3      $ 2,728,110
 2005             39        178,786      15.5        6,772,560
 2006             26        136,741      11.9        5,486,160
 2007             10         20,197       1.8          929,333
 2008             11        146,670      12.7        5,686,099
 2009             8         182,731      15.9        5,365,058
 2010             2           8,163       0.7          383,657
 2011             2          34,862       3.0        1,978,611
 2012             3         333,071      28.9       13,390,581
 2013             2          24,483       2.1        1,239,314
 2014             0               0       0.0                0
 AFTER            0               0       0.0                0
-----            ---      ---------     -----      -----------
 TOTAL           140      1,150,705     100.0%     $43,959,483

                  % OF     CUMULATIVE
                 BASE       SQUARE      CUMULATIVE     CUMULATIVE     CUMULATIVE %
                 RENT        FEET        % OF GLA      BASE RENT     OF BASE RENT
 YEAR          EXPIRING    EXPIRING      EXPIRING       EXPIRING       EXPIRING
------------- ---------- ------------ ------------- --------------- --------------

 VACANT            NAP        24,424        2.1%               NAP         NAP
 2004 & MTM       6.2%        85,001        7.4%      $  2,728,110        6.2%
 2005            15.4        263,787       22.9%      $  9,500,670       21.6%
 2006            12.5        400,528       34.8%      $ 14,986,830       34.1%
 2007             2.1        420,725       36.6%      $ 15,916,163       36.2%
 2008            12.9        567,395       49.3%      $ 21,602,262       49.1%
 2009            12.2        750,126       65.2%      $ 26,967,320       61.3%
 2010             0.9        758,289       65.9%      $ 27,350,977       62.2%
 2011             4.5        793,151       68.9%      $ 29,329,588       66.7%
 2012            30.5      1,126,222       97.9%      $ 42,720,169       97.2%
 2013             2.8      1,150,705      100.0%      $ 43,959,483      100.0%
 2014             0.0      1,150,705      100.0%      $ 43,959,483      100.0%
 AFTER            0.0      1,150,705      100.0%      $ 43,959,483      100.0%
-----           -----      ---------      -----       ------------      -----
 TOTAL          100.0%

                                      A-3-5

                              WORLD APPAREL CENTER

             [MAP INDICATING WORLD APPAREL CENTER LOCATION OMITTED]

                                      A-3-6

                              WORLD APPAREL CENTER

                                 STACKING PLAN

39   Jones Apparel Group, Inc. Exp. 4/12/ 13,501 SF
38   Urban Menswear LLC - Exp. 12/09 35,675 SF
37   Jones Apparel Group, Inc. - Exp. 4/12 24,588 SF
36   Alfred Dunner Inc. - Exp. 2/08 24,588 SF
35   Itochu International, Inc. - Exp. 4/06 24,588 SF
34   Jones Apparel Group, Inc. - Exp. 4/12 24,588 SF
33   Technicolor, Inc. - Exp. 9/11 24,588 SF
32   1 2 Kellwood Company - Exp. 12/06 3,967 SF Jones Apparel Group - Exp. 4/12
     7,148 SF Knitastiks, Inc - Exp. 5/05 10,252 SF
31   3 4 5 6 7 It Figures, LLC - Exp. 5/06 4,676 SF Apparel Ventures, Inc. -
     Exp. 8/05 5,450 SF Mostly Incorporated - Exp. 6/06 7,258 SF
30   8 Mainstream Swimsuits, Inc. - Exp. 8/05 3,334 SF Jessica Marie Sales
     3,334 SF Jessica Marie Sales Corp. - Exp. 8/04 3,601 SF Koret, Inc. - Exp.
     6/09 7,277 SF Kellwood Company, Exp. 7/06 8,089 SF
29   9 10 11 12 Kreations, Inc. - Exp. 7/06 3,269 SF GMR fashion - Exp. 9/09
     5,025 SF Gottex Industries - Exp. 9/05 9,613 SF
28   A.H. Schreiber Company, Inc. - Exp. 7/04 3,534 SF By Designs L.L.C. - Exp.
     8/13 21,053 SF
27   Jones Apparel Group, Inc. - Exp. 4/12 24,588 SF
26   13 14 15 Apparel Traders, Inc. - Exp. 7/08 3,327 SF Maillot Baltex, Inc. -
     Exp. 7/10 6,628 SF Susan Bristol, Inc. - Exp.10/06 8,535 SF
25   16 17 18 19 20 Avance International, L.L.C. - Exp. 6/05 2,907 SF Sister
     Sister, Inc. - Exp. 5/04 3,210 SF YKK, (USA) Inc. - Exp. 1/05 4,052 SF
     A.H. Schreiber Company, Inc. - Exp. 8/09 5,208 SF
24   21 22 23 24 25 26 27 Jantzen, Inc. - Exp. 8/08 8,794 SF
23   28 Alfred Dunner Inc. - Exp. 2/08 7,189 SF Apparel Group, Ltd. - Exp. 3/08
     13,155 SF
22   29 30
21   Jones Apparel Group, Inc. - Exp. 4/12 51,289 SF
20
19   E.S. Sutton, Inc. - Exp. 2/05 24,183 SF
18   31 32
17   33 Jones Apparel Group, Inc. - Exp. 4/12 45,668 SF
16   34 35 36 37 38 39 40 41 42 43 44 45 46 47 Aggregate Sales, Inc. - Exp.
     12/05 3,407 SF Zuma Sportswear, Inc. - Exp. 9/05 3,611 SF
15   Jones Apparel Group, Inc. - Exp. 4/12 17,189 SF Cape Cod/Cricket Lane, Inc.
     - Exp. 12/04 8,414 SF
12   Gabar, Inc. - Exp. 8/05 7,923 SF Alarmex Holdings, LLC - Exp. 12/12
     35,080 SF
11   Levi Strauss & Company - Exp. 1/12 43,004 SF
10   49 50 Donnkenny Apparel, Inc.-Exp. 8/08 30,445 SF Jockey International,
     Inc. - Exp. 10/08 9,080 SF
9    51 Item Eyes, Inc. - Exp. 6/07 6,256 SF Necessary Objects, Ltd. - Exp.
     1/05 6,501 SF Lee Sales, Inc. - Exp. 1/09 13,293 SF Prudential Securities,
     Inc. - Exp. 7/04 14,379 SF
8    Intertex Apparel, Ltd. - Exp. 4/05 12,217 SF Jacques Monet, Inc. - Exp.
     8/08 30,785 SF
7    52 53 54 Knight Apparel Corporation - Exp. 9/09 19,772 SF Regent
     International Corp. - Exp. 8/08 19,822 SF
6    55 56 57 58 59 60 61 62 Cone Mills Corporation - Exp. 8/11 10,274 SF
     Belduch Industrial Corporation - Exp. 3/06 16,152 SF
5    Chase Manhattan Bank - Exp. 10/09 43,002 SF
4    Too many tenants to display Ref #'s 63 through 118
3    111 112 113 114 115 116 117 Worldwide Apparel Resources, Inc. - Exp. 5/05
     12,946 SF Jones Apparel Group, Inc. - Exp. 4/12 13,081 SF
2    118 119 International Direct Group, Inc. - Exp. 12/06 5,385 SF Kellwood
     Company - Exp. 12/06 6,750 SF Rafaella Sportswear, Inc. - Exp. 11/05
     28,943 SF
1    120 121 H & R Black Eastern Tax Service Exp. 5/13 3,430 SF American
     Greetings Corporation Exp.-6/07 3,745 SF Chase Manhattan Bank-Exp. 10/09
     29,381 SF
B    Vacant 5,122 SF Cathy Daniels - Exp. 6/09 12, 693 SF
          TOTAL SQUARE FEET=  1,174,307

1 This exhibit provided for illustrative purposes only. The actual building area is not necessarily drawn to scale.

Note: Reference numbers indicated on each floor in the above stacking plan are referenced on the next page.

                                      A-3-7

                              WORLD APPAREL CENTER

REF.      TENANT

1         Delta Knitwear Inc.            67            Broadway Fashion Suites
2         Allure, Inc.                   68            Eldon Hills, Inc.
3         Apparel Ventures, Inc.         69            Vacant
4         Monterey Canyon, Inc.          70            Peter Allen & Company
5         Newport Apparel Corp.          71            Candy Rain Sales
6         Apparel Ventures, Inc.         72            B.Y. Leathers, Inc.
7         Robert Scott                   73            Brenda Simowitz
8         Mainstream Swimsuits, Inc.     74            Lily Textile, Inc.
9         Carol Wior                     75            Cottonelle, Inc.
10        Newport Apparel Corp.          76            ECE Trading, Inc.
11        Backflips, Incorporated        77            Looptex (USA) Inc.
12        Mystique Apparel Group, Inc.   76            Rags Knitwear, Ltd.
13        W & W Concept                  79            Vacant
14        All Imports, LLC               80            Maliban USA, Inc.
15        Hongdou New York Inc.          81            Bear's Club
16        Penbrooke Swimsuits, Inc.      82            Vacant
17        JJs Mae, Inc.                  83            DIT T0E
18        A.H. Schreiber Company, Inc.   84            In Gear Fashions, Inc.
19        Isetan Company Limited         85            FUSHION CLOTHING
20        Judy Ann of California, Inc.   86            Diana Imports, Inc.
21        USALPACA, LLC                  87            Vacant
22        Full Charm USA, Inc.           88            Vacant
23        Dotti II                       89            Maxine of Hollywood, Inc.
24        Apparel Ventures, Inc.         90            Jamaican Style, Inc.
25        A.H. Schreiber Company, Inc.   91            Vacant
26        Truly Yours, Inc.              92            Ashima USA, Inc.
27        Jonden Manufacturing Co., Inc. 93            LGB, Inc.
28        RAJ Manufacturing, Inc.        94            Sweater Brand, Inc.
29        Jones Apparel Group, Inc.      95            CHINA ORIENTAL INT L CORP
30        Jones Apparel Group, Inc.      96            Royal Apparel Group, Inc.
31        Jones Apparel Group, Inc.      97            Be X, Incorporated
32        Jones Apparel Group, Inc.      98            Diva Fashions, Ltd.
33        Jones Apparel Group, Inc.      99            Basic Views
34        Citicraze Casualware, Inc.    100            Marubeni America Corporation
35        Oxygen Inc.                   101            Ashwood, Inc.
36        Bare Nothing, Inc.            102            Jennifer Kay
37        Excelsior, Inc.               103            Ruth E. Frederick
38        Tapestry, Inc.                104            Oneworld, Inc.
39        Morning Sun, Inc.             105            Vacant
40        Vacant                        106            Fashion Direct
41        California Blue Apparel, Inc .107            Sidefects, Inc.
42        Supreme Apparel, Inc.         108            Nygard International Ltd.
43        All Knits & Novelties, LLC    109            Franshaw, Inc.
44        Malibu Dream Girl, Inc.       110            Broadway Fashion Suites
45        Maxine Swim Group, Inc.       111            Jones Apparel Group, Inc.
46        Ravissant, Ltd.               112            Jones Apparel Group, Inc.
47        Mystic Apparel Company, Inc.  113            Jeffrey Craig Ltd.
48        Jones Apparel Group, Inc.     114            Trizec Office Properties
49        Gepetto, Inc.                 115            Tribu International
50        Jockey International, Inc.    116            Jeffrey Craig, Ltd.
51        Prudential Securities, Inc.   117            Beach Patrol, Inc.
52        Knight Apparel Corporation    118            Eclectic Apparel Industries
53        Knight Apparel Corporation    119            Rafaella Sportswear, Inc.
54        Knight Apparel Corporation    120            Gateway Newstands
55        Pilgrim Worldwide Trading Inc 121            Vacant
56        Off Line, Inc.
57        Sporty and Trendy Fabric, LLC
58        Maxine Swim Group, Inc.
59        Togiola LLC
60        Vacant
61        Trends Clothing Corp.
62        Vacant
63        Vacant
64        Cee Sportswear, Inc.
65        T.E.D. Associates
66        Apparel Resource Group, LLC

                                     A-3-8

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-9

                                CHESAPEAKE SQUARE

                     [3 PHOTOS OF CHESAPEAKE SQUARE OMITTED]

                                     A-3-10

                               CHESAPEAKE SQUARE

                      LOAN INFORMATION
-------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:   $73,000,000
 CUT-OFF PRINCIPAL BALANCE:    $73,000,000
 % OF POOL BY IPB:             5.9%
 LOAN SELLER:                  JPMorgan Chase Bank
 BORROWER:                     Chesapeake Mall, LLC
 SPONSOR:                      Simon Property Group, L.P.
 ORIGINATION DATE:             07/12/04
 INTEREST RATE:                5.8400%
 INTEREST ONLY PERIOD:         24 Months
 MATURITY DATE:                08/01/14
 AMORTIZATION TYPE:            Balloon
 ORIGINAL AMORTIZATION:        360 Months
 REMAINING AMORTIZATION:       360 Months
 CALL PROTECTION:              L(24),Def(89),O(7)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     Cash Management Agreement
 ADDITIONAL DEBT:              No
 ADDITIONAL DEBT TYPE:         NAP
 LOAN PURPOSE:                 Refinance

                                     ESCROWS
--------------------------------------------------------------------------------

No reserves will be collected before the occurrence of a Cash Management Event which is triggered by an Event of Default or NOI falling below $6,000,000 for two consecutive quarters. Upon a Cash Management Event, monthly escrows are required for replacement reserves in the amount of $9,729 and for taxes in the amount of one-twelfth of the actual annual tax amount. In addition, an anchor rollover reserve of $330,000 per anchor tenant, for an aggregate of $990,000, will be established in the event that one or more of the anchor tenants do not renew their leases upon lease expiration.

                 PROPERTY INFORMATION
------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Fee/Leasehold
 PROPERTY TYPE:            Retail -- Regional Mall
 SQUARE FOOTAGE:           530,158
 LOCATION:                 Chesapeake, VA
 YEAR BUILT/RENOVATED:     1989/1999
 OCCUPANCY:                94.5%
 OCCUPANCY DATE:           05/05/04
 NUMBER OF TENANTS:        97
 HISTORICAL NOI:
   2002:                   $  6,908,618
   2003:                   $  6,923,416
   TTM AS OF 03/31/04:     $  7,113,654
 UW NOI:                   $  7,566,313
 UW NET CASH FLOW:         $  7,264,470
 APPRAISED VALUE:          $104,000,000
 APPRAISAL DATE:           07/01/04

       FINANCIAL INFORMATION
------------------------------------

 CUT-OFF DATE LOAN/SF:    $138
 CUT-OFF DATE LTV:        70.2%
 MATURITY DATE LTV:       62.0%
 UW DSCR:                 1.41x

                                                      SIGNIFICANT TENANTS
                                                                                                             BASE       LEASE
                                                                     MOODY'S/                                RENT     EXPIRATION
 TENANT NAME             PARENT COMPANY                               S&P(1)    SQUARE FEET    % OF GLA       PSF        YEAR
----------------------- ------------------------------------------ ----------- -------------- ----------- ---------- -----------

 SEARS                  Sears, Roebuck and Co.                     Baa1/BBB        88,784        16.7%      $  3.90      2009
 J.C. PENNEY            J.C. Penney Company, Inc.                  Ba3/NAP         87,265        16.5%      $  3.82      2010
 DILLARD'S              Dillard's Inc.                             B2/BB           81,721        15.4%      $  2.90      2010
 LERNER NEW YORK        Limited Brands                             Baa1/BBB+       16,194         3.1%      $ 20.00      2006
 FYE                    Trans World Entertainment                  NAP              7,121         1.3%      $ 24.00      2011
 THE FINISH LINE        The Finish Line, Inc.                      NAP              6,533         1.2%      $ 18.00      2005
 THE CHILDREN'S PLACE   The Children's Place Retail Stores, Inc.   NAP              4,200         0.8%      $ 22.00      2011

(1) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-11

                               CHESAPEAKE SQUARE

THE LOAN. The Chesapeake Square loan is secured by a first mortgage on the fee and leasehold interest in 530,158 square feet of an approximately 810,000 square foot regional mall located in Chesapeake, Virginia.

THE BORROWER. The borrower is Chesapeake Mall, LLC, a special purpose entity controlled by Chesapeake-JCP Associates, LTDI, which is a joint venture among
Simon Property Group, L.P. ("Simon") (50%), DeBartolo Properties Management,
Inc. ("Debartolo") (25%), and JCP Realty, Inc. (25%). Simon and Debartolo are
entities controlled by Simon Property Group, Inc., which is the largest publicly traded retail real estate company in the United States and is a REIT included in the S&P 500 index. Simon Property Group, Inc. owns or has an interest in approximately 247 properties in North America with an aggregate of approximately 192 million square feet in addition to approximately 48 assets in
Europe. The REIT's market capitalization as of June 30, 2004 was approximately
$28 billion. JCP Realty, Inc. is a subsidiary of J.C. Penney Company, Inc., which operates approximately 1,078 retail department stores throughout the
United States and South America, including the anchor store located at
Chesapeake Square.

THE PROPERTY. Chesapeake Square is an approximately 810,000 square foot single level, regional mall located in Chesapeake, Virginia. It is anchored by Sears,
J.C. Penney, Target, Hecht's and two Dillard's stores. However only the Sears,
J.C. Penney and one Dillard's store are included in the collateral for the subject loan. Chesapeake Square is approximately 94.5% occupied by the anchor stores and approximately 97 in-line, specialty, restaurant and kiosk tenants.
The property was built in 1989, expanded in 1992 and renovated in 1999. Sales per square foot for in-line tenants under 10,000 square feet in 2002, 2003 and the trailing twelve months through March 2004 have averaged $282, $285, and
$302, respectively.

THE MARKET(1). The Chesapeake Square property is located in Chesapeake,
Virginia, just off I-664, a major Virginia thoroughfare. The neighborhood is more specifically known as the Norfolk-Virginia Beach-Newport News metropolitan area. Nationally it ranks as the 36th largest metropolitan area and it is located adjacent to one of the world's largest natural harbors and one of the world's largest naval bases.

The population of the metropolitan market is approximately 1.71 million which represents approximately 12% growth since 1994. Average household income in the market is estimated at approximately $75,459 and is expected to grow by approximately 19% over the next 10 years according to NPA Data Services, Inc.
Major components of the local economy include the military, ports, light industry and tourism which provide diverse sources of income and real estate demand. The Chesapeake Square property faces competition from several regional malls in the market. However all of them are located to the east and north of the subject property and there are no competing centers to the west or south, which is where the majority of the Chesapeake Square trade area is located.

PROPERTY MANAGEMENT. The property manager of the Chesapeake Square property is
Simon Management Associates, LLC, which manages approximately 250 properties throughout the United States and Europe. The property manager is affiliated with the borrower.
-------------------------------------------------------------------------------

1 Certain information from the Chesapeake Square's appraisal dated July 1,
  2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                   LEASE ROLLOVER SCHEDULE

                 NUMBER      SQUARE
               OF LEASES     FEET      % OF GLA    BASE RENT
 YEAR           EXPIRING   EXPIRING    EXPIRING    EXPIRING
------------- ----------- ---------- ----------- ------------

 VACANT           NAP       29,312        5.5%        NAP
 2004 & MTM         3        5,997        1.1     $  173,684
 2005              15       48,423        9.1        851,190
 2006               7       28,352        5.3        693,003
 2007              15       24,183        4.6        767,934
 2008               9       18,681        3.5        388,123
 2009               9      110,382       20.8        929,559
 2010              13      187,451       35.4      1,216,269
 2011              15       34,811        6.6      1,026,992
 2012               2        6,022        1.1         92,180
 2013               7       25,302        4.8        329,414
 2014               3       11,242        2.1         49,482
 AFTER              0            0        0.0              0
-----             ---      -------      -----     ----------
 TOTAL             98      530,158      100.0%    $6,517,829

                % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                  RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR           EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------- ------------ ------------- ------------- ------------- --------------

 VACANT              NAP       29,312          5.5%            NAP           NAP
 2004 & MTM         2.7%       35,309          6.7%     $  173,684          2.7%
 2005              13.1        83,732         15.8%     $1,024,874         15.7%
 2006              10.6       112,084         21.1%     $1,717,877         26.4%
 2007              11.8       136,267         25.7%     $2,485,811         38.1%
 2008               6.0       154,948         29.2%     $2,873,934         44.1%
 2009              14.3       265,330         50.0%     $3,803,493         58.4%
 2010              18.7       452,781         85.4%     $5,019,761         77.0%
 2011              15.8       487,592         92.0%     $6,046,753         92.8%
 2012               1.4       493,614         93.1%     $6,138,933         94.2%
 2013               5.1       518,916         97.9%     $6,468,347         99.2%
 2014               0.8       530,158        100.0%     $6,517,829        100.0%
 AFTER              0.0       530,158        100.0%     $6,517,829        100.0%
-----             -----       -------        -----      ----------        -----
 TOTAL            100.0%

                                     A-3-12

                               CHESAPEAKE SQUARE

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                                     A-3-13

                              CHESAPEAKE SQUARE

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                                     A-3-14

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                                     A-3-15

                    JPI PORTFOLIO -- STATE COLLEGE/TUCSON

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                                     A-3-16

                     JPI PORTFOLIO -- STATE COLLEGE/TUCSON

                           LOAN INFORMATION
-----------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:   $50,740,000
 CUT-OFF PRINCIPAL BALANCE:    $50,740,000
 % OF POOL BY IPB:             4.1%
 LOAN SELLER:                  JPMorgan Chase Bank
 BORROWER:                     Jefferson at State College, L.P. and
                               Jefferson Commons - Tucson Phase II
                               Limited Partnership
 SPONSOR:                      JPI Investment Company, L.P.
 ORIGINATION DATE:             06/30/04
 INTEREST RATE:                5.4800%
 INTEREST ONLY PERIOD:         24 Months
 MATURITY DATE:                07/07/09
 AMORTIZATION TYPE:            Balloon
 ORIGINAL AMORTIZATION:        360 Months
 REMAINING AMORTIZATION:       360 Months
 CALL PROTECTION:              L(24),Def(31),O(4)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     Hard
 ADDITIONAL DEBT:              $4,670,000; $5,532,000
 ADDITIONAL DEBT TYPE:         Mezzanine
 LOAN PURPOSE:                 Refinance

                  ESCROWS
-------------------------------------------

 ESCROWS/RESERVES:    INITIAL     MONTHLY
                      ------      -----
  Taxes:             $400,669    $58,347
  CapEx:             $      0    $20,875
  Engineering:       $ 13,875    $     0

                       PROPERTY INFORMATION
-------------------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:   Portfolio
 TITLE:                    Fee
 PROPERTY TYPE:            Multifamily -- Garden
 BEDS:                     2,004
 LOCATION:                 State College, PA & Tucson, AZ
 YEAR BUILT/RENOVATED:     2000 (State College) & 1999 (Tucson)
 OCCUPANCY:                88.4%
 OCCUPANCY DATE:           05/11/04
 HISTORICAL NOI:
  2002:                    $ 5,134,453
  2003:                    $ 4,511,734
  TTM AS OF 03/31/04:      $ 4,448,241
 UW NOI:                   $ 4,851,536
 UW NET CASH FLOW:         $ 4,601,036
 APPRAISED VALUE:          $69,700,000
 APPRAISAL DATE:           Various

         FINANCIAL INFORMATION
---------------------------------------

 CUT-OFF DATE LOAN/BED:   $25,319
 CUT-OFF DATE LTV:        72.8%
 MATURITY DATE LTV:       69.9%
 UW DSCR:                 1.33x

                                PORTFOLIO PROPERTIES
                                                                                # OF
 PROPERTY NAME                       LOCATION       YEAR BUILT    # OF UNITS    BEDS
----------------------------- ------------------- ------------- ------------- -------

 JEFFERSON AT STATE COLLEGE   State College, PA       2000           294        984
 JEFFERSON AT STAR RANCH      Tucson, AZ              1999           336        1020
----------------------------- -------------------     ----           ---       -----
 TOTAL/WEIGHTED AVERAGE                                              630       2,004

                                % OF TOTAL    AVERAGE RENT                  APPRAISED
 PROPERTY NAME                     BEDS         PER BED       OCCUPANCY       VALUE
----------------------------- ------------- --------------- ------------ --------------

 JEFFERSON AT STATE COLLEGE       49.1%           $427          94.0%      $39,900,000
 JEFFERSON AT STAR RANCH          50.9            $380          83.0%       29,800,000
-----------------------------    -----            ----          ----       -----------
 TOTAL/WEIGHTED AVERAGE          100.0%           $403          88.4%      $69,700,000

                                     A-3-17

                     JPI PORTFOLIO -- STATE COLLEGE/TUCSON

THE LOAN. The JPI Portfolio -- State College/Tucson mortgage loan is secured by a first mortgage on two student housing apartment properties.

THE BORROWER. The borrowers are Jefferson at State College, L.P. and Jefferson
Commons -- Tucson Phase II Limited Partnership, both special purpose entities.
The sponsor of the loan is JPI Investment Company, L.P. ("JPIIC"). JPIIC is an experienced, fully integrated real estate firm that specializes in the acquisition, development, construction and management of residential communities, headquartered in Irving, Texas. JPIIC is one of the largest developers of luxury multifamily properties in the US, and currently has over
24,000 units under management. JPIIC was a subsidiary of Southland Financial until the early 1990's when Hunt Realty invested in the partnership with the current management team. On August 6, 2004, JPIIC informed the related loan seller that Allen & O'Hara entered into a contract with JPIIC to purchase its student housing assets in the JPI Portfolio, which sale may or may not be completed.

THE PROPERTIES. The JPI Portfolio -- State College/Tucson consists of two student housing apartment properties called Jefferson at State College and
Jefferson at Star Ranch. The properties contain a total of 2,004 beds with a weighted average occupancy of approximately 88.4% and a weighted average monthly bed rent of approximately $403. Each apartment rents by the bed on a
11.5 month lease (equal payments over 12 months) with parental guarantees for both rent payments and damage.

Jefferson at State College consists of 25 three-story student housing apartment buildings containing 294 fully-furnished apartment units (984 beds). Jefferson at State College is located in State College, Centre County, Pennsylvania approximately 1-2 miles from downtown State College and Pennsylvania State
University ("Penn State"). The subject is leased to students attending Penn
State. Amenities at the property include a pool, fitness center, indoor basketball court, volleyball court, BBQ grills, and clubhouse. Jefferson at
State College was developed in 2000 by JPIIC.

Jefferson at Star Ranch consists of 25 two-story student housing apartment buildings containing 336 fully-furnished apartment units (1,020 beds).
Jefferson at Star Ranch is located in Tucson, Pima County, Arizona approximately four miles southwest of the University of Arizona. The subject is leased to students attending the University of Arizona. Amenities at the property include a pool, fitness center, indoor basketball court, business center, clubhouse, and covered parking. Jefferson at Star Ranch was developed in 1999 by JPIIC.

THE MARKETS(1).

JEFFERSON AT STATE COLLEGE

The Jefferson at State College property is located in State College,
Pennsylvania approximately 1-2 miles from downtown State College and Penn
State. The subject is located along the north line of Vairo Boulevard, south of the Mount Nittany Expressway (Highway 322) and east of North Atherton Street, both of which are major traffic arteries in the State College area. Access to the Penn State campus from the subject is provided by a free bus service as well as a municipal bus service for a fee. Fall 2003 enrollment at Penn State was 35,233 students and total enrollment was 41,795 students. On average enrollment has increased approximately 1% from 1993 through 2003. Enrollment of
41,000 to 43,000 is targeted over the next three to five years. On-campus housing is limited to 49 dormitories that house 36% of the student population, providing a substantial demand for the off-campus student housing market. The overall occupancy for the Penn State off-campus student housing market was approximately 96% as of 2003 and contained approximately 25,263 beds. During
2004 and 2005 zero new beds are forecasted for the market. However, as market occupancies continue to improve new development is likely to become more attractive. Forecasts show apartment rents have remained relatively flat the last two years (up approximately 1.8% in 2002 and down approximately 1.9% in
2003). The decline in 2003 was a result of 818 beds added to the off-campus market and approximately 500 on-campus beds were added.

JEFFERSON AT STAR RANCH

The Jefferson at Star Ranch property is situated along the southeast corner of
Broadway and Shannon Road in Tucson, Arizona. Shannon Road runs in a north/south direction in the southwest part of Tucson and bisects some of the major east-west arteries in the Tucson area. The property is located approximately four miles from the University of Arizona campus. Access to the campus is provided by car or the Sun Tran bus system. Fall 2003 enrollment at the University of Arizona was approximately 37,083. Average enrollment has increased since 1997 and the university expects total enrollment to reach
40,000 by 2006. On-campus housing is limited to 17 dormitories, four apartment complexes, and fraternity/sorority housing. Approximately 80% of the student population lives off-campus. There are no student housing specific occupancy reports available in the area. However, the multifamily market reports an occupancy of approximately 92.5% in 2003 and the four most direct competitors for the subject reported an average occupancy of approximately 94.3% as of May
2004. These competitors offer a mix of furnished and unfurnished rooms (subject is furnished). The subject is currently approximately 83% leased, but is already approximately 80% pre-leased for the 2004 school year as of May. There are two new student housing apartment complexes currently under development in the subject's market.

PROPERTY MANAGEMENT. The property manager of the Jefferson at State College and
Jefferson at Star Ranch properties is JPI Apartment Management L.P. which manages approximately 148 properties throughout the United States. The property manager is affiliated with the borrower.
-------------------------------------------------------------------------------

1 Certain information from Jefferson at State College and Jefferson at Star
  Ranch appraisals dated May 13, 2004, and May 11, 2004, respectively. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                     A-3-18

                    JPI PORTFOLIO -- STATE COLLEGE/TUCSON

                              MULTIFAMILY INFORMATION -- JEFFERSON COMMONS STATE COLLEGE

                                                                      AVERAGE MONTHLY
                                                   AVERAGE UNIT        ASKING RENT         AVERAGE MONTHLY MARKET RENT
 UNIT MIX                        NO. OF BEDS       SQUARE FEET           PER BED                    PER BED
---------------------------   ---------------   ----------------   ------------------   ------------------------------

 TWO BEDROOM/TWO BATH                96                 767               $ 510                      $ 419
 THREE BEDROOM/THREE BATH           288                 985               $ 425                      $ 380
 FOUR BEDROOM/FOUR BATH             600               1,232               $ 415                      $ 357
---------------------------         ---               -----               -----                      -----
 TOTAL/WEIGHTED AVERAGE             984               1,075               $ 427                      $ 370

                              MULTIFAMILY INFORMATION -- JEFFERSON COMMONS STAR RANCH

                                                                    AVERAGE MONTHLY
                                                 AVERAGE UNIT        ASKING RENT         AVERAGE MONTHLY MARKET RENT
 UNIT MIX                      NO. OF BEDS       SQUARE FEET           PER BED                    PER BED
-------------------------   ---------------   ----------------   ------------------   ------------------------------

 ONE BEDROOM/ONE BATH               18                540                $ 670                      $ 603
 ONE BEDROOM/ONE BATH               18                572                $ 670                      $ 603
 TWO BEDROOM/TWO BATH              108                724                $ 430                      $ 471
 TWO BEDROOM/TWO BATH              108                756                $ 430                      $ 471
 FOUR BEDROOM/TWO BATH             384              1,268                $ 310                      $ 384
 FOUR BEDROOM/FOUR BATH            384              1,100                $ 395                      $ 384
-------------------------          ---              -----                -----                      -----
 TOTAL/WEIGHTED AVERAGE          1,020                971                $ 380                      $ 410

                                     A-3-19

                     JPI PORTFOLIO -- STATE COLLEGE/TUCSON

[MAP INDICATING JPI PORTFOLIO -- STATE COLLEGE/TUCSON LOCATION OMITTED]

                                     A-3-20

                    JPI PORTFOLIO -- STATE COLLEGE/TUCSON

[2 SITE MAPS OF JPI PORTFOLIO -- STATE COLLEGE/TUCSON OMITTED]

                                     A-3-21

                              STADIUM MARKETPLACE

                    [2 PHOTOS OF STADIUM MARKETPLACE OMITTED]

                                     A-3-22

                              STADIUM MARKETPLACE

                   MORTGAGE LOAN INFORMATION
----------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:   $26,000,000
 CUT-OFF PRINCIPAL BALANCE:    $26,000,000
 % OF POOL BY IPB:             2.1%
 LOAN SELLER:                  Nomura Credit & Capital, Inc.
 BORROWER:                     Stadium Marketplace LLC
 SPONSOR:                      Duncan MacNaughton
 ORIGINATION DATE:             07/30/04
 INTEREST RATE:                5.7400%
 INTEREST ONLY PERIOD:         NAP
 MATURITY DATE:                08/06/19
 AMORTIZATION TYPE:            Fully Amortizing
 ORIGINAL AMORTIZATION:        180 Months
 REMAINING AMORTIZATION:       180 Months
 CALL PROTECTION:              L(24), Def(150), O(6)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     Soft
 ADDITIONAL DEBT:              No
 ADDITIONAL DEBT TYPE:         NAP
 LOAN PURPOSE:                 Refinance

                   ESCROWS
---------------------------------------------

 ESCROWS/RESERVES:     INITIAL      MONTHLY
                       -------      -----
   Taxes:            $   33,448    $33,448
   Insurance:        $   59,398    $ 8,415
   Engineering:      $    3,125    $     0
   CapEx:            $        0    $ 2,656
   TI/LC:            $1,000,000    $ 7,743
   Ground Lease      $  116,796    $     0
   Other:(4)         $5,000,000    $     0

            PROPERTY INFORMATION
---------------------------------------------

 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Leasehold
 PROPERTY TYPE:            Retail - Anchored
 SQUARE FOOTAGE:           212,446
 LOCATION:                 Honolulu, HI
 YEAR BUILT/RENOVATED:     1993
 OCCUPANCY:                100%
 OCCUPANCY DATE:           04/26/04
 HISTORICAL NOI:
  2002:                    $ 4,252,174
  2003:                    $ 4,412,492
  TTM AS OF 03/31/04:      $ 4,338,465
 UW NOI:                   $ 3,526,734
 UW NET CASH FLOW:         $ 3,324,633
 APPRAISED VALUE:          $36,000,000
 APPRAISAL DATE:           05/05/04

       FINANCIAL INFORMATION
------------------------------------

 CUT-OFF DATE LOAN/SF:   $122
 CUT-OFF DATE LTV:       72.2%
 MATURITY DATE LTV:      0.9%
 UW DSCR:                1.28x

                                                        MAJOR TENANTS

                                                          MOODY'S/     SQUARE      % OF     SALES    BASE RENT        LEASE
 TENANT NAME              PARENT COMPANY                   S&P(1)      FEET(2)      GLA      PSF        PSF      EXPIRATION YEAR
------------------------ ----------------------------- -----------    --------- ---------- -------- ------------ ----------------

 KMART CORPORATION       Kmart Corporation                  NAP        119,537     56.3%     NAV       $ 22.00          2021
 FOODLAND SUPERMARKETS,
  INC.                   Foodland Supermarkets, Inc.        NAP         53,000     24.9%     $244      $ 25.36          2021
 PRICE BUSTERS(3)        ERT Sales, Inc.                    NAP         23,771     11.2%     NAV       $  7.57          2004
 CHECKER AUTO(3)         CSK Auto Inc.                     B1/B+        10,463      4.9%     NAV       $ 25.87          2009
 MCDONALD'S CORP.        McDonald's Corporation             A2/A         3,500      1.6%     $621      $ 34.01          2014
 CHEVRON                 Chevron                           Aa2/AA        2,175      1.0%     NAV       $ 33.10          2020

1 Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

2 Represents space for which the respective tenant reports sales as of December
  31, 2003.

3 Tenants are subleases of Ross Stores, Inc. Checker Auto's direct lease begins in November 2004 after the Ross lease expires.

4 The other escrow represents a $5,000,000 letter of credit that is reduced annually based on the amortization of the mortgage.

                                     A-3-23

                              STADIUM MARKETPLACE

THE LOAN. The Stadium Marketplace loan is secured by a first mortgage on a leasehold interest in Stadium Marketplace, an
approximately 212,446 square foot anchored retail center.

THE BORROWER. The borrower is Stadium Marketplace LLC, a Delaware limited liability company headed by The MacNaughton Group ("MG"). MG is a diversified group of companies that includes real estate development, leasing, retail operations and various operating companies. The key principal is Duncan
MacNaughton, who has partnered with additional principals Jeff Arce and Eric
Tema. Between 1989 and 1997, Mr. MacNaughton either owned or developed in excess of 1,800,000 square feet of GLA in the state of Hawaii, including the development of the Waikele Center, Hawaii's premier value center. One entity controlled by MG is currently in default on a loan unrelated to the mortgaged property, primarily as a result of a lease termination by the primary tenant which represented a majority of the income from, and leasable space in, such unrelated property. The Borrower has provided a $5 million letter of credit
(which is reduced annually in accordance with the amortization and terminated when the loan balance is reduced by $5 million) issued by Bank of Hawaii, as additional collateral for this mortgage loan. MG has been responsible for the successful introduction of several mainland companies to the Hawaiian Islands, including Costco, Sports Authority, Eagle hardware, OfficeMax and Kmart. As the exclusive developer for Kmart Corps stores in Hawaii, MG has developed such projects as the Kukui Marketplace, the subject property Stadium Marketplace,
Kmart Maui and Makalapua Center.

THE PROPERTY. Stadium Marketplace is a retail center located in Honolulu,
Hawaii. The facility consists of five single story buildings, two of which are considered out-parcels. The three in-line buildings were constructed in 1993 and are 100% leased to four tenants, including Kmart (119,537 square feet),
Foodland Supermarkets, Inc. (53,000 square feet), Price Busters (23,771 square feet), and Checker Auto (10,463 square feet). One outparcel building was built in 1994 and is 100% leased to McDonald's (approximately 3,500 square feet). The second outparcel building was built in 1999 and is 100% leased to Chevron
(approximately 2,175 square feet). The subject property is on a long-term ground lease with an initial expiration in 2046, plus an additional 20-year extension option.

THE MARKET(1). The subject property is located at 4561 Salt Lake Boulevard, in the EWA District of Honolulu, Hawaii, at the juncture of Highway 1 and
Kahuapaani Street, one half mile northwest of the Honolulu District. The subject property has access to three major thoroughfares, the H-1 Freeway, the
Moanalua Freeway, and the Kamehameha Highway. The estimated 2004 average household incomes within a 1, 3, and 5 mile radius of the subject are approximately $69,867, $69,809, and $69,492, respectively. The estimated 2004 populations located within a 1, 3, and 5 mile radius of the subject are approximately 19,708, 112,829, and 213,212, respectively. Additionally, the subject property is centrally located in what is projected to be a high growth area of the county, with 5-year population growth within a 1-mile radius projected to be approximately 8.21% (versus the county average of approximately
5.14%).

On the Island of Oahu, the retail market consists of over 9.5 million square feet of space with a vacancy factor of approximately 5.7%
(approximately 544,432 square feet).

PROPERTY MANAGEMENT. The property is managed by CB Richard Ellis Hawaii, Inc., a Hawaiian corporation. Their management portfolio
includes approximately 2.5 million square feet of retail space encompassing 15 retail centers on the Islands of Hawaii.
-------------------------------------------------------------------------------

                                                              SCHEDULE
                                                           LEASE ROLLOVER

                 NUMBER      SQUARE      % OF                  % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
               OF LEASES     FEET        GLA      BASE RENT      RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR           EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------- ----------- ---------- ---------- ------------ ------------ ------------- ------------- ------------- --------------

 VACANT           NAP            0          0%         NAP          NAP          NAP            0%            NAP           NAP
 2004 & MTM         1       23,771       11.2   $  180,000         3.9%       23,771         11.2%     $  180,000          3.9%
 2005               0            0          0            0           0        23,771         11.2%     $  180,000          3.9%
 2006               0            0          0            0           0        23,771         11.2%     $  180,000          3.9%
 2007               0            0          0            0           0        23,771         11.2%     $  180,000          3.9%
 2008               0            0          0            0           0        23,771         11.2%     $  180,000          3.9%
 2009               1       10,463        4.9      270,704         5.9        34,234         16.1%     $  450,704          9.8%
 2010               0            0          0            0           0        34,234         16.1%     $  450,704          9.8%
 2011               0            0          0            0           0        34,234         16.1%     $  450,704          9.8%
 2012               0            0          0            0           0        34,234         16.1%     $  450,704          9.8%
 2013               0            0          0            0           0        34,234         16.1%     $  450,704          9.8%
 2014               1        3,500        1.6      119,025         2.6        37,734         17.8%     $  569,729         12.3%
 AFTER              3      174,712       82.2    4,046,236        87.7       212,446        100.0%     $4,615,965        100.0%
-----             ---      -------      -----   ----------       -----       -------        -----      ----------        -----
 TOTAL              6      212,446      100.0%  $4,615,965       100.0%

1 Certain information from the Stadium Marketplace appraisal dated May 5, 2004.
  The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-24

                              STADIUM MARKETPLACE

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                                     A-3-25

                              STADIUM MARKETPLACE

[SITE MAP OF STADIUM MARKETPLACE OMITTED]

                                     A-3-26

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                                     A-3-27

                             COUNTRYSIDE APARTMENTS

                                    [3 PHOTOS OF COUNTRYSIDE APARTMENTS OMITTED]

                                     A-3-28

                             COUNTRYSIDE APARTMENTS

                   MORTGAGE LOAN INFORMATION
---------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:     $25,000,000
 CUT-OFF PRINCIPAL BALANCE:      $24,976,221
 % OF POOL BY IPB:               2.0%
 LOAN SELLER:                    JPMorgan Chase Bank
 BORROWER:                       Countryside Townhomes, LLC
 SPONSOR:                        John L. Bailey
 ORIGINATION DATE:               06/09/04
 INTEREST RATE:                  5.4600%
 INTEREST ONLY PERIOD:           NAP
 MATURITY DATE:                  07/01/09
 AMORTIZATION TYPE:              Balloon
 ORIGINAL AMORTIZATION:          360 Months
 REMAINING AMORTIZATION:         359 Months
 CALL PROTECTION:                L(24),Def(33),O(2)
 CROSS-COLLATERALIZATION:        No
 LOCK BOX:                       No
 ADDITIONAL DEBT:                No
 ADDITIONAL DEBT TYPE:           NAP
 LOAN PURPOSE:                   Refinance

                  ESCROWS
-------------------------------------------

 ESCROWS/RESERVES:    INITIAL    MONTHLY
                     --------    -------
   Taxes:            $200,078    $22,231
   Insurance:        $ 97,631    $13,947
   CapEx             $333,000    $13,875
   Engineering:      $ 45,000    $     0

                PROPERTY INFORMATION
----------------------------------------------------

 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Fee
 PROPERTY TYPE:            Multifamily -- Garden
 UNITS:                    701
 LOCATION:                 St. Louis, MO
 YEAR BUILT/RENOVATED:     1970/2003
 OCCUPANCY:                94.2%
 OCCUPANCY DATE:           05/31/04
 HISTORICAL NOI:
  2002:                    $ 2,363,378
  2003:                    $ 2,717,089
  TTM AS OF 03/31/04:      $ 2,797,790
 UW NOI:                   $ 2,644,883
 UW NET CASH FLOW:         $ 2,450,591
 APPRAISED VALUE:          $31,300,000
 APPRAISAL DATE:           05/06/04

        FINANCIAL INFORMATION
--------------------------------------

 CUT-OFF DATE LOAN/SF:    $35,629
 CUT-OFF DATE LTV:        79.8%
 MATURITY DATE LTV:       74.2%
 UW DSCR:                 1.45x

                                               MULTIFAMILY INFORMATION

                                                                    APPROXIMATE
                                                  AVERAGE UNIT     NET RENTABLE       % OF TOTAL       AVERAGE MONTHLY
 UNIT MIX                      NO. OF UNITS       SQUARE FEET           SF               SF             ASKING RENT
-------------------------   ----------------   ----------------   --------------   --------------   ------------------

 ONE BEDROOM                      189                  715             135,135           20.2%             $455
 TWO BEDROOM                      406                  999             405,635           60.5              $644
 THREE BEDROOM                    106                1,222             129,530           19.3              $765
-------------------------         ---                -----             -------          -----              ----
 TOTAL/WEIGHTED AVERAGE           701                  956             670,300          100.0%             $611

                                     A-3-29

                             COUNTRYSIDE APARTMENTS

THE LOAN. The Countryside Apartments loan is secured by a first mortgage on a
701 unit garden-style apartment complex located in St.
Louis, Missouri.

THE BORROWER. The borrower is Countryside Townhomes, LLC, a special purpose entity controlled by John L. Bailey, the borrower's managing member and the guarantor of the loan. Mr. Bailey has over 25 years of real estate experience and currently has a portfolio that includes approximately 80 multifamily and single family properties comprising approximately 2,054 units.

THE PROPERTY. The Countryside Apartments property is comprised of 98 two-story residential buildings totaling 701 units. The property was built in 1970 and was most recently renovated in 2003. The property offers one, two and three bedroom units in six different floor plans. Unit amenities include washer/dryer hook-ups, individual heating and air conditioning, private patios and entrances, and breakfast bars. Project amenities include an approximately
11,080 square foot clubhouse, two outdoor swimming pools, a playground, on-site laundry facilities, patios, and off-street parking areas (1,181 total parking spaces). As of May 31, 2004, the property was approximately 94.2% occupied.

THE MARKET(1). The Countryside Apartments property is located in the northern portion of St. Louis, Missouri, approximately 15 miles north of the St. Louis central business district. The property is situated on the west side of
Bellefontaine Road between Parker and Redman Roads. Interstate 270 is located approximately one mile south of the subject and can be accessed via
Bellefontaine Road. I-270 provides access to other interstates and major arterials serving the St. Louis area. The property is located in a largely developed area that is predominantly residential in character. Commercial uses can be found to the north and east of the property.

The property is located in the Florissant/North County submarket, which contains approximately 24% of the metropolitan area's multifamily units
(117,008 units). As of the fourth quarter 2003, the submarket reported an average vacancy rate of approximately 7.0% with rents ranging from $390 to $500 per unit. There has been no new multifamily development in the submarket since the 1980's. The property's competitive set includes seven properties (2,808 units) which report an average vacancy rate of approximately 7.0%. The property's in-place rental rates are generally supported by its competitive set.

PROPERTY MANAGEMENT. The Countryside Apartments property is managed by Chad-Nic
Properties, a proprietorship owned by John L. Bailey.
-------------------------------------------------------------------------------

1 Certain information from Countryside Apartments appraisal dated May 6, 2004
  The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-30

                             COUNTRYSIDE APARTMENTS

[MAP INDICATING COUNTRYSIDE APARTMENTS LOCATION OMITTED]

                                     A-3-31

                         EMBASSY SUITES -- BWI AIRPORT

                             [2 PHOTOS OF EMBASSY SUITES -- BWI AIRPORT OMITTED]

                                     A-3-32

                         EMBASSY SUITES -- BWI AIRPORT

                      MORTGAGE LOAN INFORMATION
---------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:   $24,120,000
 CUT-OFF PRINCIPAL BALANCE:    $24,120,000
 % OF POOL BY IPB:             1.9%
 LOAN SELLER:                  JPMorgan Chase Bank
 BORROWER:                     Felcor/JPM BWI Hotel, L.L.C.
 SPONSOR:                      Felcor Lodging Limited Partnership
 ORIGINATION DATE:             07/19/04
 INTEREST RATE:                6.4000%
 INTEREST ONLY PERIOD:         NAP
 MATURITY DATE:                08/01/14
 AMORTIZATION TYPE:            Balloon
 ORIGINAL AMORTIZATION:        300 Months
 REMAINING AMORTIZATION:       300 Months
 CALL PROTECTION:              L(24),Def(92),O(4)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     No
 ADDITIONAL DEBT:              No
 ADDITIONAL DEBT TYPE:         NAP
 LOAN PURPOSE:                 Refinance

                  ESCROWS
-------------------------------------------

 ESCROWS/RESERVES:    INITIAL     MONTHLY
                      ------      -----
   Taxes:            $ 26,198    $26,198
   FF&E:             $      0    $39,242
   Engineering:      $151,250    $     0

               PROPERTY INFORMATION
---------------------------------------------------

 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Fee
 PROPERTY TYPE:            Hotel - Full Service
 ROOMS:                    251
 LOCATION:                 Linthicum, MD
 YEAR BUILT/RENOVATED:     1987/2001
 OCCUPANCY:                74.8%
 OCCUPANCY DATE:           03/31/04
 HISTORICAL NOI:
  2002:                    $ 4,120,790
  2003:                    $ 4,429,439
  TTM AS OF 04/30/04:      $ 4,522,084
 UW NOI:                   $ 4,191,505
 UW NET CASH FLOW:         $ 3,663,212
 APPRAISED VALUE:          $40,200,000
 APPRAISAL DATE:           06/03/04

         FINANCIAL INFORMATION
----------------------------------------

 CUT-OFF DATE LOAN/UNIT:   $96,096
 CUT-OFF DATE LTV:         60.0%
 MATURITY LTV:             47.1%
 UW DSCR:                  1.89x

                                       HOTEL OPERATING HISTORY

                                2001         2002         2003       T-12 (4/30/04)    UNDERWRITTEN
                            ------------ ------------ ------------ ------------------ ---------------

 OCCUPANCY                       74.1%        77.1%        75.3%           75.1%            75.1%
 AVERAGE DAILY RATE (ADR)     $ 134.16     $ 129.94     $ 132.67        $ 133.26         $ 133.29
 REVPAR                       $  99.43     $ 100.13     $  99.65        $ 100.12         $ 100.12

                                     A-3-33

                        EMBASSY SUITES -- BWI AIRPORT

THE LOAN. The Embassy Suites -- BWI Airport loan is secured by a first mortgage interest in a 251 room full service hotel.

THE BORROWER. The borrower is Felcor/JPM BWI Hotel, L.L.C., a special purpose entity controlled by FelCor Lodging Trust Incorporated. FelCor Lodging Trust
Incorporated is the nation's 2nd largest hotel REIT with a total market capitalization of approximately $3 billion as of March 31, 2004. Felcor's portfolio, which is primarily concentrated in upscale and full-service segments, has grown to 163 hotels with nearly 50,000 rooms/suites through its greater than 95% equity interest in Felcor Lodging LP. As of March 31, 2004, the Company owned 100% interest in 126 hotels, a 90% or greater interest in entities owning 7 hotels, a 60% interest in an entity owning 2 hotels, a 51%
interest in an entity owning 8 hotels, and a 50% interest in entities owning 20 hotels. Felcor's hotels are located in the United States and Canada, with concentrations in Texas, California, Florida, and Georgia. Felcor owns the largest number of Embassy Suites, Crowne Plaza, Holiday Inn and independently owned Doubletree branded hotels in the world.

THE PROPERTY. Embassy Suites -- BWI Airport, is a mid-tier, 251-unit, all-suite, full service, interior-corridor hotel built in 1987 in Linthicum,
Anne Arundel County, Maryland. The main hotel structure contains 251 guest suites, a full-service restaurant, a lounge, a fitness center, meeting space, a business center, an indoor swimming pool, jacuzzi, and women's sauna. The meeting space at the property consists of several smaller rooms expandable to approximately 1,938 square feet and capable of holding 250 guests, and smaller rooms scattered throughout the property capable of containing between 30 and
150 guests. The restaurant at the property consists of seating for 200 people and serves three daily meals. The sponsor, FelCor Lodging Trust Incorporated, purchased the property in 1997 for approximately $22.4 million and since acquisition has spent approximately $4.8 million in capital improvements. Over the last two to three years, a major renovation was completed in the process of changing the hotel to an Embassy Suites from its former use as a Doubletree
Suites (flag officially changed 1/1/00). The hotel most closely relies on the
Baltimore Washington International Airport ("BWI") for most of its patrons. BWI airport is located within a mile of the subject property.

THE MARKET(1). The property is located in Anne Arundel County, which is part of the Baltimore metropolitan area. The property is located on Concourse Drive approximately 10 miles south of downtown Baltimore and within easy access of
I-95 and Route 195. Primary access to the subject is provided by I-95, which is approximately 5 miles west via I-195, and also by the Baltimore Washington
Parkway, Route 295, which is about 1 mile west of BWI airport.

Anne Arundel County, within the Baltimore MSA, encompasses over 2,600 square miles. The 2003 population of the Baltimore PMSA was estimated to be approximately 2,635,417, an increase of approximately 3.23% from the 2000 census. Anne Arundel County experienced an increase from approximately 489,656 people to approximately 512,086 people. This represents an approximately 4.58%
increase. Some of the major employers in the area that are driving this increase are Johns Hopkins University, Bank of America and Lifebridge Health.

The overall Baltimore hotel market has experienced an occupancy rate of approximately 80.6% and an ADR of approximately 124.64 in the trailing 12 months ending in March 2004. The Anne Arundel County market contains 55 hotel properties and a total of 7,276 rooms. The average occupancy for the county is approximately 72.6%, with the ADR at approximately $95.91. The subject property is located within close proximity of the Baltimore Washington International
Airport. The subject is in direct competition with four other airport hotels containing a total of 919 rooms. The competitive set experienced an occupancy rate of approximately 74.9% and an ADR of approximately $120.92 in the trailing
12 months ending in March 2004. The subject property has outperformed the competitive set with regard to ADR and RevPar but has been outperformed in terms of occupancy over the past three years ending March 2004. The subject's occupancy penetration index's were 96.2, 96.2, and 99.9 for 2002, 2003, and
2004, respectively. The subjects ADR penetration index's were approximately
106.1, 106.3, and 109.8 for 2002, 2003, and 2004, respectively. The subject's
RevPar penetration index's were approximately 102.1, 102.1 and 109.8 for 2002,
2003, and 2004, respectively.

PROPERTY MANAGEMENT. The manager of the Embassy Suites -- BWI Airport is Hilton
Hotels. Hilton Hotels is one of the largest hotel companies in the world. The company owns, manages or franchises 2,000 hotels, resorts and vacation ownership properties. The management fee with Felcor provides for no base fee but instead provides for a higher percentage of incentive fee that is subordinate to the mortgage.
-------------------------------------------------------------------------------

1 Certain information from Embassy Suites -- BWI Airport appraisal dated June
  3, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-34

                         EMBASSY SUITES -- BWI AIRPORT

[MAP INDICATING EMBASSY SUITES -- BWI AIRPORT LOCATION OMITTED]

                                     A-3-35

                              PLAZA MOBILE ESTATES

                                      [3 PHOTOS OF PLAZA MOBILE ESTATES OMITTED]

                                     A-3-36

                              PLAZA MOBILE ESTATES

                    LOAN INFORMATION
--------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:   $22,700,000
 CUT-OFF PRINCIPAL BALANCE:    $22,700,000
 % OF POOL BY IPB:             1.8%
 LOAN SELLER:                  JPMorgan Chase Bank
 BORROWER:                     MHP-Plaza Mobile, LLC
 SPONSOR:                      Jeffery A. Kaplan
                               Thomas T. Tatum
 ORIGINATION DATE:             07/23/04
 INTEREST RATE:                5.7500%
 INTEREST ONLY PERIOD:         NAP
 MATURITY DATE:                08/01/14
 AMORTIZATION TYPE:            Balloon
 ORIGINAL AMORTIZATION:        360 Months
 REMAINING AMORTIZATION:       360 Months
 CALL PROTECTION:              L(24),Def(92),O(4)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     No
 ADDITIONAL DEBT:              No
 ADDITIONAL DEBT TYPE:         NAP
 LOAN PURPOSE:                 Refinance

                 ESCROWS
------------------------------------------

 ESCROWS/RESERVES:    INITIAL    MONTHLY
                      -----      -----
  Taxes:             $58,826    $11,765
  CapEx:             $     0    $ 1,030
  Engineering:       $50,625    $     0

               PROPERTY INFORMATION
---------------------------------------------------

 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Fee
 PROPERTY TYPE:            Manufactured Housing
 PADS:                     237
 LOCATION:                 Santa Ana, CA
 YEAR BUILT/RENOVATED:     1970
 OCCUPANCY:                100.0%
 OCCUPANCY DATE:           05/31/04
 HISTORICAL NOI:
  2002:                    $ 1,904,869
  2003:                    $ 1,948,398
  T-12 AS OF 05/31/04:     $ 2,362,559
 UW NOI:                   $ 1,930,411
 UW NET CASH FLOW:         $ 1,918,048
 APPRAISED VALUE:          $29,000,000
 APPRAISAL DATE:           03/29/04

        FINANCIAL INFORMATION
--------------------------------------

 CUT-OFF DATE LOAN/SF:    $95,781
 CUT-OFF DATE LTV:        78.3%
 MATURITY DATE LTV:       65.9%
 UW DSCR:                 1.21x

                                     A-3-37

                              PLAZA MOBILE ESTATES

THE LOAN. The Plaza Mobile Estates mortgage loan is secured by a first mortgage on a 237 pad, manufactured housing community
located in Santa Ana, California.

THE BORROWER. The borrower, MHP-Plaza Mobile, LLC has owned the property since
June 1996. Jeffrey A. Kaplan and Thomas T. Tatum each own 50% of the company.
Mr. Kaplan and Mr. Tatum have a combined 50+ years of real estate experience.
The principals currently own 20 manufactured housing communities throughout
California totaling 4,846 spaces.

THE PROPERTY. The Plaza Mobile Estates property is comprised of 237 double wide pad sites. The property was developed in 1970. Residential amenities include a clubhouse with library and billiards, pool, spa, children's playground, RV storage, and laundry facilities. As of May 31, 2004, the property is 100%
occupied. The property has maintained zero vacancy along with a steadily increasing net operating income over the last few years. The average in-place monthly pad rent is approximately $874.

THE MARKET(1). Plaza Mobile Estates is located in Santa Ana, Orange County,
California. The property is located in central Orange County, approximately 5 miles inland of the Pacific Ocean. The immediate area surrounding the property is developed with a mixture of industrial and residential uses. The site is located within 1.5 miles of Orange County's shopping and business hub, and 4 miles from Orange County's John Wayne Airport. Regional access is provided by the Santa Ana Freeway (I-5) located 1.5 miles to the south and the
Newport/Costa Mesa Freeway (S.R. 55) located 2.5 miles to the southeast. The subject is located in the southwestern part of the city on Fairview Street, which provides local access in a north/south direction. Segerstrom Avenue and
MacArthur Boulevard also provide local access in an east/west direction.

As of 2003, Santa Ana had an estimated population of approximately 351,136 and an average household income of approximately $57,737. Orange County is a job center that employs approximately 10% of California's population despite having only approximately 8.1% of the state's population. Many workers in Orange
County commute from adjacent counties. The major employers in the area include:
Walt Disney Company, University of Irvine, Boeing, St. Joseph Health System,
Albertson's Inc., and Tenet Healthcare Corp.

There is a lack of available land in the immediate area, which contributes to the high occupancy rate. No new manufactured housing communities have been developed in the immediate area since 1980 and there are no proposals for new development. The high cost of traditional site-built homes has increased the demand for mobile homes. Comparable manufactured housing communities in Santa
Ana all have 100% occupancy.

PROPERTY MANAGEMENT. The property manager of Plaza Mobile Estates is Mobile
Community Management, a subsidiary of Tatum-Kaplan Financial Group. The property manager is affiliated with the borrower.
-------------------------------------------------------------------------------

1 Certain information from the Plaza Mobile Estates appraisal dated March 29,
  2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-38

                              PLAZA MOBILE ESTATES

[MAP INDICATING PLAZA MOBILE ESTATES LOCATION OMITTED]

                                     A-3-39

                              HAMPTONS APARTMENTS

                                       [3 PHOTOS OF HAMPTONS APARTMENTS OMITTED]

                                     A-3-40

                              HAMPTONS APARTMENTS

                            LOAN INFORMATION
-------------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:   $21,000,000
 CUT-OFF PRINCIPAL BALANCE:    $21,000,000
 % OF POOL BY IPB:             1.7%
 LOAN SELLER:                  Nomura Credit & Capital, Inc.
 BORROWER:                     Hamptons Apartments Associates, L.P.
 SPONSOR:                      Bradley J. Korman, Lawrence M. Korman,
                               Steven H. Korman
 ORIGINATION DATE:             07/28/04
 INTEREST RATE:                5.6600%
 INTEREST ONLY PERIOD:         NAP
 MATURITY DATE:                08/06/09
 AMORTIZATION TYPE:            Balloon
 ORIGINAL AMORTIZATION:        360 Months
 REMAINING AMORTIZATION:       360 Months
 CALL PROTECTION:              L(12), Grtr 1% or YM(42), O(6)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     No
 ADDITIONAL DEBT:              $6,470,000
 ADDITIONAL DEBT TYPE:         Secured subordinated loan
 LOAN PURPOSE:                 Refinance

                  ESCROWS
-------------------------------------------

 ESCROWS/RESERVES:    INITIAL     MONTHLY
                      ------      -----
   Taxes:            $235,733    $23,573
   Insurance:        $ 32,921    $ 6,115
   Cap Ex:           $      0    $ 5,958
   Other:            $317,638    $     0

               PROPERTY INFORMATION
---------------------------------------------------

 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Fee
 PROPERTY TYPE:            Multifamily - Garden
 UNITS:                    285
 LOCATION:                 Durham, NC
 YEAR BUILT/RENOVATED:     1998
 OCCUPANCY:                89.1%
 OCCUPANCY DATE:           05/07/04
 HISTORICAL NOI:
  2002:                    $ 1,775,512
  2003:                    $ 1,796,732
  TTM AS OF 03/31/04:      $ 1,723,844
 UW NOI:                   $ 1,883,280
 UW NET CASH FLOW:         $ 1,811,780
 APPRAISED VALUE:          $27,500,000
 APPRAISAL DATE:           05/17/04

        FINANCIAL INFORMATION
--------------------------------------

 CUT-OFF DATE LOAN/SF:    $73,684
 CUT-OFF DATE LTV:        76.4%
 MATURITY DATE LTV:       71.1%
 UW DSCR:                 1.24x

                                                    MULTIFAMILY INFORMATION

                                                                APPROXIMATE
                                                AVERAGE UNIT   NET RENTABLE    % OF TOTAL    AVERAGE MONTHLY    AVERAGE MONTHLY
 UNIT MIX                       NO. OF UNITS    SQUARE FEET         SF             SF          ASKING RENT       ACTUAL RENT(1)
----------------------------- --------------- --------------- -------------- ------------- ------------------ -----------------

 ONE BEDROOM                        110              903           99,336         32.8%          $  650             $  697
 ONE BEDROOM -- CORPORATE            64              917           58,674         19.3           $1,950             $1,714
 TWO BEDROOM                         51            1,265           64,531         21.3           $  850             $  897
 TWO BEDROOM -- CORPORATE            36            1,268           45,653         15.1           $2,250             $1,769
 THREE BEDROOM                       17            1,462           24,854          8.2           $  999             $1,219
 THREE BEDROOM -- CORPORATE           7            1,462           10,234          3.4           $2,550             $1,582
-----------------------------       ---            -----           ------        -----           ------             ------
 TOTAL/WEIGHTED AVERAGE             285            1,064          303,282        100.0%          $1,247             $1,119

1 Based on occupied units only

                                     A-3-41

                              HAMPTONS APARTMENTS

THE LOAN. The Hamptons Apartments loan is secured by a first mortgage on a fee interest in a Class A 285-unit multifamily property located in Durham, North
Carolina.

THE BORROWER. The borrower is Hamptons Apartments Associates, L.P., a Delaware limited partnership. The limited partners of the borrower include Steven H.
Korman (29.7%), Bradley J. Korman (29.7%), Lawrence M. Korman (29.7%), and Mark
G. Korman (9.9%). Steven Korman is Chairman and Chief Executive Officer of
Korman Communities, Inc. Korman Communities currently owns 30 Class A communities in the Mid-Atlantic, Northeast and Southeast. Of the 10,000 units in its portfolio, roughly 30% are fully furnished corporate suites and the rest are standard rentals. Mr. Korman has spent the past 38 years in the multifamily industry. Mr. Korman is also a partner and founder of The Korman Co. of
Trevose, PA, one of the largest owners and managers of residential, commercial and industrial real estate in the Greater Philadelphia Metropolitan Area

THE PROPERTY. The property was constructed in 1998. It consists of 13 wood framed, three-story apartment buildings, containing 285 one, two and three bedroom apartments ranging in size from approximately 803 square feet to approximately 1,462 square feet, providing a total of approximately 303,282 rentable square feet. Approximately 37.5% of the apartments are furnished corporate units. Amenities include a swimming pool, tennis courts, car wash area, business center, movie room, office/clubhouse with a fitness center and a management office. Total parking consists of 56 carports, 50 single space garages, 10 double space garages and 599 open parking spaces for a total of 715 parking spaces. The property is currently approximately 89.1% occupied.

THE MARKET(1). The property is situated in the Durham South sector of the
Raleigh-Durham apartment market. The Raleigh-Durham Area, also referred to as the Triangle Area, is comprised of Durham, Wake and Orange counties, and includes the cities of Raleigh, Durham, Cary, and Chapel Hill. In the subject's
Durham South submarket, rental rates over the three years ended January 2004 have increased approximately 16.17%, outperforming the Durham market as a whole. Market rents as of January 2004 in the Durham South submarket were: 1 bedroom - $690, 2 bedrooms - $842, 3 bedrooms - $1,006. The submarket vacancy rate as of January 2004 was approximately 12.0%.

The property is located adjacent to Research Triangle Park (RTP), which is the largest research park in the United States. The RTP contains a total of approximately 7,000 acres of land, and is home to a total of 136 organizations, including 109 research and development organizations. Approximately 50% of the employees in the park work for multi-national organizations. An estimated
42,000 full-time employees (50,000 including contract workers) work in RTP, with an average annual salary of approximately $56,000. The Research Triangle
Region is home to approximately 1.5 million people. In 1970, the population of the region was approximately half of what it is today, and by 2020, the population is expected to reach 2 million. Since 1990, the
Raleigh-Durham-Chapel Hill MSA has experienced the fourth-highest rate of population growth of all MSA's in the nation, behind only Las Vegas, Nevada;
Austin, Texas; and Phoenix, Arizona.

PROPERTY MANAGEMENT. The property is managed by Hamptons Apartments Associates,
LP c/o Korman Communities, Inc. ("Korman"). Korman and related entities have built over 30,000 single-family homes, 9,000 apartment and townhouse units, 2.5 million square feet of industrial space, and over 2 million square feet of commercial space over the past 35 years. Currently, the company manages 31 multifamily properties with approximately 8,700 units.
-------------------------------------------------------------------------------

1 Certain information from the Hampton's Apartments appraisal dated May 17,
  2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-42

                              HAMPTONS APARTMENTS

[MAP INDICATING HAMPTONS APARTMENTS LOCATION OMITTED]

                                     A-3-43

                              HAMPTONS APARTMENTS

[SITE MAP OF HAMPTONS APARTMENTS OMITTED]

                                     A-3-44

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-45

                                LATCO PORTFOLIO

                      [4 PHOTOS OF LATCO PORTFOLIO OMITTED]

                                     A-3-46

                                LATCO PORTFOLIO

                       MORTGAGE PORTFOLIO INFORMATION
----------------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE(1):   $20,300,000
 CUT-OFF PRINCIPAL BALANCE(1):    $20,233,712
 % OF POOL BY IPB:                1.6%
 LOAN SELLER:                     Nomura Credit & Capital, Inc.
 BORROWER:                        Robmor Investments, LP
 SPONSOR:                         Robert Lattanzio
 ORIGINATION DATE:                4/29/2004
 INTEREST RATE:                   5.1800% (California Plaza/Cedar Plaza)
                                  4.9800% (North Pointe)
 INTEREST ONLY PERIOD:            NAP
 MATURITY DATE:                   05/11/14
 AMORTIZATION TYPE:               Balloon
 ORIGINAL AMORTIZATION:           360 Months
 REMAINING AMORTIZATION:          357 Months
 CALL PROTECTION:                 L(24), Def(87), O(6)
 CROSS-COLLATERALIZATION:         Yes
 LOCK BOX:                        No
 ADDITIONAL DEBT:                 No
 ADDITIONAL DEBT TYPE:            NAP
 LOAN PURPOSE:                    Refinance

                 ESCROWS
------------------------------------------

 ESCROWS/RESERVES:    INITIAL    MONTHLY
                      -----      -----
  Taxes:              $ 49,144   $ 16,381
  Insurance:          $ 16,139   $  3,228
  CapEx:              $      0   $  2,084
  Engineering:        $ 44,375   $      0
  Environmental:      $  2,500   $      0

                     PROPERTY INFORMATION
---------------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:   Portfolio - 3 Crossed Mortgages
 TITLE:                    Fee
 PROPERTY TYPE:            Retail
 SQUARE FOOTAGE:           172,388
 LOCATION:                 Various, CA
 YEAR BUILT/RENOVATED:     Various
 OCCUPANCY:                91.6%
 OCCUPANCY DATE:           08/10/04
 NUMBER OF TENANTS:        48
 HISTORICAL NOI:
   2002:                   $ 2,035,991
   2003:                   $ 2,072,577
 UW NOI:                   $ 1,957,448
 UW NET CASH FLOW:         $ 1,804,465
 APPRAISED VALUE:          $26,400,000
 APPRAISAL DATE:           Various

       FINANCIAL INFORMATION
-----------------------------------

 CUT-OFF DATE LOAN/SF:    $117
 CUT-OFF DATE LTV:        76.6%
 MATURITY DATE LTV:       63.4%
 UW DSCR:                 1.36x

                                                      SIGNIFICANT TENANTS
                                                                                                            BASE       LEASE
                                                       MOODY'S/                                             RENT     EXPIRATION
 TENANT NAME                PARENT COMPANY              S&P(2)     SQUARE FEET   % OF GLA    SALES PSF       PSF        YEAR
-------------------------- ------------------------- ----------- -------------- ----------- ------------ ---------- -----------

 FOODMAXX                  Savemart Supermarket          NAP          49,950       29.0%         N/A       $  9.39      2008
 TAHOE JOE'S               Tahoe Joe's                   NAP           5,703        3.3%         N/A       $ 18.60      2007
 MATTRESS LAND             Mattress Land                 NAP           4,824        2.8%         N/A       $ 16.56      2009
 BRIGHT NOW DENTAL         Bright Now Dental             NAP           4,567        2.6%         N/A       $ 15.67      2013
 MAJESTY BOOKS AND GIFTS   Majesty Books and Gifts       NAP           4,416        2.6%         N/A       $ 14.40      2012
 CASA CORONA               Casa Corona                   NAP           4,416        2.6%         N/A       $ 16.20      2005
 IMPERIAL GARDEN           Imperial Garden               NAP           3,782        2.2%         N/A       $ 15.60      2012
 RENT A CENTER             Rent A Center                 NAP           3,704        2.1%         N/A       $ 13.32      2006

1 Original and Cut-off Principal Balance for each Portfolio loan is as follows:

      California Plaza $4,900,000/$4,884,258

      Cedar Plaza $7,900,000/$7,874,620

      North Pointe Shopping Center $7,500,000/$7,474,834

2 Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-47

                                LATCO PORTFOLIO

                                    YEAR BUILT/    SQUARE
 PROPERTY NAME         LOCATION      RENOVATED      FEET       OCC.
------------------- ------------- -------------- --------- ----------

 CALIFORNIA PLAZA   Fresno, CA     1987 / NAP      39,190      78.7%
 CEDAR PLAZA        Fresno, CA     1989 / NAP      57,136     100.0%
 NORTH POINTE       Visalia, CA    1993 / NAP      76,062      91.9%
------------------- ------------- --------------   ------     -----
                                    TOTAL/WA      172,388      91.6%

                                                                           APPRAISED
 PROPERTY NAME       TOP TENANTS                                            VALUE
------------------- --------------------------------------------------- -------------

 CALIFORNIA PLAZA   Mattress Land, Bright Now Dental, Imperial Garden   $ 6,600,000
 CEDAR PLAZA        Tahoe Joe's, Majesty Books and Gifts, Casa Corona    10,400,000
 NORTH POINTE       FoodMaxx, Rent A Center, 99 Variety Store             9,400,000
------------------- --------------------------------------------------- -----------
                                                                        $26,400,000

                                                  LEASE ROLLOVER SCHEDULE

                                                             % OF
             NUMBER      SQUARE      % OF                   BASE      CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
           OF LEASES     FEET        GLA      BASE RENT     RENT     SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR       EXPIRING   EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
--------- ----------- ---------- ---------- ------------ ---------- ------------- ------------- ------------- --------------

 VACANT       NAP       14,473        8.4%       NAP        NAP         14,473          8.4%         NAP           NAP
 2004           3        8,519        4.9%       47,254       2.2%      22,992         13.3%         47,254          2.2%
 2005          13       26,042       15.1%      408,959      18.7%      49,034         28.4%        456,213         20.9%
 2006           9       19,807       11.5%      318,835      14.6%      68,841         39.9%        775,048         35.5%
 2007           4        9,243        5.4%      161,398       7.4%      78,084         45.3%        936,446         42.9%
 2008           7       59,507       34.5%      623,093      28.6%     137,591         79.8%      1,559,539         71.5%
 2009           7       17,432       10.1%      355,279      16.3%     155,023         89.9%      1,914,818         87.8%
 2010           0            0        0.0%            0       0.0%     155,023         89.9%      1,914,818         87.8%
 2011           0            0        0.0%            0       0.0%     155,023         89.9%      1,914,818         87.8%
 2012           2        8,198        4.8%      122,594       5.6%     163,221         94.7%      2,037,413         93.4%
 2013           2        6,367        3.7%      102,447       4.7%     169,588         98.4%      2,139,859         98.1%
 2014           1        2,800        1.6%       42,000       1.9%     172,388        100.0%      2,181,859        100.0%
 BEYOND         0            0        0.0%            0       0.0%     172,388        100.0%      2,181,859        100.0%
-----         ---       ------      -----       -------     -----      -------        -----       ---------        -----
 TOTAL         48      172,388      100.0%   $2,181,859     100.0%

                                     A-3-48

                                LATCO PORTFOLIO

THE LOAN. The Latco Portfolio is secured by first mortgage interests in three retail centers located in California comprised of approximately 172,388 square feet.

THE BORROWER. The borrowing entity is sponsored by Robert Lattanzio, President and founder of Latco Enterprises Real Estate Group. Latco Enterprises Real
Estate Group is a family run development and management company founded in 1972 with its main concentration in the western United States. Latco Enterprises has handled a variety of types of commercial properties, having developed or owned over 33 properties that include multifamily complexes, offices and retail centers. Mr. Lattanzio is responsible for overseeing the operations, development, construction and property management divisions for the firm. Latco
Enterprises currently manages a portfolio of more than 2,000 apartment units, 4 high-rise office towers and more than 750,000 square feet of retail space.

THE PROPERTIES. The Latco Portfolio consists of 3 retail centers in California:
California Plaza in Fresno, CA, Cedar Plaza in Fresno, CA, and North Pointe in
Visalia, CA. The properties contain a total of approximately 172,388 square feet, have a total appraised value of $26,400,000, and a weighted average occupancy of 91.6%.

CALIFORNIA PLAZA(1)

California Plaza is located in Fresno, California, approximately 3/4 of a mile east of Highway 168, in the City of Clovis. Clovis which was incorporated in
1912, is situated in the central portion of California and is surrounded by
Merced and Madera counties to the North, Inyo County to the east, San Benito
County to the west and Kings County to the south. There is good access to and from the neighborhood due to the close proximity to the Eisenhower (41)
Freeway, located 1 3/4 plus and minus  miles west of the subject. Fresno County is a suburban county of 839,582 residents. It covers 5,978 square miles and is the 11th most populous county in the state. According to Claritas, the population in the City of Clovis grew from approximately 52,038 in 1990 to approximately 72,825 in 2003. This represents a 40.0% growth rate over the thirteen-year period. The pattern of development, within the neighborhood, appears to be that of concentrated retail and service oriented uses along the major thoroughfares with residential houses and apartments along the secondary streets. Residential developments are considered lower-to-middle income with single-family detached homes. The California State University Fresno campus is located approximately one-half mile south of the subject. Land uses in the subject's neighborhood are comprised of approximately sixty percent commercial, twenty percent residential, ten percent light industrial and ten percent other uses. The appraiser found overall occupancies to range from 97.1% to 100% for established retail centers within the subject's general area.

CEDAR PLAZA(1)

Cedar Plaza is located in Fresno, California approximately 2.5 miles west of
Highway 168, in the City of Fresno, near California Plaza. Access to the
Fresno/Clovis MPA is good via Interstate 5, and State Highways 99 and 41, which traverse the county in a north/south direction. State Highways 180 and 168 traverse the county of Fresno in an east/west direction. The neighborhood is generally bounded by East Nees Avenue to the north, East Shaw Avenue to the south, North Blackstone Avenue to the west, and North Willow Avenue and the
City Limits of Fresno to the east. The number of households was approximately
220,962 in 1990 and increased to approximately 262,712 in 2003. The 2003 estimated number of households is approximately 302,770 for the MSA, reflecting an annual growth rate of 20.8%. The pattern of development, within the neighborhood, appears to be that of concentrated retail and service oriented uses along the major thoroughfares with residential houses and apartments along the secondary streets. Residential developments are considered lower-to-middle income with single-family detached homes. The appraiser found overall occupancies to range from 91.4% to 100% for established retail centers within the subject's general area. Two of the five properties were operating at 100%
occupancy. Within the subject's target market area, the retail market has experienced similar trends as prevalent in the region. The subject's general area is impacted by the existing demographics and supply/demand trends that affect the region as a whole. This includes the influence of California State
University Fresno, located approximately 1/2 mile south of the subject. The primary market is currently less saturated with retail space. This is primarily due to the physical barriers limiting future development coupled with an increasing population in the immediate area.

NORTH POINTE(1)

North Pointe Shopping Center is located in Visalia, California. The subject property is located at the northeast corner of Houston Avenue and Ben Maddox
Way in the city of Visalia, approximately one mile north of SR 198 and one mile northeast of the central business district. The population of Tulare County has increased steadily over the past several years. It increased from approximately
245,738 in 1980 to approximately 311,921 in 1990 to approximately 392,900 in
2003, an average annual increase basis of 2.6%. The subject's location has an average household income of $43,156 and a population of 14,674 plus and minus within a one-mile radius. Per the appraiser's survey, overall occupancies range from 96% to 100% for competitive retail centers within the subject's immediate area, with an overall vacancy rate of 1.60% within the competitive centers, and asking rental rates range from $13.80/SF to $24.00/SF on a triple net basis.
Continued improvement in the local housing market should continue to increase residential land values for the next few years. Of note is that the subject's region is significantly more affordable than other areas of California. This is one of the major factors that is anticipated to have a positive impact on population growth.
-------------------------------------------------------------------------------

1 Certain information from the Latco Portfolio appraisals dated March 20, 2004 for California Plaza and Cedar Plaza, and March 22, 2004 for North Pointe.
  Each appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal

                                     A-3-49

                                LATCO PORTFOLIO

[MAP INDICATING LATCO PORTFOLIO LOCATION OMITTED]

                                     A-3-50

                                LATCO PORTFOLIO

[SITE MAP OF LATCO PORTFOLIO (CALIFORNIA PLAZA) OMITTED]

                             [SITE MAP OF LATCO PORTFOLIO (CEDAR PLAZA) OMITTED]

[SITE MAP OF LATCO PORTFOLIO (NORTH POINTE) OMITTED]

                                     A-3-51

                              BELLEVIEW PROMENADE

[2 PHOTOS OF BELLEVIEW PROMENADE OMITTED]

                                     A-3-52

                             BELLEVIEW PROMENADE

                  MORTGAGE LOAN INFORMATION
--------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:   $18,900,000
 CUT-OFF PRINCIPAL BALANCE:    $18,900,000
 % OF POOL BY IPB:             1.5%
 LOAN SELLER:                  JPMorgan Chase Bank
 BORROWER:                     G&I IV Belleview LLC
 SPONSOR:                      DRA G&I Fund IV Real Estate
                               Investment Trust
 ORIGINATION DATE:             06/28/04
 INTEREST RATE:                5.5000%
 INTEREST ONLY PERIOD:         60 Months
 MATURITY DATE:                07/01/11
 AMORTIZATION TYPE:            Balloon
 ORIGINAL AMORTIZATION:        360 Months
 REMAINING AMORTIZATION:       360 Months
 CALL PROTECTION:              L(46),Grtr1%orYM(33),O(4)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     No
 ADDITIONAL DEBT:              No
 ADDITIONAL DEBT TYPE:         NAP
 LOAN PURPOSE:                 Acquisition

                    ESCROWS
-----------------------------------------------

 ESCROWS/RESERVES:     INITIAL       MONTHLY
                       -------       -------
   Taxes:              $188,671      $ 37,734
   Insurance:          $ 12,759      $  1,579
   CapEx:              $      0      $    834

                PROPERTY INFORMATION
----------------------------------------------------

 SINGLE ASSET/PORTFOLIO:   Single Asset
 TITLE:                    Fee
 PROPERTY TYPE:            Retail - Unanchored
 SQUARE FOOTAGE:           100,102
 LOCATION:                 Greenwood Village, CO
 YEAR BUILT/RENOVATED:     1999
 OCCUPANCY:                94.2%
 OCCUPANCY DATE:           05/01/04
 NUMBER OF TENANTS:        23
 HISTORICAL NOI:
  2002:                    $ 1,965,080
  2003:                    $ 2,016,912
  TTM AS OF 12/31/03:      $ 2,016,912
 UW NOI:                   $ 2,188,244
 UW NET CASH FLOW:         $ 2,046,503
 APPRAISED VALUE:          $27,000,000
 APPRAISAL DATE:           05/28/04

        FINANCIAL INFORMATION
--------------------------------------

 CUT-OFF DATE LOAN/UNIT:    $189
 CUT-OFF DATE LTV:          70.0%
 MATURITY LTV:              68.1%
 UW DSCR:                   1.59x

                                 MAJOR TENANTS

 TENANT NAME              PARENT COMPANY                         MOODY'S/S&P(1)
------------------------ -------------------------------------- ----------------

 VECTRA BANK             Zions Bancorporation                        A3/BBB
 COOL RIVER RESTAURANT   Cool River Restaurant                       NAP
 IL FORNAIO              Bruckmann Rosser Sherrill & Co. LLC.        NAP
 ANTOINE DU CHEZ SPA     Antoine Du Chez Spa, Inc.                   NAP

                                                                     BASE        LEASE
                                                                     RENT     EXPIRATION
 TENANT NAME               SQUARE FEET    % OF GLA    SALES PSF      PSF         YEAR
------------------------ -------------- ----------- ------------ ----------- -----------

 VECTRA BANK                 21,862         21.8%        NAP       $ 25.00       2009
 COOL RIVER RESTAURANT       17,545         17.5%       $428       $ 24.86       2010
 IL FORNAIO                   7,500          7.5%       $343       $ 17.67       2010
 ANTOINE DU CHEZ SPA          6,533          6.5%       $377       $ 26.00       2010

1 Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-53

                              BELLEVIEW PROMENADE

THE LOAN. The Belleview Promenade loan is secured by a first mortgage interest in an approximately 100,102 square foot unanchored retail center.

THE BORROWER. The borrowing entity is G&I IV Belleview LLC and is 99.9%
controlled by DRA Growth and Income Fund IV, common stockholders, and 0.01%
controlled by 125 preferred stock holders. DRA Advisors was established as the real estate advisory arm of The Dreyfus Corporation. DRA currently manages over
$30 billion in real estate assets nationwide and its investors include pension funds, university endowments, foundations, and individuals. The fund has acquired more than 80 shopping centers, 50 office properties, and 60 multifamily investments.

THE PROPERTY. The Belleview Promenade is located in the Denver Technological
Center (DTC). The DTC began as a master planned 884-acre office park and has become the second largest business district in Colorado, second only to downtown Denver. It was built in 1999 and is approximately 94.2% occupied. The property has 23 tenants and the major tenants include: Vectra Bank
(approximately 21,862 square feet), Cool River Restaurant (approximately 17,545 square feet), Il Fornaio (approximately 7,500 square feet), and Antoine Du Chez
Spa (approximately 6,533 square feet).

THE MARKET(1). The Belleview Promenade is located in Greenwood Village, Arapahoe
County, Colorado. The DTC submarket is located approximately 20 miles southeast of the Denver CBD at the intersection of Interstate 25 and Interstate 225. The property is located on East Belleview Avenue, which is the main access road to
Interstate 25. There are several quick service strip food centers in the area, but Belleview Promenade is the only full sized upscale center in the area. The
DTC has approximately 50,000 office workers and there are approximately 82,775 residents within a 3-mile radius of the property. The average household income within a 3 mile radius is $106,645.

The property lies within the Southeast retail submarket of the Denver MSA.
Retail occupancy is approximately 93.3% for the approximately 58.1 million square feet in the Denver MSA and approximately 97.8% for the approximately 2.7 million square feet in the submarket. Market rents in the appraiser's competitive set range from $24 - $32 per square foot. The subject property's in-place rents range from $22.00 - $33.50 per square foot and concluded by the appraiser to be consistent with market levels.

PROPERTY MANAGEMENT. The property is managed by the Trammell Crow Company.
Trammel Crow has been active in the Colorado real estate market for over 30 years. The company is Denver's largest property management firm with approximately 14 million square feet in its portfolio.
-------------------------------------------------------------------------------

1    Certain information from the Belleview Promenade appraisal dated May 28,
     2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                                     LEASE ROLLOVER SCHEDULE

                                                                  % OF
                 NUMBER      SQUARE                              BASE      CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
               OF LEASES     FEET      % OF GLA    BASE RENT     RENT     SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR           EXPIRING   EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------- ----------- ---------- ----------- ------------ ---------- ------------- ------------- ------------- --------------

 VACANT          NAP        5,837        5.8%           NAP        NAP       5,837           5.8%             NAP         NAP
 2004 & MTM       1         2,400        2.4     $   64,800        2.9%      8,237           8.2%      $   64,800        2.9%
 2005             2         6,032        6.0         38,192        1.7      14,269          14.3%      $  102,992        4.6%
 2006             1         1,400        1.4         37,800        1.7      15,669          15.7%      $  140,792        6.3%
 2007             4         6,530        6.5        168,816        7.6      22,199          22.2%      $  309,608       13.9%
 2008             2         3,005        3.0         77,594        3.5      25,204          25.2%      $  387,202       17.3%
 2009             4        27,050       27.0        667,497       29.9      52,254          52.2%      $1,054,699       47.2%
 2010             5        37,508       37.5        884,684       39.6      89,762          89.7%      $1,939,383       86.8%
 2011             0             0        0.0              0        0.0      89,762          89.7%      $1,939,383       86.8%
 2012             0             0        0.0              0        0.0      89,762          89.7%      $1,939,383       86.8%
 2013             1         2,223        2.2         62,244        2.8      91,985          91.9%      $2,001,627       89.6%
 2014             3         8,117        8.1        232,543       10.4     100,102         100.0%      $2,234,169      100.0%
 AFTER            0             0        0.0              0        0.0     100,102         100.0%      $2,234,169      100.0%
-----             --       -------     -----     ----------      -----     -------         -----       ----------      -----
 TOTAL            23       100,102     100.0%    $2,234,169      100.0%

                                     A-3-54

                              BELLEVIEW PROMENADE

[MAP INDICATING BELLEVIEW PROMENADE LOCATION OMITTED]

                                     A-3-55

                              BELLEVIEW PROMENADE

[SITE MAP OF BELLEVIEW PROMENADE OMITTED]

                                     A-3-56

ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

LOAN #      ORIGINATOR   PROPERTY NAME                                         STREET ADDRESS
------      ----------   -------------                                         --------------

  3           JPMCB      JPI Portfolio - State College/Tucson                  Various
 3.1          JPMCB      Jefferson at State College                            501 Vairo Boulevard
 3.2          JPMCB      Jefferson at Star Ranch                               41 South Shannon Road
  5           JPMCB      Countryside Apartments                                1630 Rosado Drive
  7           JPMCB      Plaza Mobile Estates                                  3101 South Fairview Street
  8            NCCI      Hamptons Apartments                                   300 Seaforth Drive
  10          JPMCB      The Preserve at Grande Oaks                           111 Grande Oaks Drive
  11           NCCI      University Courtyard Apts                             2101 Sixth Avenue
  13           NCCI      Palazzo Townhomes                                     886 North Cofco Center Court
  19         LaSalle     Crestmont Apartments                                  34 Woodcross Drive
  20          JPMCB      Runaway Bay Apartments                                2030 Runaway Bay Drive
  23           NCCI      North Creek Apartments                                11401 3rd Ave SE
  28          JPMCB      Island Vista Estates                                  3000 North Tamiami Trail
  30           NCCI      Foxwood MHP                                           4444 U.S. Hwy 98 N
  33          JPMCB      Forest Ridge Apartments                               6147 Winged Elm Court
  36          JPMCB      College Station Properties                            1306 University Boulevard
  42           NCCI      Flagstone Garden Apartments                           77 East Edgebrook Drive
  46          JPMCB      The Pointe Apartments                                 5525 North Stanton
  50         LaSalle     Plantation Manor Apartments                           500 Manor View Drive
  52         LaSalle     Travelier MHP                                         777 Gentry Way
  62          JPMCB      16640 Devonshire Street                               16640 Devonshire Street
  63           NCCI      Cedar Square                                          Various
  66           NCCI      Gage Place Apartments                                 9874 Dale Crest
  71           NCCI      Huron Shores Estates                                  144 Shoreline Drive
  72         LaSalle     Atlantic Townhouse Apartments                         84 Drayton Road
  73         LaSalle     Lake Pointe Apartments Phase 1                        1600 Toronto Road
  76         LaSalle     Sundance 1 MHP & RV                                   1920 North Thornton Road
  77           NCCI      French Quarter Apartments                             9627, 9701, 9707, 9723, 9743 National Avenue
  78           NCCI      Orange Avenue MHP                                     15325 Orange Avenue
  82         LaSalle     Bangor Apartment Portfolio                            Various
 82.1        LaSalle     Cedar Woods Apartments                                818-830 Ohio Street
 82.2        LaSalle     Ledgewood Village Apartments                          682 Ohio Street
 82.3        LaSalle     Park Place Apartments                                 95 Park Street
  83         LaSalle     10-18 Brainerd Road                                   10-18 Brainerd Road
  84           NCCI      1001 Fifth Avenue                                     1001 Fifth Avenue
  85           NCCI      Verandah Apartments                                   1805 IH 35
  88         LaSalle     Ocotillo Apartments                                   1780 West Missouri Avenue
  89           NCCI      Westwick Apartments                                   348 Flag Chapel Road
  91         LaSalle     Woodland Heights Apartments                           547 Plyley's Lane
  93          JPMCB      Arlington Acres                                       North Stonington Road
  94           NCCI      Avalon Apartments                                     1703 Interstate Highway 35N
  95           NCCI      Sara Villa Apartments                                 23700 Saravilla Drive
  96           NCCI      Timber Park Apartments                                2700 North Buckner Boulevard
  97           NCCI      Cambridge Woods                                       3365 Airport Highway
  98           NCCI      Forest Creek Apartments                               24802 99th Place South
 100           NCCI      Mason Manor Apartments                                1137 Gunter Street
 104           NCCI      Hillsdale Heights                                     6108-6146 SW 18th Drive
 105         LaSalle     Spring Valley Apartments                              21-23 Koritz Street and 26-28 Stern Street
 106         LaSalle     Summerhill Estates                                    3313 West Mount Hope Avenue
 112          JPMCB      Bay Pointe Apartments                                 3155 Shattuck Boulevard
 122           NCCI      Tara MHP                                              10630 County Road 44
 126           NCCI      179 E 70th Street                                     179 E 70th Street
 127         LaSalle     Chateau Royale Apartments                             2500-2600 Valley View Avenue
 129           NCCI      Briar Cliff Woods                                     3235 Airport Highway
 131         LaSalle     Mountain View Estates & Country Village               Various
131.1        LaSalle     Mountain View Estates                                 1500 North Angle Street
131.2        LaSalle     Country Village                                       1200 North Church Street
 132         LaSalle     New Indian Valley Apartments                          1928 Mohawk Place
 133           NCCI      Polo Green Apartments                                 43225 Polo Circle
 135           NCCI      Lakeside Mobile Home Community                        3779 Grant Road
 138           NCCI      Sun Valley Apartments                                 12440 North 113th Avenue
 145         LaSalle     Walkers Mill/Walkers Meadow MHP                       11408 Second Street
 150         LaSalle     Crosslake Cove Apartments                             1968-1974 Lewis Street
 152         LaSalle     Pinewood Apartments                                   1000 West Mitchell Street
 153         LaSalle     North Pointe Apartments                               1242 Haslett Road
 154         LaSalle     Westgate Apartments                                   5030 West Mountain Street
 155         LaSalle     Cimeron Apartments                                    320 & 500 Beaty Road
 158           NCCI      Morningside MHP                                       105 North Cesar Chavez Road
 159         LaSalle     Mobile Manor MHC                                      3314 96th Street South
 161         LaSalle     Brookview Townhomes                                   1514 Northwest Drive
 162          JPMCB      Bear Gardens Apartments                               1500, 1504, and James Aveue and 1521 Bagby Avenue
 163         LaSalle     Sweetwater Apartments                                 200 McElroy Avenue
 165           NCCI      205 East 69th Street                                  205-11 East 69th Street
 167         LaSalle     Southwind Villa MHC                                   1056 Smith Road
 169         LaSalle     101-103 Crosby Street                                 101-103 Crosby Street
 170         LaSalle     Indian Valley III Apts                                1928 Mohawk Place
 172         LaSalle     Elmwood Apartments                                    201 Main Street
 173           NCCI      Diboll MHC                                            925 Denman Street

                                                                                 NUMBER OF    PROPERTY
    LOAN #     CITY                  STATE     ZIP CODE   COUNTY                PROPERTIES    TYPE
    ------     ----                  -----     --------   ------                ----------    ----

      3        Various              Various    Various    Various                    2        Multifamily
     3.1       State College           PA       16801     Centre                     1        Multifamily
     3.2       Tucson                  AZ       85745     Pima                       1        Multifamily
      5        St. Louis               MO       63138     St. Louis                  1        Multifamily
      7        Santa Ana               CA       92704     Orange                     1        Manufactured Housing
      8        Durham                  NC       27713     Durham                     1        Multifamily
      10       Fayetteville            NC       28314     Cumberland                 1        Multifamily
      11       Huntington              WV       25703     Cabell                     1        Multifamily
      13       Phoenix                 AZ       85008     Maricopa                   1        Multifamily
      19       Columbia                SC       29212     Richland                   1        Multifamily
      20       Indianapolis            IN       46224     Marion                     1        Multifamily
      23       Everett                 WA       98208     Snohomish                  1        Multifamily
      28       North Fort Myers        FL       33903     Lee                        1        Manufactured Housing
      30       Lakeland                FL       33809     Polk                       1        Manufactured Housing
      33       Charlotte               NC       28212     Mecklenburg                1        Multifamily
      36       Tuscaloosa              AL       35401     Tuscaloosa                 1        Multifamily
      42       Houston                 TX       77034     Harris                     1        Multifamily
      46       El Paso                 TX       79912     El Paso                    1        Multifamily
      50       Knoxville               TN       37923     Knox                       1        Multifamily
      52       Reno                    NV       89502     Washoe                     1        Manufactured Housing
      62       Granada Hills           CA       91344     Los Angeles                1        Multifamily
      63       Milwaukee               WI       53233     Milwaukee                  1        Multifamily
      66       Dallas                  TX       75220     Dallas                     1        Multifamily
      71       Port Sanilac            MI       48469     Sanilac                    1        Manufactured Housing
      72       Bath                    ME       04530     Sagadahoc                  1        Multifamily
      73       Springfield             IL       62712     Sangamon                   1        Multifamily
      76       Casa Grande             AZ       85222     Pinal                      1        Manufactured Housing
      77       West Allis              WI       53227     Milwaukee                  1        Multifamily
      78       Paramount               CA       90723     Los Angeles                1        Manufactured Housing
      82       Bangor                  ME      Various    Penobscot                  3        Multifamily
     82.1      Bangor                  ME       04401     Penobscot                  1        Multifamily
     82.2      Bangor                  ME       04401     Penobscot                  1        Multifamily
     82.3      Orono                   ME       04473     Penobscot                  1        Multifamily
      83       Boston                  MA       02134     Suffolk                    1        Multifamily
      84       New York                NY       10028     New York                   1        Multifamily
      85       San Marcos              TX       78666     Hays                       1        Multifamily
      88       Phoenix                 AZ       85015     Maricopa                   1        Multifamily
      89       Jackson                 MS       39209     Hinds                      1        Multifamily
      91       Chillicothe             OH       45601     Ross                       1        Multifamily
      93       Stonington              CT       06378     New London                 1        Manufactured Housing
      94       San Marcos              TX       78666     Hays                       1        Multifamily
      95       Clinton                 MI       48035     Macomb                     1        Multifamily
      96       Dallas                  TX       75228     Dallas                     1        Multifamily
      97       Toledo                  OH       43609     Lucas                      1        Multifamily
      98       Kent                    WA       98030     King                       1        Multifamily
     100       Austin                  TX       78721     Travis                     1        Multifamily
     104       Portland                OR       97239     Multnomah                  1        Multifamily
     105       Spring Valley           NY       10977     Rockland                   1        Multifamily
     106       Lansing                 MI       48911     Ingham                     1        Multifamily
     112       Saginaw                 MI       48603     Saginaw                    1        Multifamily
     122       Leesburg                FL       34788     Lake                       1        Manufactured Housing
     126       New York                NY       10021     New York                   1        Multifamily
     127       Morgantown              WV       26505     Monongalia                 1        Multifamily
     129       Toledo                  OH       43609     Lucas                      1        Multifamily
     131       Layton                  UT       84041     Davis                      2        Manufactured Housing
    131.1      Layton                  UT       84041     Davis                      1        Manufactured Housing
    131.2      Layton                  UT       84041     Davis                      1        Manufactured Housing
     132       Kent                    OH       44240     Portage                    1        Multifamily
     133       Sterling Heights        MI       48313     Macomb                     1        Multifamily
     135       Ellenwood               GA       30294     Clayton                    1        Manufactured Housing
     138       Youngtown               AZ       85363     Maricopa                   1        Multifamily
     145       Bridgeville             DE       19933     Sussex                     1        Manufactured Housing
     150       Fort Walton Beach       FL       32547     Okaloosa                   1        Multifamily
     152       Arlington               TX       76013     Tarrant                    1        Multifamily
     153       East Lansing            MI       48823     Ingham                     1        Multifamily
     154       Stone Mountain          GA       30083     Dekalb                     1        Multifamily
     155       Mt. Holly               NC       28120     Gaston                     1        Multifamily
     158       San Juan                TX       78589     Hidalgo                    1        Manufactured Housing
     159       Tacoma                  WA       98499     Pierce                     1        Manufactured Housing
     161       Atlanta                 GA       30318     Fulton                     1        Multifamily
     162       Waco                    TX       76706     McLennan                   1        Multifamily
     163       Wharton                 TX       77488     Wharton                    1        Multifamily
     165       New York                NY       10021     New York                   1        Multifamily
     167       Columbus                OH       43207     Franklin                   1        Manufactured Housing
     169       New York                NY       10012     New York                   1        Multifamily
     170       Kent                    OH       44240     Portage                    1        Multifamily
     172       Little Elm              TX       75068     Denton                     1        Multifamily
     173       Diboll                  TX       75941     Angelinea                  1        Manufactured Housing

                                                                                                                   PAD
                                                                                                           --------------------

               PROPERTY                      CURRENT           LOAN                                        NO. OF       AVERAGE
    LOAN #     SUBTYPE                     BALANCE ($)         GROUP           UNITS/BEDS/PADS               PADS      PAD RENT
    ------     -------                     -----------         -----           ---------------               ----      --------

      3        Garden                       50,740,000.00        2                       2,004                  0             0
     3.1       Garden                       31,240,000.00        2                         984                  0             0
     3.2       Garden                       19,500,000.00        2                       1,020                  0             0
      5        Garden                       24,976,221.19        2                         701                  0             0
      7        Manufactured Housing         22,700,000.00        2                         237                237           874
      8        Garden                       21,000,000.00        2                         285                  0             0
      10       Garden                       18,100,000.00        2                         240                  0             0
      11       Garden                       16,749,506.04        2                         224                  0             0
      13       Garden                       16,200,000.00        2                         214                  0             0
      19       Garden                       13,500,000.00        2                         250                  0             0
      20       Garden                       13,100,000.00        2                         192                  0             0
      23       Garden                       12,250,000.00        2                         264                  0             0
      28       Manufactured Housing         11,104,288.65        2                         617                617           292
      30       Manufactured Housing         10,990,978.51        1                         354                354           331
      33       Garden                       10,500,000.00        2                         330                  0             0
      36       Garden                       10,191,434.18        2                         267                  0             0
      42       Garden                        8,851,346.41        2                         292                  0             0
      46       Garden                        8,300,000.00        2                         238                  0             0
      50       Garden                        7,840,000.00        2                         194                  0             0
      52       Manufactured Housing          7,680,000.00        2                         236                236           440
      62       Garden                        6,500,000.00        2                          48                  0             0
      63       Garden                        6,500,000.00        2                         205                  0             0
      66       Garden                        6,178,469.29        2                         216                  0             0
      71       Manufactured Housing          5,095,728.29        1                         189                189           370
      72       Garden                        5,025,000.00        2                         143                  0             0
      73       Garden                        5,009,439.46        2                         100                  0             0
      76       Manufactured Housing          5,000,000.00        2                         711                711           465
      77       Garden                        5,000,000.00        2                         156                  0             0
      78       Manufactured Housing          4,886,778.46        2                         117                117           500
      82       Garden                        4,650,000.00        2                         153                  0             0
     82.1      Garden                        3,182,000.00        2                         112                  0             0
     82.2      Garden                          848,000.00        2                          24                  0             0
     82.3      Garden                          620,000.00        2                          17                  0             0
      83       Mid/High Rise                 4,594,277.13        2                          28                  0             0
      84       Coop                          4,500,000.00        1                          75                  0             0
      85       Garden                        4,442,788.87        2                         156                  0             0
      88       Garden                        4,377,973.27        2                         173                  0             0
      89       Garden                        4,200,000.00        2                         200                  0             0
      91       Garden                        4,000,000.00        2                         146                  0             0
      93       Manufactured Housing          3,990,827.72        1                         149                149           370
      94       Garden                        3,955,129.21        2                         136                  0             0
      95       Garden                        3,895,000.00        2                         136                  0             0
      96       Garden                        3,860,000.00        2                         158                  0             0
      97       Garden                        3,859,179.47        2                         132                  0             0
      98       Garden                        3,845,947.15        2                          92                  0             0
     100       Garden                        3,752,981.89        2                         140                  0             0
     104       Garden                        3,550,000.00        2                          69                  0             0
     105       Garden                        3,500,000.00        2                          36                  0             0
     106       Garden                        3,497,225.88        2                         128                  0             0
     112       Garden                        3,189,292.15        2                         220                  0             0
     122       Manufactured Housing          2,677,888.36        2                         131                131           286
     126       Coop                          2,400,000.00        1                          47                  0             0
     127       Garden                        2,497,703.58        2                          48                  0             0
     129       Garden                        2,435,404.52        2                         108                  0             0
     131       Manufactured Housing          2,373,138.76        1                         146                146           266
    131.1      Manufactured Housing          1,370,127.07        1                          84                 84           270
    131.2      Manufactured Housing          1,003,011.69        1                          62                 62           261
     132       Garden                        2,350,503.73        2                         190                  0             0
     133       Garden                        2,335,000.00        2                          88                  0             0
     135       Manufactured Housing          2,300,000.00        2                         166                166           275
     138       Garden                        2,245,336.99        2                          70                  0             0
     145       Manufactured Housing          2,092,845.92        1                         249                249           210
     150       Garden                        2,000,000.00        2                          40                  0             0
     152       Garden                        1,998,483.08        2                         111                  0             0
     153       Garden                        1,997,570.50        2                          69                  0             0
     154       Garden                        1,995,004.54        2                          64                  0             0
     155       Garden                        1,947,872.78        2                          78                  0             0
     158       Manufactured Housing          1,700,000.00        2                         504                504           160
     159       Manufactured Housing          1,694,676.23        2                         114                114           303
     161       Garden                        1,635,291.80        2                          40                  0             0
     162       Garden                        1,497,292.39        2                          19                  0             0
     163       Garden                        1,495,923.21        2                          56                  0             0
     165       Coop                          1,400,000.00        1                          68                  0             0
     167       Manufactured Housing          1,360,000.00        2                         126                126           241
     169       Mid/High Rise                 1,196,091.79        2                           6                  0             0
     170       Garden                        1,162,958.00        2                          98                  0             0
     172       Garden                        1,078,213.41        2                          24                  0             0
     173       Manufactured Housing            999,124.67        1                          99                 99           150

                                 STUDIO                        ONE BEDROOM                     TWO BEDROOM
                          ---------------------         ------------------------        -------------------------

                           NO. OF       AVERAGE             NO. OF       AVERAGE            NO. OF         AVERAGE
    LOAN #                STUDIOS   STUDIO RENT         1-BR UNITS     1-BR RENT        2-BR UNITS      2-BR RENT
    ------                -------   -----------         ----------     ---------        ----------      ---------

      3                         0             0                 36           670               312            930
     3.1                        0             0                  0             0                96          1,020
     3.2                        0             0                 36           670               216            890
      5                         0             0                189           455               406            644
      7                         0             0                  0             0                 0              0
      8                         0             0                174         1,144                87          1,378
      10                        0             0                 52           777               160            880
      11                        0             0                  0             0                84            969
      13                        0             0                 88           914               119          1,204
      19                        0             0                 80           637               146            724
      20                        0             0                 24           699               120            868
      23                        0             0                  0             0               264            764
      28                        0             0                  0             0                 0              0
      30                        0             0                  0             0                 0              0
      33                        0             0                 58           635               214            748
      36                        0             0                 26           414               199            531
      42                        0             0                221           508                71            674
      46                        0             0                114           536               124            781
      50                        0             0                 46           539               118            611
      52                        0             0                  0             0                 0              0
      62                        0             0                  3         1,350                45          1,550
      63                       96           367                 62           552                21            856
      66                        0             0                 90           600               116            789
      71                        0             0                  0             0                 0              0
      72                        0             0                 10           510                88            645
      73                        0             0                 52           562                48            688
      76                        0             0                  0             0                 0              0
      77                        0             0                113           575                43            697
      78                        0             0                  0             0                 0              0
      82                        0             0                  2           450               151            618
     82.1                       0             0                  1           450               111            588
     82.2                       0             0                  0             0                24            670
     82.3                       0             0                  1           450                16            750
      83                        0             0                  0             0                12          2,000
      84                       20         5,000                 13         6,500                25         11,000
      85                        0             0                 96           490                60            597
      88                       62           480                 85           586                26            709
      89                        0             0                 32           426               112            474
      91                        0             0                  8           439                74            549
      93                        0             0                  0             0                 0              0
      94                        0             0                 64           490                72            598
      95                        0             0                 41           572                95            648
      96                        0             0                 24           525               133            621
      97                        0             0                 84           487                48            595
      98                        0             0                 40           649                52            807
     100                        0             0                 32           545                56            681
     104                        0             0                 18           662                51            747
     105                        0             0                  0             0                30          1,225
     106                        2           415                 70           498                56            717
     112                        0             0                 40           470               108            505
     122                        0             0                  0             0                 0              0
     126                        0             0                  1         7,500                30          8,000
     127                        0             0                 24           540                24            721
     129                        0             0                 60           385                48            480
     131                        0             0                  0             0                 0              0
    131.1                       0             0                  0             0                 0              0
    131.2                       0             0                  0             0                 0              0
     132                        0             0                 40           382               102            461
     133                        0             0                 41           587                47            653
     135                        0             0                  0             0                 0              0
     138                        0             0                 68           424                 1            460
     145                        0             0                  0             0                 0              0
     150                        0             0                  0             0                40            799
     152                        0             0                 76           460                35            598
     153                        3           420                 31           500                35            600
     154                        0             0                 24           473                40            585
     155                        0             0                 10           406                68            495
     158                        0             0                  0             0                 0              0
     159                        0             0                  0             0                 0              0
     161                        0             0                  0             0                40            668
     162                        0             0                  2           675                 4            950
     163                        0             0                 24           433                32            594
     165                       19         2,200                 27         3,154                 2          5,000
     167                        0             0                  0             0                 0              0
     169                        0             0                  2         3,482                 3          6,000
     170                        0             0                 16           386                74            479
     172                        0             0                  4           570                14            677
     173                        0             0                  0             0                 0              0

                           THREE BEDROOM                    FOUR BEDROOM
                       ------------------------     ----------------------------

                           NO. OF       AVERAGE             NO. OF       AVERAGE                UTILITIES                 ELEVATOR
    LOAN #             3-BR UNITS     3-BR RENT         4-BR UNITS     4-BR RENT               TENANT PAYS                PRESENT
    ------             ----------     ---------         ----------     ---------               -----------                -------

      3                     1,056         1,118                600         1,660                 Various                    No
     3.1                      288         1,275                600         1,660           Electric, Gas, Water             No
     3.2                      768         1,059                  0             0       Electric, Gas, Water, Sewer          No
      5                       106           765                  0             0              Electric, Gas                 No
      7                         0             0                  0             0                                            NAP
      8                        24         1,356                  0             0           Electric, Water, Gas             No
      10                       28           924                  0             0              Electric, Gas                 No
      11                        0             0                140         1,459                                            No
      13                        7         1,480                  0             0       Electric, Water, Gas, Sewer          No
      19                       24           985                  0             0             Electric and Gas               No
      20                       48           989                  0             0       Electric, Gas, Water, Sewer          No
      23                        0             0                  0             0                                            No
      28                        0             0                  0             0                                            NAP
      30                        0             0                  0             0                                            NAP
      33                       58           980                  0             0              Electric, Gas                 No
      36                       37           829                  5         1,058                 Electric                   No
      42                        0             0                  0             0                 Electric                   No
      46                        0             0                  0             0       Electric, Gas, Water, Sewer          No
      50                       30           713                  0             0              Electric, Gas                 No
      52                        0             0                  0             0                                            No
      62                        0             0                  0             0                                            Yes
      63                        6         1,082                  9         1,482              Electric, Gas                 No
      66                       10           899                  0             0                 Electric                   No
      71                        0             0                  0             0                                            NAP
      72                       45           713                  0             0                 Electric                   No
      73                        0             0                  0             0             Electric, Water                No
      76                        0             0                  0             0                                            No
      77                        0             0                  0             0                 Electric                   Yes
      78                        0             0                  0             0                                            NAP
      82                        0             0                  0             0                 Electric                   No
     82.1                       0             0                  0             0                 Electric                   No
     82.2                       0             0                  0             0                 Electric                   No
     82.3                       0             0                  0             0                 Electric                   No
      83                       12         2,800                  4         3,200              Electric, Gas                 Yes
      84                       15        13,500                  2        20,000                 Electric                   Yes
      85                        0             0                  0             0       Electric, Water, Gas, Sewer          No
      88                        0             0                  0             0                                            Yes
      89                       48           546                  8           565              Electric, Gas                 No
      91                       42           587                 22           675                 Electric                   No
      93                        0             0                  0             0                                            NAP
      94                        0             0                  0             0       Electric, Water, Gas, Sewer          No
      95                        0             0                  0             0                 Electric                   No
      96                        1           895                  0             0                 Electric                   No
      97                        0             0                  0             0                 Electric                   No
      98                        0             0                  0             0                 Electric                   No
     100                       52           751                  0             0                                            No
     104                        0             0                  0             0                 Electric                   No
     105                        6         1,625                  0             0                 Electric                   No
     106                        0             0                  0             0              Electric, Gas                 No
     112                       72           550                  0             0              Electric, Gas                 No
     122                        0             0                  0             0                                            NAP
     126                       16        10,000                  0             0                 Electric                   Yes
     127                        0             0                  0             0       Electric, Gas, Water, Sewer          No
     129                        0             0                  0             0                 Electric                   No
     131                        0             0                  0             0                                            NAP
    131.1                       0             0                  0             0                                            NAP
    131.2                       0             0                  0             0                                            NAP
     132                       48           523                  0             0            Water, Sewer, Gas               No
     133                        0             0                  0             0                 Electric                   No
     135                        0             0                  0             0                                            NAP
     138                        0             0                  0             0              Electric, Gas                 No
     145                        0             0                  0             0                                            NAP
     150                        0             0                  0             0       Electric, Gas, Water, Sewer          No
     152                        0             0                  0             0               Water, Sewer                 No
     153                        0             0                  0             0                 Electric                   No
     154                        0             0                  0             0                 Electric                   No
     155                        0             0                  0             0              Electric, Gas                 No
     158                        0             0                  0             0                                            No
     159                        0             0                  0             0                                            NAP
     161                        0             0                  0             0              Electric, Gas                 No
     162                        2         1,275                 11         1,500          Electric, Water, Sewer            No
     163                        0             0                  0             0             Electric, Water                No
     165                       18         7,496                  2         9,500                 Electric                   Yes
     167                        0             0                  0             0                                            No
     169                        1         6,000                  0             0             Electricity, Gas               Yes
     170                        8           529                  0             0            Water, Sewer, Gas               No
     172                        6           818                  0             0                 Electric                   No
     173                        0             0                  0             0                                            NAP

                                                                                                                             ANNEX C

                                              WORLD APPAREL CENTER LOAN AMORTIZATION SCHEDULE
                                              -----------------------------------------------

                            WORLD APPAREL CENTER LOAN                                        WORLD APPAREL CENTER LOAN
                                    A-1 NOTE                                                   A-2, A-3 & A-4 NOTES
                                    --------                                                   --------------------

                                                       TOTAL                                                             TOTAL
   DATE         INTEREST ($)    PRINCIPAL ($)     PAYMENT ($)          DATE          INTEREST ($)     PRINCIPAL ($)      PAYMENT ($)
   ----         ------------    -------------     -----------          ----          ------------     -------------      -----------

   7/10/2004              -                -               -            7/10/2004              -                 -                -
   8/10/2004     345,861.83                -      345,861.83            8/10/2004     691,723.67                 -       691,723.67
   9/10/2004     345,861.83                -      345,861.83            9/10/2004     691,723.67                 -       691,723.67
  10/10/2004     334,705.00                -      334,705.00           10/10/2004     669,410.00                 -       669,410.00
  11/10/2004     345,861.83                -      345,861.83           11/10/2004     691,723.67                 -       691,723.67
  12/10/2004     334,705.00                -      334,705.00           12/10/2004     669,410.00                 -       669,410.00
   1/10/2005     345,861.83                -      345,861.83            1/10/2005     691,723.67                 -       691,723.67
   2/10/2005     345,861.83                -      345,861.83            2/10/2005     691,723.67                 -       691,723.67
   3/10/2005     312,391.33                -      312,391.33            3/10/2005     624,782.67                 -       624,782.67
   4/10/2005     345,861.83                -      345,861.83            4/10/2005     691,723.67                 -       691,723.67
   5/10/2005     334,705.00                -      334,705.00            5/10/2005     669,410.00                 -       669,410.00
   6/10/2005     345,861.83                -      345,861.83            6/10/2005     691,723.67                 -       691,723.67
   7/10/2005     334,705.00                -      334,705.00            7/10/2005     669,410.00                 -       669,410.00
   8/10/2005     345,861.83                -      345,861.83            8/10/2005     691,723.67                 -       691,723.67
   9/10/2005     345,861.83                -      345,861.83            9/10/2005     691,723.67                 -       691,723.67
  10/10/2005     334,705.00                -      334,705.00           10/10/2005     669,410.00                 -       669,410.00
  11/10/2005     345,861.83                -      345,861.83           11/10/2005     691,723.67                 -       691,723.67
  12/10/2005     334,705.00                -      334,705.00           12/10/2005     669,410.00                 -       669,410.00
   1/10/2006     345,861.83                -      345,861.83            1/10/2006     691,723.67                 -       691,723.67
   2/10/2006     345,861.83                -      345,861.83            2/10/2006     691,723.67                 -       691,723.67
   3/10/2006     312,391.33                -      312,391.33            3/10/2006     624,782.67                 -       624,782.67
   4/10/2006     345,861.83                -      345,861.83            4/10/2006     691,723.67                 -       691,723.67
   5/10/2006     334,705.00                -      334,705.00            5/10/2006     669,410.00                 -       669,410.00
   6/10/2006     345,861.83                -      345,861.83            6/10/2006     691,723.67                 -       691,723.67
   7/10/2006     334,705.00                -      334,705.00            7/10/2006     669,410.00                 -       669,410.00
   8/10/2006     345,861.83                -      345,861.83            8/10/2006     691,723.67                 -       691,723.67
   9/10/2006     345,861.83                -      345,861.83            9/10/2006     691,723.67                 -       691,723.67
  10/10/2006     334,705.00                -      334,705.00           10/10/2006     669,410.00                 -       669,410.00
  11/10/2006     345,861.83                -      345,861.83           11/10/2006     691,723.67                 -       691,723.67
  12/10/2006     334,705.00                -      334,705.00           12/10/2006     669,410.00                 -       669,410.00
   1/10/2007     345,861.83                -      345,861.83            1/10/2007     691,723.67                 -       691,723.67
   2/10/2007     345,861.83                -      345,861.83            2/10/2007     691,723.67                 -       691,723.67
   3/10/2007     312,391.33                -      312,391.33            3/10/2007     624,782.67                 -       624,782.67
   4/10/2007     345,861.83                -      345,861.83            4/10/2007     691,723.67                 -       691,723.67
   5/10/2007     334,705.00                -      334,705.00            5/10/2007     669,410.00                 -       669,410.00
   6/10/2007     345,861.83                -      345,861.83            6/10/2007     691,723.67                 -       691,723.67
   7/10/2007     334,705.00                -      334,705.00            7/10/2007     669,410.00                 -       669,410.00
   8/10/2007     345,861.83        68,715.74      414,577.58            8/10/2007     691,723.67        137,431.49       829,155.15
   9/10/2007     345,536.27        69,041.31      414,577.58            9/10/2007     691,072.54        138,082.61       829,155.15
  10/10/2007     334,073.38        80,504.19      414,577.58           10/10/2007     668,146.77        161,008.39       829,155.15

                                      C-1

                                              WORLD APPAREL CENTER LOAN AMORTIZATION SCHEDULE
                                              -----------------------------------------------

                            WORLD APPAREL CENTER LOAN                                        WORLD APPAREL CENTER LOAN
                                    A-1 NOTE                                                   A-2, A-3 & A-4 NOTES
                                    --------                                                   --------------------

                                                       TOTAL                                                             TOTAL
   DATE         INTEREST ($)    PRINCIPAL ($)     PAYMENT ($)          DATE          INTEREST ($)     PRINCIPAL ($)      PAYMENT ($)
   ----         ------------    -------------     -----------          ----          ------------     -------------      -----------

  11/10/2007     344,827.75        69,749.83      414,577.58           11/10/2007     689,655.49        139,499.66       829,155.15
  12/10/2007     333,384.47        81,193.11      414,577.58           12/10/2007     666,768.94        162,386.21       829,155.15
   1/10/2008     344,112.61        70,464.97      414,577.58            1/10/2008     688,225.21        140,929.94       829,155.15
   2/10/2008     343,778.75        70,798.82      414,577.58            2/10/2008     687,557.51        141,597.65       829,155.15
   3/10/2008     321,285.69        93,291.89      414,577.58            3/10/2008     642,571.37        186,583.78       829,155.15
   4/10/2008     343,001.32        71,576.26      414,577.58            4/10/2008     686,002.64        143,152.51       829,155.15
   5/10/2008     331,608.58        82,968.99      414,577.58            5/10/2008     663,217.17        165,937.99       829,155.15
   6/10/2008     342,269.11        72,308.47      414,577.58            6/10/2008     684,538.22        144,616.93       829,155.15
   7/10/2008     330,896.64        83,680.94      414,577.58            7/10/2008     661,793.27        167,361.88       829,155.15
   8/10/2008     341,530.06        73,047.52      414,577.58            8/10/2008     683,060.11        146,095.04       829,155.15
   9/10/2008     341,183.97        73,393.61      414,577.58            9/10/2008     682,367.94        146,787.21       829,155.15
  10/10/2008     329,841.53        84,736.05      414,577.58           10/10/2008     659,683.05        169,472.10       829,155.15
  11/10/2008     340,434.78        74,142.80      414,577.58           11/10/2008     680,869.56        148,285.59       829,155.15
  12/10/2008     329,113.07        85,464.51      414,577.58           12/10/2008     658,226.13        170,929.02       829,155.15
   1/10/2009     339,678.59        74,898.99      414,577.58            1/10/2009     679,357.17        149,797.98       829,155.15
   2/10/2009     339,323.73        75,253.85      414,577.58            2/10/2009     678,647.45        150,507.70       829,155.15
   3/10/2009     306,163.91       108,413.67      414,577.58            3/10/2009     612,327.82        216,827.33       829,155.15
   4/10/2009     338,453.54        76,124.04      414,577.58            4/10/2009     676,907.08        152,248.07       829,155.15
   5/10/2009     327,186.66        87,390.92      414,577.58            5/10/2009     654,373.31        174,781.84       829,155.15
   6/10/2009     337,678.83        76,898.74      414,577.58            6/10/2009     675,357.67        153,797.49       829,155.15
   7/10/2009     326,433.39        88,144.19      414,577.58            7/10/2009     652,866.78        176,288.37       829,155.15
   8/10/2009     336,896.89        77,680.69      414,577.58            8/10/2009     673,793.78        155,361.37       829,155.15
   9/10/2009     336,528.85        78,048.73      414,577.58            9/10/2009     673,057.70        156,097.45       829,155.15
  10/10/2009     325,315.23        89,262.35      414,577.58           10/10/2009     650,630.45        178,524.70       829,155.15
  11/10/2009     335,736.16        78,841.42      414,577.58           11/10/2009     671,472.32        157,682.83       829,155.15
  12/10/2009     324,544.47        90,033.10      414,577.58           12/10/2009     649,088.95        180,066.21       829,155.15
   1/10/2010     334,936.06        79,641.52      414,577.58            1/10/2010     669,872.12        159,283.03       829,155.15
   2/10/2010     334,558.73        80,018.85      414,577.58            2/10/2010     669,117.46        160,037.69       829,155.15
   3/10/2010     301,839.65       112,737.92      414,577.58            3/10/2010     603,679.31        225,475.85       829,155.15
   4/10/2010     333,645.48        80,932.09      414,577.58            4/10/2010     667,290.97        161,864.19       829,155.15
   5/10/2010     322,511.65        92,065.93      414,577.58            5/10/2010     645,023.30        184,131.85       829,155.15
   6/10/2010     332,825.85        81,751.73      414,577.58            6/10/2010     665,651.69        163,503.46       829,155.15
   7/10/2010     321,714.70        92,862.88      414,577.58            7/10/2010     643,429.39        185,725.76       829,155.15
   8/10/2010     331,998.55        82,579.03      414,577.58            8/10/2010     663,997.10        165,158.05       829,155.15
   9/10/2010     331,607.31        82,970.27      414,577.58            9/10/2010     663,214.61        165,940.54       829,155.15
  10/10/2010     320,529.88        94,047.70      414,577.58           10/10/2010     641,059.75        188,095.40       829,155.15
  11/10/2010     330,768.62        83,808.95      414,577.58           11/10/2010     661,537.25        167,617.91       829,155.15
  12/10/2010     319,714.40        94,863.17      414,577.58           12/10/2010     639,428.81        189,726.35       829,155.15
   1/10/2011     329,922.11        84,655.47      414,577.58            1/10/2011     659,844.21        169,310.94       829,155.15
   2/10/2011     329,521.02        85,056.56      414,577.58            2/10/2011     659,042.04        170,113.11       829,155.15
   3/10/2011     297,267.91       117,309.67      414,577.58            3/10/2011     594,535.81        234,619.34       829,155.15
   4/10/2011     328,562.24        86,015.33      414,577.58            4/10/2011     657,124.49        172,030.67       829,155.15

                                      C-2

                                              WORLD APPAREL CENTER LOAN AMORTIZATION SCHEDULE
                                              -----------------------------------------------

                            WORLD APPAREL CENTER LOAN                                        WORLD APPAREL CENTER LOAN
                                    A-1 NOTE                                                   A-2, A-3 & A-4 NOTES
                                    --------                                                   --------------------

                                                       TOTAL                                                             TOTAL
   DATE         INTEREST ($)    PRINCIPAL ($)     PAYMENT ($)          DATE          INTEREST ($)     PRINCIPAL ($)      PAYMENT ($)
   ----         ------------    -------------     -----------          ----          ------------     -------------      -----------

   5/10/2011     317,569.08        97,008.49      414,577.58            5/10/2011     635,138.17        194,016.99       829,155.15
   6/10/2011     327,695.11        86,882.47      414,577.58            6/10/2011     655,390.21        173,764.94       829,155.15
   7/10/2011     316,725.94        97,851.63      414,577.58            7/10/2011     633,451.89        195,703.27       829,155.15
   8/10/2011     326,819.87        87,757.71      414,577.58            8/10/2011     653,639.74        175,515.41       829,155.15
   9/10/2011     326,404.09        88,173.49      414,577.58            9/10/2011     652,808.17        176,346.98       829,155.15
  10/10/2011     315,470.65        99,106.93      414,577.58           10/10/2011     630,941.29        198,213.86       829,155.15
  11/10/2011     325,516.78        89,060.79      414,577.58           11/10/2011     651,033.57        178,121.59       829,155.15
  12/10/2011     314,607.90        99,969.68      414,577.58           12/10/2011     629,215.80        199,939.35       829,155.15
   1/10/2012     324,621.19        89,956.39      414,577.58            1/10/2012     649,242.38        179,912.77       829,155.15
   2/10/2012     324,194.99        90,382.59      414,577.58            2/10/2012     648,389.98        180,765.17       829,155.15
   3/10/2012     302,878.59       111,698.98      414,577.58            3/10/2012     605,757.19        223,397.97       829,155.15
   4/10/2012     323,237.56        91,340.02      414,577.58            4/10/2012     646,475.12        182,680.03       829,155.15
   5/10/2012     312,391.75       102,185.83      414,577.58            5/10/2012     624,783.50        204,371.65       829,155.15
   6/10/2012     322,320.67        92,256.91      414,577.57            6/10/2012     644,641.33        184,513.81       829,155.15
   7/10/2012     311,500.23       103,077.35      414,577.58            7/10/2012     623,000.46        206,154.69       829,155.15
   8/10/2012     321,395.21        93,182.37      414,577.58            8/10/2012     642,790.41        186,364.74       829,155.15
   9/10/2012     320,953.72        93,623.85      414,577.58            9/10/2012     641,907.45        187,247.71       829,155.15
  10/10/2012     310,171.11       104,406.46      414,577.58           10/10/2012     620,342.23        208,812.93       829,155.15
  11/10/2012     320,015.49        94,562.09      414,577.58           11/10/2012     640,030.98        189,124.17       829,155.15
  12/10/2012     309,258.84       105,318.73      414,577.58           12/10/2012     618,517.69        210,637.47       829,155.15
   1/10/2013     319,068.49        95,509.09      414,577.58            1/10/2013     638,136.97        191,018.18       829,155.15
   2/10/2013     318,615.98        95,961.59      414,577.58            2/10/2013     637,231.97        191,923.19       829,155.15
   3/10/2013     287,371.53       127,206.05      414,577.58            3/10/2013     574,743.05        254,412.10       829,155.15
   4/10/2013     317,558.65        97,018.93      414,577.58            4/10/2013     635,117.30        194,037.85       829,155.15
   5/10/2013     306,869.99       107,707.59      414,577.58            5/10/2013     613,739.98        215,415.17       829,155.15
   6/10/2013     316,588.69        97,988.89      414,577.58            6/10/2013     633,177.38        195,977.77       829,155.15
   7/10/2013     305,926.87       108,650.70      414,577.58            7/10/2013     611,853.75        217,301.41       829,155.15
   8/10/2013     315,609.67        98,967.91      414,577.58            8/10/2013     631,219.33        197,935.82       829,155.15
   9/10/2013     315,140.77        99,436.80      414,577.58            9/10/2013     630,281.55        198,873.61       829,155.15
  10/10/2013     304,519.02       110,058.55      414,577.58           10/10/2013     609,038.05        220,117.11       829,155.15
  11/10/2013     314,148.22       100,429.36      414,577.58           11/10/2013     628,296.44        200,858.71       829,155.15
  12/10/2013     303,553.94       111,023.64      414,577.58           12/10/2013     607,107.87        222,047.28       829,155.15
   1/10/2014     313,146.39       101,431.19      414,577.58            1/10/2014     626,292.78        202,862.37       829,155.15
   2/10/2014     312,665.83       101,911.75      414,577.58            2/10/2014     625,331.65        203,823.50       829,155.15
   3/10/2014     281,971.73       132,605.85      414,577.58            3/10/2014     563,943.46        265,211.69       829,155.15
   4/10/2014     311,554.72       103,022.86      414,577.58            4/10/2014     623,109.44        206,045.71       829,155.15
   5/10/2014     301,032.21       113,545.37      414,577.58            5/10/2014     602,064.42        227,090.73       829,155.15
   6/10/2014     310,528.66       104,048.92      414,577.58            6/10/2014     621,057.31        208,097.84       829,155.15
   7/10/2014     300,034.54       114,543.04      414,577.58            7/10/2014     600,069.08        229,086.07       829,155.15
   7/10/2014              -    65,323,742.44   65,323,742.44            7/10/2014              -    130,647,484.87   130,647,484.87

                                      C-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                       ANNEX D
JULY 30, 2004                                          JPMCC 2004-LN2

                      STRUCTURAL AND COLLATERAL TERM SHEET

                     ------------------------------------

                                  $717,763,000
                                 (Approximate)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-LN2

                     ------------------------------------

                              JPMORGAN CHASE BANK

                         NOMURA CREDIT & CAPITAL, INC.

                       LASALLE BANK NATIONAL ASSOCIATION

                             Mortgage Loan Sellers

JPMORGAN                      ABN AMRO INCORPORATED        [NOMURA LOGO OMITTED]

                            DEUTSCHE BANK SECURITIES

The analyses in this report are based upon information provided by JPMorgan
Chase Bank, Nomura Credit & Capital, Inc. and LaSalle Bank National Association
(the "Sellers"). J.P. Morgan Securities Inc., ABN AMRO Incorporated, Nomura
Securities International, Inc. and Deutsche Bank Securities, Inc. (the
"Underwriters") make no representations as to the accuracy or completeness of the information contained herein. The information contained herein is qualified in its entirety by the information in the Prospectus and Prospectus Supplement for the securities referred to herein (the "Securities"). The information contained herein supersedes any previous information delivered to you by the
Underwriters and will be superseded by the applicable Prospectus and Prospectus
Supplement. These materials are subject to change, completion, or amendment from time to time without notice, and the Underwriters are under no obligation to keep you advised of such changes. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any Security. Any investment decision with respect to the Securities should be made by you based upon the information contained in the Prospectus and Prospectus Supplement relating to the Securities. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the Securities.

The attached information contains certain tables and other statistical analyses
(the "Computational Materials"), which have been prepared in reliance upon information furnished by the Sellers. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material. Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational
Materials' accuracy, appropriateness or completeness in any particular context;
nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.
These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational
Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the Securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any Security described in the Computational Materials are subject to change prior to issuance. Neither the Underwriters nor any of their affiliates make any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the Securities. THIS
INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE
ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT
ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE
PROPOSED TRANSACTION.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-LN2

--------------------------------------------------------------------------------
                                  KEY FEATURES
--------------------------------------------------------------------------------

  CO-LEAD MANAGERS:        J.P. Morgan Securities Inc. (Sole Bookrunner)
                           ABN AMRO Incorporated
                           Nomura Securities International, Inc.

  CO-MANAGER:              Deutsche Bank Securities Inc.

  MORTGAGE LOAN SELLERS:   JPMorgan Chase Bank -- (48.2%)
                           Nomura Credit & Capital, Inc. -- (33.5%)
                           LaSalle Bank National Association -- (18.3%)

  MASTER SERVICER:         GMAC Commercial Mortgage Corporation

  SPECIAL SERVICER:        Lennar Partners, Inc.

  TRUSTEE:                 Wells Fargo Bank, N.A.

  PAYING AGENT:            LaSalle Bank National Association

  RATING AGENCIES:         Moody's Investors Service, Inc.
                           Standard & Poor's Ratings Services

  PRICING DATE:            On or about August 11, 2004

  CLOSING DATE:            On or about August 20, 2004

  CUT-OFF DATE:            With respect to each mortgage loan, the related due
                           date of such mortgage loan in August 2004 or, such
                           other date in August 2004 specified in the prospectus
                           supplement.

  DISTRIBUTION DATE:       15th of each month, or if the 15th day is not a
                           business day, on the next succeeding business day,
                           beginning in September 2004

  PAYMENT DELAY:           14 days

  TAX STATUS:              REMIC

  ERISA CONSIDERATIONS:    Class A-1, A-2, B, C & D

  OPTIONAL TERMINATION:    1.0% (Clean-up Call)

  MINIMUM DENOMINATIONS:   $10,000

  SETTLEMENT TERMS:        DTC, Euroclear and Clearstream Banking

--------------------------------------------------------------------------------
                           COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

      COLLATERAL CHARACTERISTICS                                 ALL MORTGAGE LOANS    LOAN GROUP 1       LOAN GROUP 2
      --------------------------                                 ------------------    ------------       ------------

      INITIAL POOL BALANCE (IPB):                                  $1,245,873,056      $825,219,562       420,653,494
      NUMBER OF MORTGAGE LOANS:                                           175               113                62
      NUMBER OF MORTGAGED PROPERTIES:                                     208               143                65
      AVERAGE CUT-OFF BALANCE PER LOAN:                               $7,119,275        $7,302,828         $6,784,734
      AVERAGE CUT-OFF BALANCE PER PROPERTY:                           $5,989,774        $5,770,766         $6,471,592
      WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                      5.6692%           5.6927%            5.6232%
      WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:                           1.59x             1.70x              1.36x
      WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE RATIO (LTV):           70.4%             68.5%              74.2%
      WEIGHTED AVERAGE MATURITY DATE LTV(1):                             60.9%             58.3%              65.8%
      WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)(2):            113               121                 98
      WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)(3):            344               341                349
      WEIGHTED AVERAGE SEASONING (MONTHS):                                 1                 1                  1
      10 LARGEST LOANS AS % OF IPB:                                      28.5%             36.3%              49.8%
      % OF LOANS WITH SINGLE TENANTS:                                    10.0%             15.0%               NAP

(1)  Excludes fully amortizing mortgage loans.

(2)  Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

(3)  Excludes mortgage loans that are interest only for their entire term.

                                    2 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-LN2

--------------------------------------------------------------------------------
                        APPROXIMATE SECURITIES STRUCTURE
--------------------------------------------------------------------------------

PUBLICLY OFFERED CLASSES

-----------------------------------------------------------------------------------------------------------------
           EXPECTED RATINGS      APPROXIMATE FACE     CREDIT SUPPORT      EXPECTED WEIGHTED    EXPECTED PAYMENT
 CLASS      (MOODY'S/S&P)             AMOUNT         (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)      WINDOW(3)
-----------------------------------------------------------------------------------------------------------------

 A-1           Aaa/AAA             $222,090,000           13.875                5.70              9/04-1/14
 A-2           Aaa/AAA             $430,265,000           13.875                9.86              1/14-8/14
 B              Aa2/AA             $ 29,589,000           11.500                9.99              8/14-8/14
 C             Aa3/AA--            $ 12,459,000           10.500                9.99              8/14-8/14
 D               A2/A              $ 23,360,000            8.625                9.99              8/14-8/14
-----------------------------------------------------------------------------------------------------------------

PRIVATELY OFFERED CLASSES

-----------------------------------------------------------------------------------------------------------------
            EXPECTED RATINGS    APPROXIMATE FACE     CREDIT SUPPORT      EXPECTED WEIGHTED     EXPECTED PAYMENT
 CLASS       (MOODY'S/S&P)           AMOUNT         (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)       WINDOW(3)
-----------------------------------------------------------------------------------------------------------------

 X-1             Aaa/AAA           $1,245,873,0551         N/A                  N/A                   N/A
 X-2             Aaa/AAA           $1,200,608,0001         N/A                  N/A                   N/A
 A-1A            Aaa/AAA           $   420,653,000        13.875                N/A                   N/A
 E                A3/A-            $     9,344,000         7.875                N/A                   N/A
 F              Baa1/BBB+          $    17,131,000         6.500                N/A                   N/A
 G               Baa2/BBB          $    12,459,000         5.500                N/A                   N/A
 H              Baa3/BBB-          $    17,130,000         4.125                N/A                   N/A
 J               Ba1/BB+           $     6,230,000         3.625                N/A                   N/A
 K                Ba2/BB           $     6,229,000         3.125                N/A                   N/A
 L               Ba3/BB-           $     4,672,000         2.750                N/A                   N/A
 M                B1/B+            $     4,672,000         2.375                N/A                   N/A
 N                 B2/B            $     4,672,000         2.000                N/A                   N/A
 P                B3/B-            $     7,787,000         1.375                N/A                   N/A
 NR               NR/NR            $    17,131,055         N/A                  N/A                   N/A
-----------------------------------------------------------------------------------------------------------------

(1)  Notional Amount.

(2)  The credit support percentages set forth for Class A-1, Class A-2 and Class
     A-1A Certificates represented in the aggregate.

(3)  The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity
     Considerations--Weighted Average" in the prospectus supplement, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

                                    3 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-LN2

--------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 o For the purposes of making distributions to the Class A-1, A-2 and A-1A
   Certificates, the pool of mortgage loans will be deemed to consist of two loan groups (either "Loan Group 1" or "Loan Group 2"). Generally, interest and principal distributions on the Class A-1 and Class A-2 Certificates will be based on amounts available relating to Loan Group 1 and interest and principal distributions on the Class A-1A Certificates will be based on amounts available relating to Loan Group 2.

 o Interest payments will be concurrent to the Class A-1, A-2, A-1A (pro-rata to Class A-1 and A-2 from Loan Group 1, and to Class A-1A from Loan Group
   2, the foregoing classes, together, the "Class A Certificates"), the Class
   X-1 and X-2 Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and X-2
   Certificates), interest will be paid sequentially to the Class B, C, D, E,
   F, G, H, J, K, L, M, N, P and NR Certificates.

 o The pass-through rates on the Class A-1, A-2, A-1A, B, C, D, E, F, G, H, J,
   K, L, M, N, P and NR Certificates will equal one of (i) a fixed rate, (ii)
   the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii)
   above and (iv) the rate described in clause (ii) above less a specified percentage. In the aggregate, the Class X-1 and Class X-2 Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other Certificates.

 o All classes will accrue interest on a 30/360 basis.

 o Generally, the Class A-1 and Class A-2 Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A
   Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate principal balance of the Class A-2 Certificates has been reduced to zero. However, on any distribution date on which the certificate principal balance of the Class B Certificates though the Class
   NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect to the mortgage loans will be distributed
   (without regard to loan group) to the Class A-1, Class A-2 and A-1A
   Certificates, pro-rata. After the Class A-1, Class A-2 and Class A-1A
   Certificates have been reduced to zero, principal payments will be paid sequentially to the Class B, Class C, Class D, Class E, Class F, Class G,
   Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR
   Certificates, until each such class is retired. The Class X-1 and Class X-2
   Certificates do not have a Class principal balance and therefore are not entitled to any principal distributions.

 o Losses will be borne by the Classes (other than the Classes X-1 and X-2
   Certificates) in reverse sequential order, from the Class NR Certificates up to the Class B Certificates and then pro-rata to the Class A-1, Class
   A-2 and Class A-1A Certificates (without regard to loan group).

 o Yield maintenance charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the Offered Certificates and the Class A-1A, E, F, G and H Certificates in the following manner: the holders of each class of Offered Certificates and the Class A-1A, E, F, G and H Certificates (will receive, with respect to the related Loan Group, if applicable in the case of the Class A-1, A-2 and A-1A Certificates) on each Distribution Date an amount of Yield Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X-1).

                   Group Principal Paid to Class       (Pass-Through Rate on Class -- Discount Rate)
    YM Charge  x  -------------------------------  x  -----------------------------------------------
                     Group Total Principal Paid         (Mortgage Rate on Loan -- Discount Rate)

 o Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X-1 certificates.

 o The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent loans.
   Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such adjustment is determined, the interest portion of any P&I Advance will be reduced in proportion to such adjustment.
-------------------------------------------------------------------------------

                                    4 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-LN2

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    5 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-LN2

--------------------------------------------------------------------------------
                ALL MORTGAGE LOANS -- COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
 RANGE OF PRINCIPAL                NUMBER         PRINCIPAL         % OF          WA         WA UW
 BALANCES                         OF LOANS         BALANCE           IPB        LTV(2)       DSCR(2)
----------------------------------------------------------------------------------------------------

    $650,000 --  $2,999,999          60       $  120,959,217         9.7%        64.4%        2.19x
  $3,000,000 --  $3,999,999          24           85,317,622         6.8         69.3%        1.41x
  $4,000,000 --  $4,999,999          14           62,989,788         5.1         64.7%        2.30x
  $5,000,000 --  $6,999,999          18          101,807,658         8.2         68.2%        1.54x
  $7,000,000 --  $9,999,999          21          170,834,478        13.7         74.2%        1.49x
 $10,000,000 -- $14,999,999          22          254,238,356        20.4         73.9%        1.38x
 $15,000,000 -- $24,999,999          12          226,985,937        18.2         74.1%        1.48x
 $25,000,000 -- $49,999,999           1           26,000,000         2.1         72.2%        1.28x
 $50,000,000 -- $73,000,000           3          196,740,000        15.8         65.4%        1.60x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:            175       $1,245,873,056       100.0%        70.4%        1.59x
----------------------------------------------------------------------------------------------------
 AVERAGE BALANCE PER LOAN: $7,119,275
 AVERAGE BALANCE PER PROPERTY: $5,989,774
----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
 RANGE OF MORTGAGE INTEREST        NUMBER         PRINCIPAL         % OF          WA         WA UW
 RATES                            OF LOANS         BALANCE           IPB         LTV(2)      DSCR(2)
----------------------------------------------------------------------------------------------------

 4.7300% -- 4.9999%                   9       $   60,995,045         4.9%        71.4%        2.14x
 5.0000% -- 5.4999%                  34          318,694,707        25.6         72.4%        1.67x
 5.5000% -- 5.9999%                  78          619,240,354        49.7         69.6%        1.56x
 6.0000% -- 6.4999%                  48          232,141,590        18.6         69.6%        1.41x
 6.5000% -- 6.7750%                   6           14,801,360         1.2         70.2%        1.31x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:            175       $1,245,873,056       100.0%        70.4%        1.59x
----------------------------------------------------------------------------------------------------
 WA INTEREST RATE: 5.6692%
----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    ORIGINAL TERM TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                  NUMBER        PRINCIPAL          % OF          WA         WA UW
 ORIGINAL TERM TO MATURITY      OF LOANS         BALANCE            IPB         LTV(2)      DSCR(2)
----------------------------------------------------------------------------------------------------

  60 --  84                         27       $  269,902,914         21.7%        73.1%        1.48x
  85 -- 120                        129          869,009,979         69.8         70.1%        1.64x
 121 -- 240                         18          105,561,967          8.5         66.5%        1.43x
 241 -- 300                          1            1,398,196          0.1         31.1%        2.75x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:           175       $1,245,873,056        100.0%        70.4%        1.59x
----------------------------------------------------------------------------------------------------
 WA ORIGINAL LOAN TERM: 114
----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                NUMBER            PRINCIPAL        % OF          WA          WA UW
 STATE                      OF PROPERTIES         BALANCE          IPB         LTV(2)        DSCR(2)
------------------------------------------------------------------------------------------------------

 CALIFORNIA                       19          $  129,145,756       10.4%        72.7%       1.34x
   Southern California            15             109,307,411        8.8         73.6%       1.32x
   Northern California             4              19,838,345        1.6         67.8%       1.45x
 NEW YORK                         11             124,758,205       10.0         52.6%       3.00x
 VIRGINIA                          4              85,683,583        6.9         70.5%       1.40x
 NORTH CAROLINA                    8              74,481,710        6.0         76.0%       1.42x
 ARIZONA                          10              74,206,319        6.0         72.3%       1.33x
 TEXAS                            24              72,889,035        5.9         72.5%       1.45x
 MICHIGAN                         12              65,410,368        5.3         67.7%       1.48x
 OTHER                           120             619,298,081       49.7         72.6%       1.46x
------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         208          $1,245,873,056      100.0%        70.4%       1.59x
------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                               NUMBER         PRINCIPAL         % OF          WA          WA UW
 UW DSCR                      OF LOANS         BALANCE           IPB         LTV(2)       DSCR(2)
----------------------------------------------------------------------------------------------------

 1.16X -- 1.19X                    2       $    5,100,000         0.4%        68.9%        1.17x
 1.20X -- 1.29X                   45          292,356,305        23.5         75.5%        1.24x
 1.30X -- 1.39X                   48          337,883,071        27.1         75.0%        1.34x
 1.40X -- 1.49X                   21          235,778,281        18.9         74.2%        1.44x
 1.50X -- 1.59X                   22          132,245,764        10.6         70.6%        1.55x
 1.60X -- 1.69X                    7           20,127,097         1.6         66.5%        1.63x
 1.70X -- 1.99X                   17          161,195,374        12.9         57.4%        1.89x
 2.00X -- 2.99X                    9           44,087,164         3.5         46.2%        2.10x
 3.00X -- 29.30X                   4           17,100,000         1.4         29.0%       10.59x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         175       $1,245,873,056       100.0%        70.4%        1.59x
----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
 RANGE OF REMAINING TERMS        NUMBER         PRINCIPAL          % OF          WA         WA UW
 TO MATURITY                    OF LOANS         BALANCE            IPB        LTV(2)      DSCR(2)
----------------------------------------------------------------------------------------------------

  56 --  84                        27       $  269,902,914         21.7%        73.1%        1.48x
  85 -- 120                       129          869,009,979         69.8         70.1%        1.64x
 121 -- 299                        19          106,960,163          8.6         66.1%        1.45x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          175       $1,245,873,056        100.0%        70.4%        1.59x
----------------------------------------------------------------------------------------------------
 WA REMAINING TERM: 113
----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           PROPERTY TYPE DISTRIBUTION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                       NUMBER OF      PRINCIPAL        % OF        WA       WA UW
 PROPERTY TYPE                  SUB PROPERTY TYPE     PROPERTIES       BALANCE          IPB       LTV(2)    DSCR(2)
--------------------------------------------------------------------------------------------------------------------

  RETAIL(1)                 Anchored                       37      $  227,110,249       18.2%      70.6%     1.47x
                            Regional Mall                   1          73,000,000        5.9       70.2%     1.41x
                            Unanchored                     15          64,502,340        5.2       70.5%     1.44x
                            Shadow Anchored                13          53,251,237        4.3       74.6%     1.44x
                          ------------------------------------------------------------------------------------------
                             Subtotal                      66      $  417,863,826       33.5%      71.0%     1.45x
--------------------------------------------------------------------------------------------------------------------
  MULTIFAMILY               Garden                         53      $  353,759,493       28.4%      74.3%     1.37x
                            Coop                            3           8,300,000        0.7        5.5%    18.62x
                            Mid/High Rise                   2           5,790,369        0.5       50.5%     1.41x
                          ------------------------------------------------------------------------------------------
                             Subtotal                      58      $  367,849,862       29.5%      72.3%     1.76x
--------------------------------------------------------------------------------------------------------------------
  OFFICE                    CBD                             7      $  121,833,287        9.8%      56.9%     1.86x
                            Suburban                       12          83,847,648        6.7       71.5%     1.40x
                          ------------------------------------------------------------------------------------------
                             Subtotal                      19      $  205,680,935       16.5%      62.9%     1.67x
--------------------------------------------------------------------------------------------------------------------
  INDUSTRIAL                Flex                           34      $   69,620,000        5.6%      79.8%     1.40x
                            Warehouse/Distribution          4          42,058,369        3.4       76.5%     1.53x
                          ------------------------------------------------------------------------------------------
                             Subtotal                      38      $  111,678,369        9.0%      78.6%     1.45x
--------------------------------------------------------------------------------------------------------------------
  MANUFACTURED HOUSING      Manufactured Housing           17      $   86,646,276        7.0%      75.3%     1.36x
--------------------------------------------------------------------------------------------------------------------
  HOTEL                     Full Service                    3      $   36,020,000        2.9%      53.2%     1.87x
--------------------------------------------------------------------------------------------------------------------
  SELF STORAGE              Self Storage                    7      $   20,133,787        1.6%      63.7%     1.62x
--------------------------------------------------------------------------------------------------------------------
  TOTAL/WEIGHTED AVERAGE:                                 208      $1,245,873,056      100.0%      70.4%     1.59x
--------------------------------------------------------------------------------------------------------------------

(1)  In the case of 1 mortgage loan (loan number 130) the collateral does not include the improvements.

(2)  Includes 3 mortgage loans which represent approximately 0.7% of the aggregate principal balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 5.7%, 5.5%, 4.8% and debt service coverage ratios of 14.65x, 19.83x,
     29.30x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 70.8% and a weighted average debt service coverage ratio of 1.47x.

                                    6 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-LN2

--------------------------------------------------------------------------------
                ALL MORTGAGE LOANS -- COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
 ORIGINAL AMORTIZATION          NUMBER         PRINCIPAL         % OF          WA         WA UW
 TERM                          OF LOANS         BALANCE           IPB        LTV(4)       DSCR(4)
----------------------------------------------------------------------------------------------------

 120 -- 240                       16       $   71,487,246         6.0%        56.9%        2.24x
 241 -- 300                       38          137,040,366        11.5         63.7%        1.53x
 331 -- 360                      112          979,625,444        82.4         72.7%        1.44x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         166       $1,188,153,056       100.0%        70.7%        1.50x
----------------------------------------------------------------------------------------------------
 WA ORIGINAL AMORTIZATION TERM: 344
----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                NUMBER         PRINCIPAL         % OF       WA         WA UW
 CUT-OFF LTV                  OF LOANS         BALANCE           IPB      LTV(4)       DSCR(4)
--------------------------------------------------------------------------------------------------

  4.8% -- 49.9%                   16       $   63,100,369         5.1%    36.3%         4.11x
 50.0% -- 59.9%                   17          129,498,830        10.4     55.1%         1.95x
 60.0% -- 64.9%                   11           55,573,425         4.5     61.7%         1.60x
 65.0% -- 69.9%                   25          110,993,351         8.9     67.7%         1.53x
 70.0% -- 74.9%                   39          388,065,660        31.1     72.5%         1.38x
 75.0% -- 79.9%                   60          442,134,433        35.5     78.4%         1.35x
 80.0% -- 83.2%                    7           56,506,988         4.5     81.0%         1.32x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         175       $1,245,873,056       100.0%    70.4%         1.59x
--------------------------------------------------------------------------------------------------
 WA CUT-OFF DATE LTV RATIO: 70.4%
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                              NUMBER         PRINCIPAL          % OF          WA         WA UW
 AMORTIZED TYPES            OF LOANS          BALANCE            IPB         LTV(4)      DSCR(4)
--------------------------------------------------------------------------------------------------

 BALLOON LOANS                 129       $  697,360,763         56.0%        71.0%        1.52x
 PARTIAL INTEREST ONLY          22          414,750,000         33.3         70.6%        1.50x
 FULLY AMORTIZING               11           46,441,984          3.7         64.8%        1.32x
 INTEREST ONLY                   8           41,020,000          3.3         60.4%        3.99x
 ARD LOANS                       4           29,600,309          2.4         74.2%        1.34x
 INTEREST ONLY-ARD               1           16,700,000          1.3         74.9%        1.81x
--------------------------------------------------------------------------------------------------
 TOTAL:                        175       $1,245,873,056        100.0%        70.4%        1.59x
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           CURRENT OCCUPANCY RATES(3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
 CURRENT OCCUPANCY           NUMBER OF       PRINCIPAL       % OF        WA        WA UW
 RATES                       PROPERTIES       BALANCE         IPB       LTV(4)     DSCR(4)
--------------------------------------------------------------------------------------------------

 34.5% --  70.0%                 13      $   27,143,086       2.2%      72.5%      1.43x
 70.1% --  80.0%                  6          13,612,638       1.1       77.8%      1.39x
 80.1% --  90.0%                 21         159,416,167      13.2       75.3%      1.33x
 90.1% --  95.0%                 35         341,695,204      28.2       70.8%      1.46x
 95.1% -- 100.0%                130         667,985,961      55.2       69.7%      1.71x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        205      $1,209,853,056     100.0%      70.9%      1.58x
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
 REMAINING AMORTIZATION         NUMBER         PRINCIPAL         % OF          WA          WA UW
 TERM                          OF LOANS         BALANCE           IPB         LTV(4)       DSCR(4)
--------------------------------------------------------------------------------------------------

 118 - 240                        16       $   71,487,246         6.0%        56.9%        2.24x
 241 - 300                        38          137,040,366        11.5         63.7%        1.53x
 331 - 360                       112          979,625,444        82.4         72.7%        1.44x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         166       $1,188,153,056       100.0%        70.7%        1.50x
--------------------------------------------------------------------------------------------------
 WA REMAINING AMORTIZATION TERM: 343
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    LTV RATIOS AS OF THE MATURITY/ARD DATE(2)
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                                                       WA
                              NUMBER      PRINCIPAL        % OF     MATURITY        WA UW
 MATURITY LTV               OF LOANS       BALANCE          IPB       LTV(4)       DSCR(4)
------------------------------------------------------------------------------------------------

  3.6% -- 49.9%                 29     $  204,548,215       17.1%     51.6%         2.54x
 50.0% -- 59.9%                 48        203,362,024       17.0      68.7%         1.51x
 60.0% -- 69.9%                 71        635,209,880       53.0      75.6%         1.36x
 70.0% -- 74.9%                 14        145,162,470       12.1      78.0%         1.44x
 75.0% -- 75.8%                  2         11,148,483        0.9      76.5%         1.48x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:       164     $1,199,431,072      100.0%     70.6%         1.60x
------------------------------------------------------------------------------------------------
 WA LTV RATIO AT MATURITY: 60.9%
------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              YEAR BUILT/RENOVATED
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                NUMBER         PRINCIPAL       % OF         WA        WA UW
 YEAR BUILT/RENOVATED       OF PROPERTIES       BALANCE         IPB       LTV(4)      DSCR(4)
------------------------------------------------------------------------------------------------

 1928 -- 1959                      4        $   12,677,606       1.0%      53.1%      8.05x
 1960 -- 1969                      8            26,845,588       2.2       73.2%      1.52x
 1970 -- 1979                     38           108,007,848       8.7       73.5%      1.91x
 1980 -- 1989                     32           159,998,108      12.8       72.4%      1.42x
 1990 -- 1999                     30           387,158,745      31.1       67.8%      1.52x
 2000 -- 2004                     96           551,185,161      44.2       71.3%      1.47x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         208        $1,245,873,056     100.0%      70.4%      1.59x
------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                NUMBER        PRINCIPAL          % OF          WA        WA UW
 PREPAYMENT PROTECTION        OF LOANS         BALANCE            IPB         LTV(4)     DSCR(4)
------------------------------------------------------------------------------------------------

 DEFEASANCE                      163       $1,153,865,873         92.6%        70.9%     1.46x
 YIELD MAINTENANCE                12           92,007,182          7.4         63.7%     3.22x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         175       $1,245,873,056        100.0%        70.4%     1.59x
------------------------------------------------------------------------------------------------

(1)  Excludes mortgage loans that are interest-only for their entire term.

(2)  Excludes fully amortizing mortgage loans.

(3)  Excludes the hotel properties.

(4)  Includes 3 mortgage loans which represent approximately 0.7% of the aggregate principal balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 5.7%, 5.5%, 4.8%, and debt service coverage ratios of 14.65x, 19.83x,
     29.30x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 70.8% and a weighted average debt service coverage ratio of 1.47x.

                                    7 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-LN2

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
 RANGE OF PRINCIPAL                NUMBER       PRINCIPAL        % OF          WA         WA UW
 BALANCES                         OF LOANS       BALANCE         IPB         LTV(2)       DSCR(2)
-------------------------------------------------------------------------------------------------

    $650,000 --  $2,999,999          39       $ 81,358,002        9.9%        62.8%       2.56x
  $3,000,000 --  $3,999,999          14         48,412,866        5.9         70.4%       1.44x
  $4,000,000 --  $4,999,999           7         31,837,970        3.9         58.5%       3.25x
  $5,000,000 --  $6,999,999          11         62,594,749        7.6         65.3%       1.53x
  $7,000,000 --  $9,999,999          17        138,163,132       16.7         73.1%       1.50x
 $10,000,000 -- $14,999,999          16        183,592,633       22.2         72.5%       1.41x
 $15,000,000 -- $24,999,999           6        107,260,209       13.0         70.8%       1.65x
 $25,000,000 -- $49,999,999           1         26,000,000        3.2         72.2%       1.28x
 $50,000,000 -- $73,000,000           2        146,000,000       17.7         62.8%       1.70x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:            113       $825,219,562      100.0%        68.5%       1.70x
-------------------------------------------------------------------------------------------------
 AVERAGE BALANCE PER LOAN: $7,302,828
 AVERAGE BALANCE PER PROPERTY: $5,770,766
-------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
 RANGE OF MORTGAGE INTEREST        NUMBER       PRINCIPAL        % OF         WA        WA UW
 RATES                            OF LOANS       BALANCE          IPB       LTV(2)     DSCR(2)
-------------------------------------------------------------------------------------------------

 4.7300% -- 4.9999%                   6       $ 30,216,576        3.7%      66.7%      2.80x
 5.0000% -- 5.4999%                  24        173,972,621       21.1       70.6%      1.91x
 5.5000% -- 5.9999%                  48        438,957,935       53.2       67.7%      1.65x
 6.0000% -- 6.4999%                  31        171,213,948       20.7       68.6%      1.45x
 6.5000% -- 6.6500%                   4         10,858,483        1.3       69.2%      1.32x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:            113       $825,219,562      100.0%      68.5%      1.70x
-------------------------------------------------------------------------------------------------
 WA INTEREST RATE: 5.6927%
-------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL TERM TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                  NUMBER       PRINCIPAL         % OF          WA         WA UW
 ORIGINAL TERM TO MATURITY      OF LOANS        BALANCE          IPB         LTV(2)      DSCR(2)
-------------------------------------------------------------------------------------------------

 60 -- 84                           14       $ 99,264,401        12.0%        69.7%        1.72x
 85 -- 120                          84        633,375,059        76.8         68.6%        1.73x
 121 -- 240                         14         91,181,907        11.0         67.0%        1.44x
 241 -- 300                          1          1,398,196         0.2         31.1%        2.75x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:           113       $825,219,562       100.0%        68.5%        1.70x
-------------------------------------------------------------------------------------------------
 WA ORIGINAL LOAN TERM: 122
-------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                               NUMBER OF        PRINCIPAL         % OF          WA        WA UW
 STATE                        PROPERTIES        BALANCE           IPB         LTV(2)      DSCR(2)
-------------------------------------------------------------------------------------------------

 NEW YORK                           9        $120,062,113         14.5%        52.4%       3.05x
 CALIFORNIA                        16          95,058,977         11.5         71.4%       1.37x
   Southern California             12          75,220,632          9.1         72.3%       1.34x
   Northern California              4          19,838,345          2.4         67.8%       1.45x
 VIRGINIA                           4          85,683,583         10.4         70.5%       1.40x
 MARYLAND                           5          57,735,223          7.0         62.1%       1.71x
 MINNESOTA                         27          54,500,000          6.6         79.6%       1.37x
 COLORADO                           5          51,696,444          6.3         71.0%       1.53x
 MICHIGAN                           7          50,496,279          6.1         70.6%       1.47x
 OTHER                             70         309,986,942         37.6         71.7%       1.48x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          143        $825,219,562        100.0%        68.5%       1.70x
-------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                NUMBER       PRINCIPAL        % OF          WA          WA UW
 UW DSCR                      OF LOANS        BALANCE         IPB         LTV(2)       DSCR(2)
-------------------------------------------------------------------------------------------------

 1.16X -- 1.19X                    2       $  5,100,000        0.6%        68.9%        1.17x
 1.20X -- 1.29X                   23        134,204,715       16.3         74.2%        1.24x
 1.30X -- 1.39X                   32        214,507,701       26.0         76.3%        1.34x
 1.40X -- 1.49X                   13        162,381,116       19.7         72.8%        1.43x
 1.50X -- 1.59X                   14         90,334,417       10.9         69.9%        1.56x
 1.60X -- 1.69X                    4          9,898,124        1.2         68.2%        1.63x
 1.70X -- 1.99X                   13        152,606,324       18.5         57.9%        1.90x
 2.00X -- 2.99X                    8         39,087,164        4.7         43.3%        2.10x
 3.00X -- 29.30X                   4         17,100,000        2.1         29.0%       10.59x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         113       $825,219,562      100.0%        68.5%        1.70x
-------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
 RANGE OF REMAINING             NUMBER       PRINCIPAL         % OF          WA         WA UW
TERMS TO MATURITY             OF LOANS        BALANCE          IPB         LTV(2)       DSCR(2)
-------------------------------------------------------------------------------------------------

  58 -- 84                        14       $ 99,264,401        12.0%        69.7%        1.72x
  85 -- 120                       84        633,375,059        76.8         68.6%        1.73x
 121 -- 299                       15         92,580,103        11.2         66.5%        1.46x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         113       $825,219,562       100.0%        68.5%        1.70x
-------------------------------------------------------------------------------------------------
 WA REMAING TERM: 121
-------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           PROPERTY TYPE DISTRIBUTION
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                       NUMBER OF      PRINCIPAL       % OF        WA       WA UW
 PROPERTY TYPE              SUB PROPERTY TYPE          PROPERTIES      BALANCE         IPB      LTV(2)     DSCR(2)
------------------------------------------------------------------------------------------------------------------

  RETAIL(1)                 Anchored                       37      $ 227,110,249      27.5%      70.6%      1.47x
                            Regional Mall                   1         73,000,000       8.8       70.2%      1.41x
                            Unanchored                     15         64,502,340       7.8       70.5%      1.44x
                            Shadow Anchored                13         53,251,237       6.5       74.6%      1.44x
                          ----------------------------------------------------------------------------------------
                             Subtotal                      66      $ 417,863,826      50.6%      71.0%      1.45x
------------------------------------------------------------------------------------------------------------------
  OFFICE                    CBD                             7      $ 121,833,287      14.8%      56.9%      1.86x
                            Suburban                       12         83,847,648      10.2       71.5%      1.40x
                          ----------------------------------------------------------------------------------------
                             Subtotal                      19      $ 205,680,935      24.9%      62.9%      1.67x
------------------------------------------------------------------------------------------------------------------
  INDUSTRIAL                Flex                           34      $  69,620,000       8.4%      79.8%      1.40x
                            Warehouse/Distribution          4         42,058,369       5.1       76.5%      1.53x
                          ----------------------------------------------------------------------------------------
                             Subtotal                      38      $ 111,678,369      13.5%      78.6%      1.45x
------------------------------------------------------------------------------------------------------------------
  HOTEL                     Full Service                    3      $  36,020,000       4.4%      53.2%      1.87x
------------------------------------------------------------------------------------------------------------------
  MANUFACTURED HOUSING      Manufactured Housing            7      $  25,542,644       3.1%      73.2%      1.42x
------------------------------------------------------------------------------------------------------------------
  SELF STORAGE              Self Storage                    7      $  20,133,787       2.4%      63.7%      1.62x
------------------------------------------------------------------------------------------------------------------
  MULTIFAMILY               Coop                            3      $   8,300,000       1.0%       5.5%     18.62x
                          ----------------------------------------------------------------------------------------
                             Subtotal                       3      $   8,300,000       1.0%       5.5%     18.62x
------------------------------------------------------------------------------------------------------------------
  TOTAL/WEIGHTED AVERAGE:                                 143      $ 825,219,562     100.0%     68.50%      1.70x
------------------------------------------------------------------------------------------------------------------

(1)  In the case of 1 mortgage loan, loan number 130, the collateral does not include the improvements.

(2)  Includes 3 mortgage loans which represent approximately 1.0% of the Loan
     Group 1 aggregate principal balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 5.7%, 5.5%, 4.8% and debt service coverage ratios of
     14.65x, 19.83x, 29.30x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of
     69.1% and a weighted average debt service coverage ratio of 1.53x.

                                    8 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-LN2

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
 ORIGINAL AMORTIZATION           NUMBER        PRINCIPAL      % OF         WA         WA UW
 TERM                           OF LOANS        BALANCE       IPB         LTV(4)      DSCR(4)
----------------------------------------------------------------------------------------------

 120 -- 240                       13       $ 65,407,186        8.3%        57.9%        2.33x
 241 -- 300                       19         79,320,073       10.1         60.4%        1.63x
 331 -- 360                       75        639,972,304       81.6         70.9%        1.49x
----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         107       $784,699,562      100.0%        68.8%        1.58x
----------------------------------------------------------------------------------------------
 WA ORIGINAL AMORTIZATION TERM: 341
----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                NUMBER       PRINCIPAL       % OF       WA         WA UW
 CUT-OFF LTV                  OF LOANS        BALANCE         IPB      LTV(4)      DSCR(4)
----------------------------------------------------------------------------------------------

  4.8% -- 49.9%                   12       $ 55,201,523        6.7%    35.5%        4.48x
 50.0% -- 59.9%                   13        116,979,877       14.2     54.9%        1.99x
 60.0% -- 64.9%                    8         49,016,199        5.9     61.4%        1.62x
 65.0% -- 69.9%                   16         73,097,404        8.9     67.5%        1.53x
 70.0% -- 74.9%                   21        235,831,424       28.6     72.1%        1.41x
 75.0% -- 79.9%                   39        264,551,147       32.1     78.2%        1.35x
 80.0% -- 83.2%                    4         30,541,988        3.7     81.0%        1.38x
----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         113       $825,219,562      100.0%    68.5%        1.70x
----------------------------------------------------------------------------------------------
 WA CUT-OFF DATE LTV RATIO: 68.5%
----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                               NUMBER      PRINCIPAL         % OF            WA         WA UW
 AMORTIZED TYPES             OF LOANS       BALANCE           IPB           LTV(4)      DSCR(4)
------------------------------------------------------------------------------------------------

 BALLOON LOANS                  81       $429,437,329         52.0%        68.5%        1.62x
 PARTIAL INTEREST ONLY          14        285,300,000         34.6         68.8%        1.58x
 FULLY AMORTIZING                8         40,361,924          4.9         67.5%        1.31x
 ARD LOANS                       4         29,600,309          3.6         74.2%        1.34x
 INTEREST ONLY                   5         23,820,000          2.9         53.4%        5.64x
 INTEREST ONLY-ARD               1         16,700,000          2.0         74.9%        1.81x
------------------------------------------------------------------------------------------------
 TOTAL:                        113       $825,219,562        100.0%        68.5%        1.70x
------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           CURRENT OCCUPANCY RATES(3)
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
 CURRENT OCCUPANCY             NUMBER OF       PRINCIPAL        % OF          WA         WA UW
 RATES                         PROPERTIES       BALANCE          IPB         LTV(4)      DSCR(4)
------------------------------------------------------------------------------------------------

 38.6% --  70.0%                   11        $ 20,443,086        2.6%        73.2%        1.39x
 70.1% --  80.0%                    6          13,612,638        1.7         77.8%        1.39x
 80.1% --  90.0%                   12          67,484,698        8.6         75.1%        1.38x
 90.1% --  95.0%                   15         168,950,065       21.4         67.7%        1.51x
 95.1% -- 100.0%                   96         518,709,076       65.7         68.5%        1.81x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          140        $789,199,562      100.0%        69.2%        1.69x
------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
 REMAINING AMORTIZATION          NUMBER       PRINCIPAL      % OF            WA         WA UW
 TERM                           OF LOANS       BALANCE        IPB          LTV(4)       DSCR(4)
------------------------------------------------------------------------------------------------

 118 -- 240                       13       $ 65,407,186        8.3%        57.9%        2.33x
 241 -- 300                       19         79,320,073       10.1         60.4%        1.63x
 331 -- 360                       75        639,972,304       81.6         70.9%        1.49x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         107       $784,699,562      100.0%        68.8%        1.58x
------------------------------------------------------------------------------------------------
 WEIGHTED REMAINING AMORTIZATION TERM: 340
------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      LTV RATIOS AS OF THE MATURITY DATE(2)
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                                                      WA
                               NUMBER    PRINCIPAL     % OF        MATURITY       WA UW
 MATURITY LTV                OF LOANS     BALANCE       IPB          LTV(4)       DSCR(4)
---------------------------------------------------------------------------------------------

  3.6% -- 29.9%                  6     $ 27,292,846      3.5%        25.5%        7.00x
 30.0% -- 49.9%                 19      167,511,907     21.3         55.9%        1.86x
 50.0% -- 59.9%                 30      136,740,916     17.4         68.5%        1.58x
 60.0% -- 64.9%                 19      194,362,011     24.8         72.9%        1.39x
 65.0% -- 69.9%                 24      213,765,268     27.2         78.2%        1.35x
 70.0% -- 75.8%                  7       45,184,691      5.8         76.8%        1.60x
----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:       105     $784,857,639    100.0%        68.5%        1.72x
----------------------------------------------------------------------------------------------
 WA LTV RATIO AT MATURITY: 58.3%
----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              YEAR BUILT/RENOVATED
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                NUMBER OF        PRINCIPAL      % OF          WA          WA UW
 YEAR BUILT/RENOVATED          PROPERTIES         BALANCE       IPB          LTV(4)       DSCR(4)
---------------------------------------------------------------------------------------------------

 1928 -- 1959                       3        $  7,790,828        0.9%        37.8%        12.30x
 1960 -- 1969                       3           9,475,620        1.1         73.1%         1.32x
 1970 -- 1979                      28          53,778,716        6.5         72.4%         2.53x
 1980 -- 1989                      19          93,792,809       11.4         72.1%         1.47x
 1990 -- 1999                      24         318,169,946       38.6         66.7%         1.56x
 2000 -- 2004                      66         342,211,643       41.5         69.1%         1.53x
---------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          143        $825,219,562      100.0%        68.5%         1.70x
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                 NUMBER      PRINCIPAL         % OF           WA         WA UW
 PREPAYMENT PROTECTION         OF LOANS       BALANCE          IPB           LTV(4)      DSCR(4)
---------------------------------------------------------------------------------------------------

 DEFEASANCE                      103       $758,058,327         91.9%        69.3%        1.50x
 YIELD MAINTENANCE                10         67,161,235          8.1         59.6%        3.94x
---------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         113       $825,219,562        100.0%        68.5%        1.70x
---------------------------------------------------------------------------------------------------

(1)  Excludes mortgage loans that are interest only for their entire term.

(2)  Excludes fully amortizing mortgage loans.

(3)  Excludes the hotel properties.

(4)  Includes 3 mortgage loans which represent approximately 1.0% of the Loan
     Group 1 aggregate principal balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 5.7%, 5.5%, 4.8% and debt service coverage ratios of
     14.65x, 19.83x, 29.30x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of
     69.1% and a weighted average debt service coverage ratio of 1.53x.

                                    9 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-LN2

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
 RANGE OF PRINCIPAL                 NUMBER       PRINCIPAL       % OF           WA        WA UW
 BALANCES                          OF LOANS       BALANCE         IPB          LTV        DSCR
--------------------------------------------------------------------------------------------------

  $1,078,213 --  $2,999,999         21        $ 39,601,215        9.4%        67.7%        1.42x
  $3,000,000 --  $3,999,999         10          36,904,756        8.8         67.9%        1.38x
  $4,000,000 --  $4,999,999          7          31,151,818        7.4         70.9%        1.33x
  $5,000,000 --  $6,999,999          7          39,212,909        9.3         72.9%        1.55x
  $7,000,000 --  $9,999,999          4          32,671,346        7.8         78.8%        1.44x
 $10,000,000 -- $14,999,999          6          70,645,723       16.8         77.5%        1.29x
 $15,000,000 -- $24,999,999          6         119,725,727       28.5         77.0%        1.32x
 $25,000,000 -- $50,740,000          1          50,740,000       12.1         72.8%        1.33x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:            62        $420,653,494      100.0%        74.2%        1.36x
--------------------------------------------------------------------------------------------------
 AVERAGE BALANCE PER LOAN: $6,784,734
 AVERAGE BALANCE PER PROPERTY: $6,471,592
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
 RANGE OF MORTGAGE INTEREST         NUMBER       PRINCIPAL       % OF      WA          WA UW
 RATES                             OF LOANS       BALANCE        IPB       LTV         DSCR
--------------------------------------------------------------------------------------------------

 4.7300% -- 4.9999%                  3        $ 30,778,469        7.3%    76.1%        1.49x
 5.0000% -- 5.4999%                 10         144,722,086       34.4     74.7%        1.38x
 5.5000% -- 5.9999%                 30         180,282,419       42.9     74.2%        1.34x
 6.0000% -- 6.4999%                 17          60,927,642       14.5     72.3%        1.33x
 6.5000% -- 6.7750%                  2           3,942,877        0.9     73.0%        1.27x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:            62        $420,653,494      100.0%    74.2%        1.36x
--------------------------------------------------------------------------------------------------
 WA INTEREST RATE: 5.6232%
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       ORIGINAL TERM TO MATURITY IN MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                   NUMBER      PRINCIPAL         % OF        WA         WA UW
 ORIGINAL TERM TO MATURITY       OF LOANS       BALANCE           IPB        LTV         DSCR
--------------------------------------------------------------------------------------------------

  60 -- 120                        58        $406,273,433         96.6%    74.6%        1.36x
 121 -- 180                         4          14,380,060          3.4     63.5%        1.42x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:           62        $420,653,494        100.0%    74.2%        1.36x
--------------------------------------------------------------------------------------------------
 WA ORIGINAL LOAN TERM: 99
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                NUMBER OF      PRINCIPAL        % OF            WA        WA UW
 STATE                         PROPERTIES       BALANCE          IPB           LTV        DSCR
--------------------------------------------------------------------------------------------------

 NORTH CAROLINA                    4         $ 51,547,873        12.3%        76.3%        1.37x
 ARIZONA                           5           47,323,310        11.2         72.4%        1.30x
 TEXAS                            12           47,110,628        11.2         76.0%        1.42x
 CALIFORNIA                        3           34,086,778         8.1         76.4%        1.27x
   Southern California             3           34,086,778         8.1         76.4%        1.27x
 PENNSYLVANIA                      1           31,240,000         7.4         72.8%        1.33x
 MISSOURI                          1           24,976,221         5.9         79.8%        1.45x
 OTHER                            39          184,368,683        43.8         72.7%        1.37x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          65         $420,653,494       100.0%        74.2%        1.36x
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                 NUMBER      PRINCIPAL          % OF           WA         WA UW
 UW DSCR                       OF LOANS       BALANCE           IPB           LTV          DSCR
--------------------------------------------------------------------------------------------------

 1.20X -- 1.29X                  22        $158,151,590         37.6%        76.6%        1.23x
 1.30X -- 1.39X                  16         123,375,370         29.3         72.7%        1.34x
 1.40X -- 1.49X                   8          73,397,164         17.4         77.5%        1.45x
 1.50X -- 1.59X                   8          41,911,346         10.0         72.2%        1.53x
 1.60X -- 1.69X                   3          10,228,973          2.4         64.9%        1.64x
 1.70X -- 1.99X                   4           8,589,050          2.0         48.5%        1.80x
 2.00X -- 2.10X                   1           5,000,000          1.2         68.5%        2.10x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         62        $420,653,494        100.0%        74.2%        1.36x
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
 RANGE OF REMAINING              NUMBER        PRINCIPAL         % OF        WA        WA UW
 TERMS TO MATURITY              OF LOANS        BALANCE           IPB       LTV         DSCR
------------------------------------------------------------------------------------------------

  56 -- 120                       58         $406,273,433         96.6%     74.6%      1.36x
 121 -- 179                        4           14,380,060          3.4      63.5%      1.42x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          62         $420,653,494        100.0%     74.2%      1.36x
------------------------------------------------------------------------------------------------
 WA REMAINING TERM: 98
------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           PROPERTY TYPE DISTRIBUTION
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                       NUMBER OF      PRINCIPAL     % OF     WA     WA UW
 PROPERTY TYPE                SUB PROPERTY TYPE       PROPERTIES       BALANCE       IPB     LTV     DSCR
----------------------------------------------------------------------------------------------------------

  MULTIFAMILY                 Garden                      53        $353,759,493    84.1%   74.3%   1.37x
                              Mid/High Rise                2           5,790,369     1.4    50.5%   1.41x
                           -------------------------------------------------------------------------------
                               Subtotal                   55        $359,549,862    85.5%   73.9%   1.37x
----------------------------------------------------------------------------------------------------------
  MANUFACTURED HOUSING        Manufactured Housing        10        $ 61,103,632    14.5%   76.2%   1.33x
----------------------------------------------------------------------------------------------------------
  TOTAL/WEIGHTED AVERAGE:                                 65        $420,653,494   100.0%   74.2%   1.36x
----------------------------------------------------------------------------------------------------------

                                    10 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-LN2

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
 ORIGINAL AMORTIZATION          NUMBER       PRINCIPAL         % OF          WA         WA UW
 TERM                          OF LOANS        BALANCE          IPB          LTV         DSCR
--------------------------------------------------------------------------------------------------

 180 -- 300                      22        $ 63,800,353        15.8%        66.2%        1.39x
 331 -- 360                      37         339,653,140        84.2         75.9%        1.34x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         59        $403,453,494       100.0%        74.4%        1.35x
--------------------------------------------------------------------------------------------------
 WA ORIGINAL AMORTIZATION TERM: 349
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                NUMBER       PRINCIPAL        % OF          WA         WA UW
 CUT-OFF LTV                  OF LOANS        BALANCE         IPB          LTV         DSCR
--------------------------------------------------------------------------------------------------

 23.9% -- 49.9%                   4        $  7,898,846        1.9%       41.8%        1.54x
 50.0% -- 59.9%                   4          12,518,953        3.0        56.3%        1.55x
 60.0% -- 64.9%                   3           6,557,226        1.6        63.4%        1.46x
 65.0% -- 69.9%                   9          37,895,947        9.0        68.1%        1.53x
 70.0% -- 74.9%                  18         152,234,235       36.2        73.1%        1.33x
 75.0% -- 79.9%                  21         177,583,286       42.2        78.6%        1.35x
 80.0% -- 81.9%                   3          25,965,000        6.2        81.0%        1.24x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         62        $420,653,494      100.0%       74.2%        1.36x
--------------------------------------------------------------------------------------------------
 WA CUT-OFF DATE LTV RATIO: 74.2%
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                NUMBER        PRINCIPAL         % OF          WA         WA UW
 AMORTIZED TYPES              OF LOANS        BALANCE           IPB          LTV         DSCR
--------------------------------------------------------------------------------------------------

 BALLOON LOANS                   48        $267,923,433         63.7%        75.0%        1.36x
 PARTIAL INTEREST ONLY            8         129,450,000         30.8         74.5%        1.33x
 INTEREST ONLY                    3          17,200,000          4.1           70%        1.70x
 FULLY AMORTIZING                 3           6,080,060          1.4           47%        1.37x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         62        $420,653,494        100.0%        74.2%        1.36x
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           CURRENT OCCUPANCY RATES(3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
 CURRENT OCCUPANCY             NUMBER OF       PRINCIPAL        % OF          WA         WA UW
 RATES                        PROPERTIES        BALANCE         IPB          LTV         DSCR
--------------------------------------------------------------------------------------------------

 34.5% --  70.0%                   2         $  6,700,000        1.6%        70.4%        1.56x
 80.1% --  85.0%                   4           36,471,469        8.7         72.5%        1.33x
 85.1% --  90.0%                   5           55,460,000       13.2         77.3%        1.27x
 90.1% --  95.0%                  20          172,745,139       41.1         73.9%        1.42x
 95.1% -- 100.0%                  34          149,276,885       35.5         74.0%        1.33x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          65         $420,653,494      100.0%        74.2%        1.36x
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
 REMAINING AMORTIZATION         NUMBER       PRINCIPAL         % OF          WA        WA UW
 TERM                          OF LOANS       BALANCE           IPB         LTV         DSCR
--------------------------------------------------------------------------------------------------

 179 -- 300                  22            $ 63,800,353        15.8%       66.2%       1.39x
 331 -- 360                  37             339,653,140        84.2        75.9%       1.34x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:     59            $403,453,494       100.0%       74.4%       1.35x
--------------------------------------------------------------------------------------------------
 WA REMAINING AMORTIZATION TERM: 348
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      LTV RATIOS AS OF THE MATURITY DATE(2)
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                                                        WA
                              NUMBER       PRINCIPAL      % OF      MATURITY       WA UW
 MATURITY LTV               OF LOANS        BALANCE       IPB          LTV         DSCR
------------------------------------------------------------------------------------------------

 31.4% -- 49.9%                  4       $  9,743,462      2.4%       49.9%        1.76x
 50.0% -- 59.9%                 18         66,621,108     16.1        69.2%        1.38x
 60.0% -- 64.9%                 10         51,342,896     12.4        74.6%        1.41x
 65.0% -- 75.2%                 27        286,865,968     69.2        76.7%        1.34x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        59       $414,573,433    100.0%       74.6%        1.36x
------------------------------------------------------------------------------------------------
 WA LTV RATIO AT MATURITY: 65.8%
------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              YEAR BUILT/RENOVATED
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                NUMBER        PRINCIPAL      % OF        WA       WA UW
 YEAR BUILT/RENOVATED       OF PROPERTIES      BALANCE       IPB        LTV       DSCR
------------------------------------------------------------------------------------------------

 1949 -- 1959                     1         $  4,886,778     1.2%       77.6%      1.27x
 1960 -- 1969                     5           17,369,968     4.1        73.3%      1.63x
 1970 -- 1979                    10           54,229,132    12.9        74.6%      1.30x
 1980 -- 1989                    13           66,205,299    15.7        72.9%      1.36x
 1990 -- 1999                     6           68,988,798    16.4        73.0%      1.32x
 2000 -- 2004                    30          208,973,517    49.7        74.9%      1.38x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         65         $420,653,494   100.0%       74.2%      1.36x
------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                NUMBER        PRINCIPAL         % OF          WA         WA UW
 PREPAYMENT PROTECTION        OF LOANS        BALANCE           IPB          LTV         DSCR
------------------------------------------------------------------------------------------------

 DEFEASANCE                      60        $395,807,546         94.1%        74.2%        1.37x
 YIELD MAINTENANCE                2          24,845,947          5.9         74.7%        1.27x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         62        $420,653,494        100.0%        74.2%        1.36x
------------------------------------------------------------------------------------------------

(1) Excludes mortgage loans that are interest only for their entire term.

(2) Excludes fully amortizing mortgage loans.

(3) Excludes the hotel properties.

                                    11 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2004-LN2

--------------------------------------------------------------------------------
     TOP 10 MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
 LOAN        LOAN NAME                      LOAN     CUT-OFF DATE      % OF
SELLER(1)   (LOCATION)                      GROUP       BALANCE         IPB       UNITS
---------------------------------------------------------------------------------------------

 JPMCB      World Apparel Center              1       $73,000,000       5.9%   1,150,705
            (New York, NY)

 JPMCB      Chesapeake Square                 1        73,000,000       5.9%     530,158
            (Chesapeake, VA)

 JPMCB      JPI Portfolio --                  2        50,740,000       4.1%       2,004
            State College/Tucson
            (Various, Various)

 NCCI       Stadium Marketplace               1        26,000,000       2.1%     212,446
            (Honolulu, HI)

 JPMCB      Countryside Apartments            2        24,976,221       2.0%         701
            (St. Louis, MO)

 JPMCB      Embassy Suites -- BWI Airport     1        24,120,000       1.9%         251
            (Linthicum, MD)

 JPMCB      Plaza Mobile Estates              2        22,700,000       1.8%         237
            (Santa Ana, CA)

 NCCI       Hamptons Apartments               2        21,000,000       1.7%         285
            (Durham, NC)

 NCCI       Latco Portfolio                   1        20,233,712       1.6%     172,388
            (Various, CA)

 JPMCB      Belleview Promenade               1        18,900,000       1.5%     100,102
            (Greenwood Village, CO)
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
   TOTAL/WEIGHTED AVERAGE:                            354,669,933        28.5%1
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
 LOAN         UNIT OF     LOAN PER          UW         CUT-OFF DATE     PROPERTY
SELLER(1)     MEASURE       UNIT           DSCR         LTV RATIO       TYPE
-------------------------------------------------------------------------------------------------

 JPMCB          SF        $   190(2)       1.98x(2)       55.4%(2)      Office -- CBD

 JPMCB          SF        $   138          1.41x          70.2%         Retail -- Regional Mall

 JPMCB         Beds       $25,319          1.33x          72.8%         Multifamily -- Garden

 NCCI           SF        $   122          1.28x          72.2%         Retail -- Anchored

 JPMCB         Units      $35,629          1.45x          79.8%         Multifamily -- Garden

 JPMCB         Units      $96,096          1.89x          60.0%         Hotel -- Full Service

 JPMCB         Pads       $95,781          1.21x          78.3%         Manufactured Housing

 NCCI          Units      $73,684          1.24x          76.4%         Multifamily -- Garden

 NCCI           SF        $   117          1.36x          76.6%         Retail -- Various

 JPMCB          SF        $   189          1.59x          70.0%         Retail -- Unanchored

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
   TOTAL/WEIGHTED AVERAGE:                 1.53X          68.9%
-------------------------------------------------------------------------------------------------

(1)  "JPMCB" = JPMorgan Chase Bank; "NCCI" = Nomura Credit & Capital, Inc.

(2)  Calculated based upon the aggregate principal balance of the World Apparel
     Center loan and the World Apparel Center pari passu companion notes as of the cut-off date.

                                    12 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

                                                                                                        ANNEX E

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
135 S. LaSalle Street   Suite 1625    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
Chicago, IL 60603                                    SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004

                                                 ABN AMRO ACCT: XXXXXX
                                                                                      Analyst:
Administrator:
                                        REPORTING PACKAGE TABLE OF CONTENTS

================================================================================

      Issue Id:                                                 JPMC04LN2
      Monthly Data File Name:                      JPMC04LN2_YYYYMM_3.zip

================================================================================

================================================================================

                                                                         Page(s)
                                                                         -------
      REMIC Certificate Report
      Bond Interest Reconciliation
      Cash Reconciliation Summary
      15 Month Historical Loan Status Summary
      15 Month Historical Payoff/Loss Summary
      Historical Collateral Level Prepayment Report
      Delinquent Loan Detail
      Mortgage Loan Characteristics
      Loan Level Detail
      Specialty Serviced Report
      Modified Loan Detail
      Realized Loss Detail
      Appraisal Reduction Detail

================================================================================

================================================================================

      Closing Date:
      First Payment Date:                                      09/15/2004
      Assumed Final Payment Date:                              07/15/2041

================================================================================

================================================================================

                           PARTIES TO THE TRANSACTIONS
--------------------------------------------------------------------------------
        DEPOSITOR: J.P. Morgan Chase Commercial Mortgage Securities Corp.
        UNDERWRITER:, J.P. Morgan Securities Inc./ABN AMRO Incorporated/
                     Nomura Securities International, Inc.
              MASTER SERVICER: GMAC Commercial Mortgage Corporation
                     SPECIAL SERVICER: Lennar Partners, Inc.
                     RATING AGENCY: Standard & Poors/Moody's

================================================================================

================================================================================

       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
      LaSalle Web Site                                   www.etrustee.net
      Servicer Website
      LaSalle Factor Line                                  (800) 246-5761

================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004
WAC:
WA Life Term:
WA Amort Term:                                   ABN AMRO ACCT: XXXXXX
Current Index:
Net Index:
                                                REMIC CERTIFICATE REPORT

====================================================================================================================================
            ORIGINAL      OPENING     PRINCIPAL   PRINCIPAL      NEGATIVE     CLOSING      INTEREST     INTEREST     PASS-THROUGH
CLASS     FACE VALUE(1)   BALANCE      PAYMENT   ADJ. OR LOSS  AMORTIZATION   BALANCE     PAYMENT (2)   ADJUSTMENT       RATE
CUSIP      Per 1,000     Per 1,000    Per 1,000    Per 1,000     Per 1,000    Per 1,000    Per 1,000    Per 1,000    Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
             0.00         0.00         0.00          0.00         0.00         0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Total P&I Payment   0.00
====================================================================================================================================

Notes: (1) N denotes notional balance not included in total
       (2) Accrued Interest plus/minus Interest Adjustment minus Deferred Interest equals Interest Payment
       (3) Estimated

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                            BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                         Deductions                                       Additions
                                              --------------------------------  ----------------------------------------------------
            Accrual                 Accrued              Deferred &                Prior       Int Accrual     Prepay-    Other
        -------------  Pass Thru  Certificate Allocable  Accretion   Interest   Int. Short-     on prior        ment     Interest
Class   Method   Days    Rate      Interest     PPIS      Interest   Loss/Exp    falls Due     Shortfall (3)  Penalties Proceeds (1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                    0.00      0.00        0.00        0.00         0.00                         0.00      0.00
====================================================================================================================================

====================================================================================================================================
                                                                   Remaining
                  Distributable     Interest    Current Period    Outstanding       Credit Support
                   Certificate      Payment      (Shortfall)/      Interest      --------------------
Class              Interest (2)      Amount        Recovery       Shortfalls     Original   Current (4)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                       0.00            0.00                           0.00
====================================================================================================================================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
Distributable Interest of the bonds.

(2) Accrued - Deductions + Additional Interest.

(3) Where applicable.

(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
(ii) the ending balance of all classes which are not subordinate to the class divided by (A).

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                              CASH RECONCILIATION SUMMARY

================================================================================
                                INTEREST SUMMARY
      ------------------------------------------------------------------
      Current Scheduled Interest
      Less Deferred Interest
      Less PPIS Reducing Schedule Int
      Plus Gross Advance Interest
      Less ASER Interest Adv Reduction
      Less Other Interest Not Advanced
      Less Other Adjustment
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      UNSCHEDULED INTEREST:
      ------------------------------------------------------------------
      Prepayment Penalties
      Yield Maintenance Penalties
      Other Interest Proceeds
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      Less Fees Paid to Servicer
      Less Fee Strips Paid by Servicer
      ------------------------------------------------------------------
      LESS FEES & EXPENSES PAID BY/TO SERVICER
      ------------------------------------------------------------------
      Special Servicing Fees
      Workout Fees
      Liquidation Fees
      Interest Due Serv on Advances
      Non Recoverable Advances
      Misc. Fees & Expenses
      ------------------------------------------------------------------
      Plus Trustee Fees Paid by Servicer
      ------------------------------------------------------------------
      Total Unscheduled Fees & Expenses
      ------------------------------------------------------------------
      Total Interest Due Trust
      ------------------------------------------------------------------
      LESS FEES & EXPENSES PAID BY/TO TRUST
      ------------------------------------------------------------------
      Trustee Fee
      Fee Strips
      Misc. Fees
      Interest Reserve Withholding
      Plus Interest Reserve Deposit
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      Total Interest Due Certs
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                               PRINCIPAL SUMMARY
      ------------------------------------------------------------------
      SCHEDULED PRINCIPAL:
      --------------------
      Current Scheduled Principal
      Advanced Scheduled Principal
      ------------------------------------------------------------------
      Scheduled Principal
      ------------------------------------------------------------------
      UNSCHEDULED PRINCIPAL:
      ----------------------
      Curtailments
      Advanced Scheduled Principal
      Liquidation Proceeds
      Repurchase Proceeds
      Other Principal Proceeds
      ------------------------------------------------------------------
      Total Unscheduled Principal
      ------------------------------------------------------------------
      Remittance Principal
      ------------------------------------------------------------------
      Remittance P&I Due Trust
      ------------------------------------------------------------------
      Remittance P&I Due Certs
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                              POOL BALANCE SUMMARY
      ------------------------------------------------------------------
                                             Balance           Count
      ------------------------------------------------------------------
      Beginning Pool
      Scheduled Principal
      Unscheduled Principal
      Deferred Interest
      Liquidations
      Repurchases
      ------------------------------------------------------------------
      Ending Pool
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                             SERVICING FEE SUMMARY
      ------------------------------------------------------------------
      Current Servicing Fees
      Plus Fees Advanced for PPIS
      Less Reduction for PPIS
      Plus Delinquent Servicing Fees
      ------------------------------------------------------------------
      Total Servicing Fees
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                                  PPIS SUMMARY
      ------------------------------------------------------------------
      Gross PPIS
      Reduced by PPIE
      Reduced by Shortfalls in Fees
      Reduced by Other Amounts
      ------------------------------------------------------------------
      PPIS Reducing Scheduled Interest
      ------------------------------------------------------------------
      PPIS Reducing Servicing Fee
      ------------------------------------------------------------------
      PPIS Due Certificate
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
      ------------------------------------------------------------------
                                              Principal      Interest
      ------------------------------------------------------------------
      Prior Outstanding
      Plus Current Period
      Less Recovered
      Less Non Recovered
      ------------------------------------------------------------------
      Ending Outstanding
      ------------------------------------------------------------------

================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                           ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

====================================================================================================================================
                                 Delinquency Aging Categories                                  Special Event Categories (1)
             -----------------------------------------------------------------------  ----------------------------------------------
             Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure    REO    Modifications  Specially Serviced  Bankruptcy
Distribution -----------------------------------------------------------------------  ----------------------------------------------
   Date      #    Balance    #    Balance     #    Balance    #   Balance  # Balance   #   Balance       #    Balance     #  Balance
------------------------------------------------------------------------------------  ----------------------------------------------

06/15/04
------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

====================================================================================================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are included in the
    Appropriate Delinquency Aging Category.

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                              ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

====================================================================================================================================
                Ending                              Appraisal                     Realized       Remaining          Curr
               Pool (1)    Payoffs (2)  Penalties   Reduct. (2)  Liquidations (2)  Losses(2)       Term          Weighted Avg.
Distribution --------------------------------------------------------------------------------  -------------------------------------
   Date      #   Balance   #   Balance  #  Amount   #   Balance   #    Balance    #   Amount   Life   Amort.     Coupon   Remit
---------------------------------------------------------------------------------------------  -------------------------------------

06/15/04
---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

====================================================================================================================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                    HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

====================================================================================================================================
Disclosure     Payoff     Initial                    Payoff    Penalty    Prepayment    Maturity        Property        Geographic
Control #      Period     Balance        Type        Amount    Amount        Date         Date            Type           Location
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                          CURRENT                        0        0
                          CUMULATIVE
====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                                DELINQUENT LOAN DETAIL

====================================================================================================================================
               Paid                Outstanding  Out. Property                   Special
Disclosure     Thru   Current P&I      P&I       Protection       Advance       Servicer    Foreclosure   Bankruptcy  REO
Control #      Date     Advance     Advances**    Advances   Description (1)  Transfer Date     Date         Date     Date
====================================================================================================================================

====================================================================================================================================
A. P&I Advance - Loan in Grace Period                          1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but (less than) 1 month delinq   2. P&I Advance - Loan delinquent 2 months
------------------------------------------------------------------------------------------------------------------------------------
3. P&I Advance - Loan delinquent 3 months or More              7. P&I Advance (Foreclosure)
4. Matured Balloon/Assumed Scheduled Payment                   9. P&I Advance (REO)
====================================================================================================================================
** Outstanding P&I Advances include the current period P&I Advance

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                             MORTGAGE LOAN CHARACTERISTICS

              DISTRIBUTION OF PRINCIPAL BALANCES                                  DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                  Weighted Average
Current Scheduled   # of   Scheduled   % of    ------------------  Current Mortgage   # of   Scheduled   % of    ------------------
    Balances        Loans   Balance   Balance  Term  Coupon  DSCR   Interest Rate     Loans   Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================

                                                                   =================================================================
                                                                                        0        0       0.00%
                                                                   =================================================================
                                                                   Minimum Mortgage Interest Rate 10.0000%
                                                                   Maximum Mortgage Interest Rate 10.0000%

=================================================================
                      0        0       0.00%
=================================================================
Average Scheduled Balance                                                        DISTRIBUTION OF REMAINING TERM (BALLOON)
Maximum Scheduled Balance                                          =================================================================
Minimum Scheduled Balance                                                                                         Weighted Average
                                                                   Balloon          # of   Scheduled   % of     --------------------
                                                                   Mortgage Loans  Loans    Balance   Balance   Term   Coupon   DSCR
       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)           =================================================================
=================================================================  0 to 60
                                               Weighted Average    61 to 120
Fully Amortizing   # of   Scheduled   % of    ------------------   121 to 180
 Mortgage Loans   Loans    Balance   Balance  Term  Coupon  DSCR   181 to 240
=================================================================  241 to 360

=================================================================  =================================================================
                  0         0       0.00%                                            0         0       0.00%
=================================================================  =================================================================
                Minimum Remaining Term                             Minimum Remaining Term 0
                Maximum Remaining Term                             Maximum Remaining Term 0

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:
                                                     SERIES 2004-LN2                  Next Payment:
                                                                                      Record Date:

                                                 ABN AMRO ACCT: XXXXXX

                                             MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF DSCR (CURRENT)                                          GEOGRAPHIC DISTRIBUTION
 ===========================================================       ================================================================
 Debt Service     # of   Scheduled    % of                                               # of   Scheduled   % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR       Geographic Location   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================       ================================================================

 ===========================================================
                    0        0       0.00%
 ===========================================================
 Maximum DSCR 0.000
 Minimum DSCR 0.000

                 DISTRIBUTION OF DSCR (CUTOFF)
 ===========================================================
 Debt Service     # of   Scheduled    % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================

 ===========================================================       ================================================================
                    0        0       0.00%                                                 0                0.00%
 ===========================================================       ================================================================
 Maximum DSCR 0.00
 Minimum DSCR 0.00

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:
                                                     SERIES 2004-LN2                  Next Payment:
                                                                                      Record Date:

                                                 ABN AMRO ACCT: XXXXXX

                                              MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF PROPERTY TYPES                                    DISTRIBUTION OF LOAN SEASONING
     ===========================================================    ===========================================================
                      # of   Scheduled   % of                                        # of   Scheduled   % of
     Property Types   Loans   Balance   Balance  WAMM  WAC  DSCR    Number of Years  Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================

     ===========================================================    ===========================================================
                        0        0       0.00%                                         0        0       0.00%
     ===========================================================    ===========================================================

                DISTRIBUTION OF AMORTIZATION TYPE                               DISTRIBUTION OF YEAR LOANS MATURING
     ===========================================================    ===========================================================

        Amortization     # of   Scheduled   % of                                        # of   Scheduled   % of
     Type             Loans   Balance   Balance  WAMM  WAC  DSCR          Year       Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================
                                                                          2003
                                                                          2004
                                                                          2005
                                                                          2006
                                                                          2007
                                                                          2008
                                                                          2009
                                                                          2010
                                                                          2011
                                                                          2012
                                                                          2013
                                                                      2014 & Longer
     ===========================================================    ===========================================================
                                                                                       0        0       0.00%
     ===========================================================    ===========================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                                    LOAN LEVEL DETAIL

=================================================================================================================================
                                                       Operating                 Ending                                   Spec.
Disclosure          Property                           Statement    Maturity    Principal    Note    Scheduled    Mod.    Serv
Control #     Grp     Type      State    DSCR    NOI      Date        Date       Balance     Rate       P&I       Flag    Flag
=================================================================================================================================

=================================================================================================================================
                                W/Avg    0.00     0                                 0                    0
=================================================================================================================================

===========================================
         Loan              Prepayment
 ASER    Status   -------------------------
 Flag    Code(1)   Amount   Penalty   Date
===========================================

===========================================
                     0         0
===========================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend: A. P&I Adv - in Grace Period               1. P&I Adv - delinquent 1 month   3. P&I Adv - delinquent 3+ months
            B. P&I Adv - (less than) one month delinq  2. P&I Adv - delinquent 2 months  4. Mat. Balloon/Assumed P&I
------------------------------------------------------------------------------------------------------------------------------------
            5. Prepaid in Full               7. Foreclosure                    9. REO                             11. Modification
            6. Specially Serviced            8. Bankruptcy                     10. DPO
====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                        SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

====================================================================================================================================
                                             Balance                           Remaining Term
Disclosure   Transfer    Loan Status   -------------------   Note   Maturity   --------------   Property                        NOI
Control #      Date        Code (1)    Scheduled    Actual   Rate    Date       Life  Amort.      Type    State   NOI   DSCR    Date
====================================================================================================================================

====================================================================================================================================
(1) Legend:     A. P&I Adv - in Grace Period              1. P&I Adv - delinquent 1 month          3. P&I Adv - delinquent 3+ months
                B. P&I Adv - (less than) 1 month delinq.  2. P&I Adv - delinquent 2 months         4. Mat. Balloon/Assumed P&I
------------------------------------------------------------------------------------------------------------------------------------
                7. Foreclosure
                9. REO
====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                             SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
    Disclosure                  Resolution
    Control #                    Strategy                                                Comments
====================================================================================================================================

====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                                 MODIFIED LOAN DETAIL

====================================================================================================================================
                                Cutoff    Modified
Disclosure    Modification     Maturity   Maturity                                   Modification
Control #        Date            Date       Date                                     Description
====================================================================================================================================

====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                                  REALIZED LOSS DETAIL

====================================================================================================================================
                                            Beginning            Gross Proceeds    Aggregate        Net      Net Proceeds
         Disclosure  Appraisal   Appraisal  Scheduled    Gross      as a % of     Liquidation   Liquidation    as a % of    Realized
Period   Control #     Date        Value     Balance   Proceeds  Sched Principal   Expenses *     Proceeds  Sched. Balance    Loss
====================================================================================================================================

====================================================================================================================================
Current Total                                 0.00       0.00                        0.00           0.00                      0.00
Cumulative                                    0.00       0.00                        0.00           0.00                      0.00
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 09/15/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   09/15/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-LN2                  Next Payment:   07/15/2004
                                                                                      Record Date:    09/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                              APPRAISAL REDUCTION DETAIL

====================================================================================================================================
                                                                           Remaining Term                           Appraisal
Disclosure  Appraisal  Scheduled   ARA  Current P&I        Note  Maturity  --------------  Property                ------------
Control #   Red. Date   Balance   Amount  Advance    ASER  Rate    Date     Life   Amort.    Type    State  DSCR   Value   Date
====================================================================================================================================

====================================================================================================================================
04/29/2004-07:12 (MXXX-MXXX) (Copyright) 2000 LaSalle Bank N.A.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

[J.P. MORGAN LOGO]

            J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                   DEPOSITOR

                               ----------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund.
Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.

     The primary asset of the trust fund may include:

     o    multifamily and commercial mortgage loans, including participations therein;

     o    mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o    direct obligations of the United States or other government agencies;
          or

     o    a combination of the assets described above.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE
INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF
THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY
OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.

                                 July 30, 2004

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 108 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to
J.P. Morgan Chase Commercial Mortgage Securities Corp.

     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities
Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212)
834-9299.

                                       ii

IMPORTANT NOTICE ABOUT
   INFORMATION PRESENTED IN THIS
   PROSPECTUS AND EACH
   ACCOMPANYING PROSPECTUS

   Your Ability to Resell Certificates may
      be Limited Because of Their
      Characteristics ..........................    9
   The Assets of the Trust Fund may not be
      Sufficient to Pay Your Certificates ......    9
   Prepayments of the Mortgage Assets
      will Affect the Timing of Your Cash
      Flow and May Affect Your Yield ...........   10
   Ratings Do Not Guarantee Payment and
      Do Not Address Prepayment Risks ..........   11
   Commercial and Multifamily Mortgage
      Loans Have Risks that May Affect
      Payments on Your Certificates ............   12
   Borrowers May Be Unable to Make
      Balloon Payments .........................   14
   Credit Support May Not Cover Losses .........   14
   Assignment of Leases and Rents May Be
      Limited By State Law .....................   15
   Failure to Comply with Environmental
      Law May Result in Additional Losses ......   15
   Hazard Insurance May Be Insufficient to
      Cover all Losses on Mortgaged
      Properties ...............................   16
   Poor Property Management May
      Adversely Affect the Performance of
      the Related Mortgaged Property ...........   16
   One Action Jurisdiction May Limit the
      Ability of the Servicer to Foreclose on
      a Mortgaged Property .....................   16
   Rights Against Tenants may be Limited
      if Leases are not Subordinate to
      Mortgage or do not Contain
      Attornment Provisions ....................   17
   If Mortgaged Properties are not in
      Compliance with Current Zoning Laws
      Restoration Following a Casualty Loss
      may be Limited ...........................   17
   Inspections of the Mortgaged
      Properties will be Limited ...............   17
   Compliance with Americans with
      Disabilities Act may result in

   Some Certificates May Not be
      Appropriate for Benefit Plans ............   18
   Certain Federal Tax Considerations
      Regarding Residual Certificates ..........   18
   Certain Federal Tax Considerations
      Regarding Original Issue Discount ........   19
   Bankruptcy Proceedings Could
      Adversely Affect Payments on Your
      Certificates .............................   19
   Book-Entry System for Certain Classes
      May Decrease Liquidity and Delay
      Payment ..................................   19
   Delinquent and Non-Performing
      Mortgage Loans Could Adversely

   Certain Shortfalls in Collections of

   Controlled Amortization Classes and
      Companion Classes ........................   30
   Other Factors Affecting Yield, Weighted

   Distributions of Interest on the
      Certificates .............................   35
   Distributions of Principal on the
      Certificates .............................   36
   Distributions on the Certificates in
      Respect of Prepayment Premiums or

                                       iii

   Termination ................................   40
   Book-Entry Registration and Definitive
      Certificates ............................   40
DESCRIPTION OF THE POOLING
   AGREEMENTS .................................   42
   General ....................................   42
   Assignment of Mortgage Loans;
      Repurchases .............................   42
   Representations and Warranties;
      Repurchases .............................   43
   Collection and Other Servicing

   Modifications, Waivers and
      Amendments of Mortgage Loans ............   48
   Realization Upon Defaulted Mortgage
      Loans ...................................   49
   Hazard Insurance Policies ..................   49
   Due-on-Sale and Due-on-Encumbrance
      Provisions ..............................   50
   Servicing Compensation and Payment
      of Expenses .............................   50
   Evidence as to Compliance ..................   51
   Certain Matters Regarding the Master

   Resignation and Removal of the

   Insurance or Guarantees with Respect

CERTAIN LEGAL ASPECTS OF MORTGAGE

   Default Interest and Limitations on

   Forfeiture For Drug, RICO and Money
      Laundering Violations ...................   69
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ...............................   69
   Federal Income Tax Consequences for
      REMIC Certificates ......................   70
   General ....................................   70
   Characterization of Investments in

      Election to Treat All Interest Under
         the Constant Yield Method ............   78
      Sale or Exchange of Regular

      Treatment of Certain Items of REMIC
         Income and Expense ...................   82
      Limitations on Offset or Exemption of
         REMIC Income .........................   83
      Tax-Related Restrictions on Transfer
         of Residual Certificates .............   84
      Sale or Exchange of a Residual
         Certificate ..........................   87
      Mark to Market Regulations ..............   88
   Taxes That May Be Imposed on the
      REMIC Pool ..............................   88
      Prohibited Transactions .................   88
      Contributions to the REMIC Pool After
         the Startup Day ......................   88

                                       iv

   Net Income from Foreclosure Property ........    89
   Liquidation of the REMIC Pool ...............    89
   Administrative Matters ......................    89
   Limitations on Deduction of Certain

   Federal Income Tax Consequences for
      Certificates as to Which no REMIC

      Sale or Exchange of Standard

   Reporting Requirements and Backup
      Withholding ..............................    99
   Taxation of Certain Foreign Investors .......    99
STATE AND OTHER TAX

   Unrelated Business Taxable Income;

INCORPORATION OF CERTAIN

                                       v

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                       vi

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates.........   Mortgage pass-through certificates, issuable
                                 in series.

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly owned subsidiary of
                                 JPMorgan Chase Bank, a New York banking
                                 corporation, which is a wholly owned subsidiary
                                 of J.P. Morgan Chase & Co., a Delaware
                                 corporation.

Master Servicer...............   The master servicer, if any, for a series of
                                 certificates will be named in the related
                                 prospectus supplement. The master servicer for
                                 any series of certificates may be an affiliate
                                 of the depositor or a special servicer.

Special Servicer..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the
                                 circumstances under which a special servicer
                                 will be appointed will be described, in the
                                 related prospectus supplement. A special
                                 servicer for any series of certificates may be
                                 an affiliate of the depositor or the master
                                 servicer.

Trustee.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

The Trust Assets..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in a trust fund consisting primarily
                                 of:

A. Mortgage Assets............   The mortgage assets with respect to each
                                 series of certificates will, in general,
                                 consist of a pool of loans secured by liens on,
                                 or security interests in:

                                 o  residential properties consisting of five or
                                    more rental or cooperatively-owned dwelling
                                    units or shares allocable to a number of
                                    those units and the related leases; or

                                 o  office buildings, shopping centers, retail
                                    stores and establishments, hotels or motels,
                                    nursing homes, hospitals or other
                                    health-care related facilities, mobile home
                                    parks, warehouse facilities, mini-warehouse
                                    facilities, self-storage facilities,
                                    industrial plants, parking lots, mixed use
                                    or various other types of income-producing
                                    properties described in this prospectus or
                                    unimproved land.

                                       1

                                 If so specified in the related prospectus
                                 supplement, a trust fund may include mortgage
                                 loans secured by liens on real estate projects
                                 under construction. No one will guarantee the
                                 mortgage loans, unless otherwise provided in
                                 the related prospectus supplement. If so
                                 specified in the related prospectus
                                 supplement, some mortgage loans may be
                                 delinquent. In no event will delinquent
                                 mortgage loans comprise 20 percent or more of
                                 the trust fund at the time the mortgage loans
                                 are transferred to the trust fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                 o  may provide for no accrual of interest or
                                    for accrual of interest at a mortgage
                                    interest rate that is fixed over its term or
                                    that adjusts from time to time, or that the
                                    borrower may elect to convert from an
                                    adjustable to a fixed mortgage interest
                                    rate, or from a fixed to an adjustable
                                    mortgage interest rate;

                                 o  may provide for level payments to maturity
                                    or for payments that adjust from time to
                                    time to accommodate changes in the mortgage
                                    interest rate or to reflect the occurrence
                                    of certain events, and may permit negative
                                    amortization;

                                 o  may be fully amortizing or partially
                                    amortizing or non-amortizing, with a balloon
                                    payment due on its stated maturity date;

                                 o  may prohibit prepayments over its term or
                                    for a certain period and/or require payment
                                    of a premium or a yield maintenance penalty
                                    in connection with certain prepayments; and

                                 o  may provide for payments of principal,
                                    interest or both, on due dates that occur
                                    monthly, quarterly, semi-annually or at
                                    another interval specified in the related
                                    prospectus supplement.

                                 Some or all of the mortgage loans in any trust
                                 fund may have been originated by an affiliate
                                 of the depositor. See "Description of the
                                 Trust Funds--Mortgage Loans" in this
                                 prospectus.

                                 If specified in the related prospectus
                                 supplement, the mortgage assets with respect
                                 to a series of certificates may also include,
                                 or consist of:

                                 o  private mortgage participations, mortgage
                                    pass-through certificates or other
                                    mortgage-backed securities; or

                                 o  Certificates insured or guaranteed by any of
                                    the Federal Home Loan Mortgage Corporation,
                                    the Federal National Mortgage Association,
                                    the

                                       2

                                    Governmental National Mortgage Association
                                    or the Federal Agricultural Mortgage
                                    Corporation.

                                 Each of the above mortgage assets will
                                 evidence an interest in, or will be secured by
                                 a pledge of, one or more mortgage loans that
                                 conform to the descriptions of the mortgage
                                 loans contained in this prospectus. See
                                 "Description of the Trust Funds--MBS" in this
                                 prospectus.

B. Certificate Account .......   Each trust fund will include one or more
                                 certificate accounts established and maintained
                                 on behalf of the certificateholders. The person
                                 or persons designated in the related prospectus
                                 supplement will be required to, to the extent
                                 described in this prospectus and in that
                                 prospectus supplement, deposit all payments and
                                 other collections received or advanced with
                                 respect to the mortgage assets and other assets
                                 in the trust fund into the certificate
                                 accounts. A certificate account may be
                                 maintained as an interest bearing or a
                                 non-interest bearing account, and its funds may
                                 be held as cash or invested in certain
                                 obligations acceptable to the rating agencies
                                 rating one or more classes of the related
                                 series of offered certificates. See
                                 "Description of the Trust Funds--Certificate
                                 Accounts" and "Description of the Pooling
                                 Agreements--Certificate Account" in this
                                 prospectus.

C. Credit Support ............   If so provided in the related prospectus
                                 supplement, partial or full protection against
                                 certain defaults and losses on the mortgage
                                 assets in the related trust fund may be
                                 provided to one or more classes of certificates
                                 of the related series in the form of
                                 subordination of one or more other classes of
                                 certificates of that series, which other
                                 classes may include one or more classes of
                                 offered certificates, or by one or more other
                                 types of credit support, such as a letter of
                                 credit, insurance policy, guarantee, reserve
                                 fund or another type of credit support
                                 described in this prospectus, or a combination
                                 of these features. The amount and types of any
                                 credit support, the identification of any
                                 entity providing it and related information
                                 will be set forth in the prospectus supplement
                                 for a series of offered certificates. See "Risk
                                 Factors--Credit Support May Not Cover Losses,"
                                 "Description of the Trust Funds--Credit
                                 Support" and "Description of Credit Support" in
                                 this prospectus.

D. Cash Flow Agreements.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed
                                 investment contracts pursuant to which moneys
                                 held in the funds and accounts established for
                                 the related series will be invested at a
                                 specified rate. The trust fund may also

                                       3

                                 include interest rate exchange agreements,
                                 interest rate cap or floor agreements, or
                                 currency exchange agreements, all of which are
                                 designed to reduce the 3 effects of interest
                                 rate or currency exchange rate fluctuations on
                                 the mortgage assets or on one or more classes
                                 of certificates. The principal terms of that
                                 guaranteed investment contract or other
                                 agreement, including, without limitation,
                                 provisions relating to the timing, manner and
                                 amount of any corresponding payments and
                                 provisions relating to their termination, will
                                 be described in the prospectus supplement for
                                 the related series. In addition, the related
                                 prospectus supplement will contain certain
                                 information that pertains to the obligor under
                                 any cash flow agreements of this type. See
                                 "Description of the Trust Funds--Cash Flow
                                 Agreements" in this prospectus.

Description of Certificates...   We will offer certificates in one or more
                                 classes of a series of certificates issued
                                 pursuant to a pooling and servicing agreement
                                 or other agreement specified in the related
                                 prospectus supplement. The certificates will
                                 represent in the aggregate the entire
                                 beneficial ownership interest in the trust fund
                                 created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series,
                                 may consist of one or more classes of
                                 certificates that, among other things:

                                 o  are senior or subordinate to one or more
                                    other classes of certificates in entitlement
                                    to certain distributions on the
                                    certificates;

                                 o  are principal-only certificates entitled to
                                    distributions of principal, with
                                    disproportionately small, nominal or no
                                    distributions of interest;

                                 o  are interest-only certificates entitled to
                                    distributions of interest, with
                                    disproportionately small, nominal or no
                                    distributions of principal;

                                 o  provide for distributions of interest on, or
                                    principal of, the certificates that begin
                                    only after the occurrence of certain events,
                                    such as the retirement of one or more other
                                    classes of certificates of that series;

                                 o  provide for distributions of principal of
                                    the certificates to be made, from time to
                                    time or for designated periods, at a rate
                                    that is faster, or slower than the rate at
                                    which payments or other collections of
                                    principal are received on the mortgage
                                    assets in the related trust fund;

                                       4

                                 o  provide for controlled distributions of
                                    principal to be made based on a specified
                                    schedule or other methodology, subject to
                                    available funds; or

                                 o  provide for distributions based on
                                    collections of prepayment premiums, yield
                                    maintenance penalties or equity
                                    participations on the mortgage assets in the
                                    related trust fund.

                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a
                                 residual interest in the trust fund, will have
                                 a stated principal balance. Each class of
                                 certificates, other than principal-only
                                 certificates and residual certificates, will
                                 accrue interest on its stated principal
                                 balance or, in the case of interest-only
                                 certificates, on a notional amount. Each class
                                 of certificates entitled to interest will
                                 accrue interest based on a fixed, variable or
                                 adjustable pass-through interest rate. The
                                 related prospectus supplement will specify the
                                 principal balance, notional amount and/or
                                 fixed pass-through interest rate, or, in the
                                 case of a variable or adjustable pass-through
                                 interest rate, the method for determining that
                                 rate, as applicable, for each class of offered
                                 certificates.

                                 The certificates will not be guaranteed or
                                 insured by anyone, unless otherwise provided
                                 in the related prospectus supplement. See
                                 "Risk Factors--The Assets of the Trust Fund
                                 may not be Sufficient to Pay Your
                                 Certificates" and "Description of the
                                 Certificates" in this prospectus.

Distributions of Interest on the
 Certificates ................   Interest on each class of offered
                                 certificates, other than certain classes of
                                 principal-only certificates and certain classes
                                 of residual certificates, of each series will
                                 accrue at the applicable fixed, variable or
                                 adjustable pass-through interest rate on the
                                 principal balance or, in the case of certain
                                 classes of interest-only certificates, on the
                                 notional amount, outstanding from time to time.
                                 Interest will be distributed to you as provided
                                 in the related prospectus supplement on
                                 specified distribution dates. Distributions of
                                 interest with respect to one or more classes of
                                 accrual certificates may not begin until the
                                 occurrence of certain events, such as the
                                 retirement of one or more other classes of
                                 certificates, and interest accrued with respect
                                 to a class of accrual certificates before the
                                 occurrence of that event will either be added
                                 to its principal balance or otherwise deferred.
                                 Distributions of interest with respect to one
                                 or more classes of certificates may be reduced
                                 to the extent of certain delinquencies, losses
                                 and other contingencies

                                       5

                                 described in this prospectus and in the
                                 related prospectus supplement. See "Risk
                                 Factors--Prepayments of the Mortgage Assets
                                 will Affect the Timing of Your Cash Flow and
                                 May Affect Your Yield"; "Yield and Maturity
                                 Considerations" and "Description of the
                                 Certificates--Distributions of Interest on the
                                 Certificates" in this prospectus.

Distributions of Principal of
 the Certificates ............   Each class of certificates of each series,
                                 other than certain classes of interest-only
                                 certificates and certain classes of residual
                                 certificates, will have a principal balance.
                                 The principal balance of a class of
                                 certificates will represent the maximum amount
                                 that you are entitled to receive as principal
                                 from future cash flows on the assets in the
                                 related trust fund.

                                 Distributions of principal with respect to one
                                 or more classes of certificates may:

                                 o  be made at a rate that is faster, and, in
                                    some cases, substantially faster, than the
                                    rate at which payments or other collections
                                    of principal are received on the mortgage
                                    assets in the related trust fund;

                                 o  or may be made at a rate that is slower,
                                    and, in some cases, substantially slower,
                                    than the rate at which payments or other
                                    collections of principal are received on the
                                    mortgage assets in the related trust fund;

                                 o  not commence until the occurrence of certain
                                    events, such as the retirement of one or
                                    more other classes of certificates of the
                                    same series;

                                 o  be made, subject to certain limitations,
                                    based on a specified principal payment
                                    schedule resulting in a controlled
                                    amortization class of certificates; or

                                 o  be contingent on the specified principal
                                    payment schedule for a controlled
                                    amortization class of the same series and
                                    the rate at which payments and other
                                    collections of principal on the mortgage
                                    assets in the related trust fund are
                                    received.

                                 Unless otherwise specified in the related
                                 prospectus supplement, distributions of
                                 principal of any class of offered certificates
                                 will be made on a pro rata basis among all of
                                 the certificates of that class. See
                                 "Description of the Certificates--Distributions
                                 of Principal on the Certificates" in this
                                 prospectus.

Advances......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage
                                 loans, the master servicer, a special servicer,
                                 the trustee, any provider of credit

                                       6

                                 support and/or any other specified person may
                                 be obligated to make, or have the option of
                                 making, certain advances with respect to
                                 delinquent scheduled payments of principal
                                 and/or interest on those mortgage loans. Any
                                 of the advances of principal and interest made
                                 with respect to a particular mortgage loan
                                 will be reimbursable from subsequent
                                 recoveries from the related mortgage loan and
                                 otherwise to the extent described in this
                                 prospectus and in the related prospectus
                                 supplement. If provided in the prospectus
                                 supplement for a series of certificates, any
                                 entity making these advances may be entitled
                                 to receive interest on those advances while
                                 they are outstanding, payable from amounts in
                                 the related trust fund. If a trust fund
                                 includes mortgage participations, pass-through
                                 certificates or other mortgage-backed
                                 securities, any comparable advancing
                                 obligation will be described in the related
                                 prospectus supplement. See "Description of the
                                 Certificates--Advances in Respect of
                                 Delinquencies" in this prospectus.

Termination...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related
                                 trust fund may be sold, causing an early
                                 termination of a series of certificates in the
                                 manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus
                                 supplement, upon the reduction of the principal
                                 balance of a specified class or classes of
                                 certificates by a specified percentage or
                                 amount, the party specified in the prospectus
                                 supplement may be authorized or required to bid
                                 for or solicit bids for the purchase of all of
                                 the mortgage assets of the related trust fund,
                                 or of a sufficient portion of the mortgage
                                 assets to retire the class or classes, as
                                 described in the related prospectus supplement.
                                 See "Description of the
                                 Certificates--Termination" in this prospectus.

Registration of Book-Entry
 Certificates ................   If so provided in the related prospectus
                                 supplement, one or more classes of the offered
                                 certificates of any series will be book-entry
                                 certificates offered through the facilities of
                                 The Depository Trust Company. Each class of
                                 book-entry certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of a nominee of The
                                 Depository Trust Company. No person acquiring
                                 an interest in a class of book-entry
                                 certificates will be entitled to receive
                                 definitive certificates of that class in fully
                                 registered form, except under the limited
                                 circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and "Description of the
                                 Certificates--Book-Entry

                                       7

                                 Registration and Definitive Certificates" in
                                 this prospectus.

Certain Federal Income Tax
 Consequences.................   The federal income tax consequences to
                                 certificateholders will vary depending on
                                 whether one or more elections are made to treat
                                 the trust fund or specified portions of the
                                 trust fund as one or more "real estate mortgage
                                 investment conduits" (each, a "REMIC") under
                                 the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of
                                 certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this
                                 prospectus.

Certain ERISA Considerations...  If you are a fiduciary of any retirement plans or certain other employee benefit plans
                                 and arrangements, including individual
                                 retirement accounts, annuities, Keogh plans,
                                 and collective investment funds and insurance
                                 company general and separate accounts in which
                                 those plans, accounts, annuities or
                                 arrangements are invested, that are subject to
                                 ERISA or Section 4975 of the Internal Revenue
                                 Code, you should carefully review with your
                                 legal advisors whether the purchase or holding
                                 of offered certificates could give rise to a
                                 transaction that is prohibited or is not
                                 otherwise permissible either under ERISA or the
                                 Internal Revenue Code. See "Certain ERISA
                                 Considerations" in this prospectus and in the
                                 related prospectus supplement.

Legal Investment..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will
                                 constitute "mortgage related securities" for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus and in the related prospectus
                                 supplement.

Rating........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least
                                 investment grade by one or more nationally
                                 recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in
                                 the related prospectus supplement.

                                       8

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR
CHARACTERISTICS

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates;
however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the
Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

     o    The perceived liquidity of the certificates;

     o    The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

     o    The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

     o    The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     Unless otherwise specified in the related prospectus supplement,

     o    The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

                                       9

     o    The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND
MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o    A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk"
          or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o    A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such

                                       10

as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.
As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

     o    principal prepayments on the related mortgage loans will be made;

     o    the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o    the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the

                                       11

behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS
ON YOUR CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus.
Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one- to-four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o    Changes in general or local economic conditions and/or specific industry segments;

     o    Declines in real estate values;

     o    Declines in rental or occupancy rates;

     o    Increases in interest rates, real estate tax rates and other operating expenses;

     o    Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o    Acts of God; and

     o    Other factors beyond the control of a master servicer or special servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o    Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o    Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

                                       12

     o    The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o    Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    Construction of competing hotels or resorts;

     o    Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o    Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o    Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.
The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that

                                       13

mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments)
at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o    The value of the related mortgaged property;

     o    The level of available mortgage interest rates at the time of sale or refinancing;

     o    The borrower's equity in the related mortgaged property;

     o    The financial condition and operating history of the borrower and the related mortgaged property;

     o    Tax laws and rent control laws, with respect to certain residential properties;

     o    Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o    Prevailing general economic conditions; and

     o    The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

                                       14

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates.
Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do
Not Address Prepayment Risks," "Description of the Certificates" and
"Description of Credit Support" in this prospectus.

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in
this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at
"off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a

                                       15

secured lender (such as the trust) may be liable as an "owner" or "operator"
for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal
Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED
PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED
MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

     o    operating the properties;

     o    providing building services;

     o    establishing and implementing the rental structure;

     o    managing operating expenses;

     o    responding to changes in the local market; and

     o    advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A
MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one "one action" to enforce a mortgage obligation, and some courts have construed the term "one action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

                                       16

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE
OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS
RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements)
but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.
Insurance proceeds may not be sufficient to pay off such mortgage loan in full.
In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

                                       17

PROPERTY INSURANCE

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o    fire;

     o    lightning;

     o    explosion;

     o    smoke;

     o    windstorm and hail; and

     o    riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling
Agreements--Hazard Insurance Policies" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the
Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to
ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the
REMIC taxable income may be treated as "excess inclusion" income to you, which:

     o    generally, will not be subject to offset by losses from other activities;

     o    if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

     o    if you are a foreign holder, will not qualify for exemption from withholding tax.

                                       18

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry

                                       19

certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC.
Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

     o    the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

     o    your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

     o    your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository
          Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

     o    you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.
In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than
90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the
Trust Funds--Mortgage Loans--General" in this prospectus.

                                       20

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of:

     1. various types of multifamily or commercial mortgage loans,

     2. mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

     3. a combination of mortgage loans and MBS.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor")
will establish each trust fund. Each mortgage asset will be selected by the
Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage
Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the
"Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

     o    Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o    Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each
Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of

                                       21

certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related
Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that
Mortgaged Property during that period other than:

     o    non-cash items such as depreciation and amortization,

     o    capital expenditures, and

     o    debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net
Leases"). However, the existence of these "net of expense"

                                       22

provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the
"Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio
(expressed as a percentage) of

     o    the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged
          Property to

     o    the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a)  the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

     (b)  the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o    the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o    the cost replacement method which calculates the cost of replacing the property at that date,

     o    the income capitalization method which projects value based upon the property's projected net cash flow, or

     o    upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have
Risks that May Affect Payments on Your Certificates" and "--Borrowers May Be
Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan:

     o    will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

                                       23

     o    may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o    may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o    may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o    may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an
"Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o    the type or types of property that provide security for repayment of the mortgage loans,

     o    the earliest and latest origination date and maturity date of the mortgage loans,

     o    the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o    the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original
          Loan-to-Value Ratio of the mortgage loans,

     o    the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o    with respect to mortgage loans with adjustable mortgage interest rates
          ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

     o    information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

                                       24

     o    the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt
          Service Coverage Ratios, and the weighted average of the Debt Service
          Coverage Ratios, and

     o    the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

     MBS may include:

     o    private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

     o    certificates insured or guaranteed by the Federal Home Loan Mortgage
          Corporation ("FHLMC"), the Federal National Mortgage Association
          ("FNMA"), the Governmental National Mortgage Association ("GNMA") or
          the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each
          MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement
(an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee")
or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS
Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS
Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o    the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o    the original and remaining term to stated maturity of the MBS, if applicable,

                                       25

     o    the pass-through or bond rate of the MBS or the formula for determining the rates,

     o    the payment characteristics of the MBS,

     o    the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o    a description of the credit support, if any,

     o    the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o    the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o    the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in
          Prospectus Supplements" above, and

     o    the characteristics of any cash flow agreements that relate to the
          MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and
"Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow
Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                                       26

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk
Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash
Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due
Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the

                                       27

related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling
Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the
Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.
Accordingly, the yield on those interest-only certificates will be inversely related to the rate

                                       28

at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

     o  the availability of mortgage credit,

     o  the relative economic vitality of the area in which the Mortgaged
        Properties are located,

     o  the quality of management of the Mortgaged Properties,

     o  the servicing of the mortgage loans,

     o  possible changes in tax laws and other opportunities for investment,

     o  the existence of Lock-out Periods,

     o  requirements that principal prepayments be accompanied by Prepayment
        Premiums, and

     o  by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the
ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the

                                       29

certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments
(for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant
Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption
("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb
"excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment

                                       30

on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and

                                       31

perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates.
Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate.
Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

                                       32

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

     1.   amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

     2.   Excess Funds, or

     3.   any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess
Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity
Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                 THE DEPOSITOR

     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is
a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The Depositor maintains its principal office at 270 Park Avenue,
New York, New York 10017. Its telephone number is (212) 834-9299. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                                       33

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o    provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o    are senior (collectively, "Senior Certificates") or subordinate
          (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o    are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o    are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o    provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o    provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o    provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o    provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry
Certificates") through the facilities of The Depository Trust Company ("DTC").
The offered certificates of each series (if issued as Definitive Certificates)
may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk
Factors--Your Ability to Resell Certificates may be Limited Because of Their
Characteristics" and "--Book-Entry System for Certain Classes May Decrease
Liquidity and Delay Payment" in this prospectus.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the
Available Distribution Amount for that series and that distribution date.
Unless otherwise provided in the related prospectus supplement, the "Available
Distribution Amount" for any series of certificates and any

                                       34

distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the
Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the
Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether
Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates")
that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual
Certificates"), and other than any class of principal-only certificates or
Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of
Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest"
for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the
Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

     1.   based on the principal balances of some or all of the mortgage assets in the related trust fund,

                                       35

     2.   equal to the principal balances of one or more other classes of certificates of the same series, or

     3.   an amount or amounts specified in the applicable prospectus supplement.

     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued
Certificate Interest that is otherwise distributable on, or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of)
a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk
Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash
Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of
Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any
Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.
Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal

                                       36

with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those
Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that

                                       37

certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o  the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o  the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o  the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
        (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o  the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o  if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o  if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o  information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

     o  if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

                                       38

     o  if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o  the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued
        Certificate Interest has been added to that balance;

     o  if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o  the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o  if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o  to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue
Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that
MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

                                       39

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment"
in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and
"--Resignation and Removal of the Trustee" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o  the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o  the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations
("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with
DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange,
Inc., the American Stock Exchange, Inc. and the National Association of
Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry
Certificates on DTC's records.

                                       40

The ownership interest of each actual purchaser of a Book-Entry Certificate (a
"Certificate Owner") is in turn to be recorded on the Direct and Indirect
Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate
Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry
Certificates; DTC's records reflect only the identity of the Direct
Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time.
Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate
Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry
Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive
Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o  the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

     o  the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Book-Entry
        Certificates agree to initiate such termination.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of
Definitive Certificates. Upon surrender by DTC

                                       41

of the certificate or certificates representing a class of Book-Entry
Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the
Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive
Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling
Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party.
All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the
Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling
Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related
Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits)
that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase
Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York
10017, Attention: President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged
Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include

                                       42

the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the
Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage
Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.
If so provided in the prospectus supplement for a series of certificates, a
Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset
Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so.
Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the
Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o  the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o  the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related
        Mortgage;

     o  the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o  the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the
Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the

                                       43

Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the
Depositor nor the master servicer, in either case unless it is the Warranting
Party, will be obligated to purchase or replace a mortgage loan if a Warranting
Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

     1.   the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

     2.   applicable law, and

     3.   the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling
Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;
managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to

                                       44

those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the
Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and
"--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series
("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds

                                       45

relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling
Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

     1.   all payments on account of principal, including principal prepayments, on the mortgage loans;

     2.   all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3.   all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and
          Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation
          Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any
          Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

     4.   any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

     5.   any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies" in this prospectus;

     6.   any amounts paid under any Cash Flow Agreement, as described under
          "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

     7.   all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage
          Asset Seller or any other specified person as described under
          "--Assignment of Mortgage Loans; Repurchases" and "--Representations
          and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under
          "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under
          "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

     8.   any amounts paid by the master servicer to cover Prepayment Interest
          Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

                                       46

     9.   to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

     10.  all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

     11.  any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12.  any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1.   to make distributions to the certificateholders on each distribution date;

     2.   to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

     3.   to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in
          Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     4.   to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent
          Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

     5.   to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4)
          above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise
          distributable on one or more classes of Subordinate Certificates of the related series;

                                       47

     6.   if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

     7.   if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

     8.   to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the
          Master Servicer and the Depositor" in this prospectus;

     9.   if described in the related prospectus supplement, to pay the fees of trustee;

     10.  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters
          Regarding the Trustee" in this prospectus;

     11.  if described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12.  if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     13.  to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14.  to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any
          Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

     15.  if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax
          Consequences--Federal Income Tax Consequences for REMIC Certificates"
          and "--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

     16.  to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

     17.  to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of
          certificateholders;

     18.  to make any other withdrawals permitted by the related Pooling
          Agreement and described in the related prospectus supplement; and

     19.  to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

                                       48

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged
Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged
Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal
Aspects of Mortgage Loans" in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and
Mortgage Note) will be deposited in the related certificate account. The
Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

                                       49

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.
Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2)
that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.
Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property.
See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund.
Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and

                                       50

reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single
Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit
Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the
Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the
Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the
Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the
Pooling Agreement.

EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related
Pooling Agreement.

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling
Agreement, which remedies may

                                       51

include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.

AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

     1.   to cure any ambiguity,

     2.   to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

     3.   to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4.   to comply with any requirements imposed by the Code, or

     5.   for any other purpose specified in the related prospectus supplement;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment
(other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

     1.   reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

     2.   adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

     3.   modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling
Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

                                       52

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement.
However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling
Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the
Depositor, the servicer, the special servicer and to all certificateholders.
Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or

                                       53

proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                                       54

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.
If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o    the nature and amount of coverage under the credit support,

     o    any conditions to payment under the credit support not otherwise described in this prospectus,

     o    any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

     o    the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

     o    a brief description of its principal business activities;

     o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o    its total assets, and its stockholders' equity or policyholders'
          surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover
          Losses" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

                                       55

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the
Depositor to be material, a copy of that instrument will accompany the Current
Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C
Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the
Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be

                                       56

deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See
"Description of the Trust Funds--Mortgage Loans" in this prospectus.

GENERAL

     Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged
Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.
In contrast, a deed of trust is

                                       57

a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the
Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws"
below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

                                       58

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the

                                       59

entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v.
Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy
Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1)
the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is
"reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the
United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.
Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental
Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

                                       60

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.
The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on

                                       61

the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the
Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid.
Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court
(provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. If this is done the full amount due under the original loan may never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash

                                       62

collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding.
The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.
Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments

                                       63

in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.
Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy
Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets.
Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended
(also known as "CERCLA") and the laws of

                                       64

certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

     o    may pose an imminent or substantial endangerment to the public health or welfare or the environment,

     o    may result in a release or threatened release of any hazardous material, or

     o    may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person
"who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

                                       65

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository
Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.
Where a borrower encumbers a

                                       66

mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

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SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"),
a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service or the National Oceanic
and Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

   1.  hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

   2.  the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the
"ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial

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resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the
United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the
Code as well as regulations (the "REMIC Regulations") promulgated by the U.S.
Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder"
in this discussion generally mean the beneficial owner of a certificate.

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            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of
"Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates,
Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

     1.   the making of an election,

     2.   compliance with the Pooling Agreement and any other governing documents and

     3.   compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code,

each REMIC Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the
Residual Certificates will be considered to be "residual interests" in the
REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.
See "--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made" below.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in
Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment.
REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the
REMIC Certificates will qualify for the corresponding status in their entirety.
Mortgage Loans held by the REMIC Pool that have been defeased with U.S.
Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC
Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular
Certificates will be "qualified mortgages" for another REMIC for purposes of

                                       70

Code Section 860G(a)(3) and "permitted assets" for a financial asset securitization investment trust for purposes of Section 860L(c). REMIC
Certificates held by a regulated investment company will not constitute
"Government Securities" within the meaning of Code Section 851(b)(3)(A)(i).
REMIC Certificates held by certain financial institutions will constitute an
"evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages"
and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide
"reasonable arrangements" to prevent its residual interest from being held by
"disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See
"--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of
Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i)
whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

     1.   the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day
          (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

     2.   substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

     o    a mortgage in default or as to which default is reasonably foreseeable,

     o    a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

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     o    a mortgage that was fraudulently procured by the mortgagor, and

     o    a mortgage that was not in fact principally secured by real property
          (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the
Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC
Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the
REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a
REMIC Pool also must meet certain requirements. All of the interests in a REMIC
Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments
(or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the
Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with

                                       72

multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the
Regular Certificates may be treated as equity interests in the REMIC Pool. The
Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for
REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986
(the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC
Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

   General.

     A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as
they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

   Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount"
within the meaning of Code Section 1273(a). Holders of any class of Regular
Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations
(the "OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.
Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.
A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular
Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the
Depositor intends to treat the issue price of a class as to

                                       73

which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular
Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.
The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID
Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the
Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an
"interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated
redemption price at maturity of the Regular Certificate. The Conference
Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption
with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All
Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period.
With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The

                                       74

Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment
Assumption. Other than as discussed below with respect to a Random Lot
Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

     1.   the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated
          redemption price at maturity and (b) the distributions made on the
          Regular Certificate during the accrual period that are included in the
          Regular Certificate's stated redemption price at maturity, over

     2.   the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     1.   the yield to maturity of the Regular Certificate at the issue date,

     2.   events (including actual prepayments) that have occurred prior to the end of the accrual period, and

     3.   the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular
Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular
Certificate's stated redemption price at maturity that were made on the Regular
Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of
Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the
OID Regulations, but with the rate of accrual of original issue discount

                                       75

determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

   Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to
Treat All Interest Under the Constant Yield Method" below.

   Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

     1.   the issue price does not exceed the original principal balance by more than a specified amount, and

     2.   the interest compounds or is payable at least annually at current values of

          (a)  one or more "qualified floating rates,"

          (b)  a single fixed rate and one or more qualified floating rates,

          (c)  a single "objective rate," or

          (d)  a single fixed rate and a single objective rate that is a
               "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the
OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID
Regulations. It is possible that a class of this type may be considered to bear
"contingent interest" within the meaning of the OID Regulations. The OID
Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular
Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular
Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the

                                       76

highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser"
rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.
Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

   Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

   Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated
interest) (1) is exceeded by the then-current principal amount of the Regular
Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular
Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in

                                       77

a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act
provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular
Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the
Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest
Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See
"--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

   Premium.

     A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset"
within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the
Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular
Certificate rather than as a separate deduction item. See "--Election to Treat
All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

   Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being

                                       78

treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest"
includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.
However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter.
The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

   Sale or Exchange of Regular Certificates.

    If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular
Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

     1.   if a Regular Certificate is held as part of a "conversion transaction"
          as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable
          Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

     2.   in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

     3.   to the extent that the gain does not exceed the excess, if any, of (a)
          the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

                                       79

     Investors that recognize a loss on a sale or exchange of the Regular
Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

   Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular
Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular
Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

   Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and
will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter

                                       80

ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of
Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     1.   the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     2.   all bad loans will be deductible as business bad debts, and

     3.   the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual
Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the
Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of
Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the
REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual
Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return.

                                       81

   Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter.
The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual
Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the
REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual
Certificate as an offset to its share of the taxable income of the related
REMIC Pool. However, that taxable income will not include cash received by the
REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets.
That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the
REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the
REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the
Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

     Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future
Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and
Expense--Market Discount" below regarding the basis of mortgage loans to the
REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

   Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans

                                       82

and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under
"--Taxation of Regular Certificates--Original Issue Discount" and "--Variable
Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under
"--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC
Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the
REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the
REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market
Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method;
however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

   Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the

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adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual
Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition,
REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related
Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See
"--Taxation of Certain Foreign Investors--Residual Certificates" below.
Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual
Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

   Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that
Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC
Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable
Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the
Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified
Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the
Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the

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record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the
Residual Certificate that are allocable to the interest in the Pass-Through
Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified
Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the
Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

     1.   "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization
          (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code
          Section 511,

     2.   "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis.
          Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity,
          and

     3.   an "electing large partnership" means any partnership having more than
          100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual
Certificate, is not a Disqualified Organization and is not purchasing the
Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual
Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

                                       85

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined under
"--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations"
above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the
REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above.
The transferor must have no actual knowledge or reason to know that those statements are false.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

     (i)  the present value of any consideration given to the transferee to acquire the interest;

     (ii) the present value of the expected future distributions on the interest; and

    (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently
35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

     The assets test is satisfied if (i) the transferee must be a domestic "C"
corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances

                                       86

known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person"
means a citizen or resident of the United States, a corporation or partnership
(except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on
August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

   Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual
Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at
120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to

                                       87

dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the
Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a
"taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

   Mark to Market Regulations.

     The IRS has issued regulations, the "Mark to Market Regulations," under
Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market
Regulations provide that, for purposes of this mark-to-market requirement, a
Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

   Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

     1.   the disposition of a qualified mortgage other than for:

          (a)  substitution within two years of the Startup Day for a defective
               (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

          (b)  foreclosure, default or imminent default of a qualified mortgage,

          (c)  bankruptcy or insolvency of the REMIC Pool, or

          (d)  a qualified (complete) liquidation,

     2.   the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3.   the receipt of compensation for services or

     4.   the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell
REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

   Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool:

     1.   during the three months following the Startup Day,

                                       88

     2.   made to a qualified reserve fund by a Residual Certificateholder,

     3.   in the nature of a guarantee,

     4.   made to facilitate a qualified liquidation or clean-up call, and

     5.   as otherwise permitted in Treasury regulations yet to be issued.

   Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC
Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as
"tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In

                                       89

addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of
(1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular
Certificates, as well as holders of Residual Certificates, where those Regular
Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular
Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation,
REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual
Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

   Regular Certificates.

     Interest, including original issue discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), will be considered "portfolio interest"
and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder"
within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular
Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the
Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax.
Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular
Certificate. The term "Non-U.S. Person" means any person who is not a U.S.
Person.

     The IRS has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide

                                       90

certain information, including a United States taxpayer identification number.
A look-through rule would apply in the case of tiered partnerships. Non-U.S.
Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

   Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS)
were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in
"registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another
REMIC Pool will be, considered obligations issued in registered form.
Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See
"--Taxation of Residual Certificates--Limitations on Offset or Exemption of
REMIC Income" above. If the amounts paid to Residual Certificateholders who are
Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30%
(or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 at a current rate of 28%
(which rate will be increased to 31% commencing after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular
Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular
Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New
Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding.
Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular
Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt

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holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication
938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed
Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Qualification as a REMIC" above.

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              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                      TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as
"Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard
Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below.
Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard
Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that
Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001. As a
result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard
Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the
"stripped bond" and "stripped coupon" rules of the Code, as described under
"--Stripped Certificates" and "--Recharacterization of Servicing Fees," below.

Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates
will have the following status for federal income tax purposes:

     1.   Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by

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          an interest in real property which is . . . residential real property"
          within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that
          Standard Certificate is of the type described in that section of the
          Code.

     2.   Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of
          Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code
          Section 856(c)(3)(B).

     3.   Standard Certificate owned by a REMIC will be considered to represent an "obligation...which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     4.   Standard Certificate owned by a financial asset securitization investment trust will be considered to represent "permitted assets"
          within the meaning of Code Section 860L(c).

Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described under "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium"
above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However,
Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates--
Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual

                                       94

methods described there will not apply and it is unclear whether a Prepayment
Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation
("excess servicing") will cause the mortgage loans to be treated under the
"stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "--Stripped
Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a
Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the
Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), that gain or loss would be capital gain or loss if the Standard
Certificate was held as a capital asset. However, gain on the sale of a
Standard Certificate will be treated as ordinary income (1) if a Standard
Certificate is

                                       95

held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard
Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Investors that recognize a loss on a sale or exchange of the Standard
Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

     1.   we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

     2.   the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard Certificates--
          Recharacterization of Servicing Fees" above), and

     3.   certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under
"--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of
Stripped Certificates for the related period or periods. The holder of a
Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates--
General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the

                                       96

treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each
Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section
1286, Code Sections 1272 through 1275, and the OID Regulations. While under
Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped
Certificates--Possible Alternative Characterizations" below, the OID
Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable
Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount.
In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.
Further, these final regulations provide that the purchaser of a Stripped
Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section
860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section
7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent
"interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each
Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue

                                       97

discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped
Certificate (referred to in this discussion as a "Stripped Certificateholder")
in any taxable year likely will be computed generally as described under
"--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Original Issue Discount" and "--Variable Rate Regular
Certificates" above. However, with the apparent exception of a Stripped
Certificate qualifying as a market discount obligation, as described under
"--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated
redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate.
While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations.
Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a
Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Investors that recognize a loss on a sale or exchange of the Stripped
Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More Than One Class of Stripped Certificates. Where an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of
Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

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     Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

     1.   one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that
          Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2.   as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

     3.   a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of
Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder
at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28.0% (which rate will be increased to 31% commencing after 2010) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold

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tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United
States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the
Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates" above.

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section
3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the
Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in
Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve

                                      100

as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan;
or (c) is an employer maintaining or contributing to the Plan.

     Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section
4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below)
applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United
States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant."
For this purpose, in general, equity participation in a trust fund will be
"significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute
Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the
"Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the
Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption ("PTCE")
95-60 exempt from the application of the prohibited transaction provisions of
Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code
transactions in connection with the acquisition of a security (such

                                      101

as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE
95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE
95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c)
to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c)
Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.
Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of
ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section
501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization,"
which term as defined above includes certain tax-exempt entities not subject to
Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-
Related Restrictions on Transfer of Residual Certificates--Disqualified
Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of offered certificates which will qualify as
"mortgage related securities" will be those that (1) are rated in one of the two highest

                                      102

rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens on real estate and originated by certain types of originators specified in SMMEA. The appropriate characterization of those certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United
States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to

                                      103

numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has
adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's
"investment pilot program" under C.F.R.  Section  703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R.  Section  742.4(b)(2). The Office of Thrift Supervision
(the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement")
of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the
Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above
(and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates)
may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                                      104

                            METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.
Those methods are as follows:

     1.   by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     3.   through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities
Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the
Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

                                      105

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c),
14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the
Depositor should be directed in writing to its principal executive offices at
270 Park Avenue, New York, New York 10017, Attention: President, or by
telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration
Statement") relating to the certificates with the Securities and Exchange
Commission. This prospectus is part of the Registration Statement, but the
Registration Statement includes additional information.

     Copies of the Registration Statement and other filed materials may be read and copied at the Public Reference Section of the Securities and Exchange
Commission, 450 Fifth Street N.W., Washington, D.C. 20549. Information
regarding the operation of the Public Reference Room may be obtained by calling
The Securities and Exchange Commission at 1-800-SEC-0330. The Securities and
Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system.
The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the
EDGAR system at each of the offices referred to above.

                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP,
New York, New York or such other counsel as may be specified in the applicable prospectus supplement.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those

                                      106

holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any.
Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      107

                         INDEX OF PRINCIPAL DEFINITIONS

                                           PAGE
                                          -----
1998 Policy Statement .................    104
401(c) Regulations ....................    102
Accrual Certificates ..................     35
Accrued Certificate Interest ..........     35
ADA ...................................     68
Amendments ............................    101
ARM Loans .............................     24
Available Distribution Amount .........     34
Bankruptcy Code .......................     60
Book-Entry Certificates ...............     34
Cash Flow Agreement ...................     26
CERCLA ................................     64
Certificate Owner .....................     41
certificateholder .....................     69
Code ..................................     39
Cooperatives ..........................     21
CPR ...................................     30
Debt Service Coverage Ratio ...........     22
defective obligation ..................     71
Definitive Certificates ...............     34
Depositor .............................     21
Determination Date ....................     27
Direct Participants ...................     40
Disqualified Organization .............     85
Distribution Date Statement ...........     38
DOL ...................................    101
DTC ...................................     34
Due Dates .............................     23
Due Period ............................     27
EDGAR .................................    106
electing large partnership ............     85
Equity Participation ..................     24
Event of Default ......................     51
Excess Funds ..........................     33
excess servicing ......................     95
Exemptions ............................    101
FAMC ..................................     25
FHLMC .................................     25
FNMA ..................................     25
foreclosure ...........................     62
Garn Act ..............................     66
GNMA ..................................     25
holder ................................     69
Indirect Participants .................     40
Insurance and Condemnation
   Proceeds ...........................     46
L/C Bank ..............................     56
Liquidation Proceeds ..................     46

                                           PAGE
                                          -----
Loan-to-Value Ratio ...................     23
Lock-out Date .........................     24
Lock-out Period .......................     24
market discount .......................     77
MBS ...................................     21
MBS Agreement .........................     25
MBS Issuer ............................     25
MBS Servicer ..........................     25
MBS Trustee ...........................     25
Mortgage Asset Seller .................     21
Mortgage Notes ........................     21
Mortgaged Properties ..................     21
Mortgages .............................     21
NCUA ..................................    104
Net Leases ............................     22
Net Operating Income ..................     22
Nonrecoverable Advance ................     37
Non-SMMEA Certificates ................    103
Non-U.S. Person .......................     90
OCC ...................................    103
OID Regulations .......................     73
OTS ...................................    104
Participants ..........................     40
Parties in Interest ...................    100
Pass-Through Entity ...................     85
Permitted Investments .................     45
Plans .................................    100
Pooling Agreement .....................     42
prepayment ............................     30
Prepayment Assumption .................     74
prepayment collar .....................     30
Prepayment Interest Shortfall .........     27
Prepayment Premium ....................     24
PTCE ..................................    101
Random Lot Certificates ...............     73
Record Date ...........................     35
Reform Act ............................     73
Registration Statement ................    106
Regular Certificateholder .............     73
Regular Certificates ..................     70
Related Proceeds ......................     37
Relief Act ............................     68
REMIC .................................      8
REMIC Certificates ....................     70
REMIC Pool. ...........................     70
REMIC Regulations .....................     69
REO Property ..........................     44
Residual Certificateholders ...........     80

                                      108

                                        PAGE
                                       -----
Residual Certificates ..............     35
secured-creditor exemption .........     65
Securities Act .....................    105
Senior Certificates ................     34
Servicing Standard .................     44
Similar Law ........................    100
SMMEA ..............................    102
SPA ................................     30
Standard Certificateholder .........     93
Standard Certificates ..............     93
Startup Day ........................     71

                                        PAGE
                                       -----
Stripped Certificateholder .........     98
Stripped Certificates ..............     96
Subordinate Certificates ...........     34
Sub-Servicing Agreement ............     45
Title V ............................     67
Treasury ...........................     69
U.S. Person ........................     87
Value ..............................     23
Warranting Party ...................     43

                                      109

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

     The attached diskette contains a Microsoft Excel(1), Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2004-LN2.xls." It provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A-1, Annex A-2, Annex B and Annex C to the prospectus supplement. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet
File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A-1, Annex A-2, Annex B and Annex C to the
prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft
Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

---------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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       YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE
NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

       WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS
NOT PERMITTED.

                            ----------------------

                             PROSPECTUS SUPPLEMENT

                           PROSPECTUS

  Incorporation of Certain Information by

       DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND
PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO
THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE
CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL NOVEMBER
18, 2004.

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                                  $717,763,000
                                 (APPROXIMATE)

                        [J.P. MORGAN CHASE LOGO OMITTED]
                               J.P. MORGAN CHASE
                              COMMERCIAL MORTGAGE
                                SECURITIES CORP.

                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                SERIES 2004-LN2

                    Class A-1 Certificates     $222,090,000
                    Class A-2 Certificates     $430,265,000
                    Class B Certificates       $ 29,589,000
                    Class C Certificates       $ 12,459,000
                    Class D Certificates       $ 23,360,000

                         ------------------------------

                    P R O S P E C T U S   S U P P L E M E N T

                         ------------------------------

                                    JPMORGAN
                             ABN AMRO INCORPORATED
                             [NOMURA LOGO OMITTED]
                           DEUTSCHE BANK SECURITIES

                                AUGUST 12, 2004

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